UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CarLotz, Inc.
Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT
Dear Shift Stockholders and CarLotz Stockholders:
On August 9, 2022, Shift Technologies, Inc. (“Shift”), Shift Remarketing Operations, Inc., a wholly owned subsidiary of Shift (“Merger Sub”), and CarLotz, Inc. (“CarLotz”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides that Merger Sub will, upon the terms and subject to the conditions set forth in the Merger Agreement, merge with and into CarLotz with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift (the “Merger”) at the effective time of the Merger (the “Effective Time”).
Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of Class A common stock, par value $0.0001 per share, of CarLotz (“CarLotz Common Stock”) (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive 0.692158 (the “Exchange Ratio”) of a fully-paid and nonassessable share of Class A common stock, par value $0.0001 per share, of Shift (“Shift Common Stock”), subject to adjustment immediately prior to the Effective Time to equal a ratio calculated as (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding certain CarLotz securities, including earnout shares, earnout restricted stock units, warrants, options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and performance-based restricted stock units that are terminated as of the Effective Time). Shift Stockholders will continue to own their existing shares of Shift Common Stock following the Merger.
Shift Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SFT.” CarLotz Common Stock is traded on the Nasdaq Global Market under the symbol “LOTZ.” CarLotz Warrants are traded on the Nasdaq Global Market under the symbol “LOTZW.”
On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”
Based on the Exchange Ratio, the number of outstanding shares of CarLotz Common Stock and the number of outstanding shares of Shift Common Stock as of August 8, 2022, it is estimated that Shift Stockholders will own approximately 52.89% and CarLotz Stockholders will own approximately 47.11%, respectively, of the outstanding shares of Shift Common Stock on a fully diluted basis immediately following the Effective Time. Shift and CarLotz will each hold a special meeting of their respective stockholders to vote on the proposals necessary to complete the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Proposed Transactions”). Such special meetings are referred to as the “Shift Special Meeting” and the “CarLotz Special Meeting,” respectively. We encourage you to obtain current quotes for both Shift Common Stock and CarLotz Common Stock before voting at the Shift Special Meeting or the CarLotz Special Meeting.
At the Shift Special Meeting, Shift Stockholders will be asked to consider and vote on (i) a proposal to approve the issuance of shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger for purposes of applicable Nasdaq rules (the “Shift Share Issuance Proposal”), (ii) a proposal to approve and adopt an amendment to Shift’s second amended and restated certificate of incorporation (the “Shift Charter”) to effect a reverse stock split of the Shift Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Shift Board, in the form attached as Annex B to this joint proxy statement/prospectus (the “Shift Reverse Stock Split Proposal”), and (iii) a proposal to approve the adjournment of the Shift Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal (the “Shift Adjournment Proposal”). The Shift Board unanimously recommends that Shift Stockholders vote “FOR” each of the proposals to be considered at the Shift Special Meeting.
At the CarLotz Special Meeting, CarLotz Stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement (the “CarLotz Merger Proposal”) and (ii) a proposal to approve the adjournment of the CarLotz Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CarLotz Special Meeting to approve the CarLotz Merger Proposal (the “CarLotz Adjournment Proposal”). The CarLotz Board unanimously recommends that CarLotz Stockholders vote “FOR” each of the proposals to be considered at the CarLotz Special Meeting.
We cannot complete the Merger unless the Shift Share Issuance Proposal is approved by Shift Stockholders and the CarLotz Merger Proposal is approved by CarLotz Stockholders. Your vote on these matters is very important, regardless of the number of shares you own. Whether or not you plan to virtually attend your company’s respective special meeting, please vote by proxy over the internet or telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares at the applicable special meeting.
The accompanying joint proxy statement/prospectus provides you with important information about Shift, CarLotz, the Merger Agreement, the Proposed Transactions (including the Merger) and the special meetings. We encourage you to read the entire joint proxy statement/prospectus carefully (including the annexes thereto and documents incorporated by reference therein), in particular the information under “Risk Factors” beginning on page 34 for a discussion of material risks relevant to the Merger.
We look forward to the successful completion of the Merger.
Sincerely,

Jeff Clementz Chief Executive Officer Shift Technologies, Inc.	Lev Peker Chief Executive Officer CarLotz, Inc.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Shift Common Stock to be issued in connection with the Merger or passed upon the adequacy or accuracy of the accompanying joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated November 8, 2022 and is first being mailed to Shift Stockholders and CarLotz Stockholders on or about November 8, 2022.

Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, California 94103-4234
(855) 575-6739
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2022
Notice is hereby given that Shift Technologies, Inc. (“Shift”) will hold a special meeting of its stockholders (the “Shift Special Meeting”) virtually via live webcast on December 7, 2022, beginning at 12:00 p.m., Eastern Time.
Shift Stockholders will be able to virtually attend and vote at the Shift Special Meeting by visiting www.virtualshareholdermeeting.com/SFT2022SM (the “Shift Special Meeting Website”).
The Shift Special Meeting will be held for the purpose of Shift Stockholders considering and voting on the following proposals:
1.
to approve the issuance of shares of Shift Common Stock to the stockholders of CarLotz, Inc. (“CarLotz”), in connection with the merger of Shift Remarketing Operations, Inc., a wholly owned subsidiary of Shift (“Merger Sub”), with and into CarLotz with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift (the “Merger”), as contemplated by the Agreement and Plan of Merger, dated August 9, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among Shift, Merger Sub and CarLotz (the “Shift Share Issuance Proposal”);

2.
to approve an amendment to the Second Amended and Restated Certificate of Incorporation of Shift to effect a reverse stock split of Shift Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the board of directors of Shift (the “Shift Board”), in the form attached as Annex B to the accompanying joint proxy statement/prospectus (the “Shift Reverse Stock Split Proposal”); and

3.
to approve the adjournment of the Shift Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal (the “Shift Adjournment Proposal”).

These proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
Only Shift Stockholders of record at the close of business on November 2, 2022, the record date for the Shift Special Meeting (the “Shift Record Date”), are entitled to notice of and to vote at the Shift Special Meeting and any adjournments or postponements thereof.
The Shift Board has unanimously determined and resolved that the Merger Agreement, the transactions contemplated by the Merger Agreement (including the Merger and the Share Issuance (as defined in the accompanying joint proxy statement/prospectus), collectively, the “Proposed Transactions”) and the Reverse Stock Split Amendment (as defined in the accompanying joint proxy statement/prospectus), on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and fair to, and in the best interests of, Shift and Shift Stockholders, and has approved the Merger Agreement and the Proposed Transactions and the Reverse Stock Split Amendment. Accordingly, the Shift Board unanimously recommends that Shift Stockholders vote:
•	“FOR” the Shift Share Issuance Proposal;
•	“FOR” the Shift Reverse Stock Split Proposal; and
•	“FOR” the Shift Adjournment Proposal.
Your vote is very important, regardless of the number of shares of Shift Common Stock you own. The parties cannot complete the Merger unless the Shift Share Issuance Proposal is approved by Shift Stockholders.
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Share Issuance Proposal requires the affirmative vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy at the Shift Special Meeting. Approval of the Shift Reverse Stock Split Proposal requires the affirmative vote of the majority of the shares of Shift Common Stock outstanding at the close of business on the Shift Record Date. Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting. If the Shift Reverse Stock Split Proposal is approved, but the Merger is not completed for any reason, the Shift Board may choose, in its discretion, to implement the Shift Reverse Stock Split Proposal.
Whether or not you plan to virtually attend the Shift Special Meeting, please vote by proxy over the internet or telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares of Shift Common Stock at the Shift Special Meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder), please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of Shift Stockholders entitled to vote at the Shift Special Meeting will be available at Shift’s headquarters during regular business hours for examination by any Shift Stockholder for any purpose germane to the Shift Special Meeting for a period of at least ten days prior to the Shift Special Meeting. The stockholder list will also be available for examination during the Shift Special Meeting via the Shift Special Meeting Website.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SHIFT SPECIAL MEETING, VIA THE SHIFT SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.
By Order of the Board of Directors,

Jeff Clementz
Chief Executive Officer
Shift Technologies, Inc.
San Francisco, California

CarLotz, Inc.
3301 W. Moore St.
Richmond, Virginia 23230
(804) 510-0744
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2022
Notice is hereby given that CarLotz, Inc. (“CarLotz”) will hold a special meeting of its stockholders (the “CarLotz Special Meeting”) virtually via live webcast on December 7, 2022, beginning at 11:00 a.m., Eastern Time.
You will be able to virtually attend and vote at the CarLotz Special Meeting by visiting www.virtualshareholdermeeting.com/LOTZ2022SM (the “CarLotz Special Meeting Website”).
CarLotz has entered into an Agreement and Plan of Merger, dated August 9, 2022 (as it may be amended from time to time, the “Merger Agreement”), among Shift Technologies, Inc. (“Shift”), Shift Remarketing Operations, Inc. (“Merger Sub”) and CarLotz, pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift (the “Merger”).
The CarLotz Special Meeting will be held for the purpose of CarLotz Stockholders considering and voting on the following proposals:
1.	to adopt the Merger Agreement (the “CarLotz Merger Proposal”); and
2.
to approve the adjournment of the CarLotz Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CarLotz Special Meeting to approve the CarLotz Merger Proposal (the “CarLotz Adjournment Proposal”).

These proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
Only CarLotz Stockholders of record at the close of business on October 27, 2022, the record date for the CarLotz Special Meeting (the “CarLotz Record Date”), are entitled to notice of and to vote at the CarLotz Special Meeting and any adjournments or postponements thereof.
The board of directors of CarLotz (the “CarLotz Board”) has unanimously determined and resolved that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, CarLotz and CarLotz Stockholders and approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the CarLotz Board unanimously recommends that CarLotz Stockholders vote:
•	“FOR” the CarLotz Merger Proposal; and
•	“FOR” the CarLotz Adjournment Proposal.
Your vote is very important, regardless of the number of shares of CarLotz Common Stock you own. The parties cannot complete the transactions contemplated by the Merger Agreement, including the Merger, without approval of the CarLotz Merger Proposal. Approval of the CarLotz Merger Proposal requires the affirmative vote of the holders of a majority of the shares of CarLotz Common Stock outstanding at the close of business on the CarLotz Record Date.
Whether or not you plan to virtually attend the CarLotz Special Meeting, please vote by proxy over the internet or by telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares of CarLotz Common Stock at the CarLotz Special Meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder), please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of CarLotz Stockholders entitled to vote at the CarLotz Special Meeting will be available at CarLotz’s headquarters during ordinary business hours for examination by any CarLotz Stockholder for any purpose germane to the CarLotz Special Meeting for a period of at least ten days prior to the CarLotz Special Meeting. The stockholder list will also be available for examination during the CarLotz Special Meeting via the CarLotz Special Meeting Website.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE CARLOTZ SPECIAL MEETING VIA THE CARLOTZ SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS.
By Order of the Board of Directors,

Luis Solorzano Chairman of the Board CarLotz, Inc. Richmond, Virginia	Lev Peker Chief Executive Officer and Director CarLotz, Inc.

REFERENCES TO ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates important business and financial information about Shift Technologies, Inc. (“Shift”) from other documents that Shift has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are not contained in and are instead incorporated by reference in the accompanying joint proxy statement/prospectus and with respect to CarLotz, Inc. (“CarLotz”) from other documents that CarLotz has filed with the SEC that have been included herein and delivered herewith as annexes. For a more detailed description of where you can find information about Shift and CarLotz and a list of Shift documents incorporated by reference in the accompanying joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information.” This information is available for you, without charge, to review through the SEC’s website at http://www.sec.gov.
This joint proxy statement/prospectus includes as annexes documents that CarLotz previously filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth below. Any statement contained in (a) such a document shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus, or (b) in an annex hereto, consisting of a document filed with the SEC subsequent to such document, modifies or replaces such statement. The information included in the annexes hereto is incorporated into this joint proxy statement/prospectus, except to the extent so modified or superseded and except as provided below.
Set forth below is a list of the documents previously filed with the SEC by CarLotz under the Exchange Act that are included as annexes to this joint proxy statement/prospectus.
•	CarLotz’s Current Report on Form 8-K filed with the SEC on March 15, 2022 (other than information furnished under Item 2.02);
•	CarLotz’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on March 31, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on April 11, 2022;
•	CarLotz’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022;
•	CarLotz’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 9, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on June 6, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on June 10, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on June 21, 2022 (other than information furnished under Item 7.01);
•	CarLotz’s Current Report on Form 8-K filed with the SEC on July 5, 2022 (other than information furnished under Item 7.01);
•	CarLotz’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on August 9, 2022 (other than information furnished under Item 2.02);
•	CarLotz’s Current Report on Form 8-K filed with the SEC on August 12, 2022;
•	CarLotz’s Current Report on Form 8-K filed with the SEC on September 30, 2022; and
•	CarLotz’s Current Report on Form 8-K filed with the SEC on October 11, 2022.

You may request a copy of the accompanying joint proxy statement/prospectus, any of the documents incorporated by reference in the accompanying joint proxy statement/prospectus or other information filed with the SEC by Shift or CarLotz, without charge, by written or telephonic request directed to the appropriate company at the following contacts:
For Shift Stockholders:	For CarLotz Stockholders:
Shift Technologies, Inc.	CarLotz, Inc.
Attention: Corporate Secretary	Attention: Corporate Secretary
290 Division Street, Suite 400	3301 W. Moore St.
San Francisco, California 94103	Richmond, Virginia 23230
(855) 575-6739	(804) 510-0744
In order for you to receive timely delivery of the documents in advance of the special meeting of Shift Stockholders to be held on December 7, 2022 (the “Shift Special Meeting”) or the special meeting of CarLotz Stockholders to be held on December 7, 2022 (the “CarLotz Special Meeting”), as applicable, you must request the information no later than November 30, 2022.
If you have any questions about the Shift Special Meeting or the CarLotz Special Meeting, or need to obtain proxy cards or other information, please contact the applicable company’s proxy solicitor at the following contacts:
For Shift Stockholders:	For CarLotz Stockholders:
MacKenzie Partners, Inc.	Morrow Sodali LLC
1407 Broadway, 27th Floor	333 Ludlow Street, 5th Floor, South Tower
New York, New York 10018	Stamford, Connecticut 06902
(800) 322-2885 (toll-free) proxy@mackenziepartners.com	(800) 662-5200 (toll-free) or (203) 658-9400 (banks and brokers can call collect)
LOTZ@investor.morrowsodali.com
The contents of the websites of the SEC, Shift, CarLotz or any other entity are not incorporated in the accompanying joint proxy statement/prospectus. The information about how you can obtain certain documents that are incorporated by reference in the accompanying joint proxy statement/prospectus at these websites is being provided only for your convenience.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Shift (Registration No. 333-267601), constitutes a prospectus of Shift under Section 5 of the Securities Act with respect to the shares of Shift Common Stock to be issued to CarLotz Stockholders in the transactions contemplated by the Agreement and Plan of Merger, dated August 9, 2022, by and among Shift, Shift Remarketing Operations, Inc., a wholly owned subsidiary of Shift (“Merger Sub”), and CarLotz (as it may be amended from time to time, the “Merger Agreement”). This document also constitutes a proxy statement of each of Shift and CarLotz under Section 14(a) of the Exchange Act. This joint proxy statement/prospectus also constitutes a notice of meeting with respect to each of the Shift Special Meeting and the CarLotz Special Meeting.
Shift has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Shift and Merger Sub, and CarLotz has supplied all information contained in this joint proxy statement/prospectus relating to CarLotz. Shift and CarLotz have both contributed to information relating to the Merger.
You should rely only on the information contained or incorporated by reference in this joint proxy statement/ prospectus. Shift and CarLotz have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this joint proxy statement/prospectus. This joint proxy statement/ prospectus is dated November 8, 2022, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.
Further, you should not assume that the information incorporated by reference in this joint proxy statement/ prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to Shift Stockholders or CarLotz Stockholders nor the issuance by Shift of shares of Shift Common Stock pursuant to the Merger Agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or the context otherwise requires, when used in this joint proxy statement/prospectus:
•	“business day” refers to any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;
•	“CarLotz” refers to CarLotz, Inc., a Delaware corporation;
•
“CarLotz Adjournment Proposal” refers to the proposal for CarLotz Stockholders to approve the adjournment of the CarLotz Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CarLotz Special Meeting to approve the CarLotz Merger Proposal;

•	“CarLotz Board” refers to the board of directors of CarLotz;
•	“CarLotz Board Recommendation” refers to the unanimous recommendation of the CarLotz Board for CarLotz Stockholders to approve the CarLotz Merger Proposal;
•	“CarLotz Bylaws” refers to the Amended and Restated Bylaws of CarLotz;
•	“CarLotz Charter” refers to the Second Amended and Restated Certificate of Incorporation of CarLotz;
•	“CarLotz Common Stock” refers to the Class A common stock, par value $0.0001 per share, of CarLotz;
•	“CarLotz Earnout Shares” refers to “Earnout Shares” as such term is defined in the SPAC Merger Agreement;
•	“CarLotz Earnout Acquiror RSUs” refers to “Earnout Acquiror RSUs” as such term is defined in the SPAC Merger Agreement;
•	“CarLotz Merger Proposal” refers to the proposal for CarLotz Stockholders to adopt the Merger Agreement;

•
“CarLotz Private Warrants” refers to the warrants exercisable for CarLotz Common Stock and issued to Acamar Partners Sponsor I LLC in a private placement in connection with the initial public offering of CarLotz;

•
“CarLotz Public Warrants” refers to warrants exercisable for CarLotz Common Stock issued in connection with the initial public offering of CarLotz and which are listed on the Nasdaq Global Market under the symbol “LOTZW” (On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”);

•	“CarLotz Record Date” refers to October 27, 2022;
•	“CarLotz Special Meeting” refers to the special meeting of CarLotz Stockholders to consider and vote upon the CarLotz Merger Proposal and the CarLotz Adjournment Proposal;
•
“CarLotz Special Meeting Website” refers to the website that CarLotz Stockholders can visit to attend and vote at the CarLotz Special Meeting, accessible at the following web address: www.virtualshareholdermeeting.com/LOTZ2022SM;

•	“CarLotz Stockholders” refers to holders of CarLotz Common Stock;
•	“CarLotz Warrants” refers to, collectively, the CarLotz Public Warrants and the CarLotz Private Warrants;
•	“Centerview” refers to Centerview Partners LLC, financial advisor to the Shift Board in connection with the Proposed Transactions;
•	“Code” refers to the Internal Revenue Code of 1986, as amended;
•	“Combined Company” refers to Shift following the completion of the Merger;
•	“DGCL” refers to the General Corporation Law of the State of Delaware;
•
“Effective Time” refers to the date and time when the Merger becomes effective under the DGCL, which will be the date and time at which the certificate of merger with respect to the Merger is filed with the Secretary of State of the State of Delaware, or such other time as may be mutually agreed to by Shift and CarLotz and specified in the certificate of merger;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Exchange Agent” refers to the exchange agent to be engaged by Shift in connection with the Merger;
•
“Exchange Ratio” refers to 0.692158 of a fully-paid and nonassessable share of Shift Common Stock, subject to adjustment immediately prior to the Effective Time to equal a ratio calculated as (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (i) CarLotz Earnout Shares, (ii) CarLotz Earnout Acquiror RSUs, (iii) CarLotz Warrants, (iv) options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio and (v) performance-based restricted stock units that are terminated as of the Effective Time);

•	“GAAP” refers to U.S. generally accepted accounting principles;
•	“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
•	“Merger” refers to the merger of Merger Sub with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift;
•	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of August 9, 2022, as it may be amended from time to time, by and among Shift, Merger Sub and CarLotz;

•
“Merger Consideration” refers to the consideration that a CarLotz Stockholder is entitled to receive in exchange for such CarLotz Stockholder’s shares of CarLotz Common Stock in connection with the Merger;

•	“Merger Sub” refers to Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Shift, formed for the purpose of effecting the Merger;
•	“Nasdaq” refers to the Nasdaq Capital Market;
•
“Outside Date” refers to February 9, 2023, the date on which, subject to adjustment and certain limitations set forth in the Merger Agreement, the Merger Agreement may be terminated and the Merger abandoned by either Shift or CarLotz;

•	“Proposed Transactions” refers to the transactions contemplated by the Merger Agreement, including the Merger and the Share Issuance;
•	“Reverse Stock Split Amendment” refers to the amendment of the Shift Charter to effect a reverse stock split, as contemplated by the Shift Reverse Stock Split Proposal;
•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended;
•	“Share Issuance” refers to the issuance of shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger;
•	“Shift” refers to Shift Technologies, Inc., a Delaware corporation;
•
“Shift Adjournment Proposal” refers to the proposal for Shift Stockholders to approve the adjournment of the Shift Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal;

•	“Shift Board” refers to the board of directors of Shift;
•	“Shift Board Recommendation” refers to the unanimous recommendation of the Shift Board for Shift Stockholders to approve the Shift Share Issuance Proposal;
•	“Shift Bylaws” refers to the Second Amended and Restated Bylaws of Shift;
•	“Shift Charter” refers to the Second Amended and Restated Certificate of Incorporation of Shift;
•	“Shift Common Stock” refers to the Class A common stock, par value $0.0001 per share, of Shift;
•	“Shift Record Date” refers to November 2, 2022;
•
“Shift Reverse Stock Split Proposal” refers to a proposal for Shift Stockholders to approve an amendment to the Shift Charter to effect a reverse stock split of Shift Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Shift Board, in the form attached as Annex B to this joint proxy statement/prospectus;

•	“Shift Share Issuance Proposal” refers to the proposal for Shift Stockholders to approve the Share Issuance;
•
“Shift Special Meeting” refers to the special meeting of Shift Stockholders to consider and vote upon the Shift Share Issuance Proposal, the Shift Reverse Stock Split Proposal and the Shift Adjournment Proposal;

•
“Shift Special Meeting Website” refers to the website that Shift Stockholders can visit to attend and vote at the Shift Special Meeting, accessible at the following web address: www.virtualshareholdermeeting.com/SFT2022SM;

•	“Shift Stockholders” refers to holders of Shift Common Stock;
•
“SPAC Merger Agreement” refers to that certain Agreement and Plan of Merger dated as of October 21, 2020, as amended by Amendment No. 1, dated as of December 16, 2020, by and among CarLotz, Acamar Partners Sub, Inc. and CarLotz Group, Inc (f/k/a CarLotz, Inc.); and

•	“William Blair” refers to William Blair & Company, L.L.C., financial advisor to CarLotz in connection with the Merger.

i

QUESTIONS AND ANSWERS
The following questions and answers briefly address some questions that you, as a Shift Stockholder or CarLotz Stockholder, may have regarding the Merger and the other matters being considered at the Shift Special Meeting or the CarLotz Special Meeting, as applicable. You are urged to carefully read this joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. See the section entitled “Summary” for a summary of important information regarding the Merger Agreement and the Proposed Transactions (including the Merger). Additional important information is contained in the annexes to, and the documents incorporated by reference in, this joint proxy statement/prospectus. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions in the section entitled “Where You Can Find More Information.”
Why am I receiving this joint proxy statement/prospectus?
You are receiving this joint proxy statement/prospectus because Shift and CarLotz have entered into the Merger Agreement, which provides for the combination of Shift and CarLotz. Upon the terms and subject to the conditions set forth in the Merger Agreement, Shift will acquire all of the outstanding shares of CarLotz Common Stock in exchange for the issuance of the Merger Consideration to CarLotz Stockholders through a merger of Merger Sub with and into CarLotz, with CarLotz continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Shift. The Merger Agreement, which governs the terms and conditions of the Merger, is attached as Annex A hereto.
Your vote is required in connection with the Merger. Shift and CarLotz are sending these materials to their respective stockholders to help them decide how to vote their shares with respect to the Share Issuance and the Reverse Stock Split Amendment, in the case of Shift, and the adoption of the Merger Agreement, in the case of CarLotz, and other important matters.
What matters am I being asked to vote on?
In order to complete the Merger, among other things:
•	Shift Stockholders must approve the Shift Share Issuance Proposal; and
•	CarLotz Stockholders must approve the CarLotz Merger Proposal.
Shift: Shift is holding the Shift Special Meeting to obtain approval of the Shift Share Issuance Proposal. At the Shift Special Meeting, Shift Stockholders will also be asked to consider and vote on the Shift Reverse Stock Split Proposal and the Shift Adjournment Proposal.
CarLotz: CarLotz is holding the CarLotz Special Meeting to obtain approval of the CarLotz Merger Proposal. At the CarLotz Special Meeting, CarLotz Stockholders will also be asked to consider and vote on the CarLotz Adjournment Proposal.
Does my vote matter?
Yes, your vote is very important, regardless of the number of shares that you own. The Merger cannot be completed unless the Shift Share Issuance Proposal is approved by Shift Stockholders and the CarLotz Merger Proposal is approved by CarLotz Stockholders.
The approval of the Shift Reverse Stock Split Proposal, the Shift Adjournment Proposal and the CarLotz Adjournment Proposal are not required to complete the Merger.
When and where will each of the special meetings take place?
Shift: The Shift Special Meeting will be held virtually via a live webcast on December 7, 2022, beginning at 12:00 p.m., Eastern Time. There will not be a physical meeting location. In light of continuing public health and travel concerns arising from the coronavirus (COVID-19) outbreak, Shift believes hosting a virtual meeting helps ensure the health and safety of its stockholders, the Shift Board and Shift management. Additionally, the virtual nature of the Shift Special Meeting is generally designed to enable participation of and access by more Shift Stockholders. Shift Stockholders will be able to virtually attend and vote at the Shift Special Meeting by visiting the Shift Special Meeting Website at www.virtualshareholdermeeting.com/SFT2022SM. In order to virtually attend and vote at the Shift Special Meeting, you will need the 16-digit control number located on your proxy card. If you hold your shares of Shift Common Stock in “street name,” you may virtually attend and vote at the Shift Special Meeting only if you obtain a specific control number from your brokerage firm, bank, dealer or other similar organization, trustee or nominee giving you the right to vote such shares.
CarLotz: The CarLotz Special Meeting will be held virtually via live webcast on December 7, 2022, beginning at 11:00 a.m., Eastern Time. There will not be a physical meeting location. In light of continuing public health and travel concerns arising from the coronavirus (COVID-19) outbreak, CarLotz believes hosting a virtual meeting helps ensure the health and safety of its stockholders, the CarLotz Board and CarLotz management. Additionally, the virtual nature of the CarLotz Special Meeting is generally designed to enable participation of and access by more CarLotz Stockholders while decreasing the cost of conducting the CarLotz Special Meeting. CarLotz Stockholders will be able to virtually attend and vote at the CarLotz Special Meeting by visiting the CarLotz Special Meeting Website at www.virtualshareholdermeeting.com/LOTZ2022SM. In order to virtually attend and vote at the CarLotz Special Meeting, you will need the 16-digit control number located on your proxy card. If you hold your shares of CarLotz Common Stock in “street name,” you may virtually attend and vote at the CarLotz Special Meeting only if you obtain a specific control number from your brokerage firm, bank, dealer or other similar organization, trustee or nominee giving you the right to vote such shares.
Even if you plan to virtually attend your respective company’s special meeting, Shift and CarLotz recommend that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to virtually attend the applicable special meeting.
What will CarLotz Stockholders receive for their shares of CarLotz Common Stock if the Merger is completed?
If the Merger is completed, each issued and outstanding share of CarLotz Common Stock (other than CarLotz Common Stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio, rounded up to the nearest whole share for any fractional share of Shift Common Stock that would be issued to any CarLotz Stockholder after aggregating all fractional shares of Shift Common Stock that would otherwise be received by such CarLotz Stockholder resulting from the calculation. The “Exchange Ratio” is equal to 0.692158; provided, however, that as of immediately prior to the Effective Time the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio and (5) any performance-based restricted stock unit awards that are terminated as of the Effective Time). Shift Stockholders will continue to own their existing shares of Shift Common Stock following the Merger.
As noted above, the number of shares of Shift Common Stock that CarLotz Stockholders will receive as consideration in the Merger is not fixed and may change. Events that may impact the number of shares of Shift Common Stock issued in connection with the Merger include:
•	the issuance of new shares of Shift Common Stock prior to the Effective Time, including the settlement of derivative securities convertible into or exercisable for shares of Shift Common Stock;
•	the issuance of new shares of CarLotz Common Stock prior to the Effective Time, excluding the settlement of derivative securities convertible or exercisable for shares of CarLotz Common Stock; and
•	the issuance of derivative securities convertible into or exercisable for shares of CarLotz Common Stock prior to the Effective Time.
You should obtain current market quotations for Shift Common Stock and CarLotz Common Stock before deciding how to vote on the Shift Share Issuance Proposal, the Shift Reverse Stock Split Proposal and the CarLotz Merger Proposal, as applicable. Shift Common Stock is traded on Nasdaq under the symbol “SFT” and CarLotz Common Stock is traded on the Nasdaq Global Market under the symbol “LOTZ.” In addition, CarLotz

Warrants are traded on the Nasdaq Global Market under the symbol “LOTZW.” Shares of Shift Common Stock will continue trading on Nasdaq under the symbol “SFT” after completion of the Merger. For more information regarding the Merger Consideration to be received by CarLotz Stockholders if the Merger is completed, see the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants.”
On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. See the section entitled “—What happens if the Merger is not completed?”
How does the Shift Board recommend that I vote at the Shift Special Meeting?
The Shift Board has unanimously determined and resolved that the Merger Agreement, the Proposed Transactions (including the Merger and the Share Issuance) and the Reverse Stock Split Amendment, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and fair to, and in the best interests of, Shift and the Shift Stockholders, and has approved the Merger Agreement, the Proposed Transactions and the Reverse Stock Split Amendment. Accordingly, the Shift Board unanimously recommends that Shift Stockholders vote “FOR” the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the Shift Adjournment Proposal.
Other than as set forth below and with respect to continued service for, employment by and the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, Shift directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Shift Stockholders generally. See the section entitled “The Merger—Interests of Shift Directors and Executive Officers in the Merger.”
Pursuant to the Merger Agreement, Shift and CarLotz have agreed that, prior to the Effective Time, all necessary action will be taken such that the Combined Company’s board of directors will be increased from nine to 10 members. Five of the members of the Combined Company’s board of directors will be members of the current Shift Board, and three of the members of the Combined Company’s board of directors will be members of the current CarLotz Board (Messrs. Solorzano and Skinner and Ms. Sheehy). The remaining two spots on the Combined Company’s board of directors will be held by the then-serving Chief Executive Officer of the Combined Company and one independent director to be mutually agreed upon between Shift and CarLotz.
How does the CarLotz Board recommend that I vote at the CarLotz Special Meeting?
The CarLotz Board has unanimously determined and resolved that the Merger Agreement and the Proposed Transactions (including the Merger) are advisable and fair to, and in the best interests of, CarLotz and the CarLotz Stockholders, and approved and adopted the Merger Agreement and the Proposed Transactions (including the Merger). Accordingly, the CarLotz Board unanimously recommends that CarLotz Stockholders vote “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal.
In considering the recommendations of the CarLotz Board, CarLotz Stockholders should be aware that CarLotz directors and executive officers have interests in the Merger that are different from, or in addition to, their interests as CarLotz Stockholders generally. These interests may include, among others, the payment of severance benefits and acceleration of outstanding CarLotz equity awards upon certain terminations of employment or service, Shift’s agreement to add three of CarLotz’s current directors to the Shift Board as designated by CarLotz and approved by Shift and the Combined Company’s agreement to indemnify CarLotz directors and executive officers against certain claims and liabilities. For a more complete description of these interests, see the section entitled “The Merger—Interests of CarLotz Directors and Executive Officers in the Merger.”
Who is entitled to vote at each special meeting?
Shift
All holders of record of shares of Shift Common Stock who held shares at the close of business on November 2, 2022, the Shift Record Date, are entitled to receive notice of, and to vote at, the Shift Special Meeting. Virtual attendance at the Shift Special Meeting via the Shift Special Meeting Website is not required to vote. See below and the section entitled “The Shift Special Meeting—Methods of Voting” for instructions on how to vote without virtually attending the Shift Special Meeting.

CarLotz
All holders of record of shares of CarLotz Common Stock who held shares at the close of business on October 27, 2022, the CarLotz Record Date, are entitled to receive notice of, and to vote at, the CarLotz Special Meeting. Virtual attendance at the CarLotz Special Meeting via the CarLotz Special Meeting Website is not required to vote. See below and the section entitled “The CarLotz Special Meeting—Methods of Voting” for instructions on how to vote without virtually attending the CarLotz Special Meeting.
What is a proxy?
A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. If you are a stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially through a broker, bank or other nominee in “street name,” you should follow the voting instructions provided by your broker, bank or other nominee.
How many votes do I have at each special meeting?
Shift
Each Shift Stockholder is entitled to one vote on each proposal for each share of Shift Common Stock held of record at the close of business on the Shift Record Date. At the close of business on the Shift Record Date, there were 85,817,926 shares of Shift Common Stock outstanding.
CarLotz
Each CarLotz Stockholder is entitled to one vote on each proposal for each share of CarLotz Common Stock held of record at the close of business on the CarLotz Record Date. At the close of business on the CarLotz Record Date, there were 119,703,272 shares of CarLotz Common Stock outstanding.
What constitutes a quorum for each special meeting?
A quorum is the minimum number of shares required to be represented, either through virtual attendance or through representation by proxy, to hold a valid meeting.
Shift
The holders of shares of Shift Common Stock representing a majority of the voting power of the outstanding shares of Shift Common Stock entitled to vote at the Shift Special Meeting must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Shift Special Meeting. Virtual attendance at the Shift Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Shift Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Shift Special Meeting. Shares held in “street name” through a broker, bank or other nominee will not be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on such proposals (or, with respect to the Shift Reverse Stock Split Proposal, your bank, broker or other nominee does not exercise its discretionary authority to vote on the Shift Reverse Stock Split Proposal).
CarLotz
The holders of a majority of the voting power of the shares of CarLotz Common Stock entitled to vote at the CarLotz Special Meeting must be present in person, or by remote communication, or represented by proxy in order to constitute a quorum for the transaction of business at the CarLotz Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the CarLotz Special Meeting. Since all of the proposals currently expected to be voted on at the CarLotz Special Meeting are considered non-routine matters, shares held in “street name” through a broker, bank or other nominee will not be counted as present for the purpose of determining the existence of a quorum if such broker, bank or other nominee does not have instructions to vote on any such proposals.

What happens if the Merger is not completed?
If the Shift Share Issuance Proposal is not approved by Shift Stockholders, if the CarLotz Merger Proposal is not approved by CarLotz Stockholders or if the Merger is not completed for any other reason, CarLotz Stockholders will not receive the Merger Consideration or any other consideration in connection with the Merger, and their shares of CarLotz Common Stock will remain outstanding.
If the Merger is not completed, Shift will not complete the Share Issuance contemplated by the Merger Agreement, regardless of whether the Shift Share Issuance Proposal has been approved by Shift Stockholders, and, subject to the discussion in the remainder of this paragraph and the following paragraph, CarLotz will remain an independent public company and the CarLotz Common Stock and CarLotz Warrants will continue to be listed and traded on the Nasdaq Global Market under the symbols “LOTZ” and “LOTZW,” respectively. On June 7, 2022, CarLotz received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market notifying CarLotz that, for the prior 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). Under Nasdaq Listing Rule 5810(c)(3)(A), CarLotz has a 180 calendar day grace period, or until December 5, 2022 (the “Compliance Date”), to regain compliance by meeting the continued listing standard. To regain compliance, the closing bid price of CarLotz Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this grace period (the “Bid Price Requirement”).
If CarLotz does not regain compliance with the Bid Price Requirement by the Compliance Date, it may be eligible for an additional 180 calendar day compliance period. To qualify, CarLotz would need to transfer the listing of CarLotz Common Stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Requirement. To effect such a transfer, CarLotz would also need to pay an application fee and provide written notice to the Staff of its intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Staff will make a determination of whether it believes CarLotz will be able to cure this deficiency. Should the Staff conclude that CarLotz will not be able to cure the deficiency, or should CarLotz determine not to submit an application for transfer to the Nasdaq Capital Market or notify the Staff of its intention to cure the deficiency, the Staff will provide written notification to CarLotz that the CarLotz Common Stock will be subject to delisting. At that time, CarLotz may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel. If CarLotz is delisted from Nasdaq and it is not able to list the CarLotz Common Stock on another exchange, CarLotz’s securities could be quoted on the OTCQB, the OTC Bulletin Board or the pink sheets.
On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Under Nasdaq Listing Rule 5810(c)(3)(A), Shift has a 180 calendar day grace period, or until April 3, 2023, to regain compliance by meeting the continued listing standard. To regain compliance, the closing bid price of Shift Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this grace period. Shift intends to monitor the closing bid price of Shift Common Stock and may, if appropriate, consider available options to regain compliance with Nasdaq Listing Rule 5550(a)(2), including effecting a reverse stock split of Shift Common Stock pursuant to the Reverse Stock Split Amendment if the Shift Reverse Stock Split Proposal is approved by Shift Stockholders. However, there can be no assurance that Shift will be able to regain compliance with Nasdaq Listing Rule 5550(a)(2).
If the Merger Agreement is terminated under specified circumstances, Shift or CarLotz may be required to pay the other party a termination fee of $4,250,000 and reimburse the other party’s reasonable and documented out-of-pocket expenses in an amount not to exceed $1,210,000 (provided that any such reimbursed expenses would be credited against any termination fee that may be payable). See the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement.”
How can I vote my shares at my respective special meeting?
Shift
Shares held directly in your name as a Shift Stockholder of record may be voted at the Shift Special Meeting via the Shift Special Meeting Website at www.virtualshareholdermeeting.com/SFT2022SM. You will need the 16-digit control number included on your proxy card in order to access and vote via the Shift Special Meeting Website as described in the section entitled “The Shift Special Meeting—Virtually Attending the Shift Special Meeting.”
If you hold your shares through a stockbroker, nominee, fiduciary or other custodian, you may also be able to vote through a program provided through Broadridge Financial Solutions (“Broadridge”) that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m., Eastern Time on December 6, 2022. See the section entitled “The Shift Special Meeting—Virtually Attending the Shift Special Meeting.”
CarLotz
Shares held directly in your name as the CarLotz Stockholder of record may be voted online during the CarLotz Special Meeting via the CarLotz Special Meeting Website at www.virtualshareholdermeeting.com/LOTZ2022SM. You will need the 16-digit control number included on your proxy card in order to access and vote via the CarLotz Special Meeting Website as described in the section entitled “The CarLotz Special Meeting—Virtually Attending the CarLotz Special Meeting.”
If you hold your shares through a stockbroker, nominee, fiduciary or other custodian, you may also be able to vote through a program provided through Broadridge that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m., Eastern Time on December 6, 2022. See the section entitled “The CarLotz Special Meeting—Virtually Attending the CarLotz Special Meeting.”
How can I vote my shares without virtually attending my company’s special meeting?
Whether you hold your shares directly as a stockholder of record of Shift or CarLotz or beneficially in “street name,” you may direct your vote by proxy without virtually attending the Shift Special Meeting or the CarLotz Special Meeting, as applicable.
Shift
If you are a stockholder of record, you can vote by proxy:
•	by Internet 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on December 6, 2022 (have your proxy card in hand when you visit the website);
•	by telephone in accordance with the instructions on your proxy card, until 11:59 p.m., Eastern Time on December 6, 2022 (have your proxy card in hand when you call); or
•	by completing and mailing your proxy card in accordance with the instructions provided on the proxy card.
If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee. If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on December 6, 2022.
For additional information on voting procedures, see the section entitled “The Shift Special Meeting.”
CarLotz
Whether you hold your shares directly as the CarLotz Stockholder of record or beneficially in street name, you may vote without attending the CarLotz Special Meeting in one of the following manners:
By Internet. Go to https://www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or

By Mail. Complete, date and sign your proxy card or voting instruction form and mail it using the enclosed, pre-paid envelope.
If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for CarLotz Stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December 6, 2022.
What is a “broker non-vote”?
Under Nasdaq rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. All of the proposals currently expected to be voted on at the CarLotz Special Meeting are “non-routine” matters. The Shift Share Issuance Proposal and the Shift Adjournment Proposal are “non-routine” matters, while the Shift Reverse Stock Split Proposal is considered to be a “routine” matter.
A “broker non-vote” occurs on a proposal when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the CarLotz Special Meeting are non-routine matters for which brokers do not have discretionary authority to vote, CarLotz does not expect there to be any broker non-votes at the CarLotz Special Meeting. Because the Shift Share Issuance Proposal and the Shift Adjournment Proposal are non-routine matters for which brokers do not have discretionary authority to vote, and the Shift Reverse Stock Split Proposal is a routine matter for which brokers have discretionary authority to vote, there may be broker non-votes at the Shift Special Meeting.
What stockholder vote is required for the approval of each proposal at the Shift Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Shift Special Meeting?
Shift Proposal 1: Shift Share Issuance Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Share Issuance Proposal requires the affirmative vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy at the Shift Special Meeting. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Share Issuance Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will have the same effect as a vote “AGAINST” the Shift Share Issuance Proposal for purposes of the requirement that the Shift Share Issuance Proposal receive the affirmative vote of the holders of a majority of the outstanding Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Share Issuance Proposal, it will have the same effect as a vote “AGAINST” the Shift Share Issuance Proposal.
Shift Proposal 2: Shift Reverse Stock Split Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Reverse Stock Split Proposal requires the affirmative vote of the holders of Shift Common Stock representing at least a majority of the outstanding shares of Shift Common Stock entitled to vote thereon. If you are a Shift Stockholder and fail to vote, fail to instruct your bank, broker or other nominee to vote with respect to the Shift Reverse Stock Split Proposal (except in the event your bank, broker or other nominee exercises its discretionary authority to vote “FOR” the Shift Reverse Stock Split Proposal), or abstain from voting, it will have the same effect as a vote “AGAINST” the Shift Reverse Stock Split Proposal.

Shift Proposal 3: Shift Adjournment Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Adjournment Proposal, it will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal.
What stockholder vote is required for the approval of each CarLotz proposal at the CarLotz Special Meeting? What will happen if I fail to vote or abstain from voting on each CarLotz proposal at the CarLotz Special Meeting?
CarLotz Proposal 1: CarLotz Merger Proposal
Approval requires the affirmative vote of the holders of a majority of the outstanding shares of CarLotz Common Stock entitled to vote at the close of business on the CarLotz Record Date. The failure to vote, the failure to instruct your brokerage firm, bank, dealer or other similar organization, trustee or nominee to vote shares held in “street name” on the CarLotz Merger Proposal or an abstention from voting will have the same effect as a vote “AGAINST” the CarLotz Merger Proposal.
CarLotz Proposal 2: CarLotz Adjournment Proposal
Approval requires the affirmative vote of the holders of a majority of the voting power of the shares of CarLotz Common Stock present, including by remote communication, or represented by proxy at the CarLotz Special Meeting. Any shares not present or represented by proxy (including due to failure of a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the CarLotz Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the CarLotz Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the CarLotz Adjournment Proposal will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal. In addition, if a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for the CarLotz Merger Proposal, but not for the CarLotz Adjournment Proposal, it will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal.
What if I hold shares of both Shift Common Stock and CarLotz Common Stock?
If you are both a Shift Stockholder and a CarLotz Stockholder, you will receive two separate packages of proxy materials. A vote cast as a Shift Stockholder will not count as a vote cast as a CarLotz Stockholder, and a vote cast as a CarLotz Stockholder will not count as a vote cast as a Shift Stockholder. Therefore, please follow the instructions received with each set of materials you receive in order to submit separate proxies for your shares of Shift Common Stock and your shares of CarLotz Common Stock.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
If your shares of Shift Common Stock or CarLotz Common Stock are registered directly in your name with the transfer agent of Shift or CarLotz, respectively, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote directly at the applicable special meeting. You may also grant a proxy directly to Shift or CarLotz, as applicable, or to a third party to vote your shares at the applicable special meeting.
If your shares of Shift Common Stock or CarLotz Common Stock are held by a brokerage firm, bank, dealer or other similar organization, trustee or nominee, you are considered the beneficial owner of shares held in “street name.” Your brokerage firm, bank, dealer or other similar organization, trustee or nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares. You should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization, trustee or nominee to vote your shares.
In order to virtually attend and vote at the Shift Special Meeting via the Shift Special Meeting Website or the CarLotz Special Meeting via the CarLotz Special Meeting Website, you should follow the voting instructions provided by your bank, broker or other nominee. If you hold your shares of Shift Common Stock or CarLotz Common Stock through a stockbroker, nominee, fiduciary or other custodian, you may also be able to vote at the applicable special meeting through a program provided through Broadridge that offers Internet voting options. If your shares of Shift Common Stock or CarLotz Common Stock are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. Eastern Time on December 6, 2022.
If my shares of Shift Common Stock or CarLotz Common Stock are held in “street name” by my brokerage firm, bank, dealer or other similar organization, trustee or nominee, will my brokerage firm, bank, dealer or other similar organization, trustee or nominee automatically vote those shares for me?
Your bank, broker or other nominee will only be permitted to vote your shares of Shift Common Stock or CarLotz Common Stock, as applicable, at the applicable special meeting if you instruct your bank, broker or other nominee or your bank, broker or other nominee has voting discretion with respect to “routine” proposals. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. Banks, brokers and other nominees who hold shares of Shift Common Stock or CarLotz Common Stock in “street name” for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to non-routine matters, which include the Shift Share Issuance Proposal and the Shift Adjournment Proposal and all of the proposals currently expected to be voted on at the CarLotz Special Meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees are not empowered to vote such shares on the Shift Share Issuance Proposal, the Shift Adjournment Proposal and the proposals currently expected to be voted on at the CarLotz Special Meeting. The Shift Reverse Stock Split Proposal is considered a “routine” matter, and banks, brokers and other nominees have voting discretion with respect to such proposal.
What should I do if I receive more than one set of voting materials for the same special meeting?
If you hold shares of Shift Common Stock or CarLotz Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Shift Common Stock or CarLotz Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the same special meeting.
Record Holders. For shares held directly, please vote by proxy over the internet or by telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to ensure that all of your shares of Shift Common Stock or CarLotz Common Stock are voted.
Shares Held in “Street Name.” For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by such bank, broker or other nominee to submit a proxy or vote your shares.
If a stockholder gives a proxy, how are the shares of Shift Common Stock or CarLotz Common Stock voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Shift Common Stock or CarLotz Common Stock, as applicable, in the way that you indicate. For each item before the Shift Special Meeting or the CarLotz Special Meeting, as applicable, you may specify whether your shares of Shift Common Stock or CarLotz Common Stock, as applicable, should be voted “for” or “against,” or abstain from voting.
For more information regarding how your shares will be voted if you properly sign, date and return a proxy card but do not indicate how your Shift Common Stock or CarLotz Common Stock, as applicable, should be voted, see the section entitled “Questions and Answers—How will my shares be voted if I return a blank proxy?”

How will my shares be voted if I return a blank proxy?
Shift
If you sign, date and return your proxy and do not indicate how you want your shares of Shift Common Stock to be voted, then your shares of Shift Common Stock will be voted in accordance with the recommendation of the Shift Board: “FOR” the Shift Share Issuance Proposal; “FOR” the Shift Reverse Stock Split Proposal; and “FOR” the Shift Adjournment Proposal.
CarLotz
If you sign, date and return your proxy and do not indicate how you want your shares of CarLotz Common Stock to be voted, then your shares of CarLotz Common Stock will be voted in accordance with the recommendation of the CarLotz Board: “FOR” the CarLotz Merger Proposal; and “FOR” the CarLotz Adjournment Proposal.
Can I change my vote after I have submitted my proxy?
Any Shift Stockholder or CarLotz Stockholder giving a proxy has the right to revoke the proxy and change their vote before the proxy is voted at the applicable special meeting by doing any of the following:
•	subsequently submitting a new proxy for the applicable special meeting that is received by the deadline specified on the accompanying proxy card;
•	giving written notice of your revocation to Shift’s Corporate Secretary or CarLotz’s Corporate Secretary, as applicable; or
•
virtually attending and voting at the applicable special meeting via the applicable special meeting website. Note that a proxy will not be revoked if you attend, but do not vote at, the applicable special meeting.

Execution or revocation of a proxy will not in any way affect your right to virtually attend and vote at the applicable special meeting via the applicable special meeting website. See the sections entitled “The Shift Special Meeting—Revocability of Proxies” and “The CarLotz Special Meeting—Revocability of Proxies.”
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.
Where can I find the voting results of the special meetings?
The preliminary voting results for each special meeting are expected to be announced at that special meeting. In addition, within four business days following certification of the final voting results, each of Shift and CarLotz will file the final voting results of its respective special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.
Do Shift Stockholders or CarLotz Stockholders have dissenters’ or appraisal rights?
No dissenters’ or appraisal rights will be available to Shift Stockholders or CarLotz Stockholders with respect to the Merger or the other Proposed Transactions under Delaware law.
Are there any risks that I should consider in deciding whether to vote for the approval of the Shift Share Issuance Proposal, the Shift Reverse Stock Split Proposal or the CarLotz Merger Proposal?
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors.” You also should read and carefully consider the risk factors relating to Shift and CarLotz that are contained in the documents that are incorporated by reference in and included as annexes to this joint proxy statement/prospectus.
What happens if I sell my shares of Shift Common Stock or CarLotz Common Stock after the respective record date but before the respective special meeting?
The Shift Record Date is earlier than the date of the Shift Special Meeting, and the CarLotz Record Date is earlier than the date of the CarLotz Special Meeting. If you sell or otherwise transfer your shares of Shift Common Stock or

CarLotz Common Stock after the applicable record date but before the applicable special meeting, you will, unless special arrangements are made, retain your right to vote at the applicable special meeting.
Who will solicit and pay the cost of soliciting proxies?
Shift has engaged MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist in the solicitation of proxies for the Shift Special Meeting. Shift estimates that it will pay MacKenzie Partners a fee of approximately $15,000, plus reimbursement for certain out-of-pocket fees and expenses. Shift has agreed to indemnify MacKenzie Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
CarLotz has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies for the CarLotz Special Meeting. CarLotz will pay Morrow Sodali a fee of $25,000, plus a per stockholder fee to solicit record and beneficial owners of CarLotz Common Stock and reimbursement of any additional disbursements incurred by Morrow Sodali on CarLotz’s behalf.
Shift and CarLotz also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Shift Common Stock and CarLotz Common Stock, respectively. Shift and CarLotz directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
When is the Merger expected to be completed?
Subject to the satisfaction or waiver of the closing conditions described in the section entitled “The Merger Agreement—Conditions to Complete the Merger,” including approval of the Shift Share Issuance Proposal by Shift Stockholders and approval of the CarLotz Merger Proposal by CarLotz Stockholders, the Merger is currently expected to be completed in the fourth quarter of 2022. However, neither Shift nor CarLotz can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors beyond the control of both companies. Shift and CarLotz hope to complete the Merger as soon as reasonably practicable.
What respective equity stakes will Shift Stockholders and CarLotz Stockholders hold in the Combined Company immediately following the Merger?
Upon completion of the Merger, based on the Exchange Ratio, the number of outstanding shares of CarLotz Common Stock and the number of outstanding shares of Shift Common Stock as of October 21, 2022, (i) former CarLotz Stockholders are expected to own approximately 49.99% of the issued and outstanding shares of Shift Common Stock and approximately 48.12% of the outstanding shares of Shift Common Stock on a fully diluted and as-converted to Shift Common Stock basis and (ii) current Shift Stockholders are expected to own approximately 50.01% of the issued and outstanding shares of Shift Common Stock and approximately 51.88% of the outstanding shares of Shift Common Stock on a fully diluted and as-converted to Shift Common Stock basis.
If I am a CarLotz stockholder, how will I receive the Merger Consideration to which I am entitled?
If, at the Effective Time, you hold your shares of CarLotz Common Stock in book-entry form, whether through The Depository Trust Company (“DTC”) or otherwise, you will not be required to take any specific actions to exchange your shares of CarLotz Common Stock for shares of Shift Common Stock. Such shares will, following the Effective Time, be automatically exchanged for shares of Shift Common Stock (in book-entry form) to which you are entitled. If, at the Effective Time, you instead hold your shares of CarLotz Common Stock in certificated form, then, after receiving the proper documentation from you following the Effective Time, the Exchange Agent will deliver to you the shares of Shift Common Stock (in book-entry form) to which you are entitled. See the section entitled “The Merger—Exchange of CarLotz Certificates.”
What are the material U.S. federal income tax consequences of the Merger to U.S. holders of shares of CarLotz Common Stock?
The Merger has been structured to qualify as, and the parties intend the Merger to be treated as, a reorganization for U.S. federal income tax purposes. Shift has received an opinion of counsel, filed as Exhibit 8.1, to the effect that, under the U.S. federal income tax laws in effect as of the date of such opinion, the Merger will qualify as a

“reorganization” within the meaning of Section 368(a) of the Code. In the opinion of Jenner & Block LLP, tax counsel to Shift, CarLotz Stockholders generally will not recognize any gain or loss for federal income tax purposes on the exchange of their CarLotz Common Stock for Shift Common Stock in the Merger. You should be aware that the tax consequences to you of the Merger may depend upon your own situation. In addition, you may be subject to U.S. federal non-income, state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisors for a full understanding of the tax consequences to you of the Merger. For a more complete discussion of the material U.S. federal income tax consequences of the Merger, see the section entitled “U.S. Federal Income Tax Consequences of the Merger.”
What are the material U.S. Federal income tax consequences to Shift and Shift Stockholders as a result of the Merger?
Shift does not expect Shift or any Shift Stockholder to recognize federal income tax or gain as a result of the Merger. However, as a result of the Merger, Shift’s ability to use its accumulated net operating losses and certain other tax attributes generated prior to the Merger may be subject to limitation.
What are the U.S. federal income tax consequences of the Reverse Stock Split Amendment to U.S. Holders of Shift Common Stock?
The Reverse Stock Split Amendment is expected to qualify as a “recapitalization” for U.S. federal income tax purposes. Shift has received an opinion of counsel, filed as Exhibit 8.1, to the effect that, under the U.S. federal income tax laws in effect as of the date of such opinion, a Shift reverse stock split pursuant to the Reverse Stock Split Amendment will qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. In the opinion of Jenner & Block LLP, tax counsel to Shift, Shift Stockholders generally will not recognize gain or loss for U.S. federal income tax purposes upon the reverse stock split (except with respect to cash, if any, received in lieu of a fractional share of Shift Common Stock). You should be aware that the tax consequences to you of the Reverse Stock Split Amendment may depend upon your own situation. In addition, you may be subject to U.S. federal non-income, state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisors for a full understanding of the tax consequences to you of the Reverse Stock Split Amendment. For a more complete discussion of the material U.S. federal income tax consequences of the Reverse Stock Split Amendment, see the section entitled “U.S. Federal Income Tax Consequences of the Reverse Stock Split Amendment.”
What should I do now?
You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes hereto and documents incorporated by reference herein. Then, you may vote by proxy over the internet or by telephone, using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, so that your shares will be voted in accordance with your instructions.
How can I find more information about Shift and CarLotz?
You can find more information about Shift and CarLotz from various sources described in the section entitled “Where You Can Find More Information” and in the annexes to this joint proxy statement/prospectus.
Whom do I call if I have questions about the special meetings or the Merger?
If you have questions about the special meetings or the Merger, or desire additional copies of this joint proxy statement/prospectus or additional proxies, you may contact your company’s proxy solicitor:
If you are a Shift Stockholder:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(800) 322-2885 (toll-free)
proxy@mackenziepartners.com

If you are a CarLotz Stockholder:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
(800) 662-5200 (toll-free) or (203) 658-9400 (banks and brokers can call collect)
LOTZ@investor.morrowsodali.com

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a Shift Stockholder or CarLotz Stockholder. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read carefully this entire joint proxy statement/prospectus, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions under “Where You Can Find More Information.”
The Parties to the Merger (Page 45)
Shift Technologies, Inc.
Headquartered in San Francisco, Shift is a leading end-to-end ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple–to make buying or selling a used car fun, fair and accessible to everyone. Shift provides comprehensive, technology-driven solutions throughout the car ownership lifecycle: finding the right car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, fully-digital trade-in/sale transaction and a vision to provide high-value support services during car ownership. Each of these steps is powered by Shift’s software solutions, mobile transactions platform and scalable logistics, combined with our centralized inspection, reconditioning & storage centers, called hubs.
Shift Common Stock is publicly traded on Nasdaq under the symbol “SFT.” Shift’s principal executive offices are located at 290 Division Street, Suite 400, San Francisco, California 94103, and its telephone number is (855) 575-6739. On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”
CarLotz, Inc.
CarLotz operates a consignment-to-retail used vehicle marketplace that provides its corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. CarLotz’s mission is to create the world’s greatest vehicle buying and selling experience. CarLotz operates a technology-enabled buying, sourcing and selling model that offers an omni-channel experience and diverse selection of vehicles. CarLotz’s proprietary technology provides its corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.
CarLotz Common Stock is traded on the Nasdaq Global Market under the symbol “LOTZ.” CarLotz Warrants are traded on the Nasdaq Global Market under the symbol “LOTZW.” CarLotz’s principal executive offices are located at 3301 W. Moore Street, Richmond, Virginia 23230, and its telephone number is (804) 510-0744. On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”
Shift Remarketing Operations, Inc.
Shift Remarketing Operations, Inc. was formed by Shift for the sole purpose of effecting the Merger. Shift Remarketing Operations, Inc. has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. At the Effective Time, Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift, and the separate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 290 Division Street, Suite 400, San Francisco, California 94103, and its telephone number is (855) 575-6739.

The Merger and the Merger Agreement (Pages 64 and 107)
The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A hereto. Shift and CarLotz encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger.
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift.
Merger Consideration (Page 64)
If the Merger is completed, each issued and outstanding share of CarLotz Common Stock (other than CarLotz Common Stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio, rounded up to the nearest whole share for any fractional share of Shift Common Stock that would be issued to any CarLotz Stockholder after aggregating all fractional shares of Shift Common Stock that would otherwise be received by such CarLotz Stockholder resulting from the calculation. The “Exchange Ratio” is equal to 0.692158; provided, however, that as of immediately prior to the Effective Time, the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio and (5) any performance-based restricted stock unit awards that will be terminated as of the Effective Time). Shift Stockholders will continue to own their existing shares of Shift Common Stock following the Merger.
As noted above, the number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration is not fixed and may change. Events that may impact the number of shares of Shift Common Stock issued in connection with the Merger include:
•	the issuance of new shares of Shift Common Stock prior to the Effective Time, including the settlement of derivative securities convertible into or exercisable for shares of Shift Common Stock;
•	the issuance of new shares of CarLotz Common Stock prior to the Effective Time, excluding the settlement of derivative securities convertible or exercisable for shares of CarLotz Common Stock; and
•	the issuance of derivative securities convertible into or exercisable for shares of CarLotz Common Stock prior to the Effective Time.
Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants (Page 108)
With respect to CarLotz’s equity awards, the CarLotz Earnout Shares and CarLotz Warrants, the Merger Agreement provides that, at the Effective Time:
•
each award of time-based vesting restricted stock units (excluding CarLotz Earnout Acquiror RSUs, each, a “CarLotz RSU Award”) that is outstanding immediately prior to the Effective Time and to the extent vested at the Effective Time pursuant to its terms, will be cancelled and converted into the right to receive a number of shares of Shift Common Stock equal to the product of (i) the number of vested whole shares of CarLotz Common Stock subject to such award immediately prior to the Effective Time and (ii) the Exchange Ratio, less applicable tax withholding. If or to the extent a CarLotz RSU Award is not covered by the preceding sentence, such award will be assumed by Shift and converted into an award of time-based vesting restricted stock units relating to Shift Common Stock, with such award subject to the same terms and conditions as applied to such CarLotz RSU Award immediately prior to the effective time, except the number of shares of Shift Common Stock subject to such award will equal the product of (i) the number of unvested whole shares of CarLotz Common Stock subject to such CarLotz RSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio, and rounding such product down to the nearest whole share;

•
each award of performance-based vesting restricted stock units (each, a “CarLotz PSU Award”) that is outstanding immediately prior to the Effective Time, if and to the extent vested at the Effective Time pursuant to its terms, will be cancelled and converted into the right to receive a number of shares of Shift Common Stock equal to the product of (i) the number of whole shares of CarLotz Common Stock subject to such award immediately prior to the Effective Time and (ii) the Exchange Ratio, less applicable tax withholding. If or to the extent a CarLotz PSU Award is not covered by the preceding sentence, such award will be assumed by Shift and converted into an award of performance-based vesting restricted stock units relating to Shift Common Stock, with such award subject to the same terms and conditions as applied to such CarLotz PSU Award immediately prior to the Effective Time, except (i) the number of shares of Shift Common Stock subject to such award will equal the product of (A) the number of unvested whole shares of CarLotz Common Stock subject to such CarLotz PSU Award immediately prior to the Effective Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share and (ii) the threshold closing share prices of CarLotz Common Stock applicable to such award shall be adjusted to threshold closing share prices of Shift Common Stock determined by dividing (A) the threshold closing share prices of CarLotz Common Stock applicable to such award immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent;

•
each option to purchase shares of CarLotz Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested (each, an “Assumed Stock Option”), will cease to represent a right to acquire shares of CarLotz Common Stock and will be assumed by Shift and converted into an option to purchase shares of Shift Common Stock from Shift (each, a “Shift Stock Option”) on the same terms and conditions as applied to such Assumed Stock Option immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Assumed Stock Option will be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the per share exercise price for the shares of Shift Common Stock issuable upon exercise of each Assumed Stock Option will be determined by dividing (x) the per share exercise price for the shares of CarLotz Common Stock otherwise purchasable pursuant to such Assumed Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent;

•
if the Proposed Transactions constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (i) Shift agrees that the terms and conditions set forth in Section 3.10(f) of the SPAC Merger Agreement will apply to the Proposed Transactions, (ii) the CarLotz Common Stock in respect of the CarLotz Earnout Shares will be issued in accordance with Section 3.10(f) of the SPAC Merger Agreement as of immediately prior to the Effective Time and (iii) as of the Effective Time, each such share of CarLotz Common Stock will be converted into the right to receive the Merger Consideration. If the Proposed Transactions do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each CarLotz Earnout Share that is subject to issuance as of immediately prior to the Effective Time (each, an “Assumed CarLotz Earnout Share”) will, as of the Effective Time, cease to represent a right to acquire shares of CarLotz Common Stock and will be assumed by Shift and converted into a right to receive shares of Shift Common Stock on the same terms and conditions as applied to such Assumed CarLotz Earnout Share immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Assumed CarLotz Earnout Share shall be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed CarLotz Earnout Share immediately prior to the Effective Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the threshold closing share prices of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Shares shall be adjusted to threshold closing share prices of Shift Common Stock determined by dividing (A) the threshold closing share prices of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Shares as of immediately prior to the Effective Time by (B) the Exchange Ratio, and rounding such quotient up to the nearest whole cent;

•
if the Proposed Transactions constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (i) Shift agrees that the terms and conditions set forth in Section 3.04(e) of the

SPAC Merger Agreement will apply to the Proposed Transactions, and (ii) each CarLotz Earnout Acquiror RSU will immediately vest, be cancelled and be converted into the right to receive the a number of shares of Shift Common Stock equal to the product of (A) the number of vested shares of CarLotz Common Stock subject to such CarLotz Earnout Acquiror RSU immediately prior to the Effective Time and (B) the Exchange Ratio, less applicable tax withholding. If the Proposed Transactions do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each CarLotz Earnout Acquiror RSU that is issued and outstanding as of immediately prior to the Effective Time (each, an “Assumed CarLotz Earnout Acquiror RSU”) will cease to represent a right to acquire shares of CarLotz Common Stock and shall be assumed by Shift and converted into a right to receive Shift Common Stock on the same terms and conditions as applied to such Assumed CarLotz Earnout Acquiror RSU immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Assumed CarLotz Earnout Acquiror RSU shall be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed CarLotz Earnout Acquiror RSU immediately prior to the Effective Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share; and (ii) the threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU shall be adjusted to threshold closing share price of Shift Common Stock determined by dividing (A) the threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent; and
•
each CarLotz Warrant that is outstanding and unexercised immediately prior to the Effective Time will cease to represent a CarLotz Warrant in respect of CarLotz Common Stock and will be assumed by Shift and converted into a warrant denominated in shares of Shift Common Stock (each, a “Shift Warrant”). The number of shares of Shift Common Stock subject to each Shift Warrant will be equal to the product of (i) the number of whole shares of CarLotz Common Stock subject to such CarLotz Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio, and rounding such product to the nearest whole share; and the per share exercise price for the shares of Shift Common Stock issuable upon exercise of each Shift Warrant will be determined by dividing (i) the per share exercise price of such CarLotz Warrant immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent. Except as set forth in the preceding sentence, following the Effective Time, each Shift Warrant will continue to be governed by the same terms and conditions as were applicable to the applicable CarLotz Warrant immediately prior to the Effective Time.

For more information, see the section entitled “The Merger Agreement—Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants.”
Shift’s Reasons for the Merger and Recommendation of the Shift Board (Page 78)
The Shift Board unanimously recommends that you vote “FOR” the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the Shift Adjournment Proposal. For a description of factors considered by the Shift Board in reaching its decision to approve the Merger Agreement, the Proposed Transactions (including the Merger) and the Reverse Stock Split Amendment, and additional information on the recommendation of the Shift Board, see the section entitled “The Merger—Shift’s Reasons for the Merger and Recommendation of the Shift Board.”
CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board (Page 81)
The CarLotz Board unanimously recommends that you vote “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal. For a description of factors considered by the CarLotz Board in reaching its decision to approve the Merger Agreement and the Proposed Transactions (including the Merger) and additional information on the recommendation of the CarLotz Board, see the section entitled “The Merger—CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board.”
Opinion of Shift’s Financial Advisor (Page 85; Annex C)
Shift retained Centerview as financial advisor to the Shift Board in connection with the Proposed Transactions. In connection with this engagement, the Shift Board requested that Centerview evaluate the fairness, from a financial point of view, to Shift of the Exchange Ratio provided for pursuant to the Merger Agreement. On

August 9, 2022, Centerview rendered to the Shift Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 9, 2022, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to Shift.
The full text of Centerview’s written opinion, dated August 9, 2022, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Shift Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Proposed Transactions, and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to Shift of the Exchange Ratio provided for pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Proposed Transactions and does not constitute a recommendation to any Shift Stockholder or any other person as to how such Shift Stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Proposed Transactions or any other matter.
The full text of Centerview’s written opinion, which is attached as Annex C to this joint proxy statement/prospectus, should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Opinion of CarLotz’s Financial Advisor
William Blair was retained to act as financial advisor to CarLotz in connection with a possible business combination. Pursuant to its engagement, the CarLotz Board requested that William Blair render an opinion to the CarLotz Board as to the fairness, from a financial point of view, of the Exchange Ratio to CarLotz Stockholders. On August 9, 2022, William Blair delivered its oral opinion to the CarLotz Board (subsequently confirmed in its written opinion dated August 9, 2022) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Exchange Ratio was fair, from a financial point of view, to CarLotz Stockholders. The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement, and William Blair expressed no opinion as to any such adjustment.
THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED AUGUST 9, 2022, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE CARLOTZ BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE EXCHANGE RATIO SPECIFIED IN THE MERGER AGREEMENT AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO SPECIFIED IN THE MERGER AGREEMENT. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CARLOTZ STOCKHOLDER AS TO HOW SUCH CARLOTZ STOCKHOLDER SHOULD VOTE ITS SHARES OF CARLOTZ COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY CARLOTZ TO ENGAGE IN THE MERGER. THE SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D.

The Shift Special Meeting (Page 46)
The Shift Special Meeting will be held in a virtual meeting format via live webcast on December 7, 2022, beginning at 12:00 p.m., Eastern Time. Shift Stockholders will be able to virtually attend and vote at the Shift Special Meeting by visiting the Shift Special Meeting Website at www.virtualshareholdermeeting.com/SFT2022SM.
The purposes of the Shift Special Meeting are to consider and vote upon the following matters:
•	the Shift Share Issuance Proposal;
•	the Shift Reverse Stock Split Proposal; and
•	the Shift Adjournment Proposal.
Approval of the Shift Share Issuance Proposal by Shift Stockholders is a condition to the Merger. Approval of the Shift Reverse Stock Split Proposal and the Shift Adjournment Proposal are not conditions to the obligation of either Shift or CarLotz to complete the Merger.
Only holders of record of shares of Shift Common Stock outstanding at the close of business on November 2, 2022, the Shift Record Date, are entitled to notice of, and to vote at, the Shift Special Meeting or any adjournment or postponement thereof. Each Shift Stockholder is entitled to one vote on each proposal for each share of Shift Common Stock held of record at the close of business on the Shift Record Date.
A quorum of Shift Stockholders is necessary to conduct business at the Shift Special Meeting. The presence in person or by proxy of the holders of Shift Common Stock representing a majority of the voting power of the outstanding shares of Shift Common Stock entitled to vote at the Shift Special Meeting will constitute a quorum. Virtual attendance at the Shift Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Shift Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Shift Special Meeting. Shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the Shift Stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals brought before the Shift Special Meeting (or your bank, broker or other nominee exercises its discretionary authority to vote on the Shift Reverse Stock Split Proposal as described below).
Shift Proposal 1: Shift Share Issuance Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Share Issuance Proposal requires the affirmative vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy at the Shift Special Meeting. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Share Issuance Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will have the same effect as a vote “AGAINST” the Shift Share Issuance Proposal for purposes of the requirement that the Shift Share Issuance Proposal receive the affirmative vote of the holders of a majority of the outstanding Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Share Issuance Proposal, it will have the same effect as a vote “AGAINST” the Shift Share Issuance Proposal.
Shift Proposal 2: Shift Reverse Stock Split Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Reverse Stock Split Proposal requires the affirmative vote of the holders of Shift Common Stock representing at least a majority of the outstanding shares of Shift Common Stock entitled to vote thereon. If you are a Shift Stockholder and fail to vote, fail to instruct your bank, broker or other nominee to vote with respect to the Shift Reverse Stock Split Proposal (except in the event your bank, broker or other nominee exercises its discretionary authority to vote “FOR” the Shift Reverse Stock Split Proposal), or abstain from voting, it will have the same effect as a vote “AGAINST” the Shift Reverse Stock Split Proposal.

Shift Proposal 3: Shift Adjournment Proposal
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Adjournment Proposal. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal, provided that a quorum is otherwise present at the Shift Special Meeting. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Adjournment Proposal, it will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal.
The CarLotz Special Meeting (Page 56)
The CarLotz Special Meeting is scheduled to be held virtually via live webcast on December 7, 2022, beginning at 11:00 a.m., Eastern Time. CarLotz Stockholders will be able to virtually attend and vote at the CarLotz Special Meeting by visiting www.virtualshareholdermeeting.com/LOTZ2022SM, the CarLotz Special Meeting Website.
The purpose of the CarLotz Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•	the CarLotz Merger Proposal; and
•	the CarLotz Adjournment Proposal.
Approval of the CarLotz Merger Proposal by CarLotz Stockholders is a condition to the Merger. Approval of the CarLotz Adjournment Proposal is not a condition to the obligation of either Shift or CarLotz to complete the Merger.
Only CarLotz Stockholders of record at the close of business on the CarLotz Record Date are entitled to receive notice of and to vote at the CarLotz Special Meeting and any and all adjournments or postponements thereof. Each CarLotz Stockholder is entitled to one vote on each proposal for each share of CarLotz Common Stock held of record at the close of business on the CarLotz Record Date.
A quorum of CarLotz Stockholders is necessary to conduct business at the CarLotz Special Meeting. The presence in person, or by remote communication, or represented by proxy of the holders of CarLotz Common Stock representing a majority of the voting power of the outstanding shares of CarLotz Common Stock entitled to vote at the CarLotz Special Meeting will constitute a quorum. Shares of CarLotz Common Stock present at the CarLotz Special Meeting by virtual attendance via the CarLotz Special Meeting Website or represented by proxy and entitled to vote, including shares for which a CarLotz Stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. Shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the CarLotz Stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals at the CarLotz Special Meeting.
CarLotz Proposal 1: CarLotz Merger Proposal
Approval requires the affirmative vote of the holders of a majority of the outstanding shares of CarLotz Common Stock entitled to vote at the close of business on the CarLotz Record Date. The failure to vote, the failure to instruct your brokerage firm, bank, dealer or other similar organization, trustee or nominee to vote shares held in “street name” on the CarLotz Merger Proposal or an abstention from voting will have the same effect as a vote “AGAINST” the CarLotz Merger Proposal.
CarLotz Proposal 2: CarLotz Adjournment Proposal
Approval requires the affirmative vote of the holders of a majority of the voting power of the shares of CarLotz Common Stock present, including by remote communication, or represented by proxy at the CarLotz Special Meeting. Any shares not present or represented by proxy (including due to failure of a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the CarLotz Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the CarLotz Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the CarLotz Adjournment Proposal will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal. In addition, if a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for the CarLotz Merger Proposal, but not for the CarLotz Adjournment Proposal, it will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal.
Interests of Shift Directors and Executive Officers in the Merger (Page 145)
Other than with respect to continued service for, employment by and/or the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, none of Shift’s named executive officers are party to or participate in any plan, program, arrangement or understanding that provides for any payment, benefit or other compensation that is based on or otherwise relates to the completion of the Merger. See the section entitled “Interests of Shift Directors and Executive Officers in the Merger.”
Interests of CarLotz Directors and Executive Officers in the Merger (Page 146)
In considering the recommendations of the CarLotz Board, CarLotz Stockholders should be aware that CarLotz’s directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of CarLotz Stockholders generally. The CarLotz Board was aware of and considered these interests, among other matters, in reaching its determination that the Merger is fair to and in the best interests of CarLotz and its stockholders, approving and declaring advisable the Merger Agreement and the Proposed Transactions, including the Merger, and recommending that CarLotz Stockholders approve the CarLotz Merger Proposal. These interests are discussed in more detail in the section entitled “Interests of CarLotz Directors and Executive Officers in the Merger.”
Certain Beneficial Owners of Shift Common Stock (Page 174)
At the close of business on October 27, 2022, the latest practicable date prior to the date of this joint proxy statement/ prospectus, Shift directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 9.0% of the shares of Shift Common Stock. Certain directors, executive officers and affiliates of certain directors and executive officers executed supporting agreements in connection with the Merger Agreement, solely in their capacity as Shift Stockholders (the “Shift Support Agreements”). For more information regarding the Shift Support Agreements, see the section entitled “Support Agreements.”
Shift currently expects that all Shift directors and executive officers, including directors and executive officers not party to a Shift Support Agreement, will vote their shares “FOR” the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the Shift Adjournment Proposal. For more information regarding the security ownership of Shift directors and executive officers, see the section entitled “Certain Beneficial Owners of Shift Common Stock.”
Certain Beneficial Owners of CarLotz Common Stock (Page 176)
At the close of business on October 27, 2022, the latest practicable date prior to the date of this joint proxy statement/ prospectus, CarLotz directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 28.6% of the shares of CarLotz Common Stock. The CarLotz Chairman and affiliates of the CarLotz Chairman and certain directors executed supporting agreements in connection with the Merger Agreement, solely in their capacity as CarLotz Stockholders (the “CarLotz Support Agreements”). For more information regarding the CarLotz Support Agreements, see the section entitled “Support Agreements.”
CarLotz currently expects that all CarLotz directors and executive officers, including directors and executive officers not party to a CarLotz Support Agreement, will vote their shares “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal. For more information regarding the security ownership of CarLotz directors and executive officers, see the section entitled “Certain Beneficial Owners of CarLotz Common Stock.”

Governance Matters After the Merger (Page 104)
Prior to the closing of the Merger, the Shift Board will take all necessary actions so that, immediately following the Effective Time, the Combined Company board of directors will consist of 10 members, composed of the following:
•	five current members of the Shift Board, designated by Shift;
•	three current members of the CarLotz Board, designated by CarLotz;
•	one director mutually agreed upon by Shift and CarLotz who will be “independent” in accordance with the applicable Nasdaq listing rules; and
•	one director who will be the then-serving Chief Executive Officer of the Combined Company.
For more information, see the section entitled “The Merger—Combined Company Governance.”
Regulatory Matters (Page 117)
The obligations of Shift and CarLotz to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act. For more information, see the section entitled “The Merger—Regulatory Matters.”
No Appraisal Rights (Page 171)
No dissenters’ or appraisal rights will be available to Shift Stockholders or CarLotz Stockholders with respect to the Merger or the other Proposed Transactions under Delaware law. See the section entitled “Appraisal Rights.”
Conditions to Complete the Merger (Page 122)
The obligations of each of Shift and CarLotz to complete the Merger are subject to the satisfaction or waiver by the other party (to the extent permitted by applicable legal requirements), at or prior to the completion of the Merger, of each of the following conditions:
•
the accuracy of the representations and warranties of the other party contained in the Merger Agreement as of the date on which the Merger Agreement was entered into and as of the Closing Date (other than any such representation and warranty made as of a specified date, which will have been accurate as of such specified date), subject to the materiality standards provided in the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

•
the performance by the other party in all material respects of all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date (and the receipt by each party of an officer’s certificate from the other party to such effect);

•
the absence of any material adverse effect with respect to the other party since the date of the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

•	the approval of the Share Issuance by Shift Stockholders and adoption of the Merger Agreement by CarLotz Stockholders;
•
any waiting period (and any extension thereof) applicable to the Merger under the HSR Act will have been terminated or have expired, and any other waiting periods or suspension periods under any other antitrust laws will have expired or been terminated, and any necessary approvals or clearances under those laws will have been obtained;

•
no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition, and no litigation or other legal proceeding by any governmental authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal will have been enacted that remains in effect;

•
a registration statement on Form S-4 will have been declared effective under the Securities Act, and no stop order suspending the effectiveness of such registration statement will be in effect, and no proceedings for such purpose will be pending before the SEC;

•	the shares of Shift Common Stock issuable to CarLotz Stockholders in accordance with the Merger Agreement will have been authorized for listing on Nasdaq, subject to official notice of issuance; and
•	the other party’s cash amount set forth on its closing statement must meet or exceed its minimum cash amount set forth in the Merger Agreement.
Neither Shift nor CarLotz can be certain when, or if, the conditions to the Merger will be satisfied or waived or that the Merger will be completed. For more information, see “The Merger Agreement—Conditions to Complete the Merger.”
Agreement Not to Solicit Other Offers (Page 120)
Commencing as of the date of the Merger Agreement and subject to certain exceptions, each of Shift and CarLotz has agreed (with respect to Shift, for the period prior to obtaining the approval of the Shift Share Issuance Proposal by Shift Stockholders) that it will not, directly or indirectly, and will ensure that its subsidiaries do not and will use reasonable best efforts to ensure each of their respective representatives do not directly or indirectly:
•
solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction or approving any person (other than the other party and its affiliates) becoming an “interested stockholder” for purposes of Delaware corporate law) or take any action that reasonably would be expected to lead to an acquisition proposal or acquisition inquiry;

•
furnish or otherwise provide access to any non-public information regarding such party or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•
enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any person with respect to any acquisition proposal or acquisition inquiry (other than to state that such party is subject to this non-solicitation provision);

•	approve, endorse or recommend any acquisition proposal; or
•
enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an acquisition transaction.

For purposes of the Merger Agreement, an “acquisition proposal” means, with respect to Shift and CarLotz, as applicable, any offer or proposal contemplating or otherwise relating to any acquisition transaction, other than an offer or proposal made or submitted by the other party or its subsidiaries with respect to such party and its subsidiaries. An “acquisition transaction” means, with respect to Shift and CarLotz, as applicable, any transaction or series of transactions, other than the Proposed Transactions, involving, directly or indirectly:
•
any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (A) in which such party or its subsidiaries is a constituent or participating entity; (B) in which a person or “group” (as defined in Section 13(d) of the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or record ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of such party and its subsidiaries; or (C) in which (1) Shift and its subsidiaries or (2) CarLotz, as applicable, issues securities representing 20% or more of the outstanding securities of any class of such entity (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);

•
any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues or consolidated assets of such party and its subsidiaries (measured based on the last day of the most recently completed calendar month); or

•	any liquidation or dissolution of such party.

Further, under the Merger Agreement, each of Shift and CarLotz agreed that it will, and will ensure their respective subsidiaries and will use reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any person relating to any acquisition proposal or acquisition inquiry.
For more information, see the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.”
Change in Board Recommendation (Page 119)
Under the Merger Agreement, except as described below, each of the Shift Board and the CarLotz Board may not:
•	withdraw or modify in a manner adverse to the other party the Shift Board Recommendation or the CarLotz Board Recommendation, as applicable (any such action, a “Board Recommendation Change”);
•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any alternative acquisition proposal;
•	cause or permit any subsidiary of such party to execute or enter into any alternative acquisition agreement; or
•
resolve, agree or publicly propose to, or permit any subsidiary of such party or any representative of any of such party’s subsidiaries to resolve, agree or publicly propose to, take any of the foregoing actions.

At any time prior to the approval of the Shift Share Issuance Proposal by Shift Stockholders in the case of the Shift Board or the approval of the CarLotz Merger Proposal by CarLotz Stockholders in the case of the CarLotz Board, the applicable board of directors may withdraw or modify its unanimous recommendation and, in the case of the first bullet below, may also cause the applicable party to terminate the Merger Agreement in order to accept a superior offer and, concurrently with or following such termination, cause such party to enter into an alternative acquisition agreement with respect to such superior offer (provided that, immediately prior to or concurrently with such termination, such party shall have paid to the other party the applicable termination fee):
•
if: (A) an unsolicited, bona fide, written acquisition proposal is made to such party after the date of the Merger Agreement and is not withdrawn; (B) such acquisition proposal did not result directly or indirectly from a breach of such party’s non-solicitation covenants; (C) such board of directors determines in good faith that such acquisition proposal constitutes a superior offer; (D) such board of directors determines in good faith, after having taken into account the advice of such party’s outside legal counsel, that, in light of such superior offer, the failure to withdraw or modify its unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law; (E) no less than four business days prior to withdrawing or modifying its unanimous recommendation or terminating the Merger Agreement in order to accept such superior offer, such board of directors delivers to the opposite party a written notice, specifying, among other things, the material terms and conditions of such superior offer; (F) throughout such four business day period, such party engages (to the extent requested by the other party) in good faith negotiations to amend the Merger Agreement in such a manner that the failure to withdraw or modify such board of directors’ unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would not reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; and (G) at the time of withdrawal or modification of such board of directors’ unanimous recommendation or the termination of the Merger Agreement in order to accept such superior offer, such board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the applicable party’s outside legal counsel, that the failure to withdraw or modify such unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law in light of such superior offer; provided, that when making such determination, such board of directors is obligated to consider any changes to the terms of the Merger Agreement proposed by the opposite party as a result of the negotiations required by clause (F) above or otherwise; or

•
if: (A) there shall arise after the date of the Merger Agreement a material event, material development or change in circumstances that relates to and is material to (1) CarLotz and CarLotz’s subsidiaries or (2) Shift and Shift’s subsidiaries, in each case taken as a whole (but does not relate to any acquisition proposal) that was not known, and would not reasonably be expected to have been known or foreseen on the date of the Merger Agreement (or if known, the consequences of which were not known and would not reasonably be expected to have been known or foreseen as of the date of the Merger Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to such party prior to the requisite vote of such party’s stockholders and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, the Merger Agreement (any such material event, material development or material change in circumstances, a “Change in Circumstances”); (B) such board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of such party’s outside legal counsel, that, in light of such Change in Circumstances, the failure to withdraw or modify such board of directors’ unanimous recommendation would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; (C) notice is delivered to the other party no less than four business days prior to withdrawing or modifying such board of directors’ unanimous recommendation, including a description of the Change in Circumstances; (D) throughout such four business day period, such party engages (to the extent requested by the other party) in good faith negotiations with the other party to amend the Merger Agreement in such a manner that the failure to withdraw or modify such board of directors’ unanimous recommendation would not reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law in light of such Change in Circumstances; and (E) at the time of withdrawing or modifying such board of directors’ unanimous recommendation, such board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of such party’s outside legal counsel, that the failure to withdraw or modify such board of directors’ unanimous recommendation would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; provided, however, that when making such determination, such board of directors must consider any changes to the terms of the Merger Agreement proposed by the opposite party as a result of the negotiations described in clause (D) or otherwise.

The Merger Agreement does not prohibit Shift or CarLotz from (i) taking and disclosing to their stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to their stockholders if such party’s board of directors determines in good faith, after having taken into account the advice of such party’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with such party’s board of directors’ fiduciary obligations under applicable law; provided, however, that any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, will be deemed to be a withdrawal or modification of such party’s unanimous board recommendation in a manner adverse to the other party unless such party’s board of directors publicly and unanimously reaffirms its unanimous recommendation in such disclosure.
For more information, see the sections entitled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board” and “The Merger Agreement—Termination Fees and Expense Reimbursement.”
Termination of the Merger Agreement (Page 124)
The Merger Agreement can be terminated at any time prior to the Effective Time, whether before or after the receipt of approval of the Share Issuance by Shift Stockholders or adoption of the Merger Agreement by CarLotz Stockholders, in the following circumstances:
•	by mutual written consent of Shift and CarLotz;
•
by either Shift or CarLotz if the Merger has not been consummated by the Outside Date; provided, that, if the failure to consummate the Merger by the Outside Date is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time, then such party may not terminate the Merger Agreement in accordance with this clause; provided, further, that the Outside Date (including as it may have been previously extended) will be automatically extended without any action of any party to the extent necessary for purposes of determining the cash amount for each party and for the Closing to occur thereafter;
•
by either Shift or CarLotz if any legal restraint or legal proceeding having the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal is in effect and has become final and nonappealable; provided, however, that a party may not terminate the Merger Agreement in accordance with this clause if the cause of such legal restraint or legal proceeding is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•
by either Shift or CarLotz if: (i) the Shift Special Meeting (including any adjournments and postponements thereof) has been held and completed, Shift Stockholders have taken a final vote on the Shift Share Issuance Proposal and such proposal was not approved; or (ii) the CarLotz Special Meeting (including any adjournments and postponements thereof) has been held and completed, CarLotz Stockholders have taken a final vote on the CarLotz Merger Proposal and such proposal was not approved; provided, however, that a party may not terminate the Merger Agreement in accordance with this clause if the failure to obtain such approval is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•
by Shift (at any time prior to the adoption of the Merger Agreement by CarLotz Stockholders) if a triggering event with respect to CarLotz has occurred; provided, however, that Shift is not permitted to terminate the Merger Agreement in accordance with this clause if Shift or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would cause the applicable conditions to Closing not to be satisfied;

•
by CarLotz (at any time prior to the approval of the Share Issuance) if a triggering event with respect to Shift has occurred; provided, however, that CarLotz is not permitted to terminate the Merger Agreement in accordance with this clause if CarLotz is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would cause the applicable conditions to Closing not to be satisfied;

•
by Shift if: (i) any of CarLotz’s representations or warranties contained in the Merger Agreement were inaccurate as of the date of the Merger Agreement or become inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date) such that the applicable condition to Closing would not be satisfied; or (ii) any of CarLotz’s covenants or obligations contained in the Merger Agreement are breached such that the applicable condition to Closing would not be satisfied, subject to certain cure provisions; provided, that the Merger Agreement may not be terminated in accordance with this clause if Shift or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach by Shift or Merger Sub would cause the applicable condition to Closing not to be satisfied;

•
by CarLotz if: (i) any of Shift’s representations or warranties contained in the Merger Agreement were inaccurate as of the date of the Merger Agreement or become inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date) such that the applicable condition to Closing would not be satisfied; or (ii) if any of Shift’s covenants or obligations contained in the Merger Agreement are breached such that the applicable condition to Closing would not be satisfied, subject to certain cure provisions; provided, however, that the Merger Agreement may not be terminated in accordance with this clause if CarLotz is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach by CarLotz would cause the applicable conditions to Closing not to be satisfied;

•
by CarLotz (at any time prior to the adoption of the Merger Agreement by CarLotz Stockholders) in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such superior offer that has been executed on behalf of the person that made such superior offer, if concurrently with the termination of the Merger

Agreement in accordance with this clause, CarLotz enters into such alternative acquisition agreement with respect to such superior offer; provided, that immediately prior to or concurrently with such termination, CarLotz pays to Shift or its designee a termination fee as described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement”; or
•
by Shift (at any time prior to the approval of the Share Issuance by Shift Stockholders) in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such superior offer that has been executed on behalf of the person that made such superior offer, if concurrently with the termination of the Merger Agreement in accordance with this clause, Shift enters into the alternative acquisition agreement with respect to such superior offer; provided, that immediately prior to or concurrently with such termination, Shift pays to CarLotz or its designee a termination fee as described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

For purposes of the Merger Agreement, a “triggering event” means, with respect to Shift or CarLotz, as applicable, if: (i) such party’s board of directors or any committee thereof (A) makes a Board Recommendation Change, (B) recommends the approval, acceptance or adoption of, or approves, endorses, accepts or adopts, any alternative acquisition proposal, (C) causes or permits the applicable party or any of its subsidiaries to execute or enter into any alternative acquisition agreement or (D) resolves, agrees or publicly proposes to, or permits the applicable party or any of its subsidiaries or any representative thereof to resolve, agree or publicly propose to, take any of the foregoing actions; (ii) such party fails to include its unanimous board recommendation in this joint proxy statement/prospectus; (iii) a tender or exchange offer relating to shares of such party’s common stock is commenced and such party does not send to its securityholders, within 10 business days after the commencement of such tender or exchange offer (or, if earlier, prior to such party’s special meeting), a statement disclosing that such party recommends rejection of such tender or exchange offer and reaffirming such party’s unanimous board recommendation; (iv) such party’s board of directors or any committee thereof recommends, adopts or approves or publicly proposes to recommend, adopt or approve any acquisition proposal; or (v) such party or any of its subsidiaries materially breaches the non-solicitation or board recommendation covenants in the Merger Agreement as further described in the sections entitled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board” and “The Merger Agreement—Agreement Not to Solicit Other Offers.”
Termination Fees and Expense Reimbursement (Page 126)
Shift or CarLotz will pay the other party, as applicable, a termination fee of $4,250,000 in cash if the Merger Agreement is terminated in the following circumstances:
•
if: (A) the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of CarLotz Stockholders to adopt the Merger Agreement; (B) at or prior to the time of such termination, an acquisition proposal with respect to CarLotz was publicly disclosed or made and such acquisition proposal was not publicly withdrawn at least two business days prior to the CarLotz Special Meeting; and (C) within 12 months after the date of any such termination, an acquisition transaction (whether or not relating to such acquisition proposal) with respect to CarLotz is consummated or a definitive agreement providing for an acquisition transaction (whether or not relating to such acquisition proposal) with respect to CarLotz is executed; provided, however, that, for purposes of clause (C), all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%”;

•
if: (A) the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of Shift Stockholders to approve the Share Issuance; (B) at or prior to the time of such termination, an acquisition proposal with respect to Shift was publicly disclosed or made and such acquisition proposal was not publicly withdrawn at least two business days prior to the Shift Special Meeting; and (C) within 12 months after the date of any such termination, an acquisition transaction (whether or not relating to such acquisition proposal) with respect to Shift is consummated or a definitive agreement providing for an acquisition transaction (whether or not relating to such acquisition proposal) with respect to Shift is executed; provided, however, that, for purposes of clause (C), all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%”;

•
if the Merger Agreement is terminated: (i) by Shift in connection with a triggering event with respect to CarLotz; (ii) by CarLotz at any time at which Shift has the right to terminate the Merger Agreement in connection with a triggering event with respect to CarLotz; or (iii) by CarLotz in order to accept a superior offer; and

•
if the Merger Agreement is terminated: (i) by CarLotz in connection with a triggering event with respect to Shift; (ii) by Shift at any time at which CarLotz has the right to terminate the Merger Agreement in connection with a triggering event with respect to Shift; or (iii) by Shift in order to accept a superior offer.

In addition, Shift or CarLotz will pay the other party, as applicable, all of the reasonable and documented out-of-pocket expenses of the other party incurred by the other party in connection with the Merger Agreement and the Proposed Transactions in an amount not to exceed $1,210,000 if the Merger Agreement is terminated in the following circumstances:
•	the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of CarLotz Stockholders to adopt the Merger Agreement; or
•	the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of Shift Stockholders to approve the Share Issuance.
Any expense reimbursement pursuant to the forgoing will be credited against the termination fee, if any, that is payable by such party.
Support Agreements (Page 128)
Concurrently with the execution of the Merger Agreement, on August 9, 2022, Shift and CarLotz entered into (i) the Shift Support Agreements with Shift director and then-Chief Executive Officer George Arison (and certain of his affiliates), Shift director Tobias Russell, Threshold Ventures I Partners Fund, LLC, Threshold Ventures I, L.P., DCM Affiliates Fund VIII, L.P., DCM Ventures China Fund (DCM VIII), L.P., DCM VIII, L.P., A-Fund, L.P., and G2VP, LLC and (ii) the CarLotz Support Agreements with CarLotz Chairman Luis Solorzano, Acamar Partners Sponsor I, LLC and TRP Capital Partners, LP, in each case in such person’s capacity as a Shift Stockholder or CarLotz Stockholder, as applicable. For more information on the Support Agreements, see the section entitled “Support Agreements.”
U.S. Federal Income Tax Consequences of the Merger (Page 154)
The Merger has been structured to qualify as, and the parties intend the Merger to be treated as, a reorganization for U.S. federal income tax purposes. In the opinion of Jenner & Block LLP, tax counsel to Shift, CarLotz Stockholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their CarLotz Common Stock for Shift Common Stock in the Merger.
You should be aware that the tax consequences to you of the Merger may depend upon your own situation. In addition, you may be subject to U.S. federal non-income, state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisors for a full understanding of the tax consequences to you of the Merger.
U.S. Federal Income Tax Consequences of the Reverse Stock Split Amendment (Page 157)
The Reverse Stock Split Amendment is expected to qualify as a “recapitalization” for U.S. federal income tax purposes. In the opinion of Jenner & Block LLP, tax counsel to Shift, Shift Stockholders generally will not recognize gain or loss for U.S. federal income tax purposes upon the reverse stock split (except with respect to cash, if any, received in lieu of a fractional share of Shift Common Stock).
You should be aware that the tax consequences to you of the Reverse Stock Split Amendment may depend upon your own situation. In addition, you may be subject to U.S. federal non-income, state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. You should therefore consult with your own tax advisors for a full understanding of the tax consequences to you of the Reverse Stock Split Amendment.
Comparison of Stockholders’ Rights (Page 160)
Upon completion of the Merger, CarLotz Stockholders receiving shares of Shift Common Stock will become Shift Stockholders. The rights of Shift Stockholders will be governed by the DGCL, the Shift Charter and the

Shift Bylaws in effect at the Effective Time. As Shift and CarLotz are both Delaware corporations, the rights of Shift Stockholders and CarLotz Stockholders are not materially different. However, there are certain differences in the rights of Shift Stockholders under the Shift Charter and the Shift Bylaws and the rights of CarLotz Stockholders under the CarLotz Charter and the CarLotz Bylaws. See the section entitled “Comparison of Stockholders’ Rights.”
Listing of Shift Common Stock; Delisting and Deregistration of CarLotz Common Stock (Page 106)
It is a condition to the Merger that the shares of Shift Common Stock to be issued to CarLotz Stockholders in the Merger be authorized for listing on Nasdaq, subject to official notice of issuance. If the Merger is completed, CarLotz Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which CarLotz will no longer be required to file periodic reports with the SEC with respect to CarLotz Common Stock.
Risk Factors (Page 34)
In evaluating the Merger Agreement, the Proposed Transactions (including the Merger) and the Reverse Stock Split Amendment, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors.”

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Shift Common Stock is listed on Nasdaq under the symbol “SFT” and CarLotz Common Stock is listed on the Nasdaq Global Market under the symbol “LOTZ.”
On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”
The following table sets forth the closing sale price per share of Shift Common Stock reported on Nasdaq and CarLotz Common Stock reported on the Nasdaq Global Market, respectively, as of August 8, 2022, the trading day before the public announcement of the execution of the Merger Agreement, and October 27, 2022, the latest practicable trading date before the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the per share Merger Consideration for each share of CarLotz Common Stock as of the same two dates, calculated by multiplying the closing sale price of Shift Common Stock on those dates by 0.692158.
	Shift Common Stock	CarLotz Common Stock	Implied Per Share Value of Merger Consideration
August 8, 2022	$1.53	$0.623	$1.059
October 27, 2022	$0.5582	$0.2977	$0.3864
The market prices of Shift Common Stock and CarLotz Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Shift Special Meeting, the CarLotz Special Meeting and the Closing Date and thereafter (in the case of Shift Common Stock). The number of shares of Shift Common Stock that CarLotz Stockholders will receive as the Merger Consideration is not fixed and may change. Events that may impact the number of shares of Shift Common Stock issued in connection with the Merger include:
•	the issuance of new shares of Shift Common Stock prior to the Effective Time, including the settlement of derivative securities convertible into or exercisable for shares of Shift Common Stock;
•	the issuance of new shares of CarLotz Common Stock prior to the Effective Time, excluding the settlement of derivative securities convertible or exercisable for shares of CarLotz Common Stock; and
•	the issuance of derivative securities convertible into or exercisable for shares of CarLotz Common Stock prior to the Effective Time.
In addition, the market value of the Merger Consideration will fluctuate with the market price of Shift Common Stock. The value of the Merger Consideration to be received in exchange for each share of CarLotz Common Stock when received by CarLotz Stockholders after the Merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, Shift Stockholders and CarLotz Stockholders are advised to obtain current market quotations for Shift Common Stock and CarLotz Common Stock in determining whether to vote in favor of the Shift Share Issuance Proposal and the Shift Reverse Stock Split Proposal, in the case of Shift Stockholders, or the CarLotz Merger Proposal, in the case of CarLotz Stockholders.
Dividends
Shift has not paid any cash dividends on Shift Common Stock to date. The payment of cash dividends in the future will depend upon Shift’s revenues and earnings, in each case, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Shift Board at such time. Shift’s flooring line of credit with Ally Bank contains certain restrictive covenants that may limit Shift’s ability to pay distributions.

CarLotz has not paid any cash dividends on CarLotz Common Stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon CarLotz revenues and earnings, in each case, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the CarLotz Board at such time. CarLotz’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing.
Under the terms of the Merger Agreement, each of Shift and CarLotz is not permitted to declare, accrue, set aside or pay any dividend or make any other distribution during the pre-Closing period without the prior written consent of the other party.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the documents that Shift and CarLotz refer you to in the registration statement and oral statements made or to be made by Shift and CarLotz include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are referred to as the “safe harbor provisions.” Statements contained or incorporated by reference in the registration statement of which this joint proxy statement/prospectus forms a part that are not historical facts are forward-looking statements, including statements regarding the anticipated benefits of the Merger, the anticipated impact of the Merger on the Combined Company’s business and future financial and operating results, the expected amount and timing of anticipated synergies from the Merger, the anticipated timing of the Closing and other aspects of Shift’s or CarLotz’s operations or operating results. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding the Combined Company’s financial results, operations and other matters are intended to identify forward-looking statements that are intended to be covered by the safe harbor provisions. Investors are cautioned not to rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause future events to differ materially from the forward-looking statements in this report, including:
•
the occurrence of any change, event, series of events or circumstances that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require Shift to pay a termination fee to CarLotz or require CarLotz to pay a termination fee to Shift;

•
the inability to complete the Merger due to the failure of Shift Stockholders to approve the Share Issuance or of CarLotz Stockholders to adopt the Merger Agreement, or the failure to satisfy any of the other conditions to the completion of the Merger, including regulatory approvals, in a timely manner or otherwise;

•
risks relating to fluctuations of the market value of Shift Common Stock and CarLotz Common Stock before the completion of the Merger, including as a result of uncertainty as to the long-term value of the common stock of the Combined Company or as a result of broader stock market movements;

•
risks related to fluctuations in the number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration pursuant to the terms of the Merger Agreement, and risks that the market value of the Merger Consideration payable to CarLotz Stockholders will fluctuate with the market price of Shift Common Stock;

•	delays in closing, or the failure to close, the Merger for any reason, could negatively impact Shift, CarLotz or the Combined Company;
•
the risk that disruptions from the pendency of the Merger will disrupt Shift’s or CarLotz’s business, including current plans and operations, which may adversely impact Shift’s or CarLotz’s respective businesses;

•	difficulties or delays in integrating the businesses of Shift and CarLotz following completion of the Merger or fully realizing the anticipated synergies or other benefits expected from the Merger;
•	certain restrictions during the pendency of the Merger that may impact the ability of Shift or CarLotz to pursue certain business opportunities or strategic transactions;
•	the risk of legal proceedings that have been or may be instituted against Shift, CarLotz, their directors and/or others relating to the Merger;
•	the diversion of the attention of the respective management teams of Shift and CarLotz from their respective ongoing business operations;
•	the risk that the Merger or any announcement relating to the Merger could have an adverse effect on the ability of Shift or CarLotz to retain and hire key personnel;

•	the risk that uncertainty about the Merger may adversely affect relationships with Shift and CarLotz’s customers, partners, suppliers and employees, whether or not the Merger is completed;
•	the potentially significant amount of any costs, fees, expenses, impairments or charges related to the Merger;
•
the potential dilution of Shift Stockholders’ and CarLotz Stockholders’ ownership percentage of the Combined Company as compared to their ownership percentage of Shift or CarLotz, as applicable, prior to the Merger;

•	the business, economic, political and other conditions in the jurisdictions in which Shift or CarLotz operate;
•
the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, Shift’s or CarLotz’s respective business, operations, revenue, cash flow, operating expenses, hiring, demand for their respective products and services, sales cycles and customer retention;

•	CarLotz directors and executive officers having interests in the Merger that are different from, or in addition to, the interests of CarLotz Stockholders generally; and
•
the possibility that the Combined Company’s results of operations, cash flows and financial position after the Merger may differ materially from the unaudited pro forma condensed combined financial information contained in this joint proxy statement/prospectus.

The forward-looking statements contained in this joint proxy statement/prospectus are also subject to additional risks, uncertainties and factors, including those described in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for Shift and CarLotz, respectively, and other documents filed by either of them from time to time with the SEC. See the section entitled “Where You Can Find More Information” and the annexes included with this joint proxy statement/prospectus.
The forward-looking statements included in this joint proxy statement/prospectus are made only as of the date hereof. Shift and CarLotz do not undertake to update, alter or revise any forward-looking statements made in this joint proxy statement/prospectus to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

RISK FACTORS
In considering how to vote on the proposals to be considered and voted on at the Shift Special Meeting or the CarLotz Special Meeting, you are urged to carefully consider all of the information contained or incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” You should also read and consider the risks associated with each of the businesses of Shift and CarLotz because those risks will affect the Combined Company. The risks associated with the business of Shift can be found in Shift’s Exchange Act reports, including Shift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Shift’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, and June 30, 2022, which are incorporated by reference into this joint proxy statement/prospectus. The risks associated with the business of CarLotz can be found in CarLotz’s Exchange Act reports, including CarLotz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and CarLotz’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 which are attached as Annexes F-1, F-2 and F-3, respectively. In addition, you are urged to carefully consider the following material risks relating to the Merger, the Reverse Stock Split Amendment and the business of the Combined Company.
Risks Relating to the Merger
The final Exchange Ratio will be determined in accordance with a formula and is not yet knowable. The number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration and the market value of the Merger Consideration payable to CarLotz Stockholders are uncertain.
At the Effective Time, each share of CarLotz Common Stock that is outstanding immediately prior to the Effective Time (other than shares held in CarLotz’s treasury) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio (subject to adjustment for fractional shares and applicable tax withholding). The Exchange Ratio initially equals 0.692158 but is subject to adjustment, whereby at the Effective Time it will equal a ratio calculated as (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any CarLotz performance-based restricted stock unit awards that are terminated as of the Effective Time).
Because the final Exchange Ratio depends on a formula calculated at the Effective Time, CarLotz Stockholders will not know or be able to determine at the time of the CarLotz Special Meeting the number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration or the market value of the Merger Consideration payable to CarLotz Stockholders. Similarly, Shift Stockholders will not know or be able to determine at the time of the Shift Special Meeting the number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration or the market value of such shares compared to the market value of the shares of CarLotz Common Stock that are being exchanged in the Merger.
The market prices of Shift Common Stock and CarLotz Common Stock have fluctuated prior to and after the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Shift Special Meeting and the CarLotz Special Meeting, and through the date the Merger is completed. It is impossible to accurately predict the market price of Shift Common Stock at the completion of the Merger and, therefore, impossible to accurately predict the value of the shares of Shift Common Stock that CarLotz Stockholders will receive in the Merger. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Shift’s or CarLotz’s respective business results of operations, financial condition and prospects, the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, market assessments of the likelihood that the Merger will be completed, interest rates and other factors generally affecting the respective prices of Shift Common Stock and CarLotz Common Stock, and the timing of the Merger.
Many of these factors are beyond the control of Shift and CarLotz, and neither Shift nor CarLotz is permitted to terminate the Merger Agreement solely due to a decline in the market price of the common stock of the other party. You are urged to obtain current market quotations for Shift Common Stock and CarLotz Common Stock in determining whether to vote in favor of the Shift Share Issuance Proposal and the Shift Reverse Stock Split Proposal, in the case of Shift Stockholders, or the CarLotz Merger Proposal, in the case of CarLotz Stockholders.
The market price of Shift Common Stock will continue to fluctuate after the Merger.
Upon completion of the Merger, CarLotz Stockholders will become holders of Shift Common Stock. The market price of the Shift Common Stock will continue to fluctuate, potentially significantly, following completion of the Merger, including for the reasons described above. As a result, former CarLotz Stockholders could lose some or all of the value of their investment in Shift Common Stock. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Shift Common Stock received in the Merger, regardless of the Combined Company’s actual operating performance.
The Merger may not be completed, and the Merger Agreement may be terminated in accordance with its terms.
The Merger is subject to a number of conditions that must be satisfied, including the receipt of certain regulatory approvals and the approval by Shift Stockholders of the Shift Share Issuance Proposal and approval by CarLotz Stockholders of the CarLotz Merger Proposal, or waived (to the extent permitted), in each case prior to the completion of the Merger. These conditions are described in the section entitled “The Merger Agreement—Conditions to Complete the Merger.” These conditions to the completion of the Merger, some of which are beyond the control of Shift and CarLotz, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed.
Additionally, either Shift or CarLotz may terminate the Merger Agreement under certain circumstances, subject to the payment of a termination fee in certain cases as described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement.” In such cases, Shift may be required to pay to CarLotz, or CarLotz may be required to pay to Shift, a termination fee of $4.25 million. In addition, if the Merger Agreement is terminated in certain cases, Shift or CarLotz will be required to pay the other party, as applicable, all of the reasonable and documented out-of-pocket expenses of the other party incurred by the other party in connection with the Merger Agreement and the Proposed Transactions in an amount not to exceed $1.21 million, as described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement.” If expenses are reimbursed pursuant to the immediately preceding sentence, such amount will be credited from any termination fee that may be payable by such party.
Failure to complete the Merger could negatively impact the future business and financial results of Shift and CarLotz and the market prices of Shift Common Stock or CarLotz Common Stock.
If the Merger is not completed for any reason, including because Shift Stockholders fail to approve the Shift Share Issuance Proposal or because CarLotz Stockholders fail to approve the CarLotz Merger Proposal, the ongoing businesses of Shift and CarLotz may be adversely affected and, without realizing any of the expected benefits of having completed the Merger, Shift and CarLotz would be subject to a number of risks, including the following:
•	each company may experience negative reactions from the financial markets, including negative impacts on its stock price;
•	each company may experience negative reactions from its customers, partners, suppliers and employees;
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each company will be required to pay its respective costs relating to the Merger, such as financial advisory, legal, accounting costs and associated fees and expenses, whether or not the Merger is completed (subject to certain circumstances where one party is required to pay certain transaction expenses of the other party following the termination of the Merger Agreement, as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement”);

•
there may be disruptions to each company’s respective business resulting from the announcement and pendency of the Merger, and any adverse changes in their relationships with their respective customers, partners, suppliers, other business partners and employees may continue or intensify; and

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each company will have committed substantial time and resources to matters relating to the Merger (including integration planning), which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either company as an independent company.

The market price for shares of Shift Common Stock may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of shares of CarLotz Common Stock.
Upon completion of the Merger, CarLotz Stockholders will receive shares of Shift Common Stock and will accordingly become Shift Stockholders. Shift’s business differs from that of CarLotz, and Shift’s results of operations and stock price may be adversely affected by factors different from those that historically have affected or currently affect CarLotz’s results of operations and stock price. Following the completion of the Merger, CarLotz will be part of a larger company, so decisions affecting CarLotz may be made in respect of the larger combined business as a whole rather than the CarLotz business individually. For a discussion of the businesses of each of Shift and CarLotz and some important factors to consider in connection with those businesses, see the section entitled “The Parties to the Merger” and the other information contained or incorporated in this joint proxy statement/prospectus, including the annexes included with this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
The Share Issuance may cause the market price of Shift Common Stock to decline.
Based on 85,817,926 shares of Shift Common Stock issued and outstanding as of October 27, 2022, the latest practicable date prior to the date of this joint proxy statement/prospectus, and assuming CarLotz Stockholders will own 49.99% of the issued and outstanding shares of the Combined Company following the completion of the Merger, it is expected that Shift will issue approximately 85,783,606 shares of Shift Common Stock in the Merger. Former CarLotz Stockholders may decide not to hold the shares of Shift Common Stock that they will receive in the Merger, and Shift Stockholders may decide to reduce their investment in Shift as a result of the changes to Shift’s investment profile as a result of the Merger. Both the issuance of this amount of new shares in the Merger and any subsequent sales of these shares may cause the market price of Shift Common Stock to decline.
CarLotz Stockholders who receive shares of Shift Common Stock in the Merger will have rights as Shift Stockholders that differ from their current rights as CarLotz Stockholders.
Upon completion of the Merger, CarLotz Stockholders will no longer be stockholders of CarLotz and will instead become stockholders of Shift. As Shift and CarLotz are both Delaware corporations, the rights of Shift Stockholders and CarLotz Stockholders are not materially different. However, there are certain differences in the rights of Shift Stockholders under the Shift Charter and Shift Bylaws and the rights of CarLotz Stockholders under the CarLotz Charter and the CarLotz Bylaws. See the section entitled “Comparison of Stockholders’ Rights” for a discussion of these rights.
After the Merger, CarLotz Stockholders will have a significantly lower ownership and voting interest in Shift than they currently have in CarLotz and will exercise less influence over the management and policies of the Combined Company.
Pursuant to the terms of the Merger Agreement, upon completion of the Merger, former CarLotz Stockholders are expected to own approximately 49.99% of the issued and outstanding shares of Shift Common Stock and the current Shift Stockholders are expected to own approximately 50.01% of the issued and outstanding shares of Shift Common Stock. Consequently, former CarLotz Stockholders will have less influence over the management and policies of the Combined Company than they currently have over the management and policies of CarLotz. Pursuant to the Merger Agreement, however, at the Effective Time, Shift will appoint three members of the CarLotz Board to the Shift Board, as described in the section entitled “The Merger Agreement—Combined Company Governance.”
Until the completion of the Merger or the termination of the Merger Agreement pursuant to its terms, Shift and CarLotz are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Shift, CarLotz and/or their respective stockholders.
From and after the date of the Merger Agreement and prior to the completion of the Merger or the termination of the Merger Agreement pursuant to its terms, the Merger Agreement restricts Shift and CarLotz from taking specified actions without the consent of the other party and generally requires that the businesses of Shift, CarLotz and their respective subsidiaries be conducted in the ordinary course. These restrictions may prevent Shift or CarLotz, as applicable, from taking actions during the pendency of the Merger that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Merger could be exacerbated by any delays in the completion of the Merger or termination of the Merger Agreement. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Businesses Prior to the Completion of the Merger.”

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Merger.
The Merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part registering the issuance of shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger and the absence of any stop order or proceedings by the SEC with respect thereto; the expiration or earlier termination of any applicable waiting period (and any extension thereof) under the HSR Act; consent, waiver, authorization or approval of any applicable non-U.S. antitrust regulatory authority; authorization for listing on Nasdaq of the shares of Shift Common Stock to be issued in connection with the Merger; and the absence of governmental restraints or prohibitions preventing the consummation of the Merger. The obligation of each of Shift and CarLotz to complete the Merger is also conditioned on, among other things, the accuracy of the representations and warranties made by the other party as of the date of the Merger Agreement and as of the Closing Date or such other specified date (subject to certain materiality and material adverse effect qualifiers), the performance by the other party in all material respects of its covenants and obligations under the Merger Agreement and the satisfaction of certain minimum cash conditions as described in the section entitled “The Merger Agreement—Conditions to Complete the Merger.”
No assurance can be given that the required stockholder approvals and governmental and regulatory consents and approvals will be obtained or that the required conditions to Closing will be satisfied, and, if all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause the Combined Company not to realize, or to be delayed in realizing, some or all of the benefits that Shift and CarLotz expect to achieve if the Merger is successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see the section entitled “The Merger Agreement—Conditions to Complete the Merger.”
Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.
The success of the Merger will depend in part on the Combined Company’s ability to retain the talents and dedication of the professionals currently employed by Shift and CarLotz. It is possible that these employees may decide not to remain with Shift or CarLotz, as applicable, while the Merger is pending or with the Combined Company. If key employees of either company terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the Combined Company’s business activities may be adversely affected, and management’s attention may be diverted from successfully integrating Shift and CarLotz to hiring suitable replacements, all of which may cause the Combined Company’s business to suffer. In addition, Shift and CarLotz may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. Moreover, there could be disruptions to or distractions for the workforce and management, including disruptions associated with integrating employees into the Combined Company. No assurance can be given that the Combined Company will be able to attract or retain key employees of Shift and CarLotz to the same extent that those companies have been able to attract or retain their own employees in the past.
The Merger, and uncertainty regarding the Merger, may cause business partners or vendors to delay or defer decisions concerning Shift or CarLotz and adversely affect each company’s ability to effectively manage its respective business, which could adversely affect each company’s business, operating results and financial position and, following the completion of the Merger, the Combined Company’s.
The Merger will happen only if the stated conditions are met, including the approval of the Shift Share Issuance Proposal, the approval of the CarLotz Merger Proposal and the receipt of required regulatory approvals, among other conditions. Many of the conditions are beyond the control of Shift and CarLotz, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Merger. This uncertainty may cause existing or business partners, advertisers and vendors to:
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delay or defer other decisions concerning Shift, CarLotz or the Combined Company, including entering into contracts with Shift or CarLotz or making other decisions concerning Shift or CarLotz or seek to change or cancel existing business relationships with Shift or CarLotz; or

•	otherwise seek to change the terms on which they do business with Shift, CarLotz or the Combined Company.

Any such disruptions such as delays or deferrals of those decisions or changes in existing agreements could adversely affect the respective business, operating results and financial position of Shift and CarLotz, whether the Merger is ultimately completed and, following the completion of the Merger, the Combined Company, including an adverse effect on the Combined Company’s ability to realize the anticipated synergies and other benefits of the Merger. The risk, and adverse effect, of any such disruptions could be exacerbated by a delay in completion of the Merger or termination of the Merger Agreement.
Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the businesses of Shift and CarLotz, which could have an adverse effect on their respective businesses and financial results.
Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the businesses of Shift and CarLotz, including by diverting the attention of Shift and CarLotz’s respective management and employee teams, such as those involved in day-to-day operations and sales, toward the completion of the Merger. In addition, Shift and CarLotz have each diverted significant management resources in an effort to complete the Merger and are each subject to restrictions contained in the Merger Agreement on the conduct of their respective businesses. If the Merger is not completed, Shift and CarLotz will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.
CarLotz directors and executive officers have interests and arrangements that may be different from, or in addition to, those of CarLotz Stockholders generally.
When considering the recommendations of the CarLotz Board on how to vote on the proposals described in this joint proxy statement/prospectus, CarLotz Stockholders should be aware that CarLotz directors and executive officers may have interests in the Merger that are different from, or in addition to, those of CarLotz Stockholders generally. These interests include the treatment in the Merger of outstanding equity, equity-based and incentive awards, severance arrangements, other compensation and benefit arrangements, Shift’s agreement to add three of CarLotz’s current directors to the Shift Board as designated by CarLotz, and the right to continued indemnification of former CarLotz directors and officers by the Combined Company. The CarLotz Board was aware of and considered these interests when it determined that the Merger was fair to, and in the best interests of, CarLotz and its stockholders, approved and declared advisable the Merger Agreement and the consummation of the Proposed Transactions, including the Merger, and recommended that CarLotz Stockholders adopt the Merger Agreement. The interests of CarLotz directors and executive officers are described in more detail in the section entitled “Interests of CarLotz Directors and Executive Officers in the Merger.”
The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with either Shift or CarLotz.
The Merger Agreement contains “no shop” provisions that restrict the ability of Shift and CarLotz to, among other things (each as described in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”), subject to limited exceptions set forth in the Merger Agreement:
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solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction or approving any person (other than the other party and its affiliates) becoming an “interested stockholder” for purposes of Delaware corporate law) or take any action that reasonably would be expected to lead to an acquisition proposal or acquisition inquiry;

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furnish or otherwise provide access to any non-public information regarding such party or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

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enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any person with respect to any acquisition proposal or acquisition inquiry (other than to state that such party is subject to this non-solicitation provision);

•	approve, endorse or recommend any acquisition proposal; or
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enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an acquisition transaction.

Furthermore, there are only limited exceptions to the requirement under the Merger Agreement that neither the Shift Board nor the CarLotz Board withdraw or modify the Shift Board Recommendation or the CarLotz Board Recommendation, as applicable. Although each of the Shift Board or CarLotz Board is permitted to effect a change to its unanimous board recommendation in response to certain superior offers or to certain intervening events, after complying with certain procedures set forth in the Merger Agreement, such a change in recommendation would entitle the other party to terminate the Merger Agreement and receive a termination fee and expense reimbursement from the party making a change in recommendation. See the sections entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Expense Reimbursement.”
These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger, even if it were prepared to pay consideration with a higher value than that implied by the Merger Consideration, or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee and expense reimbursement.
The Merger will involve substantial costs.
Shift and CarLotz have incurred and expect to incur non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Merger. Such costs include, among others, filing and registration fees with the SEC, printing and mailing costs associated with this joint proxy statement/prospectus and legal, accounting, investment banking, consulting, public relations and proxy solicitation fees. Some of these costs are payable by Shift or CarLotz regardless of whether the Merger is completed.
The Combined Company will also incur restructuring and integration costs in connection with the Merger. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger and the integration of CarLotz’s business. Although Shift expects that the elimination of duplicative costs, strategic benefits and additional income, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, combination-related and restructuring costs over time, any net benefit may not be achieved in the near term or at all. While Shift has assumed that certain expenses would be incurred in connection with the Proposed Transactions, including the Merger, there are many factors beyond Shift’s control that could affect the total amount or the timing of the integration and implementation expenses.
Shift Stockholders and CarLotz Stockholders will not be entitled to appraisal rights in the Merger.
Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from certain extraordinary transactions, such as a merger in certain circumstances, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders generally do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (a) shares of stock of the Surviving Corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because the Merger Agreement provides for shares of Shift Common Stock to be issued by Shift to CarLotz in the Merger, CarLotz Stockholders are not entitled to appraisal rights in connection with the Merger. In addition, because Shift Stockholders will continue to hold their shares of Shift Common Stock following the completion of the Merger, they are not entitled to appraisal rights in connection with the Merger. See the section entitled “No Appraisal Rights.”
Lawsuits may in the future be filed against Shift, CarLotz and members of their respective boards of directors challenging the Merger, and an adverse ruling in any such lawsuit may prevent the Merger from becoming effective or from becoming effective within the expected time frame.
Transactions such as the Merger are frequently subject to litigation or other legal proceedings, including actions alleging that the Shift Board or CarLotz Board breached their respective fiduciary duties to their stockholders by entering into the Merger Agreement, by failing to obtain a greater value in the transaction for their stockholders or otherwise. Neither Shift nor CarLotz can provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against Shift or CarLotz, or against the Shift Board or CarLotz Board, they will defend against it but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of Shift, CarLotz or the Combined Company, including through the possible diversion of either company’s resources or distraction of key personnel.
Furthermore, one of the conditions to the Closing is that no injunction by any governmental body of competent jurisdiction will be in effect that prevents the consummation of the Merger. As such, if any of the plaintiffs are successful in obtaining an injunction preventing the consummation of the Merger, that injunction may prevent the Merger from becoming effective or from becoming effective within the expected time frame.
Risks Relating to the Proposed Reverse Stock Split
The proposed reverse stock split may not increase Shift’s stock price over the long-term.
One of the Shift Stockholder proposals is the Shift Reverse Stock Split Proposal. The Merger is not conditioned on the adoption of this stockholder proposal. One of the purposes of the contemplated reverse stock split is to increase the per share market price of Shift Common Stock in order to improve the perception of Shift Common Stock as an investment security and ensure that Shift continues to comply with the continued listing requirements of Nasdaq. It cannot be assured, however, that the contemplated reverse stock split, if effected, will accomplish these objectives for any meaningful period of time and that Shift Common Stock will not be delisted from Nasdaq in the future due to a failure to satisfy Nasdaq’s minimum closing bid listing standard. While it is expected that the reduction in the number of outstanding shares of Shift Common Stock will proportionally increase the market price of Shift Common Stock, it cannot be assured that the contemplated reverse stock split, if effected, will result in any permanent or sustained increase in the market price of Shift Common Stock, which is dependent upon many factors, including the Combined Company’s business and financial performance, general market conditions and the Combined Company’s prospects for future success.
Failure to obtain approval of the Shift Reverse Stock Split Proposal may increase the probability that Shift Common Stock would be delisted from Nasdaq in the future due to a failure to satisfy Nasdaq’s minimum closing bid listing standard.
The proposed reverse stock split may decrease the liquidity of Shift Common Stock.
Although the Shift Board believes that the anticipated increase in the market price of Shift Common Stock could encourage interest in Shift Common Stock and possibly promote greater liquidity for its stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the contemplated reverse stock split, if effected. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for Shift Common Stock.
The proposed reverse stock split may lead to a decrease in Shift’s overall market capitalization.
Should the market price of Shift Common Stock decline after the contemplated reverse stock split, if effected, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the contemplated reverse stock split. The contemplated reverse stock split may be viewed negatively by the market and, consequently, may lead to a decrease in Shift’s overall market capitalization. If the per share market price does not increase in proportion to the contemplated reverse stock split ratio, then the value of Shift, as measured by its stock market capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of Shift Common Stock will remain the same after the contemplated reverse stock split is effected, or that the contemplated reverse stock split will not have an adverse effect on the stock price of Shift Common Stock due to the reduced number of shares outstanding after the contemplated reverse stock split.
Risks Relating to the Combined Company
Combining the businesses of Shift and CarLotz may be more difficult, costly or time-consuming than expected and the Combined Company may fail to realize the anticipated benefits of the Merger, which may adversely affect the Combined Company’s business results and negatively affect the value of the Combined Company’s common stock.
The success of the Merger will depend on, among other things, Shift’s ability to realize the anticipated benefits and operational scale efficiencies from combining the businesses of Shift and CarLotz. This success will depend largely on

Shift’s ability to successfully integrate the business of CarLotz. If Shift is not able to successfully integrate CarLotz’s business within the anticipated time frame, or at all, the anticipated operational scale efficiencies and other benefits of the Merger may not be realized fully, or at all, or may take longer to realize than expected.
An inability to realize the full extent of the anticipated benefits of the Merger and the other Proposed Transactions, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the Combined Company, which may adversely affect the value of the Combined Company’s common stock.
Shift and CarLotz have operated and, until the Closing, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Shift or CarLotz employees, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-Merger integration process that takes longer than originally anticipated. The challenges involved in this integration, which will be complex and time-consuming, include the following:
•	combining the companies’ operations and corporate functions;
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combining the businesses of Shift and CarLotz and meeting the capital requirements of the Combined Company in a manner that permits the Combined Company to achieve any revenue synergies or operational scale efficiencies anticipated to result from the Merger, the failure of which would result in the anticipated benefits of the Merger not being realized in the time frame currently anticipated or at all;

•	integrating and retaining personnel from the two companies;
•	integrating the companies’ technologies and technologies licensed from third parties;
•	identifying and eliminating redundant and underperforming functions and assets;
•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;
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maintaining existing agreements with business partners, suppliers and vendors, avoiding delays in entering into new agreements with prospective business partners, suppliers and vendors and leveraging relationships with such third parties for the benefit of the Combined Company;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;
•	consolidating the companies’ administrative and information technology infrastructure;
•	coordinating sales motions and go-to-market efforts;
•	coordinating geographically dispersed organizations; and
•	effecting actions that may be required in connection with obtaining regulatory or other governmental approvals, including approvals from state departments of motor vehicles.
In addition, at times, the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the Combined Company.
The Combined Company may be unable to realize the anticipated cost synergies and expects to incur substantial expenses related to the Merger, which could adversely affect the Combined Company’s business, financial condition and results of operations.
As described under “The Merger—Shift Unaudited Prospective Financial Information,” the Merger is expected to generate annual cost synergies. The Combined Company’s ability to achieve such estimated cost synergies in the timeframe expected, or at all, is subject to various assumptions, which may or may not prove to be accurate. As a consequence, the Combined Company may not be able to realize all of these cost synergies within the timeframe expected or at all. In addition, the Combined Company may incur additional or unexpected costs in order to realize these benefits. Failure to achieve the expected cost synergies could significantly reduce the expected benefits associated with the Merger.

Certain contractual counterparties may seek to modify contractual relationships with the Combined Company, which could have an adverse effect on the Combined Company’s business and operations.
As a result of the Merger, the Combined Company may experience impacts on relationships with contractual counterparties (such as business partners, vendors or other third party service providers) that may harm the Combined Company’s business and results of operations. Certain counterparties may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. There can be no guarantee that Shift’s or CarLotz’s contractual counterparties will remain with or continue to have a relationship with the Combined Company or do so on the same or similar contractual terms following the Merger. If any contractual counterparties (such as business partners, vendors or other third party service providers) seek to terminate or modify contractual obligations or discontinue the relationship with the Combined Company, then the Combined Company’s business and results of operations may be harmed.
Completion of the Merger may trigger change in control, assignment or other provisions in certain agreements to which CarLotz is a party, which may have an adverse impact on the Combined Company’s business and results of operations.
The completion of the Merger may trigger change in control, assignment and other provisions in certain agreements to which CarLotz is a party. If CarLotz is unable to negotiate waivers of or consents under those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or other remedies. Even if CarLotz is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to the Combined Company. Any of the foregoing or similar developments may have an adverse impact on the business, financial condition and results of operations of the Combined Company, or the ability of Shift to successfully integrate CarLotz’s business.
The Combined Company may be exposed to increased litigation, which could have an adverse effect on the Combined Company’s business and operations.
The Combined Company may be exposed to increased litigation from stockholders, customers, partners, suppliers, consumers and other third parties due to the combination of Shift’s and CarLotz’s businesses following the Merger. Such litigation may have an adverse impact on the Combined Company’s business and results of operations or may cause disruptions to the Combined Company’s operations.
The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the Combined Company following completion of the Merger.
The unaudited pro forma condensed combined financial information included in this joint proxy statement/ prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated. The Combined Company’s actual results and financial position after the Merger may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual consideration transferred and the fair value of the assets and liabilities of CarLotz as of the Closing Date. Accordingly, the final acquisition accounting may differ materially from the unaudited pro forma condensed combined financial information reflected in this joint proxy statement/prospectus. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
While presented with numeric specificity, the unaudited pro forma condensed combined financial information provided in this joint proxy statement/prospectus is based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition, general business, economic, market and financial conditions and additional matters specific to Shift’s or CarLotz’s business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Shift and CarLotz. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to Shift’s or

CarLotz’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The Combined Company’s debt may limit its financial flexibility.
In connection with the Merger, Shift will assume certain indebtedness of CarLotz.
Shift’s or CarLotz’s substantial indebtedness could have adverse effects on such company’s and/or the Combined Company’s financial condition and results of operations, including:
•	increasing its vulnerability to changing economic, regulatory and industry conditions;
•	limiting its ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry;
•	limiting its ability to borrow additional funds; and
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increasing its interest expense and requiring it to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, acquisitions and share repurchases and other purposes.

The companies’ ability to arrange any additional financing will depend on, among other factors, the companies’ respective financial positions and performance, as well as prevailing market conditions and other factors beyond their control. There can be no assurance that the Combined Company will be able to obtain financing on acceptable terms or at all.
The COVID-19 pandemic may cause harm to the business, results of operations and financial condition of the Combined Company.
The outbreak of COVID-19, which the World Health Organization declared a pandemic in March 2020, has spread across the globe and disrupted the global economy. Governmental actions to reduce the spread of COVID-19 have negatively impacted the macroeconomic environment in many ways, while the pandemic itself has significantly increased economic uncertainty and abruptly reduced economic activity.
The extent to which the COVID-19 pandemic will impact the Combined Company is highly uncertain and is difficult to predict. The pandemic’s effects and their extent will depend on various factors, including, but not limited to, the duration, scope and impact of the pandemic, restrictions on business and social distancing guidelines that may be requested or mandated by governmental authorities and how quickly and to what extent normal economic and operating conditions can resume. Relevant adverse consequences of the pandemic could include reduced liquidity, increased volatility of the Combined Company’s stock price, operational disruption or failure due to spread of disease within the Combined Company or due to restrictions on business and social distancing guidelines imposed or requested by governmental authorities, disruption in the supply chain and increased cybersecurity and fraud risks due to increased online and remote activity, as well as the adverse consequences of a macroeconomic slowdown, recession or depression.
Even after the COVID-19 pandemic has subsided, the Combined Company may continue to experience adverse impacts to its business as a result of the global economic impact of the COVID-19 pandemic, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession or depression that may occur.
Shift’s charter documents designate specific courts as the exclusive forum for certain litigation that may be initiated by Shift Stockholders, which could limit the ability of the Combined Company’s stockholders to obtain a favorable judicial forum for disputes with the Combined Company.
The Shift Charter and Shift Bylaws (which will remain the Combined Company’s certificate of incorporation and bylaws following the Closing) provide that, unless Shift consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (A) any derivative action or proceeding brought on Shift’s behalf; (B) any action asserting a claim of breach of a fiduciary duty owed by any of Shift’s directors, officers or other employees to Shift or its stockholders; (C) any action asserting a claim arising pursuant to any provision of the DGCL or the Shift Charter or Shift Bylaws (including the interpretation, validity or enforceability thereof); or (D) any action asserting a claim governed by the internal affairs doctrine is the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, subject to the court’s having personal jurisdiction over the indispensable parties named therein (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. The Shift Bylaws further provide that, unless Shift consents in writing to the selection of an alternative forum, the district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, the Shift Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of Shift’s capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that Shift Stockholders cannot and will not be deemed to have waived Shift’s compliance with the U.S. federal securities laws and the rules and regulations thereunder.
The Delaware Forum Provision and the Federal Forum Provision in the Shift Bylaws may impose additional litigation costs on Shift Stockholders in pursuing any such claims. Additionally, these forum selection clauses may limit the Combined Company’s stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with the Combined Company or its directors, officers or employees, which may discourage the filing of lawsuits against the Combined Company and its directors, officers and employees, even though an action, if successful, might benefit the Combined Company’s stockholders. In addition, Section 22 of the Securities Act creates a concurrent jurisdiction for state and federal courts over all suits brought concerning a duty or liability created by the securities laws, rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce the Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, the Combined Company may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to the Combined Company than its stockholders.
Risk Factors Related to Shift
Shift’s business is and will be subject to the risks described above. In addition, Shift is, and will continue to be, subject to the risks described in, as applicable, Shift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risks may be updated or supplemented in Shift’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are filed with the SEC and incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
Risk Factors Related to CarLotz
See Part I, Item 1A – Risk Factors, in CarLotz’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein and attached as Annex F-1 and in Part I, Item 1A – Risk Factors, in CarLotz’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, which are incorporated herein and attached as Annex F-2 and Annex F-3, respectively.

THE PARTIES TO THE MERGER
Shift Technologies, Inc.
Shift is a leading end-to-end ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple–to make buying or selling a used car fun, fair and accessible to everyone. Shift provides comprehensive, technology-driven solutions throughout the car ownership lifecycle: finding the right car, a seamless digitally-driven purchase transaction, including financing and vehicle protection products, an efficient, fully-digital trade-in/sale transaction and a vision to provide high-value support services during car ownership. Each of these steps is powered by Shift’s software solutions, mobile transactions platform and scalable logistics, combined with our centralized inspection, reconditioning & storage centers, called hubs. Shift’s principal executive offices are located at 290 Division Street, Suite 400, San Francisco, California 94103, and its telephone number is (855) 575-6739.
CarLotz, Inc.
CarLotz operates a consignment-to-retail used vehicle marketplace that provides its corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. CarLotz’s mission is to create the world’s greatest vehicle buying and selling experience. CarLotz operates a technology-enabled buying, sourcing and selling model that offers an omni-channel experience and diverse selection of vehicles. CarLotz’s proprietary technology provides its corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels. CarLotz’s principal executive offices are located at 3301 W. Moore Street, Richmond, Virginia 23230, and its telephone number is (804) 510-0744.
Shift Remarketing Operations, Inc.
Merger Sub was formed by Shift solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. At the Effective Time, Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift. Merger Sub’s principal executive offices are located at 290 Division Street, Suite 400, San Francisco, California 94103, and its telephone number is (855) 575-6739.

THE SHIFT SPECIAL MEETING
This joint proxy statement/prospectus is being provided to Shift Stockholders in connection with the solicitation of proxies by the Shift Board for use at the Shift Special Meeting and at any adjournments or postponements thereof. Shift Stockholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the Merger Agreement and the Proposed Transactions.
Date, Time and Place of the Shift Special Meeting
The Shift Special Meeting is scheduled to be held virtually via live webcast on December 7, 2022, beginning at 12:00 p.m., Eastern Time.
The Shift Special Meeting will be held by means of remote communication via live webcast. There will not be a physical location. In light of continuing public health and travel concerns arising from the coronavirus (COVID-19) outbreak, Shift believes hosting a virtual meeting helps ensure the health and safety of its stockholders, the Shift Board and Shift management. Shift Stockholders will be able to virtually attend and vote at the Shift Special Meeting by visiting www.virtualshareholdermeeting.com/SFT2022SM, the Shift Special Meeting Website. Shift Stockholders will need the 16-digit control number found on their proxy card in order to access the Shift Special Meeting Website.
Matters to Be Considered at the Shift Special Meeting
The purpose of the Shift Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•	Shift Proposal 1 - Shift Share Issuance Proposal: To approve the issuance of shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger;
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Shift Proposal 2 – Shift Reverse Stock Split Proposal: To approve an amendment to the Shift Charter to effect a reverse stock split of Shift Common Stock at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Shift Board;

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Shift Proposal 3 - Shift Adjournment Proposal: To approve the adjournment of the Shift Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal.

Approval of the Shift Share Issuance Proposal by Shift Stockholders is a condition to the Merger. Approval of the Shift Reverse Stock Split Proposal and the Shift Adjournment Proposal are not conditions to the obligation of either Shift or CarLotz to complete the Merger.
Only business within the purposes described in the Shift Special Meeting notice may be conducted at the Shift Special Meeting.
Recommendation of the Shift Board
After careful consideration, the Shift Board unanimously: (i) determined and resolved that the Merger Agreement, the Proposed Transactions (including the Merger and the Share Issuance) and the Reverse Stock Split Amendment are advisable and fair to, and in the best interests of, Shift and its stockholders; and (ii) approved the Merger Agreement, the Proposed Transactions and the Reverse Stock Split Amendment. Accordingly, the Shift Board unanimously recommends that Shift Stockholders vote:
•	Shift Proposal 1: “FOR” the Shift Share Issuance Proposal;
•	Shift Proposal 2: “FOR” the Shift Reverse Stock Split Proposal; and
•	Shift Proposal 3: “FOR” the Shift Adjournment Proposal.
See the section entitled “The Merger—Shift’s Reasons for the Merger and Recommendation of the Shift Board.”

Record Date for the Shift Special Meeting and Voting Rights
The record date to determine Shift Stockholders who are entitled to receive notice of and to vote at the Shift Special Meeting or any adjournments or postponements thereof is November 2, 2022. At the close of business on the Shift Record Date, there were 85,817,926 shares of Shift Common Stock issued and outstanding and entitled to vote at the Shift Special Meeting.
Each Shift Stockholder is entitled to one vote on each proposal for each share of Shift Common Stock held of record at the close of business on the Shift Record Date. Only Shift Stockholders of record at the close of business on the Shift Record Date are entitled to receive notice of and to vote at the Shift Special Meeting and any and all adjournments or postponements thereof.
A complete list of Shift Stockholders entitled to vote at the Shift Special Meeting will be available for inspection at Shift’s headquarters during regular business hours for a period of no less than 10 days before the Shift Special Meeting at 290 Division Street, Suite 400, San Francisco, California 94103. If Shift’s headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of Shift Stockholders will be made available for inspection upon request to Shift’s corporate secretary at 290 Division Street, Suite 400, San Francisco, California 94103, subject to the satisfactory verification of stockholder status. The list of Shift Stockholders entitled to vote at the Shift Special Meeting will also be made available for inspection during the Shift Special Meeting via the Shift Special Meeting Website.
Quorum; Abstentions and Broker Non-Votes
A quorum of Shift Stockholders is necessary to conduct business at the Shift Special Meeting. The presence in person or by proxy of the holders of Shift Common Stock representing a majority of the voting power of the outstanding shares of Shift Common Stock entitled to vote at the Shift Special Meeting will constitute a quorum. Shares of Shift Common Stock present at the Shift Special Meeting by virtual attendance via the Shift Special Meeting Website or represented by proxy and entitled to vote, including shares for which a Shift Stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. Shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the Shift Stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals at the Shift Special Meeting (or your bank, broker or other nominee exercises its discretionary authority to vote on the Shift Reverse Stock Split Proposal as described below). If a quorum is not present, the Shift Special Meeting will be adjourned or postponed until the holders of the number of shares of Shift Common Stock required to constitute a quorum attend.
Under Nasdaq rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed under Nasdaq rules to exercise their voting discretion with respect to matters that are “non-routine.” This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. The Shift Share Issuance Proposal and the Shift Adjournment Proposal are considered “non-routine” matters, and banks, brokers or other nominees will not have discretionary authority to vote on such matters before the Shift Special Meeting. The Shift Reverse Stock Split Proposal is considered a “routine” matter, and banks, brokers or other nominees that hold your shares have discretionary authority to vote your shares on such matters without receiving instructions from you. As a result, if you hold your shares of Shift Common Stock in “street name,” your shares will not be represented and will not be voted on matters before the Shift Special Meeting unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee or your bank, broker or other nominee exercises its discretionary authority to vote on the Shift Reverse Stock Split Proposal. Accordingly, if a beneficial owner of Shift Common Stock held in “street name” does not give voting instructions to its bank, broker or other nominee, there may be broker non-votes at the Shift Special Meeting. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. With the exception of the Shift Reverse Stock Split Proposal, brokers will not be able to vote on the proposals before the Shift Special Meeting unless they have received voting instructions from the beneficial owners.

Required Votes
The vote required to approve each of the proposals listed below assumes the presence of a quorum at the Shift Special Meeting. As described above, there may be broker non-votes at the Shift Special Meeting if a beneficial owner of shares of Shift Common Stock held in “street name” does not give voting instructions to its bank, broker or other nominee.
Proposal	Required Vote	Effects of Certain Actions
Shift Proposal 1: Shift Share Issuance Proposal
Approval requires the affirmative vote of the holders of a majority of the shares of Shift Common Stock present in person or represented by proxy at the Shift Special Meeting and entitled to vote upon the Shift Share Issuance Proposal.

The failure to vote any shares present or represented by proxy at the Shift Special Meeting (including if a stockholder who holds shares in “street name” provides voting instructions for one or more other proposals but not for the Shift Share Issuance Proposal) or an abstention from voting will be treated as a vote “AGAINST” the Shift Share Issuance Proposal for the purposes of the requirement that the Shift Share Issuance Proposal receive the affirmative vote of the holders of a majority of the Shift Common Stock having voting power present in person or represented by proxy at the Shift Special Meeting.

Shift Proposal 2: Shift Reverse Stock Split Proposal
Approval requires the affirmative vote of the holders of Shift Common Stock representing at least a majority of the outstanding shares of Shift Common Stock entitled to vote on the Shift Reverse Stock Split Proposal.

The failure to vote or the failure to instruct your bank, broker or other nominee to vote shares held in “street name” with respect to the Shift Reverse Stock Split Proposal (except in the event your bank, broker or other nominee exercises its discretionary authority to vote “FOR” the Shift Reverse Stock Split Proposal) or an abstention from voting will be treated as a vote “AGAINST” the Shift Reverse Stock Split Proposal, provided that a quorum is otherwise present at the Shift Special Meeting.

Shift Proposal 3: Shift Adjournment Proposal
Approval requires the affirmative vote of the holders of a majority of the shares of Shift Common Stock present in person or represented by proxy at the Shift Special Meeting and entitled to vote upon the Shift Adjournment Proposal.

The failure to vote any shares present or represented by proxy at the Shift Special Meeting (including if a stockholder who holds shares in “street name” provides voting instructions for one or more other proposals but not for the Shift Adjournment Proposal) or an abstention from voting will be treated as a vote “AGAINST” the Shift Adjournment Proposal.

Vote of Shift Directors and Executive Officers
As of November 2, 2022, the Shift Record Date, Shift directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote 7,736,925 shares of Shift Common Stock, which represented approximately 9.0% of the shares of Shift Common Stock issued and outstanding on the Shift Record Date. Certain directors, executive officers and affiliates of certain directors and executive officers executed supporting agreements in connection with the Merger Agreement, solely in their capacity as Shift Stockholders (the “Shift Support Agreements”). For more information regarding the Shift Support Agreements, see the section entitled “Support Agreements.”
Shift currently expects that all Shift directors and executive officers, including directors and executive officers not party to a Shift Support Agreement, will vote their shares “FOR” the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the Shift Adjournment Proposal. For more information regarding the security ownership of Shift directors and executive officers, see the section entitled “Certain Beneficial Owners of Shift Common Stock.” In addition, see the section entitled “Interests of Shift Directors and

Executive Officers in the Merger” in this joint proxy statement/prospectus and the arrangements described in Shift’s Definitive Proxy Statement on Schedule 14A for Shift’s 2022 annual meeting of stockholders, filed with the SEC on May 27, 2022, which is incorporated by reference in this joint proxy statement/prospectus.
Methods of Voting
Stockholders of Record
If you are a Shift Stockholder of record, you may vote at the Shift Special Meeting by proxy over the internet or telephone or by mail, or by virtually attending and voting at the Shift Special Meeting via the Shift Special Meeting Website, as described below.
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By Internet: To vote via the Internet, go to https://www.virtualshareholdermeeting.com/SFT2022SM to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the proxy card you receive. Your vote must be received by 11:59 p.m., Eastern Time on December 6, 2022 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

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By Telephone: To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the 16-digit control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on December 6, 2022 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

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By Mail: To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than December 6, 2022. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

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Virtually via the Shift Special Meeting Website: To vote at the Shift Special Meeting, visit www.virtualshareholdermeeting.com/SFT2022SM, where you can virtually attend and vote at the Shift Special Meeting. You will be asked to provide the 16-digit control number from the proxy card you receive in order to access the Shift Special Meeting Website.

Unless revoked, all duly executed proxies representing shares of Shift Common Stock entitled to vote at the Shift Special Meeting will be voted at the Shift Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions for any proposal, your shares will be voted “FOR” the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the Shift Adjournment Proposal.
Beneficial (Street Name) Stockholders
If you hold your shares of Shift Common Stock through a bank, broker or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee for a proposal, your shares of Shift Common Stock will not be voted on that proposal (except in the event your bank, broker or other nominee exercises its discretionary authority to vote for the Shift Reverse Stock Split Proposal). See the section entitled “—Quorum; Abstentions and Broker Non-Votes” above.
If you hold your shares of Shift Common Stock through a bank, broker or other nominee in “street name” (instead of as a registered holder), you must obtain a specific control number from your bank, broker or other nominee in order to virtually attend and vote at the Shift Special Meeting via the Shift Special Meeting Website. See the section entitled “—Virtually Attending the Shift Special Meeting” below.
Virtually Attending the Shift Special Meeting
If you wish to virtually attend the Shift Special Meeting via the Shift Special Meeting Website, you must (i) be a Shift Stockholder of record at the close of business on November 2, 2022, the Shift Record Date, (ii) hold your shares of Shift Common Stock beneficially in the name of a broker, bank or other nominee as of the Shift Record Date or (iii) hold a valid proxy for the Shift Special Meeting.

To enter the Shift Special Meeting Website and virtually attend the Shift Special Meeting, you will need the 16-digit control number located on your proxy card. If you hold your shares of Shift Common Stock in street name beneficially through a broker, bank or other nominee and you wish to virtually attend the Shift Special Meeting via the Shift Special Meeting Website, you will need to obtain your specific control number and further instructions from your bank, broker or other nominee. The 16-digit control number is also needed to access the list of Shift Stockholders entitled to vote at the Shift Special Meeting during the time of the meeting.
If you plan to virtually attend and vote at the Shift Special Meeting via the Shift Special Meeting Website, Shift still encourages you to vote in advance by the internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to virtually attend the Shift Special Meeting via the Shift Special Meeting Website. Voting your proxy by the internet, telephone or mail will not limit your right to virtually attend and vote at the Shift Special Meeting via the Shift Special Meeting Website if you later decide to do so.
Revocability of Proxies
Any Shift Stockholder granting a proxy has the right to revoke it at any time before the proxy is voted at the Shift Special Meeting. If you are a Shift Stockholder of record, you may revoke your proxy by any one of the following actions:
•	by sending a signed written notice of revocation to Shift’s Corporate Secretary, provided such notice is received no later than the close of business on December 6, 2022;
•	by voting again over the internet or telephone as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on December 6, 2022;
•	by submitting a properly signed and dated proxy card with a later date that is received by Shift’s Corporate Secretary no later than the close of business on December 6, 2022; or
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by virtually attending the Shift Special Meeting via the Shift Special Meeting Website and requesting that your proxy be revoked or virtually voting via the Shift Special Meeting Website as described above.

Only your last submitted proxy will be considered.
Execution or revocation of a proxy will not in any way affect a Shift Stockholder’s right to virtually attend and vote at the Shift Special Meeting via the Shift Special Meeting Website.
Written notices of revocation and other communications relating to the revocation of proxies should be addressed to:
Shift Technologies, Inc.
Attn: Corporate Secretary
290 Division Street, Suite 400
San Francisco, California 94103
If your shares of Shift Common Stock are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the Shift Special Meeting via the Shift Special Meeting Website.
Proxy Solicitation Costs
Shift is soliciting proxies on behalf of the Shift Board. Shift will bear the entire cost of soliciting proxies from Shift Stockholders. Proxies may be solicited on behalf of Shift or by Shift directors, officers and other employees in person or by mail, telephone, facsimile, messenger, the internet or other means of communication, including electronic communication. Shift directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.

Shift will request that banks, brokers and other nominee record holders send proxies and proxy material to the beneficial owners of Shift Common Stock and secure their voting instructions, if necessary. Shift may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.
Shift has also retained MacKenzie Partners to assist in soliciting proxies and in communicating with Shift Stockholders and estimates that it will pay MacKenzie Partners a fee of approximately $15,000, plus reimbursement for certain out-of-pocket fees and expenses. Shift also has agreed to indemnify MacKenzie Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. As a result, Shift Stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus. Registered Shift Stockholders (those who hold shares of Shift Common Stock directly in their name with Shift’s transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to Shift at the address below.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple Shift Stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Shift will promptly deliver a copy of this joint proxy statement/prospectus to any Shift Stockholder who only received one copy of these materials due to householding upon request in writing to: Shift Technologies, Inc., Attn: Corporate Secretary, 290 Division Street, Suite 400, San Francisco, California 94103 or by calling (855) 575-6739.
Adjournments
If a quorum is present at the Shift Special Meeting but there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal, then Shift Stockholders may be asked to vote on the Shift Adjournment Proposal. If a quorum is not present, the chairman of the Shift Special Meeting may adjourn the Shift Special Meeting, from time to time, without notice other than announcement at the meeting of the date, time and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which Shift Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. The chairman of the Shift Special Meeting may also adjourn the meeting to reconvene at the same or some other place, even if a quorum is present.
At any subsequent reconvening of the Shift Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Shift Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance
If you need assistance voting or completing your proxy card, or if you have questions regarding the Shift Special Meeting, please contact MacKenzie Partners, Shift’s proxy solicitor for the Shift Special Meeting, at:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(800) 322-2885 (toll-free)
proxy@mackenziepartners.com
SHIFT STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE PROPOSED TRANSACTIONS (INCLUDING THE MERGER AND THE SHARE ISSUANCE). IN PARTICULAR, SHIFT STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

SHIFT PROPOSAL 1: APPROVAL OF THE SHARE ISSUANCE
This joint proxy statement/prospectus is being furnished to you as a Shift Stockholder in connection with the solicitation of proxies by the Shift Board for use at the Shift Special Meeting. At the Shift Special Meeting, Shift is asking Shift Stockholders to consider and vote upon a proposal to approve the issuance of shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger for purposes of applicable Nasdaq rules. Based on the number of shares of Shift Common Stock outstanding as of October 27, 2022, the latest practicable date prior to the date of this joint proxy statement/prospectus, and assuming CarLotz Stockholders will own 49.99% of the issued and outstanding shares of the Combined Company’s common stock following the completion of the Merger, Shift expects to issue approximately 85,783,606 million shares of Shift Common Stock to CarLotz Stockholders in connection with the Merger. The actual number of shares of Shift Common Stock to be issued in connection with the Merger will be determined by the final Exchange Ratio, which will be calculated immediately prior to the Effective Time to equal a ratio calculated as (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any CarLotz performance-based restricted stock unit awards that are terminated as of the Effective Time). Upon completion of the Merger, based on the Exchange Ratio, the number of outstanding shares of CarLotz Common Stock and the number of outstanding shares of Shift Common Stock as of October 21, 2022, (i) former CarLotz Stockholders are expected to own approximately 49.99% of the issued and outstanding shares of Shift Common Stock and 48.12% of the outstanding shares of Shift Common Stock on a fully diluted and as-converted to Shift Common Stock basis and (ii) current Shift Stockholders are expected to own approximately 50.01% of the issued and outstanding shares of Shift Common Stock and 51.88% of the outstanding shares of Shift Common Stock on a fully diluted and as-converted to Shift Common Stock basis.
The Shift Board, after careful consideration, unanimously determined that the Proposed Transactions (including the Merger and the Share Issuance), on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and fair to, and in the best interests of, Shift and its stockholders and approved the Merger Agreement and the Proposed Transactions.
The Shift Board unanimously recommends that Shift Stockholders vote “FOR” the Shift Share Issuance Proposal.
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Shift Common Stock present in person or represented by proxy at the Shift Special Meeting and entitled to vote upon the Shift Share Issuance Proposal. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Share Issuance Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will be counted as a vote “AGAINST” the Shift Share Issuance Proposal for the purposes of the requirement that the Shift Share Issuance Proposal receive the affirmative vote of the holders of a majority of the shares of Shift Common Stock present in person or represented by proxy at the Shift Special Meeting and entitled to vote upon the Shift Share Issuance Proposal. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Share Issuance Proposal, it will have the same effect as a vote “AGAINST” the Shift Share Issuance Proposal.
THE SHIFT BOARD UNANIMOUSLY RECOMMENDS THAT SHIFT STOCKHOLDERS VOTE “FOR” THE SHIFT SHARE ISSUANCE PROPOSAL

SHIFT PROPOSAL 2: AMENDMENT TO THE SHIFT CHARTER
EFFECTING THE REVERSE STOCK SPLIT
In accordance with the Merger Agreement, Shift is seeking to approve and adopt an amendment to the Shift Charter to allow Shift, at the Shift Board’s discretion, to effect a reverse stock split of Shift Common Stock at a ratio anywhere in the range between 1 new share for every 5 shares and 1 new share for every 10 shares outstanding. The Shift Board will determine the actual reverse stock split ratio within such range. Upon the effectiveness of the amendment to the Shift Charter, the Shift Board may, at its discretion upon the Closing, effect the reverse stock split, pursuant to which the issued shares of Shift Common Stock immediately prior to the Effective Time of the reverse stock split will be reclassified into a smaller number of shares within the specified range, such that a Shift Stockholder will own one new share of Shift Common Stock for the specified number of shares of issued common stock held by that stockholder immediately prior to the effective time of the reverse stock split. The form of the proposed amendment that will effect the reverse stock split is attached as Annex B to this joint proxy statement/prospectus.
Approval of the Shift Reverse Stock Split Proposal is not a condition to the consummation of the Merger, and if the conditions to the Merger are satisfied, the Merger will close whether or not the Shift Reverse Stock Split Proposal is approved.
In addition, approval of the Shift Reverse Stock Split Proposal is not conditioned upon approval of the Shift Share Issuance Proposal and is not conditioned on completion of the Merger. As a result, if the Shift Stockholders vote to approve the Shift Reverse Stock Split Proposal, Shift may elect to effect the reverse stock split, regardless of whether the Merger closes or the Shift Share Issuance Proposal is approved.
The Shift Board, after careful consideration, unanimously determined that the Shift Reverse Stock Split Proposal, on the terms and conditions set forth in the form of proposed amendment attached as Annex B to this joint proxy statement/prospectus, are advisable and fair to, and in the best interests of, Shift and its stockholders and approved that the Shift Reverse Stock Split Proposal be submitted to the Shift Stockholders for approval. The Shift Board approved the proposal to amend the Shift Charter to effect the reverse stock split for the following reasons:
•	the Shift Board believes a higher stock price that may result from the reverse stock split may help generate investor interest in Shift and help Shift attract and retain employees;
•	if the reverse stock split successfully increases the per share price of Shift Common Stock, the Shift Board believes this increase may increase trading volume in Shift Common Stock; and
•	the Shift Board believes that effecting the reverse stock split may be an effective means of avoiding any potential delisting of Shift Common Stock from Nasdaq.
The Shift Board unanimously recommends that Shift Stockholders vote “FOR” the Shift Reverse Stock Split Proposal.
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Reverse Stock Split Proposal requires the affirmative vote of the holders of Shift Common Stock representing at least a majority of the outstanding shares of Shift Common Stock entitled to vote on the Shift Reverse Stock Split Proposal. If a Shift Stockholder fails to vote or fails to instruct its bank, broker or other nominee to vote shares held in “street name” with respect to the Shift Reverse Stock Split Proposal (except in the event such stockholder’s bank, broker or other nominee exercises its discretionary authority to vote “FOR” the Shift Reverse Stock Split Proposal), or abstains from voting, it will have the same effect as a vote “AGAINST” the Shift Reverse Stock Split Proposal.
THE SHIFT BOARD UNANIMOUSLY RECOMMENDS THAT SHIFT STOCKHOLDERS VOTE “FOR” THE SHIFT REVERSE STOCK SPLIT PROPOSAL

SHIFT PROPOSAL 3: ADJOURNMENT OF THE SHIFT SPECIAL MEETING
The Shift Special Meeting may be adjourned to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the Shift Special Meeting to approve the Shift Share Issuance Proposal.
Shift is asking Shift Stockholders to authorize the holder of any proxy solicited by the Shift Board to vote in favor of any adjournment of the Shift Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Shift Share Issuance Proposal.
The Shift Board unanimously recommends that Shift Stockholders vote “FOR” the Shift Adjournment Proposal.
Assuming a quorum is present at the Shift Special Meeting, approval of the Shift Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Shift Common Stock present in person or represented by proxy at the Shift Special Meeting and entitled to vote upon the Shift Adjournment Proposal. Any shares not present or represented by proxy (including due to the failure of a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the Shift Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the Shift Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the Shift Share Issuance Proposal will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal. In addition, if a Shift Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the Shift Adjournment Proposal, it will have the same effect as a vote “AGAINST” the Shift Adjournment Proposal.
THE SHIFT BOARD UNANIMOUSLY RECOMMENDS THAT SHIFT STOCKHOLDERS VOTE “FOR” THE SHIFT ADJOURNMENT PROPOSAL

THE CARLOTZ SPECIAL MEETING
This joint proxy statement/prospectus is being provided to CarLotz Stockholders in connection with the solicitation of proxies by the CarLotz Board for use at the CarLotz Special Meeting and at any adjournments or postponements thereof. CarLotz Stockholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the Merger Agreement and the Proposed Transactions.
Date, Time and Place of the CarLotz Special Meeting
The CarLotz Special Meeting is scheduled to be held virtually via live webcast on December 7, 2022, beginning at 11:00 a.m., Eastern Time.
The CarLotz Special Meeting will be held by means of remote communication via live webcast. There will not be a physical location. In light of continuing public health and travel concerns arising from the coronavirus (COVID-19) outbreak, CarLotz believes hosting a virtual meeting helps ensure the health and safety of its stockholders, the CarLotz Board and CarLotz management. CarLotz Stockholders will be able to virtually attend and vote at the CarLotz Special Meeting by visiting www.virtualshareholdermeeting.com/LOTZ2022SM, the CarLotz Special Meeting Website. CarLotz Stockholders will need the 16-digit control number found on their proxy card in order to access the CarLotz Special Meeting Website.
Matters to Be Considered at the CarLotz Special Meeting
The purpose of the CarLotz Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•	CarLotz Proposal 1—Adoption of the Merger Agreement: To adopt the Merger Agreement; and
•
CarLotz Proposal 2—Adjournment of the CarLotz Special Meeting: To approve the adjournment of the CarLotz Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CarLotz Special Meeting to approve the CarLotz Merger Proposal.

Approval of the CarLotz Merger Proposal by CarLotz Stockholders is a condition to the Merger. Approval of the CarLotz Adjournment Proposal is not a condition to the obligation of either Shift or CarLotz to complete the Merger.
Only business within the purposes described in the CarLotz Special Meeting notice may be conducted at the CarLotz Special Meeting.
Recommendation of the CarLotz Board
After careful consideration, the CarLotz Board unanimously: (i) determined and resolved that the Merger Agreement and the Proposed Transactions (including the Merger) are advisable and fair to, and in the best interests of, CarLotz and its stockholders; (ii) adopted and approved the Merger Agreement and the Proposed Transactions (including the Merger) and (iii) recommended that CarLotz Stockholders adopt the Merger Agreement.
Accordingly, the CarLotz Board unanimously recommends that CarLotz Stockholders vote:
•	CarLotz Proposal 1: “FOR” the CarLotz Merger Proposal; and
•	CarLotz Proposal 2: “FOR” the CarLotz Adjournment Proposal.
See the section entitled “The Merger—CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board.”
Record Date for the CarLotz Special Meeting and Voting Rights
The record date to determine CarLotz Stockholders who are entitled to receive notice of and to vote at the CarLotz Special Meeting or any adjournments or postponements thereof is October 27, 2022. At the close of business on the CarLotz Record Date, there were 119,703,273 shares of CarLotz Common Stock issued and outstanding and entitled to vote at the CarLotz Special Meeting.

Each CarLotz Stockholder is entitled to one vote on each proposal for each share of CarLotz Common Stock held of record at the close of business on the CarLotz Record Date. Only CarLotz Stockholders of record at the close of business on the CarLotz Record Date are entitled to receive notice of and to vote at the CarLotz Special Meeting and any and all adjournments or postponements thereof.
A complete list of CarLotz Stockholders entitled to vote at the CarLotz Special Meeting will be available for inspection at CarLotz’s headquarters during regular business hours for a period of no less than 10 days before the CarLotz Special Meeting at 3301 W. Moore St., Richmond, Virginia 23230. If CarLotz’s headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of CarLotz Stockholders will be made available for inspection upon request to CarLotz’s corporate secretary at 3301 W. Moore St., Richmond, Virginia 23230, subject to the satisfactory verification of stockholder status. The list of CarLotz Stockholders entitled to vote at the CarLotz Special Meeting will also be made available for inspection during the CarLotz Special Meeting via the CarLotz Special Meeting Website.
Quorum; Abstentions and Broker Non-Votes
A quorum of CarLotz Stockholders is necessary to conduct business at the CarLotz Special Meeting. The presence in person, or by remote communication, or represented by proxy of the holders of CarLotz Common Stock representing a majority of the voting power of the outstanding shares of CarLotz Common Stock entitled to vote at the CarLotz Special Meeting will constitute a quorum. Shares of CarLotz Common Stock present at the CarLotz Special Meeting by virtual attendance via the CarLotz Special Meeting Website or represented by proxy and entitled to vote, including shares for which a CarLotz Stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. Shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the CarLotz Stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals at the CarLotz Special Meeting. If a quorum is not present, the CarLotz Special Meeting will be adjourned or postponed until the holders of the number of shares of CarLotz Common Stock required to constitute a quorum attend.
Under Nasdaq rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed under Nasdaq rules to exercise their voting discretion with respect to matters that are “non-routine.” This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. Each of the proposals for consideration at the CarLotz Special Meeting is considered a “non-routine” matter, and banks, brokers or other nominees will not have discretionary authority to vote on any matter before the CarLotz Special Meeting. As a result, CarLotz does not expect any broker non-votes at the CarLotz Special Meeting, and if you hold your shares of CarLotz Common Stock in “street name,” your shares will not be represented and will not be voted on any matters before the CarLotz Special Meeting unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Brokers will not be able to vote on any of the proposals before the CarLotz Special Meeting unless they have received voting instructions from the beneficial owners.

Required Votes
The vote required to approve each of the proposals listed below assumes the presence of a quorum at the CarLotz Special Meeting. As described above, CarLotz does not expect there to be any broker non-votes at the CarLotz Special Meeting.
Proposal	Required Vote	Effects of Certain Actions
CarLotz Proposal 1: CarLotz Merger Proposal	Approval requires the affirmative vote of the holders of a majority of the outstanding shares of CarLotz Common Stock entitled to vote at the close of business on the Record Date.
The failure to vote, the failure to instruct your brokerage firm, bank, dealer or other similar organization, trustee or nominee to vote shares held in “street name” on the CarLotz Merger Proposal or an abstention from voting will have the same effect as a vote “AGAINST” the CarLotz Merger Proposal.

CarLotz Proposal 2: CarLotz Adjournment Proposal
Approval requires the affirmative vote of the holders of a majority of the voting power of the shares of CarLotz Common Stock present, including by remote communication, or represented by proxy at the CarLotz Special Meeting.

Any shares not present or represented by proxy (including due to failure of a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the CarLotz Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the CarLotz Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the CarLotz Adjournment Proposal will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal. In addition, if a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for the CarLotz Merger Proposal, but not for the CarLotz Adjournment Proposal, it will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal.

Vote of CarLotz Directors and Executive Officers
As of October 27, 2022, the CarLotz Record Date, CarLotz directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote 34,175,673 shares of CarLotz Common Stock, which represented approximately 28.6% of CarLotz Common Stock issued and outstanding on the CarLotz Record Date. Certain directors, executive officers and affiliates of certain directors and executive officers executed supporting agreements in connection with the Merger Agreement, solely in their capacity as CarLotz Stockholders. For more information regarding the CarLotz Support Agreements, see the section entitled “Support Agreements.”
CarLotz currently expects that all CarLotz directors and executive officers, including directors and executive officers not party to a CarLotz Support Agreement, will vote their shares “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal. For more information regarding the security ownership of CarLotz directors and executive officers, see the section entitled “Certain Beneficial Owners of CarLotz Common Stock.” In addition, see the section entitled “Interests of CarLotz Directors and Executive Officers in the Merger” in this joint proxy statement/prospectus and the arrangements described in CarLotz’s Definitive Proxy Statement on Schedule 14A for CarLotz’s 2022 annual meeting of stockholders, which is attached as Annex G to this joint proxy statement/prospectus.

Methods of Voting
Stockholders of Record
If you are a CarLotz Stockholder of record, you may vote at the CarLotz Special Meeting by proxy over the internet, by mail or by virtually attending and voting at the CarLotz Special Meeting via the CarLotz Special Meeting Website, as described below.
•
By Internet: To vote via the Internet, go to https://www.virtualshareholdermeeting.com/LOTZ2022SM to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on December 6, 2022 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•
By Mail: To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than December 6, 2022. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•
Virtually via the CarLotz Special Meeting Website: To vote at the CarLotz Special Meeting, visit www.virtualshareholdermeeting.com/LOTZ2022SM, where you can virtually attend and vote at the CarLotz Special Meeting. You will be asked to provide the 16-digit control number from the proxy card you receive in order to access the CarLotz Special Meeting Website.

Unless revoked, all duly executed proxies representing shares of CarLotz Common Stock entitled to vote at the CarLotz Special Meeting will be voted at the CarLotz Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions for any proposal, your shares will be voted “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal.
Beneficial (Street Name) Stockholders
If you hold your shares of CarLotz Common Stock through a bank, broker or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee for a proposal, your shares of CarLotz Common Stock will not be voted on that proposal. See the section entitled “—Quorum; Abstentions and Broker Non-Votes” above.
If you hold your shares of CarLotz Common Stock through a bank, broker or other nominee in “street name” (instead of as a registered holder), you must obtain a specific control number from your bank, broker or other nominee in order to virtually attend and vote at the CarLotz Special Meeting via the CarLotz Special Meeting Website. See the section entitled “—Virtually Attending the CarLotz Special Meeting” below.
Virtually Attending the CarLotz Special Meeting
If you wish to virtually attend the CarLotz Special Meeting via the CarLotz Special Meeting Website, you must (i) be a CarLotz Stockholder of record at the close of business on October 27, 2022, the CarLotz Record Date, (ii) hold your shares of CarLotz Common Stock beneficially in the name of a broker, bank or other nominee as of the CarLotz Record Date or (iii) hold a valid proxy for the CarLotz Special Meeting.
To enter the CarLotz Special Meeting Website and virtually attend the CarLotz Special Meeting, you will need the 16-digit control number located on your proxy card. If you hold your shares of CarLotz Common Stock in street name beneficially through a broker, bank or other nominee and you wish to virtually attend the CarLotz Special Meeting via the CarLotz Special Meeting Website, you will need to obtain your specific control number and further instructions from your bank, broker or other nominee. The 16-digit control number is also needed to access the list of CarLotz Stockholders entitled to vote at the CarLotz Special Meeting during the time of the meeting. If you plan to virtually attend and vote at the CarLotz Special Meeting via the CarLotz Special Meeting Website, CarLotz still encourages you to vote in advance by the internet or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to virtually attend the

CarLotz Special Meeting via the CarLotz Special Meeting Website. Voting your proxy by the internet or mail will not limit your right to virtually attend and vote at the CarLotz Special Meeting via the CarLotz Special Meeting Website if you later decide to do so.
Revocability of Proxies
Any CarLotz Stockholder granting a proxy has the right to revoke it at any time before the proxy is voted at the CarLotz Special Meeting. If you are a CarLotz Stockholder of record, you may revoke your proxy by any one of the following actions:
•	by sending a signed written notice of revocation to CarLotz’s Corporate Secretary, provided such notice is received no later than the close of business on December 6, 2022;
•	by voting again over the internet as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on December 6, 2022;
•	by submitting a properly signed and dated proxy card with a later date that is received by CarLotz’s Corporate Secretary no later than the close of business on December 6, 2022; or
•
by virtually attending the CarLotz Special Meeting via the CarLotz Special Meeting Website and requesting that your proxy be revoked or virtually voting via the CarLotz Special Meeting Website as described above.

Only your last submitted proxy will be considered.
Execution or revocation of a proxy will not in any way affect a CarLotz Stockholder’s right to virtually attend and vote at the CarLotz Special Meeting via the CarLotz Special Meeting Website.
Written notices of revocation and other communications relating to the revocation of proxies should be addressed to:
CarLotz, Inc.
Attn: Corporate Secretary
3301 W. Moore St.
Richmond, Virginia 23230
If your shares of CarLotz Common Stock are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the CarLotz Special Meeting via the CarLotz Special Meeting Website.
Proxy Solicitation Costs
CarLotz is soliciting proxies on behalf of the CarLotz Board. CarLotz will bear the entire cost of soliciting proxies from CarLotz Stockholders. Proxies may be solicited on behalf of CarLotz or by CarLotz directors, officers and other employees in person or by mail, telephone, facsimile, messenger, the internet or other means of communication, including electronic communication. CarLotz directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.
CarLotz will request that banks, brokers and other nominee record holders send proxies and proxy material to the beneficial owners of CarLotz Common Stock and secure their voting instructions, if necessary. CarLotz may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.
CarLotz has also retained Morrow Sodali LLC to assist in soliciting proxies and in communicating with CarLotz Stockholders and will pay Morrow Sodali a fee of approximately $25,000, plus a per stockholder fee to solicit record and beneficial owners of CarLotz Common Stock and reimbursement of any additional disbursements incurred by Morrow Sodali on CarLotz’s behalf.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. As a result, CarLotz Stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus. Registered CarLotz Stockholders (those who hold shares of CarLotz Common Stock directly in their name with CarLotz’s transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to CarLotz at the address below.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple CarLotz Stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
CarLotz will promptly deliver a copy of this joint proxy statement/prospectus to any CarLotz Stockholder who only received one copy of these materials due to householding upon request in writing to: CarLotz, Inc., Investor Relations, 3301 W. Moore St., Richmond, Virginia 23230 or through the “Contact IR” on the CarLotz investor relations website at https://investors.carlotz.com/ir-resources/investor-contact.
Adjournments
If a quorum is present or represented at the CarLotz Special Meeting but there are insufficient votes at the time of the CarLotz Special Meeting to approve the CarLotz Merger Proposal, then CarLotz Stockholders may be asked to vote on the CarLotz Adjournment Proposal. If a quorum is not present or represented, then either the chairperson of the CarLotz Special Meeting or the holders of a majority of the voting power of the shares of CarLotz Common Stock entitled to vote at the CarLotz Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Special Meeting to another place (if any), date or time, without notice, if the date, time, place, if any, and the means of remote communications, if any, by which stockholder and proxy holders may be deemed to be present in person, or by remote communication, if applicable, and vote at such adjourned meeting are announced at the Special Meeting, unless the adjournment is for more than 30 days or if a new record date is fixed for the adjourned meeting. The chairperson of the CarLotz Special Meeting may also adjourn the meeting, even if a quorum is present.
At any subsequent reconvening of the CarLotz Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the CarLotz Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Assistance
If you need assistance voting or completing your proxy card, or if you have questions regarding the CarLotz Special Meeting, please contact Morrow Sodali, CarLotz’s proxy solicitor for the CarLotz Special Meeting, at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: LOTZ@investor.morrowsodali.com
CARLOTZ STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE PROPOSED TRANSACTIONS (INCLUDING THE MERGER). IN PARTICULAR, CARLOTZ STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

CARLOTZ PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This joint proxy statement/prospectus is being furnished to you as a CarLotz Stockholder in connection with the solicitation of proxies by the CarLotz Board for use at the CarLotz Special Meeting. At the CarLotz Special Meeting, CarLotz is asking CarLotz Stockholders to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift. The Merger Agreement provides that, at the Effective Time, each issued and outstanding share of CarLotz Common Stock (other than CarLotz Common Stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio, rounded up to the nearest whole share for any fractional share of Shift Common Stock that would be issued to any person after aggregating all fractional shares that would otherwise be received by such person resulting from the calculation. The “exchange ratio” is equal to 0.692158; provided, however, that as of immediately prior to the Effective Time the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any performance-based restricted stock unit award that will be terminated as of the Effective Time, in each case as described in more detail in the Merger Agreement), subject to the terms and conditions set forth in the Merger Agreement.
The CarLotz Board, after careful consideration, unanimously determined that the Merger is fair to and in the best interests of CarLotz and its stockholders, and approved and declared advisable the Merger Agreement and the Proposed Transactions, including the Merger.
The CarLotz Board accordingly unanimously recommends that CarLotz Stockholders vote “FOR” the CarLotz Merger Proposal.
The Merger and a summary of the terms of the Merger Agreement are described in more detail under “The Merger” and “The Merger Agreement,” and CarLotz Stockholders are encouraged to read the full text of the Merger Agreement, which is attached as Annex A hereto.
Assuming a quorum is present at the CarLotz Special Meeting, approval of the CarLotz Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CarLotz Common Stock entitled to vote at the close of business on the CarLotz Record Date. If a CarLotz Stockholder fails to vote, fails to instruct its bank, broker or nominee to vote with respect to the CarLotz Merger Proposal or abstains from voting, it will have the same effect as a vote “AGAINST” the CarLotz Merger Proposal.
It is a condition to the completion of the Merger that CarLotz Stockholders approve the CarLotz Merger Proposal.
THE CARLOTZ BOARD UNANIMOUSLY RECOMMENDS THAT CARLOTZ STOCKHOLDERS VOTE “FOR” THE CARLOTZ MERGER PROPOSAL

CARLOTZ PROPOSAL 2: ADJOURNMENT OF THE CARLOTZ SPECIAL MEETING
The CarLotz Special Meeting may be adjourned to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are insufficient votes to approve the CarLotz Merger Proposal.
CarLotz is asking CarLotz Stockholders to authorize the holder of any proxy solicited by the CarLotz Board to vote in favor of any adjournment of the CarLotz Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the CarLotz Merger Proposal.
Approval of the CarLotz Adjournment Proposal is not a condition to the obligation of either Shift or CarLotz to complete the Merger.
The CarLotz Board unanimously recommends that CarLotz Stockholders approve the proposal to adjourn the CarLotz Special Meeting, if necessary or appropriate.
Assuming a quorum is present at the CarLotz Special Meeting, approval of the CarLotz Adjournment Proposal requires the affirmative vote of a majority of the voting power of the CarLotz Common Stock present, including by remote communication, or represented by proxy at the meeting and entitled to vote thereat. Any shares not present or represented by proxy (including due to the failure of a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions with respect to any proposals at the CarLotz Special Meeting to such bank, broker or other nominee) will have no effect on the outcome of the CarLotz Adjournment Proposal, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on the CarLotz Adjournment Proposal will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal. In addition, if a CarLotz Stockholder who holds shares in “street name” through a bank, broker or other nominee provides voting instructions for one or more other proposals, but not for the CarLotz Adjournment Proposal, it will have the same effect as a vote “AGAINST” the CarLotz Adjournment Proposal.
THE CARLOTZ BOARD UNANIMOUSLY RECOMMENDS THAT CARLOTZ STOCKHOLDERS VOTE “FOR” THE CARLOTZ ADJOURNMENT PROPOSAL

THE MERGER
The following is a description of material aspects of the Merger. While Shift and CarLotz believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire joint proxy statement/prospectus, including the text of the Merger Agreement attached as Annex A hereto, for a more complete understanding of the Merger. In addition, important business and financial information about each of Shift and CarLotz is contained or incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
General
Shift, Merger Sub and CarLotz have entered into the Merger Agreement, which provides that Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift (the “Merger”). As a result of the Merger, the separate existence of Merger Sub will cease and CarLotz will cease to be an independent, publicly traded company.
Merger Consideration
If the Merger is completed, each issued and outstanding share of CarLotz Common Stock (other than CarLotz Common Stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio, rounded up to the nearest whole share for any fractional share of Shift Common Stock that would be issued to any CarLotz Stockholder after aggregating all fractional shares of Shift Common Stock that would otherwise be received by such CarLotz Stockholder resulting from the calculation. The “Exchange Ratio” is equal to 0.692158; provided, however, that, as of immediately prior to the Effective Time, the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any performance-based restricted stock unit awards that will be terminated as of the Effective Time). Shift Stockholders will continue to own their existing shares of Shift Common Stock following the Merger.
As noted above, the number of shares of Shift Common Stock that CarLotz Stockholders will receive as Merger Consideration is not fixed and may change. Events that may impact the number of shares of Shift Common Stock issued in connection with the Merger include:
•	the issuance of new shares of Shift Common Stock prior to the Effective Time, including the settlement of derivative securities convertible into or exercisable for shares of Shift Common Stock;
•	the issuance of new shares of CarLotz Common Stock prior to the Effective Time, excluding the settlement of derivative securities convertible or exercisable for shares of CarLotz Common Stock; and
•	the issuance of derivative securities convertible into or exercisable for shares of CarLotz Common Stock prior to the Effective Time.
You should obtain current market quotations for Shift Common Stock and CarLotz Common Stock before deciding how to vote on the Shift Share Issuance Proposal, the Shift Reverse Stock Split Proposal and the CarLotz Merger Proposal, as applicable. Shift Common Stock is traded on Nasdaq under the symbol “SFT” and CarLotz Common Stock is traded on the Nasdaq Global Market under the symbol “LOTZ.” In addition, CarLotz Warrants are traded on the Nasdaq Global Market under the symbol “LOTZW.” Shares of Shift Common Stock will continue trading on Nasdaq under the symbol “SFT” after Closing. For more information regarding the Merger Consideration to be received by CarLotz Stockholders if the Merger is completed, see the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants.”
On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market. See the section entitled “Questions and Answers—What happens if the Merger is not completed?”
Background of the Merger
As part of CarLotz’s ongoing strategic planning process, the CarLotz Board and the CarLotz management team regularly review and assess CarLotz’s businesses and operations, and regularly review and assess various potential strategic alternatives available to enhance value for CarLotz Stockholders.
As part of Shift’s ongoing strategic planning process, the Shift Board and the Shift management team regularly review and assess Shift’s businesses and operations, and regularly review and assess various potential strategic alternatives available to enhance value for Shift Stockholders.
CarLotz’s co-founder and then-Chief Executive Officer, Mr. Michael Bor, and Mr. George Arison, co-founder and then-Chief Executive Officer of Shift, had informal discussions over the years concerning a potential business combination of the two companies. During the latter half of 2021, certain preliminary and informal discussions were also held between Messrs. Bor and Arison with their respective management teams regarding a potential business combination. To facilitate such discussions and the exchange of confidential information, the parties entered into a mutual confidentiality agreement on September 20, 2021. In the confidentiality agreement, both parties agreed to customary standstill provisions with respect to the other party’s publicly listed securities. The discussions involved representatives of William Blair & Company, LLC (“William Blair”) as financial advisor to CarLotz and J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), as financial advisor to Shift. The discussions focused on the potential synergies of a business combination between CarLotz and Shift. Subsequently, the discussions between CarLotz and Shift concerning a potential business combination were abandoned in December 2021 due to differing views on strategic focus, business models and relative values of CarLotz and Shift at that time. At that time under the previous CarLotz management team, Carlotz had a focus on growth in physical locations. Additionally, Carlotz had not yet developed its restructuring plan that was implemented in early summer 2022, which included slowing its geographic expansion plans. As a result, there was a lack of alignment between the parties necessary to finalize a valuation or take the next steps towards a proposed transaction.
On February 17, 2022, the Shift Board held a meeting via videoconference. Representatives of the Shift management team and the board observer designated by Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC, pursuant to a letter agreement between Shift and such parties, also attended the meeting. At the meeting, the Shift Board discussed potential capital raising initiatives and potential strategic alternatives for Shift, including a potential strategic business combination transaction between Shift and a third party. Three investment banks, including Centerview, separately presented to the Shift Board to discuss their respective qualifications to potentially serve as a financial advisor to the Shift Board in connection with the evaluation of potential strategic transactions, including but not limited to a potential strategic business combination transaction between Shift and a third party.
On March 8, 2022 the Shift Board held a meeting via videoconference. Representatives from the Shift management team and Jenner & Block LLP, legal advisor to Shift (“Jenner & Block”), also attended the meeting. At this meeting, the Shift Board discussed the proposed terms of the potential engagement of Centerview by the Shift Board as its financial advisor with respect to the evaluation of potential strategic transactions, including but not limited to a potential business combination with a third party, and the scope of Centerview’s anticipated financial advisory services. On March 16, 2022, Mr. Arison delivered a draft engagement letter with Centerview to the Shift Board for its review and comment.
On March 15, 2022, CarLotz announced the appointment of Mr. Lev Peker to the role of Chief Executive Officer and member of the CarLotz Board, effective as of April 18, 2022. On June 21, 2022, as part of a strategic review of its business, CarLotz announced the closure of 11 hubs (50% of its stores) and an estimated 25% to 30% reduction in its workforce. CarLotz continued to review its competitive position and evaluate various strategic alternatives, including acquisitions and strategic initiatives.
On March 22, 2022, based on, among other things, Centerview’s reputation and experience, the Shift Board resolved by unanimous written consent to engage Centerview as an independent financial advisor in connection with its evaluation of a potential strategic business combination transaction involving Shift. Also on March 22, 2022, Shift entered into an engagement letter with Centerview, pursuant to which Centerview agreed to, among other things, provide certain financial advisory services in connection with a potential strategic business combination transaction involving Shift and, if requested by Shift in connection with such transaction, provide an opinion addressed to the Shift Board or a committee thereof with respect to the fairness, from a financial point of view, of the consideration to be paid in such transaction.
Shift has had a long history of working with Dan Nash, a Senior Managing Director and Co-Founder at CCM. Mr. Nash has worked with the Shift Board and the Shift management team on several occasions during the course of Shift’s history. Given the history and Mr. Nash’s unique industry expertise, the Shift Board and the Shift management team desired to engage Mr. Nash and CCM in an advisory capacity for potential strategic transactions in 2022. CCM was engaged by Fair Technologies on the sale of Fair’s dealer listing marketplace assets, which announced a sale to Shift on March 15, 2022. After the announcement, and with the approval of Fair Technologies, Shift began discussions regarding an engagement with CCM. On March 21, 2022, Mr. Arison proposed by email to the Shift Board that Shift formally engage CCM.
On March 30, 2022, Mr. Arison notified the Shift Board that Shift management had aligned on terms of an engagement with CCM as a non-exclusive financial advisor with respect to Shift’s review of potential strategic transactions.
On April 7, 2022, Shift entered into an engagement letter with CCM, pursuant to which CCM agreed to, among other things, assist in evaluating proposals from potential investors and acquirers, and provide a view on both the structuring of a sell-side transaction and negotiating the financial terms of a sell-side transaction by the lead advisor.
From April 2022 to July 2022, Shift continued to evaluate potential capital raising initiatives and potential strategic transactions, which included ongoing monitoring and discussion of CarLotz’s operations and valuation. During this period, Shift conducted an auction process in which it solicited non-binding offers from third parties to acquire Shift. Shift entered into mutual nondisclosure agreements with nine counterparties, each of which contained customary confidentiality provisions and none of which contained standstill provisions with respect to either party’s securities. Shift management, along with Centerview and CCM as financial advisors to Shift, held numerous management meetings and diligence sessions with such third parties, and certain of such third parties delivered non-binding indications of interest to enter into a strategic transaction with Shift. Upon reviewing such indications of interest and after further discussions with the associated third parties, by the end of June 2022 the Shift Board and Shift management determined to cease pursuing the proposed transactions and to continue evaluating other strategic alternatives for Shift.
In late June and early July of 2022, Shift’s management team developed a business plan that intended to accelerate Shift’s path to profitability and was estimated to require a lower total capital expenditure to achieve positive cash flow, in each case as compared to prior business plans. This new business plan outlined a strategy where Shift would eliminate the high-cost test drive offering from the platform, focusing solely on the lower-cost online sales channel. Shift would also consolidate its geographic footprint to a few locations in its most mature markets on the west coast. Finally, the new business plan would result in a reduction in Shift’s workforce.
On June 16, 2022, representatives of a former financial advisor of CarLotz had a telephonic meeting with certain representatives of Shift’s financial advisors to, among other things, explore the idea of introducing the chief executive officers of both companies to each other for further discussions around a potential business combination between CarLotz and Shift.
On July 7, 2022, a representative of CCM, at the direction of Mr. Arison, contacted a representative of a former financial advisor to CarLotz to have further discussions about a potential business combination with CarLotz. On this date, Mr. Arison also discussed with representatives from Centerview by email and telephone the possibility of a potential business combination with CarLotz. Mr. Arison and Shift management considered recommencing negotiations as a result of continuing macroeconomic developments, developments in the used auto industry, the financial results and future prospects of Shift and CarLotz, and CarLotz’s publicly disclosed restructuring plan. In addition, Shift management considered the complementary geographic footprints of the two companies and the potential ability for Shift to scale its dealer marketplace on the east coast, CarLotz’s potential ability to leverage Shift’s inventory acquisition engine to source inventory, the cost synergies that could be realized, primarily due to reduced duplicative overhead, the potential to reduce volatility in operating results due to a larger revenue base, more diverse buyer and seller channels, and increased geographic footprint, the potential to have greater financial flexibility from combining each company’s cash balance, and the potential to create a strong destination for both online and in-person car purchasing.
On July 8, 2022, representatives of a former advisor to CarLotz contacted Mr. Peker, conveying the interest of Shift to restart negotiations regarding a potential business combination between CarLotz and Shift. On July 9, 2022, Mr. Peker had a telephone call with Mr. Arison. On that call, Messrs. Peker and Arison agreed that a combination of CarLotz and Shift could potentially be beneficial to their respective stockholders from an operational, strategic and synergistic perspective and agreed to explore the possibility further. As part of the conversation between Messrs. Peker and Arison, Mr. Arison emphasized that Shift was actively considering other strategic alternatives, which, for strategic and operational reasons, it sought to conclude before its next quarterly earnings release, and the importance to Shift of working expeditiously. Following the July 9, 2022 call, Mr. Peker updated the Chairman and other members of the CarLotz Board on his discussions with Mr. Arison.
On July 11, 2022, representatives of the CarLotz and Shift management teams discussed preliminary financial and operational due diligence in a joint working session. Information provided by the respective CarLotz and Shift management teams to the other party was preliminary and subject to change and solely for informational purposes. Later on July 11, 2022, representatives of the CarLotz and Shift management teams further discussed such preliminary financial information and the status of CarLotz’s negotiations around the leases for their recently closed locations, and Shift requested further detailed financial information on location-specific performance. On July 12, 2022, Mr. Peker and Mr. Ozan Kaya, President of CarLotz, contacted representatives of William Blair to discuss the assistance William Blair provided to CarLotz in connection with the prior talks between CarLotz and Shift during the latter half of 2021.
On July 13, 2022, the Shift Board held a meeting via videoconference. Representatives of Shift management, Centerview and CCM also attended the meeting. At the meeting, the Shift Board discussed changes to its potential new business model and updates to potential strategic transactions, including a potential merger transaction with CarLotz. Representatives of Shift management gave a summary of recent discussions with CarLotz, including recent due diligence discussions. The Shift Board discussed in detail a potential merger transaction with CarLotz, including the material terms thereof, and resolved to send to CarLotz an initial non-binding indication of interest with respect to a potential merger transaction with CarLotz and authorized Shift management to negotiate the terms of such potential merger transaction consistent with the non-binding indication of interest. Also on July 13, 2022, representatives of CarLotz management delivered to representatives of Shift certain additional preliminary financial information as well as summaries of CarLotz’s workforce and leases, noting that these materials were preliminary, subject to change and solely for information purposes.
On July 14, 2022, Messrs. Peker and Kaya held an update meeting with Mr. Arison and other members of the Shift management team to further discuss a potential business combination; the meeting was also attended by representatives of CarLotz’s former financial advisor.
On July 15, 2022, representatives of Shift management, Jenner & Block LLP, Centerview and CCM finalized a non-binding indication of interest with respect to a potential business combination with CarLotz.
On July 16, 2022, Shift submitted to CarLotz a non-binding indication of interest (the “IOI”) for a stock-for-stock merger between CarLotz and Shift, proposing a fixed exchange ratio of 0.5093 of a share of Shift Common Stock for each share of CarLotz Common Stock, which represented pro forma ownership for CarLotz Stockholders in the Combined Company of approximately 38% on a fully diluted basis. At the time, this proposal represented an implied premium for CarLotz Stockholders of approximately 30%. The terms of the IOI further included a proposal to incorporate one member from the CarLotz Board into the Combined Company’s board of directors. The IOI contained a number of conditions, including satisfactory completion of due diligence and that CarLotz would abandon plans for a proposed strategic acquisition it was negotiating at the time. The IOI further indicated that the potential merger would be subject to the approval of the CarLotz Board and CarLotz Stockholders, and indicated Shift’s desire and ability to proceed expeditiously.
On July 18, 2022, the CarLotz Board held a special meeting via video conference to discuss the offer by Shift to combine with CarLotz in a stock-for-stock merger. Also in attendance were certain members of CarLotz management and a representative of Freshfields Bruckhaus Deringer US LLP, outside counsel to CarLotz (“Freshfields”). Prior to the meeting, Mr. Peker had informed the CarLotz Board of Shift’s offer and had also shared with the CarLotz Board the IOI he had received from Shift. At the meeting, Mr. Peker discussed with the CarLotz Board the key terms of the proposed transaction under the terms of the IOI, including valuation and the post-combination board structure of the Combined Company. Mr. Peker also discussed with the CarLotz Board the discussions he had with Shift during the period before Shift submitted the IOI. Mr. Peker then provided an overview to the CarLotz Board of Shift’s current business conditions and what he understood to be Shift’s rationale for the proposed merger and shared with the CarLotz Board his preliminary view of the merits and risks of the proposed transaction for CarLotz and its stockholders. Upon request of the CarLotz Board, Mr. Peker also provided an update to the CarLotz Board on certain developments in CarLotz’s business, including discussions with CarLotz’s floorplan provider concerning the future availability of financing thereunder, the status of a proposed strategic acquisition CarLotz was negotiating at the time and CarLotz’s recent business performance. After further discussion, the CarLotz Board agreed that it was in the best interest of CarLotz and its stockholders for CarLotz to continue to engage with Shift to explore a potential merger but emphasized that, regardless of Shift’s timing preferences, all necessary financial analysis and due diligence would need to be completed before any agreement could be finalized.
Also at the July 18, 2022 CarLotz Board meeting, the CarLotz Board formed a CarLotz Transaction Committee (the “CarLotz Transaction Committee”) to which it delegated the authority to oversee, review and evaluate and negotiate any potential transaction with Shift. The CarLotz Board instructed the CarLotz Transaction Committee to regularly update the CarLotz Board on all relevant information concerning the proposed transaction. The CarLotz Transaction Committee was not authorized, without approval of the full CarLotz Board, to approve any definitive documentation or agreements relating to the proposed transaction with Shift. The CarLotz Board appointed the following directors to serve as members of the CarLotz Transaction Committee: Luis Solorzano; Steven G. Carrel; Nanxi Liu; and David R. Mitchell.
Later on July 18, 2022, Shift submitted to CarLotz a draft standalone financial forecast of Shift for informational purposes, as well as a due diligence request list. Mr. Arison informed Mr. Peker that the Shift management team had begun preparation of a joint financial model for the Combined Company, proposed that both parties retain financial advisors to assist the companies on the Combined Company model and requested feedback from CarLotz on the IOI. With respect to feedback on the IOI, Mr. Peker informed Mr. Arison that CarLotz was seeking representation on the Combined Company’s board of directors that would be commensurate with the CarLotz Stockholders’ ownership percentage in the Combined Company, which could only be determined after completion of its financial analysis, due diligence and CarLotz Board discussions.
On July 19, 2022, CarLotz and Shift and representatives of their advisors, Freshfields for CarLotz and Centerview, CCM and Jenner & Block for Shift, as well as CarLotz’s former financial advisor, who had not been formally retained by CarLotz in connection with the proposed transaction, held an initial meeting to discuss the proposed merger. On July 20, 2022, representatives of Freshfields and Jenner & Block held a preliminary outside counsel meeting to discuss the proposed transaction, some initial questions on the treatment of equity, reciprocal due diligence and related matters.
On July 21, 2022, the CarLotz Transaction Committee held a meeting via video conference to discuss the proposed transaction with Shift. Also in attendance were members of CarLotz management and representatives of Freshfields. Mr. Peker updated the CarLotz Transaction Committee on the proposed transaction and his preliminary views, based on the information received to date, on the pros and cons of the proposed transaction with Shift. The CarLotz Transaction Committee reviewed and asked questions concerning management’s preliminary standalone financial (including cash) forecasts, which remained ongoing and were subject to change, and instructed management to provide additional financial analysis and more detail on potential synergies to be achieved in the proposed transaction. Mr. Peker also discussed CarLotz’s anticipated future financing needs in 2023 and its potential delisting from Nasdaq. Mr. Peker further outlined Shift’s proposed timing for the proposed transaction. The CarLotz Transaction Committee discussed the need to ensure that all due diligence and financial analysis was complete before the CarLotz Board could reach a determination regarding the advisability of the proposed transaction. The CarLotz Transaction Committee also discussed the engagement of a financial advisor in connection with the proposed transaction. Freshfields discussed the CarLotz Transaction Committee’s fiduciary duties under Delaware law in the context of engaging financial advisors and provided legal advice to the CarLotz Transaction Committee concerning the same.

Also on July 21, 2022, Mr. Arison sent to certain members of Shift management and representatives of Centerview and CCM an update about the status of negotiations of the proposed transaction, including with respect to valuation, management and corporate governance of the Combined Company, and a potential timeline for the proposed transaction.
In addition, on July 21, 2022, representatives of Centerview held a meeting with representatives of CarLotz’s former financial advisor to review preliminary standalone financial forecasts from Shift management and CarLotz management relating to Shift and CarLotz, respectively, and the respective assumptions underlying such preliminary standalone financial forecasts, which remained subject to change.
On July 21 and July 24, 2022, Mr. Arison sent to the Shift Board updates about the status of negotiations of the proposed transaction, including with respect to valuation, succession planning and management of the Combined Company.
On July 22, 2022, representatives of CarLotz, Shift, Freshfields, Jenner & Block, Centerview, CCM, Deloitte Tax LLP and Deloitte & Touche LLP, in its capacity as professional advisor to Shift, participated in a due diligence session to discuss the status of the due diligence data rooms, the due diligence materials to be provided by each side, a timeline for completion of due diligence and further process around the due diligence to be conducted by both parties. Also on July 22, 2022, the Shift Board held a meeting via videoconference. Representatives of Shift management also attended the meeting. At the meeting, the Shift Board discussed in detail the status of negotiations with CarLotz and progress of due diligence with respect to CarLotz.
On July 23, 2022, representatives of Centerview and William Blair held a meeting to discuss the state of the process, outstanding due diligence and information received as at that date.
On July 24, 2022, the CarLotz Transaction Committee held a meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of Freshfields. The CarLotz Transaction Committee continued to discuss the engagement of a financial advisor to assist CarLotz in its evaluation of the proposed transaction. The committee then discussed the merits of William Blair as potential financial advisor to CarLotz based on a variety of considerations, including William Blair’s expertise, qualifications, knowledge of the relevant sector, familiarity with Shift’s and CarLotz’s respective businesses, prior work for CarLotz, including with respect to the preliminary discussions with Shift held during the latter half of 2021, prior work for Shift of which they were aware, any potential conflicts of interest (or lack thereof) and proposed fees. Representatives of Freshfields discussed the CarLotz Transaction Committee’s and the CarLotz Board’s fiduciary duties under Delaware law in the context of considering the offer received from Shift and the appointment of financial advisors and provided legal advice concerning the same. Prior to the meeting, the CarLotz management team had shared with the William Blair team certain draft standalone financial forecasts, which it noted were preliminary, subject to change and solely for informational purposes. Following the discussion of the background and qualifications of William Blair to serve as financial advisor, representatives of William Blair joined the meeting via video conference and presented to the CarLotz Transaction Committee certain preliminary valuation considerations for a potential merger between CarLotz and Shift and also discussed with the CarLotz Transaction Committee various strategic alternatives to a merger with Shift for consideration, including continuing to operate as a standalone company, capital raising initiatives, strategic acquisitions and a sale of the company to a third party. After William Blair’s presentation to the CarLotz Transaction Committee, representatives of William Blair left the meeting, and after further discussion the CarLotz Transaction Committee authorized CarLotz management to engage William Blair as CarLotz’s financial advisor in connection with the proposed transaction, subject to the negotiation and execution of a satisfactory engagement letter. An engagement letter was entered into between William Blair and CarLotz on July 26, 2022.
The CarLotz Transaction Committee held an additional meeting via video conference on July 25, 2022, which was also attended by certain members of the CarLotz management team and representatives of William Blair and Freshfields. During the meeting, CarLotz management discussed with the CarLotz Transaction Committee management’s preliminary view of management’s draft standalone financial forecast, which Mr. Peker emphasized was preliminary in nature and subject to change. The preliminary standalone financial forecast included draft estimates of future expenses to be incurred by CarLotz as it implemented certain strategic initiatives, its current and estimated future cash position, certain strategic alternatives being considered by CarLotz and preliminary views on the expected cash position of the Combined Company, including certain assumptions underlying such estimates, which management noted were likewise preliminary in nature and subject to change. The CarLotz Transaction Committee asked management numerous questions regarding its draft standalone financial forecast and its underlying assumptions and, following further discussion, instructed management and William Blair to continue developing and refining their analysis of the draft CarLotz standalone financial forecast, synergies that could potentially be achieved as a result of the proposed transaction and the expected cash needs of the Combined Company. The CarLotz Transaction Committee also received an update on the status of due diligence from CarLotz’s advisors.
On July 26, 2022, representatives of Jenner & Block sent representatives of Freshfields a draft of the proposed merger agreement that reflected, among other things, (1) non-reciprocal representations and warranties and interim operating covenants, (2) reciprocal restrictions on each party’s solicitation of other proposals with significant procedural hurdles required for each party to determine that an offer from a third party constituted a superior proposal to the proposed merger, (3) a reciprocal termination fee of 4% of CarLotz’s equity value payable by either CarLotz or Shift in the event the proposed merger agreement was terminated in certain circumstances, (4) a condition for Shift’s obligation to consummate the proposed merger that CarLotz’s net assets at Closing be above a certain unspecified minimum level, (5) that certain unspecified significant CarLotz Stockholders would be subject to lock-up restrictions on selling their shares of Shift Common Stock to be received in the Merger for an unspecified period of time and (6) no offer for governance rights or CarLotz’s representation on the Combined Company’s board of directors.
Following July 26, 2022 until the date of the Merger Agreement, the CarLotz management team and the Shift management team engaged with each other on a frequent basis regarding due diligence conducted on each of Shift and CarLotz, as applicable, and various operational matters. These interactions included daily update calls. The CarLotz management team also shared with the Shift management team certain draft standalone financial forecasts, which it noted were preliminary, subject to change and solely for informational purposes.
On July 27, 2022, members of the CarLotz Transaction Committee and certain members of the CarLotz management team met via video conference with certain members of the Shift management team, with representatives of William Blair and Freshfields participating in the meeting. The purpose of the discussion was for members of the Shift management team to provide an overview of the management team, Shift’s business (including locations, inventory, technology and employees), Shift’s financial results and forecasts, their standalone strategy for Shift and their plans for the Combined Company, including illustrative synergies for CarLotz and Shift potentially to be achieved as a result of the proposed transaction. Shift noted that its presentation was for informational purposes only and the data and analysis it presented was preliminary in nature and subject to change. Following the presentation, Mr. Arison sent to the Shift Board an update on the presentation and the status of discussions with respect to the proposed transaction.
Later on July 27, 2022, the CarLotz Transaction Committee held a meeting via video conference, which was also attended by certain members of CarLotz management and representatives of William Blair and Freshfields. The purpose of the meeting was to discuss the presentation by members of the Shift management team and to continue their ongoing analysis of the proposed transaction. A representative of William Blair informed the CarLotz Transaction Committee that William Blair was continuing to work with CarLotz management on the preparation of the standalone model valuation of CarLotz and the Combined Company model valuation, which work was ongoing. Mr. Peker informed the CarLotz Transaction Committee that management continued to refine its preliminary standalone financial forecast for CarLotz, including management’s underlying assumptions. The CarLotz Transaction Committee then discussed the presentation by members of the Shift management team, including Shift’s business model, Shift’s technology, Shift’s financial results and preliminary forecasts and Shift’s plans for the Combined Company. The CarLotz Transaction Committee further discussed the Combined Company’s management team, as well as the timing of CarLotz’s feedback to Shift and the opening of the CarLotz data room. Mr. Peker then gave an update on his discussions with the Shift management team regarding a proposed in-person meeting of certain members of the CarLotz and Shift management teams. The CarLotz Transaction Committee also received an update on the status of due diligence from CarLotz’s advisors.
On July 28, 2022, the CarLotz Transaction Committee held a meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of William Blair and Freshfields. In the meeting, William Blair’s representatives presented updated draft valuation materials to the CarLotz Transaction Committee, which they emphasized remained preliminary in nature and subject to change. The CarLotz Transaction Committee posed numerous questions to CarLotz’s management team regarding the preliminary standalone financial forecast, which the management team answered. The CarLotz Transaction

Committee reviewed certain considerations with respect to the proposed transaction, including (1) the execution risk of the standalone plan versus the Combined Company plan, (2) the ability to raise capital in 2023 and the potential dilution impact therefrom, (3) the potential of a merger creating a more diversified company with larger scale and better research analyst coverage and (4) the Combined Company potentially not having to access additional capital beyond its floorplan financing. The CarLotz Transaction Committee then discussed William Blair’s presentation. Based on these discussions, and while acknowledging that the information contained in William Blair’s presentation was preliminary in nature and remained subject to change, the CarLotz Transaction Committee instructed William Blair to communicate to Centerview, in its capacity as financial advisor to Shift, a revised transaction proposal with an exchange ratio of 0.9 of a share of Shift Common Stock for each share of CarLotz Common Stock. In addition, the CarLotz Transaction Committee received an update on the status of due diligence from CarLotz’s advisors. It was determined at this meeting that, moving forward, the full CarLotz Board would participate in all future deliberations relating to the proposed transaction in light of Shift’s proposed timing and the need to provide all CarLotz board members with sufficient time to obtain and review information, ask questions of CarLotz’s advisors and engage in discussions with the CarLotz Board as a whole.
On July 28, 2022 and July 29, 2022, Mr. Arison sent to certain members of Shift’s management and representatives of Centerview and CCM updates about the status of negotiations of the proposed transaction, including with respect to valuation, management and board composition of the Combined Company.
On July 29, 2022, Centerview and William Blair discussed open items relating to the proposed merger agreement, including the exchange ratio. Prior to this discussion, the Shift Board and Shift management team discussed with Centerview the importance of Shift Stockholders maintaining greater than 50% of the pro forma ownership of the Combined Company with respect to shares of the Combined Company’s common stock on an issued and outstanding basis.
On July 30, 2022, the CarLotz Board held a special meeting via video conference, which was also attended by certain members of the CarLotz management team, and representatives of William Blair and Freshfields. Prior to the meeting, each of the CarLotz Board members who were not members of the CarLotz Transaction Committee were updated by the Chairman of the CarLotz Board on the status of discussions with Shift and its advisors and the process to date. The purpose of the meeting was to discuss the status of the negotiations of CarLotz’s proposed merger with Shift. Representatives of William Blair informed the CarLotz Board that representatives of Centerview had contacted William Blair with an offer to increase the exchange ratio to 0.6 of a share of Shift Common Stock to be issued for every share of CarLotz Common Stock. William Blair also shared with the CarLotz Board its preliminary view of the financial analysis of the transaction at Shift’s proposed 0.6 of a share exchange ratio, being careful to note that its view was based on preliminary information and remained subject to change. Mr. Peker then updated the CarLotz Board on his discussions concerning other terms of the proposed transaction, including that Mr. Arison had proposed to him that CarLotz would appoint three directors to a nine member Combined Company’s board of directors. Following discussion and with the advice of its legal counsel and financial advisor, the CarLotz Board determined that the 0.6 exchange ratio undervalued CarLotz and instructed Mr. Peker, the other members of the CarLotz management team and William Blair to continue to discuss with the Shift management team and its advisors regarding the proposed exchange ratio and other proposed deal terms, including the composition of the Combined Company’s board of directors. The CarLotz Board also received an update on the status of due diligence from CarLotz’s advisors.
On July 31, 2022, the CarLotz Board held an additional meeting via video conference, which was also attended by certain members of the CarLotz management team, with representatives of William Blair, Freshfields, Deloitte Tax LLP and Deloitte & Touche LLP, in its role as professional advisor to CarLotz. The purpose of the meeting was to (1) discuss the retention of Deloitte Tax LLP and Deloitte & Touche LLP as professional advisors to CarLotz for the proposed transaction and its proposed scope of review, (2) review and potentially agree on, for purposes of the financial aspects of the proposed transaction, management’s standalone forecast for the CarLotz business and (3) further discuss CarLotz’s anticipated financing needs and its floorplan financing. Representatives of Deloitte Tax LLP and Deloitte & Touche LLP discussed with the CarLotz Board the scope of its proposed due diligence. Following further discussion, the Board instructed management to engage Deloitte Tax LLP and Deloitte & Touche LLP to prepare a complete due diligence review of Shift, reaffirming that all necessary financial analysis and due diligence would need to be completed before any agreement could be finalized. During the meeting, representatives of William Blair also presented to the CarLotz Board updated preliminary valuation materials. Mr. Peker discussed the details and merits of a potential acquisition CarLotz was independently pursuing at the time and its potential impact on the growth of CarLotz’s business. Mr. Peker further discussed with the CarLotz Board management’s estimated future SG&A expenses. The CarLotz Board discussed the financial and technology investment required to develop CarLotz’s consumer consignment market initiative, its floorplan financing availability and discussions with the floorplan financing provider regarding its willingness to provide financing to CarLotz in the future, anticipated future cash flows and ability to raise capital on a standalone basis. Mr. Peker also noted that, in 2023, CarLotz would require additional capital to fund its operations. The CarLotz Board further discussed the pros and cons of forgoing the contemplated separate acquisition in favor of pursuing the proposed merger transaction with Shift. Management further confirmed that the updated standalone financial forecast discussed during the meeting represented CarLotz management’s best available estimates and judgments at the time of preparation and represented, to the best of CarLotz’s management’s knowledge and belief, the expected future financial performance of CarLotz as an independent company. Mr. Peker then discussed with the CarLotz Board management’s financial analysis of the Shift business and the Combined Company. The Board discussed the potential synergies to be achieved as a result of the proposed transaction with Shift and the expected financial flexibility of the Combined Company as compared to CarLotz continuing to operate on a standalone basis. The CarLotz Board further discussed certain strategic alternatives to a merger with Shift, including continuing to operate as a standalone company, capital raising initiatives, strategic acquisitions and a sale of CarLotz to a third party. Following this discussion, the CarLotz Board instructed William Blair and CarLotz management to communicate a revised transaction proposal to Shift that included: (1) an exchange ratio of 0.75 of a share of Shift Common Stock for each share of CarLotz Common Stock; (2) four seats on the Combined Company’s board of directors for CarLotz and a right to appoint the chairperson of such board of directors; (3) no lock-up restrictions for any CarLotz Stockholders with respect to the shares of Shift Common Stock to be received in the Merger; and (4) no minimum asset closing condition to Shift’s obligation to consummate the Merger.
Later on July 31, 2022, representatives of William Blair and Centerview engaged in a number of calls to discuss the terms of CarLotz’s revised transaction proposal. During these calls, Centerview conveyed a proposed exchange ratio mechanism pursuant to which pro forma ownership for CarLotz Stockholders in the Combined Company would be finally determined at consummation of the merger based on the parties’ respective share counts (with details still left for further discussion), but always be less than 50%. Centerview further conveyed a proposed increase of the Combined Company’s board of directors from nine to 10 with three CarLotz-appointed board members plus one board member to be mutually appointed by the parties. The advisors also discussed the potential treatment of CarLotz performance-based restricted stock units in the event that the potential transaction was consummated, and agreed to discuss with their respective clients that there would be no lock-up restrictions for CarLotz Stockholders on the sale of any shares of Shift to be received as merger consideration and that the Merger would not be subject to a minimum asset condition.
Throughout the weekend of July 30-31, 2022, Mr. Arison sent to the Shift Board updates regarding the status of negotiations regarding the proposed transaction, including, among other things, with respect to valuation, key open items in the proposed merger agreement and the composition of the Combined Company’s board of directors.
During the week of August 1, 2022, various due diligence calls were held among the Shift and CarLotz management teams and their respective accounting, legal and financial advisors.
On August 1, 2022, Mr. Arison and Jeff Clementz, the then-President of Shift, travelled to Dallas to meet in person with certain members of the CarLotz Board and members of CarLotz management. The parties discussed the management and governance of the Combined Company, potential areas of synergies and key terms of the proposed merger.
Also on this date, representatives of Centerview and William Blair met to discuss the potential mechanics of the exchange ratio to apply to the proposed merger as well as the respective methodologies for the financial forecasts of each of Shift and CarLotz.
On August 2, 2022, representatives of Freshfields sent representatives of Jenner & Block a revised draft of the proposed merger agreement. Among other things, the revised draft of the proposed merger agreement (1) amended the representations and warranties as well as interim operating covenants and made them generally reciprocal for both parties, (2) eased the procedural steps required for each party to determine that an offer from a third party would constitute a superior proposal to the proposed merger, (3) proposed a reduced mutual termination fee of 2.5% of CarLotz’s equity value, (4) rejected the proposed minimum net assets condition to Shift’s obligation to consummate the merger, (5) rejected the request that certain unspecified significant CarLotz

Stockholders would be subject to lock-up restrictions on selling their shares of Shift Common Stock to be received in the merger; (6) included language providing for CarLotz’s representation on the Combined Company’s board of directors; (7) provided that certain Shift Stockholders, including its largest independent stockholder, would sign support agreements and (8) provided for expense reimbursement provisions for either party if the merger agreement is terminated due to the other party’s stockholders’ failure to approve the proposed transactions in accordance with the terms of the proposed merger agreement and applicable law.
Also on August 2, 2022, representatives of Shift, Centerview and Jenner & Block met to discuss key issues in the proposed merger agreement. In addition, on August 2, 2022, Mr. Clementz and members of CarLotz management discussed in Dallas certain strategic and operational issues regarding the proposed transaction. As well, on August 2, 2022, the Shift Board held a meeting via videoconference. Representatives of Shift management also attended the meeting. At the meeting, the Shift Board discussed in detail the status of negotiations with CarLotz and progress of due diligence with respect to CarLotz.
Also on this date, representatives of Deloitte Tax LLP and Deloitte & Touche LLP met with the Chief Financial Officer and Senior Vice President of Finance for CarLotz for a finance and accounting diligence session, which session was also attended by representatives of Shift, William Blair and Centerview.
On August 3, 2022, representatives of Jenner & Block sent representatives of Freshfields a draft of the proposed form of support agreements to be signed by certain major stockholders in support of the proposed merger, as well as drafts of other ancillary agreements to the proposed merger agreement. Also on August 3, 2022, representatives of Shift and CarLotz management, Centerview and William Blair discussed by video conference certain preliminary financial forecasts for the Shift business. Further on this date, representatives of CarLotz, Shift, Centerview, William Blair, Jenner & Block, CCP and Freshfields met to discuss, and ultimately agreed upon, the treatment of certain outstanding CarLotz warrants and earn-out-related securities in the exchange ratio which would apply to the proposed merger.
Certain CarLotz Stockholders who were asked to sign support agreements in support of the proposed merger also asked that they receive registration rights with respect to the shares of Shift Common Stock to be received by them in the merger, similar to the registration rights they had with respect to their shares of CarLotz Common Stock. Shift rejected this request.
On August 4, 2022, representatives of the CarLotz and Shift management teams and representatives of Deloitte Tax LLP and Deloitte & Touche LLP, in their capacity as professional advisors to CarLotz, discussed by videoconference potential tax consequences of different transaction structures for a business combination between Shift and CarLotz. Following the call, CarLotz and Shift agreed to continue structuring the business combination as a reverse subsidiary merger.
Also on August 4, 2022, representatives of Freshfields and Jenner & Block had a telephone call to discuss the transaction status and certain issues relating to the proposed support agreements.
On August 5, 2022, representatives of Jenner & Block sent representatives of Freshfields a revised draft of the proposed merger agreement. The draft reflected general alignment around numerous matters. However, the revised draft of the proposed merger agreement also continued to reflect Shift’s position with respect to: (1) a $100 million minimum cash level for CarLotz at Closing as a condition for Shift’s obligation to consummate the merger (albeit in this draft, Shift proposed the condition to be mutual, with CarLotz’s condition to consummate the merger being conditioned on Shift having a minimum cash position in an amount to be determined); (2) a mutual termination fee of 4% of CarLotz’s equity value; and (3) the rejection of mutual expense reimbursement provisions in the event of termination of the proposed merger agreement due to failure to obtain the relevant stockholder votes. In addition, the revised draft proposed merger agreement provided for (a) an increase of the Combined Company’s board of directors to 10 members with three members to be designated by CarLotz and one independent member to be mutually agreed by Shift and CarLotz and (b) the exchange ratio between shares of CarLotz Common Stock and Shift Common Stock to be determined at Closing rather than determined at signing, based on the number of issued and outstanding shares of Shift Common Stock relative to the fully diluted number of shares of CarLotz Common Stock (subject to certain exceptions). Also on August 5, 2022, representatives of the CarLotz and Shift management teams, Jenner & Block and Freshfields discussed by videoconference outstanding legal due diligence requests from each party. In addition, on August 5, 2022, Mr. Arison sent to the Shift Board an update regarding the status of key open items with respect to the proposed transaction.

On August 6, 2022, the CarLotz Board held a special meeting via video conference to discuss the status of the proposed transaction. Certain members of the CarLotz management team and representatives of William Blair and Freshfields also participated in the meeting. During the meeting, representatives of Freshfields reviewed the fiduciary duties of the CarLotz Board under Delaware law and provided legal advice concerning the same, discussed in detail the transaction documentation, drafts of which had been distributed to the CarLotz Board in advance of the meeting, and provided an update on the progress of negotiations with Shift. In particular, representatives of Freshfields summarized for the CarLotz Board the mechanics of the exchange ratio and the minimum cash closing condition in addition to certain executive compensation and employee benefit provisions contained in the draft merger agreement. Also discussed were the other closing conditions set forth in the proposed merger agreement. Representatives of Freshfields discussed the status of obtaining support agreements from key Shift Stockholders, including its largest independent stockholder. The CarLotz Board instructed William Blair and Freshfields to continue discussions on the remaining open points. The CarLotz Board then discussed certain employment matters related to employee severance arrangements and retention and received an update on the status of due diligence from CarLotz’s advisors.
Later on August 6, 2022, representatives of Freshfields and Jenner & Block met telephonically to discuss the current draft of the merger agreement and to relay the positions of the CarLotz Board regarding certain open items, including the mechanics of the exchange ratio, calculation of the currently proposed minimum cash condition, signing of support agreements by key Shift Stockholders, the amount of the mutual termination fee, treatment of equity awards in the Merger and certain employee and benefits topics. Also on August 6, 2022, representatives of Shift, Jenner & Block and Centerview met to discuss these same issues and other open points. Also on August 6, 2022, Freshfields delivered to Jenner & Block a revised draft of the support agreements and other ancillary agreements to the proposed merger agreement.
Over the course of August 6-9, 2022, Mr. Arison sent to the Shift Board frequent updates regarding the status of negotiations with CarLotz with respect to the proposed merger agreement and solicited feedback from the Shift Board on key open items.
On August 7, 2022, representatives of Freshfields sent a revised draft of the proposed merger agreement to representatives of Jenner & Block. The draft continued to reflect CarLotz’s position with respect to (1) its refusal of a minimum cash condition and (2) an exchange ratio for shares of CarLotz Common Stock to be determined at signing rather than at Closing. With respect to the mutual termination fee, the draft proposed a fee of 3.5% of CarLotz’s equity value. While the draft accepted Shift’s request for an increase of the Combined Company’s board of directors to 10 members and a representation of CarLotz on such board of three members in addition to an independent director to be mutually agreed by CarLotz and Shift, CarLotz also requested the ability to designate one additional non-voting observer to the Combined Company’s board of directors.
Later on August 7, 2022, the CarLotz Board met to discuss the status of the proposed transaction and its positions with respect to certain unresolved transaction terms. The meeting was also attended by certain members of the CarLotz management team and representatives of William Blair and Freshfields. The CarLotz Board discussed the request by Shift for a minimum cash closing condition for Shift’s obligation to consummate the proposed merger and considered accepting such a condition subject to review of the financial details. The CarLotz Board requested that the CarLotz management team present to them an updated projected quarterly cash flow estimate. Furthermore, the CarLotz Board discussed the mechanics for determining the final exchange ratio for shares of CarLotz Common Stock and what securities should be included and excluded from the CarLotz and Shift share count for such purposes. Representatives of Freshfields provided for the CarLotz Board an update on certain executive compensation and employee benefit provisions contained in the draft merger agreement.
Still later on August 7, 2022, representatives of Freshfields held a telephone conference with representatives of Jenner & Block to discuss the draft merger agreement. On this call, Freshfields relayed the CarLotz Board’s position that the proposed exchange ratio would (1) be subject to an adjustment at Closing for certain potential changes in the parties’ share count in the interim period between signing and Closing (with certain details around which securities would be included in the calculation remaining unresolved) and (2) result in CarLotz Stockholders owning less than 50% of the Combined Company. Freshfields also relayed the CarLotz Board’s willingness to further explore reciprocal minimum cash conditions subject to further review by the CarLotz Board. Freshfields also requested additional due diligence on Shift’s floorplan financing. Jenner & Block relayed its client’s willingness to agree to mutual expense reimbursement provisions in the event the proposed merger agreement was terminated due to a failure to obtain the relevant stockholder votes and an employee retention plan for CarLotz employees (subject to agreement on certain details).
Later in the day on August 7, 2022, representatives of Shift, CarLotz, William Blair, Centerview, CCM, Freshfields and Jenner & Block met via video conference to discuss the remaining open items in the proposed merger agreement, including the exchange ratio, the calculation of the proposed minimum cash condition, the signing of support agreements by major Shift Stockholders, including Shift’s largest independent stockholder, and certain employee benefits matters related to CarLotz’s continuing employees. Following the video conference, the key open topics in the proposed merger agreement included the securities included in the calculation of the exchange ratio, registration rights for CarLotz’s two major stockholders, calculation of the proposed minimum cash condition and certain severance arrangements for CarLotz employees.
Also on August 7, 2022, the Shift Board held a meeting via videoconference together with representatives from Shift management, Jenner & Block, Centerview and CCM. At this meeting, representatives from Jenner & Block gave an overview of the background of the discussions and negotiations between representatives of Shift management and Shift’s advisors, on the one hand, and CarLotz management and its advisors, on the other hand. Representatives from Jenner & Block also reviewed with the Shift Board certain legal considerations in connection with the potential merger and reviewed the Shift Board’s fiduciary duties under applicable law. Representatives from Jenner & Block also gave an overview of the terms of the proposed merger agreement, as well as the related agreements contemplated thereby, and answered certain questions regarding the same from members of the Shift Board. Representatives from Shift management gave a presentation on certain results of the due diligence investigation of Deloitte Tax LLP and Deloitte & Touche LLP, including as to severance liabilities and liabilities for the wind down of various leased facilities. Representatives from Jenner & Block also led a discussion regarding legal due diligence conducted to date, including as to CarLotz’s capitalization, indebtedness, litigation, employment arrangements and material customer and supplier contracts. A further discussion of the Shift Board’s fiduciary duties, the diligence discussion and the proposed merger agreement ensued. Also at this meeting, Centerview reviewed with the Shift Board Centerview’s financial analysis of the latest exchange ratio proposed with respect to the proposed merger. Members of the Shift Board asked various questions regarding the presentation and discussed possible strategic alternatives to the proposed merger. In addition, the Shift Board resolved to enter into a new engagement letter with Centerview and an amendment to the existing engagement letter with CCM, in each case to formalize the terms of engagement with respect to a buy-side transaction. Adam Nash, a director of Shift, recused himself from the discussion and the vote with respect to the amendment to the engagement letter with CCM.
On August 8, 2022, the CarLotz Board held a special meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of William Blair, Freshfields, Deloitte Tax LLP and Deloitte & Touche LLP, acting in their capacity as professional advisors to CarLotz. The meeting focused on discussing the open commercial points in the draft merger agreement and potential resolutions and due diligence performed by the CarLotz advisors, including (1) the level of cash required to comply with the minimum cash conditions and the potential impact of a delayed Closing and (2) which securities were to be included in the share numbers for the adjustment of the proposed exchange ratio at Closing, including the level of flexibility for each party to make additional equity retention grants to employees between signing and Closing. Representatives of Freshfields reviewed in detail the provisions of the proposed merger agreement and discussed the closing risks to the proposed transaction and certain employment related topics. Representatives of Deloitte Tax LLP and Deloitte & Touche LLP then presented their due diligence report to the CarLotz Board. Following this presentation, the CarLotz Board instructed Deloitte Tax LLP and Deloitte & Touche LLP to make additional inquiries on Shift’s cash balance forecast and its floorplan financing. Representatives of Freshfields then presented their legal due diligence report to the CarLotz Board, including as to Shift’s capitalization, organizational structure, material contracts, employee benefits, litigation, indebtedness, including its floorplan financing, related party transactions and intellectual property. Lastly, representatives of William Blair presented to and discussed with the CarLotz Board the valuation materials and financial analyses that would underlie their fairness opinion.

Later on August 8, 2022, representatives of Jenner & Block sent representatives of Freshfields revised drafts of the proposed support agreements. Still later on August 8, 2022, representatives of Jenner & Block sent representatives of Freshfields a revised draft of the proposed merger agreement, which continued to reflect open issues, including aspects of the mutual minimum cash condition and relevant share numbers for the adjustment of the proposed exchange ratio at Closing.
Still later on August 8, 2022, the CarLotz Board held a second special meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of William Blair, Freshfields, Deloitte Tax LLP and Deloitte & Touche LLP, acting in their capacity as professional advisors to CarLotz. Representatives of Deloitte Tax LLP and Deloitte & Touche LLP summarized for the CarLotz Board an updated cash level forecast received from Shift, the underlying analysis of such forecast and the impact of such cash levels under Shift’s floorplan financing covenants. The CarLotz Board discussed the information provided by Deloitte Tax LLP and Deloitte & Touche LLP and the projected timeline of the Closing. The CarLotz Board further discussed an updated draft cash forecast for CarLotz, which had been provided to the CarLotz Board by the CarLotz management team prior to the meeting.
In addition, on August 8, 2022, the Shift Board held a meeting via videoconference together with representatives from Shift management, Jenner & Block, Centerview and CCM. At this meeting, representatives of Shift management and Jenner & Block provided an update on the status of negotiations and a summary of outstanding points of negotiation with respect to the proposed merger agreement.
In addition, on August 8, 2022, Shift and the relevant CarLotz Stockholders continued to discuss registration rights for such CarLotz Stockholders. The relevant CarLotz Stockholders continued to request full demand registration rights for the shares of Shift Common Stock to be received by them in the proposed merger. Shift, however, only offered piggyback registration rights, giving the relevant CarLotz Stockholders a right to have their shares of Shift Common Stock included in a future registration statement.
Later in the day on August 8, 2022, representatives of Shift, CarLotz, William Blair, Centerview, Freshfields and Jenner & Block met via video conference to discuss the open items in the proposed merger agreement and disclosure schedules, including the dilutive shares of CarLotz Common Stock to be taken into account for purposes of the exchange ratio, the calculation of the minimum cash condition, registration rights for certain CarLotz Stockholders, certain employee benefits matters related to CarLotz’s continuing employees and certain exceptions proposed to interim operating covenants by each of the parties.
On August 9, 2022, the CarLotz Board held a meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of William Blair, Freshfields and Deloitte Tax LLP and Deloitte & Touche LLP. Representatives of Freshfields updated the CarLotz Board on the discussions held with Shift and its advisors on August 8, 2022. During the meeting, the CarLotz Board then discussed (1) certain information received from Shift with respect to the Combined Company’s preliminary cash flow forecast, (2) synergies to be potentially achieved by the Combined Company, (3) registration rights requested by certain CarLotz Stockholders with respect to the shares of Shift Common Stock to be received by them in the proposed merger, (4) calculation of the minimum cash conditions, (5) the amount of severance payments to be made to certain CarLotz employees and (6) the exchange ratio to be reflected in the proposed merger agreement.
Also on August 9, 2022, representatives of Shift, CarLotz, William Blair, Centerview, CCM, Freshfields and Jenner & Block met via video conferences to discuss the open items in the proposed merger agreement and disclosure schedules, and reached agreement regarding the same, including that the exchange ratio would be finally determined at Closing based on the issued and outstanding shares of Shift Common Stock relative to the fully diluted shares of CarLotz Common Stock (subject to certain exceptions). On August 9, 2022, representatives from Jenner & Block and Freshfields exchanged a number of drafts of the proposed merger agreement reflecting these discussions.
Further on August 9, 2022, the relevant CarLotz Stockholders and Shift reached an agreement with respect to the registration rights to be granted to such CarLotz Stockholders for the shares of Shift Common Stock to be received by them in the proposed merger. Such agreement provided that the relevant CarLotz Stockholders would not be granted demand registration rights and provided further that, with respect to a certain CarLotz Stockholder and subject to such CarLotz Stockholder holding a certain minimum percentage of the issued and outstanding shares of the Combined Company’s common stock, the Combined Company would provide demand registration rights to such stockholder in the event that Shift granted demand registration rights to any other Combined Company stockholder.
Later on August 9, 2022, the CarLotz Board held a meeting via video conference, which was also attended by certain members of the CarLotz management team and representatives of William Blair, Freshfields and Deloitte Tax LLP and Deloitte & Touche LLP. During the meeting, the CarLotz Board discussed the final exchange ratio calculation for the proposed merger and received an update on the agreement between Shift and the relevant CarLotz Stockholders with respect to the registration rights to be provided to such stockholders.
Later on August 9, 2022, representatives of Freshfields circulated to the CarLotz Board and CarLotz management team the execution version of the proposed merger agreement.
Also on August 9, 2022, the Shift Board held a meeting via videoconference together with representatives from Shift management, Jenner & Block, Centerview and CCM. At this meeting, representatives from Jenner & Block gave a summary of the material developments in the negotiations and terms of the proposed merger agreement since the last meeting of the Shift Board. Also at this meeting, representatives of Centerview reviewed with the Shift Board Centerview’s financial analysis of the Exchange Ratio, and rendered to the Shift Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 9, 2022, that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Centerview in preparing its opinion, in the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to Shift. The members of the Shift Board also considered, among other matters, the matters described in the section of this joint proxy statement/prospectus entitled “—Shift’s Reasons for the Merger and Recommendation of the Shift Board.” Following this discussion, the Shift Board by unanimous vote (1) determined that the terms of the proposed merger agreement, the related agreements contemplated by the proposed merger agreement and the transactions contemplated thereby were fair to and in the best interests of Shift and its stockholders, (2) approved the execution, delivery and performance of the proposed merger agreement, the related agreements contemplated by the proposed merger agreement and the transactions contemplated thereby, (3) directed that the Share Issuance and related matters be submitted to Shift Stockholders for approval at a stockholders meeting and (4) resolved to recommend that Shift Stockholders approve the Share Issuance and related matters at such stockholders meeting.
In addition, on August 9, 2022, the CarLotz Board held a telephonic meeting, which was also attended by certain members of the CarLotz management team and representatives of William Blair and Freshfields. Representatives of Freshfields reviewed the fiduciary duties of the CarLotz Board under Delaware law and provided legal advice concerning the same. Thereafter, representatives of Freshfields provided an overview of the negotiation process and discussed changes made to the proposed merger agreement since the CarLotz Board meeting on August 8, 2022. A representative of William Blair then presented to the CarLotz Board William Blair’s financial analysis summarized below under “— Opinion of William Blair.” At the request of the CarLotz Board, William Blair rendered to the CarLotz Board an oral opinion, subsequently confirmed by delivery of a written opinion dated August 9, 2022 to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Exchange Ratio pursuant to the proposed merger agreement was fair, from a financial point of view, to the CarLotz Stockholders.
After further discussion and based on, among other reasons, the considerations set forth in more detail in the section titled “CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board,” including the attractiveness of the proposed exchange ratio to CarLotz Stockholders, the expectation of synergies to be potentially achieved by the Combined Company and the expectation of an enhanced cash position providing greater financial flexibility for the Combined Company, the CarLotz Board unanimously (i) determined that the proposed merger agreement and the Proposed Transactions, including the Merger, were fair to and in the best interests of CarLotz and its stockholders, (ii) declared it advisable for CarLotz to enter into the proposed merger agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) approved the execution and delivery of the proposed merger agreement by CarLotz, the performance by CarLotz of its covenants and other obligations under the proposed merger agreement and the consummation of the Proposed Transactions, including the Merger, upon the terms and conditions set forth therein, (iv) agreed that the Merger, upon the terms, and subject to the conditions, contained in the proposed merger agreement was authorized and approved in accordance with the requirements of the DGCL and (v) resolved that the proposed merger agreement be submitted to CarLotz Stockholders and to recommend that CarLotz Stockholders adopt the proposed merger agreement in accordance with the relevant provisions of the DGCL.
Later on August 9, 2022, CarLotz and Shift executed and delivered the Merger Agreement and other related agreements.
Later that same day, CarLotz and Shift issued a joint press release announcing the execution of the Merger Agreement and summarizing the material terms of the Proposed Transactions.
Shift’s Reasons for the Merger and Recommendation of the Shift Board
At a meeting of the Shift Board held on August 9, 2022, the Shift Board unanimously: (a) determined and resolved that the Merger Agreement and the Proposed Transactions (including the Merger and the Share Issuance), on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and fair to, and in the best interests of, Shift and its stockholders; (b) authorized and approved the execution, delivery and performance of the Merger Agreement by Shift and approved the Proposed Transactions; and (c) recommended that Shift Stockholders vote in favor of the Shift Share Issuance Proposal. In addition, by unanimous written consent on September 26, 2022, the Shift Board unanimously: (a) determined and resolved that the Reverse Stock Split Amendment is advisable and fair to, and in the best interests of, Shift and its stockholders; (b) authorized and approved the execution, delivery and performance of the Reverse Stock Split Amendment by Shift; and (c) recommended that Shift Stockholders vote in favor of the Shift Reverse Stock Split Proposal. Accordingly, the Shift Board unanimously recommends that Shift Stockholders vote “FOR” the approval of the Shift Share Issuance Proposal, “FOR” the Shift Reverse Stock Split Proposal and “FOR” the approval of the Shift Adjournment Proposal.
In evaluating the Merger, the Shift Board consulted with members of Shift’s management team and with Shift’s outside legal counsel and financial advisors and, in reaching its determinations and recommendations, the Shift Board considered a number of factors.
Many of the factors considered favored the determinations and recommendations made by the Shift Board, including the following (not in any relative order of importance):
•	the expectation that the Combined Company will create a strong destination for online and in-person used car purchasing;
•	the expectation that the geographic footprints of the Shift business and the CarLotz business are complementary;
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the expectation that the CarLotz business will be able to leverage Shift’s existing proprietary inventory acquisition engine and at-home delivery offering to obtain differentiated inventory and expand its geographic footprint;

•	the expectation that the Shift business will be able to leverage the CarLotz business’s geographic presence to scale its dealer marketplace on the East Coast;
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the expectation of annual cost synergies within the first year after Closing, primarily driven by the rationalization of duplicative overhead, including corporate general and administrative expenses and public company costs, as well as the benefit of scale efficiencies across the enterprise;

•	the expectation that the Combined Company’s more diverse sources of consumer spending will help reduce volatility in revenue and operating results across reporting periods;
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the expectation that the Combined Company’s strategic and financial flexibility will be greater than each company on a standalone basis, providing the Combined Company with the financial resources to continue to invest in development and innovation, while having the flexibility to pursue select inorganic growth opportunities;

•
the fact that, based on the number of shares of Shift Common Stock and the number of shares of CarLotz Common Stock expected to be outstanding immediately prior to the completion of the Merger, Shift Stockholders are expected to own approximately 50.01% of the issued and outstanding shares of the Combined Company’s common stock and approximately 52.89% (calculated as of August 8, 2022) of the outstanding shares of the Combined Company’s common stock on a fully diluted and as-converted to Combined Company common stock basis immediately after the completion of the Merger;
•
information and discussions with members of Shift’s management team and with Shift’s advisors regarding CarLotz’s business, assets, financial condition, results of operations, reputation, current business strategy and prospects, including the projected long-term financial results of CarLotz as a standalone company, the size and scale of the Combined Company and the expected pro forma effect of the Merger on each company;

•	the belief that the Shift management team will be able to successfully integrate the two companies;
•
the opinion of Centerview rendered to the Shift Board on August 9, 2022, which was subsequently confirmed by delivery of a written opinion dated August 9, 2022, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to Shift, as more fully described in the section entitled “Opinion of Shift’s Financial Advisor” and in the full text of the written opinion of Centerview, which is attached as Annex C to this joint proxy statement/prospectus; and

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the review by the Shift Board with its advisors of the financial and other terms of the Merger Agreement, including the companies’ representations, warranties and covenants, the conditions to their respective obligations to complete the Merger and the termination provisions, as well as the likelihood of the completion of the Merger and the evaluation by the Shift Board of the likely time period necessary to complete the Merger. The Shift Board also considered the following specific aspects of the Merger Agreement:

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the fact that the Exchange Ratio and other terms of the Merger Agreement provide certainty to Shift Stockholders as to the range of their pro forma percentage ownership of the Combined Company, on an issued and outstanding basis and on a fully diluted and as-converted basis, immediately after the completion of the Merger (as more fully described in the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Covenants and Agreements—Conduct of Businesses Prior to the Completion of the Merger”);

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the limited number and nature of the conditions to the obligation of CarLotz to complete the Merger as well as the probability that those conditions would be satisfied prior to the end date (as more fully described in the section entitled “The Merger Agreement—Conditions to Complete the Merger”);

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the conditions to the obligations of Shift and Merger Sub to complete the Merger as well as the probability that those conditions would be satisfied prior to the end date (as more fully described in the section entitled “The Merger Agreement—Conditions to Complete the Merger”);

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the extensive representations and warranties made by CarLotz (as more fully described in the section entitled “The Merger Agreement—Representations and Warranties”) as well as the covenants in the Merger Agreement relating to the conduct of CarLotz’s business during the period from the date of the Merger Agreement through the Effective Time (as more fully described in the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Businesses Prior to the Completion of the Merger”);

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the fact that the Merger Agreement includes restrictions, subject to certain exceptions, on the ability of CarLotz to solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry, or take any action that reasonably would be expected to lead to an acquisition proposal or acquisition inquiry; and Shift’s right to further negotiate with CarLotz in the event CarLotz receives a superior offer (as defined below in, and as more fully described in, the sections entitled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board” and “The Merger Agreement—Agreement Not to Solicit Other Offers”);

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the ability of Shift to terminate the Merger Agreement and receive an up to $4.25 million termination fee from CarLotz under specified circumstances (as more fully described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement”); and

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the right of the Shift Board, prior to the approval of the Shift Share Issuance Proposal, to make a change in the Shift Board Recommendation in connection with a superior offer or material event, development or change in circumstances that relates to and is material to Shift and its subsidiaries, taken as a whole, as more fully described in the section titled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board.”

In the course of its deliberations, the Shift Board also considered a variety of risks and other potentially negative factors, including the following (which are not in any relative order of importance):
•	the risk that CarLotz’s financial performance may not meet Shift’s expectations;
•	the possibility that the Merger may not be completed or that completion may be unduly delayed for reasons beyond the control of Shift;
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the possible disruption to Shift’s and CarLotz’s respective operations that may result from the Merger, including the potential for diversion of management and employee attention from other strategic opportunities or operational matters and for increased employee attrition during the period prior to completion of the Merger, and the potential effect of the Merger on Shift’s and CarLotz’s respective businesses and relations with business partners, vendors and advertisers;

•	the adverse impact that business uncertainty pending completion of the Merger could have on Shift’s and CarLotz’s respective ability to attract, retain and motivate key personnel;
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the difficulties and challenges inherent in completing the Merger and integrating the businesses, operations and workforce of CarLotz with those of Shift, and the possibility of encountering difficulties in achieving expected cost synergies and unit economics;

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the risk that the anticipated strategic and other benefits to CarLotz and Shift following completion of the Merger, including the expected opportunities and synergies described above, will not be realized or will take longer to realize than expected;

•	the risk that Shift Stockholders may not approve the Shift Share Issuance Proposal or that CarLotz Stockholders may not approve the CarLotz Merger Proposal;
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the risk that the structure of the Merger could potentially trigger termination rights of CarLotz’s counterparties under, or breach certain restrictive covenants or other terms of, CarLotz’s contracts with third parties;

•	certain terms and conditions of the Merger Agreement, including:
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the fact that the Merger Agreement includes restrictions on the ability of Shift to solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry, or take any action that reasonably would be expected to lead to an acquisition proposal or acquisition inquiry, subject to certain exceptions (as more fully described in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”);

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the right of the CarLotz Board, prior to the approval of the CarLotz Merger Proposal, to make a change in the CarLotz Board Recommendation in connection with a superior offer or material event, development or change in circumstances that relates to and is material to CarLotz and its subsidiaries, taken as a whole (as more fully described in the section entitled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board”);

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the restrictions on the right of the Shift Board to make a change to the Shift Board Recommendation, subject to certain conditions (as more fully described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement”), which could have the effect of discouraging Shift acquisition proposals from being made or pursued; and

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the requirement that Shift provide CarLotz with an opportunity to propose revisions to the Merger Agreement prior to Shift being able to make a change to the Shift Board Recommendation in connection with a superior offer or material event, development or change in circumstances that relates to and is material to Shift and its subsidiaries, taken as a whole (as more fully described in the section entitled “The Merger Agreement—Stockholder Meetings and Recommendation of Shift Board and CarLotz Board”);

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the fact that Shift’s current stockholders will have reduced ownership and voting interests after the completion of the Merger (compared to their current ownership and voting interests in Shift) and will exercise less influence over the Shift Board and management and policies of Shift (compared to their current influence over the Shift Board and management and policies of Shift);

•	the substantial costs to be incurred in connection with the Merger, including those incurred regardless of whether the Merger is completed;
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the risks and contingencies relating to the announcement and pendency of the Merger and the risks and costs to Shift if the Merger is not completed on a timely basis or at all, including the impact on Shift’s relationships with employees, with business partners and with third parties;

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the fact that, if the Merger is not completed, Shift will have expended significant human and financial resources on a failed transaction and may also be required to pay a termination fee of $4.25 million under certain circumstances (as more fully described in the section entitled “The Merger Agreement—Termination Fees and Expense Reimbursement”); and

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various other risks associated with the Merger and the business of Shift described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” respectively.

The factors set forth above are not intended to be exhaustive but include many of the material factors considered by the Shift Board in approving the Merger Agreement and the Proposed Transactions (including the Merger and the Share Issuance) in authorizing the execution of the Merger Agreement and related transaction documents and in recommending that Shift Stockholders vote in favor of the Shift Share Issuance Proposal. In view of the wide variety of factors, both positive and negative, considered in connection with making its determinations and recommendations, and the complexity of these matters, the Shift Board did not find it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to any of the various factors considered in reaching its determination to approve the Merger Agreement and the Proposed Transactions (including the Merger and the Share Issuance) and to recommend that Shift Stockholders vote in favor of the Shift Share Issuance Proposal. The Shift Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Shift Board. In addition, individual members of the Shift Board may have given different weights to different factors. The Shift Board carefully considered all of the factors described above as a whole.
CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board
The CarLotz Board unanimously: (1) determined that the Merger Agreement and the Proposed Transactions, including the Merger, were fair to and in the best interests of CarLotz and CarLotz Stockholders; (2) declared it advisable to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (3) approved the execution and delivery of the Merger Agreement by CarLotz, the performance by CarLotz of its covenants and other obligations under the Merger Agreement and the consummation of the Proposed Transactions, including the Merger, upon the terms and conditions set forth therein; (4) agreed that the Merger, upon the terms, and subject to the conditions, contained therein was authorized and approved in accordance with the requirements of the DGCL; and (5) resolved that the Merger Agreement be submitted to CarLotz Stockholders and to recommend that CarLotz Stockholders adopt the Merger Agreement in accordance with the DGCL. Accordingly, the CarLotz Board unanimously recommends that CarLotz Stockholders vote “FOR” the CarLotz Merger Proposal and “FOR” the CarLotz Adjournment Proposal.
As described in the section entitled “—Background of the Merger,” in evaluating the Merger Agreement and the Proposed Transactions, including the Merger, the CarLotz Board held a number of meetings and consulted CarLotz management and CarLotz’s outside legal and financial advisors. In reaching its decision to approve the Merger Agreement and to recommend that CarLotz Stockholders vote to adopt the Merger Agreement, the CarLotz Board considered a number of factors, including, but not limited to the following (which are not necessarily presented in order of their relative importance to the CarLotz Board), and concluded that entering into the Merger Agreement with Shift was advisable and in the best interests of CarLotz and CarLotz Stockholders.
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Strategic Rationale of the Merger. The strategic and business rationale of the Merger and related opportunities for value creation for CarLotz Stockholders, employees and business partners. Among the potential factors identified by the CarLotz Board were:

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the opportunity to create a leading online and in-person auto retailer, with complementary geographic footprints, with Shift’s strong presence on the West Coast and CarLotz’s retail stores in the mid-Atlantic region;

•	the ability for CarLotz to leverage Shift’s technology, which CarLotz otherwise would have had to develop as a standalone company;
•	the opportunity for CarLotz to broaden its sourcing channels;
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the expectation that the Combined Company could generate aggregate annual cost synergies of approximately $40 million and that CarLotz Stockholders will be able to participate in the benefits of such potential synergies as stockholders of the Combined Company;

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the expectation that, upon the Closing, the Combined Company will have a cash position of approximately $125 million (assuming Closing in 2022), better positioning the Combined Company to execute on its business plan with greater resources and financial flexibility for future growth than CarLotz as an independent company;

•	the belief that Shift management will be able to successfully integrate and combine the respective businesses of CarLotz and Shift;
•
discussions with CarLotz’s management and CarLotz’s advisors regarding the business, operations, strategy and future prospects of Shift and the Combined Company, including the results of CarLotz’s legal, accounting and financial due diligence review of Shift; and

•	other strategic benefits and opportunities that could be achieved through the sharing of CarLotz’s and Shift’s technology and employee talent.
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Financial Condition, Results of Operations and Prospects of CarLotz; Risks of Execution. The current, historical and projected financial condition, results of operations and business of, and sources of liquidity for, CarLotz as well as CarLotz’s prospects and risks if it were to remain an independent company.

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Value to CarLotz Stockholders. The belief of the CarLotz Board that the Merger Consideration represents the best value reasonably obtainable for the shares of CarLotz Common Stock, taking into account business, competitive, industry and market risks and the CarLotz Board’s familiarity with the business, operations, prospects, business strategy, financial condition and results of CarLotz on a historical and prospective basis. In addition, the CarLotz Board believed that, considering the strategic rationale of the Merger, the Merger Consideration reflects a fair and favorable price for the shares of CarLotz Common Stock. In this regard, the CarLotz Board considered, among other things:

•	various analyses as to the valuation of CarLotz as an independent company;
•
the implied value of the consideration to be received by CarLotz Stockholders in the Merger (using the closing price of Shift Common Stock on August 8, 2022, the last trading day before the announcement of the Merger, of $1.53 as the Shift Common Stock price for purposes of calculating the Exchange Ratio) represented a premium of approximately 70% to the closing price of CarLotz Common Stock on August 8, 2022;

•	the historic trading ranges of CarLotz Common Stock and Shift Common Stock;
•
the Merger Consideration being the result of extensive negotiation between the parties and the CarLotz Board’s belief that the Merger Consideration represented the best value that CarLotz could reasonably obtain from Shift in the Merger;

•	the fact that the Merger Consideration consists of Shift Common Stock, which provides CarLotz Stockholders with participation in the upside potential of a larger, more diversified company;

•	the possibility that the value of the Merger Consideration payable to CarLotz Stockholders could increase if the price of Shift Common Stock increases prior to completion of the Merger; and
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the expected treatment of the Merger as a tax-free reorganization under Section 368(a) of the Code for U.S. federal income tax purposes, as more fully described in the section entitled “U.S. Federal Income Tax Consequences of the Merger.”

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Potential Strategic Alternatives. The assessment of the CarLotz Board that none of the possible alternatives to the Merger (including the possibility of continuing to operate CarLotz as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to CarLotz Stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for CarLotz to create greater value for CarLotz Stockholders, taking into account execution risks as well as business, industry, player, competitive and regulatory risks.

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Opinion of William Blair. The opinion of William Blair rendered to the CarLotz Board on August 9, 2022 and subsequently confirmed by delivery of a written opinion on August 9, 2022 as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be paid to CarLotz Stockholders pursuant to the Merger Agreement), which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth in such opinion attached as Annex D to this joint proxy statement/prospectus and more fully described in the section entitled “—Opinion of CarLotz’s Financial Advisor.”

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Terms of the Merger Agreement. The terms of the Merger Agreement, which was the product of arm’s-length negotiations overseen by the CarLotz Board and the belief of the CarLotz Board that the Merger Agreement contained terms and conditions that are, in the CarLotz Board’s view, favorable to CarLotz and CarLotz Stockholders. The factors considered included:

•	CarLotz’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding acquisition proposals;
•	the CarLotz Board’s ability, under certain circumstances, to withdraw or modify its recommendation that CarLotz Stockholders vote in favor of the adoption of the Merger Agreement;
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the CarLotz Board’s ability, under certain circumstances, to terminate the Merger Agreement to enter into an alternative acquisition agreement. In that regard, the CarLotz Board believed that the termination fee payable by CarLotz in such instance was reasonable, consistent with similar fees payable in comparable transactions and not preclusive of other offers;

•	Shift’s agreement to appoint to the Combined Company’s board of directors three of CarLotz’s current directors, designated by CarLotz in connection with the completion of the Merger;
•	the likelihood that Shift would consummate the Merger taking into account the limited conditions to Shift’s obligation to consummate the Merger;
•	CarLotz’s ability to specifically enforce Shift’s obligations under the Merger Agreement, including Shift’s obligations to complete the Merger;
•	the limited circumstances in which the Shift Board may change its recommendation that Shift Stockholders approve the Shift Share Issuance Proposal; and
•	the requirement that Shift pay CarLotz a $4.25 million termination fee and reimburse transaction expenses of up to $1.21 million in certain circumstances.
The CarLotz Board also considered uncertainties and risks and other potentially negative factors related to the Merger, including the following:
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Potential Decrease in the Value of the Merger Consideration. The value of the Merger Consideration payable to CarLotz Stockholders could decrease if (i) the price of Shift Common Stock decreases prior to completion of the Merger or (ii) the Exchange Ratio is adjusted downward at the Effective Time;

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Merger and Integration Risks. The risk that the Combined Company will not realize all of the anticipated strategic and other benefits of the Merger, including the possibility that Shift’s financial performance may not meet CarLotz’s expectations and that the expected synergies may not be realized or will cost more to achieve than anticipated. In this regard, the CarLotz Board was aware of the challenges inherent in completing the Merger and integrating the businesses, operations and workforces of CarLotz and Shift and that this process could take longer than expected and might ultimately be unsuccessful;

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Effects of the Announcement of the Merger. The effects of the public announcement of the Merger, including the: (1) effects on CarLotz’s employees, business partners and operating results; (2) potential effects on the share prices of Shift Common Stock and CarLotz Common Stock; (3) impact on CarLotz’s ability to attract and retain key employees; and (4) potential for litigation in connection with the Merger;

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Need to Obtain Required Stockholder Approvals. The possibility that CarLotz Stockholders may not approve the adoption of the Merger Agreement at the CarLotz Special Meeting or that Shift Stockholders may not approve the Shift Share Issuance Proposal at the Shift Special Meeting;

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Need to Obtain Required Regulatory Clearances. Completion of the Merger may require approval, or expiration or termination of the applicable waiting periods, under the HSR Act and other applicable non-U.S. antitrust laws. In this regard, the CarLotz Board considered the risk that regulatory agencies may not approve the Merger or may impose terms and conditions on their approvals that exceed the thresholds and limitations that Shift agreed to in the Merger Agreement, or that would otherwise adversely affect the business and financial results of the Combined Company, and the amount of time that might be required to obtain all required regulatory consents and approvals;

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Shift’s Ability to Consider Alternative Transactions. The risk related to Shift’s right, subject to certain conditions, to respond to and negotiate with respect to certain acquisition proposals from third parties and the related possibility that the Shift Board might withdraw its recommendation in favor of the Shift Share Issuance Proposal;

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Restrictions on CarLotz’s Ability to Solicit Alternative Transactions. The restrictions in the Merger Agreement on CarLotz’s ability to solicit alternative acquisition proposals (subject to certain exceptions to allow the CarLotz Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee);

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Satisfaction of Minimum Cash Conditions. The risk that CarLotz fails to satisfy the minimum cash condition set forth in the Merger Agreement, that the Merger Agreement is terminated due to failure to satisfy such minimum cash condition and the negative impact such failure could have on CarLotz’s business and operations;

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Termination Fee Payable by CarLotz. The requirement that CarLotz pay Shift a termination fee under certain circumstances following termination of the Merger Agreement, including if the CarLotz Board terminates the Merger Agreement to accept a superior proposal. The CarLotz Board considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire CarLotz;

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Expense Reimbursement by CarLotz. The requirement that CarLotz reimburse up to $1.21 million of Shift’s transaction expenses if the Merger Agreement is terminated by either party following the failure of CarLotz Stockholders to approve the adoption of the Merger Agreement at the CarLotz Special Meeting;

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Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated, that: (1) CarLotz’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of CarLotz during the pendency of the Merger; (2) CarLotz will have incurred significant transaction and other costs; (3) CarLotz’s continuing business relationships with employees and business partners may be adversely affected; (4) the trading price of CarLotz Common Stock could be adversely affected; (5) the termination fee payable by Shift to CarLotz will not be available in all instances in which the Merger Agreement is terminated and such termination fee may not be sufficient to compensate CarLotz for the damage suffered by its business as a result of the pendency of the Merger or of the strategic initiatives forgone by CarLotz during this period; (6) the expense reimbursement payable by Shift to CarLotz will not be available in all instances in which the

Merger Agreement is terminated; (7) the contractual and legal remedies available to CarLotz in the event of the termination of the Merger Agreement may be insufficient, costly to pursue or both; and (8) investors, employees and business partners may develop an adverse perception about CarLotz’s prospects as a result of the failure of the Merger to be consummated;
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Impact of Interim Restrictions on CarLotz’s Business Pending the Completion of the Merger. The restrictions on the conduct of CarLotz’s business prior to the consummation of the Merger, which could delay or prevent CarLotz from undertaking business opportunities that may arise or taking other actions with respect to its operations that the CarLotz Board and management might believe were appropriate or desirable; and

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Interests of CarLotz’s Directors and Executive Officers. The interests that CarLotz’s directors and executive officers may have in the Merger, which may be different from, or in addition to, those of CarLotz’s other stockholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the CarLotz Board in its consideration of the Merger Agreement and the Proposed Transactions. After considering these and other factors, the CarLotz Board concluded that the potential benefits of entering into the Merger Agreement outweighed the uncertainties and risks. In the light of the variety of factors considered by the CarLotz Board and the complexity of these factors, the CarLotz Board did not find it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the factors that it considered in reaching its determination and recommendations. Moreover, each member of the CarLotz Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors. The CarLotz Board approved the Merger Agreement and the Proposed Transactions and recommended that CarLotz Stockholders adopt the Merger Agreement, based upon the totality of the information presented to, and considered by, the CarLotz Board.
The foregoing discussion of the information and factors considered by CarLotz in approving the Merger Agreement is forward looking in nature. This information should be read in the light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Shift’s Financial Advisor
On August 9, 2022, Centerview rendered to the Shift Board its oral opinion, subsequently confirmed in a written opinion dated August 9, 2022, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to Shift.
The full text of Centerview’s written opinion, dated August 9, 2022, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex C to this joint proxy statement/prospectus. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Shift Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Proposed Transactions, and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to Shift of the Exchange Ratio provided for pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Proposed Transactions and does not constitute a recommendation to any Shift Stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Proposed Transactions or any other matter.
The full text of Centerview’s written opinion, which is attached as Annex C to this joint proxy statement/prospectus, should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated August 8, 2022, which is referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;
•	Annual Reports on Form 10-K of Shift and CarLotz, in each case, for the years ended December, 31, 2021, December 31, 2020 and December 31, 2019;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Shift and CarLotz;
•	certain publicly available research analyst reports for Shift and CarLotz;
•	certain other communications from Shift and CarLotz to their respective stockholders;
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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of CarLotz, which are referred to in this summary of Centerview’s opinion as the “CarLotz Internal Data”;

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certain financial forecasts, analyses and projections relating to CarLotz prepared by CarLotz management, with adjustments made by Shift management, and furnished to Centerview by Shift for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “CarLotz Forecasts”; and

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Shift, including certain financial forecasts, analyses and projections relating to Shift prepared by Shift management and furnished to Centerview by Shift for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Shift Forecasts” (and, collectively with all other foregoing internal information relating to Shift and furnished to Centerview, the “Shift Internal Data”).

Centerview also participated in discussions with members of the senior management and representatives of Shift and CarLotz regarding their assessment of the CarLotz Internal Data, the CarLotz Forecasts and the Shift Internal Data (including the Shift Forecasts), as appropriate, and the strategic rationale for the Proposed Transactions. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Shift and CarLotz and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate. Further, Shift informed Centerview of, and Centerview took into account in arriving at its opinion, Shift’s liquidity position and potential capital requirements. In arriving at its opinion, Centerview also considered the results of its efforts on behalf of Shift to solicit, at Shift’s direction, indications of interest from certain third parties selected by Shift with respect to possible financing and acquisition transactions involving Shift.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with or reviewed by Centerview for purposes of its opinion, and with Shift’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Shift’s direction, that the CarLotz Internal Data was reasonably prepared on bases reflecting the best currently available estimates and judgments of CarLotz management as to the matters covered thereby and that the CarLotz Forecasts and the Shift Internal Data (including, without limitation, the Shift Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Shift management as to the matters covered thereby, and Centerview relied, at Shift’s direction, on the CarLotz Internal Data, the CarLotz Forecasts and the Shift Internal Data (including, without limitation, the Shift Forecasts) for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the CarLotz Internal Data, the CarLotz Forecasts or the Shift Internal Data (including, without limitation, the Shift Forecasts) or the assumptions on which any of them were based. In addition, at Shift’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Shift or CarLotz, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Shift or CarLotz. Centerview assumed that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft

Merger Agreement reviewed by Centerview and that there would be no adjustments to the Exchange Ratio pursuant to the Merger Agreement that would be material to Centerview’s analysis or opinion. Centerview also assumed that the Proposed Transactions will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Proposed Transactions, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to Centerview’s analysis or opinion. Further, Centerview assumed, in accordance with the terms of the Draft Merger Agreement, that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Shift or CarLotz, or the ability of Shift or CarLotz to pay their respective obligations when they come due, or as to the impact of the Proposed Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, Shift’s underlying business decision to proceed with or effect the Proposed Transactions or the relative merits of the Proposed Transactions as compared to any alternative business strategies or transactions that might be available to Shift or in which Shift might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date thereof, to Shift, of the Exchange Ratio provided for pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Proposed Transactions, including, without limitation, the structure or form of the Proposed Transactions, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Proposed Transactions, including, without limitation, the fairness of the Proposed Transactions or any other term or aspect of the Proposed Transactions to, or any consideration to be received in connection therewith by, or the impact of the Proposed Transactions on, the holders of any other class of securities, creditors or other constituencies of Shift or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Shift or any party, or class of such persons in connection with the Proposed Transactions, whether relative to the Exchange Ratio provided for pursuant to the Merger Agreement or otherwise. Centerview’s opinion related to the relative values of Shift and CarLotz. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview expressed no view or opinion as to what the value of shares of Shift Common Stock will be when issued pursuant to, and following the consummation of, the Proposed Transactions, or what the value of shares of CarLotz Common Stock will be immediately prior to the Effective Time, or the prices at which the shares of Shift Common Stock or shares of CarLotz Common Stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the Proposed Transactions. Centerview’s opinion does not constitute a recommendation to any Shift Stockholder or CarLotz Stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Proposed Transactions or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Shift Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Proposed Transactions. The issuance of Centerview’s written opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Shift Board in connection with Centerview’s opinion, dated August 9, 2022. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Shift or CarLotz. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Shift, CarLotz or any other parties to the Proposed Transactions. None of Shift, CarLotz, Merger Sub, Centerview or any other person assumes responsibility if future results are materially different from those discussed below. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Shift or CarLotz do not purport to be appraisals or reflect the prices at which Shift or CarLotz may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 8, 2022 (the last trading day before the public announcement of the Proposed Transactions) and is not necessarily indicative of current market conditions.
Standalone Shift Financial Analysis
Selected Comparable Public Companies Analysis
Centerview reviewed and compared certain financial information, ratios and multiples for Shift to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to Shift. Centerview refers to these selected publicly traded companies in this “–––Summary of Centerview Financial Analysis” section as the “selected comparable companies.” The selected comparable companies consisted of:
•	Asbury Automotive Group, Inc.
•	AutoNation, Inc.
•	Carmax, Inc.
•	Carvana Co.
•	Cazoo Group Ltd
•	Group 1 Automotive, Inc.
•	Lithia Motors, Inc.
•	Penske Automotive Group, Inc.
•	Sonic Automotive, Inc.
•	Vroom, Inc.
Although none of the selected comparable companies is directly comparable to Shift, these companies were selected because, among other things, they are publicly traded companies in the automotive retail (including online retail) industry with certain operational and financial characteristics, which, for purposes of its analyses, Centerview considered, based on its experience and professional judgment, to be similar to those of Shift.
Using publicly available information obtained from SEC filings, publicly available Wall Street research, other publicly available information and closing stock prices as of August 8, 2022, as well as the Shift Forecasts, Centerview calculated, for each selected comparable company, and for Shift, multiples including: (1) enterprise value (calculated as the market value of fully diluted common equity with outstanding options treated with the treasury stock method, plus the book value of debt and noncontrolling interests, less cash and cash equivalents including investments in marketable securities) as a multiple of 2023 calendar year estimated revenue (the “EV / revenue multiple”); and (2) enterprise value (calculated as the market value of fully diluted common equity with outstanding options treated with the treasury stock method, plus the book value of debt and noncontrolling interests, less cash and cash equivalents including investments in marketable securities) as a multiple of 2023 calendar year estimated gross profit (the “EV / gross profit multiple”). The multiples for the selected comparable companies are shown below:
Valuation Metric	25th percentile	Median	75th percentile
Enterprise Value / 2023E Revenue	0.35x	0.44x	0.50x
Enterprise Value / 2023E Gross Profit	2.3x	2.5x	4.5x
Based on its experience and professional judgment, for purposes of its analysis, Centerview selected an EV / revenue multiple reference range of 0.40x to 0.45x (the “EV / revenue multiple reference range”) and an EV / gross profit multiple reference range of 2.50x to 3.50x (the “EV / gross profit multiple reference range”). Because none of the selected comparable companies is exactly the same as Shift, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable companies analysis. Accordingly, in selecting these reference ranges, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Shift and the selected comparable companies that could affect the public trading values, in order to provide a context within which to consider the results of its quantitative analysis.
Centerview applied the EV / revenue multiple reference range to Shift’s calendar year 2023 estimated revenue, as set forth in the Shift Forecasts, to derive a range of implied enterprise values for Shift. Centerview also applied the EV / gross profit multiple reference range to Shift’s calendar year 2023 estimated gross profit, as set forth in the Shift Forecasts, to derive a range of implied enterprise values for Shift. Centerview subtracted from each of these ranges of implied enterprise values the face value of Shift’s net debt as of June 30, 2022, as set forth in the Shift Internal Data, to derive a range of implied equity values for Shift. Centerview then divided these implied equity values by the number of fully-diluted shares of Shift Common Stock as of June 30, 2022, as set forth in the Shift Internal Data, to derive a range of implied values per share of Shift Common Stock. The results of this analysis are summarized below:
Valuation Metric	Implied Shift Share Price
Enterprise Value / 2023E Revenue	$0.58 – $0.88
Enterprise Value / 2023E Gross Profit	$0.07 – $0.83
Centerview then compared these ranges to the closing price of shares of Shift Common Stock on August 8, 2022 of $1.53.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of Shift, which is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset. Present value refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated the estimated present value of the unlevered free cash flows of Shift reflected in the Shift Forecasts for the years ending December 31, 2022 through December 31, 2031. The terminal value of Shift at the end of the forecast period was estimated by Centerview using an exit-based EV / gross profit multiple of 2.50x to 3.00x. The unlevered free cash flows (including the terminal value) of Shift during the forecast period were discounted to present value using discount rates ranging from 15.5% to 17.5%, with this range determined based on Centerview’s analysis of Shift’s weighted average cost of capital. Based on its discounted cash flow analysis, Centerview then calculated a range of implied enterprise values of Shift. When calculating this range, Centerview added the estimated present value of future tax benefits available to Shift from net operating losses carried forward and subtracted the face value of Shift’s net debt as of June 30, 2022, in each case, as set forth in the Shift Internal Data, to derive a range of implied equity values of Shift. Centerview then divided this range of implied equity values by the number of fully-diluted shares of Shift Common Stock as of June 30, 2022, as set forth in the Shift Internal Data, to derive a range of implied values per share of Shift Common Stock of $0.65 to $2.38. Centerview then compared the results of this analysis to the closing price of shares of Shift Common Stock on August 8, 2022 of $1.53.
Other Factors
Centerview noted for the Shift Board certain additional factors solely for informational purposes, including, among other things, an analysis of Shift’s historical stock price.
Centerview reviewed the stock price performance of shares of Shift Common Stock for the 52-week period prior to August 8, 2022 and noted that the range of low and high closing prices during this period was $0.61 to $9.33, as compared to the closing price of shares of Shift Common Stock on August 8, 2022 of $1.53. Centerview also noted that historical trading price analysis is not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of Centerview’s fairness analyses.
Standalone CarLotz Financial Analysis
Selected Comparable Public Companies Analysis
Centerview also reviewed and compared certain financial information, ratios and multiples for CarLotz to corresponding financial information, ratios and multiples for the selected comparable companies listed above, which Centerview also deemed comparable, based on its experience and professional judgment, to CarLotz.
Although none of the selected comparable companies is directly comparable to CarLotz, these companies were selected because, among other things, they are publicly traded companies in the automotive retail (including online retail) industry with certain operational and financial characteristics, which, for purposes of its analyses, Centerview considered, based on its experience and professional judgment, to be similar to those of CarLotz.
Using publicly available information obtained from SEC filings, publicly available Wall Street research, other publicly available information and closing stock prices as of August 8, 2022, as well as the CarLotz Forecasts, Centerview calculated, for each selected comparable company, and for CarLotz, multiples including: (1) the EV / revenue multiple; and (2) the EV / gross profit multiple. The multiples for the selected comparable companies are shown below:
Valuation Metric	25th percentile	Median	75th percentile
Enterprise Value / 2023E Revenue	0.35x	0.44x	0.50x
Enterprise Value / 2023E Gross Profit	2.3x	2.5x	4.5x
Based on its experience and professional judgment, for purposes of its analysis, Centerview again selected the EV / revenue multiple reference range of 0.40x to 0.45x and the EV / gross profit multiple reference range of 2.50x to 3.50x. Because none of the selected comparable companies is exactly the same as CarLotz, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable companies analysis. Accordingly, in selecting these reference ranges, Centerview again made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of CarLotz and the selected comparable companies that could affect the public trading values, in order to provide a context within which to consider the results of its quantitative analysis.
Centerview applied the EV / revenue multiple reference range to CarLotz’s calendar year 2023 estimated revenue, as set forth in the CarLotz Forecasts, to derive a range of implied enterprise values for CarLotz. Centerview also applied the EV / gross profit multiple reference range to CarLotz’s calendar year 2023 estimated gross profit, as set forth in the CarLotz Forecasts, to derive a range of implied enterprise values for CarLotz. Centerview added to each of these ranges of implied enterprise values the value of CarLotz’s net cash and cash equivalents as of June 30, 2022, as set forth in the CarLotz Internal Data, to derive a range of implied equity values for CarLotz. Centerview then divided these implied equity values by the number of fully-diluted shares of CarLotz Common Stock as of August 8, 2022, as set forth in the CarLotz Internal Data, to derive a range of implied values per share of CarLotz Common Stock. The results of this analysis are summarized below:
Valuation Metric	Implied CarLotz Share Price
Enterprise Value / 2023E Revenue	$1.42 – $1.48
Enterprise Value / 2023E Gross Profit	$1.23 – $1.36

Centerview then compared these ranges to the closing price of shares of CarLotz Common Stock on August 8, 2022 of $0.62.
Discounted Cash Flow Analysis
Centerview also performed a discounted cash flow analysis of CarLotz. In performing this analysis, Centerview calculated the estimated present value of the unlevered free cash flows of CarLotz reflected in the CarLotz Forecasts for the years ending December 31, 2022 through December 31, 2031. The terminal value of CarLotz at the end of the forecast period was estimated by Centerview using an exit-based EV / gross profit multiple of 2.50x to 3.00x. The unlevered free cash flows (including the terminal value) of CarLotz during the forecast period were discounted to present value using discount rates ranging from 16.5% to 18.5%, with this range determined based on Centerview’s analysis of CarLotz’s weighted average cost of capital. Based on its discounted cash flow analysis, Centerview then calculated a range of implied enterprise values of CarLotz. When calculating this range, Centerview added the estimated present value of future tax benefits available to CarLotz from net operating losses carried forward, and also added the value of CarLotz’s net cash and cash equivalents as of June 30, 2022, in each case, as set forth in the CarLotz Internal Data, to derive a range of implied equity values of CarLotz. Centerview then divided this range of implied equity values by the number of fully-diluted shares of CarLotz Common Stock as of August 8, 2022, as set forth in the CarLotz Internal Data, to derive a range of implied values per share of CarLotz Common Stock of $0.77 to $0.92. Centerview then compared the results of this analysis to the closing price of shares of CarLotz Common Stock on August 8, 2022 of $0.62.
Other Factors
Centerview noted for the Shift Board certain additional factors solely for informational purposes, including, among other things, an analysis of CarLotz’s historical stock price.
Centerview reviewed the stock price performance of shares of CarLotz Common Stock for the 52-week period prior to August 8, 2022. Centerview noted that the range of low and high closing prices of shares of CarLotz Common Stock during the prior 52-week period was $0.38 to $4.70, as compared to the closing price of shares of CarLotz Common Stock on August 8, 2022 of $0.62. Centerview also noted that historical trading price analysis is not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of Centerview’s fairness analyses.
Relative Value Analysis
Based upon a comparison of the range of implied equity values for each of Shift and CarLotz calculated pursuant to the selected comparable public companies analyses and the discounted cash flow analyses described above, Centerview calculated ranges of implied exchange ratios for the Merger, excluding, in each case, transaction expenses and the impact of any synergies that may be realized as a result of the Proposed Transactions. With respect to any given range of exchange ratios, the higher ratio assumes the highest implied value per share of CarLotz Common Stock divided by the lowest implied value per share of Shift Common Stock, and the lower ratio assumes the lowest implied value per share of CarLotz Common Stock divided by the highest implied value per share of Shift Common Stock.
Valuation Methodology	Implied Exchange Ratio
Selected Trading Comparables (Enterprise Value / 2023E Revenue)	1.61x – 2.55x
Selected Trading Comparables (Enterprise Value / 2023E Gross Profit)	1.48x – 18.91x
Discounted Cash Flow Analysis	0.33x – 1.40x
Centerview then compared the implied ranges of exchange ratios set forth above to the Exchange Ratio of 0.692158 shares of Shift Common Stock per share of CarLotz Common Stock.
General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Shift Board in its evaluation of the Proposed Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the Shift Board or Shift management with respect to the Exchange Ratio or as to whether the Shift Board would have been willing to determine that different consideration (including a different exchange ratio) was fair. The Exchange Ratio was determined through arm’s-length negotiations between Shift and CarLotz and was approved by the Shift Board. Centerview provided advice to Shift during these negotiations. Centerview did not, however, recommend any specific amount of consideration (including any specific exchange ratio) to Shift or the Shift Board or that any specific amount of consideration (including any specific exchange ratio) constituted the only appropriate consideration for the Proposed Transactions.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement by Shift, Centerview had not been engaged to provide financial advisory or other services to Shift or CarLotz and had not received any compensation from Shift or CarLotz during such period. Centerview may provide investment banking and other services to or with respect to Shift or CarLotz or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest may at any time acquire, hold, sell or trade in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Shift, CarLotz or any of their respective affiliates or any other party that may be involved in the Proposed Transactions.
The Shift Board selected Centerview as its financial advisor in connection with the Proposed Transactions based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Proposed Transactions.
In connection with Centerview’s services as the financial advisor to the Shift Board, Shift has agreed to pay Centerview an aggregate fee of $5 million, $2 million of which was paid upon the rendering of Centerview’s opinion and $3 million of which is payable contingent upon consummation of the Proposed Transactions. In addition, Shift has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Opinion of CarLotz’s Financial Advisor
Opinion of William Blair & Company, L.L.C.
William Blair was retained to act as financial advisor to CarLotz in connection with a possible business combination. Pursuant to its engagement, the CarLotz Board requested that William Blair render an opinion to the CarLotz Board as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CarLotz Common Stock. On August 9, 2022, William Blair delivered its oral opinion to the CarLotz Board (subsequently confirmed in its written opinion dated August 9, 2022) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Exchange Ratio was fair, from a financial point of view, to the CarLotz Stockholders. The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement, and William Blair expressed no opinion as to any such adjustment.
THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED AUGUST 9, 2022, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE CARLOTZ BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE EXCHANGE RATIO SPECIFIED IN THE MERGER AGREEMENT AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A

FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO SPECIFIED IN THE MERGER AGREEMENT. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CARLOTZ STOCKHOLDER AS TO HOW SUCH CARLOTZ STOCKHOLDER SHOULD VOTE ITS SHARES OF CARLOTZ COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY CARLOTZ TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D.
In connection with William Blair’s review of the Merger and the preparation of its opinion, William Blair examined:
•	the draft Merger Agreement, dated as of August 8, 2022, and William Blair assumed that the final form of the Merger Agreement would not differ from such draft in any material respect;
•	audited historical financial statements of CarLotz as of and for the three years ended December 31, 2021, 2020 and 2019;
•	audited historical financial statements of Shift as of and for the three years ended December 31, 2021, 2020 and 2019;
•	unaudited financial statements of CarLotz as of and for the three months ended March 31, 2022 and six months ended June 30, 2022;
•	unaudited financial statements of Shift as of and for the three months ended March 31, 2022 and six months ended June 30, 2022;
•
certain internal business, operating and financial information and forecasts of CarLotz and Shift for the fiscal years ending December 31, 2022 through December 31, 2026, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized (the “Forecasts”), prepared by the senior management of CarLotz and Shift, respectively, and delivered to William Blair on August 6, 2022;

•	information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by the senior management of Shift;
•
information regarding the amount and timing of cost savings and related expenses and expected synergies that senior management of CarLotz and Shift expect will result from the Merger (the “Expected Synergies”);

•	information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;
•	information regarding certain publicly traded companies that William Blair deemed relevant;
•	current and historical market prices and trading volumes of the CarLotz Common Stock and Shift Common Stock; and
•	certain other publicly available information on CarLotz and Shift.
William Blair also held discussions with members of CarLotz and Shift senior management to discuss the foregoing, considered other matters that it deemed relevant to its analysis and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.
In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, examined by or otherwise reviewed or discussed with it for purposes of this opinion, including without limitation the Forecasts provided by senior management. William Blair has not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of CarLotz or Shift. William Blair has been advised by the senior management of CarLotz and Shift that the Forecasts and the Expected Synergies examined by it have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CarLotz and Shift, as the case may be. In that regard, William Blair has assumed that (i) the

Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of CarLotz are as set forth in CarLotz’s financial statements or other information made available to William Blair. William Blair expresses no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. William Blair did not consider and expresses no opinion as to the amount or nature of the compensation to any of CarLotz’s officers, directors or employees (or any class of such persons) relative to the compensation to other CarLotz Stockholders. William Blair’s opinion is based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair has assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by CarLotz. William Blair was not requested to, nor did William Blair, seek alternative participants for the proposed Merger.
The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the CarLotz Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its fairness opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.
Selected Public Companies Analysis
William Blair reviewed and compared certain financial information relating to CarLotz and Shift to corresponding financial information, ratios and public market multiples for publicly traded companies in the automotive eCommerce sector with similar business models and financial profiles that William Blair deemed relevant. The companies selected by William Blair were: (i) Carvana Co.; (ii) CarMax, Inc.; (iii) Vroom, Inc.; and (iv) Shift, which four companies William Blair deemed appropriate comparisons to CarLotz based on the foregoing factors. William Blair considered the enterprise value for each company (including CarLotz), which William Blair calculated as the equity value of the company, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of August 5, 2022 (the latest practicable trading day for reference prior to the entry into the Merger Agreement), multiplied by the total diluted shares outstanding (using the most recent publicly available information as of August 5, 2022). William Blair considered the enterprise value as a multiple of (i) calendar year 2022 expected (“CY 2022E”) revenue and (ii) calendar year 2023 (“CY 2023E”) expected revenue based on consensus estimates for each company. William Blair then applied the implied multiples to corresponding data of CarLotz and Shift based upon CarLotz’s and Shift’s Forecasts for CY 2022E revenue and CY2023E revenue to determine a range of implied enterprise values for CarLotz and Shift. William Blair then subtracted CarLotz’s and Shift’s net debt as of June 30, 2022, as provided by the respective senior management teams of CarLotz and Shift, to calculate a range of implied equity values and divided the result by the number of fully diluted shares of common stock for each respective company to calculate a range of implied price per share for CarLotz and Shift. William Blair then calculated implied exchange ratios by using the range of implied price per share for CarLotz and Shift. William Blair calculated the range of implied exchange ratios by (i) dividing the high end of the implied price per share for CarLotz by the low end of the implied price per share for Shift and (ii) dividing the low end of the range of the implied price per share for CarLotz by the high end of the implied price per share for Shift. William Blair then compared the implied exchange ratio range to the Exchange Ratio. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following tables.

Selected Public Companies Analysis Summary – Shift
($ in millions)
		Selected Public Company Valuation Multiples				Implied Price Per Share Range
	Revenue	Min	Mean	Median	Max
Enterprise Value / CY 2022E Revenue
Management Estimate	$739	0.31x	0.71x	0.74x	1.05x	$0.53 - $6.26
Consensus Forecast	$1,013	0.31x	0.71x	0.74x	1.05x	$1.40 - $9.30
Enterprise Value / CY 2023E Revenue
Management Estimate	$577	0.21x	0.63x	0.65x	1.01x	NMF - $4.27
Consensus Forecast	$1,497	0.21x	0.63x	0.65x	1.01x	$1.40 - $13.28
Selected Public Companies Analysis Summary – CarLotz
($ in millions)
		Selected Public Company Valuation Multiples				Implied Price Per Share Range
	Revenue	Min	Mean	Median	Max
Enterprise Value / CY 2022E Revenue
Management Estimate	$382	0.31x	0.71x	0.74x	1.05x	$1.76 - $3.97
Consensus Forecast	$295	0.31x	0.71x	0.74x	1.05x	$1.55 - $3.26
Enterprise Value / CY 2023E Revenue
Management Estimate	$654	0.21x	0.63x	0.65x	1.01x	$1.90 - $6.01
Consensus Forecast	$302	0.21x	0.63x	0.65x	1.01x	$1.33 - $3.23
Selected Public Companies Analysis Summary – Implied Exchange Ratio
	CarLotz Implied Price Per Share	Shift Implied Price Per Share	Implied Exchange Ratio	Transaction Exchange Ratio
Enterprise Value / CY 2022E Revenue
Management Estimate	$1.76 - $3.97	$0.53 - $6.26	0.2808x - 7.5461x	0.6881x
Consensus Forecast	$1.55 - $3.26	$1.40 - $9.30	0.1665x - 2.3256x	0.6881x
Enterprise Value / CY 2023E Revenue
Management Estimate	$1.90 - $6.01	NMF - $4.27	0.4451x - NMF	0.6881x
Consensus Forecast	$1.33 - $3.23	$1.40 - $13.28	0.1005x - 2.3106x	0.6881x
William Blair noted that, with respect to the enterprise values implied by the CY 2022E and CY 2023E revenue multiples, the Exchange Ratio was within the range of the implied exchange ratios based upon selected public companies analysis.
Although William Blair compared the trading multiples of the selected public companies to those implied for CarLotz and Shift, none of the selected public companies (except for Shift) is directly comparable to CarLotz or Shift. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.
Discounted Cash Flow Analysis
William Blair utilized the Forecasts to perform a discounted cash flow analysis of CarLotz’s projected future free cash flows for the fiscal years ending December 31, 2022 through December 31, 2026. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for CarLotz. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of CarLotz by utilizing terminal revenue multiples ranging from 0.40x to 0.60x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 12.0% to 14.0%. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.

William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential tax savings expected to result from the utilization of CarLotz federal net operating losses ($12-$17 million) and the present value of the assumed terminal value. William Blair then derived a range of implied equity values per share by adding CarLotz net cash as of June 30, 2022 and dividing such amount by CarLotz total diluted shares outstanding as of August 5, 2022, as adjusted to take into account the impact of dilutive securities based on the treasury stock method at the implied share price. This analysis resulted in a range of implied equity values of $0.89 to $2.27 per share.
William Blair utilized the Forecasts to perform a discounted cash flow analysis of Shift’s projected future free cash flows for the fiscal years ending December 31, 2022 through December 31, 2026. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for Shift. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of Shift by utilizing terminal revenue multiples ranging from 0.40x to 0.60x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 12.0% to 14.0%. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.
William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential tax savings expected to result from the utilization of Shift federal net operating losses ($44-$53 million) and the present value of the assumed terminal value. William Blair then derived a range of implied equity values per share by subtracting Shift’s net debt as of June 30, 2022 and dividing such amount by Shift’s total diluted shares outstanding as of August 5, 2022, as adjusted to take into account the impact of dilutive securities based on the treasury stock method at the implied share price. This analysis resulted in a range of implied equity values of $1.48 to $4.49 per share.
William Blair then calculated implied exchange ratios by using the range of implied per share equity values for CarLotz and Shift. William Blair calculated the range of implied exchange ratios by (i) dividing the high end of the per share equity value for CarLotz by the low end of the per share equity value for Shift and (ii) dividing the low end of the range of the per share equity value for CarLotz by the high end of the per share equity value for Shift.
Based on these analyses, William Blair calculated the implied exchange ratio range of 0.1986x-1.5284x as compared to the Exchange Ratio of 0.6881x.
William Blair also conducted a value creation analysis that compared the implied equity value of CarLotz Common Stock derived from William Blair’s discounted cash flow valuation of CarLotz on a standalone basis to the value of CarLotz Stockholders’ pro forma ownership in the pro forma implied equity value of Shift. The pro forma implied equity value of Shift was calculated using the discounted cash flow analysis of the pro forma company’s projected future free cash flows, including the Expected Synergies, for the fiscal year ending December 31, 2022 through the fiscal year ending December 31, 2026. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for the pro forma company. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of the pro forma company by utilizing terminal revenue multiples ranging from 0.40x to 0.60x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 12.0% to 14.0%. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.
William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential tax savings expected to result from the utilization of the pro forma company’s federal net operating losses ($27 million -$31 million) and the present value of the assumed terminal value. William Blair then derived a range of implied equity values by adding the pro forma company’s net cash as of June 30, 2022. William Blair then determined the implied pro forma equity value of Shift attributable to CarLotz Common Stockholders based on the equity ownership percentage of CarLotz of 49.99%15 and divided such amount by the total diluted shares of CarLotz Common Stock outstanding as of August 5, 2022. This analysis indicated an implied equity value per share to CarLotz Stockholders in the range of $1.29 to $2.97, as
(15)	Calculated using CarLotz diluted shares and Shift basic shares.

compared to an implied equity value per share to CarLotz Common Stock in the range of $0.89 to $2.27 based upon the discounted cash flow of CarLotz on a standalone basis. There can be no assurance, however, that the estimated synergies or estimated costs to achieve such synergies will not be substantially greater or less than CarLotz management’s estimates.
M&A Premiums Paid Analysis
William Blair analyzed 550 public United States target transactions across all industries with transaction equity values between $50 million – $250 million that were announced since January 1, 2010 in which 100% of the target’s equity was acquired. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week and one month prior to the announcement of each transaction. William Blair compared the range of resulting per common share price premiums for the reviewed transactions to the premiums implied by the Exchange Ratio based on the CarLotz Common Stock price one day, one week and one month prior to the announcement of the Merger. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:
	Implied Premium at $0.96 / share[1]	Premiums Paid Data Percentile
Period		10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	60.6%	1.8%	12.8%	20.5%	27.6%	35.9%	42.9%	53.9%	69.4%	97.6%
One Week Prior	112.4%	3.7%	13.9%	22.3%	28.3%	36.4%	43.9%	56.6%	70.7%	98.7%
One Month Prior	117.5%	5.5%	16.0%	24.6%	31.0%	38.2%	45.5%	57.9%	74.3%	102.3%
1	Implied offer price for CarLotz at the Exchange Ratio based on Shift Common Stock closing price as of August 5, 2022.
General
This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the Exchange Ratio and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the Exchange Ratio. Rather, in rendering its oral opinion on August 9, 2022 (subsequently confirmed in its written opinion dated August 9, 2022) to the CarLotz Board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the Exchange Ratio was fair, from a financial point of view, to the CarLotz Stockholders, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair’s fairness opinion considered each valuation method equally and did not place any particular reliance or weight on any particular analysis but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CarLotz or the Proposed Transactions under the Merger Agreement. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses. William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of CarLotz or Shift or other parties involved in the Proposed Transactions for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Within the past two years, William Blair has provided investment banking services to CarLotz from time to time, including capital markets advisory services. William Blair has also provided certain investment banking services to Shift from time to time for which it received customary fees. William Blair has acted as the investment banker to CarLotz in connection with the Merger and will receive a fee from CarLotz for its services. The CarLotz Board hired William Blair based on its deep understanding of CarLotz’s business and that William Blair had a significant wealth of experience in both the automotive eCommerce sector and in transactions of this type.
Fees
Pursuant to a letter agreement dated July 26, 2022, a fairness opinion fee of $1.0 million became payable to William Blair upon delivery of its fairness opinion. A fee of approximately $2.5 million, less the $1.0 million fairness opinion fee previously paid to William Blair, will become payable to William Blair upon the consummation of the Merger. No portion of the fees payable to William Blair were contingent on the conclusions reached by William Blair in William Blair’s fairness opinion. In addition, CarLotz agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its services and to indemnify William Blair against certain potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.
Shift Unaudited Prospective Financial Information
Shift does not as a matter of course make public projections as to future sales, earnings, or other results. However, Shift management has prepared the prospective financial information set forth below solely for internal use for its evaluation of the Merger. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Shift management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of Shift management's knowledge and belief, the expected course of action and the expected future financial performance of Shift. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Shift’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The accompanying prospective financial information was provided to the Shift Board in connection with its evaluation of the Merger and to Centerview for its use and, at the direction of the Shift Board, reliance in connection with its financial analyses and opinion described in the section entitled “—Opinion of Shift’s Financial Advisor.” For purposes of preparing its financial analyses and opinion, Centerview assumed that the accompanying prospective financial information was reasonably prepared by Shift management on bases reflecting their best currently available estimates and judgments. A ten year timeframe was chosen to provide sufficient long term context while recognizing that uncertainty and variability increase as additional years are added. A version of the accompanying prospective financial information including projections for only the fiscal years ending December 31, 2022 through December 31, 2026 was provided to CarLotz and its respective advisors in connection with the Merger.

The accompanying prospective financial information does not give effect to the Merger.
Summary of Shift Prospective Financial Information
($ in millions)	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E	FY 2030E	FY 2031E
Revenue	$739	$577	$784	$1,170	$1,756	$2,370	$2,963	$3,407	$3,748	$3,935
Gross Profit	47	73	132	205	307	415	519	597	656	689
Adjusted EBITDA(1)	(132)	(43)	0	19	38	75	115	150	181	204
(1)
Adjusted EBITDA is defined as EBITDA, plus stock-based compensation, plus non-recurring severance expenses, plus acquisition-related expenses. Adjusted EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

Shift has included the summary of the accompanying prospective financial information in this joint proxy statement/prospectus solely to provide Shift Stockholders with access to information that was made available to certain participants as noted above in connection with their evaluation of the Merger. Such summary is not included in this joint proxy statement/prospectus in order to influence the voting decision of any Shift Stockholder on any of Shift’s proposals to be voted on at the Shift Special Meeting or to influence any Shift Stockholder to make any investment decision or otherwise act with respect to the Merger or any other matter.
The accompanying prospective financial information is based solely upon information available to Shift management at the time of its preparation, is based on estimates and assumptions made by Shift management prior to and/or at the time of its preparation and speaks only as of that time. Furthermore, the accompanying prospective financial information does not necessarily reflect Shift’s current estimates, and some or all of the underlying assumptions may have changed since the time of its preparation. The accompanying prospective financial information should be read, if at all, in conjunction with the historical financial statements and other information regarding Shift contained or incorporated by reference in this joint proxy statement/prospectus.
The inclusion of the accompanying prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that Shift, the Shift board, CarLotz, any of their respective affiliates or advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results, events or financial performance, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be materially different than estimated. Furthermore, because the accompanying prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.
The accompanying prospective financial information was not prepared with a view toward (i) public disclosure, (ii) compliance with published guidelines of the SEC (including those regarding prospective financial information and forward-looking statements), (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or (iv) compliance with GAAP. Financial measures such as Adjusted EBITDA that are not presented in accordance with GAAP should not be considered in isolation from, or as a substitute for, or be construed as being more important than, financial information presented in accordance with GAAP. Financial measures not presented in accordance with GAAP as used in the accompanying prospective financial information may not be comparable to similarly-titled measures used by other companies.
The accompanying prospective financial information included in this joint proxy statement/prospectus has been prepared by Shift management. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte & Touche LLP report incorporated by reference into this joint proxy statement/prospectus relates to Shift’s previously-issued financial statements. It does not extend to the accompanying prospective financial information and should not be read to do so.

Although presented with numerical specificity, the accompanying prospective financial information reflects numerous assumptions and estimates as to future events made by Shift management (including assumptions and estimates related to (i) general business, economic, market, regulatory and financial conditions, (ii) anticipated technology investments and operating expenses, (iii) future tax rates and (iv) additional matters specific to Shift). Key estimates and assumptions included the following, among others:
•
Impact of changes made to Shift’s business plan beginning in the third quarter of 2022, resulting in lower revenue and volume numbers in the second half of 2022 and lower total revenue in 2023 compared to 2022;

•	Organic revenue growth of less than 50% annually from 2023 through 2026, primarily driven by further expansion of Shift’s online sales model in its most mature markets on the west coast;
•
Improvement in gross margin and gross profit per unit, primarily driven by better vehicle pricing spreads as Shift management is able to optimize inventory in a lower-growth scenario, a higher concentration of high-margin value vehicles and growing F&I per unit through better attach rates and contract terms with Shift’s financing partners;

•
Improvement in gross profit in 2023, primarily driven by an increase in the penetration of “value cars” (which are defined as older model, higher mileage vehicles) for which Shift has historically had significantly higher front end margins (spread between acquisition cost and sale price) as compared to newer or lower mileage cars, an increase in financing and insurance products profitability and product attachment rates, an improvement in Shift’s reconditioning operations efficiency, and the continuous improvement of Shift’s technology, including data science and machine learning-based optimization of acquisition and retail pricing; and

•
Structurally lower costs, driven by the lower cost structure of the online sales channel, lower marketing spend per unit given by the relatively lower growth rates and realization of corporate cost savings from elimination of certain corporate and field positions.

In addition, the accompanying prospective financial information reflects operating trends that are expected to accelerate with Shift’s recent transition from a strategy of maximizing revenue growth to a strategy that balances growth and profitability, including:
•	Revenue growth from $739 million to $3,935 million, driven by increased penetration in Shift’s most mature markets, increased adoption of online car purchasing, and future geographic expansion;
•	Gross profit growth from $47 million to $689 million, driven by revenue growth (as discussed above) and an improvement in gross profit in 2023 (as discussed above) and subsequent years; and
•
Adjusted EBITDA improvement from ($132) million to $204 million, driven by improved gross margin (as discussed above), operating leverage on sales growth, and economies of scale commensurate with company growth.

At the time the accompanying prospective financial information was prepared, Shift management believed the assumptions and estimates underlying the accompanying prospective financial information were reasonable. However, such matters are inherently subjective and uncertain, and many of such matters are beyond the control of Shift. Important factors that may affect actual results and cause the accompanying prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to (i) Shift’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), (ii) industry performance, general business and economic conditions, (iii) changes in laws and regulations (including, but not limited to, tax laws and regulations) and (iv) other factors, including those described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this joint proxy statement/prospectus and those described in the SEC filings of Shift incorporated by reference into this joint proxy statement/prospectus.
The accompanying prospective financial information constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the accompanying prospective financial information will necessarily reflect actual future conditions. As a result, there can be no assurance that the underlying assumptions and estimates or projected results will be realized, and actual results may differ materially from those reflected in the accompanying prospective financial information, whether or not the Merger is completed.

In light of, among other matters, the foregoing factors and the uncertainties inherent in the accompanying prospective financial information, readers of this joint proxy statement/prospectus are cautioned not to place undue, if any, reliance on the accompanying prospective financial information included in this joint proxy statement/prospectus. No representation is made by Shift, the Shift Board, any of their respective affiliates or advisors (including Centerview) or any other person to any Shift Stockholder or any other person regarding the ultimate performance of Shift or the Combined Company compared to the information included in the accompanying prospective financial information.
SHIFT DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS OR ESTIMATES UNDERLYING ALL OR ANY PORTION OF THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).
CarLotz Unaudited Prospective Financial Information
CarLotz does not as a matter of course make public projections as to future sales, earnings or other results. However, CarLotz management prepared a set of non-public, internal financial projections regarding CarLotz’s anticipated future operations as a standalone company separate from Shift for the fiscal years ending December 31, 2022 through December 31, 2026 (the “CarLotz standalone forecast”). The CarLotz standalone forecast was not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information but, in the view of CarLotz management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of CarLotz management's knowledge and belief, the expected course of action and the expected future financial performance of CarLotz. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such prospective financial information.
Neither CarLotz’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
As described in the section entitled “—Background of the Merger,” during the period in which CarLotz was engaged in discussions with Shift with respect to the Merger, financial projections were requested by Shift for use as a component in its overall evaluation of CarLotz. During the course of those discussions, CarLotz management provided preliminary financial projections to Shift for informational purposes only, which projections and the assumptions underlying them were preliminary in nature and subject to change. CarLotz management also prepared and provided to the CarLotz Board certain unaudited prospective financial information for prospective periods in CarLotz’s fiscal years 2022 through 2026 for CarLotz as a standalone independent company for the CarLotz Board’s evaluation of the Merger, which were likewise preliminary in nature and subject to change. CarLotz has not warranted the accuracy, reliability, appropriateness or completeness of such financial projections to anyone, including Shift.
The table below summarizes the “CarLotz standalone forecast.” The CarLotz standalone forecast was prepared treating CarLotz as a standalone independent company, without giving effect to the Merger, including: (i) any impact of the negotiation or execution of the Merger Agreement or the Merger and the evaluation of potential strategic alternatives; (ii) the expenses that have been and may be incurred in connection with the Merger or the consummation thereof or potential strategic alternatives; (iii) the potential synergies that might be achieved by the Combined Company as a result of the Merger; (iv) the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger; or (v) the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

The CarLotz standalone forecast was provided to the CarLotz Board for the purposes of considering, analyzing and evaluating the Merger and strategic alternatives and were the only forecasts relied upon by the CarLotz Board in approving the Merger. The CarLotz standalone forecast was also provided to William Blair for its use in connection with its fairness opinion delivered to the CarLotz Board and related financial analyses, as described further in the section entitled “—Opinion of CarLotz’s Financial Advisor.” At the direction of the CarLotz Board, William Blair relied on the CarLotz standalone forecast and assumed that the CarLotz standalone forecast prepared by CarLotz was reasonably prepared and reflected the best currently available estimates and judgments of CarLotz management. The CarLotz standalone forecast was provided to Shift in connection with its consideration and evaluation of the Merger and, following certain adjustments by Shift management, it was also provided to Shift’s financial advisors, Centerview and CCM.
At the direction of the Shift Board, and for purposes of its financial analyses and opinion, Centerview relied on the CarLotz standalone forecast and assumed that it was reasonably prepared on bases reflecting the best currently available estimates and judgments of CarLotz’s management. The CarLotz standalone forecast prepared by CarLotz management is not included in this joint proxy statement/prospectus to influence any decision on whether to vote for the CarLotz Merger Proposal or any other proposal presented at either party’s respective special meeting but rather is included in this joint proxy statement/prospectus to give stockholders access to certain non-public information that was provided to and relied upon by the CarLotz Board and CarLotz’s financial advisor and provided to Shift and Shift’s financial advisors. The inclusion of the CarLotz standalone forecast should not be regarded as an indication that the CarLotz Board, CarLotz, members of management or financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and it should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results of CarLotz will not be materially lower or higher than estimated, whether or not the Merger is completed. The CarLotz standalone forecast has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this joint proxy statement/prospectus. CarLotz may in the future report results of operations for periods included in the CarLotz standalone forecast that will be completed following the preparation of the CarLotz standalone forecast. Stockholders and investors are urged to refer to CarLotz’s periodic filings with the SEC attached as annexes and incorporated by reference herein for information on CarLotz’s actual historical results. CarLotz will not refer back to the financial forecast in its future periodic reports filed under the Exchange Act.
The CarLotz standalone forecast is subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the CarLotz standalone forecast is based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by CarLotz management as of the date of their preparation. These estimates and assumptions may prove to be impacted by any number of factors, including the impact of the announcement, pendency and consummation of the Merger, general economic conditions, trends in the automotive retail industry, regulatory and financial market conditions and other risks and uncertainties described under the heading “Item 1A—Risk Factors” in CarLotz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, set forth in Annex F-1 to this joint proxy statement/prospectus, CarLotz’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, set forth in Annex F-2 to this joint proxy statement/prospectus, and CarLotz’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, set forth in Annex F-3 to this joint proxy statement/prospectus, and under the heading “Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements “ in CarLotz’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, set forth in Annex F-3 to this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of CarLotz and will be beyond the control of the Combined Company. The CarLotz standalone forecast also reflects assumptions as to certain business decisions and other factors that are subject to change. There can be no assurance that the CarLotz standalone forecast will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which the CarLotz standalone forecast relates, the less predictive the information becomes.
The CarLotz standalone forecast contains Adjusted EBITDA, a non-GAAP financial measure, which CarLotz management believes is helpful in understanding CarLotz’s past financial performance and future results. CarLotz management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance, including Adjusted EBITDA. Adjusted EBITDA is not meant to be considered in isolation or as a substitute for, or superior to, comparable GAAP measures. While CarLotz believes Adjusted EBITDA provides meaningful information to help investors understand the operating results and to analyze CarLotz’s financial and business trends on a period-to-period basis, there are limitations associated with the use of Adjusted EBITDA. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of Shift or of CarLotz’s competitors due to potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this joint proxy statement/prospectus. In addition, no reconciliations of non-GAAP financial measures were provided to or relied upon by the CarLotz Board, the Shift Board or their respective members of management or financial advisors in connection with their respective evaluation of the Merger. Accordingly, CarLotz has not provided a reconciliation of Adjusted EBITDA included in the CarLotz standalone forecast to the relevant GAAP financial measures.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, CARLOTZ DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE CARLOTZ STANDALONE FORECAST. THE CARLOTZ STANDALONE FORECAST DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THE INFORMATION WAS PREPARED. READERS OF THIS JOINT PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED CARLOTZ STANDALONE FORECAST SET FORTH BELOW. NONE OF CARLOTZ, ANY OF ITS OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY CARLOTZ OR SHIFT STOCKHOLDER OR ANY OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE CARLOTZ STANDALONE FORECAST OR THAT PROJECTED FINANCIAL OPERATING RESULTS WILL BE ACHIEVED.
Summary of the CarLotz standalone forecast
The following table presents a summary of the CarLotz standalone forecast, which represents unaudited prospective financial information for CarLotz’s fiscal years 2022 through 2026 for CarLotz as an independent company:
	Fiscal year ended December 31,
	2022	2023	2024	2025	2026
	(in millions)
Revenue	$382	$654	$828	$995	$1,169
Gross Profit	$15	$47	$63	$86	$113
Adjusted EBITDA(1)	$(85)	$(54)	$(63)	$(52)	$(33)
(1)	Adjusted EBITDA is defined as gross profit minus total operating expenses plus depreciation, amortization and stock-based compensation.
The CarLotz standalone forecast was prepared using a number of assumptions, including the following assumptions that CarLotz management deemed material:
•
An average CAGR in overall retail unit volume at existing hubs of approximately 23% during the forecast period based on individual forecasts for each of its existing hubs. The principal drivers of the forecasted growth in retail unit volume are refinements to CarLotz’s direct marketing efforts, enhancements to CarLotz’s lead management, improvements in sourcing desirable inventory and improved hub execution. Variation in growth rates at individual hubs are based principally on each hub’s maturity and local market and trade area.

•
In addition to the increase in gross profit as a result of growth in retail unit volume at existing hubs discussed in the preceding paragraph, additional drivers underlying forecasted gross profit growth included the acquisition of a synergistic business that was terminated in connection with the signing of the Merger Agreement as discussed below, which was projected to generate additional consumer sourced vehicles and gross profit per unit, which was projected to contribute to gross profit growth during the forecast period.

•
An average CAGR in overall retail gross profit per unit of approximately 25%, driven principally by the factors increasing growth in consumer sourced unit volume at existing hubs and growth in gross profit discussed in the preceding two paragraphs in addition to contributions from forecasted improvements in vehicle processing and reconditioning efficiency during the forecast period.

•
The acquisition of a synergistic business that was terminated in connection with the signing of the Merger Agreement that would have provided for one additional location, additional direct consumer sourcing capabilities and a dealer distribution network, generating additional dealer network unit volume with higher gross profit per unit than historically achieved. The forecast includes additional gross profit of $6.6 million from this initiative in 2022 and then annual gross profit for 2023 through 2026 within a range of $16.2 million to $17.7 million.

•	The build-out of a new hub in Las Vegas, Nevada pursuant to CarLotz’s business plan.
•
Total SG&A expenses remain flat from 2022 to 2023 including the additional costs associated with the growth and full year impact of the acquisition of a synergistic business that was terminated in connection with the signing of the Merger Agreement (approximately $7.0 million additional SG&A expenses).

•
The successful implementation of certain strategic initiatives as part of CarLotz’s business plan aimed at targeting the consumer consignment market commencing in 2023. The forecast includes gross profit related to this initiative of $6.0 million in 2024, $18.0 million in 2025 and $36.0 million in 2026. Along with these incremental gross profit dollars, SG&A expenses related to this initiative are $17 million in 2024, $21 million in 2025 and $23 million in 2026, resulting in adjusted EBITDA for this new initiative of $(11) million in 2024, $(3) million in 2025 and $13 million in 2026. The adjusted EBITDA in 2024 for the above-mentioned new initiative of $(11) million results in the overall adjusted EBITDA decreasing from $(54) million in 2023 to $(63) million in 2024.

•
Total SG&A expenses increase at a CAGR of approximately 8.0% from 2024 to 2026 primarily to support the initiative to target the consumer consignment market through marketing, technology and personnel investments, as described above.

Closing and Effective Time of the Merger
The consummation of the Proposed Transactions (the “Closing”) will occur on the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions to Closing (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions) or on such other date as Shift and CarLotz may jointly designate. Notwithstanding the forgoing, Shift and CarLotz agreed to delay the Closing until the final and binding determination of the minimum cash conditions applicable to each company in accordance with the terms of the Merger Agreement. See the sections entitled “The Merger Agreement—Closing of the Merger” and “The Merger Agreement—Conditions to Complete the Merger.”
Concurrently with or as soon as practicable following the Closing, a certificate of merger satisfying the applicable requirements of the DGCL will be filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Shift.
Shift and CarLotz currently expect the Closing to occur in the fourth quarter of Shift’s fiscal year 2022 and are working to complete the Merger on this timeline and prior to the Outside Date of February 9, 2023. However, it is possible that factors outside the control of the parties to the Merger Agreement could result in the Merger being completed at a different time or not at all.
Governance Matters After the Merger
Prior to the Closing, the Shift Board will take all necessary actions so that, immediately following the Effective Time, the Combined Company’s board of directors will consist of 10 members, composed of the following:
•	five current members of the Shift Board, to be George Arison, Toby Russell, Victoria McInnis, Adam Nash and Kellyn Smith Kenny;
•	three current members of the CarLotz Board, to be Luis Solorzano, James E. Skinner and Kimberly H. Sheehy;

•	one director mutually agreed upon by Shift and CarLotz who will be “independent” in accordance with the applicable Nasdaq listing rules; and
•	one director who will be the then-serving Shift Chief Executive Officer.
Regulatory Approvals and Related Matters
The obligations of Shift and CarLotz to consummate the Merger are subject to, among other conditions, the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act. In addition, the obligations of Shift and CarLotz to consummate the Merger are also subject to the expiration or earlier termination of any other waiting periods or suspension periods under any other antitrust laws and obtaining any necessary approvals or clearances under such laws. As of the date of this joint proxy statement/prospectus, Shift and CarLotz do not believe any antitrust laws other than the antitrust laws of the United States, including the HSR Act, are applicable to the Proposed Transactions.
Neither Shift, CarLotz nor any of their respective subsidiaries are required to dispose of or hold separate, or agree to dispose of or hold separate or restrict its ownership and operation of, all or any material portion of the business or assets of CarLotz and its subsidiaries or Shift and its subsidiaries, in order to enable the Proposed Transactions to be consummated prior to the Outside Date, in each case unless mutually agreed to by Shift and CarLotz.
U.S. Federal Securities Law Consequences
Assuming the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the shares of Shift Common Stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of Shift Common Stock issued to any CarLotz Stockholder who may be deemed an “affiliate” of Shift after the completion of the Merger. This joint proxy statement/prospectus does not cover resales of shares of Shift Common Stock received by any person upon the completion of the Merger, and no person is authorized to make any use of this joint proxy statement/prospectus, or the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, in connection with any resale of shares of Shift Common Stock.
Accounting Treatment
Shift and CarLotz prepare their respective financial statements in accordance with GAAP. The accounting guidance for business combinations requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquirer and the measurement of goodwill. Shift will be treated as the acquirer for accounting purposes.
Exchange of CarLotz Certificates
Shift will select an exchange agent for the payment of the Merger Consideration in connection with the Merger (the “Exchange Agent”). The Merger Agreement provides that, prior to or substantially concurrently with the Effective Time, Shift will deposit or cause to be deposited with the Exchange Agent book-entry shares representing the full number of shares of Shift Common Stock issuable as Merger Consideration in exchange for outstanding shares of CarLotz Common Stock. As soon as reasonably practicable after the Effective Time, Shift will cause the Exchange Agent to deliver:
•
to each holder of record of a certificated share of CarLotz Common Stock (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal (which will specify that delivery of certificated shares of CarLotz Common Stock will be effected, and risk of loss and title to the certificated shares of CarLotz Common Stock will pass, only upon proper delivery of the certificated shares of CarLotz Common Stock (or affidavits of loss in lieu thereof) to the Exchange Agent, and which will be in the form and have such other provisions as are reasonably acceptable to Shift) and (iii) instructions (which instructions shall be in the form and have such other provisions as are reasonably acceptable to Shift) for use in effecting the surrender of the certificated shares of CarLotz Common Stock in exchange for (A) the number of shares of Shift Common Stock (which will be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such certificated shares of CarLotz Common Stock, as well as any dividends or other distributions payable to such holder; and

•
to each holder of uncertificated shares of CarLotz Common Stock not held through DTC (i) a notice advising such holders of the effectiveness of the Merger, (ii) a statement reflecting the number of shares of Shift Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such uncertificated shares of CarLotz Common Stock, as well as any dividends or other distributions payable to such holder.

With respect to uncertificated shares of CarLotz Common Stock held through DTC, Shift and CarLotz agreed to cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of uncertificated shares of CarLotz Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, as well as any dividends or other distributions payable on such surrendered shares.
If any certificated share of CarLotz Common Stock is lost, stolen or destroyed, the Merger Agreement provides that the holder of such share may submit an affidavit of that fact and, if required by Shift or the Exchange Agent, post a bond, in such reasonable amount as Shift may direct, as indemnity against any claim that may be made against it with respect to such certificated share of CarLotz Common Stock. The Exchange Agent will then issue in exchange for such lost, stolen or destroyed certificated share of CarLotz Common Stock the Merger Consideration with respect to such share.
Listing of Shift Common Stock; Delisting and Deregistration of CarLotz Common Stock
It is a condition to the Merger that the shares of Shift Common Stock to be issued to CarLotz Stockholders in accordance with the Merger Agreement be authorized for listing on Nasdaq, subject to official notice of issuance. If the Merger is completed, the CarLotz Common Stock and the CarLotz Warrants will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act, following which CarLotz will no longer be required to file periodic reports with the SEC with respect to such securities.
Under the Merger Agreement, Shift has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable law and the rules and policies of Nasdaq and the SEC to enable the listing of the Shift Common Stock being registered pursuant to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part no later than the Closing Date, subject to official notice of issuance.
On June 7, 2022, CarLotz received a deficiency letter from the Staff of the Nasdaq Stock Market notifying CarLotz that, for the last 30 consecutive business days, the bid price for CarLotz Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market. On October 4, 2022, Shift received a deficiency letter from the Staff of the Nasdaq Stock Market notifying Shift that, for the last 30 consecutive business days, the bid price for Shift Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market. See the section entitled “Questions and Answers — What happens if the Merger is not completed?”

THE MERGER AGREEMENT
This section of the joint proxy statement/prospectus describes the material terms of the Merger Agreement. The description in this section and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We urge you to read the full text of the Merger Agreement, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about Shift or CarLotz. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Shift and CarLotz make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 182 of this joint proxy statement/ prospectus.
Explanatory Note Regarding the Merger Agreement
In reviewing the Merger Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about Shift, Merger Sub, CarLotz or any of their respective affiliates or subsidiaries. The Merger Agreement contains representations, warranties and covenants by Shift and Merger Sub, on the one hand, and CarLotz, on the other hand, which are summarized below. These representations, warranties and covenants, which are qualified and subject to important limitations agreed to by the parties in connection with the negotiation of the terms of the Merger Agreement, have been made solely for the benefit of the parties to the Merger Agreement and:
•	may have been used for the purpose of allocating the risk to one of the parties if those statements prove to be inaccurate, rather than establishing matters as facts;
•
may have been qualified by certain confidential disclosures that were made to the other parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement or this summary; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.
Moreover, information concerning the subject matter of the representations, warranties and covenants in the Merger Agreement and described below may have changed since the date of the Merger Agreement (or may change in the future) and subsequent developments or new information qualifying a representation, warranty or covenant may have been included in this joint proxy statement/prospectus or in other public filings of Shift or CarLotz made with the SEC. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement should not be read alone but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 182 of this joint proxy statement/prospectus.
The Merger
Subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Shift, will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a wholly owned subsidiary of Shift. As a result of the Merger, the separate existence of Merger Sub will cease and CarLotz will cease to be an independent, publicly traded company.
Closing of the Merger
The Closing of the Proposed Transactions will occur on the third business day after the satisfaction or waiver of the Closing conditions (as discussed in the section entitled “—Conditions to Complete the Merger” below) or such other time as Shift and CarLotz may designate. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of the Merger Agreement, a certificate of merger will be filed with the Secretary of State of the State of Delaware concurrently with or as soon as practicable following the Closing. The Merger will become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Shift (the “Effective Time”).

Notwithstanding the foregoing, the parties to the Merger Agreement will delay the Closing until the final and binding determination of the Shift Cash Amount and the CarLotz Cash Amount, as described in the section entitled “—Conditions to Complete the Merger” below.
Merger Consideration
The Merger Agreement provides, that upon completion of the Merger, each issued and outstanding share of CarLotz Common Stock will automatically be canceled and will cease to exist and will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio (the “Merger Consideration”), except that shares of CarLotz Common Stock held in the treasury of CarLotz immediately prior to the Effective Time will not receive any consideration upon being canceled. The “Exchange Ratio” is equal to 0.692158; provided, however, that, as of immediately prior to the Effective Time, the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any CarLotz performance-based restricted stock unit awards that are terminated as of the Effective Time). The calculation of the Exchange Ratio immediately prior to the Effective Time will account for any increase, decrease or change in the number of outstanding shares of Shift Common Stock or CarLotz Common Stock that may occur prior to the Effective Time, as applicable. Shift Stockholders will continue to own their existing shares of Shift Common Stock following the Merger.
Shift will not issue any fractional shares of Shift Common Stock in the Merger. To the extent a fractional share of Shift Common Stock is issuable to a person as part of the Merger Consideration after aggregating all fractional shares of Shift Common Stock that otherwise would be received by such person pursuant to the Merger Agreement, such fraction shall be rounded up to one whole share of Shift Common Stock.
Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants
CarLotz RSU Awards. At the Effective Time, each award of time-based vesting restricted stock units relating to CarLotz Common Stock (excluding CarLotz Earnout Acquiror RSUs, each, a “CarLotz RSU Award”) that is outstanding immediately prior to the Effective Time and that is or becomes vested at the Effective Time pursuant to its terms will be cancelled and converted into the right to receive a number of shares of Shift Common Stock equal to the product of (i) the number of vested whole shares of CarLotz Common Stock subject to such CarLotz RSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio, less applicable withholding tax. Unvested CarLotz RSU Awards outstanding immediately prior to the Effective Time that do not become vested at the Effective Time will be assumed by Shift (each, an “Assumed RSU Award”) and converted into an award of time-based vesting restricted stock units relating to Shift Common Stock (each, a “Shift RSU Award”) on the same terms and conditions (including applicable vesting conditions) as applied to such Assumed RSU Award immediately prior to the Effective Time, except the number of shares of Shift Common Stock subject to such Shift RSU Award will equal the product of (i) the number of unvested whole shares of CarLotz Common Stock subject to such Assumed RSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio, and rounding such product down to the nearest whole share.
CarLotz PSU Awards. At the Effective Time, each award of performance-based vesting restricted stock units (each, a “CarLotz PSU Award”) that is outstanding immediately prior to the Effective Time and that is or becomes vested at the Effective Time pursuant to its terms will be cancelled and converted into the right to receive a number of vested shares of Shift Common Stock equal to the product of (i) the number of whole shares of CarLotz Common Stock subject to such CarLotz PSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio, less applicable withholding tax. Unvested CarLotz PSU Awards outstanding immediately prior to the Effective Time that do not become vested at the Effective Time will be assumed by Shift (each, an “Assumed PSU Award”) and converted into an award of performance-based vesting restricted stock units relating to Shift Common Stock on the same terms and conditions (including applicable vesting conditions) as applied to such Assumed PSU Award immediately prior to the Effective Time, except (i) the number of shares of Shift Common Stock subject to such Assumed PSU Award will equal the product of (A) the number of unvested whole shares of CarLotz Common Stock subject to such Assumed PSU Award immediately prior to the Effective

Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the threshold closing share price of CarLotz Common Stock applicable to such Assumed PSU Award shall be adjusted to threshold closing share price of Shift Common Stock determined by dividing (A) the threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz PSU Award immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
In connection with the execution of the Merger Agreement, each holder of outstanding CarLotz PSU Awards has entered into a letter agreement pursuant to which any outstanding CarLotz PSU Awards as of immediately prior to the Effective Time will be forfeited for no consideration at the Effective Time. See the section entitled “Interests of CarLotz Directors and Executive Officers in the Merger.”
CarLotz Stock Options. At the Effective Time, each option to purchase shares of CarLotz Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested (each, an “Assumed Stock Option”), will cease to represent a right to acquire shares of CarLotz Common Stock and will be assumed by Shift and converted into an option to purchase shares of Shift Common Stock from Shift (each, a “Shift Stock Option”) on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Stock Option immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Shift Stock Option will be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the per share exercise price for the shares of Shift Common Stock issuable upon exercise of each Shift Stock Option will be determined by dividing (x) the per share exercise price for the shares of CarLotz Common Stock otherwise purchasable pursuant to such Assumed Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
CarLotz Earnout Shares. At the Effective Time, if the Proposed Transactions constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (i) Shift agrees that the terms and conditions set forth in Section 3.10(f) of the SPAC Merger Agreement will apply to the Proposed Transactions, (ii) the CarLotz Common Stock in respect of the CarLotz Earnout Shares will be issued in accordance with Section 3.10(f) of the SPAC Merger Agreement as of immediately prior to the Effective Time and (iii) each such share of CarLotz Common Stock will be converted into the right to receive the Merger Consideration. If the Proposed Transactions do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each CarLotz Earnout Share that is subject to issuance as of immediately prior to the Effective Time (each, an “Assumed CarLotz Earnout Share”) will, as of the Effective Time, cease to represent a right to acquire shares of CarLotz Common Stock and will be assumed by Shift and converted into a right to receive shares of Shift Common Stock on the same terms and conditions as applied to such Assumed CarLotz Earnout Share immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Assumed CarLotz Earnout Share shall be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed CarLotz Earnout Share immediately prior to the Effective Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the threshold closing share prices of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Shares shall be adjusted to threshold closing share prices of Shift Common Stock determined by dividing (A) the threshold closing share prices of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Shares as of immediately prior to the Effective Time by (B) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
CarLotz Earnout Acquiror RSUs. At the Effective Time, if the Proposed Transactions constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (i) Shift agrees that the terms and conditions set forth in Section 3.04(e) of the SPAC Merger Agreement will apply to the Proposed Transactions and (ii) each CarLotz Earnout Acquiror RSU will immediately vest, be cancelled and be converted into the right to receive a number of shares of Shift Common Stock equal to the product of (A) the number of vested shares of CarLotz Common Stock subject to such CarLotz Earnout Acquiror RSU immediately prior to the Effective Time and (B) the Exchange Ratio, less applicable withholding tax. If the Proposed Transactions do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each CarLotz Earnout Acquiror RSU that is issued and outstanding as of immediately prior to the Effective Time (each, an “Assumed CarLotz Earnout Acquiror RSU”) will cease to represent a right to acquire shares of CarLotz Common Stock and shall be assumed by Shift and converted into a right to receive Shift Common Stock on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed CarLotz Earnout Acquiror RSU immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to each Assumed CarLotz Earnout Acquiror RSU shall be equal to the product of (A) the number of whole shares of CarLotz Common Stock subject to such Assumed CarLotz Earnout Acquiror RSU immediately prior to the Effective Time and (B) the Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU shall be adjusted to threshold closing share price of Shift Common Stock determined by dividing (A) the threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
CarLotz Warrants. At the Effective Time, each CarLotz Warrant that is outstanding and unexercised immediately prior to the Effective Time will cease to represent a CarLotz Warrant in respect of CarLotz Common Stock and will be assumed by Shift and converted into a warrant denominated in shares of Shift Common Stock (each, a “Shift Warrant”). The number of shares of Shift Common Stock subject to each Shift Warrant will be equal to the product (rounded to the nearest whole number) of (i) the number of shares of CarLotz Common Stock subject to such CarLotz Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio, and the exercise price of each Shift Warrant will be equal to the quotient of (i) the per share exercise price of such CarLotz Warrant immediately prior to the Effective Time and (y) the Exchange Ratio, rounding such quotient up to the nearest whole cent. Except as set forth in the preceding sentence, following the Effective Time, each Shift Warrant will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable CarLotz Warrant immediately prior to the Effective Time.
For additional information on CarLotz’s equity-based awards, earnout shares and warrants, see the section entitled “—Interests of CarLotz’s Directors and Executive Officers in the Merger.”
Conversion of Shares; Exchange of CarLotz Stock Certificates
Letter of Transmittal
As soon as reasonably practicable after the Effective Time, Shift will cause the Exchange Agent to deliver to each holder of record of shares of CarLotz Common Stock immediately prior to the Effective Time (including each holder of record of CarLotz equity awards that are entitled to receive the Merger Consideration, as discussed in the section entitled “—Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants” above) (i) notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal and (iii) as applicable, instructions for use in effecting the surrender of CarLotz stock certificates in exchange for the number of shares of Shift Common Stock that such holder has the right to receive and any dividends or distributions to be paid pursuant to the Merger Agreement. With respect to uncertificated shares of CarLotz Common Stock held through DTC, Shift and CarLotz will cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of such uncertificated shares, the Merger Consideration as well as any dividends or distributions to be paid as discussed in the section entitled “—Dividends and Distributions” below.
If a certificate for CarLotz Common Stock has been lost, stolen or destroyed, (i) upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and (ii) if required by Shift or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Shift may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration in respect thereof pursuant to the Merger Agreement.
After the Effective Time, there will be no transfers on the stock transfer books of CarLotz of the shares of CarLotz Common Stock that were issued and outstanding immediately prior to the Effective Time.
Withholding
Each of Shift, Merger Sub, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of applicable law. Any amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Dividends and Distributions
Subject to applicable law, there will be paid to the holders of Shift Common Stock issued in exchange for CarLotz Common Stock, without interest, (i) at the time of delivery of such Shift Common Stock by the Exchange Agent, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such shares of Shift Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time, but prior to such delivery of such Shift Common Stock by the Exchange Agent, and a payment date subsequent to such delivery of such Shift Common Stock by the Exchange Agent, payable with respect to such shares of Shift Common Stock.
Representations and Warranties
The Merger Agreement contains representations and warranties made by Shift and Merger Sub, on the one hand, and CarLotz, on the other hand, regarding:
•	due organization and subsidiaries;
•	organizational documents;
•	capitalization;
•	authority relative to the execution and performance of the Merger Agreement and the Proposed Transactions;
•
the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the execution, delivery or performance of the Merger Agreement or the Proposed Transactions;

•	SEC filings and the financial statements contained in those filings;
•	the absence of certain changes or events;
•	litigation and other legal proceedings;
•	title to assets;
•	real property;
•	intellectual property;
•	certain material contracts;
•	the absence of certain liabilities;
•	compliance with applicable laws;
•	governmental authorizations;
•	tax matters;
•	employee and labor matters and benefit plans;
•	environmental matters;
•	insurance matters;
•	the inapplicability of takeover statutes;
•	the stockholder votes required in connection with the Merger Agreement;
•	the receipt of a fairness opinion from the respective financial advisor to each of Shift and CarLotz;
•	advisor fees payable in connection with the Proposed Transactions;
•	disclosure matters relating to this joint proxy statement/prospectus; and
•	the absence of other representations and warranties and lack of reliance on such other representations and warranties.
Additional representations and warranties were made (i) by Shift and Merger Sub regarding the absence of ownership of any CarLotz securities and (ii) by CarLotz regarding the absence of any rights plans.

The representations and warranties in the Merger Agreement were made as of specific dates, and certain representations and warranties are subject to important qualifications and limitations agreed to by Shift, Merger Sub and CarLotz in connection with negotiating the terms of the Merger Agreement, including being qualified by a “company material adverse effect” or “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had, or would reasonably be expected to have, a material adverse effect on the respective party).
For the purposes of the Merger Agreement, the terms “company material adverse effect” and “parent material adverse effect” mean any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or reasonably could be expected to have or result in, a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations or operations of (A) CarLotz and CarLotz’s subsidiaries or (B) Shift and Shift’s subsidiaries, as applicable, in each case, taken as a whole, or (ii) the ability of CarLotz or Shift, as applicable, to timely consummate the Merger or any of the other Proposed Transactions or to perform any of its covenants or obligations under the Merger Agreement. However, for purposes of clause (i) above, an effect, change, development, event or circumstance occurring after the date of the Merger Agreement will not be taken into account in determining whether there has been or would reasonably be expected to be a “company material adverse effect” or “parent material adverse effect” if such effect, change, development, event or circumstance (by itself or when aggregated or taken together with any and all other effect, change, development, event or circumstance) directly or indirectly results or arises from or relates to:
(1)
any adverse change in general business or economic, financial, capital market, political or social conditions in the United States or in other locations in which (x) CarLotz and CarLotz’s subsidiaries or (y) Shift and Shift’s subsidiaries, as applicable, have material operations;

(2)
changes in the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries;

(3)
changes or proposed changes after the date of the Merger Agreement in applicable laws or other legal or regulatory conditions or changes after the date of the Merger Agreement in GAAP or other accounting standards (or the interpretation thereof);

(4)
any changes after the date of the Merger Agreement in political conditions in the United States or any other country in the world, or acts of war, or hostilities (whether or not pursuant to the declaration of a national emergency or war) sabotage or terrorism, civil unrest, cyberterrorism, curfews, riots or any escalation or worsening thereof in the United States or any other country in the world;

(5)
any “force majeure” events, acts of God, natural disasters, any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, weather conditions or other calamities occurring after the date of the Merger Agreement or any escalation of the foregoing;

(6)
the negotiation, execution, delivery or public announcement of the Merger Agreement or the pendency or consummation of the Proposed Transactions, including the identity of, or any facts or circumstances relating to (x) CarLotz and CarLotz’s subsidiaries or (y) Shift and Shift’s subsidiaries, as applicable, and the impact thereof on the relationships, contractual or otherwise, of any of (x) CarLotz or CarLotz’s subsidiaries or (y) Shift or Shift’s subsidiaries, as applicable, with losses of customers, suppliers, distributors, investors, lenders, licensors, licensees, payors or other business partners or employees that are directly attributable to the announcement or pendency of the Merger Agreement;

(7)
any failure by (x) CarLotz or any CarLotz subsidiary or (y) Shift or any Shift subsidiary, as applicable, to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to subclauses (1) through (6), and (8) through (12));

(8)	any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 measures or any change in such COVID-19 measures or interpretations thereof;

(9)	the taking of any action expressly required by the terms of the Merger Agreement;
(10)
any actions taken or omitted to be taken by (x) CarLotz or a CarLotz subsidiary or (y) Shift or a Shift subsidiary, as applicable, at the express written request or with the express prior written consent of (x) Shift or (y) CarLotz, as applicable;

(11)	any breach of the Merger Agreement by (x) CarLotz or (y) Shift or Merger Sub, as applicable;
(12)	any matter set forth in each party’s respective disclosure schedule; or
(13)	any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of applicable law relating to the Merger Agreement or the Proposed Transactions;
provided, that any effect, change, development, event or circumstance resulting from a matter described in any of the foregoing subclauses (1) through (5) or (8) may be taken into account in determining whether a “company material adverse effect” or “parent material adverse effect” has occurred or is reasonably likely to occur to the extent such effect, change, development, event or circumstance has or has had or would reasonably be expected to have a disproportionate adverse effect on (x) CarLotz and CarLotz’s subsidiaries or (y) Shift, as applicable, in each case, taken as a whole, relative to other participants operating in the industries in which such party operates.
The representations and warranties in the Merger Agreement do not survive the Effective Time.
Conduct of Businesses Prior to the Completion of the Merger
Each of Shift and CarLotz has agreed that, prior to the Effective Time (or earlier termination of the Merger Agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (i) conduct its business and operations in the ordinary course and (ii) use reasonable best efforts to ensure that each of (A) Shift and Shift’s subsidiaries and (B) CarLotz’s and CarLotz’s subsidiaries, as applicable, preserves intact its current business organization, keeps available the services of its current officers and other employees and other key service providers and maintains its relations and goodwill with all suppliers, customers, distributors, employees and other persons having material business relationships with such company and maintain its material rights and material permits.
Additionally, prior to the Effective Time (or earlier termination of the Merger Agreement), subject to specified exceptions, neither Shift nor CarLotz may, and neither Shift nor CarLotz may permit any of their respective subsidiaries to, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:
•
repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting securities or any other securities of (A) CarLotz or any CarLotz subsidiary or (B) Shift or any Shift subsidiary, as applicable, convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities, subject to certain exceptions;

•	sell, issue, deliver, grant, pledge or subject to any encumbrance or authorize the sale, issuance, delivery, grant, pledge or subjection to an encumbrance of:
•	any capital stock or other security;
•
any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or

•	any instrument convertible into or exchangeable for any capital stock or other security, in each case subject to certain exceptions;
•
amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any CarLotz equity plan or Shift equity plan, as applicable, or any provision of any contract evidencing any CarLotz equity award or Shift equity award, as applicable, or otherwise modify any of the terms of any outstanding CarLotz equity award, as applicable, warrant or other security or any related contract, or any outstanding Shift equity award, warrant or other security or any related contract, as applicable;

•
amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, approve or become a party to any liquidation, dissolution, merger, consolidation, conversion, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•
declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other equity or voting interests, other than dividends by a direct or indirect wholly owned subsidiary to its parent;

•	acquire or agree to acquire, in a single transaction or a series of related transactions:
•
by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or person or division thereof if the amount of consideration paid or transferred by (A) CarLotz and CarLotz’s subsidiaries or (B) Shift and Shift’s subsidiaries, as applicable, would exceed $1,000,000 in the aggregate; and

•	any other assets other than in the ordinary course of business;
•
sell, lease, license, sell and lease back, mortgage or subject to any encumbrance or otherwise dispose of any of its material properties or any portion thereof (including owned real property) or any material assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except:

•	sales of inventory or used equipment in the ordinary course of business;
•	permitted encumbrances;
•
single transactions or series of related transactions involving assets or properties (excluding owned real property or shares of capital stock, equity or voting interests or other rights, instruments or securities) where the fair market value of such assets and the consideration due to (A) CarLotz and CarLotz’s subsidiaries or (B) Shift and Shift’s subsidiaries, as applicable, is less than $1,000,000; and

•	with respect to certain exceptions for shares of capital stock, equity or voting interests or other rights, instruments or securities;
•	make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $1,000,000 in the aggregate;
•	other than in the ordinary course of business:
•
enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract that would be a “company material contract” or “parent material contract,” as applicable, if it had been entered into immediately prior to the date of the Merger Agreement (subject to certain exceptions);

•
renew, extend, amend or waive or exercise any material right or remedy under, any “company material contract” or “parent material contract,” as applicable, which renewal, extension, amendment, waiver or exercise would not have a material and adverse impact on (A) CarLotz and CarLotz’s subsidiaries or (B) Shift and Shift’s subsidiaries, as applicable, in each case taken as a whole;

•
accelerate, cancel or terminate any “company material contract” or “parent material contract,” as applicable, except for allowing any such contract to expire in accordance with its terms and except, as to CarLotz, for such actions in connection with a refinancing, replacement, amending or amending and restating of the CarLotz floorplan agreement; or

•
solely with respect to CarLotz, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract that pursuant to its terms provides for payment of, or would reasonably be expected to result in payment of, an amount in excess of $250,000 in the aggregate (other than any contract entered into for the purpose of refinancing, replacement, amending or amending and restating the CarLotz floorplan agreement);

•
enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material lease or acquire any material interest in real property, in each case, other than in the ordinary course of business;

•
make any pledge of any of its material assets or permit any of its material assets to become subject to any encumbrance, except in the ordinary course of business and for permitted encumbrances and for encumbrances that do not, individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;

•
(A) lend, advance money or make capital contributions to or investments in any person other than any CarLotz subsidiary or any Shift subsidiary, as applicable, or (B) incur, assume, modify in any material respect, prepay, repurchase, redeem, defease or assume any amount of indebtedness, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of indebtedness under (x) the CarLotz floorplan agreement or (y) the Shift floorplan agreement, as applicable, then as in effect on the date of the Merger Agreement in the ordinary course of business, (2) the incurrence of indebtedness under any refinancing, replacement, amendment or amendment and restatement of such floorplan agreements and (3) in the case of each of clauses (A) and (B), extensions of trade credit in the ordinary course of business;

•
(A) adopt any method or make any tax election (or allow any tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing tax returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date) (B) prepare or file any tax return or amended tax return inconsistent with past practices, (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to taxes, (D) request any ruling, closing agreement or similar guidance with respect to taxes, (E) incur any liability for taxes other than in the ordinary course of business, (F) extend or waive the period of assessment or collection for any material taxes, (G) enter into any material agreement or arrangement the primary purpose of which relates to taxes or (H) fail to deduct or withhold from any payment or deemed payment any material taxes required to be deducted or withheld or fail to timely pay any such deducted or withheld amounts to the proper governmental authority;

•	commence or settle any litigation or other legal proceeding, except in the ordinary course of business;
•	enter into any new line of business outside of the businesses of (A) CarLotz and CarLotz’s subsidiaries or (B) Shift and Shift’s subsidiaries, as applicable, as of the date of the Merger Agreement;
•	approve or adopt any stockholder rights plan or “poison pill” arrangement;
•
cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor or entering into insurance policies in the ordinary course of business;

•
notwithstanding anything to the contrary contained in any organizational or governing documents of (A) CarLotz or any CarLotz subsidiary or (B) Shift or any Shift subsidiary, as applicable, consent to the selection of any forum other than the Court of Chancery of the State of Delaware or take any other actions to waive the exclusive forum of the Court of Chancery of the State of Delaware, in each case, with respect to all matters related to the Merger Agreement, the Merger and the other Proposed Transactions;

•	abandon or permit to lapse any material intellectual property, except in the ordinary course of business;
•
enter into, become bound by, renew, extend or amend any agreements under which any fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of its respective financial advisor; or

•	authorize, approve, agree, commit or offer to take any of the foregoing actions.

Further, prior to the Effective Time (or earlier termination of the Merger Agreement), subject to specified exceptions, CarLotz may not, and CarLotz may not permit any of its respective subsidiaries to, without the prior written consent of Shift (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:
•
except as required by the terms of an employee plan as in effect on the date of the Merger Agreement or established, adopted, entered into or amended after the date of the Merger Agreement in accordance with clause (B) below, as required to ensure that any such employee plan as in effect on the date of the Merger Agreement is not then out of compliance with applicable laws, or as specifically required pursuant to the Merger Agreement:

(A)	enter into or amend any collective bargaining agreement;
(B)
establish, adopt, enter into, amend or terminate any employee plan or employee agreement or any plan, practice, agreement, arrangement or policy that would be an employee plan or employee agreement if it was in existence on the date of the Merger Agreement (other than (1) in the ordinary course of business in connection with the annual renewal of employee plans that are group health or welfare plans or (2) the entry into employment agreements that are terminable “at will” without any obligation on the part of CarLotz, a CarLotz subsidiary or any affiliates thereof to make any severance, change in control, incentive compensation or similar payment or provide any benefit in the ordinary course of business in connection with the hiring or promotion of any current or former employee, contract worker, officer, board member or other individual service provider (each, an “Associate”) permitted by clause (H) below);

(C)
pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any Associate; provided, that CarLotz and its subsidiaries may make increases to base salary and target bonus opportunity in connection with such promotions in an aggregate amount for such increases of up to $200,000;

(D)
grant, pay or establish any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Associate other than the entry into separation agreements, and payments of termination or separation pay pursuant thereto, in the ordinary course of business consistent with past practice in connection with the termination of employment of any Associate permitted pursuant to clause (I) below and provided that (x) such Associate is not a participant in the CarLotz retention pool established in connection with the Merger Agreement and (y) such separation agreements and payments are on terms consistent with (and provide rights and benefits that are no greater than) CarLotz’s severance policy in effect on the date of the Merger Agreement;

(E)	enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any employee plan;
(F)	take any action to accelerate the time of payment or vesting of any compensation, benefits or funding obligations under any employee plan or otherwise;
(G)	make any material determination under any employee plan that is inconsistent with the ordinary course of business or past practice;
(H)
hire any individual who is a senior director or above or promote any Associate to a senior director role or above (1) that is a newly created position following the date of the Merger Agreement or (2) other than in replacement of a position as of the date of the Merger Agreement, provided that such replacement shall not receive compensation or benefits in excess of the compensation or benefits provided to the person who held such position as of the date of the Merger Agreement;

(I)	terminate any Associate who is a senior director or above (other than a termination for “cause” as defined under any employee plan as of the date of the Merger Agreement); and

(J)
effectuate a “plant closing,” “mass layoff” or similar action under the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation); or

(K)
enter into any new contract covering any Associate that, considered individually or collectively with any other such contracts or payments, will or reasonably would be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

Regulatory Matters
In the event the aggregate Merger Consideration exceeds a certain threshold under the HSR Act, Shift and CarLotz have agreed to (i) promptly, and in any event no later than 15 business days after a determination has been made that such threshold has been exceeded, make all required filings of Notification and Report Forms pursuant to the HSR Act, including cooperating with each other and sharing information as needed to make those filings, (ii) as promptly as practicable make any required filings under the antitrust laws of any other jurisdiction, (iii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents or approvals are required to be obtained from, any other governmental authorities or third parties in connection with the execution and delivery of the Merger Agreement and the consummation of the Proposed Transactions and (B) timely making all such filings and timely seeking all such actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, (iv) supply as promptly as practicable such information or documentation that may be requested pursuant to any antitrust law by any governmental authority and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Proposed Transactions. Neither Shift, CarLotz nor any of their respective subsidiaries will be required to dispose of or hold separate, or agree to dispose of or hold separate or restrict its ownership and operation of, all or any material portion of the business or assets of CarLotz and its subsidiaries or Shift and its subsidiaries, in order to enable the Proposed Transactions to be consummated prior to the Outside Date, in each case unless mutually agreed to by Shift and CarLotz.
Employee Matters
If requested by Shift, CarLotz will be required to take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the Closing Date, any 401(k) plan or health or welfare benefit plan. Shift will take all commercially reasonable steps necessary to permit each individual who is an employee of CarLotz or any CarLotz subsidiary immediately prior to the Closing (each, a “continuing employee”) who has received an eligible rollover distribution from a 401(k) plan, if any, to roll such eligible rollover distribution (including any associated plan loans) into an account under a defined contribution plan sponsored by Shift or any of its affiliates.
Except with the consent of the other party (which shall not be unreasonably withheld), none of (i) CarLotz, its subsidiaries or any of their respective affiliates or (ii) Shift or any of its affiliates, as applicable, may communicate with continuing employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Proposed Transactions. Notwithstanding the foregoing, Shift retains the right, in its sole and absolute discretion after discussions with CarLotz, to approve or reject any tentative agreements reached in connection with notification or consultation requirements.
Shift has agreed, for a period of 12 months following the Closing Date (the “continuation period”), to provide, or cause the Surviving Corporation to provide, each continuing employee, for so long as they continue to be employed by Shift, the Surviving Corporation or their subsidiaries during the continuation period with annual base salary or wages, bonus opportunities, equity-based incentive compensation opportunities and other employee benefits that are, in the aggregate, substantially equivalent to those provided to similarly situated employees of Shift and its subsidiaries (other than the Surviving Corporation and its subsidiaries) under the applicable benefit plans, programs, policies, agreements and arrangements of Shift and its subsidiaries (other than the Surviving Corporation and its subsidiaries). Without limiting the foregoing, Shift has agreed to provide, or cause the Surviving Corporation to provide, severance benefits to continuing employees whose employment is terminated in the continuation period that are no less favorable than the severance benefits that would be provided to similarly situated employees of Shift and its subsidiaries (other than the Surviving Corporation and its subsidiaries).

Each continuing employee shall receive service credit for service accrued or deemed accrued on or prior to the Effective Time for purposes of each employee plan providing severance and vacation/paid-time off benefits under which each continuing employee may be eligible to participate on or after the Effective Time to the same extent recognized by CarLotz or any of its subsidiaries under comparable employee plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for the same period of service.
Director and Officer Indemnification and Insurance
For a period of not less than six years following the Effective Time, Shift has agreed to, and to cause the Surviving Corporation or any applicable subsidiary thereof to, to the fullest extent authorized or permitted by applicable law, indemnify and hold harmless each person who was on the date of the Merger Agreement, was previously or during the period from the date of the Merger Agreement through the Closing Date will be serving as a director or officer of CarLotz or any of its subsidiaries or, at the request or for the benefit of CarLotz or any of its subsidiaries, as a director, trustee or officer of any other entity or any benefit plan maintained by CarLotz or any of its subsidiaries (collectively, the “D&O Indemnified Parties”) in connection with any claims, actions, suits, proceedings, inquiries or other investigations arising out of or pertaining to such D&O Indemnified Party’s duties or service in any of the foregoing roles prior to the Effective Time and to advance certain expenses to any such D&O Indemnified Party in connection therewith. Without limiting the foregoing, Shift has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of CarLotz or any of its subsidiaries as provided in CarLotz’s organizational documents, similar organizational documents of CarLotz’s subsidiaries and indemnification agreements of CarLotz and its subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent they are enforceable under applicable law. Shift has agreed, for a period of not less than six years from the Effective Time, that it shall cause the organizational documents of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in CarLotz’s organizational documents, which provisions shall not be amended, repealed or otherwise modified for a period of at least six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers or employees of CarLotz.
CarLotz is permitted to purchase and pay for a six-year prepaid “tail” insurance policy of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as CarLotz’s and its subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six years from the Effective Time for claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided, that in the event the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000, CarLotz is not permitted to purchase such policy without the consent of Shift. If CarLotz fails to obtain such tail policy prior to the Effective Time, Shift or the surviving corporation has agreed to use commercially reasonable efforts to obtain such a tail policy; provided, that Shift and the Surviving Corporation shall in no event be obligated to purchase such policy if the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000.
Combined Company Governance
The Merger Agreement provides that the Shift Board will take all necessary actions to increase the size of the Shift Board to 10 members as of the Effective Time, with such members consisting of:
•	five current members of the Shift Board, designated by Shift;
•	three current members of the CarLotz Board, designated by CarLotz;
•	one independent director mutually agreed upon by the parties; and
•	one director who will be the Chief Executive Officer of Shift as of the Effective Time.
Shift also agreed, subject to the fiduciary duties of the Shift Board to the Shift Stockholders and any earlier death, resignation or removal of any CarLotz designated director, to take all necessary action to nominate each CarLotz designated director for election to the Combined Company’s board of directors in the proxy statement relating to the first annual meeting of the Combined Company’s stockholders following the Closing at which the term of any such CarLotz designated director expires.

Stockholder Meetings and Recommendation of Shift Board and CarLotz Board
Shift has agreed to hold the Shift Special Meeting and CarLotz has agreed to hold the CarLotz Special Meeting as promptly as practicable after the commencement of the mailing of this joint proxy statement/prospectus. Shift and CarLotz may each choose to postpone or adjourn its own special meeting without the consent of the other party (i) to the extent necessary to ensure that any required supplement or amendment to this joint proxy statement/prospectus is disclosed to such party’s stockholders, (ii) to the extent such party believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary to obtain the required votes of such party’s stockholders, (iii) if and to the extent such postponement or adjournment of such party’s special meeting is required by an order or decree issued by a court or other governmental authority of competent jurisdiction in connection with the Merger Agreement or (iv) if, as of the time at which such party’s special meeting is scheduled, there are insufficient shares of such party’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at such party’s special meeting, to the extent necessary to obtain such a quorum. In the case of clause (ii) above, without the consent of the other party (which shall not be unreasonably withheld, conditioned or delayed), each of Shift and CarLotz may not postpone or adjourn such party’s special meeting for more than 10 business days individually or more than 30 business days in the aggregate and in no event later than four business days prior to the Outside Date.
Under the Merger Agreement, Shift has agreed to take all action necessary under all applicable laws and its organizational documents to include proposals at the Shift Special Meeting to (i) approve the Share Issuance, (ii) adjourn the Shift Special Meeting in customary fashion and (iii) only if so elected by Shift, amend the Shift Charter to authorize the Shift Board to effect, following the Closing, a reverse stock split of all outstanding shares of Shift Common Stock at a reverse stock split ratio as determined by Shift. In addition, CarLotz has agreed to take all action necessary under all applicable laws and its organizational documents to include proposals at the CarLotz Special Meeting to (i) adopt the Merger Agreement, (ii) if required by, and in accordance with, Regulation 14A under the Exchange Act, obtain advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to CarLotz’s named executive officers in connection with the consummation of the Merger and (iii) adjourn the CarLotz Special Meeting in customary fashion.
The Merger Agreement provides that, except as provided in the immediately following paragraph, neither the Shift Board nor the CarLotz Board may: (i) withdraw or modify such board of directors’ unanimous recommendation in a manner adverse to the opposite party (any action in this clause (i) being referred to as a “Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any alternative acquisition proposal; (iii) cause or permit the applicable party or any of such party’s subsidiaries to execute or enter into any alternative acquisition agreement; or (iv) resolve, agree or publicly propose to, or permit the applicable party or any such party’s subsidiaries or any representative of the applicable party or any of such party’s subsidiaries to resolve, agree or publicly propose to, take any of the foregoing actions.
Notwithstanding the restrictions in the foregoing paragraph, at any time prior to the approval of the Shift Share Issuance Proposal by Shift Stockholders in the case of the Shift Board or the approval of the CarLotz Merger Proposal by CarLotz Stockholders in the case of the CarLotz Board, the applicable board of directors may withdraw or modify its unanimous recommendation and, in the case of clause (i) below, may also cause the applicable party to terminate the Merger Agreement in order to accept a superior offer and, concurrently with or following such termination, cause such party to enter into an alternative acquisition agreement with respect to such superior offer (provided, that immediately prior to or concurrently with such termination, such party shall have paid to the other party the applicable termination fee):
(i)
if: (A) an unsolicited, bona fide, written acquisition proposal is made to such party after the date of the Merger Agreement and is not withdrawn; (B) such acquisition proposal did not result directly or indirectly from a breach of such party’s non-solicitation covenants; (C) such board of directors determines in good faith that such acquisition proposal constitutes a superior offer; (D) such board of directors determines in good faith, after having taken into account the advice of such party’s outside legal counsel, that, in light of such superior offer, the failure to withdraw or modify its unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law; (E) no less than four business days prior to withdrawing or modifying its unanimous recommendation or terminating the Merger Agreement in order to accept such superior offer, such board of directors delivers to the opposite party a written notice, specifying, among other things, the material terms and conditions of such superior offer; (F) throughout such four business day period, such party engages (to the extent requested by the other party) in good faith negotiations to amend the Merger Agreement in such a manner that the failure to withdraw or modify such board of directors’ unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would not reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; and (G) at the time of withdrawal or modification of such board of directors’ unanimous recommendation or the termination of the Merger Agreement in order to accept such superior offer, such board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the applicable party’s outside legal counsel, that the failure to withdraw or modify such unanimous recommendation, or the failure to terminate the Merger Agreement in order to accept such superior offer, would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law in light of such superior offer; provided, that when making such determination, such board of directors is obligated to consider any changes to the terms of the Merger Agreement proposed by the opposite party as a result of the negotiations required by clause (F) above or otherwise; or
(ii)
if: (A) there shall arise after the date of the Merger Agreement a material event, material development or change in circumstances that relates to and is material to (1) CarLotz and CarLotz’s subsidiaries or (2) Shift and Shift’s subsidiaries, in each case taken as a whole (but does not relate to any acquisition proposal) that was not known, and would not reasonably be expected to have been known or foreseen on the date of the Merger Agreement (or if known, the consequences of which were not known and would not reasonably be expected to have been known or foreseen as of the date of the Merger Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to such party prior to the requisite vote of such party’s stockholders and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, the Merger Agreement (any such material event, material development or material change in circumstances, a “Change in Circumstances”); (B) such board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of such party’s outside legal counsel, that, in light of such Change in Circumstances, the failure to withdraw or modify such board of directors’ unanimous recommendation would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; (C) notice is delivered to the other party no less than four business days prior to withdrawing or modifying such board of directors’ unanimous recommendation, including a description of the Change in Circumstances; (D) throughout such four business day period, such party engages (to the extent requested by the other party) in good faith negotiations with the other party to amend the Merger Agreement in such a manner that the failure to withdraw or modify such board of directors’ unanimous recommendation would not reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law in light of such Change in Circumstances; and (E) at the time of withdrawing or modifying such board of directors’ unanimous recommendation, such board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of such party’s outside legal counsel, that the failure to withdraw or modify such board of directors’ unanimous recommendation would reasonably be expected to be inconsistent with such board of directors’ fiduciary obligations under applicable law; provided, however, that when making such determination, such board of directors must consider any changes to the terms of the Merger Agreement proposed by the opposite party as a result of the negotiations described in clause (D) or otherwise.

Agreement Not to Solicit Other Offers
Each of Shift and CarLotz has agreed (with respect to Shift, for the period prior to obtaining the approval of the Shift Share Issuance Proposal by Shift Stockholders) that it will not directly or indirectly, will ensure that its subsidiaries do not and use reasonable best efforts to ensure their respective representatives do not directly or indirectly:
•	solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction or approving any person (other than the other party and its affiliates) becoming an “interested stockholder” for purposes of Delaware corporate law) or take any action that reasonably would be expected to lead to an acquisition proposal or acquisition inquiry;
•
furnish or otherwise provide access to any non-public information regarding such party or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•
enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any person with respect to any acquisition proposal or acquisition inquiry (other than to state that such party is subject to this non-solicitation provision);

•	approve, endorse or recommend any acquisition proposal; or
•
enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an acquisition transaction.

For purposes of the Merger Agreement, an “acquisition proposal” means, with respect to Shift and CarLotz, as applicable, any offer or proposal contemplating or otherwise relating to any acquisition transaction, other than an offer or proposal made or submitted by the other party or its subsidiaries with respect to such party and its subsidiaries. An “acquisition transaction” means, with respect to Shift and CarLotz, as applicable, any transaction or series of transactions, other than the Proposed Transactions, involving, directly or indirectly:
•
any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (A) in which such party or its subsidiaries is a constituent or participating entity; (B) in which a person or “group” (as defined in Section 13(d) of the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or record ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of such party and its subsidiaries; or (C) in which (1) Shift and its subsidiaries or (2) CarLotz, as applicable, issues securities representing 20% or more of the outstanding securities of any class of such entity (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);

•
any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues or consolidated assets of such party and its subsidiaries (measured based on the last day of the most recently completed calendar month); or

•	any liquidation or dissolution of such party.
However, in the event that, after the date of the Merger Agreement and prior to obtaining the approval of the Shift Share Issuance Proposal by Shift Stockholders in the case of Shift or the approval of the CarLotz Merger Proposal by CarLotz Stockholders in the case of CarLotz, such party receives an unsolicited, bona fide written acquisition proposal (and such proposal is not received in breach of the terms of the Merger Agreement), such party may furnish non-public information regarding the party to, may enter into discussions or negotiations with and may make contact in order to ascertain facts or clarify terms with such person if:
•
such party’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and such party’s outside legal counsel, that such acquisition proposal constitutes or reasonably could be expected to result in a superior offer;

•
such party’s board of directors determines in good faith, after having taken into account the advice of such party’s outside legal counsel, that the failure to take such action could reasonably be expected to be inconsistent with applicable law;

•	prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, such party receives from such person an executed confidentiality agreement containing confidentiality and use provisions consistent with the obligations of such party under the Merger Agreement and no less favorable in the aggregate to such party than such provisions of the confidentiality Agreement between Shift and CarLotz as in effect immediately prior to the execution of the Merger Agreement; and
•
prior to, or concurrently with, furnishing any non-public information to such person, such party furnishes such non-public information to the other party (to the extent such non-public information has not been furnished previously).

If Shift or any of Shift’s subsidiaries, or CarLotz and any of CarLotz’s subsidiaries, as applicable, or any of their respective representatives receives an acquisition proposal, an acquisition inquiry or any request for non-public information at any time prior to (i) with respect to CarLotz, the Effective Time (or the earlier termination of the Merger Agreement) and (ii) with respect to Shift, obtaining the approval of the Shift Share Issuance Proposal by Shift Stockholders, then such party will promptly (and in no event later than 24 hours after receipt of such proposal, inquiry or request): (i) advise the other party in writing of such proposal, inquiry or request, including, among other things, the material terms and conditions thereof; and (ii) provide the other party with copies of all documents and communications received by such party or any of its subsidiaries or any representative setting forth the terms and conditions of, or otherwise relating to, such proposal, inquiry or request. Such party agrees to keep the other party reasonably informed with respect to the status of any such proposal, inquiry or request and any modification or proposed modification thereto, and to promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide the other party with a copy of any correspondence or communication with or involving such person.
Each of Shift and CarLotz agreed that it will, and will ensure their respective subsidiaries and will use reasonable best efforts to cause its and their representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any person relating to any acquisition proposal or acquisition inquiry.
In addition, each of Shift and CarLotz agreed to, promptly after the date of the Merger Agreement, (i) request, and use commercially reasonable efforts to cause, each person that has executed a confidentiality or similar agreement in connection with such person’s consideration of a possible acquisition proposal or investment in such party or its subsidiaries to return or destroy all confidential information previously furnished to such person within 24 months prior to the date of the Merger Agreement by or on behalf of such party, any of its subsidiaries or any of their respective representatives and (ii) prohibit any third party from having access to any physical or electronic data room relating to any possible acquisition proposal or acquisition inquiry.
Certain Additional Covenants
The Merger Agreement also contains additional covenants, including, among others, covenants relating to:
•	the filing of this joint proxy statement/prospectus;
•	access to information of the other party;
•	the provision of monthly financial statements regarding cash and cash equivalents to the other party;
•	the listing of the shares of Shift Common Stock to be issued in connection with the Merger;
•	stockholder litigation relating to the Proposed Transactions;
•	public announcements with respect to the Proposed Transactions;
•	exemption from takeover laws;
•	delisting of CarLotz Common Stock and CarLotz Warrants following the Effective Time;
•	resignation of directors and officers of CarLotz and its subsidiaries; and
•	matters relating to Section 16 of the Exchange Act.
Conditions to Complete the Merger
Shift’s and CarLotz’s respective obligations to complete the Merger are subject to the satisfaction or waiver by the other party, at or prior to the Effective Time, of the following conditions:

•
the accuracy of the representations and warranties of the other party contained in the Merger Agreement as of the date on which the Merger Agreement was entered into and as of the Closing Date (other than any such representation and warranty made as of a specified date, which will have been accurate as of such specified date), subject to the materiality standards provided in the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect) (the “Representation and Warranty Closing Condition”);

•
the performance by the other party in all material respects of all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date (and the receipt by each party of an officer’s certificate from the other party to such effect) (the “Covenants Closing Condition”);

•
the absence of any material adverse effect with respect to the other party since the date of the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

•	the approval of the Share Issuance by Shift Stockholders and adoption of the Merger Agreement by CarLotz Stockholders;
•
any waiting period (and any extension thereof) applicable to the Merger under the HSR Act will have been terminated or have expired, and any other waiting periods or suspension periods under any other antitrust laws will have expired or been terminated, and any necessary approvals or clearances under those laws will have been obtained (collectively, the “Antitrust Closing Condition”);

•
no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition, and no litigation or other legal proceeding by any governmental authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal will have been enacted that remains in effect (collectively, the “Legal Restraint Closing Condition”);

•
a registration statement on Form S-4 will have been declared effective under the Securities Act, and no stop order suspending the effectiveness of such registration statement will be in effect, and no proceedings for such purpose will be pending before the SEC;

•	the shares of Shift Common Stock issuable to CarLotz Stockholders in accordance with the Merger Agreement will have been authorized for listing on Nasdaq, subject to official notice of issuance; and
•	the other party’s cash amount set forth on its closing statement (the “Shift Cash Amount” and the “CarLotz Cash Amount,” respectively) must meet or exceed its minimum cash amount, as described below.
The minimum cash amount applicable to each party will depend on the month in which the Closing occurs. Such amounts are as follows:
Closing Date	Shift Minimum Cash Amount	CarLotz Minimum Cash Amount
During 2022	$(10,416,596)	$58,330,299
During January 2023	$(15,416,596)	$53,330,299
During February 2023	$(20,416,596)	$48,330,299
During March 2023	$(25,416,596)	$43,330,299
During April 2023	$(30,416,596)	$38,330,299
During May 2023	$(35,416,596)	$33,330,299
Each party’s respective minimum cash amount would decrease by $5,000,000 with each additional month in which Closing occurs after May 31, 2023.
Each party has agreed to provide the other party prior to the Effective Time with a closing statement setting forth a good faith estimate of its respective cash amount, together with related supporting calculations and work papers and back-up materials. The Merger Agreement provides that each party has the ability to review and dispute the other party’s closing statement, with any such dispute to be resolved by an independent accounting firm (if the parties are unable to resolve such dispute between themselves).
The “cash amount” with respect to Shift and CarLotz, as applicable, means an amount equal to (A) the aggregate cash, cash equivalents and marketable investments (including restricted cash) of such party and its subsidiaries on a consolidated basis as of immediately prior to Closing, minus (B) the aggregate amount of indebtedness outstanding pursuant to such party’s floorplan agreement (and any contract entered into in respect of a refinancing, replacement, amendment or amendment and restatement of such party’s floorplan agreement) as of immediately prior to Closing, plus (C) with respect to CarLotz only, any amounts that may be paid by CarLotz in settlement of certain matters, to the extent consented to by Shift in accordance with the Merger Agreement.
Neither Shift nor CarLotz can provide assurance as to when or if all of the conditions to the consummation of the Merger can or will be satisfied or waived by the appropriate party.
Termination of the Merger Agreement
The Merger Agreement can be terminated at any time prior to the Effective Time, whether before or after the receipt of approval of the Share Issuance by Shift Stockholders or adoption of the Merger Agreement by CarLotz Stockholders, in the following circumstances:
•	by mutual written consent of Shift and CarLotz;
•
by either Shift or CarLotz if the Merger has not been consummated by the Outside Date; provided, that if the failure to consummate the Merger by the Outside Date is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time, then such party may not terminate the Merger Agreement in accordance with this clause; provided, further, that the Outside Date (including as it may have been previously extended) will be automatically extended without any action of any party to the extent necessary for purposes of determining the cash amount for each party and for the Closing to occur thereafter;

•
by either Shift or CarLotz if any legal restraint or legal proceeding having the effect set forth in the Legal Restraint Closing Condition is in effect and has become final and nonappealable; provided, however, that a party may not terminate the Merger Agreement in accordance with this clause if the cause of such legal restraint or legal proceeding is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•
by either Shift or CarLotz if: (i) the Shift Special Meeting (including any adjournments and postponements thereof) has been held and completed, Shift Stockholders have taken a final vote on the Shift Share Issuance Proposal and such proposal was not approved; or (ii) the CarLotz Special Meeting (including any adjournments and postponements thereof) has been held and completed, CarLotz Stockholders have taken a final vote on the CarLotz Merger Proposal and such proposal was not approved; provided, however, that a party may not terminate the Merger Agreement in accordance with this clause if the failure to obtain such approval is primarily and proximately attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•
by Shift (at any time prior to the adoption of the Merger Agreement by CarLotz Stockholders) if a triggering event with respect to CarLotz has occurred; provided, however, that Shift is not permitted to terminate the Merger Agreement in accordance with this clause if Shift or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would cause the Representation and Warranty Closing Condition or the Covenant Closing Condition not to be satisfied;

•
by CarLotz (at any time prior to the approval of the Share Issuance) if a triggering event with respect to Shift has occurred; provided, however, that CarLotz is not permitted to terminate the Merger Agreement in accordance with this clause if CarLotz is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would cause the Representation and Warranty Closing Condition or the Covenant Closing Condition not to be satisfied;

•
by Shift if: (i) any of CarLotz’s representations or warranties contained in the Merger Agreement were inaccurate as of the date of the Merger Agreement or become inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date) such that the Representation and Warranty Closing Condition would not be satisfied; or (ii) any of CarLotz’s covenants or obligations contained in the Merger Agreement are breached such that the Covenant Closing Condition would not be satisfied, subject to certain cure provisions; provided, that the Merger Agreement may not be terminated in accordance with this clause if Shift or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach by Shift or Merger Sub would cause the Representation and Warranty Closing Condition or the Covenant Closing Condition not to be satisfied;
•
by CarLotz if: (i) any of Shift’s representations or warranties contained in the Merger Agreement were inaccurate as of the date of the Merger Agreement or become inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date) such that the Representation and Warranty Closing Condition would not be satisfied; or (ii) if any of Shift’s covenants or obligations contained in the Merger Agreement are breached such that the Covenant Closing Condition would not be satisfied, subject to certain cure provisions; provided, however, that the Merger Agreement may not be terminated in accordance with this clause if CarLotz is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach by CarLotz would cause the Representation and Warranty Closing Condition or the Covenant Closing Condition not to be satisfied;

•
by CarLotz (at any time prior to the adoption of the Merger Agreement by CarLotz Stockholders) in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such superior offer that has been executed on behalf of the person that made such superior offer, if concurrently with the termination of the Merger Agreement in accordance with this clause, CarLotz enters into such alternative acquisition agreement with respect to such superior offer; provided, that immediately prior to or concurrently with such termination, CarLotz pays to Shift or its designee a termination fee (as described below); or

•
by Shift (at any time prior to the approval of the Share Issuance by Shift Stockholders) in order to accept a superior offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such superior offer that has been executed on behalf of the person that made such superior offer, if concurrently with the termination of the Merger Agreement in accordance with this clause, Shift enters into the alternative acquisition agreement with respect to such superior offer; provided, that immediately prior to or concurrently with such termination, Shift pays to CarLotz or its designee a termination fee (as described below).

For purposes of the Merger Agreement, “Outside Date” means 11:59 p.m. (New York time) on February 9, 2023; provided, however, that (i) if on such date, the Antitrust Closing Condition or the Legal Restraint Closing Condition (if the legal restraint with respect to the Legal Restraint Closing Condition relates to antitrust laws) is not satisfied, but all other conditions to the Closing have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date) or waived, then the Outside Date may be extended by either Shift or CarLotz for a period of 90 days by written notice to the other party.
In addition, for purposes of the Merger Agreement, a “triggering event” means, with respect to Shift or CarLotz, as applicable, if: (i) such party’s board of directors or any committee thereof (A) makes a Board Recommendation Change, (B) recommends the approval, acceptance or adoption of, or approves, endorses, accepts or adopts, any alternative acquisition proposal, (C) causes or permits the applicable party or any of its subsidiaries to execute or enter into any alternative acquisition agreement or (D) resolves, agrees or publicly proposes to, or permits the applicable party or any of its subsidiaries or any representative thereof to resolve, agree or publicly propose to, take any of the foregoing actions; (ii) such party fails to include its unanimous board recommendation in this joint proxy statement/prospectus; (iii) a tender or exchange offer relating to shares of such party’s common stock is commenced and such party does not send to its securityholders, within 10 business days after the commencement of such tender or exchange offer (or, if earlier, prior to such party’s special meeting), a statement disclosing that such party recommends rejection of such tender or exchange offer and reaffirming such party’s unanimous board recommendation; (iv) such party’s board of directors or any committee thereof recommends, adopts or approves or publicly proposes to recommend, adopt or approve any acquisition proposal; or (v) such party or any of its subsidiaries materially breaches the non-solicitation or board recommendation covenants in the Merger Agreement.

Effect of Termination
If the Merger Agreement is terminated, the Merger Agreement will be of no further force or effect without any liability or obligation on the part of Shift, Merger Sub, CarLotz or any of their respective directors, officers, employees, stockholders, representatives, agents or advisors. Notwithstanding the foregoing, (i) the termination of the Merger Agreement will not relieve any party from any liability for fraud or any knowing and intentional breach of any covenant or obligation contained in the Merger Agreement and (ii) certain provisions of the Merger Agreement will survive a termination of the Merger Agreement.
Termination Fees and Expense Reimbursement
Shift or CarLotz will pay the other party, as applicable, a termination fee of $4,250,000 in cash (the “Termination Fee”) if the Merger Agreement is terminated in the following circumstances:
•
if: (A) the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of CarLotz Stockholders to adopt the Merger Agreement (as further described in the section entitled “—Termination of the Merger Agreement” above); (B) at or prior to the time of such termination, an acquisition proposal with respect to CarLotz was publicly disclosed or made and such acquisition proposal was not publicly withdrawn at least two business days prior to the CarLotz Special Meeting; and (C) within 12 months after the date of any such termination, an acquisition transaction (whether or not relating to such acquisition proposal) with respect to CarLotz is consummated or a definitive agreement providing for an acquisition transaction (whether or not relating to such acquisition proposal) with respect to CarLotz is executed; provided, however, that, for purposes of clause (C), all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%”; provided, further, that if CarLotz has actually paid the Expense Reimbursement Payment, then only the incremental amount between such payment and the Termination Fee will be payable;

•
if: (A) the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of Shift Stockholders to approve the Share Issuance (as further described in the section entitled “—Termination of the Merger Agreement” above); (B) at or prior to the time of such termination, an acquisition proposal with respect to Shift was publicly disclosed or made and such acquisition proposal was not publicly withdrawn at least two business days prior to the Shift Special Meeting; and (C) within 12 months after the date of any such termination, an acquisition transaction (whether or not relating to such acquisition proposal) with respect to Shift is consummated or a definitive agreement providing for an acquisition transaction (whether or not relating to such acquisition proposal) with respect to Shift is executed; provided, however, that, for purposes of clause (C), all references to “20%” in the definition of “acquisition transaction” will be deemed to be references to “50%”; provided, further, that, if Shift has actually paid the Expense Reimbursement Payment, then only the incremental amount between such payment and the Termination Fee shall be payable;

•
if the Merger Agreement is terminated: (i) by Shift in connection with a triggering event with respect to CarLotz (as further described in the section entitled “—Termination of the Merger Agreement” above); (ii) by CarLotz at any time at which Shift has the right to terminate the Merger Agreement in connection with a triggering event with respect to CarLotz (as further described in the section entitled “—Termination of the Merger Agreement” above); or (iii) by CarLotz in order to accept a superior offer (as further described in the section entitled “—Termination of the Merger Agreement” above); and

•
if the Merger Agreement is terminated: (i) by CarLotz in connection with a triggering event with respect to Shift (as further described in the section entitled “—Termination of the Merger Agreement” above); (ii) by Shift at any time at which CarLotz has the right to terminate the Merger Agreement in connection with a triggering event with respect to Shift (as further described in the section entitled “—Termination of the Merger Agreement” above); or (iii) by Shift in order to accept a superior offer (as further described in the section entitled “—Termination of the Merger Agreement” above).

In addition, Shift or CarLotz will pay the other party, as applicable, all of the reasonable and documented out-of-pocket expenses of the other party incurred by the other party in connection with the Merger Agreement and the Proposed Transactions in an amount not to exceed $1,210,000 (the “Expense Reimbursement Payment”) if the Merger Agreement is terminated in the following circumstances:

•
the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of CarLotz Stockholders to adopt the Merger Agreement (as further described in the section entitled “—Termination of the Merger Agreement” above), in which case CarLotz will pay the Expense Reimbursement Payment to Shift; or

•
the Merger Agreement is terminated by Shift or CarLotz in connection with the failure of Shift Stockholders to approve the Share Issuance (as further described in the section entitled “—Termination of the Merger Agreement” above), in which case CarLotz will pay the Expense Reimbursement Payment to Shift.

Expenses and Fees
Except as otherwise expressly provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Proposed Transactions shall be paid by the party incurring such expense.
Amendment and Waiver
The Merger Agreement may be amended by Shift, Merger Sub or CarLotz at any time (whether before or after the adoption of the Merger Agreement by CarLotz Stockholders); provided, however, that after any such approval of any such adoption of the Merger Agreement by CarLotz Stockholders, no amendment shall be made that by applicable law requires further approval of CarLotz Stockholders without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
The Merger Agreement provides that no party shall be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. The Merger Agreement provides that no failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merger Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
Governing Law
The Merger Agreement is governed by and will be construed and interpreted in accordance with the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware.
Specific Performance
In the event of any breach or threatened breach by any party of any covenant or obligation contained in the Merger Agreement, any non-breaching party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity): (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach. Each party to the Merger Agreement waives any requirement for the securing or posting of any bond in connection with any such remedy.

SUPPORT AGREEMENTS
Concurrently with the execution of the Merger Agreement, on August 9, 2022, Shift and CarLotz entered into (i) the Shift Support Agreements with Shift’s director and then-Chief Executive Officer George Arison (and certain of his affiliates), Shift director Tobias Russell, Threshold Ventures I Partners Fund, LLC, Threshold Ventures I, L.P., DCM Affiliates Fund VIII, L.P., DCM Ventures China Fund (DCM VIII), L.P., DCM VIII, L.P., A-Fund, L.P., and G2VP, LLC and (ii) the CarLotz Support Agreements with CarLotz Chairman Luis Solorzano, Acamar Partners Sponsor I, LLC and TRP Capital Partners, LP, in each case, in such person’s capacity as a Shift Stockholder or CarLotz Stockholder, as applicable (each such Shift Stockholder or CarLotz Stockholder, a “Supporting Stockholder”). The following summary describes certain material provisions of the Support Agreements, which copies of the form of Support Agreements are attached hereto as Annexes E-1 through E-2 and incorporated by reference herein in their entirety. The description of the Support Agreements in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Support Agreements.
Voting
Each Supporting Stockholder subject to a Shift Support Agreement has agreed that, during the term of the Shift Support Agreement, such Supporting Stockholder will vote or cause to be voted all shares of Shift Common Stock or other securities that he, she or it beneficially owns, among other things:
•	in favor of the Share Issuance;
•	in favor of the Reverse Stock Split Amendment;
•
in favor of any proposal to adjourn or postpone the Shift Special Meeting to solicit additional proxies if there are insufficient votes or shares of Shift Common Stock present to approve the Share Issuance; and

•
against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of CarLotz’s conditions under the Merger Agreement or change the voting rights of any class of shares of Shift.

Each Supporting Stockholder subject to a CarLotz Support Agreement has agreed that, during the term of the CarLotz Support Agreement, such Supporting Stockholder will vote or cause to be voted all shares of CarLotz Common Stock or other securities that he, she or it beneficially owns, among other things:
•	in favor of the Merger Agreement and the Proposed Transactions, including the Merger;
•
in favor of any proposal to adjourn or postpone the CarLotz Special Meeting to solicit additional proxies if there are insufficient votes or shares of CarLotz Common Stock present to approve the Merger Agreement and the Proposed Transactions (including the Merger); and

•
against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of CarLotz’s conditions under the Merger Agreement or (b) change the voting rights of any class of shares of CarLotz.

As of October 27, 2022, the Supporting Stockholders subject to the Shift Support Agreements beneficially owned in the aggregate approximately 11.4% of the outstanding shares of Shift Common Stock, and the Supporting Stockholders subject to the CarLotz Support Agreements beneficially owned in the aggregate approximately 24.4% of the outstanding shares of CarLotz Common Stock, respectively. The Support Agreements do not restrict the actions of the Supporting Stockholders (or their designees) in their capacities as directors or officers, as applicable, of Shift or CarLotz, respectively.
Restrictions on Transfers, Voting Trusts or Other Arrangements
Each Supporting Stockholder has also agreed that, with limited exceptions, during the term of his, her or its Support Agreement, he, she or it will not transfer any shares of Shift Common Stock or CarLotz Common Stock, as applicable, or other Shift securities or CarLotz securities, as applicable, beneficially owned or acquired by such Supporting Stockholder on or after the date of such Support Agreement. In addition, each Supporting

Stockholder has agreed that, prior to the earlier of (a) the termination of his, her or its Support Agreement and (b) the date on which the Shift Share Issuance Proposal is approved by Shift Stockholders (in the case of Supporting Stockholders subject to a Shift Support Agreement) or the date on which the CarLotz Merger Proposal is approved by CarLotz Stockholders (in the case of Supporting Stockholders subject to a CarLotz Support Agreement), such Supporting Stockholder will not, and will not permit any of its controlled affiliates to, deposit any shares of Shift Common Stock or CarLotz Common Stock, as applicable, or other Shift securities or CarLotz securities, as applicable, in a voting trust, grant any proxies with respect to such shares of common stock or other securities, or subject any of such shares of common stock or other securities to any arrangement with respect to the voting of such shares of common stock or other securities.
Termination
By its terms, each Shift Support Agreement will terminate upon the earliest to occur of: (a) the Closing; (b) the termination of the Merger Agreement in accordance with its terms; (c) the Outside Date; (d) any change to the terms of the Merger Agreement without the prior written consent of the applicable Supporting Stockholder(s) that, in a manner adverse to the interests of such Supporting Stockholder(s), (i) modifies the closing conditions set forth in Section 6 or Section 7 of the Merger Agreement, (ii) modifies the definition of “Outside Date” or (iii) modifies Section 1 of the Merger Agreement; and (e) with respect to any Supporting Stockholder, upon the mutual written consent of Shift, CarLotz and such Supporting Stockholder.
By its terms, each CarLotz Support Agreement will terminate upon the earliest to occur of: (a) the Closing; (b) the termination of the Merger Agreement in accordance with its terms; (c) the Outside Date; (d) any change to the terms of the Merger Agreement without the prior written consent of the applicable Supporting Stockholder(s) that (i) reduces the merger consideration with respect to the CarLotz Common Stock or any consideration otherwise payable with respect to the CarLotz securities beneficially owned by such Supporting Stockholder(s), (ii) changes the form of Merger Consideration or any consideration otherwise payable with respect to the CarLotz Common Stock beneficially owned by such Supporting Stockholder(s), (iii) modifies the closing conditions set forth in Section 6 or Section 7 of the Merger Agreement in a manner adverse to the interests of such Supporting Stockholder(s), (iv) modifies the definition of “Outside Date” in a manner adverse to the interests of such Supporting Stockholder(s) or (v) modifies Section 1 of the Merger Agreement in a manner adverse to such Supporting Stockholder(s); and (e) with respect to any Supporting Stockholders, upon the mutual written consent of Shift, CarLotz and such Supporting Stockholder.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE DATA
The following table summarizes per share information for (i) Shift and CarLotz on a historical basis, (ii) Shift on a pro forma combined basis giving effect to the Merger, and (iii) CarLotz on a pro forma equivalent basis based on the pro forma Exchange Ratio of 0.701787. The pro forma exchange ratio of 0.701787 reflects the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of October 21, 2022, the latest practicable date before the date of this joint proxy statement/prospectus, and is subject to change according to the mechanics of the Exchange Ratio as provided in the Merger Agreement. It has been assumed that the Merger occurred on January 1, 2021, the first day of Shift’s fiscal year ended December 31, 2021, in the case of net loss per share, and on June 30, 2022, in the case of book value per share data. The comparative historical and unaudited pro forma combined per share data does not give effect to the proposed reverse stock split of Shift Common Stock as described in the Shift Reverse Stock Split Proposal.
The following comparative historical and unaudited pro forma combined per share data is for illustrative and informational purposes only. It does not purport to indicate the results that would actually have been obtained had the Merger been completed on the assumed dates or for the periods presented, or that may be realized in the future. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.”
The following information should be read in conjunction with the consolidated financial statements and related notes of each of Shift and CarLotz that are incorporated by reference in or attached as annexes to, respectively, this joint proxy statement/prospectus and with the information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the related notes included in this joint proxy statement/prospectus.
	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Shift Technologies, Inc.
Net loss per share – basic and diluted:
Historical	$(1.37)	$(2.13)
Pro forma combined(1)	$(0.99)	$(0.48)
Book value per share of Combined Company common stock(2)
Historical	$(0.28)	N/A
Pro forma combined(1)	$0.61	N/A
CarLotz, Inc.
Net loss per share – basic and diluted:
Historical	$(0.52)	$(0.36)
Equivalent pro forma(1)(3)	$(0.69)	$(0.34)
Book value per share of Combined Company common stock(2)
Historical	$1.37	N/A
Equivalent pro forma(1)(3)	$0.43	N/A
(1)	Amounts calculated based on unaudited pro forma condensed combined financial information giving effect to the Merger.
(2)	Amounts calculated by dividing total stockholders’ equity by shares of Combined Company common stock outstanding.
(3)	Amounts calculated by multiplying unaudited pro forma combined per share amounts by the pro forma exchange ratio of 0.701787.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Merger Agreement
On August 9, 2022, Shift and Merger Sub entered into the Merger Agreement with CarLotz, pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into CarLotz, with CarLotz continuing as the surviving corporation and as a direct wholly owned subsidiary of Shift. The Proposed Transactions have been unanimously approved by each of the Shift Board and the CarLotz Board.
Consideration to CarLotz Stockholders
The Merger Agreement provides that, at the Effective Time, each issued and outstanding share of CarLotz Common Stock (other than CarLotz Common Stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift Common Stock as determined by the Exchange Ratio, rounded up to the nearest whole share for any fractional shares of Shift Common Stock that would be issued to any stockholder resulting from the calculation. The “Exchange Ratio” is equal to 0.692158; provided, however, that as of immediately prior to the Effective Time, the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift Common Stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz Common Stock basis (but excluding (1) any CarLotz Earnout Shares, (2) any CarLotz Earnout Acquiror RSUs, (3) any CarLotz Warrants, (4) any options to purchase CarLotz Common Stock that have an exercise price equal to or higher than the implied price per share of CarLotz Common Stock, determined at the Effective Time based on the Exchange Ratio, and (5) any performance-based restricted stock unit awards that will be terminated as of the Effective Time), Shift stockholders will continue to own their existing shares of Shift Common Stock following the Merger. Based on inputs as of October 21, 2022, the Exchange Ratio is equal to 0.701787.
As more fully described in the section entitled “The Merger Agreement—Treatment of CarLotz Equity Awards; CarLotz Earnout Shares; CarLotz Warrants” included in this joint proxy statement/prospectus, Shift will assume certain CarLotz equity awards and replace them with similar awards (“Replacement Equity Awards”). A portion of the estimated fair value of the Replacement Equity Awards has been recognized as Merger Consideration for the purposes of the unaudited pro forma condensed combined financial information, as further explained in Note 3 - Estimate of Merger Consideration Expected to be Transferred.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical consolidated balance sheets of Shift and CarLotz as of such date and includes adjustments that depict the accounting for the Proposed Transactions required by U.S. generally accepted accounting principles (“pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the six months ended June 30, 2022 combine the historical consolidated statements of operations of Shift and CarLotz for those periods and include adjustments that depict the effects of the pro forma balance sheet transaction accounting adjustments assuming those adjustments were made as of January 1, 2021 (“pro forma statement of operations transaction accounting adjustments”). We refer to the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments, collectively, as “Transaction Accounting Adjustments.” The unaudited pro forma condensed combined financial information does not give effect to the proposed reverse stock split of Shift Common Stock as described in the Shift Reverse Stock Split Proposal.
The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial information; (ii) Shift’s Annual Report on Form 10-K for the year ended December 31, 2021; (iii) CarLotz’s Annual Report on Form 10-K for the year ended December 31, 2021 attached as Annex F-1 to this joint proxy statement/prospectus; (iv) Shift’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022; (v) CarLotz’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 attached as Annex F-3 to this joint proxy statement/prospectus; and (vi) additional information contained in, or incorporated by reference into, this joint proxy statement/prospectus. Items (ii) and (iv) above are incorporated by reference into this joint proxy statement/prospectus.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting with Shift as the accounting acquirer in accordance with Accounting Standards

Codification Topic 805, Business Combinations, using the fair value concepts defined in Accounting Standards Codification Topic 820, Fair Value Measurement. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of Shift, the Merger Consideration and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the estimated Merger Consideration expected to be transferred of approximately $46.9 million to acquire CarLotz has been allocated to the assets acquired and assumed liabilities of CarLotz based upon preliminary estimated fair values, as if the Merger had occurred on June 30, 2022. Shift management prepared the purchase price allocation with the assistance of a third party valuation expert to calculate the fair value of certain acquired assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon Closing, including appraisals and other valuation analyses, which are expected to be completed within one year from the Closing Date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the consolidated financial position and results of operations of the Combined Company.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Proposed Transactions been completed as of the dates indicated. Since the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded at the date of the Proposed Transactions may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Combined Company.

Shift Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2022
(in thousands)
	Historical		Transaction Accounting Adjustments	Note 5	Pro Forma Combined
	Shift	CarLotz
ASSETS
Current assets:
Cash and cash equivalents	$88,482	$70,022	$(16,075)	A	$142,429
Restricted Cash	—	4,021			4,021
Marketable securities - at fair value	—	54,105			54,105
Accounts receivable, net	8,899	8,842			17,741
Inventory	136,566	31,893			168,459
Prepaid expenses and other current assets	5,140	8,854			13,994
Operating and finance lease assets, property and equipment held for sale	—	28,526			28,526
Total current assets	239,087	206,263	(16,075)		429,275
Property and equipment, net	10,131	9,642			19,773
Operating lease right-of-use assets	38,110	22,235	70	B	60,415
Capitalized website and internal use software costs, net	24,047	12,918	(9,278)	C	27,687
Goodwill	2,524	—			2,524
Other intangible assets, net	—	—	1,110	C	1,110
Restricted cash, non-current	11,800	—			11,800
Deferred borrowing costs	414	—			414
Other non-current assets	3,132	4,189			7,321
Total assets	$329,245	$255,247	$(24,173)		$560,319

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$24,049	$3,926			$27,975
Accrued expenses and other current liabilities	30,010	14,784	7,054	D, E	51,848
Current maturities of operating lease liabilities	6,663	4,445			11,108
Flooring line of credit	93,830	15,689			109,519
Operating and finance lease liabilities associated with assets held for sale	—	30,122			30,122
Total current liabilities	154,552	68,966	7,054		230,572
Long-term debt	162,341	4,216			166,557
Non-current operating lease liabilities	34,814	22,336			57,150
Other non-current liabilities	1,645	3,120			4,765
Total liabilities	353,352	98,638	7,054		459,044

Stockholders’ (deficit) equity:
Common stock	9	11	(3)	F	17
Additional paid-in capital	525,841	290,398	(242,371)	G	573,868
Accumulated deficit	(549,957)	(133,657)	211,004	H	(472,610)
Accumulated other comprehensive loss	—	(143)	143	I	—
Total stockholders’ (deficit) equity	(24,107)	156,609	(31,227)		101,275
Total liabilities and stockholders’ (deficit) equity	$329,245	$255,247	$(24,173)		$560,319

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements. Certain reclassifications have been made to the historical CarLotz financial information, as explained in Note 2 - Historical CarLotz. The transaction accounting adjustments are explained in Note 5 - Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.
Shift Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2022
(in thousands, except share and per share data)
	Historical		Transaction Accounting Adjustments	Note 6	Pro Forma Combined
	Shift	CarLotz

Net revenue	$443,312	$139,506			$582,818
Cost of sales	420,647	135,947			556,594
Gross profit	22,665	3,559	—		26,224
Operating expenses:
Selling, general and administrative expenses	122,281	57,509	(2,667)	B, E	177,123
Depreciation and amortization	4,139	4,147	(1,517)	F	6,769
Impairment expense	—	724			724
Restructuring expenses	—	10,731			10,731
Total operating expenses	126,420	73,111	(4,184)		195,347
Loss from operations	(103,755)	(69,552)	4,184		(169,123)
Change in fair value of financial instruments	—	11,429			11,429
Interest and other expense, net	(5,424)	(1,210)			(6,634)
Other income (expense)	—	(408)			(408)
Net loss before income taxes	(109,179)	(59,741)	4,184		(164,736)
Provision for income taxes	68	—		H	68
Net loss and comprehensive loss attributable to common stockholders	$(109,247)	$(59,741)	$4,184		$(164,804)
Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(1.37)				$(0.99)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	79,902,644		87,078,994	I	166,981,638
See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements. Certain reclassifications have been made to the historical CarLotz financial information, as explained in Note 2 - Historical CarLotz. The transaction accounting adjustments are explained in Note 6 - Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

Shift Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share and per share data)
	Historical		Transaction Accounting Adjustments	Note 6	Pro Forma Combined
	Shift	CarLotz

Net revenue	$636,869	$258,534			$895,403
Cost of sales	588,081	247,946			836,027
Gross profit	48,788	10,588	—		59,376
Operating expenses:
Selling, general and administrative expenses	220,055	144,199	(26,539)	A, B, C, D, E	337,715
Depreciation and amortization	5,586	3,363	(100)	F	8,849
Impairment expense	—	108			108
Total operating expenses	225,641	147,670	(26,639)		346,672
Loss from operations	(176,853)	(137,082)	26,639		(287,296)
Change in fair value of financial instruments	18,893	99,338			118,231
Bargain purchase gain	—	—	99,709	G	99,709
Interest and other expense, net	(8,082)	(1,590)			(9,672)
Other income (expense)	—	(535)			(535)
Net loss before income taxes	(166,042)	(39,869)	126,348		(79,563)
Provision for income taxes	226	10		H	236
Net loss and comprehensive loss attributable to common stockholders	$(166,268)	$(39,879)	126,348		$(79,799)
Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(2.13)				$(0.48)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	78,114,142		86,878,703	I	164,992,845
See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements. Certain reclassifications have been made to the historical CarLotz financial information, as explained in Note 2 - Historical CarLotz. The transaction accounting adjustments are explained in Note 6 - Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial information was prepared in accordance with SEC Regulation S-X Article 11 and is based on the historical financial statements of Shift and CarLotz, adjusted using the acquisition method of accounting. Shift is not currently aware of any significant accounting policy differences between Shift and CarLotz, but as further information becomes available, such policy differences may be identified and could result in significant differences from the unaudited pro forma condensed combined financial information.
The acquisition method of accounting requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Financial statements of the Combined Company issued after completion of the Merger will reflect such fair values, measured as of the Closing Date, which may be materially different than the estimated fair values included in the unaudited pro forma condensed combined financial information. In addition, the Merger Consideration transferred is measured at the Closing Date at the then-current fair value, which will likely result in Merger Consideration transferred that is different from the amount assumed in this unaudited pro forma condensed combined financial information.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to Shift in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, Shift may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Shift’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Acquisition-related transaction costs (such as advisory, legal, valuation and other professional fees) are not included as a component of the Merger Consideration transferred. Such costs are expensed as a transaction accounting adjustment to the unaudited pro forma condensed combined statements of operations. Shift and CarLotz expect to incur total acquisition-related transaction costs of approximately $16.1 million.
2. HISTORICAL CARLOTZ
Financial information of CarLotz in the “Historical CarLotz” column in the unaudited pro forma condensed combined balance sheet represents the historical consolidated balance sheet of CarLotz as of June 30, 2022. Financial information presented in the “Historical CarLotz” column in the unaudited pro forma condensed combined statements of operations represents the historical consolidated statements of operations of CarLotz for the year ended December 31, 2021 and for the six months ended June 30, 2022. Such financial information has been reclassified or classified to conform to the historical presentation in Shift’s consolidated financial statements as set forth below (in thousands). Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of CarLotz.
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Shift’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021 and unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2022. With the information currently available, Shift has determined that no significant adjustments are necessary to conform CarLotz’s consolidated financial statements to the accounting policies used by Shift in the preparation of the unaudited pro forma condensed combined financial information, except for the addition of an accounting policy for lease vehicles, net, as further discussed below.
CarLotz leases vehicles to customers with lease terms that are typically 1 – 4 years. The leases are accounted for as operating leases. Lease income is recorded on a straight line basis over the period the vehicle is rented. Depreciation on the lease vehicles is calculated using the straight-line method over the estimated useful life. Shift does not have an existing accounting policy for lease vehicles, net. Following the Merger, Shift will adopt CarLotz’s historical accounting policy, and lease vehicles, net, will be included within property and equipment on the consolidated balance sheet of the Combined Company.

The reclassification adjustments are based on currently available information and assumptions Shift management believes are, under the circumstances and given the information available at this time, reasonable and reflective of adjustments necessary to report Shift’s financial condition and results of operations as if the Merger was completed.
The Combined Company will finalize the review of accounting policies and reclassifications after the transaction closes, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
Reclassification and classification of the unaudited pro forma condensed combined balance sheet as of June 30, 2022 (in thousands):
	Prior Classification	Reclassification	Notes	After Reclassification
Accounts receivable, net	10,012	(1,170)	(1)	8,842
Other current assets	7,684	1,170	(1)	8,854
Marketable securities – at fair value	848	(848)	(2)	—
Property and equipment, net	7,044	2,598	(3)	9,642
Finance lease assets, net	2,803	(2,803)	(4)	—
Lease vehicles, net	2,598	(2,598)	(4)	—
Other assets	538	3,651	(2)(4)	4,189
Current portion of finance lease liabilities	90	(90)	(5)	—
Accrued expenses and other current liabilities	14,114	670	(5)(6)	14,784
Other current liabilities	580	(580)	(6)	—
Earnout shares liability	1,063	(1,063)	(7)	—
Merger warrants liability	1,478	(1,478)	(7)	—
Other liabilities	579	2,541	(7)	3,120
(1)	Represents the reclassification of $1.2 million from “Accounts receivable, net” to the “Other current assets” line item in the table set forth above.
(2)	Represents the reclassification of $0.8 million from “Marketable securities – at fair value” to the “Other assets” line item in the table set forth above.
(3)	Represents the reclassification of $2.6 million from “Lease vehicles, net” to the “Property and equipment, net” line item in the table set forth above.
(4)	Represents the reclassification of $2.8 million from “Finance lease assets, net” to the “Other assets” line item in the table set forth above.
(5)	Represents the reclassification of $0.1 million from “Current portion of finance lease liabilities” to the “Accrued expenses and other current liabilities” line item in the table set forth above.
(6)	Represents the reclassification of $0.6 million from “Other current liabilities” to the “Accrued expenses and other current liabilities” line item in the table set forth above.
(7)	Represents the reclassification of $1.1 million from “Earnout shares liability” and $1.5 million from “Merger warrants liability” to the “Other liabilities” line item in the table set forth above.

Reclassification and classification of the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 (in thousands):
	Prior Classification	Reclassification	Notes	After Reclassification
Selling, general and administrative expense	54,684	2,825	(1)	57,509
Stock-based compensation expense	2,825	(2,825)	(1)	—
Interest and other expense, net	—	1,210	(2)	1,210
Interest expense	1,210	(1,210)	(2)	—
Change in fair value of financial instruments liability	—	11,429	(3)	11,429
Change in fair value of Merger warrants liability	4,813	(4,813)	(3)	—
Change in fair value of earnout shares	6,616	(6,616)	(3)	—
(1)	Represents the reclassification of $2.8 million from “Stock-based compensation expense” to the “Selling, general, and administrative expense” line item in the table set forth above.
(2)	Represents the reclassification of $1.2 million from “Interest expense” to the “Interest and other expense, net” line item in the table set forth above.
(3)
Represents the reclassification of $4.8 million from “Change in fair value of Merger warrants liability” and $6.6 million from “Change in fair value of earnout shares” to the “Change in fair value of financial instruments liability” line item in the table set forth above.

Reclassification and classification of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 (in thousands):
	Prior Classification	Reclassification	Notes	After Reclassification
Selling, general and administrative expense	93,076	51,123	(1)(2)	144,199
Stock-based compensation expense	51,121	(51,121)	(1)	—
Management fee expense - related party	2	(2)	(2)	—
Interest and other expense, net	—	1,590	(3)	1,590
Interest expense	1,590	(1,590)	(3)	—
Change in fair value of financial instruments liability	—	99,338	(4)	99,338
Change in fair value of Merger warrants liability	32,733	(32,733)	(4)	—
Change in fair value of earnout shares	66,605	(66,605)	(4)	—
(1)	Represents the reclassification of $51.1 million from “Stock-based compensation expense” to the “Selling, general, and administrative expense” line item in the table set forth above.
(2)	Represents the reclassification of $0.4 million from “Other income (expense)” to the “Selling, general, and administrative expense” line item in the table set forth above.
(3)	Represents the reclassification of $1.6 million from “Interest expense” to the “Interest and other expense, net” line item in the table set forth above.
(4)
Represents the reclassification of $32.7 million from “Change in fair value of Merger warrants liability” and $66.6 million from “Change in fair value of earnout shares” to the “Change in fair value of financial instruments liability” line item in the table set forth above.

3. ESTIMATE OF MERGER CONSIDERATION EXPECTED TO BE TRANSFERRED
The following table presents a preliminary estimate of the Merger Consideration expected to be transferred at Closing to effect the Merger.
Estimated Merger Consideration Expected to be Transferred(1)
(In thousands)
Fair value of shares of Shift Common Stock to be issued to CarLotz Stockholders(1)	$45,701
Fair value of Replacement Equity Awards(2)	1,201
Estimated Merger Consideration	$46,902
(1)
The estimated Merger Consideration expected to be transferred reflected in this unaudited pro forma condensed combined financial information does not purport to represent what the actual Merger Consideration transferred will be when the Merger is completed. The estimated fair value of shares of Shift Common Stock to be issued as Merger Consideration was based on approximately 81.9 million shares of Shift Common Stock calculated in accordance with the terms of the Merger Agreement, based on 116.7 million shares of CarLotz Common Stock outstanding, including 1.8 million shares expected to be issued pursuant to accelerated vesting of certain CarLotz RSU Awards in connection with the Merger, and a pro forma exchange ratio of 0.701787, and does not give effect to the proposed reverse stock split of Shift Common Stock as described in the Shift Reverse Stock Split Proposal. The pro forma exchange ratio of 0.701787 reflects the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of October 21, 2022, the latest practicable date before the date of this joint proxy statement/prospectus, and is subject to change according to the mechanics of the Exchange Ratio as provided in the Merger Agreement. The number of shares of Shift Common Stock to be issued is subject to change based on the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of the Effective Time. The fair value of the shares of Shift Common Stock was estimated using the closing price of Shift Common Stock of $0.56 per share on October 27, 2022, the latest practicable date before the date of this joint proxy statement/prospectus. A 25% increase in the price of Shift Common Stock would increase the Merger Consideration to approximately $57.1 million, and a 25% decrease in the price of Shift Common Stock would decrease the Merger Consideration to approximately $34.3 million, both with a corresponding change in Shift’s bargain purchase gain. The market price of shares of Shift Common Stock that CarLotz Stockholders will receive in the Merger as the Merger Consideration will continue to fluctuate from the date of this joint proxy statement/ prospectus through the Effective Time, and the final valuation could differ significantly from the current estimates.
(2)
Shift has estimated the fair value of the Replacement Equity Awards for the purposes of the unaudited pro forma condensed combined financial information. The portion of the estimated fair value of the Replacement Equity Awards attributable to the pre-Merger vesting is considered as part of the Merger Consideration, while the remaining portion will be recognized as post-Merger compensation expense over the remaining vesting periods. The final values will be impacted by changes in the price of CarLotz Common Stock and the number of the CarLotz equity awards outstanding at the Closing Date and may differ materially from the current estimates.

4. ESTIMATE OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED
The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Shift in the Merger, reconciled to the estimate of Merger Consideration expected to be transferred:
(In thousands)
Book value of net assets acquired as of June 30, 2022	$156,609
Adjustments:
Identifiable intangible assets	4,750
Elimination of CarLotz’s historical capitalized software costs	(12,918)
Retention bonuses	(1,900)
Favorable and unfavorable leasehold interests	70
Bargain purchase gain	(99,709)
Net assets acquired	$46,902
The preliminary estimate of the assets to be acquired and liabilities assumed performed for the purposes of the unaudited pro forma condensed combined financial information was primarily limited to the preliminary identification and valuation of intangible assets. Estimates of fair value require management to make significant estimates and assumptions, which are preliminary and subject to change upon Closing, including appraisals and other valuation analyses, which are expected to be completed within one year from the Closing Date. The unaudited pro forma condensed combined financial information reflects a gain on bargain purchase because the estimated fair value of the identifiable net assets acquired exceeded the estimated preliminary Merger Consideration. The final fair value determinations may differ materially from the preliminary estimates reducing, increasing or eliminating the gain on bargain purchase.
The following is a discussion of the adjustments made to CarLotz’s assets and liabilities in connection with the preparation of the unaudited pro forma condensed combined financial information:
Identifiable Intangible Assets
Identifiable intangible assets acquired are finite-lived intangible assets. The fair value of intangible assets is based on Shift management’s preliminary estimates of the fair value of such assets. Estimated useful lives (where relevant for the purposes of the unaudited pro forma condensed combined financial information) are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change.
For the purposes of the unaudited pro forma condensed combined financial information, using currently available information and assumptions, which management considers reasonable, the fair value of the identifiable intangible assets and the related expected useful lives for the finite-lived intangible assets were estimated by Shift management to be as follows:

	Preliminary Fair Value (in thousands)	Estimated Useful Life (in years)
Developed technology	$3,640	3.0
Trademarks	1,110	3.0
Total	$4,750
These preliminary estimates of fair value and estimated useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. Once Shift has full access to the specifics of CarLotz’s intangible assets, additional insight will be gained that could impact: (1) the intangible assets identified; (2) the estimated total value assigned to intangible assets; and (3) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Shift only upon access to additional information and/or changes in such factors that may occur prior to the Effective Time.
On the Closing Date, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. Based on internal assessments as well as discussions with CarLotz, Shift identified the following significant intangible assets: developed technology; and trademarks.
For purposes of the unaudited pro forma combined financial information, the fair value of the trademarks and developed technology intangible assets has been determined using the relief-from-royalty method, which involves the estimation of an amount of hypothetical royalty savings enjoyed by the entity that owns the intangible asset because that entity is relieved from having to license that intangible asset from another owner. In using this method, third-party arm’s-length royalty or license agreements are analyzed. The licensing transactions selected should reflect similar risks and characteristics that make them comparable to the subject asset. The net revenue expected to be generated by the intangible asset during its expected remaining life is then multiplied by the selected royalty rate. The estimated after tax royalty stream is then discounted to present value at an appropriate rate of return to estimate the fair value of the subject intangible asset.
The estimated fair values and useful lives of identifiable intangible assets are preliminary and have been performed based on Shift management’s estimation and publicly available benchmarking data. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and the related amount of amortization may differ materially from this preliminary allocation. Any change in the valuation of intangible assets would cause a corresponding increase or decrease in the bargain purchase gain.
Inventory and Property and Equipment
CarLotz’s inventory consists of used vehicles and its property and equipment consists of leasehold improvements, computer software and equipment, furniture and fixtures, lease vehicles and internal use vehicles. For the purposes of the unaudited pro forma condensed combined financial information, no adjustment has been made to inventory or property and equipment as the carrying values of these assets are deemed to approximate their fair values. After the Closing, Shift will perform a valuation of inventory on hand and property and equipment at that time, and such valuation could result in a material difference from the preliminary estimates. Any change in the valuation of inventory and property and equipment would cause a corresponding increase or decrease in the bargain purchase gain.
Favorable and Unfavorable Leasehold Interests
As part of the allocation of the purchase price in a business combination, lease terms are compared to market terms to determine if the leases are favorable or unfavorable. Any favorable or unfavorable leasehold interests identified increase (favorable) or reduce (unfavorable) the right-of-use lease asset and are recognized over the life of the related right-of-use asset. The unaudited pro forma condensed combined financial information reflects the preliminary fair value adjustments of the favorable and unfavorable leasehold interests acquired in the Merger. Any changes in the market lease rates as of the Closing Date would cause a corresponding increase or decrease in the bargain purchase gain.

Other Assets/Liabilities
Adjustments to CarLotz’s remaining assets and liabilities may also be necessary, however at this time, Shift has limited knowledge as to the specific details and nature of those assets and liabilities necessary in order to make adjustments to those values. However, since the majority of the remaining assets and liabilities are current assets and liabilities, Shift believes that the June 30, 2022 CarLotz book values for these assets represent reasonable estimates of fair value or net realizable value, as applicable.
Bargain Purchase Gain
Bargain purchase gain is calculated as the excess of the fair value of the assets acquired and liabilities assumed over the acquisition date fair value of the Merger Consideration expected to be transferred. Gain from bargain purchase is recognized in earnings on the Closing Date.
5. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(A) Transaction Costs — To reflect the payment of estimated transaction costs of approximately $16.1 million expected to be incurred by Shift and CarLotz ($9.9 million and $6.2 million, respectively) in connection with the Merger.
(B) Leasehold Interests — To reflect the preliminary estimated fair value of the favorable and unfavorable leasehold interests acquired, determined using the income approach, which is based on a forecast of expected future cash flows discounted at an appropriate rate of return.
(C) Intangible Assets — To reflect the preliminary fair values of identifiable intangible assets acquired of $4.8 million and the elimination of CarLotz’s historical capitalized website and internal use software costs of $12.9 million. The acquired intangible assets consisted of developed technology of $3.6 million, which is included in capitalized website and internal use software costs, net on the unaudited pro forma condensed combined consolidated balance sheet, and of trademarks of $1.1 million, which is included in other intangible assets, net on the unaudited pro forma condensed combined consolidated balance sheet. The estimated fair values of identifiable intangible assets and the related useful lives are considered preliminary and are subject to change. As discussed in Note 4 - Estimate of Assets to be Acquired and Liabilities to be Assumed, the amounts that will ultimately be allocated to the identifiable intangible assets and the related amounts of amortization may differ materially from this preliminary allocation.
(D) Retention Bonuses — To accrue the incremental portion of the estimated retention bonuses payable to employees of CarLotz as set forth in the CarLotz disclosure schedule delivered to Shift concurrently with the execution of the Merger Agreement of $1.9 million for which post-acquisition employment services are not required for the employees to receive such bonuses.
(E) Severance Benefits — To accrue the amount of “double-trigger” severance payments of $5.2 million in connection with the termination of CarLotz’s Executive Officers in accordance with the terms of their employment agreements with CarLotz. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers” included in this joint proxy statement/prospectus.
(F) Common Stock — To eliminate CarLotz Common Stock and reflect the issuance of shares of Shift Common Stock to effect the Merger.
(G) Additional Paid-in Capital — To reflect the following transaction adjustments in connection with the Merger:
(In thousands)
Elimination of CarLotz historical additional paid-in capital	$(290,398)
Estimated fair value of shares of Shift Common Stock to be issued as Merger Consideration(1)	45,693
Estimated fair value of Replacement Equity Awards attributable to pre-Merger vesting(2)	1,201
Accelerated vesting of equity awards in connection with the termination of CarLotz Executive Officers(3)	1,133
Total	$(242,371)
(1)	Reflects the estimated fair value of approximately 81.9 million shares of Shift Common Stock to be issued as Merger Consideration,

based on 116.7 million basic shares of CarLotz Common Stock outstanding, including 1.8 million shares expected to be issued pursuant to accelerated vesting of certain CarLotz RSU Awards in connection with the Merger, and a pro forma Exchange Ratio of 0.701787, and does not give effect to the proposed reverse stock split of Shift Common Stock as described in the Shift Reverse Stock Split Proposal. The pro forma exchange ratio of 0.701787 reflects the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of October 21, 2022, the last practicable date before the date of this joint proxy statement/prospectus, and is subject to change according to the mechanics of the Exchange Ratio as provided in the Merger Agreement. The number of shares of Shift Common Stock to be issued is subject to change based on the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of the Effective Time. The fair value of the shares of Shift Common Stock was estimated using the closing price of Shift Common Stock of $0.56 per share on October 27, 2022, the latest practicable date before the date of this joint proxy statement/prospectus. The market price of shares of Shift Common Stock that CarLotz Stockholders will receive in the Merger as the Merger Consideration will continue to fluctuate from the date of this joint proxy statement/prospectus through the Effective Time, and the final valuation could differ significantly from the current estimates.
(2)
Reflects the estimated aggregate fair value of the Replacement Equity Awards attributable to the pre-Merger vesting, which is considered as part of Merger Consideration; see Note 3 - Estimate of Merger Consideration Expected to be Transferred for further details. The remaining portion of the estimated fair value of the Replacement Equity Awards will be recognized as compensation expense over the remaining post-Merger service periods. The actual values will be impacted by changes in the price of CarLotz Common Stock and the number of CarLotz equity awards outstanding at the Closing Date, and may differ materially from current estimates.

(3)
Reflects one-time post-combination compensation expense related to accelerated vesting of certain CarLotz equity awards in connection with the termination of CarLotz’s Executive Officers upon the Merger pursuant to “double-trigger” change of control provisions in their employment agreements with CarLotz. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers”included in this joint proxy statement/prospectus.

(H) Accumulated Deficit — To reflect the following transaction adjustments in connection with the Merger:
(In thousands)
Elimination of CarLotz’s historical accumulated deficit	$133,657
Preliminary estimate of the bargain purchase gain(1)	99,709
Estimated acquisition-related transaction costs(2)	(16,075)
Severance benefits in connection with the termination of CarLotz Executive Officers(3)	(5,154)
Accelerated vesting of equity awards in connection with the termination of CarLotz Executive Officers(4)	(1,133)
Total	$211,004
(1)
Refer to Note 4 - Estimate of Assets to be Acquired and Liabilities to be Assumed for the calculation of the preliminary fair value of assets acquired and liabilities assumed in excess of consideration transferred based on the preliminary allocation of the estimated Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of CarLotz.

(2)
Reflects estimated transaction costs of approximately $16.1 million expected to be incurred by Shift and CarLotz in connection with the Merger. None of these transaction costs were incurred prior to June 30, 2022.

(3)
Reflects the amount of “double-trigger” severance payments in connection with the termination of CarLotz’s Executive Officers in accordance with the terms of their employment agreements with CarLotz. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers” included in this joint proxy statement/prospectus.

(4)
Reflects one-time post-combination compensation expense related to accelerated vesting of certain CarLotz equity awards in connection with the termination of CarLotz’s Executive Officers upon the Merger pursuant to “double-trigger” change of control provisions in their employment agreements with CarLotz. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers” included in this joint proxy statement/prospectus.

(I) Accumulated Other Comprehensive Loss — To eliminate CarLotz’s historical accumulated other comprehensive loss.
6. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(A) Transaction Costs — To reflect estimated transaction costs of $16.1 million expected to be incurred by Shift and CarLotz ($9.9 million and $6.2 million, respectively) in the year ended December 31, 2021. These costs are not expected to affect the statements of operations beyond 12 months after the Closing Date.

(B) Stock-Based Compensation — To reflect the following adjustments to stock-based compensation expense in connection with the Merger:
	Six Months Ended June 30, 2022	Year Ended December 31, 2021
	(in thousands)
Elimination of CarLotz’s historical stock-based compensation expense	$(2,825)	$(51,121)
Stock-based compensation expense related to Replacement Equity Awards(1)	89	181
Accelerated vesting of equity awards in connection with the termination of CarLotz Executive Officers(2)	—	1,133
Total	$(2,736)	$(49,807)
(1)
To reflect post-Merger compensation expense associated with the Replacement Equity Awards. The portion of the estimated fair value of the Replacement Equity Awards attributable to the pre-Merger vesting has been included as part of the estimated Merger Consideration; see Note 3 - Estimate of Merger Consideration Expected to be Transferred for further details. The remaining portion of the estimated fair value of the Replacement Equity Awards will be recognized as compensation expense over the remaining post-Merger service periods. The actual values will be impacted by changes in the price of CarLotz Common Stock and the number of CarLotz equity awards outstanding at the Closing Date, and may differ materially from the current estimates.

(2)
To reflect one-time post-combination expense related to accelerated vesting of certain CarLotz equity awards in connection with the termination of CarLotz’s Executive Officers. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers” included in this joint proxy statement and prospectus.

(C) Retention Bonuses — To reflect the estimated retention bonuses payable to certain employees of CarLotz as set forth in the CarLotz disclosure schedule delivered to Shift concurrently with the execution of the Merger Agreement of $1.9 million for which post-acquisition employment services are not required for the employees to receive such bonuses.
(D) Severance Benefits — To reflect post-combination expense of $5.2 million related to “double-trigger” severance payments in connection with the termination of CarLotz’s Executive Officers in accordance with the terms of their employment agreements with CarLotz. For additional information, refer to the section entitled “CarLotz Change in Control and Severance Arrangements with Executive Officers” included in this joint proxy statement and prospectus. These costs are not expected to affect the statements of operations beyond 12 months after the Closing Date.
(E) Leasehold Interests Amortization — To reflect amortization of favorable and unfavorable leasehold interests acquired. The fair value of the favorable and unfavorable leasehold interests was determined using the income approach, which is based on a forecast of expected future cash flows discounted at an appropriate rate of return. The transaction accounting adjustment related to the leasehold interests amortization was $0.1 million and $0.1 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.
(F) Intangibles Amortization — To reflect the amortization of the acquired finite-lived intangible assets based on their preliminary estimated fair values and estimated average useful life and the elimination of CarLotz’s historical amortization of capitalized software costs, as presented in the table below. For the purposes of this pro forma presentation, the developed technology and trademarks intangible assets are being amortized using the straight-line method over their estimated useful lives as described in Note 4 - Estimate of Assets to be Acquired and Liabilities to be Assumed.
	Six Months Ended June 30, 2022	Year Ended December 31, 2021
	(in thousands)
Amortization of the acquired identifiable intangible assets	$792	$1,583
Elimination of CarLotz’s historical amortization of capitalized software costs	(2,309)	(1,683)
Total	$(1,517)	$(100)
(G) Bargain Purchase Gain — To reflect the bargain purchase gain, calculated as the excess of the total net assets acquired over consideration transferred (see Note 4 - Estimate of Assets to be Acquired and Liabilities to be Assumed).

(H) Income Tax — The unaudited pro forma condensed combined financial information does not reflect any adjustments for the income tax effect of the transaction accounting adjustments described above, as both companies continue to experience losses and are in a historical cumulative loss position and both companies have established valuation allowances offsetting net deferred tax assets. The income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined financial information.
(I) Number of Shares Used in Per Share Calculations — To reflect the following adjustments to the number of shares used in per share calculations:
	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Consideration shares issued(1)	81,872,669	81,872,669
Post-combination vesting of replacement RSUs(2)	5,206,325	5,006,034
Total	87,078,994	86,878,703
(1)
To reflect the issuance of approximately 81.9 million shares of Shift Common Stock per the Merger Agreement, based on 116.7 million shares of CarLotz Common Stock outstanding, including 1.8 million shares expected to be issued pursuant to accelerated vesting of certain CarLotz RSU Awards in connection with the Merger, and a pro forma Exchange Ratio of 0.701787, and does not give effect to the proposed reverse stock split of Shift Common Stock as described in the Shift Reverse Stock Split Proposal. The pro forma exchange ratio of 0.701787 reflects the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of October 21, 2022, the last practicable date before the date of this joint proxy statement/prospectus, and is subject to change according to the mechanics of the Exchange Ratio as provided in the Merger Agreement. The number of shares of Shift Common Stock to be issued is subject to change based on the number of shares of Shift Common Stock and CarLotz Common Stock outstanding as of the Effective Time. The impact of potential shares associated with the Replacement Equity Awards issued as part of the Merger is anti-dilutive for all periods presented.

(2)
To reflect post-combination vesting of replacement RSUs. The adjustment gives effect to the replacement RSU awards issued to CarLotz stockholders that are expected to vest within 18 months of the acquisition date. The number of RSUs vesting is subject to change based on the number of unvested awards and remaining vesting time as of the Effective Date.

INTERESTS OF SHIFT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
Other than as set forth below and with respect to continued service for, employment by and the right to continued indemnification by the Combined Company, as of the date of this joint proxy statement/prospectus, Shift directors and executive officers do not have interests in the Merger that are different from, or in addition to, the interests of other Shift Stockholders generally. The Shift Board was aware of and considered these factors, among other matters, in reaching its determination that the terms of the Merger Agreement and the Merger are fair to and in the best interests of Shift and the Shift Stockholders, approving and declaring advisable the Merger Agreement, the Proposed Transactions (including the Merger and the Share Issuance) and the Reverse Stock Split Amendment, and recommending that Shift Stockholders approve the Shift Share Issuance Proposal and Shift Reverse Stock Split Proposal. See the sections entitled “The Merger—Background of the Merger” and “The Merger—Shift’s Reasons for the Merger and Recommendation of the Shift Board.”
Pursuant to the Merger Agreement, Shift and CarLotz have agreed that, prior to the Effective Time, all necessary action will be taken such that the Combined Company’s board of directors will be increased from nine to 10 members. Five of the members of the Combined Company’s board of directors will be members of the current Shift Board, and three of the members of the Combined Company’s board of directors will be members of the current CarLotz Board (Messrs. Solorzano and Skinner and Ms. Sheehy). The remaining two spots on the Combined Company’s board of directors will be held by the then-serving Chief Executive Officer of the Combined Company and one independent director to be mutually agreed upon between Shift and CarLotz.
Quantification of Payments and Benefits to Shift’s Named Executive Officers in Connection with the Merger
Shift is required to provide disclosure under Item 402(t) of SEC Regulation S-K in this joint proxy statement/prospectus regarding any agreement or understanding between Shift and its named executive officers concerning any type of compensation that is based on or otherwise relates to the completion of the Merger. As of the date of this disclosure, none of Shift’s named executive officers are party to or participate in any plan, program, arrangement or understanding that provides for any payment, benefit or other compensation that is based on or otherwise relates to the completion of the Merger. The Proposed Transactions will not be a “change in control,” “change of control” or term of similar meaning for purposes of Shift’s executive compensation and benefit plans.
For purposes of this disclosure, Shift’s “named executive officers” are George Arison, Toby Russell, Jeff Clementz, Oded Shein and Sean Foy.

INTERESTS OF CARLOTZ DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendations of the CarLotz Board, CarLotz Stockholders should be aware that CarLotz directors and executive officers may have interests in the Merger, including financial interests, that may be different from, or in addition to, the interests of CarLotz Stockholders generally. These interests are described in more detail below and, with respect to certain CarLotz executive officers, are quantified under “—Quantification of Payments and Benefits to CarLotz Executive Officers.” The CarLotz Board was aware of and considered these interests, among other matters, in reaching its determination that the Merger is fair to and in the best interests of CarLotz and CarLotz Stockholders, approving and declaring advisable the Merger Agreement and the Proposed Transactions, including the Merger, and recommending that CarLotz Stockholders approve the CarLotz Merger Proposal. See the sections entitled “The Merger—Background of the Merger” and “The Merger—CarLotz’s Reasons for the Merger and Recommendation of the CarLotz Board. The Closing is expected to constitute a “change in control” (or similar phrase) for purposes of each of CarLotz’s compensation plans and agreements, if applicable.
CarLotz Executive Officers
CarLotz’s current executive officers are:
•	Lev Peker, Chief Executive Officer
•	Ozan Kaya, President
•	Eugene Kovshilovsky, Chief Technology Officer
•	Thomas W. Stoltz, Chief Financial Officer
•	Elizabeth Sanders, Chief Administrative Officer
CarLotz had various management changes this year, and the named executive officers who were included in CarLotz’s most recent annual proxy statement, listed below, are no longer employed by CarLotz.
•	Michael W. Bor, former Chief Executive Officer through March 16, 2022
•	John W. Foley II, former Chief Operating Officer through April 8, 2022
•	Daniel A. Valerian, former Chief Technology Officer through April 15, 2022
CarLotz is treating Messrs. Peker, Kaya, Kovshilovsky, Bor, Foley and Valerian as named executive officers for purposes of this disclosure. Messrs. Bor, Foley and Valerian do not have any interests in the Merger that differ from the interests of CarLotz Stockholders generally.
Treatment of CarLotz Equity Awards
CarLotz Stock Options
As of October 27, 2022, there were outstanding awards of CarLotz options to purchase an aggregate of 5,425,722 shares of CarLotz Common Stock (“CarLotz Options”), of which 1,267,147 shares were subject to CarLotz options held by CarLotz’s current executive officers. As of the same date, none of CarLotz’s non-employee directors held any CarLotz options. Pursuant to the Merger Agreement, at the Effective Time, each CarLotz option that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested (each, an “Assumed Stock Option”), will cease to represent a right to acquire shares of CarLotz Common Stock and will be assumed by Shift and converted automatically into an option to purchase shares of Shift Common Stock (each, a “Shift Stock Option”) on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Stock Option immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to such Shift Stock Option will be equal to the product of (x) the number of whole shares of CarLotz Common Stock subject to such Assumed Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio (with any resulting fractional share rounded down to the nearest whole share) and (ii) the per share exercise price will be equal to the quotient determined by dividing (x) the per share exercise price of the Assumed Stock Option as of immediately prior to the Effective Time by (y) the Exchange Ratio (with any resulting fractional cent rounded up to the nearest whole cent).
Any remaining unvested CarLotz options granted prior to the merger of CarLotz, Inc. with Acamar Partners Acquisition Corp. (the “2021 Merger”) will vest at the Effective Time pursuant to their terms and convert into vested Shift Stock Options. No CarLotz executive officers hold such unvested options. All CarLotz options granted following the 2021 Merger are subject to double-trigger vesting upon a termination of employment by CarLotz without cause following the Merger, and the Shift Stock Options that convert from such options will retain such double-trigger acceleration feature.
CarLotz Restricted Stock Units
As of October 27, 2022, there were outstanding awards of CarLotz restricted stock units (excluding CarLotz Earnout Acquiror RSUs, each, a “CarLotz RSU Award”) covering an aggregate of 2,569,356 shares of CarLotz Common Stock, of which 1,565,777 shares were subject to CarLotz RSU Awards held by CarLotz’s non-employee directors and 294,964 shares were subject to CarLotz RSU Awards held by CarLotz’s executive officers.
Pursuant to the Merger Agreement, each CarLotz RSU Award that is outstanding as of immediately prior to the Effective Time that is or becomes vested at the Effective Time pursuant to its terms (including all CarLotz RSU Awards held by CarLotz directors) will automatically be cancelled and converted into the right to receive a number of shares of Shift Common Stock equal to the product of (i) the number of vested whole shares of CarLotz Common Stock subject to such CarLotz RSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio, less applicable withholding tax, except that any payment in respect of any such CarLotz RSU Award that constitutes “deferred compensation” subject to Section 409A of the Code will be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A of the Code.
Pursuant to the Merger Agreement, each other CarLotz RSU Award that is outstanding as of immediately prior to the Effective Time (each an “Assumed RSU Award”) will be assumed by Shift and converted automatically into an award of time-based vesting restricted stock units relating to Shift Common Stock (each, a “Shift RSU Award”) on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed RSU Award immediately prior to the Effective Time, except covering a number of shares of Shift Common Stock equal to the product of (i) the number of unvested whole shares of CarLotz Common Stock subject to the Assumed RSU Award immediately prior to the Effective Time and (ii) the Exchange Ratio (with any resulting fractional share rounded down to the nearest whole share).
All CarLotz RSU Awards are subject to double-trigger vesting upon a termination of employment by CarLotz without cause following the Merger, and the Shift RSU Awards will have such double-trigger acceleration feature. For information on accelerated vesting of CarLotz RSU Awards in the event of a termination of employment of the CarLotz executive officers, see the section entitled “—CarLotz Change in Control and Severance Arrangements with Executive Officers” below.
The CarLotz RSU Awards that were held by Mr. Peker, Mr. Kaya and Mr. Kovshilovsky were settled on October 16, 2022 in the form of restricted shares of CarLotz Common Stock with identical vesting provisions as the respective CarLotz RSU Award. The restricted shares will accelerate upon the termination of employment of the executives upon the Closing of the Merger.
CarLotz Performance-Based Restricted Stock Units
Each of Mr. Peker, Mr. Kaya and Mr. Kovshilovsky holds outstanding CarLotz performance-based restricted stock unit awards (each, a “CarLotz PSU Award”) granted as awards for inducement of employment. Vesting of such awards is subject to both continued service and the achievement of certain volume-weighted average CarLotz Common Stock prices over a 20-trading day period. One-third of each executive’s CarLotz PSU Award is scheduled to vest if and when CarLotz achieves a 20-trading day volume-weighted average CarLotz Common Stock price of $4.00, one-third of each executive’s CarLotz PSU Award is scheduled to vest if and when CarLotz achieves a 20-trading day volume-weighted average CarLotz Common Stock price of $8.00, and one-third of each executive’s CarLotz PSU Award is scheduled to vest if and when CarLotz achieves a 20 trading day volume-weighted average CarLotz Common Stock price of $12.00, in each case within 10 years from the date of grant. Mr. Peker holds CarLotz PSU Awards covering 3,500,000 shares of CarLotz Common Stock, Mr. Kaya hold CarLotz PSU Awards covering 1,100,000 shares of CarLotz Common Stock, and Mr. Kovshilovsky holds CarLotz PSU Awards covering 500,000 shares of CarLotz Common Stock.
As described further below, the executives’ employment agreements provide for double-trigger vesting of their CarLotz PSU Awards upon certain terminations of employment following a change in control, based on the CarLotz Common Stock price on the date of termination of employment. However, each executive has signed a letter in which he has agreed to forfeit his CarLotz PSU Awards as of immediately prior to the Effective Time.

CarLotz Earnout Restricted Stock Units
As of October 27, 2022, there were outstanding awards of CarLotz Earnout Acquiror RSUs covering an aggregate of 152,339 shares of CarLotz Common Stock, of which none were held by CarLotz’s non-employee directors and 41,887 shares were subject to CarLotz Earnout Acquiror RSUs held by CarLotz’s executive officers. One half of each such award is scheduled to vest if and when CarLotz achieves a closing CarLotz Common Stock price of $12.50 for any 20 trading days within a 30-trading day period, and the other half of each such award is scheduled to vest if and when CarLotz achieves a closing CarLotz Common Stock price of $15.00 for any 20 trading days within a 30-day trading period. All of the CarLotz Earnout Acquiror RSUs are subject to acceleration of vesting upon a change in control if the per share price of CarLotz Common Stock is at least $10.00. The CarLotz Earnout Acquiror RSUs will expire on January 21, 2026.
Pursuant to the Merger Agreement, at the Effective Time, each CarLotz Earnout Acquiror RSU that is outstanding as of immediately prior to the Effective Time (each, an “Assumed CarLotz Earnout Acquiror RSU”) will be assumed by Shift and converted automatically into a right to receive Shift Common Stock on the same terms and conditions (including applicable vesting provisions) as applied to such CarLotz Earnout Acquiror RSUs immediately prior to the Effective Time, except that (i) the number of shares of Shift Common Stock subject to such Assumed CarLotz Earnout Acquiror RSU will be equal to the product of (x) the number of shares of CarLotz Common Stock subject to such Assumed CarLotz Acquiror RSU immediately prior to the Effective Time and (y) the Exchange Ratio (with any resulting fractional share rounded down to the nearest whole share) and (ii) threshold closing share price of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU shall be adjusted to a threshold closing share price of Shift Common Stock determined by dividing (x) the threshold closing share prices of the CarLotz Common Stock applicable to such Assumed CarLotz Earnout Acquiror RSU as of immediately prior to the Effective Time by (y) the Exchange Ratio (with any resulting fractional cent rounded up to the nearest whole cent).
For information on accelerated vesting of CarLotz Earnout Acquiror RSUs in the event of a termination of employment of CarLotz executive officers, see the section entitled “—CarLotz Change in Control and Severance Arrangements with Executive Officers” below. No employees other than CarLotz executive officers are entitled to any double-trigger vesting of CarLotz Earnout Acquiror RSUs.
The following table sets forth the number of shares of CarLotz Common Stock underlying outstanding unvested CarLotz options, CarLotz RSU Awards or restricted shares of CarLotz Common Stock and CarLotz Earnout Acquiror RSUs that would be held by CarLotz’s directors and executive officers as of December 31, 2022 (taking into account any vesting of their outstanding awards that occurs prior to such date) and the value of such awards as of such date, assuming the Merger closes on such date and assuming that the relevant price per share of CarLotz Common Stock is $0.60, which is the average closing price per share of CarLotz Common Stock on the five trading days following August 9, 2022, on which day the Merger was announced:
Director and Executive Officer Unvested Equity Awards Summary Table(5)
Executive Officers	Unvested CarLotz RSU Awards or Restricted Shares (#)(1)(2)	Unvested CarLotz RSU Awards or Restricted Shares ($)	Unvested CarLotz Earnout Acquiror RSUs (#)(3)	Unvested CarLotz Earnout RSUs ($)	Unvested CarLotz Stock options (#)(4)	Unvested Stock options ($)	Estimated Total Cash Value of CarLotz Equity Awards
Lev Peker	2,834,625	$1,700,775	0	$0	0	$0	$1,700,775
Ozan Kaya	1,100,000	$660,000	0	$0	0	$0	$660,000
Eugene Kovshilovsky	600,000	$360,000	0	$0	0	$0	$360,000
Thomas W. Stoltz	172,560	$103,536	0	$0	452,519	$0	$103,536
Elizabeth Sanders	105,321	$63,193	41,887	$0	151,833	$0	$63,193
Luis Solorzano	217,665	$130,599	0	$0	0	$0	$130,599
Linda B. Abraham	217,665	$130,599	0	$0	0	$0	$130,599
Steven G. Carrel	217,665	$130,599	0	$0	0	$0	$130,599
Nanxi Liu	259,787	$155,872	0	$0	0	$0	$155,872
David R. Mitchell	217,665	$130,559	0	$0	0	$0	$130,599
Kimberly H. Sheehy	217,665	$130,559	0	$0	0	$0	$130,599
James E. Skinner	217,665	$130,559	0	$0	0	$0	$130,599

(1)
For Mr. Peker, includes 680,000 restricted shares of CarLotz Common Stock converted from a 2022 annual CarLotz RSU Award vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years, and 2,820,000 restricted shares of CarLotz Common Stock converted from a sign-on time-based CarLotz RSU Award to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity. As of October 16, 2022, the date which the conversion took place, the sign-on CarLotz RSU Award had vested with respect to 376,417 shares of CarLotz Common Stock. As of October 27, 2022, a further 201,501 restricted shares of CarLotz Common Stock had vested. An additional 87,458 restricted shares of CarLotz Common Stock will vest between the date of this joint proxy statement/prospectus and December 31, 2022, subject to Mr. Peker’s continued employment through the applicable vesting date. For Mr. Kaya, includes 1,100,000 restricted shares of CarLotz Common Stock converted from a sign-on time based CarLotz RSU Award vesting, subject to Mr. Kaya’s continued employment through the applicable vesting date, in equal annual installments over four years. For Mr. Kovshilovsky, includes 600,000 restricted shares of CarLotz Common Stock converted from a sign-on time based CarLotz RSU Award, vesting subject to Mr. Kovshilovsky’s continued employment through the applicable vesting date in equal annual installments over four years.

Mr. Stoltz, as of October 27, 2022, held: (i) 51,250 CarLotz RSU Awards, which vest in three equal annual installment beginning November 30, 2022, of which 34,167 will remain unvested as of December 31, 2022; and (ii) 138,393 CarLotz RSU Awards granted March 17, 2022, which vest in equal installments on the first three anniversaries of the grant date. Ms. Sanders, as of October 27, 2022, held: (i) 4,130 CarLotz RSU Awards, which vest in three equal installments on January 21, 2023, January 21, 2024 and January 21, 2025; and (ii) 101,191 CarLotz RSU Awards, granted on March 17, 2022, which vest in equal installments on the first three anniversaries of the grant date. All CarLotz RSU Awards described in this section vest subject to the executive officer’s continued employment through the applicable vesting date.
(2)
Each of Messrs. Solorzano, Carrel, Mitchell and Skinner and Mses. Abraham and Sheehy was granted the number of unvested CarLotz RSU Awards shown in the table at the most recent CarLotz annual meeting. Ms. Liu was granted the number of unvested CarLotz RSU Awards shown in the table upon joining the CarLotz Board. These CarLotz RSU Awards are scheduled to vest in their entirety on the earlier of: (i) the day immediately preceding the date of the first annual meeting of CarLotz Stockholders following the date of grant; and (ii) the first anniversary of the date of grant. Each such CarLotz RSU Award will vest at the Effective Time, subject to the CarLotz director’s continued services through such date. Sarah Kauss was a member of the CarLotz Board through July 2, 2022 and was issued 217,655 CarLotz RSU Awards at the most recent CarLotz annual meeting under the same terms as those described above, but these CarLotz RSU Awards were forfeited upon her exit. Ms. Kauss no longer holds any interest in the Merger that differs from CarLotz stockholders generally.

(3)	Ms. Sanders was granted CarLotz Earnout Acquiror RSUs in connection with the 2021 Merger.
(4)
Mr. Stoltz, as of October 27, 2022, held: (i) 379,625 unvested CarLotz options with an exercise price of $11.35 granted in connection with the 2021 Merger, which vest and become exercisable in three equal installments on November 30, 2022, November 30, 2023 and November 30, 2024; and (ii) 199,434 unvested CarLotz options with an exercise price of $1.68 granted on March 17, 2022, which vest and become exercisable in equal installments on the first three anniversaries of the grant date. Ms. Sanders as of October 27, 2022, held: (i) 6,010 unvested CarLotz options with an exercise price of $11.35 granted in connection with the 2021 Merger, which vest and become exercisable in equal installments on January 21, 2023, January 21, 2024 and January 21, 2025; and (ii) 145,823 unvested CarLotz options with an exercise price of $1.68 granted on March 17, 2022, which vest and become exercisable in equal installments on the first three anniversaries of the grant date. These options are not in-the-money given the assumed CarLotz Common Stock price of $0.60. All CarLotz options described in this footnote vest subject to the executive officer’s continued employment through the applicable vesting date.

(5)
Messrs. Peker, Kaya and Kovshilovsky were each granted a sign-on CarLotz PSU Award in connection with their start of employment. One-third of each executive’s CarLotz PSU Awards is scheduled to vest if and when CarLotz achieves a 20-trading day volume-weighted average CarLotz Common Stock price of $4.00, one-third of each executive’s CarLotz PSU Awards is scheduled to vest if and when CarLotz achieves a 20-trading day volume-weighted average CarLotz Common Stock price of $8.00, and one-third of each executive’s CarLotz PSU Awards is scheduled to vest if and when CarLotz achieves a 20-trading day volume-weighted average CarLotz Common Stock price of $12.00, in each case within 10 years from the date of grant. These CarLotz PSU Awards will be unvested at the time of the Merger, given the assumed CarLotz Common Stock price of $0.60 per share. As noted above, Mr. Peker, Mr. Kaya and Mr. Kovshilovsky have agreed to forfeit their CarLotz PSU Awards in connection with the Merger.

New Compensation Arrangements with the Combined Company
Any CarLotz executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to the Combined Company or the Surviving Corporation may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by the Combined Company. As of the date of this joint proxy statement/prospectus, no compensation arrangements between such persons and Shift or its affiliates have been established.
None of CarLotz’s current executive officers are expected to continue to serve as executive officers or otherwise remain employed with the Combined Company.
Mr. Kaya is expected to provide consulting services to the Combined Company as an independent contractor through March 23, 2023.
Employee Benefit Matters
The Merger Agreement provides that, for a period of 12 months following the Closing Date (the “continuation period”), the Combined Company will, or will cause the Surviving Corporation to, provide each CarLotz employee who continues to be employed by the Combined Company, the Surviving Corporation or their subsidiaries during such 12-month period with annual base salary or wages, bonus opportunities, equity-based incentive compensation opportunities and other employee benefits that are, in the aggregate, substantially equivalent to those provided to similarly situated employees of the Combined Company and its subsidiaries (other than the Surviving Corporation and its subsidiaries).
Furthermore, for the continuation period, the Combined Company will, or will cause the Surviving Corporation to, provide severance benefits to continuing employees whose employment is terminated in the continuation period that are no less favorable than the severance benefits that would be provided to any similarly situated employee of the Combined Company or its subsidiaries (other than the Surviving Corporation and its subsidiaries).
Each continuing employee will receive service credit for service accrued or deemed accrued on or prior to the Effective Time for purposes of each Combined Company benefit plan providing severance and vacation or paid time-off benefits.
CarLotz Change in Control and Severance Arrangements with Executive Officers
Each CarLotz executive officer is party to an employment agreement with CarLotz. These employment agreements provide for certain severance benefits in the event of termination of employment under qualifying circumstances.
Lev Peker and Ozan Kaya
Pursuant to the employment agreements between CarLotz and each of Mr. Peker and Mr. Kaya, if during the 12-month period following the Merger, (i) the Surviving Corporation terminates the executive’s employment without cause (as defined below) or (ii) the executive resigns for good reason (as defined below), then Surviving Corporation will provide the executive with the following severance benefits:
•	a lump-sum cash payment equal to the sum of the executive’s annual base salary and his target annual bonus for the year in which the termination occurred;
•
if not yet paid, the executive’s sign-on bonus, which is equal to 150% of annual base salary for Mr. Peker and 100% of annual base salary for Mr. Kaya, to be paid in April 2023 (its originally scheduled payment date);

•
if not yet paid, a pro-rated portion of the executive’s annual bonus for the bonus period of termination, based on actual performance as determined by the Surviving Corporation’s board of directors in good faith, paid at the originally scheduled time (Mr. Peker and Mr. Kaya’s existing bonus periods run from the executives’ April employment start dates through April 2023, and their future bonus periods beginning January 1, 2023 are calendar year periods so that there is an overlapping bonus period in early 2023);

•
accelerated vesting of all of the executive’s outstanding equity awards, with performance-based equity awards vesting based on actual performance (as noted above, the executives agreed to forfeit their CarLotz PSU Awards upon the Closing); and

•	Surviving Corporation-paid premiums for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to 12 months following termination.
The severance benefits under the employment agreements are subject to the executive’s execution and non-revocation of a release of claims in favor of CarLotz and his continued compliance with certain restrictive covenants, including covenants relating to confidentiality, invention assignment, non-disparagement and non-solicitation of employees and consultants, that apply for a period of one year after termination of employment.
For purposes of the employment agreements, cause means: (i) the executive’s commission of any act or omission that results in, or is reasonably expected in good faith to result in, a conviction of (or plea of no contest or nolo contendere to) any felony (other than in connection with a traffic violation that does not result in imprisonment) under any state, federal or foreign law or any crime involving moral turpitude or dishonesty or that would reasonably be expected to cause material reputational or other material harm or damage to CarLotz; (ii) the executive’s commission of an act of fraud, embezzlement, misappropriation of funds, material malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against CarLotz; (iii) any willful, material damage to any material property of CarLotz by the executive; (iv) the executive’s willful, intentional and repeated failure to substantially perform the executive’s material job functions under the employment agreement (other than any such failure resulting from the executive’s disability or during periods of illness) or (for Mr. Kaya only) failure to carry out a directive of the Chief Executive Officer of CarLotz, which failure has not been cured (or cannot be cured) within 30 days after CarLotz gives written notice to the executive regarding such failure; (v) the executive’s breach of any policy causing material reputational or other material harm or damage to CarLotz, which breach has not been cured (or cannot be cured) within 30 days after CarLotz gives written notice to the executive regarding such breach; (vi) the executive’s unlawful use (including being under the influence) of illegal drugs or continued excessive use of alcohol, in each case, that materially impairs the executive’s ability to perform the executive’s duties contemplated under the employment agreement; (vii) any grossly negligent or reckless act by the executive resulting in or causing material reputational or other material harm or damage to CarLotz; or (viii) the executive’s material breach of his employment agreement, his loyalty agreement with CarLotz or any other written agreement between the executive and CarLotz and failure to cure such breach (if capable of cure) within 30 days after CarLotz gives written notice to the executive regarding such breach.
For purposes of Mr. Peker’s employment agreement, good reason means: (i) a material reduction in Mr. Peker’s base salary, except in connection with an across-the-board reduction for all executives of less than 10%, or a material reduction in Mr. Peker’s target bonus; (ii) a material diminution in Mr. Peker’s duties, authority or responsibilities, including any requirement that he report directly to anyone other than the CarLotz Board or the assignment to Mr. Peker of any duties, authority or responsibilities that are materially inconsistent with his position as CarLotz Chief Executive Officer; (iii) the failure of the CarLotz Board to nominate Mr. Peker for election or re-election as a member of the CarLotz Board and to continue to take such action as may be necessary to appoint or elect Mr. Peker to serve as a member of the CarLotz Board, to the extent not prohibited by legal or regulatory requirements; or (iv) a material breach by CarLotz of Mr. Peker’s employment agreement or any other written agreement with Mr. Peker.
For purposes of Mr. Kaya’s employment agreement, good reason means: (i) a material reduction in Mr. Kaya’s base salary, except in connection with an across-the-board reduction for all executives of less than 10%, or a material reduction in Mr. Kaya’s target bonus; (ii) a material diminution in Mr. Kaya’s duties, authority or responsibilities; or (iii) any material breach by CarLotz of the employment agreement or any other agreement between Mr. Kaya and CarLotz.
If any payments or benefits would otherwise be subject to the excise tax in connection with Section 280G of the Code under Section 4999 of the Code, each employment agreement provides that the payments and benefits will be reduced if and to the extent that such reduction results in a greater after-tax benefit to the executive.
Eugene Kovshilovsky, Thomas W. Stoltz and Elizabeth Sanders
Pursuant to the employment agreements between CarLotz and each of Mr. Kovshilovsky, Mr. Stoltz and Ms. Sanders, if during the 12-month period following the Merger, (i) the Surviving Corporation terminates the relevant executive officer’s employment without cause (as defined below) or (ii) the relevant executive officer resigns for good reason (as defined below), then Surviving Corporation will provide the executive with the following severance benefits:
•	a lump-sum cash payment equal to of the executive’s annual base salary;
•	if not yet paid, a pro-rated portion of the executive’s annual bonus for the year of termination, based on actual performance, paid at the originally scheduled time in the following year;
•	accelerated vesting of all of the executive’s outstanding equity awards, with performance-based equity awards vesting based on actual performance; and
•	Surviving Corporation-paid premiums for continued coverage under COBRA for up to 12 months following termination.
The severance benefits under the employment agreements are subject to the relevant executive officer’s execution and non-revocation of a release of claims in favor of CarLotz and their continued compliance with certain restrictive covenants, including covenants relating to confidentiality, invention assignment, non-disparagement and non-solicitation of employees and consultants that apply for a period of one year after termination of employment. Ms. Sanders and Mr. Stoltz are also subject to one-year post-termination non-competition covenants.

For purposes of these executive officers’ employment agreements, cause is defined as in Mr. Kaya’s employment agreement. Good reason means: (i) a material reduction in the executive officer’s annual base salary, except in connection with an across-the-board reduction for all executives of less than 10%, or a material reduction in the executive’s target bonus; (ii) a material breach by CarLotz of the employment agreement or any other written agreement with the executive officer; or (iii) for Mr. Kovshilovsky only, a material diminution in duties, authority or responsibilities.
If any payments or benefits would otherwise be subject to the excise tax in connection with Section 280G of the Code under Section 4999 of the Code, each employment agreement provides that the payments and benefits will be reduced if and to the extent that such reduction results in a greater after-tax benefit to the executive.
Quantification of Payments and Benefits to CarLotz Named Executive Officers
The following information, table and the related footnotes present information about the compensation payable to CarLotz named executive officers in connection with the Merger.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits (on a pre-tax basis) that each CarLotz named executive officer could receive that are based on or otherwise relate to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, such term is used to describe the Merger-related compensation payable to CarLotz named executive officers. The table uses the following assumptions:
•	the Closing occurring on December 31, 2022 (which is the assumed date solely for purposes of this joint proxy statement/prospectus, including this golden parachute compensation disclosure);
•
the CarLotz named executive officers who currently remain in employment having a qualifying termination of employment that results in severance benefits becoming payable under the relevant named executive officer’s employment agreement, in each case, without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G under Section 4999 of the Code;

•	equity awards that are outstanding as of December 31, 2022, assuming that the CarLotz named executive officer remains in continuous service through December 31, 2022; and
•
a price per share of CarLotz Common Stock of $0.60, the average closing market price of a share of CarLotz Common Stock over the first five business days following the public announcement of the Merger on August 9, 2022.

The narrative and tables that follow are estimates based on multiple assumptions that may or may not actually occur. Accordingly, the actual amounts, if any, to be received by a CarLotz named executive officer may differ from the amounts set forth below.
As noted above, Messrs. Bor, Foley and Valerian do not have any interests in the Merger that differ from the interests of CarLotz Stockholders generally, so the table does not include any information for these individuals.
Golden Parachute Compensation
Name	Cash ($)(1)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
Lev Peker	3,036,164	1,700,775	15,600	4,752,539
Ozan Kaya	1,631,014	660,000	—	2,291,014
Eugene Kovshilovsky	487,233	360,000	15,600	862,833
(1)
For the continuing CarLotz named executive officers, reflects the amount of “double-trigger” cash severance payments to which the named executive officer may become entitled under his employment agreement with CarLotz. The amount becomes payable if CarLotz terminates the named executive officer’s employment without cause or if the named executive officer resigns with good reason, in either case, during the 12 months following the Merger, subject to the named executive officer’s timely execution and non-revocation of a release of claims in favor of CarLotz and continued compliance with certain restrictive covenants, including covenants relating to confidentiality, invention assignment and non-solicitation of employees. For additional information regarding the severance benefits payable to these named executive officers, see the section entitled “—CarLotz Change in Control and Severance Arrangements with Executive Officers” above.
(2)	The table below shows the breakdown of cash payments to the CarLotz named executive officers:
Named Executive Officer	Severance ($)(a)	Sign-On Bonus ($)(b)	Prorated Target Annual Bonus ($)(c)	Total ($)
Lev Peker	1,500,000	900,000	636,164	3,036,164
Ozan Kaya	880,000	440,000	311,014	1,631,014
Eugene Kovshilovsky	360,000	0	127,233	487,233
(a)	Represents a lump-sum payment equal to the sum of the executive’s annual base salary and target bonus, for Messrs. Peker and Kaya, and the executive’s annual base salary, for Mr. Kovshilovsky.
(b)
Represents, for each of Messrs. Peker and Kaya, if not yet paid, the executive’s sign-on bonus that was provided for in his employment agreement, which is equal to 150% of annual base salary for Mr. Peker and 100% of annual base salary for Mr. Kaya. The sign-on bonus will be paid in April 2023, which is its originally scheduled payment date.

(c)
Each executive is entitled to a pro-rated portion of the executive’s annual bonus for the bonus period of termination, based on actual performance, paid at the originally scheduled time pursuant to the respective employment agreements. For purposes of this table, we have included the executives’ annual target bonuses.

(3)
Represents double-trigger vesting of time-based equity awards payable under the same conditions as the cash severance described above (as noted above, the executives agreed to forfeit these CarLotz PSU Awards upon the Closing). For more detail on the unvested CarLotz equity awards held by the CarLotz named executive officers, see the section entitled “—Executive Officer Unvested Equity Award Table” above.

(4)
Represents Surviving Corporation-paid premiums for continued coverage under COBRA for up to 12 months following termination payable as a double-trigger benefit under the same conditions as the cash severance described above.

Membership on the Combined Company Board
Pursuant to the Merger Agreement, Shift and CarLotz have agreed that, prior to the Effective Time, all necessary action will be taken such that the Combined Company’s board of directors will be increased from nine to 10 members. Five of the members of the Combined Company’s board of directors will be members of the current Shift Board, and three of the members of the Combined Company’s board of directors will be members of the current CarLotz Board (Messrs. Solorzano and Skinner and Ms. Sheehy). The remaining two spots on the Combined Company’s board of directors will be held by the then-serving Chief Executive Officer of the Combined Company and one independent director to be mutually agreed upon between Shift and CarLotz.
Insurance and Indemnification Interests of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, CarLotz directors and officers will be entitled to certain ongoing indemnification rights. In addition, CarLotz will purchase, prior to the Effective Time, a six year “tail” prepaid directors’ and officers’ liability insurance policy covering CarLotz directors and officers, which the Combined Company is required to maintain in effect. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification and Insurance.”

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of CarLotz Common Stock. This discussion is limited to U.S. holders and does not address any tax consequences arising under U.S. federal non-income tax or the laws of any state, local or foreign jurisdiction. This discussion is based upon the Code, the regulations of the U.S. Treasury Department (the “Treasury Regulations”) and judicial authorities and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion does not address any tax consequences of the Merger under U.S. federal tax laws other than those pertaining to U.S. federal income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax.
All holders are urged to consult with their tax advisors as to the specific tax consequences of the Merger to them in light of their particular situations, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
For purposes of this discussion, the term “U.S. holder” means:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of CarLotz Common Stock, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the Merger to them.
This discussion assumes that you hold your shares of CarLotz Common Stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to holders subject to special treatment under the United States federal income tax laws, such as:
•	a financial institution;
•	a tax-exempt organization;
•	an S corporation or other pass-through entity or an investor in the foregoing;
•	an insurance company;
•	a mutual fund;
•	a dealer in securities or foreign currencies;
•	a trader in securities who elects the mark-to-market method of accounting for your securities;
•	a CarLotz Stockholder who received CarLotz Common Stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;
•	a person who holds shares of CarLotz Common Stock as “qualified small business stock” pursuant to Section 1202 of the Code;

•
a person subject to special tax accounting rules as a result of any item of gross income with respect to CarLotz Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	a holder who acquired their CarLotz Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	a partner in a partnership or other entity treated as a partnership for U.S. federal income tax purposes; or
•	a CarLotz Stockholder who holds CarLotz Common Stock as part of a hedge, straddle or a constructive sale or conversion transaction.
CarLotz Stockholders that are not U.S. holders may have different U.S. federal income tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment of the Merger to them under U.S. and non-U.S. laws. In addition, this discussion does not address the alternative minimum tax or the surtax on net investment income.
The following discussion does not address the tax consequences of any transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, the tax consequences to holders of options, warrants or similar rights to purchase shares of CarLotz Common Stock or to holders of rights to Carlotz Earnout Shares.
Federal Income Tax Treatment of the Merger
CarLotz and Shift intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Shift has received an opinion of counsel, filed as Exhibit 8.1, to the effect that, under the U.S. federal income tax laws in effect as of the date of such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither CarLotz nor Shift has requested, and neither intend to request, any ruling from the IRS with respect to the tax consequences of the Merger. The consummation of the Merger is not conditioned on the Merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. An opinion of counsel represents counsel’s legal judgment but is not binding on the IRS or any court, and relies on the present and continuing accuracy of certain assumptions, representations, warranties and covenants of the parties, including representations as to certain facts that cannot be known until the closing of the Merger. If any of these assumptions, representations, warranties or covenants is or becomes incorrect, incomplete or inaccurate, or is violated, or if the IRS were to successfully challenge the status of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, the tax consequences of the Merger could differ from those set forth below and U.S. Holders exchanging CarLotz Common Stock in the Merger could be subject to U.S. federal income tax upon the receipt of Shift Common Stock in the Merger. The following discussion, as it relates to the U.S. holders of CarLotz Common Stock, assumes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes
Tax Consequences of the Merger to U.S. Holders Generally
CarLotz and Shift have structured the Merger to qualify as, and intend for the Merger to be treated as, a reorganization within the meaning of Section 368(a) of the Code. In the opinion of Jenner & Block LLP, Shift’s tax counsel, the material U.S. federal income tax consequences of the Merger to U.S. holders are as follows:
•	you will not recognize gain or loss when you exchange your CarLotz Common Stock solely for Shift Common Stock;
•	your aggregate tax basis in the Shift Common Stock that you receive in the Merger will equal your aggregate tax basis in the CarLotz Common Stock you surrender; and
•	your holding period for the Shift Common Stock that you receive in the Merger will include your holding period for the shares of CarLotz Common Stock that you surrender in the exchange.
If you acquired different blocks of CarLotz Common Stock at different times and at different prices, your tax basis and holding period in your Shift Common Stock may be determined with reference to each block of CarLotz Common Stock.
You will generally be required to retain certain records pertaining to the Merger. Each U.S. holder who owned, immediately before the Merger, at least five percent (by vote or value) of the total outstanding stock of CarLotz or CarLotz securities with a basis of $1,000,000 or more is required to attach a statement to their U.S. federal income tax return for the year in which the Merger is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the names and employer identification numbers of Shift and CarLotz, the date of the Merger, the holder’s tax basis in, and the fair market value of, such holder’s shares of CarLotz Common Stock surrendered in the Merger.
Information Reporting and Backup Withholding
If you are a non-corporate CarLotz Stockholder, you may be subject to information reporting and backup withholding on any cash payments you receive in respect of shares of CarLotz Common Stock or Shift Common Stock. You will not be subject to backup withholding, however, if you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 (or a suitable substitute or successor form) included in the letter of transmittal to be delivered to you following the completion of the Merger and otherwise comply with all the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided you timely furnish the required information to the IRS.
This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisors with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AMENDMENT
The following is a discussion of the material U.S. federal income tax consequences of a Shift reverse stock split pursuant to the Reverse Stock Split Amendment to U.S. holders (as defined below) of Shift Common Stock. This discussion is limited to U.S. holders and does not address any tax consequences arising under U.S. federal non-income tax or the laws of any state, local or foreign jurisdiction. This discussion is based upon the Code, the regulations of the U.S. Treasury Department and judicial authorities and published positions of the IRS, each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion does not address any tax consequences of the Reverse Stock Split Amendment under U.S. federal tax laws other than those pertaining to U.S. federal income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax.
All holders are urged to consult with their tax advisors as to the specific tax consequences of the Reverse Stock Split Amendment to them in light of their particular situations, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
For purposes of this discussion, the term “U.S. holder” means:
•	An individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Shift Common Stock, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the Reverse Stock Split Amendment to them.
This discussion assumes that you hold your shares of Shift Common Stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to holders subject to special treatment under the United States federal income tax laws, such as:
•	a financial institution;
•	a tax-exempt organization;
•	an S corporation or other pass-through entity or an investor in the foregoing;
•	an insurance company;
•	a mutual fund;
•	a dealer in securities or foreign currencies;
•	a trader in securities who elects the mark-to-market method of accounting for your securities;
•	a Shift Stockholder subject to the alternative minimum tax provisions of the Code or the Medicare surtax on net investment income;
•	a Shift Stockholder who received Shift Common Stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;

•	a person who holds shares of Shift Common Stock as “qualified small business stock” pursuant to Section 1202 of the Code;
•
a person subject to special tax accounting rules as a result of any item of gross income with respect to Shift Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	a holder who acquired their Shift Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	a partner in a partnership or other entity treated as a partnership for U.S. federal income tax purposes; or
•	a Shift Stockholder who holds Shift Common Stock as part of a hedge, straddle or a constructive sale or conversion transaction.
Shift Stockholders that are not U.S. holders may have different U.S. federal income tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment of the Reverse Stock Split Amendment to them under U.S. and non-U.S. laws.
The following discussion does not address the tax consequences of any transactions effectuated before, after or at the same time as the Reverse Stock Split Amendment, whether or not they are in connection with the Reverse Stock Split Amendment, including, without limitation, the tax consequences to holders of options, warrants or similar rights to purchase shares of Common Stock or to holders of rights to Assumed CarLotz Earnout Shares.
Determining the actual tax consequences of the Reverse Stock Split Amendment to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your own independent tax advisor as to the specific tax consequences of the Reverse Stock Split Amendment to you in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
Federal Income Tax Treatment of the Reverse Stock Split Amendment
The Shift reverse stock split pursuant to the Reverse Stock Split Amendment is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code. Shift has received an opinion of counsel, filed as Exhibit 8.1, to the effect that, under the U.S. federal income tax laws in effect as of the date of such opinion, a Shift reverse stock split pursuant to the Shift Reverse Stock Split Amendment will qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Shift has not requested, and does not intend to request, any ruling from the IRS with respect to the tax consequences of the Shift Reverse Stock Split Amendment. An opinion of counsel represents counsel’s legal judgment but is not binding on the IRS or any court, and relies on the present and continuing accuracy of certain assumptions, representations, warranties and covenants of the parties. If any of these assumptions, representations, warranties or covenants is or becomes incorrect, incomplete or inaccurate, or is violated, or if the IRS were to successfully challenge the status of the Shift Reverse Stock Split Amendment as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, the tax consequences of the Reverse Stock Split Amendment could differ from those set forth below and U.S. Holders exchanging Shift Common Stock in the Shift reverse stock split could be subject to U.S. federal income tax. The following discussion, as it relates to the U.S. holders of Shift Common Stock, assumes the Shift reverse stock split will qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes.
In the opinion of Jenner & Block LLP, Shift’s tax counsel, a U.S. holder generally will not recognize income, gain or loss upon the consummation of the Shift reverse stock split, except with respect to any cash received in lieu of a fractional share of Shift Common Stock (which fractional share will be treated as received and then exchanged for such cash as described below). A U.S. holder’s aggregate tax basis of Shift Common Stock received in the Reverse Stock Split Amendment (including any fractional shares deemed received and exchanged for cash) will generally equal the aggregate tax basis in such U.S. holder’s pre- Reverse Stock Split Amendment shares of Shift Common Stock immediately prior to the Reverse Stock Split Amendment, and such U.S. holder’s holding period for the shares of Shift Common Stock received in the Reverse Stock Split Amendment (including any fractional share deemed received and exchanged for cash) will include such U.S. holder’s holding period for the pre- Reverse Stock Split Amendment shares of Shift Common Stock surrendered. U.S. holders that acquired different blocks of Shift Common Stock at different times or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares to particular shares of Shift Common Stock received in the Reverse Stock Split Amendment.
The receipt of cash in lieu of a fractional share of Shift Common Stock in the Shift Reverse Stock Split Amendment will generally result in a capital gain or loss to a stockholder if the redemption (a) completely terminates the stockholder’s interest in Shift Common Stock under section 302(b)(3) of the Code; (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Code; or (c) is “not essentially equivalent to a dividend” under section 302(b)(1) of the Code. A redemption will completely terminate a stockholder’s interest in our Company if, as a result of the redemption, such stockholder no longer owns any of our Company’s equity interests, either directly or constructively (under the constructive ownership rules of sections 302(c) and 318 of the Code). A redemption generally will be “substantially disproportionate” with respect to a stockholder if (a) the ratio of the Common Stock owned by such stockholder (including Common Stock constructively owned under sections 302(c) and 318 of the Code) immediately after the redemption to all the Common Stock is less than 80% of the same ratio for the Common Stock owned by the stockholder immediately before the redemption; and (b) the stockholder owns less than 50% of the total combined voting power of the Common Stock immediately after the redemption. Whether a redemption is “not essentially equivalent to a dividend” with respect to a stockholder will depend upon the stockholder’s particular circumstances. The IRS has ruled that a redemption of fractional shares of stock from a minority shareholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control with respect to corporate affairs is “not essentially equivalent to a dividend” if such shareholder has any reduction in such shareholder’s percentage stock ownership. In determining whether any of the foregoing tests have been satisfied, the stockholder is deemed, under the constructive ownership rules of sections 302(c) and 318 of the Code, to own any of our Stock owned by certain related persons and entities and any of our Stock that the stockholder or certain related persons and entities have an option to acquire. Any such gain or loss recognized on the receipt of cash in lieu of a fractional share of Shift Common Stock in the Shift Reverse Stock Split Amendment generally will be long-term capital gain or loss if, as of the effective time of the Reverse Stock Split Amendment, the U.S. holder’s holding period for such fractional share exceeds one year. Long-term capital gains of certain non-corporate taxpayers, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. The rules under sections 302 and 318 of the Code are complex, and each stockholder should consult its own U.S. tax advisor to determine whether in the stockholder’s own particular case the receipt of cash in lieu of a fractional share of Shift Common Stock in the Shift reverse stock split will be treated as a distribution under section 301 of the Code or as a payment in exchange for the Common Stock.
If a U.S. holder that receives cash in lieu of a fractional share of Shift Common Stock in the Reverse Stock Split Amendment is treated as receiving a distribution under section 301 of the Code, such U.S. holder will be required to include the amount of such distribution in gross income as a dividend to the extent of the Company’s current or accumulated “earnings and profits.” To the extent that a distribution exceeds the current and accumulated “earnings and profits” of our Company, such distribution will be treated (a) first, as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock and, (b) thereafter, as gain from the sale or exchange of such Common Stock.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to any cash received pursuant to the Reverse Stock Split Amendment. Certain U.S. holders of Shift Common Stock may be subject to backup withholding (currently at a rate of 24%) with respect to such payments. Backup withholding will not apply, however, to a U.S. holder of Shift Common Stock that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax, and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.
This preceding discussion does not purport to be a complete analysis or discussion of all the potential tax consequences of the Reverse Stock Split Amendment. Holders of Shift Common Stock should consult their tax advisors regarding the specific tax consequences to them of the Reverse Stock Split Amendment, including any tax return reporting requirements and the applicability and effect of U.S. federal, state, local and non-U.S. and other applicable tax laws in light of their particular circumstances.

COMPARISON OF STOCKHOLDERS’ RIGHTS
Shift and CarLotz are Delaware corporations, and the rights of Shift Stockholders and CarLotz Stockholders are governed by the DGCL. CarLotz Stockholders’ rights are also governed by the CarLotz Charter and the CarLotz Bylaws. If the Merger is completed, the rights of CarLotz Stockholders who become Shift Stockholders will be governed by the Shift Charter and the Shift Bylaws.
As Shift and CarLotz are both Delaware corporations, the rights of Shift Stockholders and CarLotz Stockholders are not materially different. However, there are certain differences in the rights of Shift Stockholders under the Shift Charter and the Shift Bylaws compared to the rights of CarLotz Stockholders under the CarLotz Charter and the CarLotz Bylaws, as summarized in the table below. This summary does not purport to be a complete statement of all the differences or a complete description of the specific provisions referred to. Further, the identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shift Stockholders and CarLotz Stockholders should carefully read the relevant provisions of the Shift Charter, the Shift Bylaws, the CarLotz Charter, the CarLotz Bylaws and the DGCL. Copies of the documents referred to in this summary may be obtained as described in the section entitled “Where You Can Find More Information.”
Shift	CarLotz
Authorized and Outstanding Capital Stock

Shift’s authorized capital stock consists of (i) 500,000,000 shares of Class A common stock, par value $0.0001 per share (“Shift Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Shift Preferred Stock”).

At the close of business on the Shift Record Date, there were 85,817,926 shares of Shift Common Stock outstanding and zero shares of Shift Preferred Stock outstanding. If the Shift Reverse Stock Split Proposal is approved by Shift Stockholders and the Shift Board determines to implement the reverse stock split, the number of shares of Shift Common Stock outstanding at the time the certificate of amendment to Shift’s Charter is effective will be reduced by a ratio selected by the Shift Board (such ratio being between 1-to-5 and 1-to-10). See the section entitled “Shift Proposal 2: Amendment to the Shift Charter Effecting the Reverse Stock Split” for more information.

CarLotz’s authorized capital stock consists of (i) 500,000,000 shares of Class A common stock, par value $0.0001 per share (“CarLotz Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“CarLotz Preferred Stock”).

At the close of business on the CarLotz Record Date, there were 119,703,273 shares of CarLotz Common Stock outstanding and zero shares of CarLotz Preferred Stock outstanding.

Rights of Preferred Stock

The Shift Board is authorized to issue from time to time Shift Preferred Stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as stated and expressed in the resolution or resolutions adopted by the Shift Board providing for the issue of such series and as may be permitted by the DGCL. The number of authorized shares of Shift Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares

The CarLotz Board is authorized to issue from time to time CarLotz Preferred Stock in one or more series, without approval of the stockholders of CarLotz, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers (including voting powers, if any), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series, and the qualifications, limitations and restrictions thereof, if any, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the

Shift	CarLotz
of the capital stock of Shift entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of Shift Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of such Shift Preferred Stock.

In the event the number of shares of any series of Shift Preferred Stock is decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

redemption price or prices, and the liquidation preferences of any wholly unissued series or shares of CarLotz Preferred Stock. Each such series of CarLotz Preferred Stock will have such voting powers, full or limited, or no voting powers, as authorized by the CarLotz Board and stated in the applicable certificate of designation.

Unless otherwise provided in the certificate of designation establishing a series of CarLotz Preferred Stock, the CarLotz Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series is so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

CarLotz will, from time to time and in accordance with applicable law, increase the number of authorized shares of CarLotz Common Stock if at any time the number of shares of CarLotz Common Stock remaining unissued and available for issuance would not be sufficient to permit the conversion of any series of CarLotz Preferred Stock that is otherwise convertible into CarLotz Common Stock.

Voting Rights

Each holder of Shift Common Stock is entitled to one vote for each share on each matter properly submitted to Shift’s stockholders on which the holders of Shift Common Stock are entitled to vote.

Except as otherwise required by law, Shift Stockholders are not entitled to vote on any amendment to the Shift Charter that relates solely to the terms of one or more outstanding series of Shift Preferred Stock if the holders of such affected series of Shift Preferred Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Shift Charter or the DGCL.

Each holder of CarLotz Common Stock is entitled to one vote for each share on the election of directors and on each other matters submitted to a vote of stockholders of CarLotz.

Except as otherwise required by law, shares of CarLotz Common Stock do not entitle the holders thereof to vote on any amendment to the CarLotz Charter that alters or changes the powers, preferences, rights or other terms of solely one or more outstanding series of CarLotz Preferred Stock if the holders of such affected series are entitled, separately or together with the holders of one or more other such series, to vote on such amendment pursuant to the CarLotz Charter or pursuant to the DGCL or if no vote of stockholders is required pursuant to the DGCL.

Distributions and Dividends

The Shift Charter provides that, subject to applicable law and the rights, if any, of the holders of any class or series of Shift capital stock having a preference over or the right to participate with Shift Common Stock with respect to the payment of dividends, Shift

The CarLotz Charter provides that, subject to applicable law and any preferential dividend rights of outstanding CarLotz Preferred Stock, CarLotz Stockholders are entitled to receive dividends out of funds legally available therefor at such times and in

Shift	CarLotz
Stockholders are entitled to receive dividends and other distributions (payable in cash, property or capital stock of Shift) when, as and if declared thereon by the Shift Board from time to time out of any assets or funds of Shift legally available therefor and will share equally on a per share basis in such dividends and distributions.
such amounts as the CarLotz Board may determine in its sole discretion.

Quorum

The Shift Bylaws provide that, unless otherwise provided by applicable law, the presence, in person or by proxy, at a stockholder meeting of the holders of shares of outstanding capital stock of Shift representing a majority of the voting power of all outstanding shares of capital stock of Shift entitled to vote at such meeting constitutes a quorum. The Shift Bylaws further provide that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series will constitute a quorum of such class or series for the transaction of such business.

The CarLotz Bylaws provide that, unless otherwise provided by law, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum. The CarLotz Bylaws further provide that, except as otherwise required by applicable law, where a separate vote by one or more classes or series of capital stock of CarLotz is required, the holders of a majority of the voting power of the shares of such one or more series of capital stock of CarLotz issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to the vote on that matter.

Record Date

The Shift Board may fix a record date, which may not precede the date upon which the resolution fixing the record date is adopted by the Shift Board, in order that Shift may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than sixty days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The CarLotz Board of Directors may fix a record date for any lawful purpose, including for determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or for determining the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock.

The record date cannot be more than sixty nor less than ten days before the date of the meeting, nor more than sixty days prior to any other action. Notwithstanding the foregoing, the CarLotz Board may determine, at the time it fixes the record date for notice of any meeting of stockholders, that a later date on or before the date of the meeting will be the date for making a determination as to which stockholders will be entitled to vote at any such meeting of stockholders.

If no record date is fixed, then (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the

Shift	CarLotz

close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the CarLotz Board adopts the resolution relating thereto.

Number of Directors

The Shift Charter provides that the number of directors which constitutes the whole Shift Board be fixed from time to time exclusively by the Shift Board pursuant to a resolution adopted by a majority of the Shift Board. There are currently seven directors and one vacant position on the Shift Board.

The Charter provides that the Shift Board be divided into three classes of directors. Currently there are (i) two Class I directors, (ii) two Class II directors and one Class II vacancy, and (iii) three Class III directors. In case of any increase or decrease from time to time in the number of directors, the number of directors in each class are to be apportioned as nearly as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Pursuant to the Merger Agreement, Shift has agreed, as of the Effective Time, to expand the size of the Shift Board from eight to ten directors, with the Shift Board consisting of (i) five current members of the Shift Board, designated by Shift, (ii) three current members of the CarLotz Board, designated by CarLotz, (iii) one independent director mutually agreed to by the parties and (iv) the then-serving Chief Executive Officer of Shift. See the section entitled “The Merger—Governance Matters After the Merger” for more information.

The CarLotz Charter provides that, subject to the rights of the holders of any series of CarLotz Preferred Stock to elect additional directors and subject to the applicable requirements of the Stockholders Agreement dated January 21, 2021, by and among CarLotz and certain CarLotz Stockholders (the “CarLotz Stockholders Agreement”), the number of directors constituting the whole CarLotz Board will be fixed from time to time by resolution of the CarLotz Board. There are currently seven directors on the CarLotz Board.

Except as otherwise fixed by or pursuant to the provisions relating to the rights of the holders of shares of any series of CarLotz Preferred Stock to separately elect additional directors and subject to the applicable requirements of the CarLotz Stockholders Agreement, the CarLotz Board is divided into three classes, designated as Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the total number of members of the CarLotz Board.

Election of Directors

Pursuant to the Shift Bylaws and subject to the rights of the holders of one or more series of Shift Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Shift Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Pursuant to the Shift Charter, subject to applicable law and the rights of the holders of shares of one or more series of Shift Preferred Stock, newly created directorships resulting from an increase in the number of directors and any vacancies on the Shift Board

The CarLotz Charter and the CarLotz Bylaws provide that, at each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office in for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Subject to applicable law, the rights of the holders of shares of one or more series of CarLotz Preferred Stock, and the rights granted pursuant to the Stockholders Agreement, any vacancies on the CarLotz Board resulting from death, disability, resignation, retirement, disqualification or removal from office of a director or from any other cause, or any newly created directorships that increase the number of directors will be filled only

Shift	CarLotz
resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen will hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

The Shift Charter expressly provides that the election of directors need not be by written ballot unless the Shift Bylaws so require.

by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence will hold office for a term that coincides with the remaining term of the class to which the director has been appointed and until such director’s successor has been elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease will be apportioned among the classes as determined by a majority of the CarLotz Board so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship will hold office for the remaining term of that class until such director’s successor is duly elected and qualified (or until such director’s earlier death, resignation or removal), but in no case will a decrease in the number of directors shorten the term of any incumbent director.

The CarLotz Charter and the CarLotz Bylaws expressly provide that the election of directors need not be by written ballot.

Cumulative Voting

Shift Stockholders do not have cumulative voting rights.	CarLotz Stockholders do not have cumulative voting rights.

Removal of Directors

The Shift Charter provides that, subject to applicable law and the rights of the holders of shares of one or more series of Shift Preferred Stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the then outstanding shares of capital stock of Shift entitled to vote generally in the election of directors, voting together as a single class.

Subject to the rights of the holders of one or more series of CarLotz Preferred Stock and the rights granted pursuant to the Stockholders Agreement, any director, or the entire CarLotz Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66 2∕3% of the voting power of all the then outstanding shares of voting stock of CarLotz entitled to vote at an election of directors, represented in person or by proxy at a meeting for the election of directors duly called pursuant to the CarLotz Bylaws.

Director Nominations by Stockholders

The Shift Bylaws provide that, except as may be otherwise provided by the terms of the Shift Preferred Stock, nominations may be a stockholder of Shift (x) who is a stockholder of record entitled to vote in the election of directors on the date of giving notice and on the record date for the applicable meeting of stockholders and (y) who complies with the notice requirements set out in the Shift Bylaws. The notice requirements generally require that, among other things, the stockholder deliver a notice of any such nomination

The CarLotz Bylaws provide that nominations may be made by a stockholder of CarLotz (x) who is a stockholder of record at the time notice required by the CarLotz Bylaws is delivered to CarLotz and must be entitled to vote at the meeting and (y) who complies with the notice requirements set out in the CarLotz Bylaws. The notice requirements generally require that, among other things, the stockholder deliver a notice of any such nomination containing specified information and representations to CarLotz’s corporate secretary not later

Shift	CarLotz
containing specified information and representations to Shift’s corporate secretary (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Shift and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by Shift.

than the close of business on 90 days before nor earlier than the close of business 120 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received not earlier than the close of business 120 days before the date of the annual meeting of stockholders and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

Stockholder Proposals

The Shift Bylaws provide that business may be properly brought before an annual meeting by any stockholder (x) who is a stockholder of record entitled to vote at such annual meeting in the date of the giving of the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the with the notice requirements set out in the Shift Bylaws.

The notice requirements generally require that, among other things, the stockholder deliver a notice of any such proposal containing specified information and representations to Shift’s corporate secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Shift.

The CarLotz Bylaws provide that business may be properly brought before an annual meeting by any stockholder (x) who is a stockholder of record at the time notice required by the CarLotz Bylaws is delivered to CarLotz and must be entitled to vote at the meeting and (y) who complies with the notice requirements set out in the CarLotz Bylaws. The notice requirements generally require that, among other things, the stockholder deliver a notice of any such proposal containing specified information and representations to CarLotz’s corporate secretary not later than the close of business on 90 days before nor earlier than the close of business 120 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received not earlier than the close of business 120 days before the date of the annual meeting of stockholders and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

Stockholder Action by Written Consent

The Shift Charter provides that, except as may be otherwise provided for or fixed pursuant to the Shift Charter (including any certificate of designations relating to Shift Preferred Stock), any action required or permitted to be taken by the Shift Stockholders must be effected by

Subject to the special rights of the holders of one or more series of CarLotz Preferred Stock with respect to such series of CarLotz Preferred Stock, any action required or permitted to be taken by the stockholders of CarLotz must be effected at a duly called annual or special

Shift	CarLotz
a duly called annual or special meeting of such holders and may not be effected by written consent of the Shift Stockholders.
meeting of the stockholders of CarLotz, and may not be effected by any consent in writing by such stockholders; provided, however, that the taking of any action that is required or permitted to be taken by the stockholders of CarLotz at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting if such action and the taking of such action by written consent of stockholders in lieu of a meeting have each been expressly approved in advance by the CarLotz Board.

Special Stockholder Meetings

The Shift Charter provides that, subject to the rights, if any, of the holders of any outstanding series of Shift Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of Shift may be called only by the Chairman of the Shift Board, the chief executive officer of Shift or the Shift Board pursuant to a resolution adopted by a majority of the Shift Board, and the ability of stockholders of Shift to call a special meeting is specifically denied.

The CarLotz Charter provides that, except as otherwise required by law and subject to the special rights of the holders of one or more series of CarLotz Preferred Stock, special meetings of stockholders of CarLotz may be called only by a CarLotz officer pursuant to a resolution adopted by a majority of the CarLotz Board then in office, the chairperson of the CarLotz Board or the chief executive officer of CarLotz.

Notice of Stockholder Meetings

The Shift Bylaws provide that written notice of each stockholder meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner stated in the Shift Bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by Shift not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL.

The Shift Bylaws further provide that, if said notice is for a stockholder meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in Shift’s notice of meeting. Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Shift Board upon public announcement given before the date previously scheduled for such meeting.

Except as otherwise required by law or as provided in the CarLotz Charter or the CarLotz Bylaws, notice, including by electronic transmission in the manner provided by the DGCL of date, time and place (if any) or means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, of all meetings of stockholder shall be in writing and shall be given to each stockholder entitled to notice of such meeting in accordance with the CarLotz Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called.

Shift	CarLotz
Adjournment of Stockholder Meetings

The Shift Bylaws provide that any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting.

If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Shift Board shall fix a new record date for notice of such adjourned meeting in accordance with the Shift Bylaws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

The CarLotz Bylaws provide that, in the absence of a quorum, either (i) the chairperson of the meeting or (ii) the holders of a majority of the voting power of the shares of capital stock of CarLotz entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, have the power to adjourn the meeting to another place (if any), date or time, without notice other than as specified in the CarLotz Bylaws.

When an annual or special meeting of stockholders is adjourned to another time or place, if any, date or time, unless the CarLotz Bylaws otherwise require, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person, or by remote communication, if applicable, and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, CarLotz may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the CarLotz Board will fix a new record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Limitation of Personal Liability of Directors

The Shift Charter provides that no Shift director will be personally liable to Shift or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
CarLotz does not limit the personal liability of its directors to CarLotz or its stockholders beyond the indemnification provisions set forth below.

Indemnification of Directors and Officers

The Shift Charter provides that, to the fullest extent permitted by applicable law, Shift will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution

The CarLotz Charter provides that, CarLotz shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal,

Shift	CarLotz
mechanism, investigation, inquiry, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (formal or informal), including appeals, by reason of their present or past position as a director or officer of Shift or, while a director or officer of Shift, is or was serving at the request of Shift as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether brought by or in the right of Shift or otherwise, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding.

Shift shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition, except that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding is to be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it can be determined that the indemnitee is not entitled to be indemnified. These rights to indemnification and advancement of expenses are contract rights and will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators.

Notwithstanding the foregoing, except for proceedings to enforce rights to indemnification and advancement of expenses, Shift shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Shift Board.

administrative or investigative by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of CarLotz or, while a director or officer of CarLotz, is or was serving at the request of CarLotz as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding. Notwithstanding the preceding sentence, except with regard to claims by directors and officers, CarLotz shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in advance by the CarLotz Board.

Rights Upon Liquidation

The Shift Charter provides that, subject to applicable law, and the rights, if any, of the holders of any outstanding class or series of stock having a preference over or the right to participate with Shift Common Stock with respect to the distribution of assets of Shift upon such dissolution, liquidation or winding up of Shift, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Shift, after payment or provision for payment of the debts and other liabilities of Shift, Shift Stockholders will be entitled to receive all the

Subject to the rights of the holders of any outstanding CarLotz Preferred Stock, upon the liquidation, dissolution or winding-up of CarLotz, the assets legally available for distribution to CarLotz Stockholders would be distributable pursuant to the applicable provisions of the DGCL then in effect.

Shift	CarLotz
remaining assets of Shift available for distribution to its stockholders, ratably in proportion to the number of shares of Shift Common Stock held by them.

Stockholder Rights Plan

The DGCL does not include a statutory provision expressly validating stockholder rights plans. However, such plans have generally been upheld by the decisions of courts applying Delaware law. Shift does not have a stockholder rights plan currently in effect.

The DGCL does not include a statutory provision expressly validating stockholder rights plans. However, such plans have generally been upheld by the decisions of courts applying Delaware law. CarLotz does not have a stockholder rights plan currently in effect.

Certain Business Combinations

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” that acquires more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following the time that person becomes an” interested stockholder” (generally defined as a holder who, (i) together with its affiliates and associates, owns or (ii) is an affiliate or associate of the corporation and, together with that person’s affiliates and associates, has owned at any time within the previous three years, at least 15% of the corporation’s outstanding shares), unless prior to the date the person becomes an interested stockholder, the corporation’s board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or the business combination is approved by the corporation’s board of directors and by the affirmative vote of at least two-thirds of the corporation’s outstanding voting stock that is not owned by the interested stockholder at a meeting of stockholders (and not by written consent) or other specified exceptions are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203, but the Shift Charter has not opted out of Section 203.

The DGCL permits a Delaware corporation’s certificate of incorporation to provide for a greater vote for a merger, consolidation or sale of substantially all the assets of a corporation than the vote described above. The Shift Charter does not require a greater vote.

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” that acquires more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following the time that person becomes an “interested stockholder” (generally defined as a holder who, (i) together with its affiliates and associates, owns or (ii) is an affiliate or associate of the corporation and, together with that person’s affiliates and associates, has owned at any time within the previous three years, at least 15% of the corporation’s outstanding shares), unless prior to the date the person becomes an interested stockholder, the corporation’s board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or the business combination is approved by the corporation’s board of directors and by the affirmative vote of at least two-thirds of the corporation’s outstanding voting stock that is not owned by the interested stockholder at a meeting of stockholders (and not by written consent) or other specified exceptions are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203, but the CarLotz Charter has not opted out of Section 203.

The DGCL permits a Delaware corporation’s certificate of incorporation to provide for a greater vote for a merger, consolidation or sale of substantially all the assets of a corporation than the vote described above. The CarLotz Charter does not require a greater vote.

Exclusive Forum

The Shift Charter provides that, unless Shift consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Shift, (ii) any action

The CarLotz Charter and the CarLotz Bylaws provide that, unless CarLotz consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of

Shift	CarLotz
asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Shift to Shift or Shift’s stockholders, (iii) any action asserting a claim against Shift, its directors, officers or employees arising pursuant to any provision of the DGCL, the Shift Charter or the Shift Bylaws or (iv) any action asserting a claim against Shift, its directors, officers or employees governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except any action (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the federal securities laws, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.

Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of CarLotz, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of CarLotz to CarLotz or to CarLotz’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the CarLotz Charter or the CarLotz Bylaws or (iv) any action, suit or proceeding asserting a claim against CarLotz governed by the internal affairs doctrine and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such action as agent for such stockholder.

NO APPRAISAL RIGHTS
CarLotz Stockholders are not entitled to appraisal rights in connection with the Merger.
Under the DGCL, stockholders generally do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because the Merger Agreement provides for shares of Shift Common Stock to be issued by Shift to CarLotz Stockholders in the Merger, CarLotz Stockholders are not entitled to appraisal rights in connection with the Merger. In addition, because holders of Shift Common Stock will continue to hold their shares following the completion of the Merger, they are not entitled to appraisal rights in connection with the Merger.

LEGAL MATTERS
The legality of the shares of Shift Common Stock offered hereby will be passed upon for Shift by Jenner & Block LLP. Disclosures related to certain U.S. federal income tax consequences relating to the Merger and the Reverse Stock Split Amendment will be passed upon for Shift by Jenner & Block LLP.

EXPERTS
Shift Technologies, Inc.
The financial statements of Shift Technologies, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this joint proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
CarLotz, Inc.
The financial statements of CarLotz, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in this joint proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF SHIFT COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of Shift Common Stock as of October 27, 2022, for:
•	each member of the Shift Board;
•	each named executive officer of Shift;
•	the members of the Shift Board and Shift’s current executive officers as a group; and
•	each person known by Shift to beneficially own 5% or more of the outstanding shares of Shift Common Stock.
Shift has determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to Shift’s securities. Unless otherwise indicated below, to Shift’s knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shift has deemed shares of Shift Common Stock subject to options and restricted stock units outstanding as of October 27, 2022 that were exercisable or issuable or will become exercisable or issuable within 60 days of October 27, 2022 to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person, but has not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Shift has based percentage ownership of Shift Common Stock on 85,817,926 shares of Shift Common Stock outstanding as of October 27, 2022.
Security Ownership of Shift Directors and Executive Officers
	Shift Common Stock
Name and Address of Beneficial Owners	Number	% of class
Directors and Executive Officers:(1)
George Arison(2)	2,263,170	2.6%
Toby Russell(3)	1,851,418	2.2%
Oded Shein	80,882	*
Sean Foy(4)	328,594	*
Victoria McInnis(5)	34,707	*
Kellyn Smith Kenny	19,707	*
Jason Krikorian(6)	2,387,450	2.8%
Adam Nash(7)	36,968	*
Manish Patel	16,436	*
All directors and executive officers as a group (twelve individuals)	7,736,925	9.0%
Security Ownership of Other Beneficial Owners
Based on information available to Shift as of October 27, 2022, Shift knew of no person who beneficially owned 5% of the outstanding shares of Shift Common Stock, except as set forth below.
5% or Greater Beneficial Owners:
Nantahala Capital Management, LLC(8)	6,846,018	8.0%
Lithia Motors Inc.(9)	12,827,826	15.0%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Shift Technologies, Inc., 290 Division Street, Suite 400, San Francisco, CA 94103.
(2)
Includes 77,101 shares allocated to Mr. Arison and held in escrow, pursuant to the terms of the Agreement and Plan of Merger (the “Shift SPAC Merger Agreement”), dated as of June 29, 2020, by and among Insurance Acquisition Corp., IAC Merger Sub, Inc. and Shift Technologies, Inc. (“Additional Shares”). Includes 526,309 shares of Shift Common Stock underlying currently exercisable stock options and restricted stock unit awards subject to release within 60 days of October 27, 2022.

(3)
Includes 54,972 Additional Shares allocated to Mr. Russell and held in escrow, pursuant to the terms of the Shift SPAC Merger Agreement. Includes 525,964 shares of Shift Common Stock underlying currently exercisable stock options.

(4)
Includes 8,975 Additional Shares allocated to Mr. Foy and held in escrow, pursuant to the terms of the Shift SPAC Merger Agreement. Includes 165,038 shares of Shift Common Stock underlying currently exercisable options and restricted stock unit awards subject to release within 60 days of October 27, 2022. If the stock options are exercised in full as of the date of this table, 25,790 shares would be subject to a right of repurchase in Shift’s favor.

(5)	Shares are held directly by the Victoria McInnis Grantor Retained Annuity Trust, u/a/d May 26, 2021.
(6)
Shares are held directly by DCM Affiliates Fund VIII, L.P., DCM Ventures China Fund (DCM VIII), L.P., DCM VIII, L.P. and A-Fund, L.P., including 183,401 Additional Shares allocated to such entities and held in escrow, pursuant to the terms of the Shift SPAC Merger Agreement. As a General Partner of DCM Venture Capital, Mr. Krikorian may be deemed to share beneficial ownership of the shares of Shift Common Stock owned by such entities. Mr. Krikorian disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)
Includes 131 Additional Shares allocated to Mr. Nash and held in escrow, pursuant to the terms of the Shift SPAC Merger Agreement. Shares are held directly by the Adam and Carolyn Nash Family Trust. Includes 22,648 shares underlying stock options exercisable within 60 days of October 27, 2022.

(8)
Per the Schedule 13G filed on February 14, 2022: Nantahala Capital Management, LLC has shared voting power with respect to 6,846,018 shares and shared dispositive power with respect to 6,846,018 shares; Wilmot B. Harkey has shared voting power with respect to 6,846,018 shares and shared dispositive power with respect to 6,846,018 shares; and Daniel Mack has shared voting power with respect to 6,846,018 shares and shared dispositive power with respect to 6,846,018 shares. Each of Messrs. Harkey and Mack are control persons in respect of shares beneficially owned by Nantahala Capital Management, LLC. The address of such persons is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(9)
Per the Schedule 13G filed on February 14, 2022: Lithia Motors, Inc. has the sole voting power with respect to 12,827,826 shares and the sole dispositive power with respect to 12,827,826 shares. The address of Lithia Motors, Inc. is 150 North Bartlett Street, Medford, OR.

CERTAIN BENEFICIAL OWNERS OF CARLOTZ COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of CarLotz Common Stock as of October 27, 2022, of: (1) each person or entity who beneficially owns more than 5% of any class of CarLotz’s voting securities of which 119,703,273 shares of CarLotz Common Stock were outstanding as of October 27, 2022; (2) each CarLotz director, named executive officer and Messrs. Kaya and Kovshilovsky; and (3) all of the CarLotz directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To CarLotz’s knowledge, each CarLotz Stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 119,703,273 shares of CarLotz Common Stock outstanding as of October 27, 2022, rather than the percentages set forth in any CarLotz Stockholder’s Schedule 13D or Schedule 13G filing. Unless otherwise indicated in a footnote, the business address of each person is CarLotz’s corporate address, c/o CarLotz, Inc., 3301 W. Moore Street, Richmond, Virginia 23230.
Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares(1)	Percent of Class(2)
5% Beneficial Owners

TRP(3)	21,799,776	18.2%
Tremblant Capital Group(4)	7,516,338	6.3%
Named Executive Officers, Directors and Certain Executive Officers
Nanxi Liu(5)	—	—
Lev Peker(6)	3,206,549	2.7%
David R. Mitchell(3)	21,799,776	18.2%
Steven G. Carrel(3)	21,799,776	18.2%
Luis Solorzano(7)	8,623,175	7.1%
James E. Skinner(8)	40,049	*
Linda B. Abraham(9)	30,049	*
Ozan Kaya(10)	1,100,000	*
Eugene Kovshilovsky(11)	600,000	*
Kimberly H. Sheehy(12)	30,049	*
Michael W. Bor(13)	5,356,261	4.4%
John W. Foley II(14)	875,785	*
Daniel A. Valerian(15)	622,101	*
All executive officers and directors as a group (12 persons)(16)	36,132,628	29.7%
*	Less than one percent
(1)	The number of shares includes restricted stock units subject to vesting requirements and options exercisable within 60 days of October 27, 2022.
(2)
Shares subject to restricted stock units vesting and options exercisable within 60 days of October 27, 2022 are considered outstanding for the purpose of determining the percent of the class held by the holder of such restricted stock units or options but not for the purpose of computing the percentage held by others.

(3)
Does not include 2,287,420 CarLotz Earnout Shares; and does not include an aggregate of 435,330 shares of CarLotz Common Stock underlying restricted stock units granted to Messrs. Mitchell and Carrel that do not vest within 60 days of October 27, 2022. TRP Capital Management, LLC (“TRP Capital”) is the general partner of TRP. Each of David R. Mitchell, Steven G. Carrel, Michael A. DiRienzo and James A. Hislop have shared voting and investment power over CarLotz securities held by TRP. TRP Capital and each of Messrs. Mitchell, Carrel, DiRienzo and Hislop may be deemed to own all of the outstanding shares of CarLotz common stock held by TRP. Each of TRP Capital and Messrs. Mitchell, Carrel, DiRienzo and Hislop disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The business address of TRP Capital Partners, LP is 380 N. Old Woodward Ave., Suite 205, Birmingham, Michigan 48009.

(4)
This information is based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Tremblant Capital Group, which reports sole and dispositive voting power with respect to 7,516,338 shares of CarLotz Common Stock. The address of the principle business office of Tremblant Capital Group is 767 Fifth Avenue, New York, New York 10153.

(5)	Does not include 259,787 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022.
(6)
Consists of 289,521 shares of CarLotz Common Stock held directly and 2,917,028 restricted shares of CarLotz Common Stock. Does not include 3,500,000 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022.

(7)
Includes 1,266,884 shares issuable upon the exercise of warrants that are currently exercisable held by Acamar Sponsor, 7,331,521 shares held by Acamar Sponsor and 24,770 shares held directly. Does not include 217,665 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022. Each of Juan Carlos Torres Carretero, Luis Ignacio Solorzano Aizpuru, Raffaele R. Vitale, Joseba Asier Picaza Ucar and Juan Duarte Hinterholzer is a managing member of Acamar Sponsor. Each such person may thus be deemed to have beneficial ownership of the securities held directly by Acamar Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein. The business address of Acamar Sponsor is 1450 Brickell Avenue, Suite 2130, Miami, Florida 33131.

(8)
Does not include securities held by Acamar Sponsor in which Mr. Skinner has an indirect pecuniary interest but over which Mr. Skinner does not have voting or dispositive control or 217,665 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022.

(9)	Does not include 217,665 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022.
(10)	Reflects 1,100,000 restricted shares of CarLotz Common Stock.
(11)	Reflects 600,000 restricted shares of CarLotz Common Stock.
(12)	Does not include 217,665 shares of CarLotz Common Stock underlying restricted stock units that do not vest within 60 days of October 27, 2022.
(13)
Based solely on Schedule 13D/A filed with the SEC by Mr. Bor on June 27, 2022. Consists of 2,927,958 shares of CarLotz Common Stock held directly and 1,123,117 shares of CarLotz Common Stock issuable upon exercise of options held directly, 952,593 shares of CarLotz Common Stock held in trust by Katherine G. Bor, Trustee of the Michael W. Bor 2020 Irrevocable Family Trust dated October 16, 2020 and 352,593 shares of CarLotz Common Stock held in trust by Michael W. Bor, Trustee of the Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust dated October 16, 2020. Mr. Bor’s last date of employment was on March 16, 2022.

(14)
Consists of 7,773 shares of CarLotz Common Stock reported as held by Mr. Foley in his Form 4 filed with the SEC on March 21, 2022 and 868,012 shares of CarLotz Common Stock issuable pursuant to options exercisable within 60 days of October 27, 2022. Mr. Foley’s last date of employment was on April 8, 2022.

(15)
Consists of 5,441 shares of CarLotz Common Stock reported as held by Mr. Valerian in his Form 4 filed with the SEC on February 2, 2022 and 616,660 shares of CarLotz Common Stock issuable pursuant to options exercisable within 60 days of October 27, 2022. Does not include 40,923 shares of CarLotz Common Stock issued upon the exercise of 101,928 options by Mr. Valerian after his last day of employment (after the cancellation of shares of CarLotz Common Stock to satisfy applicable withholding taxes) as Mr. Valerian was not subject to ownership reporting at the time of these option exercises. Mr. Valerian’s last date of employment was on April 15, 2022.

(16)
Includes 672,988 shares of common stock issuable pursuant to options exercisable within 60 days of October 27, 2022, 17,083 shares of common stock underlying restricted stock units that vest within 60 days of October 27, 2022, and 1,266,884 shares of common stock issuable upon the exercise of warrants that are currently exercisable. Does not include 41,888 shares of CarLotz Common Stock underlying Earnout RSUs, 2,287,420 Earnout Shares, 5,343,658 shares of CarLotz Common Stock underlying restricted stock units and 604,352 shares of common stock underlying options that do not vest within 60 days of October 27, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF SHIFT
Information regarding transactions with related persons of Shift is incorporated by reference from information contained in Shift’s definitive proxy statement for its 2022 annual general meeting in the section titled “Certain Relationships and Related Party Transactions.” Shift has not entered into any additional related party transactions since May 27, 2022, the date of Shift’s definitive proxy statement for its 2022 annual general meeting.

STOCKHOLDER PROPOSALS
Shift
Shift will hold an annual meeting of stockholders in 2023 (the “Shift 2023 Annual Meeting”) regardless of whether the Merger has been completed.
Shift Stockholders may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.
For inclusion in Shift’s proxy materials — Shift Stockholders may present proper proposals for inclusion in the Shift proxy statement and for consideration at the Shift 2023 Annual Meeting by submitting their proposals in writing to Shift’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the Shift 2023 Annual Meeting, stockholder proposals must be received by Shift’s Corporate Secretary no later than April 9, 2023 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
To be brought at 2023 Annual Meeting — In addition, the Shift Bylaws contain an advance notice procedure for Shift Stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of Shift Stockholders.
In general, the Shift Bylaws provide that the Shift Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Shift Board’s notice of meeting or as properly brought at the meeting by the Shift Board. However, a Shift Stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered to Shift’s Corporate Secretary within the Notice Period (as defined below), if the Shift Stockholder held shares at the time of the notice and the record date for the meeting. The notice must contain specified information about the proposed business or nominees and about the proponent Shift Stockholder. If a Shift Stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Shift will not be required to present the proposal for a vote.
The “Notice Period” is the period beginning the opening of business on the 120th day and ending the close of business on the 90th day prior to the one year anniversary of the date of the previous year’s annual meeting of Shift Stockholders; provided that, in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shift Stockholder must be delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Shift. As a result, the Notice Period for the Shift 2023 Annual Meeting will start on March 10, 2023 and end on April 9, 2023.
This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in the Shift Bylaws. You can obtain a copy of the relevant Shift Bylaws provisions by writing to Shift’s Corporate Secretary at Shift’s principal executive offices at 290 Division Street, Suite 400, San Francisco, California 94103 or by accessing Shift’s filings on the SEC’s website at www.sec.gov. All notices of proposals by Shift Stockholders, whether or not requested for inclusion in the Shift proxy materials, should be sent to Shift’s Corporate Secretary at Shift’s principal executive offices.
CarLotz
CarLotz will hold an annual meeting of stockholders in 2023 (the “CarLotz 2023 Annual Meeting”) only if the Merger has not already been completed.
In order to submit stockholder proposals for inclusion in the CarLotz proxy statement related to the CarLotz 2023 Annual Meeting pursuant to SEC Rule 14a-8, materials must be received by the Secretary at CarLotz’s principal executive office at CarLotz, Inc., Secretary, 3301 W. Moore Street, Richmond, Virginia 23230 no later than December 30, 2022.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary, CarLotz, Inc., 3301 W. Moore Street, Richmond, Virginia 23230. As the SEC’s shareholder proposal rules make clear, simply submitting a proposal does not guarantee its inclusion in the CarLotz proxy statement.
The CarLotz Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the CarLotz proxy statement pursuant to SEC

Rule 14a-8 but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the CarLotz 2023 Annual Meeting, a notice of the nomination or the matter the CarLotz Stockholder wishes to present at the meeting must be delivered to the Secretary at CarLotz’s principal office in Richmond, Virginia (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of CarLotz’s 2022 annual meeting. As a result, any notice given by or on behalf of a CarLotz Stockholder to these provisions of the CarLotz Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 2, 2023 and no later than March 4, 2023. All director nominations and stockholder proposals must comply with the requirements of the CarLotz Bylaws, a copy of which may be obtained at no cost from the Secretary of CarLotz by writing to CarLotz, Inc., Secretary, 3301 W. Moore Street, Richmond, Virginia 23230.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.
Shift and CarLotz have each previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this joint proxy statement/ prospectus from Shift or CarLotz, as applicable. Registered Shift Stockholders or CarLotz Stockholders (those who hold shares directly in their name with Shift’s or CarLotz’s transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to Shift or CarLotz, as applicable, at the addresses below.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this joint proxy statement/prospectus should be directed to, as applicable: Shift Technologies, Inc., 290 Division Street, Suite 400, San Francisco, California 94130, Attn: Corporate Secretary, or by calling (855) 575-6739; or CarLotz, Inc., Investor Relations, 3301 W. Moore Street, Richmond, Virginia 23230, or through the “Contact IR” on the CarLotz investor relations website at https://investors.carlotz.com/ir-resources/investor-contact.

WHERE YOU CAN FIND MORE INFORMATION
Shift and CarLotz file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including both Shift and CarLotz, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Shift and CarLotz file with the SEC, including the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, by going to Shift’s and CarLotz’s websites at https://investors.shift.com/ and https://investors.carlotz.com/, respectively. The websites of Shift and CarLotz are provided as inactive textual references only. The information contained on or accessible through the websites of Shift (other than the documents listed below that are incorporated by reference herein) and CarLotz does not constitute a part of this joint proxy statement/prospectus and is not incorporated by reference herein.
Statements contained or incorporated by reference in this joint proxy statement/prospectus regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows Shift to “incorporate by reference” in this joint proxy statement/prospectus documents that Shift files with the SEC, including certain information required to be included in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. This means that Shift can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this joint proxy statement/prospectus, and later information that Shift files with the SEC will update and supersede that information. Shift incorporates by reference the following documents and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the Shift Special Meeting (other than those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Shift’s business and financial performance.
This document incorporates by reference the following documents that have been previously filed with the SEC by Shift:
•	Shift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, as amended on April 25, 2022;
•	Shift’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively;
•
Shift’s Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on January 12, 2022, February 24, 2022, March 15, 2022, May 6, 2022, May 13, 2022, June 24, 2022, July 11, 2022, August 9, 2022, August 12, 2022, August 25, 2022, September 13, 2022, October 7, 2022 and October 18, 2022; and

•
the description of securities registered pursuant to Section 12 of the Exchange Act filed as Exhibit 4.3 to Shift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021.

If you are a Shift Stockholder, you may request a copy of this joint proxy statement/prospectus, any of the documents incorporated by reference in this joint proxy statement/prospectus or other information concerning Shift, without charge, through the SEC’s website at www.sec.gov or by written or telephonic request to:
Shift Technologies, Inc.
Attn: Corporate Secretary
290 Division Street, Suite 400
San Francisco, CA 94103
(855) 575-6739

ANNEX A
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER

by and among:
SHIFT TECHNOLOGIES, INC.,
a Delaware corporation;
SHIFT REMARKETING OPERATIONS, INC.,
a Delaware corporation;

and
CARLOTZ, INC.,
a Delaware corporation
Dated as of August 9, 2022

A-i

A-ii

Exhibits
Exhibit A	-	Certain Definitions

Exhibit B-1	-	Persons Entering into Support Agreements in favor of Parent and Merger Sub

Exhibit B-2	-	Persons Entering into Support Agreements in favor of the Company

Exhibit C	-	Form of A&R Sponsor Letter Agreement

Exhibit D	-	Form of Amended and Restated Certificate of Incorporation of Surviving Corporation
A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is entered into as of August 9, 2022, by and among Shift Technologies, Inc., a Delaware corporation (“Parent”), Shift Remarketing Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A. Each of Parent, Merger Sub and the Company is referred to herein as a “Party” and collectively as the “Parties.”
Recitals
A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.
B. The respective boards of directors of Parent, Merger Sub and the Company have unanimously approved this Agreement and the Merger.
C. To induce Parent and Merger Sub to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, (i) each stockholder of the Company listed in Exhibit B-1 is executing a voting and support agreement in favor of Parent and Merger Sub (each such agreement, a “Support Agreement”); and (ii) the Company and Acamar Partners Sponsor I LLC have executed an amendment and restatement of that certain sponsor letter agreement, dated as of October 21, 2020 (the “A&R Sponsor Letter Agreement”), in the form attached hereto as Exhibit C.
D. To induce the Company to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, each stockholder of Parent listed in Exhibit B-2 is executing a Support Agreement in favor of the Company.
Agreement
The Parties, intending to be legally bound, agree as follows:
Section 1. Description of Transaction
1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
1.3 Closing; Effective Time. Subject to Section 1.11(c), the consummation of the Contemplated Transactions (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 8:00 a.m. (New York time) on the third (3rd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than those conditions which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time or date as Parent and the Company may jointly designate. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time at which the Merger becomes effective being referred to as the “Effective Time”).
1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:
(a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit D;

(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the Surviving Corporation’s name therein shall be changed to the Company’s name; and
(c) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the directors of Merger Sub immediately prior to the Effective Time, until the earlier of their, death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and
(d) the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the officers of the Company immediately prior to the Effective Time, until the earlier of their, death, resignation (including any resignation pursuant to Section 5.8) or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
1.5 Effect on Capital Stock of the Company.
(a) Conversion of Company Common Stock and Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i) subject to Sections 1.5(b), 1.5(c) and 1.7, each issued and outstanding share of Company Common Stock (other than any shares of Company Common Stock to be canceled pursuant to Section 1.5(a)(iii)) shall be converted into the right to receive a number of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio; and all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist;
(ii) each holder of a Company Stock Certificate or Uncertificated Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Merger Consideration in accordance with this Section 1.5 and Section 1.7;
(iii) each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(iv) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable share of the common stock of the Surviving Corporation; and
(v) each share of Parent Common Stock shall remain an issued share of Parent Common Stock and shall not be converted or canceled as a result of the Merger. Each certificate or book-entry share representing any shares of Parent Common Stock as of the Effective Time shall continue for all corporate purposes.
(b) Treatment of Company Equity Awards; Company Warrants; Company Earnout Shares.
(i) Company RSU Awards. Each award of time-based vesting restricted stock units relating to Company Common Stock (excluding the Company Earnout Acquiror RSUs, each, a “Company RSU Award”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof:
(A) if and to the extent such Company RSU Award is or becomes vested at the Effective Time pursuant to its terms, be cancelled and converted into the right to receive a number of shares of Parent Common Stock equal to the product of (1) the number of vested whole shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(i)(A) in respect of any such Company RSU Award which constitutes “deferred compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A; or
(B) if or to the extent such Company RSU Award is not covered by Section 1.5(b)(i)(A) (each Company RSU Award to the extent not so covered, an “Assumed Company RSU Award”), cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent RSU Award on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Company RSU Award immediately prior to the Effective Time, except converted into the right to a Parent RSU Award with respect to a number of shares of Parent Common Stock equal to the product of (1) the number of unvested whole shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, and rounding such product down to the nearest whole share.
(ii) Company PSU Awards. Each award of performance-based vesting restricted stock units relating to Company Common Stock that is outstanding as of immediately prior to the Effective Time pursuant to its terms (each, a “Company PSU Award”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof:
(A) if and to the extent such Company PSU Award is or becomes vested at the Effective Time pursuant to its terms, be cancelled and converted into the right to receive a number of vested shares of Parent Common Stock equal to the product of (1) the number of whole shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(ii)(A) in respect of any such Company PSU Award which constitutes “deferred compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A; or
(B) if or to the extent such Company PSU Award is not covered by Section 1.5(b)(ii)(A) (each Company PSU Award to the extent not so covered, an “Assumed Company PSU Award”), cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent PSU Award on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Parent PSU Award immediately prior to the Effective Time, except (1) converted into the right to a Parent PSU Award with respect to a number of shares of Parent Common Stock equal to the product of (x) the number of unvested whole shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company PSU Award shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company PSU Award as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(iii) Company Stock Options. Each Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested (each, an “Assumed Company Stock Option”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent Stock Option on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Company Stock Option immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Stock Option shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Assumed Company Stock Option shall be determined by dividing (x) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Assumed Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(iv) Company Earnout Shares.
(A) If the transactions contemplated by this Agreement, including the Merger, constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (1) Parent agrees that the terms and conditions set forth in Section 3.10(f) of the SPAC Merger Agreement will apply to the transactions contemplated by this Agreement, including the Merger, (2) the Company Common Stock in respect of the Company Earnout Shares will be issued in accordance with Section 3.10(f) of the SPAC Merger Agreement as of immediately prior to the Effective Time and (3) as of the Effective Time, each such share of Company Common Stock will be converted into the right to receive the Merger Consideration pursuant to Section 1.7 of this Agreement. For the avoidance of doubt, such shares of Company Common Stock issued in respect of the Company Earnout Shares, when issued, will be subject to the same exchange procedures as all other shares of Company Common Stock pursuant to Section 1.7 of this Agreement.
(B) If the transactions contemplated by this Agreement, including the Merger, do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each Company Earnout Share that is subject to issuance as of immediately prior to the Effective Time (each, an “Assumed Company Earnout Share”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a right to receive Parent Common Stock (each, a “Parent Earnout Share”) on the same terms and conditions as applied to such Assumed Company Earnout Share immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Earnout Share shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Earnout Share immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Shares shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Shares as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(v) Company Earnout Acquiror RSUs.
(A) If the transactions contemplated by this Agreement, including the Merger, constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (1) Parent agrees that the terms and conditions set forth in Section 3.04(e) of the SPAC Merger Agreement will apply to the transactions contemplated by this Agreement, including the Merger, and (2) as of the Effective Time, each Company Earnout Acquiror RSU shall immediately vest, be cancelled and be converted into the right to receive a number of shares of Parent Common Stock equal to the product of (1) the number of vested shares of Company Common Stock subject to such Company Earnout Acquiror RSU immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(v)(A) in respect of any such Company Earnout Acquiror RSU which constitutes “deferred compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A.
(B) If the transactions contemplated by this Agreement, including the Merger, do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each Company Earnout Acquiror RSU that is issued and outstanding as of immediately prior to the Effective Time (each, an “Assumed Company Earnout Acquiror RSU”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a right to receive Parent Common Stock (each, a “Parent Earnout Acquiror RSU”) on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Company Earnout Acquiror RSU immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Earnout Acquiror RSU shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Earnout Acquiror RSU immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Acquiror RSU shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Acquiror RSU as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(vi) Company Warrants. At the Effective Time, each Company Warrant shall, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and shall be assumed by Parent and converted into a warrant denominated in shares of Parent Common Stock (each, a “Parent Warrant”). The number of shares of Parent Common Stock subject to each such Parent Warrant shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and the exercise price of each such Parent Warrant shall be equal to the quotient of (1) the per share exercise price of such Company Warrant immediately prior to the Effective Time divided by (2) the Exchange Ratio, which quotient shall be rounded to the nearest whole cent. Except as expressly provided above, following the Effective Time, each such Parent Warrant shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Warrant immediately prior to the Effective Time.
(vii) At the Effective Time, Parent shall assume the Company Equity Plans (under which the Parent RSU Awards and Parent Stock Options contemplated by this Section 1.5(b) shall be issued), and the shares of Company Common Stock reserved for issuance thereunder shall be converted to that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock available for issuance as of immediately prior to the Effective Time and (ii) the Exchange Ratio. Prior to the Effective Time, the Board of Directors of the Company or the appropriate committee thereof shall adopt resolutions providing for the treatment of the Company RSU Awards, the Company PSU Awards and the Company Stock Options (collectively, the “Company Equity Awards”) as contemplated by this Section 1.5(b).
(c) No Fractional Shares. Notwithstanding anything else in this Agreement, no certificates or scrip representing a fractional share of Parent Common Stock will be issued pursuant to this Section 1.5 in connection with payment of the Merger Consideration, and to the extent a fractional share of Parent Common Stock is issuable as part of the Merger Consideration after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such Person pursuant to this Section 1.5, such fraction shall be rounded up to one whole share of Parent Common Stock.

(d) Certain Adjustments. If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company or Parent, as applicable during such period, or a record date with respect to any such event shall occur during such period, then the Exchange Ratio shall be adjusted to the extent appropriate. Nothing in this Section 1.5(d) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book entry (each such share, an “Uncertificated Share”) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate or Uncertificated Share is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate or Uncertificated Share shall be canceled and shall be exchanged as provided in Section 1.7.
1.7 Exchange of Certificates.
(a) Exchange Agent; Exchange Fund. Prior to the Closing, Parent shall enter into an exchange agreement (which shall be reasonably acceptable to the Company) with the transfer agent of Parent (or, at Parent’s election, such other nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to the Company) (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 1.5. Prior to or substantially concurrently with the Effective time, Parent shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Section 1 through the Exchange Agent, book-entry shares representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Company Common Stock pursuant to Section 1.7(c) (such shares of Parent Common Stock provided to the Exchange Agent, together with any such dividends or other distributions with respect thereto, the “Exchange Fund”).
(b) Exchange Procedures.
(i) Company Stock Certificates. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each holder of record of a Company Stock Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal (which shall specify that delivery of Company Stock Certificates shall be effected, and risk of loss and title to the Company Stock Certificates shall pass only upon proper delivery of the Company Stock Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which shall be in the form and have such other provisions as are reasonably acceptable to Parent) and (iii) instructions (which instructions shall be in the form and have such other provisions as are reasonably acceptable to Parent) for use in effecting the surrender of the Company Stock Certificates in exchange for (A) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Company Stock Certificates pursuant to Section 1.5 and (B) any dividends or other distributions payable pursuant to Section 1.7(c).
(ii) Non-DTC Uncertificated Shares. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each holder of Uncertificated Shares not held through DTC (i) a notice advising such holders of the effectiveness of the Merger, (ii) a statement reflecting the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Uncertificated Shares pursuant to Section 1.5 and (B) to the extent any dividends or other distributions are payable pursuant to Section 1.7(c), a check for such amount.
(iii) DTC Uncertificated Shares. With respect to Uncertificated Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Uncertificated Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration and, to the extent any dividends or other distributions are payable pursuant to Section 1.7(c), cash for such amount.
(iv) Certain Transfers of Ownership. With respect to Company Stock Certificates, if payment of the Merger Consideration and any dividends or other distributions pursuant to Section 1.7(c) is to be made to a Person other than the record holder of such Company Stock Certificate, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. With respect to Uncertificated Shares, payment of the Merger Consideration and any dividends or other distributions pursuant to Section 1.7(c) shall only be made to the Person in whose name such Uncertificated Shares are registered in the stock transfer books of the Company as of the Effective Time. Until surrendered as contemplated by this Section 1.7(b)(iv), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Company Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c).
(c) Distributions with Respect to Unexchanged Shares. Subject to Applicable Law, there shall be paid to the holders of the Parent Common Stock issued in exchange for Company Stock Certificates or Uncertificated Shares pursuant to Section 1.7(b), without interest, (i) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time, but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), payable with respect to such shares of Parent Common Stock.
(d) Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Section 1.
(e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Stock Certificates or Uncertificated Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Section 1 shall thereafter look only to Parent as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 1.7(c).
(f) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Company Stock Certificate shall not have been surrendered or Uncertificated Share not paid, in each case, in accordance with Section 1.7(b), immediately prior to the date on which any Merger Consideration in respect of such Company Stock Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Company Stock Certificate or Uncertificated Share shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of all claims or interest of any person previously entitled thereto.
(g) Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of Applicable Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
1.9 No Dissenters’ Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available with respect to the Merger or other Contemplated Transactions.
1.10 Tax Treatment. The Company, Parent, the Surviving Corporation and Merger Sub intend that the Merger be a reorganization described in section 368(a) of the Code occurring pursuant to a plan of reorganization within the meaning of Treasury Regulation section 1.368-1 and each of the Company, Parent, the Surviving Corporation and Merger Sub shall not take and position on any Tax Return inconsistent with this characterization.
1.11 Closing Statements.
(a) No later than the close of business of the fifth (5th) Business Day preceding the day on which Closing shall occur pursuant to Section 1.3, the Company shall provide to Parent a written statement, signed by an executive officer of the Company (the “Company Closing Statement”), setting forth the Company’s good faith estimate, together with related supporting calculations and work papers and back-up materials relating thereto, of the Company Cash Amount. The Company shall provide Parent and its Representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of the Company to enable Parent and its Representatives to review and analyze the Company Closing Statement and the components thereof. If requested by Parent, the Parties shall meet and confer regarding the Company Closing Statement and the components thereof no later than the third (3rd) Business Day prior to the day on which Closing shall occur pursuant to Section 1.3, and shall make such changes thereto as the Parties may mutually and in good faith agree, and the Company Cash Amount as so mutually agreed in writing shall be final and binding on the Parties for all purposes of this Agreement. If there is a dispute between the Parties regarding the Company Closing Statement or the Company Cash Amount that is not resolved as of such date of meeting, and the resolution of such dispute is required to determine whether the Company Cash Amount is less than the Company Minimum Cash Amount, then any such disputed items shall be referred to Deloitte Touche Tohmatsu Limited, or in the event that such firm declines to serve in such capacity, an independent auditor of recognized national standing jointly selected by Parent and the Company (the “Accounting Firm”), each Party acting reasonably and as quickly as possible, time being of the essence. The Parties shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the relevant Company Closing Statement and any remaining disputes with respect thereto, and the Parties shall use reasonable best efforts to cause the Accounting Firm to make its determination as soon as possible and within seven (7) calendar days of accepting its selection at the latest. The Parties shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a representative of the other Party. The determination of the Accounting Firm shall be limited to the items in dispute submitted to the Accounting Firm and limited to applying the definition of Company Cash Amount as set forth herein. Any determination of the Company Cash Amount made by the Accounting Firm shall be made in writing, delivered to each of the Parties, and shall be final and binding on the Parties hereto and shall be deemed to have been finally determined for purposes of this Agreement and to represent the Company Cash Amount and Company Closing Statement, as applicable, for all purposes of this Agreement.
(b) No later than the close of business of the fifth (5th) Business Day preceding the day on which Closing shall occur pursuant to Section 1.3, Parent shall provide to the Company a written statement, signed by an executive officer of Parent (the “Parent Closing Statement”), setting forth Parent’s good faith estimate, together with related supporting calculations and work papers and back-up materials relating thereto, of the Parent Cash Amount. Parent shall provide the Company and its Representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of Parent to enable the Company and its Representatives to review and analyze the Parent Closing Statement and the components thereof. If requested by the Company, the Parties shall meet and confer regarding the Parent Closing Statement and the components thereof no later than the third (3rd) Business Day prior to the day on which Closing shall occur pursuant to Section 1.3, and shall make such changes thereto as the Parties may mutually and in good faith agree, and the Parent Cash Amount as so mutually agreed in writing shall be final and binding on the Parties for all purposes of this Agreement. If there is a dispute between the Parties regarding the Parent Closing Statement or the Parent Cash Amount that is not resolved as of such date of meeting, and the resolution of such dispute is required to determine whether the Parent Cash Amount is less than the Parent Minimum Cash Amount, then any such disputed items shall be referred to the Accounting Firm, each Party acting reasonably and as quickly as possible, time being of the essence. The Parties shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the relevant Parent Closing Statement and any remaining disputes with respect thereto, and the Parties shall use reasonable best efforts to cause the Accounting Firm to make its determination as soon as possible and within seven (7) calendar days of accepting its selection at the latest. The Parties shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a representative of the other Party. The determination of the Accounting Firm shall be limited to the items in dispute submitted to the Accounting Firm and limited to applying the definition of Parent Cash Amount as set forth herein. Any determination of the Parent Cash Amount made by the Accounting Firm shall be made in writing, delivered to each of the Parties, and shall be final and binding on the Parties hereto and shall be deemed to have been finally determined for purposes of this Agreement and to represent the Parent Cash Amount and Parent Closing Statement, as applicable, for all purposes of this Agreement.
(c) The parties shall delay the Closing until the final and binding determination of the Company Cash Amount and the Parent Cash Amount in accordance with the provisions of this Section 1.11 and Closing shall occur promptly thereafter in accordance with Section 1.3. The fees and expenses of the Accounting Firm shall be allocated between the Parties in the same proportion that the disputed amount of the Company Cash Amount or Parent Cash Amount, as applicable, that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Company Cash Amount or Parent Cash Amount, as applicable. If the dispute resolution procedures involving the Accounting Firm pursuant to this Section 1.11 apply, upon resolution of the matter in accordance with this Section 1.11, the Parties shall not be required to determine the Company Cash Amount or Parent Cash Amount again even though the Closing Date may occur later than the originally contemplated Closing Date.

Section 2. Representations and Warranties of the Company
The Company represents and warrants to Parent and Merger Sub as follows, it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the Company Disclosure Schedule (subject to Section 9.6); and (b) disclosure in any Company SEC Report filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of this Agreement but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive, cautionary or forward-looking in nature:
2.1 Due Organization; Subsidiaries.
(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the other Acquired Companies is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization. Except as would not reasonably be expected to have or result in a Company Material Adverse Effect, each Acquired Company has all necessary corporate or other power, as the case may be, and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Each of the Acquired Companies is qualified, registered or licensed to do business as a foreign entity, and is in good standing (with respect to jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business or the ownership or use of its assets requires such qualification, registration or licensure, except where that failure to be so qualified, registered or licensed would not reasonably be expected to have or result in a Company Material Adverse Effect.
(b) Part 2.1(b)(i) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. Except as set forth in Part 2.1(b)(ii) of the Company Disclosure Schedule, (i) neither the Company nor any of the other Acquired Companies owns any capital stock of, or any equity interest of any nature in, any other Entity, other than another Acquired Company, (ii) none of the Acquired Companies has at any time been a general partner of any general or limited partnership and (iii) none of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
2.2 Organizational Documents. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement and other charter and organizational or governing documents of the Company and each other Acquired Company, including all amendments and supplements thereto as of the date of this Agreement. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws including all amendments thereto. No Acquired Company is in violation of any of the provisions of its certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement and other charter and organizational or governing documents including all amendments thereto, of such Entity, except where such violation would not reasonably be expected to have a result in a Company Material Adverse Effect.
2.3 Capitalization.
(a) The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock, of which 114,707,700 shares have been issued and are outstanding as of the close of business on the Business Day immediately preceding the date of this Agreement (the “Measurement Time”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. As of the Measurement Time, no shares of Company Common Stock are held by the Company as treasury stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except for the shares of Company Common Stock held by the Company as treasury stock, there are no shares of Company Common Stock held by any of the Acquired Companies. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.
(b) As of the Measurement Time: (i) 6,121,177 shares of Company Common Stock are subject to issuance pursuant to Company Stock Options granted and outstanding under the Company Equity Plans; (ii) 8,080,745 shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company RSU Awards granted and outstanding under the Company Equity Plans (excluding the Company Earnout Acquiror RSUs); (iii) 5,100,000 shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company PSU Awards granted and outstanding under the Company Equity Plans (reflecting shares of Company Common Stock that vest based on performance-based vesting requirements assuming deemed achievement of maximum performance); (iv) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans and referenced in the preceding clauses (i) through (iii); (v) 7,190,057 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans; (vi) 10,185,774 shares of Company Common Stock are subject to issuance pursuant to and upon the exercise of all issued and outstanding Company Public Warrants; (vii) 6,074,310 shares of Company Common Stock are subject to issuance pursuant to and upon exercise of all issued and outstanding Company Private Warrants; (viii) 6,945,732 shares of Company Common Stock are subject to issuance pursuant to Company Earnout Shares upon the satisfaction of certain performance thresholds set forth in the SPAC Merger Agreement; and (ix) 150,504 shares of Company Common Stock are subject to issuance pursuant to Company Earnout Acquiror RSUs upon the satisfaction of certain performance thresholds set forth in the SPAC Merger Agreement.
(c) Part 2.3(c) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Measurement Time: (A) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (B) the name of the holder of such Company Equity Award; (C) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Company Common Stock); (D) the exercise price (if any) of such Company Equity Award; (E) the date on which such Company Equity Award was granted; (F) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (G) the date on which such Company Equity Award expires; (H) if such Company Equity Award is a Company Stock Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (I) if such Company Equity Award is a Company RSU Award or Company PSU Award, whether such Company RSU Award or Company PSU Award is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”); and (J) if such Company Equity Award is a Company RSU Award or Company PSU Award, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule. The Company has Made Available to Parent accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, restricted stock units or performance stock units (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding as of the date of this Agreement, and the forms of all stock option, restricted stock unit and performance stock unit award agreements evidencing such outstanding stock options, restricted stock units or performance stock units (whether payable in equity, cash or otherwise) as of the date of this Agreement. The exercise price of each Company Stock Option was, on the date of grant of such Company Stock Option no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).
(d) Except for shares of Company Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Company Equity Awards outstanding as of the Measurement

Time, as of the date of this Agreement there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) Contract under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(e) All outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance with: (i) all applicable securities laws and other Applicable Laws; and (ii) all requirements set forth in applicable Contracts.
(f) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal Liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or another Acquired Company, free and clear of any Encumbrances, except for Permitted Encumbrances.
2.4 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject only to the adoption of this Agreement by the Required Company Stockholder Vote. The board of directors of the Company (at a meeting duly called and held) has, by unanimous vote of all directors of the Company: (a) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Applicable Law that otherwise might apply to the Merger or any of the other Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
2.5 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):
(a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement or other charter or organizational or governing documents of any of the Acquired Companies or (ii) any resolution adopted by the stockholders or equityholders, the board of directors (or similar governing body) or any committee of the board of directors (or similar governing body) of any of the Acquired Companies;
(b) subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;
(c) subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies;

(d) subject to any notices or Consents set forth in Part 2.5 of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a penalty under any Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Material Contract; or
(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Companies or Permitted Encumbrances;
other than in the case of clauses (b) through (e) any such filings, notices, Consents, contraventions, conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions.
Except as may be required by the Exchange Act, the DGCL, the HSR Act and any other Antitrust Law filing, and except as set forth in Part 2.5 of the Company Disclosure Schedule, none of the Acquired Companies was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, in each case prior to the Closing, any Governmental Authority in connection with: (i) the execution, delivery or performance by any of the Acquired Companies of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions by the Company, except any filing, notice or Consent that would not reasonably be expected to be material and adverse to the Acquired Companies and would not reasonably be expected to have the effect of preventing, delaying or making illegal the Merger or any of the Contemplated Transactions.
2.6 SEC Filings; Financial Statements; Internal Controls.
(a) The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications and other reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC and all amendments thereto, in each case between January 1, 2020 and the date of this Agreement (the “Company SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in such certifications were accurate and complete as of its date. For purposes of this Agreement, (A) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and (B) the term “file” and variations thereof shall be broadly construed to include any manner in which any document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.
(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.
(c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(d) The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors and in a Company SEC Report (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee or service provider who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The Nasdaq Global Market, and, since January 1, 2020, has not received any notice from The Nasdaq Global Market asserting any material non-compliance with such rules and regulations.
(e) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act. No Acquired Company has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(f) Since January 1, 2020, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material and adverse to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports.
(g) Since January 1, 2020, all transactions, agreements, arrangements or understandings between any Acquired Company and any other Person that were required to be disclosed pursuant to Item 404 of Regulation S-K were disclosed in Company SEC Reports, as applicable.
2.7 Absence of Changes. Since January 1, 2022 through the date of this Agreement, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect.

2.8  Legal Proceedings; Orders.
(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be a Company Material Adverse Effect; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(b) There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject, except for Orders that, individually or in the aggregate, are not and would not reasonably be expected to be a Company Material Adverse Effect. No officer of any of the Acquired Companies is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies that would reasonably be expected to be a Company Material Adverse Effect.
2.9 Title to Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies own, and have good and valid title to, all assets owned or purported to be owned by them, including: (a) all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies. Except as would reasonably be expected to have a Company Material Adverse Effect, all of such assets are owned by the Acquired Companies free and clear of any Encumbrances, except for Permitted Encumbrances.
2.10 Real Property; Equipment; Leasehold.
(a) Part 2.10(a) of the Company Disclosure Schedule sets forth an accurate and complete description of real property owned by the Acquired Companies (the “Owned Real Property”). Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, none of the Acquired Companies owns any real property or any interest in real property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies are the sole owners of the Owned Real Property and have good, valid and marketable fee simple title to the Owned Real Property, and the Owned Real Property is free and clear of any Encumbrances, except for Permitted Encumbrances.
(b) Part 2.10(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each real property lease, sublease, license or occupancy agreement pursuant to which any of the Acquired Companies leases, subleases, licenses or occupies real property from any other Person (the “Leases”), and, except as would not reasonably be expected to be a Company Material Adverse Effect: (i) the Acquired Companies are the sole holders of good, valid and subsisting leasehold interests in and to all of the Leased Real Property, and the Acquired Companies’ interests in the Leased Real Property are free and clear of any Encumbrances, except for Permitted Encumbrances; (ii) all of the Leases are (A) valid, binding on and enforceable against the applicable Acquired Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, and (B) are in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid; (iii) either the applicable Acquired Company, nor, to the Knowledge of the Company, any other party to any Lease, has breached such Lease in any material respect, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease; and (iv) the Company has Made Available to Parent accurate and complete copies of all Leases.
(c) Except as would not reasonably be expected to be a Company Material Adverse Effect, no Acquired Company has made any alterations, additions or improvements to the Leased Real Property that are required to be removed at the termination of the applicable lease term, and the present use and operation of the Owned Real Property and the Leased Real Property is authorized by, and is in compliance with all Applicable Laws. There is no Legal Proceeding pending, or, to the Knowledge of the Company threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any Owned Real Property or Leased Real Property, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be Company Material Adverse Effect.
(d) Except as would not reasonably be expected to be a Company Material Adverse Effect (i) there are no leases, subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Owned Real Property or Leased Real Property to any Person other than the Acquired Companies (each a “Tenant Lease”), (ii) there is no Person in possession of any of the Owned Real Property or Leased Real Property other than the Acquired Companies, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.
2.11 Intellectual Property.
(a) Part 2.11(a) of the Company Disclosure Schedule accurately identifies: each item of material Registered IP in which any Acquired Company has (or purports to have) an ownership interest, including the jurisdiction in which such item of material Registered IP has been registered or filed and the applicable application, registration or serial number and date and the record owner, in each case as of the date of this Agreement and except as would not reasonably be expected to be a Company Material Adverse Effect.
(b) The Acquired Companies own all right, title and interest in and to the material Company IP (other than Intellectual Property and Intellectual Property Rights licensed to the Acquired Companies under Company Inbound Licenses), free and clear of any Encumbrances, except for Permitted Encumbrances, except as would not reasonably be expected to be a Company Material Adverse Effect. Without limiting the generality of the foregoing and except as would not reasonably be expected to be a Company Material Adverse Effect: (i) all documents and instruments necessary to perfect the rights of the Acquired Companies in the Company IP that is material Registered IP have been validly executed, delivered and filed with the appropriate Governmental Authority; (ii) each Person who is or was involved in the creation, contribution or development of any material Company IP in the course of that Person’s work with or for any Acquired Company has assigned to an Acquired Company all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such material Intellectual Property Rights; (iii) each Acquired Company has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise protect, create, enforce, maintain and preserve its material Intellectual Property Rights, and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; and (iv) to the Knowledge of the Company, the Acquired Companies own or otherwise have sufficient rights in, and after the Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all material Intellectual Property Rights necessary to conduct the business of the Acquired Companies as currently conducted and currently planned by the Acquired Companies to be conducted.
(c) All Company IP that is material Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. Without limiting the generality of the foregoing, no Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any material Company IP is being or has been contested or challenged.
(d) To the Knowledge of the Company, (i) no Acquired Company is infringing, misappropriating, or otherwise violating any material Intellectual Property or Intellectual Property Right of any other Person, (ii) none of the Company Products or the conduct of the business of any Acquired Company infringes, violates or otherwise violates any material Intellectual Property Right of any other Person, and (iii) no Person is infringing, misappropriating, or otherwise violating any material Company IP. Without limiting the generality of the foregoing: (A) to the Knowledge of the Company, no infringement, misappropriation or similar claim or Legal Proceeding is pending or, threatened against any Acquired Company; and (B) since January 1, 2019, no Acquired Company has received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Company Product, or by any Acquired Company, of any material Intellectual Property or material Intellectual Property Right of another Person.
(e) No Company Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that an Acquired Company grant a license under or to, or refrain from asserting or enforcing a Company IP right intended by the Company to retained as confidential, or that would require a part of any Company Software intended to be retained as confidential be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge, in each case, except as would not reasonably be expected to be a Company Material Adverse Effect.
(f) Except as would not reasonably be expected to be a Company Material Adverse Effect, the Acquired Companies’ receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Company Contract in all material respects; (ii) applicable Information Privacy and Security Laws; and (iii) publicly published privacy policies adopted by the Acquired Companies relating to Protected Information in all material respects. Except as would not reasonably be expected to be a Company Material Adverse Effect, the Acquired Companies have adopted, and are and have been in compliance in all material respects with, reasonable policies and procedures designed to maintain the security of Protected Information gathered or accessed in the course of the operations of the Acquired Companies.
(g) Each Acquired Company protects in all material respects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption, except as would not reasonably be expected to be a Company Material Adverse Effect. Each Acquired Company is taking, and has at all times taken, all reasonable measures to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Acquired Company provides similar safeguards, in each case, in compliance in all material respects with applicable Information Privacy and Security Laws and consistent with general industry standards.
(h) Except as would not reasonably be expected to be a Company Material Adverse Effect, to the Knowledge of the Company, no material Company Technology contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or other vulnerabilities, faults or any other code designed or intended to have, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Company Technology, or a computer system or network or other device on which such code is stored or installed. To the Knowledge of the Company, there has been no material data security breach of any material IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Acquired Companies, or investigation, audit, complaint or litigation relating to any data security breach or violation of Information Privacy and Security Laws by any Acquired Company, except as would not reasonably be expected to be a Company Material Adverse Effect.
2.12 Material Contracts.
(a) Part 2.12(a) of the Company Disclosure Schedule accurately identifies:
(i) any Company Contract relating to the employment of, or the performance of services by, any employee or consultant (other than standard offer letters in form and substance consistent with the forms Made Available to Parent);
(ii) any Company Contract, including any stock option plan, stock appreciation right plan, restricted stock or stock unit plan, stock purchase plan or other equity incentive plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);
(iii) any Company Contract relating to the development, sale or disposition of any Owned Real Property;
(iv) any Company Contract that provides for indemnification of any director or officer of any Acquired Company;
(v) any Company Contract: (A) involving a material joint venture, strategic alliance, partnership or material teaming agreement, or involving the sharing of profits or revenue; or (B) for any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;
(vi) each material Company Inbound License, and each material Company Outbound License (other than a Company Contract with a Company Associate entered into in the ordinary course of business in which ownership of any Intellectual Property or Intellectual Property Rights created in the course of performing services are assigned to and owned exclusively by an Acquired Company);
(vii) any Company Contract entered into at any time since January 1, 2020: (A) relating to the disposition or acquisition by any Acquired Company of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate for all such Company Contracts; or (B) pursuant to which any Acquired Company will acquire any interest, or will make an investment, for consideration in excess of $5,000,000 in any other Person, other than another Acquired Company;
(viii) any Company Contract relating to the disposition or acquisition by any Acquired Company of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) in each case that contains continuing indemnification obligations of any Acquired Company that are material to the Acquired Companies taken as a whole, or any remaining “earn out” or other contingent payment or consideration of any Acquired Company that has not been satisfied in full prior to the date of this Agreement;
(ix) any Company Contract containing any standstill or similar provisions that limit or restrict: the ability of a Person to acquire any securities or assets of an Acquired Company;
(x) any Company Contract that materially limits or restricts the right or ability of any Acquired Company (or following the Closing would limit or restrict, or purport to limit or restrict, Parent or any Subsidiary of Parent (other than those Subsidiaries constituting Acquired Companies)):(A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any material Intellectual Property or other asset to or for any other Person other than in the ordinary course of business;
(xi) any Company Contract that: (A) grants material exclusive rights to market, sell or deliver any product or service of any Acquired Company; (B) contains any “most favored nation” or similar provision in favor of the counterparty; (C) contains a material right of first refusal, first offer or first negotiation or any similar right with respect to an asset owned by an Acquired Company; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of an Acquired Company’s requirements from any third party; or any Company Contract that, following the Closing would grant, contain or provide, or purport to grant, contain or provide, any of the foregoing rights in respect of Parent or any Subsidiary of Parent (other than those Subsidiaries constituting Acquired Companies);
(xii) any settlement, conciliation or similar Company Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on any Acquired Company or materially disrupts the business of any of the Acquired Companies as currently conducted; or (B) that would require any of the Acquired Companies to pay consideration valued at more than $500,000 in the aggregate following the date of this Agreement;
(xiii) any Company Contract evidencing Indebtedness of the Company in excess of $10,000,000;
(xiv) each Company Contract (excluding purchase orders given or received in the ordinary course of business) under which any of the Acquired Companies (A) paid in excess of $1,000,000 in fiscal year 2021 or (B) received in excess of $1,000,000 in fiscal year 2021;
(xv) each lease or rental Company Contract involving personal property (and not relating primarily to real property) pursuant to which any of the Acquired Companies is required to make rental payments in excess of $200,000 per month (excluding leases or rental Company Contracts for office equipment entered into in the ordinary course of business);
(xvi) any Company Contract evidencing reinsurance obligations of any of the Acquired Companies; and
(xvii) any other Company Contract, if a breach of such Company Contract would reasonably be expected to have or result in a Material Adverse Effect.
(b) For purposes of this Agreement, Company Contracts of the type required to be set forth in Part 2.12(a) of the Company Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) shall be deemed to constitute a “Material Contract.” The Company has Made Available to Parent an accurate and complete copy of each Material Contract. Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect, none of the Acquired Companies, and, to the Knowledge of the Company, no other Person, has violated or breached, or committed any default under, any Material Contract. Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a penalty under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract (or any material obligation thereunder); or (v) give any Person the right to cancel, terminate or modify any Material Contract. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding an allegation of, or breach of, or default under, any Material Contract, except for such breaches or defaults which would not reasonably be expected to result in a Company Material Adverse Effect.
2.13 Liabilities. As of the date hereof, none of the Acquired Companies has any Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities identified as such and in the amounts stated in the Company Balance Sheet; (ii) normal and recurring current Liabilities that have been incurred by the Acquired Companies since the date of the Company Balance Sheet in the ordinary course of business; (iii) Liabilities for performance of obligations of the Acquired Companies not yet due under Company Contracts; (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or otherwise in connection with the Contemplated Transactions, (v) Liabilities described and in the amounts stated in Part 2.13 of the Company Disclosure Schedule; and (v) other Liabilities that in the aggregate would not have, and would not reasonably be expected to have a Company Material Adverse Effect.
2.14 Compliance with Applicable Laws.
(a) Each of the Acquired Companies is, and at all times since January 1, 2020 has been, in compliance with all Applicable Laws, except for such non-compliance which would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority or other Person regarding any actual or possible material violation of, or failure to comply with, any Applicable Law, except, in each case, for any such violation of failure to comply that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) None of the Acquired Companies, and, to the Knowledge of the Company, no director, officer, other employee, consultant or agent or third party acting on behalf of any of the Acquired Companies, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Applicable Law, including the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment except, in each case of (i) through (iii), as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. For purposes of this Section 2.14(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any Applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. To the Knowledge of the Company, since January 1, 2020, none of the Acquired Companies under their control has been investigated, charged or prosecuted for any violation of any Applicable Law in respect of the matters contemplated by this Section 2.14(b). None of the Acquired Companies has disclosed to any Governmental Authority information that establishes or indicates that an Acquired Company violated or may have violated any Applicable Law in respect of the matters contemplated by this Section 2.14(b), or are aware of any circumstances that would reasonably be expected to give rise to such an investigation in the future, except, in each case, as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
2.15 Governmental Authorizations. Except as would not have, and would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies hold, and since January 1, 2020 have held, all Governmental Authorizations, and have made all filings required under Applicable Laws, necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, each Acquired Company is and has always been in compliance in with the terms and requirements of such Governmental Authorizations. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, except, in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

2.16 Tax Matters.
(a) Except as would not be material and adverse to the Acquired Companies taken as a whole: (i) each of the Tax Returns filed, or required to be filed, by or on behalf of any Acquired Company with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (A) has been or will be filed on or before the applicable due date (taking into account any available extensions of such due date) and (B) has been, or will be when filed, accurate and complete and in compliance with all Applicable Laws; (ii) each of the Acquired Companies has timely paid all Taxes required to be paid by it; (iii) each of the Acquired Companies has withheld from each payment or deemed payment made to any Company Associate or to its past or present suppliers, creditors, stockholders or other third parties all Taxes and other deductions required to be withheld and has, within the time and in the manner required by Applicable Law, paid such withheld amounts to the proper Governmental Authority and complied with all related reporting and record retention requirements; and (iv) there are no Encumbrances for Taxes upon any of the assets of any of the Acquired Companies except for Permitted Encumbrances.
(b) There is no currently effective agreement extending or waiving the period of assessment or collection for any material Tax.
(c) No audit, claim or Legal Proceeding with respect to material Taxes or Tax Returns of any Acquired Company is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company in respect of any Tax, and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against any Acquired Company that has not been completely settled, paid or withdrawn.
(d) No claim has ever been made by any Governmental Authority in a jurisdiction where an Acquired Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.
(e) No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(f) In the five (5) years prior to the date hereof, no Acquired Company (i) has been a member of an “affiliated group” as defined in Section 1504(a) of the Code (or similar state, local or foreign filing group) other than a group consisting solely of the Company and one or more of its Subsidiaries, or (ii) has any material Liability for the Taxes of any Person other than an Acquired Company under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, or by Contract.
(g) None of the Acquired Companies is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement solely between two or more Acquired Companies or entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).
(h) Each of the Acquired Companies has at all times complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Applicable Laws relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of required transfer pricing reports).
(i) No Acquired Company has participated in, or is currently participating in, a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Applicable Law. Each of the Acquired Companies has disclosed on its U.S. federal income Tax Returns all positions taken therein that would give rise to a “substantial understatement” within the meaning of Section 6662 of the Code.
(j) None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the

Closing as a result of: (i) any change in accounting method pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign Tax Applicable Laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Tax Applicable Laws) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received prior to the Closing; or (v) any election under Section 108(i) or Section 965(h) of the Code made prior to the Closing.
(k) No Acquired Company has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
2.17 Employee and Labor Matters; Benefit Plans.
(a) None of the Acquired Companies is or has been a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employee or Contract Worker of any of the Acquired Companies. There are no organizing, election, certification petitions, campaigns, or other activities pending or, to the Knowledge of the Company, threatened by or on behalf of any Union with respect to any Company Associate. No Union holds bargaining rights with respect to any Company Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Company Associate. No Acquired Company has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any Company Associate. No Acquired Company is or has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or Union organizing activity, or any similar activity or dispute, affecting any of the Acquired Companies or any of their employees.
(b) Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, each Company Associate that currently renders or has rendered services to any of the Acquired Companies that is classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is properly characterized as such for all purposes, including: (i) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Applicable Laws governing the payment of wages (including overtime and premium wages); (ii) Tax Applicable Laws; and (iii) unemployment insurance and worker’s compensation obligations, and the Acquired Companies have properly classified and treated each such individual in accordance with Applicable Laws and for purposes of all applicable Company Employee Plans and perquisites. No Contract Worker is eligible to participate in any Company Employee Plan.
(c) Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, to the Knowledge of the Company, no Person has claimed or has reason to claim that any Company Associate or other individual affiliated or associated with any Acquired Company: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement, any other restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, to the Knowledge of the Company, no Company Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, marketing or sale of any product or proposed product, or the development or sale of any service or proposed service, of any Acquired Company.
(d) Each Acquired Company is, and since January 1, 2020 has been, in compliance in all material respects with all Applicable Laws respecting labor and employment, including hiring practices,

employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”). Since January 1, 2021, none of the Acquired Companies has effectuated a “plant closing” or “mass layoff” as those terms are used in the WARN Act and similar laws or has become subject to any obligation under any Applicable Law or otherwise to notify or consult with, prior to or after the Effective Time, any Governmental Authority or other Person with respect to the impact of the Contemplated Transactions. Each of the Acquired Companies has properly accrued in the ordinary course of business and in accordance with GAAP, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation, together with any related Taxes and any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business), for any services performed, directly or indirectly, for any Acquired Company.
(e) The Acquired Companies are, and since April 1, 2020 have been in compliance in all material respects with Applicable Laws regarding COVID-19 health and safety protocols. The Acquired Companies have also used commercially reasonable efforts to adhere to applicable guidance from applicable Governmental Authorities such as the U.S. Centers for Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19.
(f) Neither any Acquired Company nor any of its directors or officers, nor any management level employees, is under administrative, civil or criminal (i) indictment or audit or (ii) to the Knowledge of the Company, investigation, in each case by any Governmental Authority relating to labor or employment matters at an Acquired Company that reasonably would be expected to result in a notice of material violation, material finding of reasonable cause, or similar material adverse finding.
(g) Part 2.17(g) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Company Employee Plan and each material Company Employee Agreement. None of the Acquired Companies intends, and none of the Acquired Companies has committed, to establish or enter into any new arrangement that would constitute a Company Employee Plan or Company Employee Agreement, or to materially modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any Applicable Laws, in each case as previously disclosed to Parent in writing or as required by this Agreement). The Company has Made Available to Parent, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Company Employee Plan and each material Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements, including all amendments thereto; (iv) all discrimination and compliance tests required under the Code for the most recent plan year; (v) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (vi) all material, non-routine filings, notices, correspondence or other communications relating to any Company Employee Plan that was submitted to or received from the IRS, the Pension Benefit Guaranty Corporation, the DOL, the SEC, or any other Governmental Authority since January 1, 2020.
(h) Each Company Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all Applicable Laws, including ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each other Company Employee Plan intended to be tax qualified under Applicable Laws is so tax qualified, and no event has occurred and no circumstance or condition exists that would reasonably be expected to result in the disqualification of any such Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to Parent, the Acquired Companies or any Company ERISA Affiliates or Parent ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated by the IRS, DOL, PBGC or any other Person with respect to any Company Employee Plan. None of the Acquired Companies or any Company ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980H of the Code or any material penalty or Tax under Applicable Laws. Each of the Acquired Companies and Company ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in accordance with GAAP in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports. None of the Acquired Companies or any Company ERISA Affiliate sponsors, maintains, participates in, or contributes to, or has an obligation to contribute to or has any Liability with respect to any Foreign Plan.
(i) None of the Acquired Companies, and no Company ERISA Affiliate, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) plan described in Section 413 of the Code; or (iv) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No material Liability under Title IV or Section 302 of ERISA (other than any Liability for premiums due to the PBGC (which premiums have been paid when due)) has been incurred by the Acquired Companies or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Acquired Companies or any Company ERISA Affiliate of incurring any such Liability. No Company Employee Plan subject to ERISA holds stock issued by the Company or any of its current Company ERISA Affiliates as a plan asset.
(j) No Company Employee Plan or Company Employee Agreement provides (except at no cost to the Acquired Companies or any Affiliate of any Acquired Company), or reflects or represents any Liability of any of the Acquired Companies or any Affiliate of any Acquired Company to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other Applicable Laws at the recipient’s sole premium expense. No Company Employee Plan provides or reflects or represents any Liability of any of the Acquired Companies or any Affiliate of any Acquired Company to provide, life insurance, health benefits or other welfare benefits to any member of the Company’s Board of Directors for any reason, unless such director is also an employee of an Acquired Company.
(k) Except as set forth in Part 2.17(k)-1 of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate; or (ii) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Employee Plan or Company Employee Agreement. Without limiting the generality of the foregoing, except as set forth on Part 2.17(k)-2 of the Company Disclosure Schedule, no amount payable to any Company Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. None of the Acquired Companies has any obligation to compensate any Company Associate for any Taxes incurred by such Company Associate under Section 4999 of the Code.
(l) Each Company Employee Plan, Company Employee Agreement or other Contract between any Acquired Company and any Company Associate that is subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. None of the Acquired Companies is a party to or has any Liability under any Employee Plan, Company Employee Agreement or other Contract to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.
2.18 Environmental Matters.
(a) Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, and except as set forth on Part 2.20(a) of the Company Disclosure Schedule, each of the Acquired Companies is, and since January 1, 2020 has been, in compliance in all material respects with, and is not subject to any material Liability under, any applicable Environmental Law, which compliance includes timely applying for, possessing, maintaining, and complying with the terms and conditions of all Environmental Authorizations.
(b) The Company has Made Available to Parent a true and complete list of any material Environmental Authorization held by any of the Acquired Companies. No notice or consent is required for any such Environmental Authorization to remain in full force and effect following consummation of the Contemplated Transactions, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c) Except as would not have, and would not reasonably be expected to have a Company Material Adverse Effect, (i) there has been no Release of Hazardous Substances at any real property currently or formerly owned, operated or leased by any Acquired Company, and (ii) no Acquired Company has arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Substances at any location.
(d) There are no Legal Proceedings pending, or, to the Knowledge of the Company, threatened against any Acquired Company, and since January 1, 2020, or earlier for matters that remain unresolved, none of the Acquired Companies has received any written notice, request for information from a Governmental Authority, demand, letter, citation, summons, complaint, penalty or claim that alleges that any of the Acquired Companies is not in material compliance with, any Environmental Law, except in each case as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(e) The Acquired Companies have Made Available to Parent copies of all material assessments, reports, audits and all material documents in their possession or under their control that relate to the Acquired Companies’ compliance with or any Liability under any Environmental Law or the environmental condition of any real property that any of the Acquired Companies currently own, operate or lease or formerly have owned, operated, or leased.
2.19 Insurance. The Company has Made Available to Parent copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies. Each of such insurance policies is in full force and effect, no written notice of default or termination has been received by any Acquired Company in respect thereof and all premiums (including retrospective or similar premiums or adjustments) due thereon have been paid in full, except in each case as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the

Knowledge of the Company, other communication regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.
2.20 Takeover Statutes; No Rights Plan. The Company’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and to the consummation of the Merger and the other Contemplated Transactions. None of such actions by the Company’s board of directors has been amended, rescinded or modified. Assuming the accuracy of Parent’s representations and warranties in Section 3.16, there are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) applicable to, or purporting to be applicable to, this Agreement, any Support Agreement, the Merger or any of the other Contemplated Transactions, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising all rights in respect of ownership of shares of Company Common Stock outstanding and held by Parent immediately after giving effect to the Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that has or was designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company or making any such acquisition of control of the Company more expensive.
2.21 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holders of any other securities of any Acquired Company, necessary to adopt, approve or authorize this Agreement and approve or authorize the Merger.
2.22 Fairness Opinion. The Company’s board of directors has received the written opinion of William Blair & Company, L.L.C. (“Blair”), financial advisor to the Company, dated August 9, 2022, to the effect that the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company will furnish an accurate and complete copy of such written opinion to Parent, and the Company has received the consent of Blair to include such opinion in the Joint Proxy Statement.
2.23 Advisors’ Fees. Except for Blair, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Blair.
2.24 Disclosure. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.
2.25 No Additional Representations; No Outside Reliance.
(a) Except for the representations and warranties contained in this Section 2, or any certificate delivered by or on behalf of the Company pursuant to Section 6 of this Agreement, neither the Company nor any of their Affiliates, nor any other Person makes or shall be deemed to make any representations or warranties to Parent or Merger Sub, express or implied, at law or in equity, by or on behalf of the Company with respect to the Company (or their respective business, assets, liabilities, condition, operations or results of operations) or the transactions contemplated by this Agreement, and the Company hereby disclaims any such representations or warranties with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(b) Notwithstanding anything contained in this Section 2 or any other provision hereof, the Company acknowledges and agrees that none of Parent, Merger Sub or any of their respective Affiliates nor any other Person has made, or is making, any representation or warranty whatsoever, oral or written, express or implied (and none of the Company or its Affiliates or their respective directors, officers, employees, equityholders, partners, members, agents or representatives has relied on any representation, warranty or statement of any kind by Parent, Merger Sub, any of their respective Affiliates or any other Persons), except for those expressly given in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under Section 7, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Parent, Merger Sub or any of their respective Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the schedules or elsewhere, as well as any information, documents or other materials or management presentations or due diligence discussions that have been or shall hereafter be provided to or engaged in with the Company or any of its Affiliates or any of their respective directors, officers, employees, equityholders, partners, members, agents or representatives are not and will not be deemed to be representations or warranties of Parent, Merger Sub or any of their respective Affiliates or any other Person, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under Section 7. Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any inventory, equipment, vehicles, assets, properties and business of Parent, Merger Sub and its Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under this Agreement with all faults and without any other representation or warranty of any nature whatsoever. The provisions of this Section 2.25(b) shall not, and shall not be deemed or construed to, waive or release any claims for fraud.
Section 3. Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub represent and warrant to the Company as follows, it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the Parent Disclosure Schedule (subject to Section 9.6); and (b) disclosure in any Parent SEC Report filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of this Agreement, but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive, cautionary or forward-looking in nature:
3.1 Due Organization; Subsidiaries.
(a) Parent and Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent’s Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization. Except as would not reasonably be expected to have or result in a Parent Material Adverse Effect, Parent and Merger Sub have the necessary corporate power and authority: (i) to conduct their respective businesses in the manner in which their respective businesses are currently being conducted; (ii) to own and use their respective assets in the manner in which their respective assets are currently owned and used; and (iii) to perform their respective obligations under all Contracts by which they are respectively bound. Each of Parent and Merger Sub is qualified, registered or licensed to do business as a foreign entity, and is in good standing (with respect to jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business or the ownership or use of their respective assets requires such qualification, registration or licensure, except where that failure to be so qualified, registered or licensed would not reasonably be expected to have or result in a Parent Material Adverse Effect.

(b) Part 3.1(b)-1 of the Parent Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of Parent. Except as set forth in Part 3.1(b)-2 of the Parent Disclosure Schedule, (i) neither Parent nor Merger Sub owns any capital stock of, or any equity interest of any nature in, any other Entity, other than a Subsidiary of Parent, (ii) neither Parent nor Merger Sub has at any time been a general partner of any general or limited partnership and (iii) neither Parent nor Merger Sub has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
3.2 Organizational Documents. Parent has Made Available to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub, including all amendments and supplements thereto as of the date of this Agreement. Neither Parent nor Merger Sub is in violation of any of the provisions of the certificate of incorporation or bylaws, including all amendments thereto, of such Entity, except where such violation would not reasonably be expected to have a result in a Parent Material Adverse Effect.
3.3 Capitalization.
(a) The authorized capital stock of Parent consists of: (i) 500,000,000 shares of Parent Common Stock, of which 85,115,909 shares have been issued and are outstanding as of the Measurement Time; and (ii) 1,000,000 shares of Parent Preferred Stock, of which no shares have been issued or are outstanding. As of the Measurement Time, no shares of Parent Common Stock are held by Parent as treasury stock. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Parent Common Stock. Except as set forth in Part 3.3(a) of the Parent Disclosure Schedule, Parent is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities.
(b) As of the Measurement Time: (i) 1,486,651 shares of Parent Common Stock are subject to issuance pursuant to Parent Stock Options granted and outstanding under the Parent Equity Plans; (ii) 9,104,031 shares of Parent Common Stock are subject to issuance and/or delivery pursuant to Parent RSU Awards granted and outstanding under the Parent Equity Plans; (iii) 1,021,544 shares of Parent Common Stock are subject to issuance and/or delivery pursuant to Parent PSU Awards granted and outstanding under the Parent Equity Plans (reflecting shares of Parent Common Stock that vest based on performance-based vesting requirements assuming deemed achievement of maximum performance); (iv) no Parent Equity Awards are outstanding other than those granted under the Parent Equity Plans and referenced in the preceding clauses (i) through (iii); (v) 575,862 shares of Parent Common Stock are reserved for future issuance pursuant to Parent Equity Awards not yet granted under the Parent Equity Plans; and (vi) 3,000,109 Parent Earnout Shares are subject to cancelation in the event of the failure to satisfy certain performance thresholds set forth in the IAC Merger Agreement.
(c) Parent has Made Available to the Company accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, restricted stock units or performance stock units (including all outstanding Parent Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding as of the date of this Agreement, and the forms of all stock option, restricted stock unit and performance stock unit award agreements evidencing such outstanding stock options, restricted stock units or performance stock units (whether payable in equity, cash or otherwise) as of the date of this Agreement. The exercise price of each Parent Stock Option was, on the date of grant of such Parent Stock Option no less than the fair market value of a share of Parent Common Stock as determined on the date of grant of such Parent Stock Option. All grants of Parent Equity Awards were recorded on Parent’s financial statements (including any related notes thereto) contained in the Parent SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

(d) Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule and for shares of Parent Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Parent Equity Awards outstanding as of the Measurement Time, as of the date of this Agreement there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; or (iii) Contract under which Parent or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(e) All outstanding shares of Parent Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of Parent have been issued and granted in compliance with: (i) all applicable securities laws and other Applicable Laws; and (ii) all requirements set forth in applicable Contracts.
(f) All of the outstanding shares of capital stock of each of the Parent’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal Liability attaching to the ownership thereof, and are owned beneficially and of record by Parent or a Subsidiary of Parent, free and clear of any Encumbrances, except for Permitted Encumbrances.
(g) Parent directly or indirectly owns all of the outstanding shares of capital stock of Merger Sub. Merger Sub has not, since the date of its incorporation engaged in any activities other than (i) in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or as expressly contemplated by this Agreement or (ii) those incident or related to its incorporation.
3.4 Authority; Binding Nature of Agreement. Parent and Merger Sub have all necessary corporate power and authority to enter into and to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions, subject only to (i) the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, (ii) the adoption and approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote and (iii) if applicable, the adoption and approval of an amendment to Parent’s certificate of incorporation to effect the Parent Reverse Stock Split by a majority of the outstanding shares of Parent Common Stock entitled to vote on the proposal to approve the Parent Reverse Stock Split. The board of directors of Parent (at a meeting duly called and held) has, by unanimous vote of all directors of Parent: (a) determined that the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Merger; and (c) recommended the approval of the Parent Common Stock Issuance by the holders of Parent Common Stock and directed that the Parent Common Stock Issuance be submitted for adoption by Parent’s stockholders at the Parent Stockholders’ Meeting. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
3.5 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):
(a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement or other charter or organizational or governing documents of Parent or any of its Subsidiaries or (ii) any resolution adopted by the stockholders or equityholders, the board of directors (or similar governing body) or any committee of the board of directors (or similar governing body) of Parent or any of its Subsidiaries;
(b) subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, is subject;
(c) subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries or that otherwise relates to the business of Parent or any of its Subsidiaries or to any of the assets owned or used by Parent or any of its Subsidiaries;
(d) subject to any notices or Consents set forth in Part 3.5 of the Parent Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) a penalty under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Parent Material Contract; or
(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or any of its Subsidiaries other than Permitted Encumbrances; other than in the case of clauses (b) through (e), any such filings, notices, Consents, contraventions, conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions.
3.6 SEC Filings; Financial Statements; Internal Controls
(a) Parent has Made Available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications and other reports, schedules, forms, statements and other documents filed or furnished by Parent with the SEC and all amendments thereto, in each case between January 1, 2020 and the date of this Agreement (the “Parent SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. None of Parent’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Parent SEC Reports, the principal executive officer and principal financial officer of Parent have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in such certifications were accurate and complete as of its date. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Parent SEC Reports. As of the date of this Agreement, to the Knowledge of Parent, none of the Parent SEC Reports is the subject of any ongoing review by the SEC.
(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent contained or incorporated by reference in the Parent SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.
(c) Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(d) Parent maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents and such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and the audit committee of Parent’s board of directors and in a Parent SEC Report (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee or service provider who has (or has had) a significant role in Parent’s internal control over financial reporting. Parent is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq, and, since January 1, 2020, has not received any notice from Nasdaq asserting any material non-compliance with such rules and regulations.
(e) Parent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act. Parent does not have outstanding, or have arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(f) Since January 1, 2020, there have been no changes in any of Parent’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material and adverse to Parent’s financial statements (including, any related notes thereto) contained in the Parent SEC Reports, except as described in the Parent SEC Reports.
(g) Since January 1, 2020, all transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, that were required to be disclosed pursuant to Item 404 of Regulation S-K were disclosed in Parent SEC Reports, as applicable.
3.7 Absence of Changes. Since January 1, 2022 through the date of this Agreement, there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Parent Material Adverse Effect.
3.8 Legal Proceedings; Orders.
(a) As of the date of this Agreement, there is no pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves any of Parent or its Subsidiaries or any of the assets owned or used by any of Parent or its Subsidiaries, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be a Parent Material Adverse Effect; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the

Contemplated Transactions. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(b) There is no Order to which any of Parent or its Subsidiaries, or any of the assets owned or used by any of Parent or its Subsidiaries, is subject, except for Orders that, individually or in the aggregate, are not and would not reasonably be expected to be a Parent Material Adverse Effect. No officer of any of Parent or its Subsidiaries is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of Parent or its Subsidiaries that would be reasonably expected to be a Parent Material Adverse Effect.
3.9 Title to Assets Except as would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries own, and have good and valid title to, all material assets owned or purported to be owned by them, including: (a) all assets reflected on the Parent Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Balance Sheet); and (b) all other assets reflected in the books and records of Parent and its Subsidiaries as being owned by Parent or its Subsidiaries. Except as would reasonably be expected to have a Parent Material Adverse Effect, all of such assets are owned by Parent or its Subsidiaries free and clear of any Encumbrances, except for Permitted Encumbrances.
3.10 Real Property; Equipment; Leasehold.
(a) Part 3.10(a) of the Parent Disclosure Schedule sets forth an accurate and complete description of real property owned by Parent or any of its Subsidiaries (“Parent Owned Real Property”). Except as set forth in Part 3.10(a) of the Parent Disclosure Schedule, the Parent does not own any real property or any interest in real property. Except as would reasonably be expected to have a Parent Material Adverse Effect, Parent and its subsidiaries are the sole owners of the Parent’s Owned Real Property and have good, valid and marketable fee simple title to the Parent’s Owned Real Property, and the Parent’s Owned Real Property is free and clear of any Encumbrances, except for Permitted Encumbrances.
(b) Except as would not reasonably be expected to be a Parent Material Adverse Effect: (i) Part 3.10(b) of the Parent Disclosure Schedule sets forth an accurate and complete list of each Lease entered into by the Parent; (ii) Parent is the sole holder of good, valid and subsisting leasehold interests in and to all of the Parent Leased Real Property, and the Parent’s interests in the Parent Leased Real Property are free and clear of any Encumbrances, except for Permitted Encumbrances; (iii) of the Parent’s Leases are (A) valid, binding on and enforceable against the Parent and, to the Knowledge of Parent, each of the parties thereto, subject to the Enforceability Exceptions, and (B) are in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid; (iv) to the Knowledge of Parent, Parent has not breached such Lease in any material respect, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease; and (v) Parent has Made Available to the Company accurate and complete copies of all Leases.
(c) Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent has not made any alterations, additions or improvements to the Parent’s Leased Real Property that are required to be removed at the termination of the applicable lease term, and the present use and operation of the Parent’s Owned Real Property and the Parent’s Leased Real Property is authorized by, and is in compliance with all Applicable Laws. There is no Legal Proceeding pending, or, to the Knowledge of the Parent threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any of Parent’s Owned Real Property or Parent’s Leased Real Property, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be Parent Material Adverse Effect.
(d) Except as would not reasonably be expected to be a Parent Material Adverse Effect (i) there are no leases, subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Parent Owned Real Property or Parent Leased Real Property to any Person other than a Parent Subsidiary, (ii) there is no Person in possession of any of the Parent

Owned Real Property or Parent Leased Real Property other than its subsidiaries, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Parent Owned Real Property or any portion thereof or interest therein.
3.11 Intellectual Property.
(a) Part 3.11(a) of the Parent Disclosure Schedule accurately identifies: each item of material Registered IP in which Parent has (or purports to have) an ownership interest, including the jurisdiction in which such item of material Registered IP has been registered or filed and the applicable application, registration or serial number and date and the record owner, in each case as of the date of this Agreement and except as would not reasonably be expected to be a Parent Material Adverse Effect.
(b) Parent owns all rights, title and interest in and to the material Parent IP (other than Intellectual Property and Intellectual Property Rights licensed to Parent under Parent Inbound Licenses), free and clear of any Encumbrances, except for Permitted Encumbrances, except as would not reasonably be expected to be a Parent Material Adverse Effect. Without limiting the generality of the foregoing and except as would not reasonably be expected to be a Parent Material Adverse Effect: (i) all documents and instruments necessary to perfect the rights of Parent in the Parent IP that is material Registered IP have been validly executed, delivered and filed with the appropriate Governmental Authority; (ii) each Person who is or was involved in the creation, contribution or development of any material Parent IP in the course of that Person’s work with or for Parent has assigned to a Subsidiary all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such material Intellectual Property Rights; (iii) Parent has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise protect, create, enforce, maintain and preserve its material Intellectual Property Rights, and, to the Knowledge of Parent, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; and (iv) to the Knowledge of the Parent, Parent and its Subsidiaries own or otherwise have sufficient rights in, and after the Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all material Intellectual Property Rights necessary to conduct the business of Parent and its Subsidiaries as currently conducted and currently planned by Parent and its Subsidiaries to be conducted.
(c) All Parent IP that is material Registered IP is subsisting, and, to the Knowledge of Parent, valid and enforceable. Without limiting the generality of the foregoing, no Legal Proceeding is or has been pending or, to the Knowledge of Parent, threatened, in which the ownership, scope, validity or enforceability of any material Parent IP is being or has been contested or challenged.
(d) To the Knowledge of Parent, (i) Parent is not infringing, misappropriating, or otherwise violating any material Intellectual Property or Intellectual Property Right of any other Person, and (ii) none of the Parent Products or the conduct of the business of Parent infringes, violates or otherwise violates any material Intellectual Property Right of any other Person, and (iii) no Person infringing, misappropriating, or otherwise violating any material Parent IP. Without limiting the generality of the foregoing: (A) to the Knowledge of the Parent, no infringement, misappropriation or similar claim or Legal Proceeding is pending or, threatened against Parent; and (B) since January 1, 2020, Parent has not received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Parent Product of any material Intellectual Property or material Intellectual Property Right of another Person.
(e) No Parent Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that Parent grants a license under or to, or refrain from asserting or enforcing a Parent IP right intended by Parent to retained as confidential, or that would require a part of any Parent Software intended to be retained as confidential be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge, in each case, except as would not reasonably be expected to be a Parent Material Adverse Effect.
(f) Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent’s receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Parent Contract in all material respects; (ii) applicable Information Privacy and Security Laws; and (iii) publicly published privacy policies adopted by Parent relating to Protected Information in all material respects. Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent has adopted, and are and have been in compliance in all material respects with, reasonable policies and procedures designed to maintain the security of Protected Information gathered or accessed in the course of the operations of Parent.
(g) Parent protects in all material respects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption, except as would not reasonably be expected to be a Parent Material Adverse Effect. Parent is taking, and has at all times taken, all reasonable measures to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of Parent provides similar safeguards, in each case, in compliance in all material respects with applicable Information Privacy and Security Laws and consistent with general industry standards.
(h) Except as would not reasonably be expected to be a Parent Material Adverse Effect, to the Knowledge of Parent, no material Parent Technology contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or other vulnerabilities, faults or any other code designed or intended to have, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Parent Technology, or a computer system or network or other device on which such code is stored or installed. To the Knowledge of Parent, there has been no material data security breach of any material IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of Parent, or investigation, audit, complaint or litigation relating to any data security breach or violation of Information Privacy and Security Laws by Parent, except as would not reasonably be expected to be a Parent Material Adverse Effect.
3.12 Material Contracts.
(a) Part 3.12(a) of the Parent Disclosure Schedule accurately identifies:
(i) any Parent Contract relating to the employment of, or the performance of services by, any employee or consultant (other than standard offer letters in form and substance consistent with the forms Made Available to Parent);
(ii) any Parent Contract, including any stock option plan, stock appreciation right plan, restricted stock or stock unit plan, stock purchase plan or other equity incentive plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);
(iii) any Parent Contract relating to the development, sale or disposition of any Parent Owned Real Property;
(iv) any Parent Contract that provides for indemnification of any director or officer of Parent or Merger Sub;
(v) any Parent Contract: (A) involving a material joint venture, strategic alliance, partnership or material teaming agreement, or involving the sharing of profits or revenue; or (B) for any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;
(vi) each material Parent Inbound License, and each material Parent Outbound License (other than a Parent Contract with a Parent Associate entered into in the ordinary course of business in which ownership of any Intellectual Property or Intellectual Property Rights created in the course of performing services are assigned to and owned exclusively by Parent);

(vii) any Parent Contract entered into at any time since January 1, 2020: (A) relating to the disposition or acquisition by Parent of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate for all such Parent Contracts; or (B) pursuant to which Parent will acquire any interest, or will make an investment, for consideration in excess of $5,000,000 in any other Person, other than Parent’s Subsidiaries;
(viii) any Parent Contract relating to the disposition or acquisition by a Subsidiary of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) in each case that contains continuing indemnification obligations of its Subsidiaries that are material to its Subsidiaries taken as a whole, or any remaining “earn out” or other contingent payment or consideration of its Subsidiaries or any of its Subsidiaries that has not been satisfied in full prior to the date of this Agreement.
(ix) any Parent Contract containing any standstill or similar provisions that limit or restrict: the ability of a Person to acquire any securities or assets of Parent;
(x) any Parent Contract that materially limits or restricts the right or ability of Parent: (A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any material Intellectual Property or other asset to or for any other Person other than in the ordinary course of business;
(xi) any Parent Contract that: (A) grants material exclusive rights to market, sell or deliver any product or service of Parent; (B) contains any “most favored nation” or similar provision in favor of the counterparty; (C) contains a material right of first refusal, first offer or first negotiation or any similar right with respect to an asset owned by Parent; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of Parent’s requirements from any third party;
(xii) any settlement, conciliation or similar Parent Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on Parent or materially disrupts the business of any of Parent as currently conducted; or (B) that would require Parent to pay consideration valued at more than $500,000 in the aggregate following the date of this Agreement;
(xiii) any Parent Contract evidencing Indebtedness of the Parent in excess of $10,000,000;
(xiv) each Parent Contract (excluding purchase orders given or received in the ordinary course of business) under which any of Parent (A) paid in excess of $1,000,000 in fiscal year 2021 or (B) received in excess of $1,000,000 in fiscal year 2021;
(xv) each lease or rental Parent Contract involving personal property (and not relating primarily to real property) pursuant to which Parent is required to make rental payments in excess of $200,000 per month (excluding leases or rental Parent Contracts for office equipment entered into in the ordinary course of business);
(xvi) any other Parent Contract, if a breach of such Parent Contract could reasonably be expected to have or result in a Material Adverse Effect.
For purposes of this Agreement, Parent Contracts of the type required to be set forth in Part 3.12(a) of the Parent Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) shall be deemed to constitute a “Parent Material Contract.” The Parent has Made Available to the Company an accurate and complete copy of each Parent Material Contract.

(b) Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect, each Parent Contract that constitutes a Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect neither Parent nor Merger Sub, to the Knowledge of Parent, Parent, Merger Sub and no other Person, has materially violated or breached, or committed any material default under, any Material Contract. Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect, to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a penalty under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract (or any material obligation thereunder); or (v) give any Person the right to cancel, terminate or modify any Material Contract. Since January 1, 2020, Parent has not received any written notice or, to the Knowledge of Parent, other communication regarding an allegation of, or breach of, or default under, any Material Contract, except for such breaches or defaults which would not reasonably be expected to result in a Parent Material Adverse Effect.
3.13 Liabilities. As of the date hereof, Parent has no Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities identified as such and in the amounts stated in the Parent Balance Sheet; (ii) normal and recurring current Liabilities that have been incurred by Parent since the date of the Parent Balance Sheet in the ordinary course of business; (iii) Liabilities for performance of obligations of Parent not yet due under Parent Contracts; (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or otherwise in connection with the Contemplated Transactions, (v) Liabilities described and in the amounts stated in Part 3.10 of the Parent Disclosure Schedule; and (vi) other Liabilities that in the aggregate would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
3.14 Compliance with Applicable Laws.
(a) Each of Parent and its Subsidiaries is, and at all times since January 1, 2020 has been, in compliance with all Applicable Laws, except for such non-compliance which would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. Since January 1, 2020, neither Parent nor any of its Subsidiaries has received any written notice or, to the Knowledge of Parent, other communication from any Governmental Authority or other Person regarding any actual or possible material violation of, or failure to comply with, any Applicable Law, except, in each case, for any such violation of failure to comply that would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b) Neither Parent nor any of its Subsidiaries, and, to the Knowledge of Parent, no director, officer, other employee or agent or third party acting on behalf of any of Parent or its Subsidiaries, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Applicable Law, including the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment except in each case of (i) through (iii), as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. For purposes of this Section 3.14(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any Applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. To the Knowledge of Parent, since January 1, 2020, neither Parent nor any of its Subsidiaries under their control has been investigated, charged or prosecuted for any violation of any Applicable Law in respect of the matters contemplated by this Section 3.14(b). Neither Parent nor any of its Subsidiaries has disclosed to any

Governmental Authority information that establishes or indicates that Parent or any of its Subsidiaries violated or may have violated any Applicable Law in respect of the matters contemplated by this Section 3.14(b), or are aware of any circumstances that would reasonably be expected to give rise to such an investigation in the future, except, in each case, as would not have, and would reasonably be expected to have, a Parent Material Adverse Effect.
3.15 Insurance. The Parent has Made Available to Company copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Parent. Each of such insurance policies is in full force and effect, no written notice of default or termination has been received by Parent in respect thereof and all premiums (including retrospective or similar premiums or adjustments) due thereon have been paid in full. Since January 1, 2021, Parent has not received any written notice or, to the Knowledge of the Parent, other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.
3.16 Takeover Statutes. Assuming the accuracy of the Company’s representations in Section 2.20, Parent’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and to the consummation of the Merger and the other Contemplated Transactions.
3.17 Governmental Authorizations. Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries hold, and since January 1, 2020 have held, all Governmental Authorizations, and have made all filings required under Applicable Laws, necessary to enable Parent and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted. Except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required. Except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect, Parent and its Subsidiaries are and have always been in compliance in with the terms and requirements of such Governmental Authorizations. Since January 1, 2020, neither Parent nor its Subsidiaries have received any written notice or, to the Knowledge of Parent, other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, except, in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
3.18 Tax Matters.
(a) Except as would not be material and adverse to Parent and its Subsidiaries taken as a whole: (i) each of the Tax Returns filed, or required to be filed, by or on behalf of Parent or any of its Subsidiaries with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (A) has been or will be filed on or before the applicable due date (taking into account any available extensions of such due date) and (B) has been, or will be when filed, accurate and complete and in compliance with all Applicable Laws; (ii) each of Parent and its Subsidiaries has timely paid all Taxes required to be paid by it; (iii) each of Parent and its Subsidiaries has withheld from each payment or deemed payment made to any Parent Associate or to its past or present suppliers, creditors, stockholders or other third parties all Taxes and other deductions required to be withheld and has, within the time and in the manner required by Applicable Law, paid such withheld amounts to the proper Governmental Authority and complied with all related reporting and record retention requirements; and (iv) there are no Encumbrances for Taxes upon any of the assets of any of Parent and its Subsidiaries except for Permitted Encumbrances.
(b) There is no currently effective agreement extending or waiving the period of assessment or collection for any material Tax.
(c) No audit, claim or Legal Proceeding with respect to material Taxes or Tax Returns of Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, has been threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax, and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against Parent or any of its Subsidiaries that has not been completely settled, paid or withdrawn.
(d) No claim has ever been made by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.
(e) Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(f) In the five (5) years prior to the date hereof, neither Parent nor any of its Subsidiaries (i) has been a member of an “affiliated group” as defined in Section 1504(a) of the Code (or similar state, local or foreign filing group) other than a group consisting solely of the Parent and one or more of its Subsidiaries, or (ii) has any material Liability for the Taxes of any Person other than Parent or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, or by Contract.
(g) Neither Parent nor any of its Subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement solely between two or more of Parent or any of its Subsidiaries or entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).
(h) Each of Parent and its Subsidiaries has at all times complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Applicable Laws relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of required transfer pricing reports).
(i) Neither Parent nor any of its Subsidiaries has participated in, or is currently participating in, a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Applicable Law. Each of Parent and its Subsidiaries has disclosed on its U.S. federal income Tax Returns all positions taken therein that would give rise to a “substantial understatement” within the meaning of Section 6662 of the Code.
(j) Neither Parent nor any of its Subsidiaries will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign Tax Applicable Laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Tax Applicable Laws) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received prior to the Closing; or (v) any election under Section 108(i) or Section 965(h) of the Code made prior to the Closing.
(k) Neither Parent nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
3.19 Employee and Labor Matters; Benefit Plans.
(a) Neither Parent nor any of its Subsidiaries is or has been a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Parent, seeking to represent any employee or Contract Worker of Parent or any of its Subsidiaries. There are no organizing, election, certification petitions, campaigns, or other activities pending or, to the Knowledge of Parent, threatened by or on behalf of any Union with respect to any Parent Associate. No Union holds bargaining rights with respect to any Parent Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of Parent, threatened to apply to be certified as the bargaining agent of any Parent Associate. Neither Parent nor any of its Subsidiaries has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any Parent Associate. Neither Parent nor any of its Subsidiaries is or has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or Union organizing activity, or any similar activity or dispute, affecting Parent, any of its Subsidiaries or any of their respective employees.
(b) Except as would not have a material and adverse effect on Parent and its Subsidiaries taken as a whole, each Parent Associate that currently renders or has rendered services to Parent or any of its Subsidiaries that is classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is properly characterized as such for all purposes, including: (i) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Applicable Laws governing the payment of wages (including overtime and premium wages); (ii) Tax Applicable Laws; and (iii) unemployment insurance and worker’s compensation obligations, and Parent and its Subsidiaries have properly classified and treated each such individual in accordance with Applicable Laws and for purposes of all applicable Parent Employee Plans and perquisites. No Contract Worker is eligible to participate in any Parent Employee Plan.
(c) Except as would not have a material and adverse effect on Parent taken as a whole, to the Knowledge of Parent, no Person has claimed or has reason to claim that any Parent Associate or other individual affiliated or associated with Parent or any of its Subsidiaries: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement, any other restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. Except as would not have a material and adverse effect on Parent taken as a whole, to the Knowledge of Parent, no Parent Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, marketing or sale of any product or proposed product, or the development or sale of any service or proposed service, of Parent or any of its Subsidiaries.
(d) Parent and its Subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with all Applicable Laws respecting labor and employment, including hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”). Since January 1, 2021, Parent and its Subsidiaries have not effectuated a “plant closing” or “mass layoff” as those terms are used in the WARN Act and similar laws or has become subject to any obligation under any Applicable Law or otherwise to notify or consult with, prior to or after the Effective Time, any Governmental Authority or other Person with respect to the impact of the Contemplated Transactions. Parent and its Subsidiaries have properly accrued in the ordinary course of business and in accordance with GAAP, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation, together with any related Taxes and any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business), for any services performed, directly or indirectly, for Parent and its Subsidiaries.

(e) Parent and its Subsidiaries are, and since April 1, 2020 has been in compliance in all material respects with Applicable Laws regarding COVID-19 health and safety protocols. Parent and its Subsidiaries have also used commercially reasonable efforts to adhere to applicable guidance from applicable Governmental Authorities such as the U.S. Centers for Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19.
(f) Neither Parent, any of its Subsidiaries nor any of their respective directors or officers, nor any management level employees, is under administrative, civil or criminal (i) indictment or audit or (ii) to the Knowledge of Parent, investigation, in each case by any Governmental Authority relating to labor or employment matters at Parent or any of its Subsidiaries that reasonably would be expected to result in a notice of material violation, material finding of reasonable cause, or similar material adverse finding.
(g) Part 3.19(g) of the Parent Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Parent Employee Plan and each material Parent Employee Agreement. Neither Parent nor any of its Subsidiaries intends, and neither Parent nor any of its Subsidiaries has committed, to establish or enter into any new arrangement that would constitute a Parent Employee Plan or Parent Employee Agreement, or to materially modify any Parent Employee Plan or Parent Employee Agreement (except to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any Applicable Laws, in each case as previously disclosed to the Company in writing or as required by this Agreement). Parent has Made Available to the Company, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Parent Employee Plan and each material Parent Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Parent Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements, including all amendments thereto; (iv) all discrimination and compliance tests required under the Code for the most recent plan year; (v) the most recent IRS determination or opinion letter issued with respect to each Parent Employee Plan intended to be qualified under Section 401(a) of the Code; and (vi) all material, non-routine filings, notices, correspondence or other communications relating to any Parent Employee Plan that was submitted to or received from the IRS, the Pension Benefit Guaranty Corporation, the DOL, the SEC, or any other Governmental Authority since January 1, 2020.
(h) Each Parent Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all Applicable Laws, including ERISA and the Code. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of Parent, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each other Parent Employee Plan intended to be tax qualified under Applicable Laws is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Parent Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan. Each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to the Acquired Companies, Parent or any Company ERISA Affiliates or any Parent ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of Parent, threatened or reasonably anticipated by the IRS, DOL, PBGC or any other Person with respect to any Parent Employee Plan. Neither Parent nor any Parent ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980H of the Code or any material penalty or Tax under Applicable Laws. Parent and the Parent ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Parent Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in accordance with

GAAP in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Reports. Neither Parent nor any Parent ERISA Affiliate sponsors, maintains, participates in, or contributes to, or has an obligation to contribute to or has any Liability with respect to any Foreign Plan.
(i) Neither Parent nor any of its Parent ERISA Affiliates has ever, maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) plan described in Section 413 of the Code; or (iv) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No material Liability under Title IV or Section 302 of ERISA (other than any Liability for premiums due to the PBGC (which premiums have been paid when due)) has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring any such Liability. No Parent Employee Plan subject to ERISA holds stock issued by Parent or any of its current Parent ERISA Affiliates as a plan asset.
(j) No Parent Employee Plan or Parent Employee Agreement provides (except at no cost to Parent or any Affiliate of Parent), or reflects or represents any Liability of any of Parent or any Affiliate of Parent to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other Applicable Laws at the recipient’s sole premium expense. No Parent Employee Plan provides or reflects or represents any Liability of Parent or any Affiliate of Parent to provide, life insurance, health benefits or other welfare benefits to any member of Parent’s Board of Directors for any reason, unless such director is also an employee of Parent or any of its Subsidiaries.
(k) Except as set forth in Part 3.19(k)-1 of the Parent Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Associate; or (ii) create any limitation or restriction on the right of Parent or any of its Subsidiaries to merge, amend or terminate any Parent Employee Plan or Parent Employee Agreement. Without limiting the generality of the foregoing, except as set forth on Part 3.19(k)-2 of the Parent Disclosure Schedule, no amount payable to any Parent Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to compensate any Parent Associate for any Taxes incurred by such Parent Associate under Section 4999 of the Code.
(l) Each Parent Employee Plan, Parent Employee Agreement or other Contract between Parent and any Parent Associate that is subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. Neither Parent nor any of its Subsidiaries is a party to or has any Liability under any Employee Plan, Parent Employee Agreement or other Contract to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.
3.20 Environmental Matters.
(a) Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, and except as set forth on Part 3.20(a) of the Parent Disclosure Schedule, each Parent is, and since January 1, 2020 has been, in compliance in all material respects with, and is not subject to any material Liability under, any applicable Environmental Law, which compliance includes timely applying for, possessing, maintaining, and complying with the terms and conditions of all Environmental Authorizations.
(b) The Parent has Made Available to the Company a true and complete list of any Environmental Authorization held by Parent. No notice or consent is required for any such Environmental Authorization to remain in full force and effect following consummation of the Contemplated Transactions, except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(c) Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, (i) there has been no Release of Hazardous Substances at any real property currently or formerly owned, operated or leased Parent, and (ii) Parent has not arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Substances at any location.
(d) There are no Legal Proceedings pending, or, to the Knowledge of the Parent, threatened against Parent, and since January 1, 2020, or earlier for matters that remain unresolved, Parent has not received any written notice, request for information from a Governmental Authority, demand, letter, citation, summons, complaint, penalty or claim that alleges that Parent is not in material compliance with, any Environmental Law, except in each case as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(e) Parent has Made Available to the Company copies of all material assessments, reports, audits and all material documents in their possession or under their control that relate to Parent’s compliance with or any Liability under any Environmental Law or the environmental condition of any real property that Parent currently owns, operates or leases or formerly has owned, operated, or leased.
3.21 Vote Required. The approval of the Parent Common Stock Issuance by a majority of the outstanding shares of Parent Common Stock present in person or by proxy at the Parent Stockholders’ Meeting and entitled to vote on the proposal to approve the Parent Common Stock Issuance (the “Required Parent Stockholder Vote”) is the only vote of the holders of any class or series of the Parent’s capital stock necessary to adopt, approve or authorize this Agreement and approve or authorize the Merger.
3.22 Fairness Opinion. Parent’s board of directors has received the written opinion of Centerview Partners, financial advisor to Parent, dated August 9, 2022, to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent. Parent has furnished an accurate and complete copy of such written opinion to the Company, and Parent has received the consent of Centerview Partners to include such opinion in the Joint Proxy Statement.
3.23 Advisors’ Fees. Except for Centerview Partners and J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Centerview Partners and CCM.
3.24 Disclosure. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Parent’s stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

3.25 No Ownership of Company Common Stock. . Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock, and neither Parent nor any of its Subsidiaries has any rights to acquire any shares of Company Common Stock (other than any such securities owned by Parent or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities of the Company or any of its Subsidiaries.
3.26 No Additional Representations; No Outside Reliance.
(a) Except for the representations and warranties contained in this Section 3, or any certificate delivered by or on behalf of Parent pursuant to Section 7 of this Agreement, neither the Parent nor any of its Subsidiaries, nor any other Person makes or shall be deemed to make any representations or warranties to the Company, express or implied, at law or in equity, by or on behalf of Parent with respect to Parent (or their respective business, assets, liabilities, condition, operations or results of operations) or the transactions contemplated by this Agreement, and Parent hereby disclaims any such representations or warranties with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(b) Notwithstanding anything contained in this Section 3 or any other provision hereof, the Parent acknowledges and agrees that none of Acquired Companies or any of their respective Affiliates nor any other Person has made, or is making, any representation or warranty whatsoever, oral or written, express or implied (and none of Parent or its Affiliates or their respective directors, officers, employees, equityholders, partners, members, agents or representatives has relied on any representation, warranty or statement of any kind by the Company), except for those expressly given in Section 2 or in any certificate delivered by or on behalf of the Company under Section 6, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the schedules or elsewhere, as well as any information, documents or other materials or management presentations or due diligence discussions that have been or shall hereafter be provided to or engaged in with Parent or any of its Affiliates or any of their respective directors, officers, employees, equityholders, partners, members, agents or representatives are not and will not be deemed to be representations or warranties of the Company or any of its Affiliates or any other Person, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Section 2 or in any certificate delivered by or on behalf of the Company under Section 6. Except as otherwise expressly set forth in this Agreement, the Parent understands and agrees that any inventory, equipment, vehicles, assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Section 2 or in any certificate delivered by or on behalf of the Company under this Agreement with all faults and without any other representation or warranty of any nature whatsoever. The provisions of this Section 3.26(b) shall not, and shall not be deemed or construed to, waive or release any claims for fraud.
Section 4. Covenants
4.1 Access and Investigation.
(a) During the period commencing on the date of this Agreement and ending the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1 (the “Pre-Closing Period”), the Company and Parent each shall, and shall ensure that each of their respective Subsidiaries and its and their respective Representatives: (i) provide the other Party and its Representatives with reasonable access to its and its Subsidiaries’ Representatives, personnel, properties, facilities and assets and to all existing books, records, Tax Returns, Contracts, permits, work papers and other documents and information, in each case upon reasonable advance notice, during normal business hours, in accordance with reasonable procedures established by Parent and the Company and in a manner that does not unreasonably interfere with the normal operation of the business of the Acquired Companies or Parent and its Subsidiaries, as the case may be; provided that, with respect to the Company, the access to be granted to it under this clause (i) shall be limited to what is reasonably required by the Company for purposes of enforcing its rights and claims under this Agreement; (ii) instruct its and its Subsidiaries’ employees, counsel, accountants and other Representatives, in each case, as appropriate or relevant to reasonably cooperate with Parent or the Company, as the case may be, in good faith in connection with the foregoing; and (iii) maintain in operation the electronic data room made available by the Company to Parent or by Parent to the Company, as the case may be, in connection with the Contemplated Transactions and continue to provide the other Party and its Representatives with access through such electronic data room to all information contained therein as of the date of this Agreement to the same extent provided prior to the date hereof.
(b) Notwithstanding anything in clause (a) of this Section 4.1, no Party shall be required to afford access or furnish information to the extent that such information is subject to an attorney-client privilege or the attorney work product doctrine or that affording such access or furnishing such information would, in the opinion of such Party’s outside counsel, violate Applicable Laws or an existing Contract.
(c) All information furnished by either Party under clause (a) of this Section 4.1 shall be subject to the terms and provisions of the Confidentiality Agreement.
4.2 Operation of the Company’s Business.
(a) During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.2 of the Company Disclosure Schedule: (i) the Company shall conduct, and shall ensure that each of the other Acquired Companies conducts, its business and operations in the ordinary course and (ii) the Company shall use reasonable best efforts to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and other employees and other key service providers and maintains its relations and goodwill with all suppliers, customers, distributors, employees and other Persons having material business relationships with such Acquired Company and maintain its material rights and material Permits.
(b) During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall not, and the Company shall ensure that the other Acquired Companies do not:
(i) repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting securities or any other securities of any Acquired Company convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Company Equity Awards, except pursuant to the forfeiture conditions of such Company Equity Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Company Equity Awards as in effect as of the date of this Agreement);
(ii) sell, issue, deliver, grant, pledge or subject to any Encumbrance or authorize the sale, issuance, delivery, grant, pledge or subjection to a Encumbrance of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Company Equity Awards in accordance with their terms or pursuant to the exercise of any Company Warrants in accordance with their terms, in each case, outstanding as of the date of this Agreement);

(iii) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Award, or otherwise modify any of the terms of any outstanding Company Equity Award, warrant or other security or any related Contract;
(iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, approve or become a party to any liquidation, dissolution, merger, consolidation, conversion, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
(v) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other equity or voting interests, other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent.
(vi) acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or Person or division thereof if the amount of consideration paid or transferred by the Acquired Companies would exceed $1,000,000 in the aggregate and (B) any other assets other than in the ordinary course of business;
(vii) sell, lease, license, sell and lease back, mortgage or subject to any Encumbrance or otherwise dispose of any of its material properties or any portion thereof (including Owned Real Property) or any material assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except (A) sales of inventory or used equipment in the ordinary course of business, (B) Permitted Encumbrances and (C) single transactions or series of related transactions involving assets or properties (excluding Owned Real Property or shares of capital stock, equity or voting interests or other rights, instruments or securities) where the fair market value of such assets and the consideration due to the Acquired Companies is less than $1,000,000, and (D) as set forth in clause (ii) above with respect to shares of capital stock, equity or voting interests or other rights, instruments or securities;
(viii) make any capital expenditures or incur any obligations or Liabilities in respect thereof in excess of $1,000,000 in the aggregate;
(ix) other than in the ordinary course of business, (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Material Contract if it had been entered into immediately prior to the date of this Agreement (other than any Contract entered into for the purpose of refinancing, replacing, amending or amending and restating, the Company Floorplan Agreement); (B) renew, extend, amend, or waive or exercise any material right or remedy under, any Material Contract, which renewal, extension, amendment, waiver or exercise would not have a material and adverse impact on the Acquired Companies taken as a whole, (C) accelerate, cancel or terminate any Material Contract, except for allowing any such Material Contract to expire in accordance with its terms or, solely with respect to the Company Floorplan Agreement, to be cancelled or terminated as a result of a refinancing or a replacement of the Company Floorplan Agreement; or (D) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that pursuant to its terms provides for payment of, or would reasonably be expected to result in payment of, an amount in excess of $250,000 in the aggregate (other than any Contract entered into for the purpose of refinancing, replacement, amending or amending and restating, the Company Floorplan Agreement);
(x) enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material Lease or acquire any material interest in real property, in each case, other than in the ordinary course of business;

(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and for Permitted Encumbrances and for Encumbrances that do not, individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;
(xii) (A) lend, advance money or make capital contributions to or investments in any Person other than any Acquired Company or (B) incur, assume, modify in any material respect, prepay, repurchase, redeem, defease or assume any amount of Indebtedness, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of Indebtedness under the Company Floorplan Agreement then as in effect on the date of this Agreement in the ordinary course of business, (2) the incurrence of Indebtedness under any refinancing, replacement, amendment or amendment and restatement of the Company Floorplan Agreement; and (3) in the case of each of clauses (A) and (B), extensions of trade credit in the ordinary course of business;
(xiii) except as required by the terms of a Company Employee Plan as in effect on the date of this Agreement or established, adopted, entered into or amended after the date of this Agreement in accordance with clause (B) below, as required to ensure that any Company Employee Plan as in effect on the date of this Agreement is not then out of compliance with Applicable Laws, or as specifically required pursuant to this Agreement, (A) enter into or amend any Collective Bargaining Agreement; (B) establish, adopt, enter into, amend or terminate any Company Employee Plan or Company Employee Agreement or any plan, practice, agreement, arrangement or policy that would be a Company Employee Plan or Company Employee Agreement if it was in existence on the date of this Agreement (other than (1) in the ordinary course of business in connection with the annual renewal of Company Employee Plans that are group health or welfare plans or (2) the entry into employment agreements that are terminable “at will” without any obligation on the part of any Acquired Company or any Affiliate of any Acquired Company to make any severance, change in control, incentive compensation or similar payment or provide any benefit in the ordinary course of business in connection with the hiring or promotion of any Company Associate permitted by clause (H)); (C) pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any Company Associate; provided that the Acquired Companies may make increases to base salary and target bonus opportunity in connection with such promotions in an aggregate amount for such increases of up to $200,000; (D) grant, pay or establish any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Associate other than the entry into separation agreements, and payments of termination or separation pay pursuant thereto, in the ordinary course of business consistent with past practice in connection with the termination of employment of any Company Associate permitted pursuant to clause (I) and provided that (x) such Company Associate is not a participant in the Retention Pool (as defined in the Company Disclosure Schedule) and (y) such separation agreements and payments are on terms consistent with (and provide rights and benefits that are no greater than) the Company’s severance policy in effect on the date of this Agreement as described on Part 4.2(b)(xiii) of the Company Disclosure Schedule; (E) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan; (F) take any action to accelerate the time of payment or vesting of any compensation, benefits or funding obligations under any Company Employee Plan or otherwise; (G) make any material determination under any Company Employee Plan that is inconsistent with the ordinary course of business or past practice; (H) hire any individual who is a senior director or above or promote any Company Associate to a senior director role or above (1) that is a newly created position following the date of this Agreement or (2) other than in replacement of a position as of the date of this Agreement, provided that such replacement shall not receive compensation and/or benefits in excess of the compensation and/or benefits provided to the person who held such position as of the date of this Agreement; (I) terminate any Company Associate who is a senior director or above (other than a termination for “cause” as defined under any Company Employee Plan as of the date of this Agreement); (J) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act; or (K) enter into any new Contract covering any Company Associate that, considered individually or collectively with any other such Contracts or payments, will or reasonably would be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code;
(xiv) (A) adopt any method or make any Tax election (or allow any Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date); (B) prepare or file any Tax Return or amended Tax Return inconsistent with past practices; (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes; (D) request any ruling, closing agreement or similar guidance with respect to Taxes; (E) incur any Liability for Taxes other than in the ordinary course of business; (F) extend or waive the period of assessment or collection for any material Taxes; (G) enter into any material agreement or arrangement the primary purpose of which relates to Taxes; or (H) fail to deduct or withhold from any payment or deemed payment any material Taxes required to be deducted or withheld, or fail to timely pay any such deducted or withheld amounts to the proper Governmental Authority;
(xv) commence or settle any Legal Proceeding, except in the ordinary course of business;
(xvi) enter into any new line of business outside of the businesses of the Acquired Companies as of the date of this Agreement;
(xvii) approve or adopt any stockholder rights plan or “poison pill” arrangement;
(xviii) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor or entering into insurance policies in the ordinary course of business;
(xix) notwithstanding anything to the contrary contained in any organizational or governing documents of any Acquired Company (including Article IX of the Company’s Second Amended and Restated Certificate of Incorporation filed on January 21, 2021), consent to the selection of any forum other than the Court of Chancery of the State of Delaware or take any other actions to waive the exclusive forum of the Court of Chancery of the State of Delaware, in each case, with respect to all matters related to this Agreement, the Merger and the other Contemplated Transactions;
(xx) abandon or permit to lapse any material Intellectual Property of the Company or its Subsidiaries, except in the ordinary course of business;
(xxi) enter into, become bound by, renew, extend or amend any agreements under which any fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Blair; or
(xxii) authorize, approve, agree, commit or offer to take any of the actions described in clauses (i) through (xxi) of this Section 4.2(b).
4.3 Operation of Parent’s Business.
(a) During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of the Company which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.3 of the Parent Disclosure Schedule, Parent shall conduct, and shall ensure that each of its Subsidiaries conducts, its business and operations in the ordinary course and (ii) Parent shall use reasonable best efforts to ensure that each of its Subsidiaries preserves intact its current business organization, keeps available the services of its current officers and other employees and other key service providers and maintains its relations and goodwill with all suppliers, customers, distributors, employees and other Persons having material business relationships with such Subsidiary and maintain its material rights and material Permits.
(b) During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of the Company which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.3 of the Parent Disclosure Schedule, Parent shall not, and Parent shall ensure that its Subsidiaries do not:
(i) repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting securities or any other securities of Parent convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Parent Equity Awards, except pursuant to the forfeiture conditions of such Parent Equity Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Parent Equity Awards as in effect as of the date of this Agreement);
(ii) sell, issue, deliver, grant, pledge or subject to any Encumbrance or authorize the sale, issuance, delivery, grant, pledge or subjection to a Encumbrance of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may issue shares of Parent Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Parent Equity Awards in accordance with their terms, in each case, outstanding as of the date of this Agreement);
(iii) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Parent Equity Plans or any provision of any Contract evidencing any Parent Equity Award, or otherwise modify any of the terms of any outstanding Parent Equity Award, warrant or other security or any related Contract;
(iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, approve or become a party to any liquidation, dissolution, merger, consolidation, conversion, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
(v) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other equity or voting interests, other than dividends by a direct or indirect wholly owned Subsidiary of Parent to its parent.
(vi) acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or Person or division thereof if the amount of consideration paid or transferred by Parent and its Subsidiaries would exceed $1,000,000 in the aggregate and (B) any other assets other than in the ordinary course of business;
(vii) sell, lease, license, sell and lease back, mortgage or subject to any Encumbrance or otherwise dispose of any of its material properties or any portion thereof (including Parent Owned Real Property) or any material assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except (A) sales of inventory or used equipment in the ordinary course of business, (B) Permitted Encumbrances, (C) single transactions or series of related transactions involving assets or properties (excluding Parent Owned Real Property or shares of capital stock, equity or voting interests or other rights, instruments or securities) where the fair market value of such assets and the consideration due to the Acquired Companies is less than $1,000,000, and (D) as set forth in clause (ii) above with respect to shares of capital stock, equity or voting interests or other rights, instruments or securities;
(viii) make any capital expenditures or incur any obligations or Liabilities in respect thereof in excess of $1,000,000 in the aggregate;
(ix) other than in the ordinary course of business, (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Parent Material Contract if it had been entered into immediately prior to the date of this Agreement; (B) renew, extend, amend, or waive or exercise any material right or remedy under, any Parent Material Contract, which renewal, extension, amendment, waiver or exercise would not have a material and adverse impact on Parent and its Subsidiaries taken as a whole, or (C) accelerate, cancel or terminate any Parent Material Contract, except for allowing any such Parent Material Contract to expire in accordance with its terms;
(x) enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material Lease or acquire any material interest in real property, in each case, other than in the ordinary course of business;
(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and for Permitted Encumbrances and for Encumbrances that do not, individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;
(xii) (A) lend, advance money or make capital contributions to or investments in any Person other than any Subsidiary of Parent or (B) incur, assume, modify in any material respect, prepay, repurchase, redeem, defease or assume any amount of Indebtedness, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of Indebtedness under the Parent Floorplan Agreement as then in effect on the date of this Agreement in the ordinary course of business, (2) the incurrence of Indebtedness under any refinancing, amendment or amendment and restatement of the Parent Floorplan Agreement, and (3) in the case of each of clauses (A) and (B), extensions of trade credit in the ordinary course of business;
(xiii) (A) adopt any method or make any Tax election (or allow any Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date); (B) prepare or file any Tax Return or amended Tax Return inconsistent with past practices; (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes; (D) request any ruling, closing agreement or similar guidance with respect to Taxes; (E) incur any Liability for Taxes other than in the ordinary course of business; (F) extend or waive the period of assessment or collection for any material Taxes; (G) enter into any material agreement or arrangement the primary purpose of which relates to Taxes; or (H) fail to deduct or withhold from any payment or deemed payment any material Taxes required to be deducted or withheld, or fail to timely pay any such deducted or withheld amounts to the proper Governmental Authority;
(xiv) commence or settle any Legal Proceeding, except in the ordinary course of business;
(xv) enter into any new line of business outside of the businesses of Parent and its Subsidiaries as of the date of this Agreement;

(xvi) approve or adopt any stockholder rights plan or “poison pill” arrangement;
(xvii) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor or entering into insurance policies in the ordinary course of business;
(xviii) notwithstanding anything to the contrary contained in the governing documents of the Parent, consent to the selection of any forum other than the Court of Chancery of the State of Delaware or take any other actions to waive the exclusive forum of the Court of Chancery of the State of Delaware, in each case, with respect to all matters related to this Agreement, the Merger and the other Contemplated Transactions;
(xix) abandon or permit to lapse any material Intellectual Property of Parent or its Subsidiaries, except in the ordinary course of business;
(xx) enter into, become bound by, renew, extend or amend any agreements under which any fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Centerview Partners; or
(xxi) authorize, approve, agree, commit or offer to take any of the actions described in clauses (i) through (xx) of this Section 4.3(b).
(c) Nothing set forth in Section 4.2 or this Section 4.3 of this Agreement shall give (i) Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Acquired Companies prior to the Closing, or (ii) the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Closing.
4.4 Company No Solicitation.
(a) The Company shall not directly or indirectly, shall ensure that the other Acquired Companies do not, and use reasonable best efforts to ensure that the Company’s and the other Acquired Companies’ respective Representatives do not directly or indirectly: (i) solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Parent and its Affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL) or take any action that reasonably would be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any Person with respect to any Acquisition Proposal or Acquisition Inquiry (other than to state the terms of this provision prohibit such discussions); (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an Acquisition Transaction.
(b) Notwithstanding anything to the contrary contained in Section 4.4(a) prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company may furnish non-public information regarding the Acquired Companies to, may enter into discussions or negotiations with and may make contact in order to ascertain facts or clarify terms with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company after the date of this Agreement by such Person (and not withdrawn), in each case if: (i) none of the Acquired Companies or any of their respective Representatives shall have breached any of the provisions set forth in this Section 4.4 or in Section 5.2 in relation to such Acquisition Proposal or Acquisition Inquiry; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or reasonably could be expected to result in a Company Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action could reasonably be expected to be inconsistent with Applicable Law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement containing confidentiality and use provisions consistent with the obligations of the Company under this Agreement and no less favorable in the aggregate to the Company than such provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) prior to, or concurrently with, furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been furnished previously by the Company to Parent).
(c) If the Company, any other Acquired Company or any Representative of the Company or any other Acquired Company receives an Acquisition Proposal, an Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request): (i) advise Parent in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof); and (ii) provide Parent with copies of all documents and communications received by any Acquired Company or any Representative of any Acquired Company setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than twenty-four (24) hours after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or communication between or otherwise involving (1) any Acquired Company or any Representative of any Acquired Company and (2) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person. For the avoidance of doubt, the Company may not furnish non-public information regarding the Acquired Companies to, and may not enter into discussions or negotiations with, any Person (other than Parent and its Representatives) regarding any Acquisition Proposal, Acquisition Inquiry or request after the adoption of this Agreement by the Required Company Stockholder Vote.
(d) The Company shall, and shall ensure that each of the other Acquired Companies and shall use reasonable best efforts to cause its and their respective Representatives, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.
(e) Promptly after the date of this Agreement and in any event within two (2) Business Days, the Company shall (i) request, and use commercially reasonable efforts to cause, each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Company to return or destroy all confidential information previously furnished to such Person within twenty-four (24) months prior to the date of this Agreement by or on behalf of any of the Acquired Companies or any Representative of an Acquired Company and (ii) prohibit any third party from having access to any physical or electronic data room relating to any possible Acquisition Proposal or Acquisition Inquiry.
(f) The Company acknowledges and agrees that if it (i) authorizes any of its or the Acquired Companies’ Representatives to take any action or (ii) is made aware of an action by one or more of its or the Acquired Companies’ Representatives and does not use its reasonable best efforts to prohibit or terminate such action, then in either case, such action would constitute a breach this Section 4.4.
4.5 Parent No Solicitation.
(a) Prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent shall not directly or indirectly, shall ensure that its Subsidiaries do not, and use reasonable best efforts to ensure that Parent’s and its Subsidiaries’ respective Representatives do not directly or indirectly: (i) solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than the Company and its Affiliates)

becoming an “interested stockholder” for purposes of Section 203 of the DGCL) or take any action that reasonably would be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding Parent or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any Person with respect to any Acquisition Proposal or Acquisition Inquiry (other than to state the terms of this provision prohibit such discussions); (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an Acquisition Transaction.
(b) Notwithstanding anything to the contrary contained in Section 4.5(a) prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent and its Subsidiaries to, may enter into discussions or negotiations with and may make contact in order to ascertain facts or clarify terms with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to Parent after the date of this Agreement by such Person (and not withdrawn), in each case if: (i) neither Parent nor any of its Subsidiaries or any of their respective Representatives shall have breached any of the provisions set forth in this Section 4.5 or in Section 5.3 in relation to such Acquisition Proposal or Acquisition Inquiry; (ii) Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and Parent’s outside legal counsel, that such Acquisition Proposal constitutes or reasonably could be expected to result in a Parent Superior Offer; (iii) Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that the failure to take such action could reasonably be expected to be inconsistent with Applicable Law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, Parent receives from such Person an executed confidentiality agreement containing confidentiality and use provisions consistent with the obligations of Parent under this Agreement and no less favorable in the aggregate to Parent than such provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) prior to, or concurrently with, furnishing any non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such non-public information has not been furnished previously by Parent to the Company).
(c) If Parent, any Subsidiary of Parent or any Representative of Parent or any of its Subsidiaries receives an Acquisition Proposal, an Acquisition Inquiry or any request for non-public information at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, then Parent shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request): (i) advise the Company in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof); and (ii) provide the Company with copies of all documents and communications received by Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. Parent shall keep the Company reasonably informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than twenty-four (24) hours after transmittal or receipt of any correspondence or communication) provide the Company with a copy of any correspondence or communication between or otherwise involving (1) Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries and (2) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person.
(d) Parent shall, and shall ensure that each of its Subsidiaries and shall use reasonable best efforts to cause its and their respective Representatives, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.

(e) Promptly after the date of this Agreement and in any event within two (2) Business Days, Parent shall (i) request, and use commercially reasonable efforts to cause, each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in Parent or any of its Subsidiaries to return or destroy all confidential information previously furnished to such Person within twenty-four (24) months prior to the date of this Agreement by or on behalf of any of Parent or any of its Subsidiaries or any Representative of Parent or any of its Representatives and (ii) prohibit any third party from having access to any physical or electronic data room relating to any possible Acquisition Proposal or Acquisition Inquiry.
(f) Parent acknowledges and agrees that if it (i) authorizes any of its or the Acquired Companies’ Representatives to take any action or (ii) is made aware of an action by one or more of its or the Acquired Companies’ Representatives and does not use its reasonable best efforts to prohibit or terminate such action, then in either case, such action would constitute a breach of this Section 4.5.
Section 5. Additional Agreements
5.1 Form S-4; Proxy Statement; Listing.
(a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare the Form S-4, in which the Joint Proxy Statement shall be included as a prospectus, and Parent shall file the Form S-4 with the SEC. Each of the Company and Parent shall reasonably cooperate and provide the other party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in a commercially reasonable manner the comments of the other party or such other party’s Representatives in connection with any such document or response. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for as long as necessary in order to consummate the transactions contemplated by this Agreement. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Form S-4 or the Joint Proxy Statement received from the SEC. Parent and the Company shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 or the Joint Proxy Statement, or any response to written or oral SEC comments, a reasonable period of time prior to filing or submitting such with the SEC and shall consider in a commercially reasonable manner the comments of the other party or such other party’s counsel or other representatives in connection with any such document or response. None of the Company, Parent or any of their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Form S-4 or the Joint Proxy Statement, unless it consults with the other party in advance and, to the extent permitted by the SEC, provides the other Party with a reasonable opportunity to participate to the extent practicable. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Form S-4 or the Joint Proxy Statement, or any response to written or oral SEC comments, shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, with respect to documents filed by a party that are incorporated by reference in the Form S-4 or the Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or the combined entity; and provided, further, that this approval right shall not apply with respect to information relating to a Parent Recommendation Change or a Company Recommendation Change. The Company shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company’s stockholders, and Parent shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent’s stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC adopted thereunder, as applicable. Each party shall advise the other parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, of the time when any supplement or amendment to the Form S-4 has been filed, of the issuance of any stop order with respect to the Form S-4 (and Parent shall use its reasonable best efforts to have any such stop order lifted, reversed or otherwise terminated, provided that Parent shall not be obligated to commence any Legal Proceeding in connection therewith), or of any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments on the Form S-4 or the Joint Proxy Statement and responses thereto or requests by the SEC for additional information relating thereto. If at any time prior to the Effective Time any information relating to Parent, the Company or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Parent and the Company.
(b) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Law and the rules and policies of Nasdaq and the SEC to enable the listing of the Parent Common Stock being registered pursuant to the Form S-4 on Nasdaq no later than the Closing Date, subject to official notice of issuance. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. The Company will cooperate with Parent as reasonably requested by Parent with respect to the listing application for the Parent Common Stock and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1(b).
5.2 Company Stockholders Meeting; Company Change in Recommendation.
(a) The Company shall: (i) take all action necessary under all Applicable Laws and the Company’s certificate of incorporation and bylaws to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders Meeting”) to vote on a proposal to (A) adopt this Agreement, (B) to the extent required by, and in accordance with, Regulation 14A under the Exchange Act, obtain advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger; and (C) adjourn the Company Stockholder Meeting in customary fashion; and (ii) submit such proposals to, and use its reasonable best efforts to solicit proxies in favor of such proposals from, such holders at the Company Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Company Stockholders Meeting without the prior written consent of Parent (other than matters required by Applicable Laws to be voted on by the Company’s stockholders in connection therewith). The Company, in consultation with Parent, shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders Meeting and shall not change such record date without the prior written consent of Parent. The Company Stockholders Meeting shall be held as promptly as practicable after the commencement of the mailing of the Joint Proxy Statement to the Company’s stockholders (on a date mutually acceptable to the Company and Parent, which the Parties agree is intended to be on the same day). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with all Applicable Laws. Notwithstanding anything to the contrary contained in this Agreement: the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Company’s board of directors has determined in good faith is required by Applicable Laws is disclosed to the Company’s stockholders, (B) to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval, (C) if and to the extent such postponement or adjournment of the Company Stockholders Meeting is required by an order or decree issued by any court or other Governmental Authority of competent jurisdiction in connection with this Agreement or (D) if, as of the time at which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders Meeting, to the extent necessary to obtain such a quorum; provided, however, that with respect to clause (B), without the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) the Company shall not postpone or adjourn the Company Stockholders Meeting for more than ten (10) Business Days individually or more than thirty (30) Business Days in the aggregate and in no event later than four (4) Business Day prior to the Outside Date. It is the intention of the parties that, and each of the parties shall reasonably cooperate and use their commercially reasonable efforts to cause, the date and time of the Company Stockholders Meeting and the Parent Shareholders Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).
(b) Subject to Section 5.2(d), the Proxy Statement shall include a statement to the effect that the Company’s board of directors (i) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (ii) has unanimously approved this Agreement and unanimously approved the Contemplated Transactions, including the Merger, in accordance with the requirements of the DGCL; and (iii) unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders Meeting. The unanimous determination that the Merger is advisable and fair to and in the best interests of the Company and its stockholders and the unanimous recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt this Agreement are collectively referred to as the “Company Board Recommendation.” The Company shall ensure that the Joint Proxy Statement includes the opinion of the financial advisors referred to in Section 2.23.
(c) Except as provided in Section 5.2(d), neither the Company’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Merger Sub of the Company Board Recommendation (any action in this clause (i) being referred to as a “Company Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) cause or permit any Acquired Company to execute or enter into any Company Alternative Acquisition Agreement; or (iv) resolve, agree or publicly propose to, or permit any Acquired Company or any Representative of any Acquired Company to resolve, agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).
(d) Notwithstanding anything to the contrary contained in Section 5.2(c), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company’s board of directors may withdraw or modify the Company Board Recommendation and, in the case of clause (i) below, may also cause the Company to terminate this Agreement in accordance with Section 8.1(j) and, concurrently with or following such termination, cause the Company to enter into any Company Alternative Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(j):
(i) if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to the Company after the date of this Agreement and is not withdrawn; (B) such Acquisition Proposal did not result directly or indirectly from a breach of the provisions of Section 4.4 or Section 5.2(D) the Company’s board of directors determines in good faith that such Acquisition Proposal constitutes a Company Superior Offer; (C) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Company Superior Offer, the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would reasonably be expected to be inconsistent with its fiduciary obligations under Applicable Law; (D) no less than four (4) Business Days prior to withdrawing or modifying the Company Board Recommendation or terminating this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors delivers to Parent a written notice (a “Company Recommendation Change Notice”) (1) stating that the Company has received a Company Superior Offer that did not result directly or indirectly from a breach of Section 4.4 or Section 5.2 (2) stating that the Company’s board of directors intends to withdraw or modify the Company Board Recommendation (and describing any intended modification of the Company Board Recommendation) or terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, (3) specifying the material terms and conditions of such Company Superior Offer, including the identity of the Person making such Company Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Company Superior Offer and all other documents and communications relating to such Company Superior Offer; (E) throughout such four (4) Business Day period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would not reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; and (F) at the time of withdrawal or modification of the Company Board Recommendation or the termination of this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Company Superior Offer; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (E) above or otherwise; or
(ii) if: (A) there shall arise after the date of this Agreement a material event, material development or change in circumstances that relates to and is material to the Acquired Companies taken as a whole (but does not relate to any Acquisition Proposal) that was not known, and would not reasonably be expected to have been known or foreseen, by any of the Acquired Companies on the date of this Agreement (or if known, the consequences of which were not known, and would not reasonably be expected to have been known or foreseen, by any of the Acquired Companies as of the date of this Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to any of the Acquired Companies prior to the adoption of this Agreement by the Required Company Stockholder Vote and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement (any such material event, material development or material change in circumstances being referred to as a “Company Change in Circumstances”); (B) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that, in light of such Company Change in Circumstances, the failure to withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; (C) no less than four (4) Business Days prior to withdrawing or modifying the Company Board Recommendation, the Company’s board of directors delivers to Parent a written notice describing in reasonable detail the Company Change in Circumstances, stating that it intends to withdraw or modify the Company Board Recommendation in light of such Company Change in Circumstances and describing any intended modification of the Company Board Recommendation; (D) throughout such four (4) Business Day period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation would not reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Company Change in Circumstances; and (E) at the time of withdrawing or modifying the Company Board Recommendation, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law;

provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (D) above or otherwise.
For purposes of clause (i) of the first sentence of this Section 5.2(d), any change in the form or amount of the consideration payable (including any modification in any proposed dividend payable in connection therewith) in connection with a Company Superior Offer, and any other material change to any of the terms of a Company Superior Offer, will be deemed to be a new Company Superior Offer, requiring a new Company Recommendation Change Notice and a new advance notice period; provided, however, that, in each case, the advance notice and negotiation period applicable to any such change to a Company Superior Offer pursuant to clauses (i)(C) and (i)(D) of the first sentence of this Section 5.2(d) shall be two (2) Business Days rather than four (4) Business Days.
(e) Subject to the Company’s right to terminate this Agreement in accordance with Section 8.1(j), the Company’s obligation to call, give notice of and hold the Company Stockholders Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Offer or other Acquisition Proposal, by any Change in Circumstances or by any withdrawal or modification of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.
Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; provided, however, that this Section 5.2 shall not be deemed to permit the Company’s board of directors to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Merger Sub or take any of the actions referred to in Section 5.2(c) except, in the case of a withdrawal or modification of the Company Board Recommendation, to the extent permitted by Section 5.2(d); provided, further, that in the case of each of clauses (i) and (ii) above, any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a withdrawal or modification of the Company Board Recommendation in a manner adverse to Parent and Merger Sub unless the Company’s board of directors publicly and unanimously reaffirms the Company Board Recommendation in such disclosure.
5.3 Parent Stockholders Meeting; Parent Change in Recommendation.
(a) Parent shall: (i) take all action necessary under all Applicable Laws and Parent’s certificate of incorporation and bylaws to call, give notice of and hold a meeting of the holders of Parent Common Stock (the “Parent Stockholders Meeting”) to vote on proposals to (A) approve the Parent Common Stock Issuance; (B) adjourn the Parent Stockholders Meeting in customary fashion; and (C) only if so elected by Parent, an amendment to Parent’s certificate of incorporation to authorize the board of directors of Parent to effect, following the Closing, a reverse stock split of all outstanding shares of Parent Common Stock at a reverse stock split ratio as determined by Parent (the “Parent Reverse Stock Split”); and (ii) submit such proposals to, and use its reasonable best efforts to solicit proxies in favor of such proposals from, such holders at the Parent Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Parent Stockholders Meeting without the prior written consent of the Company (other than matters required by Applicable Laws to be voted on by Parent’s stockholders in connection therewith). Parent, in consultation with the Company, shall set a record date for Persons entitled to notice of, and to vote at, the Parent Stockholders Meeting and shall not change such record date without the prior written consent of the Company. The Parent Stockholders Meeting shall be held as promptly as practicable after the commencement of the mailing of the Joint Proxy Statement to Parent’s stockholders (on a date mutually acceptable to the Company and Parent, which the Parties agree is intended to be on the same day). Parent shall ensure that all proxies solicited in connection with the Parent Stockholders Meeting are solicited in compliance with all Applicable Laws. Notwithstanding anything to the contrary contained in this Agreement: Parent shall not postpone or adjourn the Parent Stockholders Meeting without the consent of the Company, other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that Parent’s board of directors has determined in good faith is required by Applicable Laws is disclosed to the Parent’s stockholders, (B) to the extent Parent believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary to obtain the Required Parent Shareholder Vote, (C) if and to the extent such postponement or adjournment of the Parent Shareholders Meeting is required by an order or decree issued by an court of other Governmental Authority of competent jurisdiction in connection with this Agreement or (D) if, as of the time at which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Stockholders Meeting, to the extent necessary to obtain such a quorum; provided, however, that with respect to clause (B), without the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) Parent shall not postpone or adjourn the Parent Stockholders Meeting for more than ten (10) Business Days individually or more than thirty (30) Business Days in the aggregate and in no event later than four (4) Business Day prior to the Outside Date. It is the intention of the parties that, and each of the parties shall reasonably cooperate and use their commercially reasonable to cause, the date and time of the Parent Shareholders Meeting and the Company Stockholders Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).
(b) Subject to Section 5.3(d)(d): the Joint Proxy Statement shall include a statement to the effect that Parent’s board of directors (i) has unanimously approved the Parent Common Stock Issuance; and (ii) unanimously recommends that Parent’s stockholders vote to approve the Parent Common Stock Issuance at the Parent Stockholders Meeting. The unanimous recommendation of Parent’s board of directors that Parent’s stockholders vote to approve the Parent Common Stock Issuance is referred to as the “Parent Board Recommendation.” Parent shall ensure that the Joint Proxy Statement includes the opinion of the financial advisors referred to in Section 3.14.
(c) Except as provided in Section 5.3(d), neither Parent’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to the Company of the Parent Board Recommendation (any action in this clause (i) being referred to as a “Parent Recommendation Change” ); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) cause or permit Parent or any of its Subsidiaries to execute or enter into any Parent Alternative Acquisition Agreement; or (iv) resolve, agree or publicly propose to, or permit Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries to resolve, agree or publicly propose to, take any of the actions referred to in this Section 5.3(c).
(d) Notwithstanding anything to the contrary contained in Section 5.3(c), at any time prior to the adoption of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent’s board of directors may withdraw or modify the Parent Board Recommendation and, in the case of clause (i) below, may also cause Parent to terminate this Agreement in accordance with Section 8.1(k) and, concurrently with or following such termination, cause the Company to enter into any Parent Alternative Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(k):
(i) if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to Parent after the date of this Agreement and is not withdrawn; (B) such Acquisition Proposal did not result directly or indirectly from a breach of the provisions of Section 4.5 or Section 5.3; (B) Parent’s board of directors determines in good faith that such Acquisition Proposal constitutes a Parent Superior Offer; (C) Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that, in light of such Parent Superior Offer, the failure to withdraw or modify the Parent Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would reasonably be expected to be inconsistent with its fiduciary obligations under Applicable Law; (D) no less than four (4) Business Days prior to withdrawing or modifying the Parent Board Recommendation or terminating this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, Parent’s board of directors delivers to the Company a written notice (a “Parent Recommendation Change Notice”) (1) stating that Parent has received a Parent Superior Offer that did not result directly or indirectly from a breach of Section 4.5 or Section 5.4, (2) stating that Parent’s board of directors intends to withdraw or modify the Parent Board Recommendation (and describing any intended modification of the Parent Board Recommendation) or terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, (3) specifying the material terms and conditions of such Parent Superior Offer, including the identity of the Person making such Parent Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Parent Superior Offer and all other documents and communications relating to such Parent Superior Offer; (E) throughout such four (4) Business Day period, Parent engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to withdraw or modify the Parent Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would not reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; and (F) at the time of withdrawal or modification of the Parent Board Recommendation or the termination of this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, Parent’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would reasonably be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Parent Superior Offer; provided, however, that when making such determination, Parent’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause (E) above or otherwise; or
(ii) if: (A) there shall arise after the date of this Agreement a material event, material development or change in circumstances that relates to and is material to Parent and its Subsidiaries taken as a whole (but does not relate to any Acquisition Proposal) that was not known, and would not reasonably be expected to have been known or foreseen, by Parent or any of its Subsidiaries on the date of this Agreement (or if known, the consequences of which were not known, and would not reasonably be expected to have been known or foreseen, by Parent or any of its Subsidiaries as of the date of this Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to Parent or any of its Subsidiaries prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement (any such material event, material development or material change in circumstances being referred to as a “Parent Change in Circumstances”);; (B) Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that, in light of such Parent Change in Circumstances, the failure to withdraw or modify the Parent Board Recommendation would reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; (C) no less than four (4) Business Days prior to withdrawing or modifying the Parent Board Recommendation, Parent’s board of directors delivers to the Company a written notice describing in reasonable detail the Parent Change in Circumstances, stating that it intends to withdraw or modify the Parent Board Recommendation in light of such Parent Change in Circumstances and describing any intended modification of the Parent Board Recommendation; (D) throughout such four (4) Business Day period, Parent engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to withdraw or modify the Parent Board Recommendation would not reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law in light of such Parent Change in Circumstances; and (E) at the time of withdrawing or modifying the Parent Board Recommendation, Parent’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation would reasonably be expected to be inconsistent with Parent’s board of director’s fiduciary obligations under Applicable Law; provided, however, that when making such determination, Parent’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause (D) above or otherwise.
For purposes of clause (i) of the first sentence of this Section 5.3(d), any change in the form or amount of the consideration payable (including any modification in any proposed dividend payable in connection therewith) in connection with a Parent Superior Offer, and any other material change to any of the terms of a Parent Superior Offer, will be deemed to be a new Parent Superior Offer, requiring a new Parent Recommendation Change Notice and a new advance notice period; provided, however, that, in each case, the advance notice and negotiation period applicable to any such change to a Parent Superior Offer pursuant to clauses (i)(C) and (i)(D) of the first sentence of this Section 5.3(d) shall be two (2) Business Days rather than four (4) Business Days.
(e) Subject to Parent’s right to terminate this Agreement in accordance with Section 8.1(k), Parent’s obligation to call, give notice of and hold the Parent Stockholders Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Parent Superior Offer or other Acquisition Proposal, by any Change in Circumstances or by any withdrawal or modification of the Parent Board Recommendation. Without limiting the generality of the foregoing, Parent agrees that unless this Agreement is terminated in accordance with Section 8.1, Parent shall not submit any Acquisition Proposal to a vote of its stockholders.
Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; provided, however, that this Section 5.3 shall not be deemed to permit Parent’s board of directors to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company or take any of the actions referred to in Section 5.3(c) except, in the case of a withdrawal or modification of the Parent Board Recommendation, to the extent permitted by Section 5.3(d); provided, further, that in the case of each of clauses (i) and (ii) above, any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a withdrawal or modification of the Parent Board Recommendation in a manner adverse to the Company unless Parent’s board of directors publicly and unanimously reaffirms the Parent Board Recommendation in such disclosure.
5.4 Employee Benefits.
(a) If requested by Parent in writing at least five (5) Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and comment of Parent, which comments shall be considered in good faith), effective no later than the day prior to the date on which the Merger becomes effective. The Company shall also consider in good faith taking such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.4(a) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k)

Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent at least three (3) Business Days prior to the Closing Date. Parent may request in writing at least five (5) Business Days prior to the Closing Date that any other Company Employee Plan that is a health or welfare benefit plan be terminated prior to the Effective Time, and if Parent makes such request to the Company, the Company shall take such actions described in this Section 5.4(a) with respect to such Company Employee Plan, other than those described in the immediately preceding sentence. Parent shall take all commercially reasonable steps necessary to permit each eligible Continuing Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Company 401(k) Plan, if any, to roll such eligible rollover distribution (including any associated plan loans) into an account under a defined contribution plan sponsored by Parent or any of its Affiliates (the “Parent 401(k) Plan”), in accordance with and subject to the terms of the Parent 401(k) Plan and the Code.
(b) To the extent any employee notification or consultation requirements are imposed by Applicable Laws with respect to the Contemplated Transactions, the Company shall consult with Parent and shall ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, none of the Acquired Companies or any of their respective Affiliates shall communicate with continuing employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.4, without the prior written approval of Parent, which shall not be unreasonably withheld. Prior to the Effective Time, neither Parent nor any of its Affiliates shall communicate with continuing employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.4, without the prior written approval of Company, which shall not be unreasonably withheld. Notwithstanding the foregoing, Parent retains the right, in its sole and absolute discretion after discussions with the Company, to approve or reject any tentative agreements reached in connection with notification or consultation requirements.
(c) For a period of twelve (12) months following the Closing Date (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation to, provide each individual who is an employee of any Acquired Company immediately prior to the Closing (each, a “Continuing Employee”) for so long as they continue to be employed by Parent, the Surviving Corporation or their Subsidiaries during such twelve (12) month period with annual base salary or wages, bonus opportunities, equity-based incentive compensation opportunities and other employee benefits that are, in the aggregate, substantially equivalent to those provided to similarly situated employees of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) under the applicable benefit plans, programs, policies, agreements and arrangements of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries). Without limiting the foregoing, Parent shall, or shall cause the Surviving Corporation to, provide severance benefits to Continuing Employees whose employment is terminated in the Continuation Period that are no less favorable than the severance benefits that would provided to similarly situated employees of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries).
(d) Each Continuing Employee shall receive service credit for service accrued or deemed accrued or deemed accrued on or prior to the Effective Time for purposes of each Parent Employee Plan providing severance and vacation/paid-time off benefits under which each Continuing Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of its Subsidiaries under comparable Company Employee Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for the same period of service.
(e) Nothing in this Section 5.4 or elsewhere in this Agreement shall: (i) be construed to create a right in any employee of the Acquired Companies to employment with Parent, the Surviving

Corporation or any other Subsidiary of Parent; (ii) be deemed to establish, amend, modify or cause to be adopted any Company Employee Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Effective Time.
5.5 Indemnification of Officers and Directors.
(a) For a period of not less than six (6) years from the Effective Time, Parent shall, and shall cause the Surviving Corporation or any applicable Subsidiary thereof (collectively, the “D&O Indemnifying Parties”), to the fullest extent each such D&O Indemnifying Party is authorized or permitted by Applicable Law, to: (i) indemnify and hold harmless each person who is at the date of this Agreement, was previously, or during the period from the date of this Agreement through the date of the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries or, at the request or for the benefit of the Company or any of its Subsidiaries, as a director, trustee or officer of any other entity or any benefit plan maintained by the Company or any of its Subsidiaries (collectively, the “D&O Indemnified Parties”), as now or hereafter in effect, in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim; and (ii) promptly advance to such D&O Indemnified Party any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the D&O Indemnified Party of any Claim Expenses incurred by such D&O Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the D&O Indemnifying Party’s receipt of a written undertaking by or on behalf of such D&O Indemnified Party to repay such Claim Expenses if it is ultimately determined under Applicable Law that such D&O Indemnified Party is not entitled to be indemnified. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date of this Agreement and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives. As used in this Section 5.5: (x) the term “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such D&O Indemnified Party’s duties or service (A) as a director, officer or employee of the Company or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement, the Merger or the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (B) as a director, trustee, officer or employee of any other entity or any benefit plan maintained by the Company or any of its Subsidiaries (for which such D&O Indemnified Party is or was serving at the request or for the benefit of the Company or any of its Subsidiaries) at or prior to the Effective Time; and (y) the term “Claim Expenses” means reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to this Section 5.5(a), including any action relating to a claim for indemnification or advancement brought by a D&O Indemnified Party. No D&O Indemnifying Party shall settle, compromise or consent to the entry of any judgment in any actual or threatened D&O Claim in respect of which indemnification has been sought by such D&O Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnified Party from all liability arising out of such D&O Claim, or such D&O Indemnified Party consents thereto.
(b) Without limiting the foregoing, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries as provided in the Company organizational documents, similar organizational documents of the Company’s Subsidiaries and indemnification agreements of the Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent they are enforceable under Applicable Law. For a period of not less than six (6) years from the Effective Time, Parent shall cause the organizational documents of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Company organizational documents, which provisions shall not be amended, repealed or otherwise modified for a period of at least six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers or employees of the Company. The Company may purchase (and pay in full the aggregate premium for) a six-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that in the event the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000.00, the Company shall not purchase such policy absent the consent of Parent. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall use commercially reasonable efforts to obtain such a tail policy; provided that Parent and the Surviving Corporation shall in no event be obligated to purchase such policy if the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000.00. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.
(c) If any of Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other Person of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the obligations set forth in this Section 5.5.
(d) The provisions of this Section 5.5 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons, who are intended third-party beneficiaries of this Section 5.5 from and after the Effective Time.
5.6 Reasonable Best Efforts; Consultation and Notice.
(a) In the event that the aggregate Merger Consideration exceeds an HSR Act threshold set forth in either 15 USC §§ 18a(a)(2)(A) or (B), as determined by 16 C.F.R. § 801.10(c)(1)(ii), and subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, and in any event no later than fifteen (15) Business Days after a determination has been made that such threshold has been exceeded, make all required filings of Notification and Report Forms pursuant to the HSR Act, including cooperating with each other and sharing information as needed to make those filings (ii) as promptly as practicable make any required filings under the Antitrust Laws of any other jurisdiction, where such filings may be in draft form in jurisdictions in which that is the customary practice, (iii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents or approvals are required to be obtained from, any other Governmental Authorities (including any foreign jurisdiction in which the Company or any of its Subsidiaries are operating any business) or third parties in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and (B) timely making all such filings and timely seeking all such actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, (iv) supply as promptly as practicable such information or documentation that may be requested pursuant to any Antitrust Law by any Governmental Authority, and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Contemplated Transactions.
(b) Without limiting the provision of, and subject to, Section 5.6(a). the Parties agree to use good faith efforts to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Antitrust Laws, (ii) to the extent not prohibited by such Governmental Authority, not participate independently in any such meeting without first giving the other Parties (or the other Parties’ outside counsel) an opportunity to attend and participate in such meeting, (iii) to the extent practicable, give the other Parties reasonable advance notice of all oral communications with any Governmental Authority relating to Antitrust Laws, (iv) if any Governmental Authority initiates an oral communication regarding the Antitrust Laws, promptly notify the other Parties of the substance of such communication, (v) provide each of the other Parties with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the Antitrust Laws) with a Governmental Authority regarding the Antitrust Laws and (vi) promptly provide each of the other Parties with copies of all written communications to or from any Governmental Authority relating to the Antitrust Laws, except that the Parties are not required to share their respective HSR filings. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other Parties under this Section 5.6(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel and outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.
(c) The Company and Parent may jointly determine that the taking of such action would enhance the likelihood of obtaining any necessary clearance under the Antitrust Laws by the Outside Date, extend any waiting period or agree to refile under the HSR Act or any other Antitrust Law.
(d) The Company and Parent shall respond as promptly as practicable under the circumstances to any inquiries received from any Governmental Authority or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with that review.
(e) Notwithstanding anything to the contrary in this Agreement, neither Parent, the Company nor any of their respective Subsidiaries shall be required to dispose of or hold separate, or agree to dispose of or hold separate or restrict its ownership and operation of, all or any material portion of the business or assets of the Company and its Subsidiaries or Parent and its Subsidiaries, in order to enable the Contemplated Transactions to be consummated prior to the Outside Date, in each case unless mutually agreed to by Parent and the Company.
(f) Notwithstanding anything in this Agreement to the contrary, Parent and the Company shall jointly, control and lead all communications and strategy relating to the Antitrust Laws.
5.7 Disclosure. The Parties shall agree to a form of initial press release to be issued with respect to the Contemplated Transactions. Parent and the Company (a) shall consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement, the Merger or any of the other Contemplated Transactions, and (b) shall not issue any such press release or make any such public statement that is inconsistent with the initial press release or other communication that has previously been agreed between the Parties without the other Party’s concurrence, except as may be required by Applicable Laws, court process or by obligations pursuant to any listing agreement with any national securities exchange and except as permitted by Sections 4.4 or 4.5.
5.8 Resignation of Officers and Directors. Unless otherwise directed by Parent, the Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time (or, at the option of Parent, at a later date) the resignation of each officer and director of each of the Acquired Companies, effective as of the Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Company Employee Agreement or Company Employee Plan applicable to such individual’s status as an officer or director of an Acquired Company).
5.9 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws to enable the de-listing by the Surviving Corporation of the Company Common Stock and Company Warrants from Nasdaq and the deregistration of the Company Common Stock and Company Warrants under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than two (2) Business Days after the Closing Date.
5.10 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Equity Awards in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.
5.11 Stockholder Litigation. Each of the Company and Parent shall promptly notify the other of any stockholder demands, litigations, arbitrations or other similar claims, actions, suits or proceedings (including derivative claims) commenced against it, its Subsidiaries and/or its or its Subsidiaries’ respective directors or officers relating to this Agreement or any of the transactions contemplated hereby or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other party informed regarding any Transaction Litigation (including by promptly furnishing to the other party and such other party’s Representatives such information relating to such Transaction Litigation as may reasonably be requested). Each of the Company and Parent shall reasonably cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other party the opportunity to consult with it regarding the defense and settlement of such Transaction Litigation, shall consider in good faith the other party’s advice with respect to such Transaction Litigation and shall give the other party the opportunity to participate (at the other party’s expense) in (but not control) the defense and settlement of such Transaction Litigation. Prior to the Effective Time, other than with respect to any Transaction Litigation where the parties are adverse to each other, neither Party shall settle or offer to settle any Transaction Litigation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).
5.12 Takeover Statutes and Rights. If any Takeover Statute is or may become applicable to this Agreement, the Merger or any of the other Contemplated Transactions, the Company and the Company’s board of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on this Agreement, the Merger and the other Contemplated Transactions.
5.13 Certain Corporate Governance and Other Matters.
(a) Prior to the Closing, Parent’s board of directors shall take all necessary actions so that immediately following the Effective Time, Parent’s board of directors shall consist of ten (10) members and shall be composed of five (5) current members of Parent’s board of directors (the “Designated Parent Directors”) designated by Parent, before the mailing of the Joint Proxy Statement, three (3) current members of the Company’s board of directors (the “Designated Company Directors”)

designated by the Company, before the mailing of the Joint Proxy Statement, one (1) director mutually agreed upon by the Parties acting reasonably and in good faith who shall be “independent” in accordance with the Applicable Laws of Nasdaq, and one (1) director who shall be Chief Executive Officer of Parent as of the Effective Time.
(b) Parent, through Parent’s board of directors and subject to the fiduciary duties of the board of directors of Parent to the stockholders of Parent and any earlier death, resignation or removal of any Designated Company Director, shall take all necessary action to nominate each Designated Company Director for election to Parent’s board of directors in the proxy statement relating to the first annual meeting of the stockholders of Parent following the Closing at which the term of the class of directors to which such Designated Company Director is allocated expires. From and after the Effective Time, each person designated as a director of Parent shall serve as a director until such person’s successor shall be elected and qualified or such person’s earlier death, resignation or removal in accordance with the certificate of incorporation of Parent. If, prior to the Effective Time, any Designated Parent Director is unwilling or unable to serve (or to continue to serve) as a director of Parent as a result of illness, death, resignation or any other reason, then, any replacement for such person shall be selected by the board of directors of Parent, after consultation with the Company, and such replacement shall constitute a Designated Parent Director. If prior to the Effective Time, any Designated Company Director is unwilling or unable to serve (or to continue to serve) as a director of the Company or Parent as a result of illness, death, resignation or any other reason, then, any replacement for such person shall be selected by the board of directors of the Company, after consultation with Parent, and such replacement shall constitute a Designated Company Director.
(c) The Designated Parent Directors and the Designated Company Directors are intended to be third-party beneficiaries of this Section 5.13.
5.14 Monthly Financial Statements. No later than fifteen (15) days after the end of each month during the Pre-Closing Period, (a) Parent shall deliver to the Company a statement prepared in good faith setting forth the aggregate cash and cash equivalents of Parent and its Subsidiaries as of the end of such preceding month, on a consolidated basis, determined in accordance with GAAP; and (b) the Company shall deliver to Parent a written statement prepared in good faith setting forth the aggregate cash, cash equivalents and investments of the Acquired Companies as of the end of such preceding month, on a consolidated basis, determined in accordance with GAAP.
Section 6. Conditions precedent to obligations of parent and merger sub
The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
6.1 Accuracy of Representations.
(a) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Company Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Company Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(b) (i) Each of the Specified Company Representations that is qualified by the term Company Material Adverse Effect shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), and (ii) each other Specified Company Representations (other than the representations and warranties contained in the first, second and third sentences of Section 2.3(a), Section 2.3(b) and Section 2.3(d)) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all material respects as of such specified date); provided, however, that, with respect to clause (ii), for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Company Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(c) Each of the representations and warranties of the Company contained in the first, second and third sentences of Section 2.3(a), Section 2.3(b) and Section 2.3(d) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded.
6.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
6.3 Stockholder Approval. (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote and (b) the approval of the Parent Common Stock Issuance shall have been duly adopted by the Required Parent Stockholder Vote.
6.4 Closing Certificate. Parent shall have received a certificate executed by an executive officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2 and 6.5 have been duly satisfied.
6.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
6.6 HSR Clearance. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any other waiting periods or suspension periods under any other Antitrust Laws shall have expired or been terminated and any necessary approvals or clearances under those Laws shall have been obtained.
6.7 No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition (collectively, “Legal Restraints”), and no Legal Proceeding by any Governmental Authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal shall have been enacted that remains in effect.
6.8 Registration Statement. The Form S-4 shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before the SEC.
6.9 Listing. The shares of Parent Common Stock issuable to the Company stockholders in accordance with this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
6.10 Company Cash Amount. The Company Cash Amount set forth on the Company Closing Statement, in each case as finally determined pursuant to Section 1.11(a), shall meet or exceed the Company Minimum Cash Amount.
Section 7. Conditions Precedent to Obligation of the Company
The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of the following conditions:
7.1 Accuracy of Representations.
(a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement, other than the Specified Parent Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Parent Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(b) (i) Each of the Specified Parent Representations that is qualified by the term Parent Material Adverse Effect shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), and (ii) each other Specified Parent Representations (other than the representations and warranties contained in the first, second and third sentences of Section 3.3(a), Section 3.3(b) and Section 3.3(d)) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all material respects as of such specified date); provided, however, that, with respect to clause (ii), for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Parent Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(c) Each of the representations and warranties of Parent contained in the first, second and third sentences of Section 3.3(a), Section 3.3(b) and Section 3.3(d) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified earlier date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded.
7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that Parent or Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
7.3 Stockholder Approval. (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote and (b) the approval of the Parent Common Stock Issuance shall have been duly adopted by the Required Parent Stockholder Vote.
7.4 Closing Certificate. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied.
7.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect.
7.6 HSR Clearance. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any other waiting periods or suspension periods under any other Antitrust Laws shall have expired or been terminated and any necessary approvals or clearances under those Laws shall have been obtained.
7.7 No Injunctions or Legal Restraints. No Legal Restraint, and no Legal Proceeding by any Governmental Authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal shall have been enacted that remains in effect.
7.8 Registration Statement. The Form S-4 shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before the SEC.

7.9 Listing. The shares of Parent Common Stock issuable to the Company stockholders in accordance with this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
7.10 Parent Cash Amount. The Parent Cash Amount set forth on the Parent Closing Statement, in each case as finally determined pursuant to Section 1.11(b), shall meet or exceed the Parent Minimum Cash Amount.
Section 8. Termination
8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote and the Required Parent Stockholder Vote) by written notice of the terminating Party to the other Parties:
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company if the Merger shall not have been consummated by 11:59 p.m. (New York time) on February 9, 2023 (the “Outside Date”); provided, however, that (A) if on such date, the conditions to the Closing set forth in Sections 6.6 and 7.6 or Sections 6.7 and 7.7 (if the Legal Restraint or Legal Proceeding relates to Antitrust Laws) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, then the Outside Date may be extended by either Parent or the Company for a period of ninety (90) days by written notice to the other Party; provided, further, that if the failure to consummate the Merger by the Outside Date is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time, then such Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b); provided, further, that the Outside Date (including as it may have been previously extended) shall be automatically extended without any action of any Party to the extent necessary for purposes of determining the Company Cash Amount or the Parent Cash Amount and for the Closing to occur thereafter, in each case, pursuant to Section 1.11.
(c) by either Parent or the Company if any Legal Restraint or Legal Proceeding having the effect set forth in Section 6.7 or Section 7.7 shall be in effect and shall have become final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the cause of the Legal Restraint or Legal Proceeding is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;
(d) by either Parent or the Company if: (i) the Company Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;
(e) by either Parent or the Company if: (i) the Parent Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Parent’s stockholders shall have taken a final vote on a proposal to approve of the Parent Common Stock Issuance; and (ii) the Parent Common Stock Issuance shall not have been approved at the Parent Stockholders Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the Parent Common Stock Issuance approved by the Required Parent Stockholder Vote is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;

(f) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(f) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent or Merger Sub would cause any condition set forth in Section 7.1 or Section 7.2 not to be satisfied;
(g) by the Company (at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 6.1 or Section 6.2 not to be satisfied;
(h) by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 6.1 would not be satisfied; or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the Outside Date (as it may be extended in accordance with Section 8.1(b)) and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of thirty (30) days commencing on the date that Parent gives the Company notice of such inaccuracy or breach; provided, further, that this Agreement may not be terminated pursuant to this Section 8.1(h) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent or Merger Sub would cause any condition set forth in Section 7.1 or Section 7.2 not to be satisfied;
(i) by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 7.1 would not be satisfied; or (ii) if any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent by the Outside Date (as it may be extended in accordance with Section 8.1(b)) and Parent is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of thirty (30) days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 6.1or Section 6.2 not to be satisfied;
(j) by the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) in order to accept a Company Superior Offer in accordance with Section 5.2(d) and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Company Superior Offer that has been executed on behalf of the Person that made such Superior Offer (a “Company Alternative Acquisition Agreement”), if concurrently with the termination of this Agreement pursuant to this Section 8.1(j), the Company enters into the Company Alternative Acquisition Agreement with respect to such Company Superior Offer; provided, that immediately prior to or concurrently with such termination, the Company shall have paid to Parent or its designee the Company Termination Fee; or
(k) by Parent (at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote) in order to accept a Parent Superior Offer in accordance with Section 5.3(d) and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Parent Superior Offer that has been executed on behalf of the Person that made such Superior Offer (a “Parent Alternative Acquisition Agreement”), if concurrently with the termination of this Agreement pursuant to this Section 8.1(k), Parent enters into the Parent Alternative Acquisition Agreement with respect to such Parent Superior Offer; provided, that immediately prior to or concurrently with such termination, Parent shall have paid to the Company or its designee the Parent Termination Fee.
Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by Parent or the Company unless any fee required to be paid by such Party at or prior to the time of such termination pursuant to Section 8.3 shall have been paid in full.
8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect without any Liability or obligation on the part of the Company, Parent, Merger Sub or any of their respective directors, officers, employees, stockholders, Representatives, agents or advisors; provided, however, that: (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any Party from any Liability for fraud or any knowing and intentional breach of any covenant or obligation contained in this Agreement. For purposes of this Agreement, “knowing and intentional” shall mean a breach or failure to perform a covenant or obligation that is a consequence of an act undertaken by the breaching Party with the actual knowledge that the taking of such act would, or reasonably would be expected to, cause a material breach of this Agreement.
8.3 Expenses; Termination Fees.
(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement or any of the Contemplated Transactions shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated.
(b) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal with respect to the Company shall have been publicly disclosed or made and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Company Stockholders Meeting; and (iii) within twelve (12) months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to the Company is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to the Company is executed, then the Company shall pay to Parent a non-refundable fee in the amount of $4,250,000 (such non-refundable fee being referred to as the “Company Termination Fee”; provided, however, that, for purposes of clause (iii) of this Section 8.3(c), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; provided, further, that if the Company shall have actually paid the Company Expense Reimbursement Payment pursuant to Section 8.3(d), then only the incremental amount between the Company Expense Reimbursement Payment and the Company Termination Fee shall be payable.
(c) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e); (ii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal with respect to Parent shall have been publicly disclosed or made and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Parent Stockholders Meeting; and (iii) within twelve (12) months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to Parent is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such

Acquisition Proposal) with respect to Parent is executed, then Parent shall pay to the Company a non-refundable fee in the amount of $4,250,000 (such non-refundable fee being referred to as the “Parent Termination Fee”) in cash; provided, however, that, for purposes of clause (iii) of this Section 8.3(d), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; provided, further, that, if Parent shall have actually paid the Parent Expense Reimbursement Payment pursuant to Section 8.3(e), then only the incremental amount between the Parent Expense Reimbursement Payment and the Parent Termination Fee shall be payable.
(d) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent all of the reasonable and documented out-of-pocket expenses of Parent incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $1,210,000 the “Company Expense Reimbursement Payment”).
(e) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to the Company all of the reasonable and documented out-of-pocket expenses of the Company incurred by the Company or any Acquired Company in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $1,210,000 the “Parent Expense Reimbursement Payment”).
(f) If this Agreement is terminated: (i) by Parent pursuant to Section 8.1(f); (ii) by the Company pursuant to any other provision of Section 8.1 at any time at which Parent has the right to terminate this Agreement pursuant to Section 8.1(f); or (iii) by the Company pursuant to Section 8.1(j), then the Company shall pay to Parent the Company Termination Fee in cash.
(g) If this Agreement is terminated: (i) by the Company pursuant to Section 8.1(g); (ii) by Parent pursuant to any other provision of Section 8.1 at any time at which the Company has the right to terminate this Agreement pursuant to Section 8.1(g); or (iii) by Parent pursuant to Section 8.1(k), then Parent shall pay to the Company the Parent Termination Fee in cash.
(h) Any Company Termination Fee required to be paid to Parent pursuant to Section 8.3(b) shall be paid by the Company contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Acquisition Transaction contemplated by Section 8.3(b). Any Company Expense Reimbursement Payment required to be paid to Parent pursuant to Section 8.3(d) shall be paid by the Company within three (3) Business Days of the submission of the request therefor by Parent together with supporting documentation. Any Company Termination Fee required to be paid to Parent pursuant to Section 8.3(f) shall be paid or made by the Company (A) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination or (B) in the case of a termination of this Agreement by Parent, within two (2) Business Days after such termination. Any Parent Termination Fee required to be paid to Parent pursuant to Section 8.3(c) shall be paid by Parent contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Acquisition Transaction contemplated by Section 8.3(c). Any Parent Expense Reimbursement Payment required to be paid to the Company pursuant to Section 8.3(e) shall be paid by Parent within three (3) Business Days of the submission of the request therefor by the Company together with supporting documentation. Any Parent Termination Fee required to be paid to Parent pursuant to Section 8.3(g) shall be paid or made by Parent (A) in the case of a termination of this Agreement by Parent, at or prior to the time of such termination or (B) in the case of a termination of this Agreement by the Company, within two (2) Business Days after such termination
(i) Each of Parent and the Company acknowledge and agree that (i) the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, the other Party would not have entered into this Agreement and (ii) each of the Parent Expense Reimbursement Payment, the Company Expense Reimbursement Payment, Parent Termination Fee and the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate (A) Parent and Merger Sub or (B) the

Company, as applicable, in the circumstances in which such termination fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
(j) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus two hundred (200) basis points. If Parent fails to pay when due any amount payable under this Section 8.3, then (x) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 8.3 and (y) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus two hundred (200) basis points.
(k) Any fee or other amount payable pursuant to this Section 8.3 shall be paid free and clear of all deductions and withholdings. In the event that any deduction or withholding is required by any Applicable Law, the party responsible for paying an amount pursuant to this Section 8.3 shall pay to the other Party such additional amount as shall be required to ensure that the net amount received by the other Party shall be equal to the full amount that would have been received by the other Party had no such deduction or withholding been required to be made, and paying Party shall indemnify the other Party against, and reimburse the other Party for the full amount of, any such withholding or deduction, and any interest, additions to tax and penalties thereon.
(l) The Parties agree and understand that (i) (A) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion or the Company Expense Reimbursement Payment on more than one occasion, in each case under any circumstances, and (B) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion or the Parent Expense Reimbursement Payment on more than one occasion, in each case under any circumstances, and (ii) except in the case of fraud or willful breach by the other Party of any covenant or agreement set forth in this Agreement, (A) in no event shall Parent be entitled, pursuant to this Section 8.3, to receive an amount greater than the Company Termination Fee and Company Expense Reimbursement Payment, as applicable (subject to the understanding that the Company Expense Reimbursement Payment is set off against the Company Termination Fee when the payment of the Company Termination Fee follows the payment of the Company Expense Reimbursement Payment under Section 8.3(b)), and any applicable additional amounts pursuant to Sections 8.3(i) and 8.3(j) (such additional amounts, collectively, the “Parent Additional Amounts”), and (B) in no event shall the Company be entitled, pursuant to this Section 8.3, to receive an amount greater than the Parent Termination Fee and Parent Expense Reimbursement Payment, as applicable (subject to the understanding that the Parent Expense Reimbursement Payment is set off against the Parent Termination Fee when the payment of the Parent Termination Fee follows the payment of the Parent Expense Reimbursement Payment under Section 8.3(b)), and any applicable additional amounts pursuant to Sections 8.3(i) and 8.3(j) (such additional amounts, collectively, the “Company Additional Amounts”). Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or willful breach by the other Party of any covenant or agreement set forth in this Agreement, if Parent receives a Company Termination Fee or Company Expense Reimbursement Payment and any applicable Parent Additional Amounts from the Company pursuant to this Section 8.3, or if the Company receives the Parent Termination Payment or Parent Expense Reimbursement Payment and any applicable Company Additional Amounts from Parent pursuant to this Section 8.3, such payment shall be the sole and exclusive remedy of the receiving Party against the paying Party and its Subsidiaries and their respective former, current or future partners, equityholders, managers, members, Affiliates and Representatives, and none of the paying party, any of its Subsidiaries or any of their respective former, current or future partners, equityholders, managers, members, Affiliates or Representatives shall have any further liability or obligation, in each case relating to or arising out of this Agreement or the transactions contemplated hereby.
Section 9. Miscellaneous Provisions
9.1 Amendment. This Agreement may be amended by the Company, Parent and Merger Sub at any time (whether before or after the adoption of this Agreement by the Company’s stockholders); provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
9.2 Waiver.
(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Merger.
9.4 Entire Agreement; Counterparts; Exchanges by Electronic Delivery. This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof; provided, however, that the provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms (it being understood that nothing in the Confidentiality Agreement shall limit either Party’s remedies in the event of fraud by any other Party or its respective Representatives). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms of this Agreement.
9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement, and any action, suit or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the Parties with respect to such matters (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the Parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the Parties with respect to such matters (whether at law or in equity, whether in contract or in tort or otherwise), each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any Party’s address and in the manner set forth in Section 9.8 shall be effective service of process for any such action.
(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
9.6 Disclosure Schedules. The Parties agree that each section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable. The Parties further agree that disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsections. For purposes of this Agreement, each statement or other item of information set forth in a particular part or subpart of the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed to be a representation and warranty made by the Company or Parent and Merger Sub, as applicable, in the corresponding section or subsection of this Agreement, unless such information is expressly required to be set forth therein.
9.7 Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Parent and Merger Sub may assign any or all of their respective rights or obligations under this Agreement, in whole or in part, to any Affiliate of Parent without obtaining the consent or approval of any other Party; provided, however, that such assignment will not relieve Parent or Merger Sub of any of their respective obligations under this Agreement. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) the Indemnified Persons shall be third-party beneficiaries of Section 5.6 and (ii) as expressly set forth in Section 5.13.
9.8 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties):
if to Parent or Merger Sub:
Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, CA 94103
Attention: Jeff Clementz
Email: jeff.clementz@shift.com
with a copy (which shall not constitute notice) to:
Jenner & Block LLP
1155 Avenue of the Americas
New York, NY 10036-2711
Attention:	Robert J. Rawn; Jeremy A. Casper
Email:	rrawn@jenner.com; jcasper@jenner.com
if to the Company:
CarLotz, Inc.
3301 W Moore St
Richmond, VA 23230
Attention:	Lev Peker
Email:	lev@carlotz.com
with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:	Valerie Ford Jacob; Sebastian L. Fain
Email:	valerie.jacob@freshfields.com;
sebastian.fain@freshfields.com
9.9 Cooperation. Each Party agrees to cooperate fully with the other Parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement, including cooperating in connection with the satisfaction and discharge of any existing credit arrangements and the release of any security interests in the assets of any of the Acquired Companies as of the Effective Time.
9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. In the event that the Parties are unable to agree to such replacement, the Parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.
9.11 Remedies. The Company and Parent acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the Parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any Party of any covenant or obligation contained in this Agreement, any non-breaching Party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching Party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the Parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.
9.12 Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “dollars” or “$” shall mean United States Dollars.
(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Applicable Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Applicable Law as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (v) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder; and (vi) the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”.
(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
[Remainder of page intentionally left blank]

In Witness Whereof, the Parties have caused this Agreement to be duly executed as of the date first above written.
SHIFT TECHNOLOGIES, INC.

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT REMARKETING OPERATIONS, INC.

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

CARLOTZ, INC.

By:	/s/ Lev Peker
Name:	Lev Peker
Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A

Certain Definitions
For purposes of the Agreement (including this Exhibit A):
“Accounting Firm” has the meaning set forth in Section 1.11(a).
“Acquired Companies” means, collectively, the Company and the Company’s Subsidiaries. For purposes hereof, the Company and its Subsidiaries shall include their respective predecessors (including any Entity that has been merged into the Company or any of its Subsidiaries).
“Acquisition Inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Subsidiaries) that reasonably would be expected to lead to an Acquisition Proposal.
“Acquisition Proposal” means any offer or proposal contemplating or otherwise relating to any Acquisition Transaction, other than an offer or proposal made or submitted (i) by Parent or any of its Subsidiaries with respect to any Acquired Company, or (ii) by any Acquired Company with respect to Parent or any of its Subsidiaries.
“Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly:
(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which either (A) any of Parent or its Subsidiaries or (B) any Acquired Company is a constituent or participating Entity; (ii) in which a Person or “group” (as defined in Section 13(d) of the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or record ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of (A) Parent and its Subsidiaries or (B) any Acquired Company, as applicable; or (iii) in which (A) Parent and its Subsidiaries or (B) the Company issues securities representing 20% or more of the outstanding securities of any class of such Entity (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);
(b) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues or consolidated assets of either (i) Parent and its Subsidiaries or (ii) the Acquired Companies (measured based on the last day of the most recently completed calendar month); or
(c) any liquidation or dissolution of (i) Parent or (ii) the Company.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”
“Agreement” has the meaning set forth in the Preamble.
“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other Applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“Applicable Law” means any federal, state, local, foreign or supranational law (including common law), statute, regulation, ordinance, rule, Order or decree by any Governmental Authority.
“Assumed Company Stock Option” has the meaning set forth in Section 1.5(b)(iii)(A).
“Assumed Company Earnout Share” has the meaning set forth in Section 1.5(b)(iv)(B).
“Blair” has the meaning set forth in Section 2.22.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
“Certification” has the meaning set forth in Section 2.6(a).
“Change in Circumstances” has the meaning set forth in Section 5.2(d)(ii).
“Closing” has the meaning set forth in Section 1.3.
“Closing Date” has the meaning set forth in Section 1.3.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any Company Associate or Parent Associate, as applicable, or other Contract with a Union, including a neutrality or accretion clause or agreement.
“Company” has the meaning set forth in the Preamble.
“Company 401(k) Plan” has the meaning set forth in Section 5.5(a).
“Company Alternative Acquisition Agreement” has the meaning set forth in Section 8.1(h).
“Company Associate” means any current or former employee, Contract Worker, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to any of the Acquired Companies or any Affiliate of any Acquired Company.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 9, 2022.
“Company Board Recommendation” has the meaning set forth in Section 5.2(b).
“Company Cash Amount” means an amount equal to (a) the aggregate cash, cash equivalents and marketable investments (including restricted cash) of the Acquired Companies as of immediately prior to Closing, on a consolidated basis, minus (b) the aggregate amount of Indebtedness outstanding pursuant to the Company Floorplan Agreement (and any Contract entered into in respect of a refinancing, replacement, amendment or amendment and restatement of the Company Floorplan Agreement) as of immediately prior to Closing, plus (c) any amounts that may be paid by the Company in settlement of the matters set forth on Items 1, 2, 3, 5 and 6 of Part 2.8 of the Company Disclosure Schedule, to the extent consented to by Parent in accordance with this Agreement.
“Company Change in Circumstances” has the meaning set forth in Section 5.2(d)(ii).
“Company Closing Statement” has the meaning set forth in Section 1.11(a).
“Company Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
“Company Contract” means any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any Company IP or any other asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any asset, right or interest.
“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by the Company to Parent on the date of the Agreement.
“Company Earnout Acquiror RSUs” means the “Earnout Acquiror RSUs” as such term is defined in the SPAC Merger Agreement.
“Company Earnout Shares” means the “Earnout Shares” as such term is defined in the SPAC Merger Agreement.

“Company Employee Agreement” means any management, employment, severance, transaction bonus, retention, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Companies or any Affiliate of any Acquired Company and any Company Associate, other than any such Contract that is terminable “at will” without any obligation on the part of any Acquired Company or any Affiliate of any Acquired Company to make any severance, change in control or similar payment or provide any benefit.
“Company Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, performance stock unit, stock appreciation rights, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, transaction-based, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Acquired Companies or any Affiliate of any Acquired Company for the benefit of or relating to any Company Associate of any Acquired Company (or the beneficiaries or dependents of any such individual) or any Company ERISA Affiliate of the Acquired Companies, or with respect to which any Acquired Company has any current Liability or is reasonably likely to have any future Liability.
“Company Equity Awards” has the meaning set forth in Section 1.5(b)(vii).
“Company Equity Plans” means, collectively, the CarLotz, Inc. 2011 Stock Incentive Plan, the CarLotz, Inc. 2017 Stock Option Plan and the CarLotz, Inc. 2020 Incentive Award Plan and the Inducement Award Restricted Award Restricted Stock Unit Award Grant Notices and Restricted Stock Unit Agreements set forth as 39-51 on Section 2.17(g) of the Company Disclosure Schedule.
“Company ERISA Affiliate” means any Person under common control with any of the Acquired Companies within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.
“Company Floorplan Agreement” means that certain Inventory Financing and Security Agreement dated as of March 10, 2021, by and among the Company, Ally Bank, a Utah chartered state bank, and Ally Financial, a Delaware entity, as amended.
“Company Inbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Acquired Company or granted to any Acquired Company a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).
“Company IP” means all Intellectual Property and Intellectual Property Rights in which any of the Acquired Companies has (or purports to have) an ownership interest.
“Company Material Adverse Effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or reasonably could be expected to have or result in, a material adverse effect on: (a) the business, condition (financial or otherwise), results of operations or operations of the Acquired Companies taken as a whole; or (b) the ability of the Company to timely consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; provided, however, that, with respect to clause (a) above, an effect, change, development, event or circumstance occurring after the date of this Agreement shall not be taken into account in determining whether there has been or would reasonably be expected to be a “Company Material Adverse Effect” if such effect, change, development, event or circumstance (by itself or when aggregated or taken together with any and all other effect, change, development, event or circumstance) directly or indirectly results or arises from or relates to: (i) any adverse change in general business or economic, financial, capital market, political or social conditions in the United States or in other locations in which the Acquired Companies have material operations; (ii) changes in the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; (iii) changes or proposed changes after the date of the Agreement in Applicable Laws or other legal or regulatory conditions or changes after the date of the Agreement in GAAP or other accounting standards (or the interpretation thereof); (iv) any changes after the date of the Agreement in political conditions in the United States or any other country in the world, or acts of war, or hostilities (whether or not pursuant to the declaration of a national emergency or war) sabotage or terrorism, civil unrest, cyberterrorism, curfews, riots or any escalation or worsening thereof in the United States or any other country in the world; (v) any “force majeure” events, acts of God, natural disasters, any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, weather conditions or other calamities occurring after the date of the Agreement or any escalation of the foregoing ; (vi) the negotiation, execution delivery or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the identity of, or any facts or circumstances relating to Parent or any of its Subsidiaries and the impact thereof on the relationships, contractual or otherwise, of any Acquired Company with losses of customers, suppliers, distributors, investors, lenders, licensors, licensees, payors or other business partners or employees that are directly attributable to the announcement or pendency of the Agreement, (vii) any failure by any Acquired Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi), and (viii) through (xii)); (viii) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof, (ix) the taking of any action expressly required by the terms of this Agreement, (x) any actions taken or omitted to be taken by an Acquired Company at the express written request or with the express prior written consent of Parent, (xi) any breach of this Agreement by Parent or Merger Sub, (xii) any matter set forth in the Company Disclosure Schedule, or (xiii) any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of Applicable Law relating to this Agreement or the transactions contemplated hereby (including the Merger); provided, however, that any effect, change, development, event or circumstance resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect, change, development, event or circumstance has or has had or would reasonably be expected to have a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to other participants operating in the industries in which the Acquired Companies operate.
“Company Material Contract” has the meaning set forth in Section 2.12(a).
“Company Merger Shares” means the product determined by multiplying (i) the Parent Outstanding Shares, by (ii) 99.99%.
“Company Minimum Cash Amount” means (a) with respect to a Closing Date to occur at any date on or prior to December 31, 2022, an amount equal to $58,330,299, (b) with respect to a Closing Date to occur at any date during the month of January, 2023, an amount equal to $53,330,299, (c) with respect to a Closing Date to occur at any date during the month of February, 2023, an amount equal to $48,330,299, (d) with respect to a Closing Date to occur at any date during the month of March, 2023, an amount equal to $43,330,299, (e) with respect to a Closing Date to occur at any date during the month of April, 2023, an amount equal to $38,330,299, (f) with respect to a Closing Date to occur at any date during the month of May, 2023, an amount equal to $33,330,299, and (g) with respect to a Closing Date to occur at any date during a subsequent month, an amount equal to $5,000,000 less than the amount applicable to the prior month.
“Company Outbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Acquired Company has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Company IP, other than a Contract entered into by an Acquired Company in the ordinary course of business on a standard form used by such Acquired Company, pursuant to which the Acquired Company grants to its customer a nonexclusive license to use a Company Product or to incorporate the Company Product into the customer’s own product as a component thereof.
“Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Company Common Stock basis and assuming, without duplication, (i) the issuance of Company Common Stock in respect of all Company RSU Awards outstanding as of immediately prior to the Effective Time, regardless of whether vested or unvested, (ii) the exercise of all In- the-Money Company Stock Options outstanding as of immediately prior to the Effective Time, regardless of whether vested or unvested, and (iii) the issuance of Company Common Stock in respect of all Company PSU Awards outstanding immediately prior to the Effective Time, regardless of whether vested or unvested (provided, that for the avoidance of doubt, any Company PSU Awards that are terminated pursuant to their terms as of the Effective Time shall not be deemed to be “Company Outstanding Shares” for purposes hereof); provided, however, that the foregoing shall not include any Company Earnout Shares, Company Earnout Acquiror RSUs or Company Warrants.
“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.
“Company Private Warrants” means the warrants exercisable for Company Common Stock and issued to Acamar Partners Sponsor I LLC in a private placement in connection with initial public offering of Acamar Partners Acquisition Corp. (the “IPO”) and pursuant to that certain Private Placement Warrants Purchase Agreement dated as of February 21, 2019, by and between the Company and Acamar Partners Sponsor I LLC.
“Company Product” means any model or version of any product that is being, or since January 1, 2017 has been, designed, developed, distributed, provided, licensed or sold by or on behalf of any Acquired Company.
“Company PSU Award” has the meaning set forth in Section 1.5(b)(ii).
“Company Public Warrants” means the warrants exercisable for Company Common Stock issued in connection with the IPO and governed by the Company Warrant Agreement.
“Company Recommendation Change” has the meaning set forth in Section 5.2(c)(i).
“Company Recommendation Change Notice” has the meaning set forth in Section 5.2(d)(i).
“Company RSU Award” has the meaning set forth in Section 1.5(b)(i).
“Company SEC Reports” has the meaning set forth in Section 2.6(a).
“Company Software” means the material Software owned by any of the Acquired Companies as of the Effective Date (other than software generally available on non-discriminatory terms, including “shrink wrap” or similar “off-the-shelf” software.
“Company Stock Certificate” has the meaning set forth in Section 1.6.
“Company Stock Option” means an option to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
“Company Stockholders Meeting” has the meaning set forth in Section 5.2(a).
“Company Superior Offer” means an unsolicited, bona fide, written Acquisition Proposal for a majority of the outstanding shares of Company Common Stock or consolidated assets of the Company, that: (a) is not subject to a financing contingency; and (b) is on terms and conditions that the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the Company’s outside legal counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Merger.

“Company Technology” means all IT Systems and Company Software or electronic hardware products or services made available, provided, sold, licensed to customers or leased to customers by the Acquired Companies.
“Company Termination Fee” has the meaning set forth in Section 8.3(b).
“Company Triggering Event” shall be deemed to have occurred if: (a) the Company’s board of directors or any committee thereof shall have taken any of the actions referred to in Section 5.2(c) of the Agreement; (b) the Company shall have failed to include the Company Board Recommendation in the Joint Proxy Statement; (c) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholders Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; (d) the Company’s board of directors or any committee thereof shall recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal; or (e) any of the Acquired Companies shall have materially breached the provisions set forth in Section 4.4 or Section 5.2.
“Company Warrant Agreement” means that certain Warrant Agreement dated as of February 21, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC.
“Company Warrants” means, collectively, the Company Public Warrants and the Company Private Warrants.
“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of September 20, 2022, by and between Parent and the Company, as it has been or may be supplemented, modified or amended from time to time.
“Consent” means any approval, consent, ratification, permission, waiver or authorization of or from, or registration, declaration or filing with, or notice to any Governmental Authority (including any Governmental Authorization).
“Contemplated Transactions” means all actions and transactions contemplated by the Agreement, including the Merger.
“Continuation Period” has the meaning set forth in Section 5.4(c).
“Contract” means any legally binding written or oral agreement, contract, subcontract, lease, mortgage, indenture, guarantee, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, whether express or implied.
“Contract Worker” means any independent contractor, consultant or retired person or service provider who is a natural person and is or was hired, retained, engaged or used by any of the Acquired Companies or Parent or any of its Subsidiaries, as applicable, and who is not: (a) classified by an Acquired Company or Parent or any of its Subsidiaries, as applicable, as an employee; or (b) compensated by an Acquired Company through wages reported on a form W-2.
“Continuing Employee” has the meaning set forth in Section 5.4(c).
“COVID-19” means SARS-CoV-2 or COVID-19 (and all related strains and sequences), and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, delay, shut down (including, the shutdown of air cargo routes), closure, sequester, safety or similar Applicable Law, in each case, in connection with or in response to COVID-19.
“DGCL” means the General Corporation Law of the State of Delaware.
“DOL” means the United States Department of Labor.
“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.
“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, levy, assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, arrangement or agreement, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way, and the like), conditional sale, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Applicable Laws affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against Liabilities under securities laws in connection with the offering, sale or issuance of securities.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other legal entity.
“Environmental Authorization” means any Governmental Authorization required under Environmental Laws to own or operate the business of the Acquired Companies as owned and operated.
“Environmental Law” means any Applicable Law, including any Governmental Authorization required thereunder, relating to: (a) pollution or the regulation, protection, preservation, cleanup or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, manufacture, import distribution, sale, labeling, production, Release or disposal of Hazardous Substances; or (c) the protection of human health or safety (to the extent relating to exposure to Hazardous Substances).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 1.7(a).
“Exchange Fund” has the meaning set forth in Section 1.7(a).
“Exchange Ratio” means 0.692158; provided, however, that as of immediately prior to the Effective Time the Exchange Ratio shall be adjusted to the following ratio (rounded to six decimal places): the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares.
“file” has the meaning set forth in Section 2.6(a).
“Filed SEC Reports” has the meaning set forth in Section 2.
“Foreign Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Company mandated by a Governmental Authority outside the United States and covering any Company Associates; (b) Company Employee Plan that is subject to any of the Applicable Laws of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.
“Form S-4” means the registration statement on Form S-4 to be filed with the SEC pursuant to Section 5.1.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state or local, domestic or foreign government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign.

“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law; or (b) any right under any Contract with any Governmental Authority, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Authority pursuant to any other applicable Antitrust Law.
“Hazardous Substances” means (a) any substance, material, radiation or waste that is listed, regulated, or defined, or that forms the basis of Liability under, any Environmental Law, and (b) petroleum, or any fraction thereof, asbestos or asbestos-containing materials, radioactive materials, per-and poly-fluoroalkyl substances and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IAC Merger Agreement” means that certain Agreement and Plan of Merger dated as of June 29, 2020, by and among Parent, IAC Merger Sub, Inc. and Shift Technologies, Inc.
“Implied Company Closing Stock Price” means the product of (i) the Exchange Ratio and (ii) the Parent Closing Stock Price.
“Indebtedness” means, with respect to any Person at the time of determination, without duplication and regardless of the maturity or when due or payable, (a) any extension of credit and all indebtedness for borrowed money or in respect of loans or advances or the issuance and sale of debt securities, (b) any capitalized lease obligations as determined in accordance with GAAP and any obligations under synthetic lease obligations and sale leaseback obligations, whether secured or unsecured, (c) any indebtedness under any credit agreement or facility or obligations evidenced by bonds, debentures, notes or other similar instruments, (d) any obligations to pay the deferred purchase price of assets, equity, property or services, contingent or otherwise, except trade accounts payable and other current Liabilities arising in the ordinary course of business so long as such trade accounts or other current Liabilities are payable and paid within 60 days of the date the payment is due, (e) all obligations pursuant to securitization or factoring programs or arrangements, (f) any obligations under any agreement in respect of any cap, swap, collar, future, derivative or similar transactions, or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument, or economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions, (g) any obligations, to the extent drawn, in respect of letters of credit or similar instruments issued or accepted by banks or financial institutions for the account of any Person (including surety bonds and off-balance sheet financing arrangements), (h) all interest, indemnities, premiums, penalties, breakage costs, fees and other obligations related to any of the foregoing and (i) all direct or indirect guarantees or other financial accommodations (or arrangements having the economic effect of a guarantee or financial accommodation) in respect of any of the foregoing for the benefit of another Person; provided that any operating leases, as such instruments would be determined in accordance with GAAP on the Closing Date, shall be deemed not to constitute Indebtedness.
“Indemnified Persons” has the meaning set forth in Section 5.6(a).
“Information Privacy and Security Laws” means all Applicable Laws relating to the processing, use, disclosure, collection, privacy, processing, transfer or security of Protected Information.
“In-the-Money Company Stock Option” means a Company Stock Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time and has a per share exercise price for the Company Common Stock subject to such Company Stock Option that is less than the Implied Company Closing Stock Price.
“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, know-how; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)); (d) domain names; and (e) logos and marks (including brand names, product names, and slogans).

“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Applicable Laws of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), domain names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including source code, documentation, processes, technology, formulae, customer lists, inventions (whether or not patentable) and marketing information; and (f) any other proprietary rights similar or equivalent to any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“IT System” means any software, hardware, network or systems owned or controlled by or on behalf of any of the Acquired Companies, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by any of the Acquired Companies, mail server, firewall, database, source code or object code.
“Joint Proxy Statement” means the joint proxy statement relating to the Parent Stockholders Meeting and the Company Stockholders Meeting, as amended or supplemented from time to time.
“Knowledge” as it relates to any Entity means the actual knowledge of a fact or other matter, after reasonable inquiry, of in the case of Parent, George Arison, Jeff Clementz, Oded Shein and Jason Curtis, and, in case of the Company, Lev Peker, Ozan Kaya, Eugene Kosvshilovsky, Elizabeth Sanders and Tom Stoltz.
“Leased Real Property” means all real property leased, subleased or licensed to the Acquired Companies, including all buildings, structures, fixtures and other improvements thereon leased, subleased or licensed to the Acquired Companies.
“Leases” has the meaning set forth in Section 2.10(b).
“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“Loss” means any loss, damage, claim, cost and expense, interest, award, judgment or penalty actually suffered or incurred.
“Made Available to Parent” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of the Agreement; or (b) made available for review by Parent or Parent’s Representatives, as of 5:00 p.m. Eastern Time, on August 8, 2022, in the “Project Lightning” virtual data room maintained by the Company with Intralinks in connection with the Merger.

“Made Available to the Company” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of the Agreement; or (b) made available for review by the Company or the Company’s Representatives, as of 5:00 p.m. Eastern Time, on August 8 , 2022, in the “Project Camaro” virtual data room maintained by Parent with Datasite in connection with the Merger.
“Major Customer” has the meaning set forth in Section 2.14(a).
“Major Supplier” has the meaning set forth in Section 2.14(b).
“Material Contract” means the Company Material Contracts and Parent Material Contracts.
“Maximum Premium” has the meaning set forth in Section 5.6(b).
“Measurement Time” has the meaning set forth in Section 2.3(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” means the consideration that a holder of shares of Company Common Stock is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5 of the Agreement (excluding, for the avoidance of doubt, any payments in the form of dividends or other distributions on Company Common Stock pursuant to Section 1.7(c)).
“Merger Sub Common Stock” means the common stock, par value $0.0001 per share, of Merger Sub.
“Nasdaq” means The Nasdaq Capital Market.
“Open Source Software” means software that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed or made available with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or nominal charge.
“Order” means any order, writ, injunction, stipulation, award, judgment or decree.
“Owned Real Property” has the meaning set forth in Section 2.10(a).
“Parent Alternative Acquisition Agreement” has the meaning set forth in Section 8.1(i).
“Parent Associate” means any current or former employee, Contract Worker, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to Parent or any Affiliate of Parent.
“Parent Balance Sheet” means the consolidated balance sheet of the Parent and its consolidated subsidiaries as of March 31, 2022 included in the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 10, 2022.
“Parent Board Recommendation” has the meaning set forth in Section 5.3(b).
“Parent 401(k) Plan” has the meaning set forth in Section 5.4(a).
“Parent Cash Amount” means an amount equal to (a) the aggregate cash, cash equivalents and marketable investments (including restricted cash) of Parent and its Subsidiaries as of immediately prior to the Closing, on a consolidated basis, minus (b) the aggregate amount of Indebtedness outstanding pursuant to the Parent Floorplan Agreement (and any Contract entered into in respect of a refinancing, amendment or amendment and restatement of the Parent Floorplan Agreement) as of immediately prior to the Closing.
“Parent Change in Circumstances” has the meaning set forth in Section 5.3(d)(ii).
“Parent Closing Statement” has the meaning set forth in Section 1.11(b).

“Parent Closing Stock Price” means the average of the volume-weighted average sales price per share of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for the consecutive period of fifteen (15) trading days ending on (and including) the trading day that is four trading days prior to the Closing Date, taken to four decimal places.
“Parent Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.
“Parent Common Stock Issuance” means the issuance of shares of Parent Common Stock in connection with the Merger pursuant to this Agreement.
“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Company IP or any other asset of any of Parent or any of its Subsidiaries is or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any asset, right or interest.
“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by Parent to the Company on the date of the Agreement.
“Parent Earnout Acquiror RSU” has the meaning set forth in Section 1.5(b)(v)(B).
“Parent Earnout Share” has the meaning set forth in Section 1.5(b)(iv)(B).
“Parent Employee Agreement” means any management, employment, severance, transaction bonus, retention, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between Parent or any Affiliate of Parent and any Parent Associate, other than any such Contract that is terminable “at will” without any obligation on the part of Parent or any Affiliate of Parent to make any severance, change in control or similar payment or provide any benefit.
“Parent Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, performance stock unit, stock appreciation rights, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, transaction-based, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries or any Affiliate of Parent or any of its Subsidiaries for the benefit of or relating to any Parent Associate (or the beneficiaries or dependents of any such individual) or any Parent ERISA Affiliate, or with respect to which Parent or any of its Subsidiaries has any current Liability or is reasonably likely to have any future Liability.
“Parent Equity Awards” means, collectively, Parent RSU Awards, Parent PSU Awards and Parent Stock Options.
“Parent Equity Plans” means, collectively, the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan, the Shift Technologies, Inc. 2022 Employment Inducement Plan and the Amended and Restated Shift Technologies 2014 Stock Incentive Plan.
“Parent ERISA Affiliate” means any Person under common control with Parent or any of its Subsidiaries within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.
“Parent Floorplan Agreement” means that certain Inventory Financing and Security Agreement dated as of December 9, 2021, by and among the Company, Shift Operations LLC, Ally Bank, a Utah chartered state bank, and Ally Financial, Inc., a Delaware corporation.

“Parent Inbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to Parent or any of its Subsidiaries or granted to Parent or any of its Subsidiaries a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).
“Parent IP” means all Intellectual Property and Intellectual Property Rights in which Parent or any of its Subsidiaries has (or purports to have) an ownership interest.
“Parent Leased Real Property” means all real property leased, subleased or licensed to Parent or any of its Subsidiaries, including all buildings, structures, fixtures and other improvements thereon leased, subleased or licensed to Parent or any of its Subsidiaries.
“Parent Material Adverse Effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or reasonably could be expected to have or result in, a material adverse effect on: (a) the business, condition (financial or otherwise), results of operations or operations of Parent and its Subsidiaries taken as a whole; or (b) the ability of Parent to timely consummate the Merger or any of the other Contemplated Transactions; provided, however, that, with respect to clause (a) above, an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a “Parent Material Adverse Effect” if such effect, change, development, event or circumstance (by itself or when aggregated or taken together with any and all other effect, change, development, event or circumstance) directly or indirectly results or arises from or relates to: (i) any adverse change in general business or economic, financial, capital market, political or social conditions in the United States or in other locations in which Parent and its Subsidiaries have material operations; (ii) changes in the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; (iii) changes or proposed changes after the date of the Agreement in Applicable Laws or other legal or regulatory conditions or changes or proposed changes after the date of the Agreement in GAAP or other accounting standards (or the interpretation thereof); (iv) any changes after the date of the Agreement in political conditions in the United States or any other country in the world, or acts of war or hostilities (whether or not pursuant to the declaration of a national emergency or war), sabotage or terrorism, civil unrest, cyberterrorism, curfews, riots or any escalation or worsening thereof in the United States or any other country in the world; (v) any “force majeure” events, acts of God, natural disasters, any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, weather conditions or other calamities occurring after the date of the Agreement or any escalation of the foregoing; or (vi) the negotiation, execution delivery or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the identity of, or any facts or circumstances relating to Parent or any of its Subsidiaries and the impact thereof on the relationships, contractual or otherwise, of any Acquired Company with customers, suppliers, distributors, investors, lenders, licensors, licensees, payors or other business partners or employees that are directly attributable to the announcement or pendency of the Agreement, (vii) any failure by Parent or its Subsidiaries to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi), and (viii) through (xii)); (viii) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof, (ix) the taking of any action expressly required by the terms of this Agreement, (x) any actions taken or omitted to be taken by Parent at the express written request or with the express prior written consent of the Company, (xi) any breach of this Agreement by the Company, (xii) any matter set forth in the Parent Disclosure Schedule, or (xiii) any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of Applicable Law relating to this Agreement or the transactions contemplated hereby (including the Merger); provided, however, that any effect, change, development, event or circumstance resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect, change, development, event or circumstance has or has had or would reasonably be expected to have a disproportionate adverse effect on Parent, taken as a whole, relative to other participants operating in the industries in which Parent operates.
“Parent Material Contract” has the meaning set forth in Section 3.9(a).
“Parent Minimum Cash Amount” means (a) with respect to a Closing Date to occur at any date on or prior to December 31, 2022, an amount equal to $(10,416,596), or -$10,416,596, (b) with respect to a Closing Date to occur at any date during the month of January, 2023, an amount equal to $(15,416,596), or -$15,416,596, (c) with respect to a Closing Date to occur at any date during the month of February, 2023, an amount equal to $(20,416,596), or -$20,416,596, (d) with respect to a Closing Date to occur at any date during the month of March, 2023, an amount equal to $(25,416,596), or -$25,416,596, (e) with respect to a Closing Date to occur at any date during the month of April, 2023, an amount equal to $(30,416,596), or -$30,416,596, (f) with respect to a Closing Date to occur at any date during the month of May, 2023, an amount equal to $(35,416,596), or -$35,416,596, and (g) with respect to a Closing Date to occur at any date during a subsequent month, an amount equal to $5,000,000 less than the amount applicable to the prior month.
“Parent Outbound License” means any Contract in effect as of the date of this Agreement pursuant to which Parent or any of its Subsidiaries has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Parent IP, other than a Contract entered into by Parent or any of its Subsidiaries in the ordinary course of business on a standard form used by Parent or any of its Subsidiaries, pursuant to which Parent or any of its Subsidiaries grants to its customer a nonexclusive license to use a Parent Product or to incorporate the Parent Product into the customer’s own product as a component thereof.
“Parent Outstanding Shares” means the issued and outstanding shares of Parent Common Stock as of immediately prior to the Effective Time; provided that “Parent Outstanding Shares” shall exclude any Parent Common Stock issuable upon conversion or exchange of any securities, including Parent RSU Awards, Parent PSU Awards, Parent Stock Options and any convertible notes issued by Parent, in each case outstanding as of immediately prior to the Effective Time.
“Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of Parent.
“Parent Product” means any model or version of any product that is being, or since January 1, 2017 has been, designed, developed, distributed, provided, licensed or sold by or on behalf of Parent or any of its Subsidiaries.
“Parent PSU Award” means an award of performance-based vesting restricted stock units relating to Parent Common Stock.
“Parent Recommendation Change” has the meaning set forth in Section 5.3(c)(i).
“Parent Recommendation Change Notice” has the meaning set forth in Section 5.3(d)(i).
“Parent RSU Award” means an award of time-based vesting restricted stock units relating to Parent Common Stock.
“Parent SEC Reports” has the meaning set forth in Section 3.6(a).
“Parent Stockholders Meeting” has the meaning set forth in Section 5.3(a).
“Parent Stock Option” means an option to purchase shares of Parent Common Stock from Parent.
“Parent Superior Offer” means an unsolicited, bona fide, written Acquisition Proposal for a majority of the outstanding shares of Parent Common Stock or consolidated assets of the Parent, that: (a) is not subject to a financing contingency; and (b) is on terms and conditions that Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and Parent’s outside legal counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Parent’s stockholders than the Merger.
“Parent Triggering Event” shall be deemed to have occurred if: (a) Parent’s board of directors or any committee thereof shall have taken any of the actions referred to in Section 5.3(c) of the Agreement;

(b) Parent shall have failed to include the Parent Board Recommendation in the Joint Proxy Statement; (c) a tender or exchange offer relating to shares of Parent Common Stock shall have been commenced and Parent shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Parent Stockholders Meeting), a statement disclosing that Parent recommends rejection of such tender or exchange offer and reaffirming the Parent Board Recommendation; (d) Parent’s board of directors or any committee thereof shall recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal; or (e) Parent or any of its Subsidiaries shall have materially breached the provisions set forth in Section 4.5 or Section 5.3.
“Parent Warrant” has the meaning set forth in Section 1.5(b)(vi).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.
“Permit” means all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Authority.
“Permitted Encumbrance” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Acquired Company is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business underlying obligations with respect to which are not due and payable or that are being contested in good faith by appropriate proceedings, or, if due and payable, are not delinquent; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) liens, leases, subleases, licenses and sublicenses pursuant to (i) any Company Contract listed in Part 2.12(a) of the Company Disclosure Schedule or (ii) any liens granted pursuant to any Contract entered into for the purpose of refinancing, replacement, amendment, or amending and restating the Company Floorplan Agreement; (e) liens, leases, subleases, licenses and sublicenses pursuant to (i) any Parent Contract listed in Part 3.12(a) of the Parent Disclosure Schedule or (ii) any liens granted pursuant to any Contract entered into for the purpose of refinancing, amendment, or amending and restating the Parent Floorplan Agreement; (f) liens arising in the ordinary course of business in favor of a customer in respect of customer advances; and (g) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.
“Person” means any individual, Entity or Governmental Authority.
“Pre-Closing Period” has the meaning set forth in Section 4.1(a).
“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, “Money Rates” section, as the prime rate, as in effect from time to time.
“principal financial officer” has the meaning set forth in Section 2.6(a).
“principal executive officer” has the meaning set forth in Section 2.6(a).
“Protected Information” means any information that: (a) relates to or is capable of being linked to an identified or identifiable individual; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) is covered by the PCI DSS; or (e) is subject to a confidentiality obligation under a Company Contract or in which any Acquired Company has Intellectual Property Rights.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.
“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Authority, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Release” means any presence emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Substances from any source into, through or upon the indoor or outdoor environment.
“Representatives” means directors, officers, other employees, agents, attorneys, accountants and financial and other advisors and representatives.
“Required Company Stockholder Vote” has the meaning set forth in Section 2.22.
“Required Parent Stockholder Vote” has the meaning set forth in Section 3.13.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Section 409A” has the meaning set forth in Section 2.3(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means, with respect to an Entity, any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.
“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.
“Source Material” means, collectively, any Software or integrated-circuit, hardware, or component design or programming materials, or related documentation, expressed in source code or other human-readable form, and any elements of design or programming in netlist, hardware description language, or photomask form, including any design databases, GDSII files and circuit schematics and simulations.
“SPAC Merger Agreement” means that certain Agreement and Plan of Merger dated as of October 21, 2020, by and among the Company, Acamar Partners Sub, Inc. and CarLotz, Inc.
“Specified Company Representations” means the representations and warranties of the Company contained in Sections 2.3, 2.4, the first sentence of 2.7, 2.20, 2.21, 2.22 and 2.23 of the Agreement.
“Specified Parent Representations” means the representations and warranties of Parent and Merger Sub contained in Sections 3.3, 3.4, the first sentence of 3.7, 3.16, 3.21, 3.22 and 3.23 of the Agreement.
“Subsidiary” of an Entity shall mean another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities or other interests in the Entity that is sufficient to enable the Person to elect at least a majority of the members of the Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in the Entity.
“Support Agreement” has the meaning set forth in the Recitals.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Takeover Statue” has the meaning set forth in Section 2.20.
“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority. For purposes of this Agreement, “Tax” also includes any obligations under any agreements or arrangements with any person with respect to the Liability for, or sharing of, taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any Liability for taxes as a transferee or successor, by contract or otherwise.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Applicable Law relating to any Tax.
“Tenant Lease” has the meaning set forth in Section 2.10(d).
“Transaction Expenses” means, with respect to any Person, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, such Person in connection with the negotiation, preparation or execution of this Agreement, the performance of its covenants or agreements in this Agreement or the consummation of the Contemplated Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, placement agents, brokers, investment bankers, consultants, or other agents or service providers of such Person, and (b) any success, change of control, retention, transaction bonus, severance or other similar payment or amount to any Person as a result of, or in connection with, this Agreement or the Contemplated Transactions and the employer portion of employment, payroll or similar Taxes payable as a result of the foregoing.
“Treasury Regulations” means the regulations promulgated under the Code.
“Uncertificated Share” has the meaning set forth in Section 1.6.
“Union” means any labor organization, union, works council, or similar entity, or other body representing one or more Company Associates or Parent Associates, as applicable.
“WARN Act” has the meaning set forth in Section 2.19(d).

Exhibit B-1

Company Stockholders Entering into Support Agreements
1.	TRP Capital Partners LP
2.	Acamar Partners Acquisition Corp.
3.	Luis Solorzano

EXHIBIT B-2

Parent Stockholders Entering into Support Agreements
1.	George Arison, Irakly George LLC and IGA Holdings, LLC
2.	DCM VIII, L.P. and DCM Affiliates Fund VIII, L.P.
3.	Threshold Ventures I, L.P. and Threshold Ventures I Partner Fund, LLC
4.	G2VP, LLC
5	Tobias Russell

Exhibit C

Form of A&R Sponsor Letter Agreement
     , 2022
Shift Technologies, Inc.
[Address]
CarLotz, Inc.
[Address]
CarLotz Group, Inc.
[Address]
Re: Amended and Restated Sponsor Letter Agreement
Ladies and Gentlemen:
This letter (this “Sponsor Letter Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), by and among Shift Technologies, Inc., a Delaware corporation (“Parent”), Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (the “Company”), and hereby amends and restates in its entirety that certain letter dated October 21, 2020 (the “Prior Letter Agreement”), from Acamar Partners Sponsor I LLC, a Delaware limited liability company (the “Sponsor”) to the Company and CarLotz Group, Inc., a Delaware corporation (“CarLotz OpCo”). Certain capitalized terms used herein are defined in paragraph 9 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger Agreement (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”).
The Sponsor is currently, and as of immediately prior to the Closing will be, the record and beneficial owner of 3,819,665 shares of Company Common Stock that are subject to restrictions on Transfer set forth in the Prior Letter Agreement (the “Restricted Founder Shares”), which Restricted Founder Shares shall be exchanged for shares of Parent Common Stock issued as Merger Consideration in connection with the Closing of the Merger (any shares of Parent Common Stock issued in respect of the Restricted Founder Shares, and any shares issued in respect thereof including by means of or as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any such securities, the “Restricted Parent Shares”).
In accordance with paragraph 2 and paragraph 20 of the Prior Letter Agreement, the Parties hereto intend to amend and restate the Prior Letter Agreement to give effect to the Merger, and, intending to be legally bound, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with the Company, Parent, Merger Sub and CarLotz OpCo as follows:
1.
The Sponsor hereby agrees and acknowledges that (i) the Company, Parent and Merger Sub would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 2 and 4 of this Sponsor Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

2.	The Sponsor agrees that it shall not Transfer any Restricted Parent Shares until (collectively, the “Lock-up Period”):
a.
with respect to 50% of such Restricted Parent Shares, the date on which the closing trading price of the Parent Common Stock has been greater than a per-share amount equal to $12.50, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Parent Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period from the Closing of the Merger; and

b. with respect to 50% of such Restricted Parent Shares, the date on which the closing trading price of the Parent Common Stock has been greater than a per-share amount equal to $15.00, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Parent Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period from the Closing of the Merger(the date on which such condition is satisfied the “Final Release Date”).
3.	The certificates evidencing the Restricted Parent Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE AMENDED AND RESTATED SPONSOR LETTER AGREEMENT DATED AS OF AUGUST 9, 2022, BY AND AMONG THE HOLDER HEREOF AND THE OTHER PARTIES THERETO.
4.
Notwithstanding the provisions set forth in paragraph 2, Transfers of the Restricted Parent Shares that are held by the Sponsor or any of its permitted transferees (that have complied with this paragraph 4) are permitted (a) to Parent’s officers or directors, any affiliates and its employees or family member of any of Parent’s officers or directors, (b) to any members of the Sponsor or any affiliates of the Sponsor; (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales transfer made in connection with the consummation of the Merger; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement with Parent agreeing to be bound by the transfer restrictions in and other provisions contained in this Agreement.

6.
Forfeiture of Restricted Parent Shares. In the event of the failure to achieve the trading price threshold set forth in Section 2(a) on or prior to January 21, 2026 (the first Business Day following the end of such period, the “Forfeiture Date”), or the failure to achieve the trading price threshold set forth in Section 2(b) on or prior to the Forfeiture Date, the portion of the Restricted Parent Shares, the release of the lockup of which is subject to the achievement of the applicable threshold, shall be forfeited and transferred to Parent by the holder that Beneficially Owns such Restricted Parent Shares without any consideration for such Transfer. For the avoidance of doubt, prior to the Forfeiture Date, all of the holders of Restricted Parent Shares shall have the right to vote such shares and to receive dividends with respect to such shares.

7.
The Sponsor represents and warrants that it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Sponsor represents and warrants that it is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

8.
The Sponsor has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Letter Agreement.

9.	As used herein:
(i)	“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(ii)
“Transfer” shall mean the (a) direct or indirect transfer, sale of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
10.
This Sponsor Letter Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to the Sponsor, the Company and CarLotz Opco, the Prior Letter Agreement. This Sponsor Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company and Parent, or after the Closing, by Parent, and the other parties charged with such change, amendment, modification or waiver. In the event of any valid termination of the Merger Agreement, this Sponsor Letter Agreement shall be null and void and of no further force or effect in accordance with Section 16.

11.
No party hereto may, except as set forth herein, assign either this Sponsor Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Letter Agreement shall be binding on, and inure to the benefit of, the Sponsor, Parent, the Company and CarLotz OpCo and their respective successors, heirs, personal representatives and assigns and permitted transferees.

12.
This Sponsor Letter Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.
This Sponsor Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14.
This Sponsor Letter Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Letter Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Applicable Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Applicable Laws of another jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Sponsor Letter Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such Legal Proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and agrees not to bring any Legal Proceeding arising out of or relating to this Sponsor Letter Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Applicable Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this paragraph. The prevailing party in any such Legal Proceeding (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Legal Proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.
Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Letter Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.8 of the Merger Agreement to the applicable party at its principal place of business.

16.
This Sponsor Letter Agreement shall terminate on the earlier of (a) the Final Release Date occurring on or before the Forfeiture Date and (b) the Forfeiture Date. In the event of a valid termination of the Merger Agreement, this Sponsor Letter Agreement shall be of no force and effect and shall revert to the Prior Letter Agreement. No such termination or reversion shall relieve the Sponsor, Parent or the Company from any obligation accruing, or liability resulting from a breach of this Sponsor Letter Agreement occurring prior to such termination or reversion.

17.
The Sponsor hereby represents and warrants to Parent and the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Letter Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor; (ii) this Sponsor Letter Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Letter Agreement, this Sponsor Letter Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (subject to Enforceability Exceptions); (iii) the execution and delivery of this Sponsor Letter Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of the Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon the Sponsor or the Sponsor’s Restricted Founder Shares or Restricted Parent Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (iv) there are no Legal Proceedings pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (v) no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from the Sponsor, any of its Subsidiaries or any of its respective Affiliates in connection with the Merger Agreement or this Sponsor Letter Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of the Sponsor, on behalf of the Sponsor, for which Parent, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vi) the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Letter Agreement and has had the opportunity to consult with its tax and legal advisors; (vii) the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder; and (viii) the Sponsor has good title to all such Restricted Founder Shares.

18.
If, and as often as, there are any changes in Parent or the Restricted Parent Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Letter Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Parent or Parent’s successor or the surviving entity of such transaction and the Restricted Parent Shares, each as so changed. For avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 2.

19.
Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[signature page follows]

Sincerely,
ACAMAR PARTNERS SPONSOR I LLC

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed:
SHIFT TECHNOLOGIES, INC.

By:
Name:
Title:

Acknowledged and Agreed:
CARLOTZ, INC.

By:
Name:
Title:

Acknowledged and Agreed:
CARLOTZ GROUP, INC.

By:
Name:
Title:

Exhibit D

Form of Amended and Restated Certificate of Incorporation of Surviving
Corporation
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARLOTZ, INC.
ARTICLE I.
The name of the corporation is CarLotz, Inc. (the “Corporation”).
ARTICLE II.
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., City of Wilmington, in the County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III.
The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV.
The Corporation shall have perpetual existence.
ARTICLE V.
The total number of shares of all classes of stock that the Corporation is authorized to issue is TEN THOUSAND (10,000) shares of Common Stock with a par value of $0.0001 per share.
ARTICLE VI.
The Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
ARTICLE VII.
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE IX.
Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IX, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
Section 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article IX or otherwise.
Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.
Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
Section 8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation that it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article IX; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article IX.
Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Section 10. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 11. Contract Rights. The rights provided to Indemnified Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of such Indemnified Person’s heirs, executors and administrators.
Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE X.
The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation on this      day of     , 2022.

Name: [•]
Title: Authorized Person

ANNEX B
FORM OF

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SHIFT TECHNOLOGIES, INC.

[____]
Shift Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.	The name of this corporation is Shift Technologies, Inc.
2.	This corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 2020.
3.
This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was duly proposed, adopted and approved by the Corporation’s board of directors and by the affirmative vote of holders of a majority of the Corporation’s outstanding common stock entitled to vote in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

4.	Article IV of the Second Amended and Restated Certificate of Incorporation is hereby amended to add the following as Section 4.06:
“Section 4.06. Reverse Stock Split. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, each [_____ / _____ / _____ / _____ / _____]1 shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock (the “Reverse Stock Split”). No certificates representing fractional shares of Class A Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Class A Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Class A Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that prior to such combination represented shares of Class A Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
5.	All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.
6.	This Certificate of Amendment shall be effective at 12:01 a.m. Eastern Time on [____].
[1]	To be determined by the Shift board of directors in its discretion.
B-1

IN WITNESS WHEREOF, Shift Technologies, Inc. has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth hereinabove.
SHIFT TECHNOLOGIES, INC..

By:
Name:
Title:
[Signature Page to Certificate of Amendment]
B-2

ANNEX C

Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
August 9, 2022
The Board of Directors
Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, CA 94103
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to Shift Technologies, Inc., a Delaware corporation (the “Parent”), of the Exchange Ratio (as defined below) provided for pursuant to the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among the Parent, CarLotz, Inc., a Delaware corporation (the “Company”), and Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”). The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of the Parent and, among other things, each share of Class A common stock, par value $0.0001 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Company Shares held in the treasury of the Company immediately prior to the Effective Time, which Shares shall be automatically canceled and retired and shall cease to exist at the Effective Time for no consideration) will be converted into the right to receive 0.692158 (the “Exchange Ratio”) shares of Class A common stock, par value $0.0001 per share, of the Parent (the “Parent Shares”), subject to adjustment in accordance with the terms of the Agreement, as to which we express no opinion. The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Parent in connection with the Transaction. We will receive a fee for services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Parent has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Parent, and we have not received any compensation from the Parent during such period. In the past two years, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any

The Board of Directors
Shift Technologies, Inc.
August 9, 2022

compensation from the Company during such period. We may provide investment banking and other services to or with respect to the Parent or the Company or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates' directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Parent, the Company, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated August 8, 2022 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 and Annual Reports on Form 10-K of Parent for the years ended December 31, 2021, December 31, 2020 and December 31, 2019; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; (iv) certain publicly available research analyst reports for the Company and Parent; (v) certain other communications from the Company and Parent to their respective stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company (the “Company Internal Data”); (vii) certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company with adjustments made by management of Parent and furnished to us by Parent for purposes of our analysis (the “Company Forecasts”); and (viii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Parent, including certain financial forecasts, analyses and projections relating to Parent prepared by management of Parent and furnished to us by the Parent for purposes of our analysis (the “Parent Forecasts”) (collectively, the “Parent Internal Data”). We have participated in discussions with members of the senior management and representatives of the Parent and the Company regarding their assessment of the Company Internal Data, the Company Forecasts and the Parent Internal Data (including the Parent Forecasts), as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and Parent and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate. You have also informed us of, and we have taken into account in arriving at our opinion, Parent's liquidity position and potential capital requirements. Finally, in arriving at our opinion, we have considered the results of our efforts on behalf of Parent to solicit, at the direction of Parent, indications of interest from certain third parties selected by Parent with respect to a possible financing and acquisition transactions involving Parent.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Company Internal Data has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby, and that the Company Forecasts and the Parent Internal Data (including, without limitation, the Parent Forecasts) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent as to the matters covered thereby, and we have relied, at your direction, on the Company Internal Data, the Company Forecasts and the Parent Internal Data (including, without limitation, the Parent Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Company Internal Data, the Company Forecasts or the Parent Internal Data (including, without limitation, the Parent Forecasts) or the assumptions on which any of them are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or Parent, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or Parent. We have assumed that

The Board of Directors
Shift Technologies, Inc.
August 9, 2022

(i) the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us and (ii) there will be no adjustments to the Exchange Ratio pursuant to the Agreement that will be material to our analysis or this opinion. We have also assumed that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have further assumed, in accordance with the terms of the Draft Agreement, that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or Parent, or the ability of the Company or Parent to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Parent's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Parent or in which the Parent might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Parent of the Exchange Ratio provided for pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Parent or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Parent or any party, or class of such persons in connection with the Transaction, whether relative to the Exchange Ratio provided for pursuant to the Agreement or otherwise. Our opinion, as expressed herein, relates to the relative values of the Company and the Parent. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to what the value of Parent Shares actually will be when issued pursuant to, and following the consummation of, the Transaction, or what the value of the Company Shares will be immediately prior to the Effective Time, or the prices at which the Company Shares or Parent Shares will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Parent or the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Parent (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

The Board of Directors
Shift Technologies, Inc.
August 9, 2022

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to Parent.
Very truly yours,
/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

ANNEX D

August 9, 2022
Board of Directors
CarLotz, Inc.
3301 W. Moore Street
Richmond, Virginia 23230
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (collectively the “Stockholders”) of CarLotz, Inc., a Delaware corporation (the “Company”), of the Exchange Ratio (as defined below) specified in the Agreement and Plan of Merger by and among Shift Technologies, Inc. (“Shift”), Shift Remarketing Operations, Inc., a wholly-owned subsidiary of Shift (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will be merged into Merger Sub (the “Merger”) and each share of common stock of the Company, $0.0001 par value per share, will be converted into 0.692158 shares (the “Exchange Ratio”) of Shift common stock, $0.0001 par value per share. The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and we express no opinion as to such adjustment.
In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) a draft of the Merger Agreement, dated as of August 8, 2022, and we have assumed that the final form of the Merger Agreement will not differ from such draft in any material respect; (b) certain audited historical financial statements of the Company and of Shift for the three years ended December 31, 2021; (c) the unaudited financial statements of the Company for the three months ended March 31, 2022 and of Shift for the three months ended March 31, 2022; (d) the unaudited financial statements of the Company for the six months ended June 30, 2022 and of Shift for the six months ended June 30, 2022; (e) certain internal business, operating and financial information and forecasts of the Company and Shift for the fiscal years ending December 31, 2022 through December 31, 2026, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized (the “Forecasts”), prepared by the senior management of the Company and Shift, respectively, and delivered to us on August 6, 2022; (f) information regarding the strategic, financial, and operational benefits anticipated from the Merger prepared by the senior management of Shift; (g) infonnation regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company and Shift expect will result from the Merger (the “Expected Synergies”); (h) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (i) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; j) current and historical market prices and trading volumes of the common stock of the Company and Shift; and (k) certain other publicly available information on the Company and Shift. We have also held discussions with members of the senior management of the Company and Shift to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Shift. We have been advised by the senior management of the Company and Shift that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and Shift, as the case may be. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion With respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to other stockholders. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company. We were not requested to, nor did we, seek alternative participants for the proposed Merger.
William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions.
We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including capital markets advisory services. We have also provided certain investment banking services to Shift from time.to time. In the ordinary course of our business, we may from time to time trade the securities of the Company (or Shift) for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. Within the past two years, we have provided investment banking services to Shift and received customary fees in connection with such services.
We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We are expressing no opinion herein as to the price at which the common stock of the Company and Shift will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or Shift. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of Shift by stockholders within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities,
(iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Shift or in the automotive sales market, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.
Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of the Company of the Exchange Ratio in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Stockholders .
Very truly yours,
/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

ANNEX E-1
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made as of August 9, 2022 by and among (i) Shift Technologies, Inc., a Delaware corporation (“Parent”), (ii) CarLotz, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holders of capital stock and/or securities convertible or exchangeable into capital stock of Parent (collectively the “Voting Parties” and each, a “Voting Party”).
WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity following the Merger; and
WHEREAS, Parent, the Company and the Voting Parties desire to enter into this Agreement in order for such Voting Parties (solely in their capacity as stockholders in Parent and not, if applicable, as a director or fiduciary) to provide certain assurances to Parent and the Company regarding the manner in which such Voting Parties are bound hereunder to vote their Voting Shares (as defined below) in connection with the Contemplated Transactions.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. As used herein the term “Voting Shares” shall mean all securities of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by each Voting Party, including any and all securities of Parent acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement, as applicable.
2. Representations and Warranties of each Voting Party. Each Voting Party (solely in its capacity as a stockholder in Parent and not, if applicable, as a director or fiduciary) hereby represents and warrants to Parent and the Company as follows:
a. Authority. The Voting Party has all requisite power and authority to enter into this Agreement and to perform fully the Voting Party’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Voting Party. This Agreement constitutes a valid and binding obligation of the Voting Party enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Voting Party from fulfilling its obligations under this Agreement.
d. Ownership of Shares. The Voting Party (i) Beneficially Owns all of its Voting Shares (including the Voting Shares set forth on its signature page hereto) free and clear of all Encumbrances, other than (A) Encumbrances created by this Agreement, (B) Encumbrances imposed by Applicable Laws related to securities and (C) Encumbrances that would not reasonably be expected to prevent or delay the consummation of the Merger or that would not reasonably be expected to prevent the Voting
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Party from fulfilling its obligations under this Agreement (collectively, the “Permitted Encumbrances”) and (ii) has the sole power to vote or cause to be voted such Voting Shares. Except for the Permitted Encumbrances or pledges that do not impair or restrict the Voting Party’s power to vote or cause to be voted any Voting Shares in accordance with this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Voting Party or any of its Affiliates is a party relating to the pledge, acquisition, disposition, transfer or voting of the Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. The Voting Party does not Beneficially Own any Voting Shares other than (x) the Voting Shares set forth on such Voting Party’s signature page hereto or (y) any options, warrants or other rights to acquire any additional shares of Parent Common Stock or any security exercisable for or convertible into shares of Parent Common Stock.
e. No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder.
3. Representations and Warranties of Parent.
a. Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform fully Parent’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Parent. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Parent is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Parent’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent Parent from fulfilling its obligations under this Agreement.
4. Representations and Warranties of the Company.
a. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform fully the Company’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Company is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Company’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Company from fulfilling its obligations under this Agreement.
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5. Agreement to Vote Shares. The Voting Party (solely in its capacity as a stockholder in Parent and not as a director or fiduciary) agrees during the term of this Agreement to vote or cause to be voted the Voting Shares at every meeting of the stockholders of Parent at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the issuance of shares of Parent Common Stock in connection with the Merger pursuant to the Merger Agreement, (ii) if so elected by Parent, an amendment to Parent’s certificate of incorporation to authorize the board of directors of Parent to effect, following the Closing, a reverse stock split of all outstanding shares of Parent Common Stock at a reverse stock split ratio as determined by Parent (the “Parent Reverse Stock Split”), and (iii) any proposal to adjourn or postpone such meeting of stockholders of Parent to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient shares of Parent Common Stock present, to approve the issuance of shares of Parent Common Stock in connection with the Merger pursuant to the Merger Agreement, or to ensure that any supplement or amendment to the Joint Proxy Statement is timely provided to Parent’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s certificate of incorporation or bylaws other than in connection with the Merger or the Parent Reverse Stock Split). Notwithstanding the foregoing, each Voting Party shall retain at all times the right to vote such Voting Party’s Voting Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 5 that are at any time or from time to time presented for consideration to Parent’s stockholders.
6. Transfer of Voting Shares; No Voting Trust or Other Arrangement. The Voting Party (solely in its capacity as a stockholder in Parent and not, if applicable, as a director or fiduciary) agrees that, prior to the earlier of (i) the Expiration Time and (ii) the date on which the Required Parent Stockholder Vote shall have been obtained, the Voting Party will not, and will not permit any entity under the Voting Party’s direct or indirect control (a “Controlled Affiliate”) to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. The Voting Party agrees that during the term of this Agreement the Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Transfer”), any of the Voting Shares or enter into, or permit any Controlled Affiliate to enter into, any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Voting Shares or the Voting Party’s or any Controlled Affiliate’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of Voting Shares by the Voting Party or any Controlled Affiliate, on the one hand, to another Controlled Affiliate, on the other hand (such a Transfer, a “Permitted Transfer”). Parent, the Company and the Voting Party acknowledge and agree that any Voting Shares subject to a Permitted Transfer shall remain subject to the covenants and restrictions contemplated herein during the term of this Agreement.
7. Termination. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Time”) of: (i) the Closing; (ii) termination of the Merger Agreement in accordance with its terms; (iii) the Outside Date; (iv) any change to the terms of the Merger Agreement without the prior written consent of each Voting Party that (a) modifies the closing conditions set forth in Section 6 or Section 7 of the Merger Agreement in a manner adverse to the interest of the Voting Parties, (b) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Voting Parties or (c) modifies Section 1 of the Merger Agreement in a manner adverse to the interests of the Voting Parties; and (v) with respect to any Voting Party, the mutual written consent of such Voting Party, the Company and Parent to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to the termination of this Agreement.
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8. Fiduciary Duties. Each Voting Party is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Voting Shares and nothing herein is intended to or shall limit or affect any actions taken by any such Voting Party or any of its designees serving in his or her capacity as a director or officer of Parent (or any Subsidairy of Parent). The taking of any actions (or failures to act) by any Voting Party or Voting Party’s designees serving as a director or officer of Parent (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.
9. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, absent any requirement to post any bond in connection therewith. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.
10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
11. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):
If to the Voting Party, addressed as follows:	with a copy to (which shall not constitute notice):

[•] [•] [•] Attention: [•] Email: [•]	[•] [•] [•] Attention: [•] Email: [•]

If to Parent or the Company (following the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

Shift Technologies, Inc. 290 Division Street, Suite 400 San Francisco, CA 94103 Attention: Jeff Clementz Email: jeff.clementz@shift.com	Jenner & Block LLP 1155 Avenue of the Americas New York, NY 10036-2711 Attention: Robert J. Rawn; Jeremy A. Casper Email: rrawn@jenner.com; jcasper@jenner.com
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If to the Company (prior to the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

CarLotz, Inc. 3301 West Moore Street Richmond, VA 23230 Attention: Lev Peker Email: lev@carlotz.com
Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention: Valerie Ford Jacob; Sebastian L. Fain
Email: valerie.jacob@freshfields.com;
sebastian.fain@freshfields.com

12. Miscellaneous.
a. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any laws of the State of Delaware that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event any party to this Agreement commences any Legal Proceeding in connection with or relating to this Agreement or any matters described or contemplated herein or therein, the parties to this Agreement hereby agree (i) that any Legal Proceeding shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (ii) that in the event of any such Legal Proceeding, such parties will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 12(a) and to service of process upon them in accordance with the rules and statutes governing service of process; (iii) to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding was brought in an inconvenient forum; (iv) as an alternative method of service to service of process in any Legal Proceeding by mailing of copies thereof to such Party at its address set forth in Section 11 for communications to such party; (v) that any service made as provided herein shall be effective and binding service in every respect; and (vi) that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law.
b. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party hereto certifies and acknowledges that (i) no Representative of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(b).
c. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Voting Parties, and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct any Voting Party in the voting or disposition of any Voting Shares, except as otherwise expressly provided herein.
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d. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
e. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.
f. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.
g. Titles and Headings. The titles and captions in this Agreement are for reference purposes only and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.
h. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Applicable Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
i. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
[Remainder of this page intentionally left blank]
E-1-6

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
PARENT:

SHIFT TECHNOLOGIES, INC.

By:
Name:
Title:
COMPANY:

CARLOTZ, INC.

By:
Name:
Title:
VOTING PARTY:

[•]

By:
Name:
Title:
Voting Shares:

Signature Page to Voting and Support Agreement
E-1-7

ANNEX E-2
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made as of August 9, 2022 by and among (i) Shift Technologies, Inc., a Delaware corporation (“Parent”), (ii) CarLotz, Inc., a Delaware corporation (the “Company”), and (iii) the undersigned holders of capital stock and/or securities convertible or exchangeable into capital stock of the Company (collectively the “Voting Parties” and each, a “Voting Party”).
WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity following the Merger; and
WHEREAS, Parent, the Company and the Voting Parties desire to enter into this Agreement in order for such Voting Parties (solely in their capacity as stockholders in the Company and not, if applicable, as a director or fiduciary) to provide certain assurances to Parent and the Company regarding the manner in which such Voting Parties are bound hereunder to vote their Voting Shares (as defined below) in connection with the Contemplated Transactions.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. As used herein the term “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by each Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement, as applicable.
2. Representations and Warranties of each Voting Party. Each Voting Party (solely in its capacity as a stockholder in the Company and not, if applicable, as a director or fiduciary) hereby represents and warrants to Parent and the Company as follows:
a. Authority. The Voting Party has all requisite power and authority to enter into this Agreement and to perform fully the Voting Party’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Voting Party. This Agreement constitutes a valid and binding obligation of the Voting Party enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Voting Party from fulfilling its obligations under this Agreement.
d. Ownership of Shares. The Voting Party (i) Beneficially Owns all of its Voting Shares (including the Voting Shares set forth on its signature page hereto) free and clear of all Encumbrances, other than (A) Encumbrances created by this Agreement, (B) Encumbrances imposed by Applicable Laws related to securities and (C) Encumbrances that would not reasonably be expected to prevent or delay the consummation of the Merger or that would not reasonably be expected to prevent the Voting
E-2-1

Party from fulfilling its obligations under this Agreement (collectively, the “Permitted Encumbrances”) and (ii) has the sole power to vote or cause to be voted such Voting Shares. Except for the Permitted Encumbrances or pledges that do not impair or restrict the Voting Party’s power to vote or cause to be voted any Voting Shares in accordance with this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Voting Party or any of its Affiliates is a party relating to the pledge, acquisition, disposition, transfer or voting of the Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. The Voting Party does not Beneficially Own any Voting Shares other than (x) the Voting Shares set forth on such Voting Party’s signature page hereto or (y) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock.
e. No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder.
3. Representations and Warranties of Parent.
a. Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform fully Parent’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Parent. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Parent is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Parent’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent Parent from fulfilling its obligations under this Agreement.
4. Representations and Warranties of the Company.
a. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform fully the Company’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions.
b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Company is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under Applicable Laws related to securities.
c. No Conflicts. Neither the execution and delivery of this Agreement, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Company’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent the Company from fulfilling its obligations under this Agreement.
E-2-2

5. Agreement to Vote Shares. The Voting Party (solely in its capacity as a stockholder in the Company and not as a director or fiduciary) agrees during the term of this Agreement to vote or cause to be voted the Voting Shares at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the Merger Agreement and the Contemplated Transactions (including the Merger) and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient shares of Company Common Stock present, to approve the Merger Agreement and the Contemplated Transactions (including the Merger), or to ensure that any supplement or amendment to the Joint Proxy Statement is timely provided to the Company’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Merger). Notwithstanding the foregoing, each Voting Party shall retain at all times the right to vote such Voting Party’s Voting Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 5 that are at any time or from time to time presented for consideration to the Company’s stockholders.
6. Transfer of Voting Shares; No Voting Trust or Other Arrangement. The Voting Party (solely in its capacity as a stockholder in the Company and not, if applicable, as a director or fiduciary) agrees that, prior to the earlier of (i) the Expiration Time and (ii) the date on which the Required Company Stockholder Vote shall have been obtained, the Voting Party will not, and will not permit any entity under the Voting Party’s direct or indirect control (a “Controlled Affiliate”) to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. The Voting Party agrees that during the term of this Agreement the Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Transfer”), any of the Voting Shares or enter into, or permit any Controlled Affiliate to enter into, any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Voting Shares or the Voting Party’s or any Controlled Affiliate’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of Voting Shares by the Voting Party or any Controlled Affiliate, on the one hand, to another Controlled Affiliate, on the other hand (such a Transfer, a “Permitted Transfer”). Parent, the Company and the Voting Party acknowledge and agree that any Voting Shares subject to a Permitted Transfer shall remain subject to the covenants and restrictions contemplated herein during the term of this Agreement.
7. Termination. This Agreement shall automatically terminate upon the earliest to occur (the “Expiration Time”) of: (i) the Closing; (ii) termination of the Merger Agreement in accordance with its terms; (iii) the Outside Date; (iv) any change to the terms of the Merger Agreement without the prior written consent of each Voting Party that (a) reduces the Merger Consideration with respect to the Company Common Stock or any consideration otherwise payable with respect to the securities of the Company beneficially owned by such Voting Party, (b) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Company Common Stock beneficially owned by such Voting Party, (c) modifies the closing conditions set forth in Section 6 or Section 7 of the Merger Agreement in a manner adverse to the interest of the Voting Parties, (d) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Voting Parties or (e) modifies Section 1 of the Merger Agreement in a manner adverse to the interests of the Voting Parties; and (v) with respect to any Voting Party, the mutual written consent of such Voting Party, the Company and Parent to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to the termination of this Agreement.
8. Fiduciary Duties. Each Voting Party is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Voting Shares and nothing herein is intended to or shall limit or affect
E-2-3

any actions taken by any such Voting Party or any of its designees serving in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or Parent (or any Subsidairy of Parent), as appliable. The taking of any actions (or failures to act) by any Voting Party or Voting Party’s designees serving as a director or officer of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.
9. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, absent any requirement to post any bond in connection therewith. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.
10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
11. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):
If to the Voting Party, addressed as follows:	with a copy to (which shall not constitute notice):

[•]	[•]
[•]	[•]
[•]	[•]
Attention: [•]	Attention: [•]
Email: [•]	Email: [•]

If to Parent or the Company (following the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

Shift Technologies, Inc. 290 Division Street, Suite 400 San Francisco, CA 94103 Attention: Jeff Clementz Email: jeff.clementz@shift.com	Jenner & Block LLP 1155 Avenue of the Americas New York, NY 10036-2711 Attention: Robert J. Rawn; Jeremy A. Casper Email: rrawn@jenner.com; jcasper@jenner.com

E-2-4

If to the Company (prior to the Closing), addressed as follows:	with a copy to (which shall not constitute notice):

CarLotz, Inc. 3301 West Moore Street Richmond, VA 23230 Attention: Lev Peker Email: lev@carlotz.com
Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention: Valerie Ford Jacob; Sebastian L. Fain
Email: valerie.jacob@freshfields.com;
   sebastian.fain@freshfields.com

12. Miscellaneous.
a. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any laws of the State of Delaware that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event any party to this Agreement commences any Legal Proceeding in connection with or relating to this Agreement or any matters described or contemplated herein or therein, the parties to this Agreement hereby agree (i) that any Legal Proceeding shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (ii) that in the event of any such Legal Proceeding, such parties will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 12(a) and to service of process upon them in accordance with the rules and statutes governing service of process; (iii) to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding was brought in an inconvenient forum; (iv) as an alternative method of service to service of process in any Legal Proceeding by mailing of copies thereof to such Party at its address set forth in Section 11 for communications to such party; (v) that any service made as provided herein shall be effective and binding service in every respect; and (vi) that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law.
b. Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party hereto certifies and acknowledges that (i) no Representative of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(b).
c. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Voting Parties, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Voting Party in the voting or disposition of any Voting Shares, except as otherwise expressly provided herein.
E-2-5

d. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
e. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.
f. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.
g. Titles and Headings. The titles and captions in this Agreement are for reference purposes only and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.
h. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Applicable Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
i. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
[Remainder of this page intentionally left blank]
E-2-6

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
PARENT:

SHIFT TECHNOLOGIES, INC.

By:
Name:
Title:
COMPANY:

CARLOTZ, INC.

By:
Name:
Title:
VOTING PARTY:

[•]

By:
Name:
Title:
Voting Shares:

Signature Page to Voting and Support Agreement
E-2-7

ANNEX F-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2021
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission file number 001-38818
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware			83-2456129
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)
611 Bainbridge Street, Suite 100	Richmond	Virginia	23224
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (804) 728-3833
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐ No ☒
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐ No ☒
The aggregate market value of voting stock held by non-affiliates of the registrant on June 30, 2021, based on the closing price of $5.46 for shares of the registrant’s Class A common stock as reported by the Nasdaq Capital Market, was approximately $334.9 million. Shares of common stock beneficially owned by each executive officer, director, and holder of more than 10% of our common stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.
The registrant had outstanding 114,089,787 shares of Class A common stock as of March 11, 2022.
DOCUMENTS INCORPORATED BY REFERENCE
Certain sections of the registrant’s Proxy Statement to be filed with the Securities and Exchange Commission in connection with the 2022 Annual Meeting of Stockholders or Annual Report on Form 10-K/A, to be filed with the Securities and Exchange Commission within 120 days after the close of the registrant’s fiscal year, are incorporated by reference in Part III of this Form 10-K. With the exception of those sections that are specifically incorporated by reference in this Annual Report on Form 10-K, such Proxy Statement shall not be deemed filed as part of this Report or incorporated by reference herein.
F-1-1

CarLotz, Inc.
F-1-2

FORWARD-LOOKING STATEMENTS; MARKET, RANKING AND OTHER INDUSTRY DATA
For purposes of this Annual Report on Form 10-K, the terms “CarLotz,” “the Company,” “we,” “us” and “our” refer to CarLotz, Inc., and its subsidiaries. Unless otherwise noted, references to a particular year are to our fiscal year, which corresponds to the calendar year ended or ending on December 31 of the same year. For example, a reference to “2021” is a reference to the year ended December 31, 2021.
This Annual Report on Form 10-K contains forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of our management team. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.
Forward-looking statements contained in this Annual Report on Form 10-K include, but are not limited to, statements about our ability to:
•	manage our business through and following the COVID-19 pandemic and the related semi-conductor chip and labor shortages;
•	achieve revenue growth and profitability in the future;
•	innovate and expand our technological capabilities;
•	effectively consolidate and optimize our reconditioning operations;
•	grow existing vehicle sourcing accounts and key vehicle channels;
•	add new corporate vehicle sourcing accounts and increase consumer sourcing;
•	have sufficient and suitable inventory for resale;
•	increase our service offerings and price optimization;
•	effectively promote our brand and increase brand awareness;
•	expand our product offerings and introduce additional products and services;
•	improve future operating and financial results;
•	acquire and protect intellectual property;
•	attract, train and retain key personnel, including sales and customer service personnel;
•	acquire and integrate other companies and technologies;
•	remediate material weaknesses in internal control over financial reporting;
•	comply with laws and regulations applicable to our business;
•	successfully defend litigation; and
•
successfully deploy the proceeds from the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“Former CarLotz”), pursuant to which Acamar Partners Sub, Inc. merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of CarLotz, Inc. (the “Merger”).

Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these statements, which speak only as of the date of this Annual Report on Form 10-K. You should
F-1-3

understand that the following important factors, in addition to those discussed in “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements included in this Annual Report on Form 10-K:
•	risks of the automotive and used vehicle industries, including those related to the ongoing semi-conductor chip and labor shortages;
•	litigation, complaints, or adverse publicity;
•
the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability, including, in each case, as a result of the ongoing COVID-19 pandemic;

•	new entrants in the consignment-to-retail used vehicle business;
•	technological disruptions, privacy or data breaches, the loss of data or cyberattacks; and
•	the ability to compete successfully with new and existing market participants.
In addition, the origination and retention of new corporate vehicle sourcing partners and further penetration of existing accounts will depend on various factors, including, but not limited to, communicating and executing on the value of selling vehicles at retail prices instead of wholesale prices in the wake of unprecedented wholesale price increases, building brand awareness, local permitting, licensing and regulatory compliance and our ability to manage expansion and to hire, train and retain personnel, the ability to introduce new products and services and general economic conditions.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements included in this Annual Report on Form 10-K are more fully described in “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K. The risks described in “Item 1A. Risk Factors” are not exhaustive. Other sections of this Annual Report on Form 10-K describe additional factors that could adversely affect our business, financial condition and results of operations.
New risks emerge from time to time and it is not possible to predict all such risks, nor can we assess the impact of those risks on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect our beliefs on the applicable subject. These statements are based upon information available to us as of the date of this Annual Report on Form 10-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Market, ranking and industry data used throughout this Annual Report on Form 10-K are based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, including reports by third party research analyses and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involved risks and uncertainties and are subject to change based on various factors, including those discussed in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Item 1.	Business
Overview
CarLotz operates a consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world’s greatest vehicle buying and selling experience. We operate a technology-enabled
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buying, sourcing and selling model that offers an omni-channel experience and diverse selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.
Our consignment model facilitates the sale of a vehicle by individuals and businesses alike. For our consignment partners we offer a physical location to display the vehicle, detailing, photography, marketing, a degree of separation between the seller and buyer, and the consumer confidence associated with a national dealership. Our asset-light model is designed to allow us to obtain vehicles through consignment, thereby limiting capital risk, as those vehicles consigned to us for sale (as opposed to purchased vehicles) are still owned by our corporate vehicle sourcing partners and retail sellers.
We offer our products and services to (i) corporate vehicle sourcing partners, (ii) retail sellers of used vehicles and (iii) retail customers seeking to buy used vehicles. Our corporate vehicle sourcing partners include fleet leasing companies, vehicle rental companies, banks, finance companies, third-party remarketers, wholesalers, corporations managing their own fleets and OEMs. We offer our corporate vehicle sourcing partners a pioneering, Retail Remarketing™ service that is designed to fully integrate with their existing technology platforms. For individuals who are our retail sellers, our goal is to offer a hassle-free selling experience that allows them to stay fully informed by tracking the sale process through our easy to navigate online portal. Buyers can browse our inventory online through our website or at our locations as well as select from our integrated financing and insurance products with ease.
Founded in 2011, CarLotz currently operates twenty-two retail hub locations in the U.S., initially launched in the Mid-Atlantic region and since expanded to the Southeast, Southwest, Midwest, West and Pacific Northwest regions of the United States. Our current facilities are located in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia and Washington State. Generally, our hubs act as both physical showrooms with retail sales and as consignment centers where we can source, process and recondition newly acquired vehicles. With the aim of improving our operating and financial results, we are planning to pause our real estate growth efforts in 2022, except for one hub we expect to open in 2022.
Inventory Sourcing
We source vehicles from both corporate and consumer sellers, auctions and other wholesale channels. We source vehicles non-competitively (i.e. vehicles sourced other than from auctions) through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners. We also source vehicles competitively through purchase at auction, as necessary, to provide inventory at our newer hub locations, to round out our inventory and during periods of tight supply.
We expect to maintain long-term sourcing relationships with a number of national accounts and to pursue sales from new accounts. We support our corporate vehicle sourcing partners by offering a technology platform designed to allow our supply partners to track the sale process of their vehicles in real-time, along with a custom system for managing customer leads and leads from third party providers. Our proprietary application includes a suite of tailored features designed to create value for sellers with tools for documenting and transmitting vehicle information.
We generally charge our retail sellers and some corporate vehicle sourcing partners a flat fee for our consignment services. In addition to our flat fee model, we also enter into alternative fee arrangements, such as profit sharing programs or programs with fees based on a return above a wholesale index. The profit sharing programs generally include arrangements where we share a percentage of vehicle sale proceeds and, in some cases, fees with our corporate sourcing partners. The programs with fees based on a return above a wholesale index generally include a payment above the wholesale price. Under these alternative fee arrangements, our gross profit for a particular unit could be higher or lower than the gross profit per unit we would realize under our flat fee pricing model depending on, among other things, the unit’s sale price, shipping and reconditioning costs, and fees we are able to charge in connection with the sale. We do not have long-term contracts with any of our corporate vehicle sourcing partners and, under arrangements with them, they are not required to make vehicles available to us. For these and other reasons, our volume and mix of vehicles from our corporate vehicle sourcing
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partners has fluctuated in the past and will continue to fluctuate over time. In addition, our gross profit per unit has fluctuated in the past and is likely to fluctuate from period to period, perhaps significantly, due to, among other reasons, our mix of competitively sourced and non-competitively sourced inventory, and the sales prices and fees we are able to collect on the vehicles.
We also have dealer owned inventory, which includes inventory purchased at wholesale auctions or purchased from consumers and our corporate partners, that operates in a similar manner to traditional used car dealers and which exposes us directly to the effects of changes in vehicle prices (generally price depreciation) more directly than inventory sourced through consignment.
Our gross profit per unit has fluctuated and will continue to fluctuate from period to period, perhaps significantly, due to, among other things, our mix of competitively sourced and non-competitively sourced inventory, acquisition costs and the sales prices and fees we are able to collect on the vehicles.
Revenue Generation
CarLotz generates a significant majority of its revenue from contracts with retail customers related to the sales of vehicles. We sell used vehicles to our retail customers from our hubs located throughout the U.S. Customers also may trade-in their existing vehicle to apply toward the transaction price of a used vehicle, for which we generate revenue on the sale of a used vehicle to the customer trading-in their vehicle and on the traded-in vehicle when it is sold to a new owner. CarLotz generates revenue from providing retail vehicle buyers with options for financing, insurance, extended warranties, and other vehicle protection products; these services are provided by third parties that CarLotz either marks up or earns a commission based on our customers’ purchases. Since we do not control these products before they are transferred to the consumer, we recognize net commission revenue at the time of sale.
We also sell vehicles to wholesalers or other dealers, primarily at auctions. Generally, the vehicles sold through the wholesale channel are vehicles acquired via trade-in, acquired via consignment that do not meet our quality standards for sale to retail customers, vehicles that remain unsold at the end of the consignment period, retail vehicles that did not sell through the retail channel within a reasonable period of time, or vehicles that the Company determines offer greater financial benefit through the wholesale channel.
Our revenue for the years ended December 31, 2021, 2020, and 2019 was $258.5 million, $118.6 million, and $102.5 million, respectively.
Regional Hub Network
Through our e-commerce website and twenty-two regional hubs, we aim to provide a shopping experience for today’s modern vehicle buyer, allowing our nationwide retail customers to transact online, in-person or a combination of both. We aim to offer a full-spectrum of inventory, including high-value and commercial vehicles, available for delivery anywhere in the U.S. Our regional hubs allow for test drives and on-site purchase. Our current facilities are located in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia, and Washington State.
Technology
We are constantly reviewing our technology platform, and our goal is to enhance our online platform for seamless end-to-end transactions and to continually enhance both the car buying and selling experience. Our B2B portal and integration framework are designed to support the assignment, re-conditioning, sale and remittance of vehicles from our corporate vehicle sourcing partners.
Seasonality
Used vehicle sales generally experience seasonality with sales typically peaking late in the first calendar quarter of each year and diminishing through the rest of the year, with the lowest relative level of vehicle sales expected to occur in the fourth calendar quarter. Used vehicle prices also historically have exhibited seasonality, with used vehicle prices declining at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year, all other factors being equal.
Intellectual Property
The protection of our technology and other intellectual property is an important aspect of our business. We seek to protect our intellectual property (including our technology and confidential information) through a
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combination of trademark, trade secret and copyright law, as well as contractual commitments and security procedures. We generally require certain of our employees and consultants to enter into confidentiality and assignment of inventions agreements and certain third parties to enter into nondisclosure agreements. We regularly review our technology development efforts and branding strategy to identify and assess the protection of new intellectual property. We own certain trademarks important to our business, such as the CarLotz trademark.
We currently hold rights to the “CarLotz.com” Internet domain name and various other related domain names. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that use the name CarLotz or are otherwise relevant to or descriptive of our business.
While software can be protected under copyright law, we have chosen to rely primarily on trade secret law in order to protect our proprietary software and have chosen not to register any copyrights in these works. In the United States, copyright must be registered in order to enforce certain rights. Therefore, the remedies and damages available to us for unauthorized use of our software may be limited.
Intellectual property laws, contractual commitments and security procedures provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, trade secrets, know-how and other proprietary materials may be independently developed by our competitors or revealed to the public or our competitors and no longer provide protection for the related intellectual property. In addition, intellectual property laws vary from country to country, and we have not sought trademark registrations outside of the United States. We may therefore be unable to protect certain of our proprietary technology, brands or other intellectual property in other jurisdictions.
Government Regulation
Our business is and will continue to be subject to U.S. federal, state and local laws and regulations. The advertising, sale, purchase, financing and transportation of used vehicles is regulated by every state in which we operate and by the U.S. federal government. We also are subject to state laws related to titling and registration and wholesale vehicle sales, and our sale of value-added products is subject to state licensing requirements, as well as federal and state consumer protection laws. These laws can vary from state to state. The applicability of these regulatory and legal compliance obligations to our e-commerce business depends on evolving interpretations of these laws and regulations and how our operations are, or are not, subject to them, and we may face regulatory action if regulators believe that we are not in compliance with such obligations.
In addition, we are subject to regulations and laws specifically governing the internet and e-commerce and regulations and laws governing the collection, storage and use of personal information and other customer data. We are also subject to federal and state consumer protection laws, including the Equal Credit Opportunities Act and prohibitions against unfair or deceptive acts or practices. The federal governmental agencies that regulate our business and have the authority to enforce such regulations and laws against us include the FTC, the Department of Transportation, the Occupational Health and Safety Administration, the Department of Justice, the Federal Communications Commission and the Consumer Finance Protection Bureau. For example, the FTC has jurisdiction to investigate and enforce our compliance with certain consumer protection laws and has brought enforcement actions against auto dealers relating to a broad range of practices, including the sale and financing of value-added or add-on products and the collection, storage and use of consumer personal information. Additionally, we are subject to regulation by individual state dealer licensing authorities, state consumer protection agencies and state financial regulatory agencies. We also are subject to audit by such state regulatory authorities.
State dealer licensing authorities regulate the purchase and sale of used vehicles and add-on products, including financing, by dealers within their respective states. We are licensed as a dealer in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia and Washington and all of our transactions are conducted under our respective state licenses.
Some states regulate retail installment sales, including setting a maximum interest rate, caps on certain fees or maximum amounts financed. In addition, certain states require that retail installment sellers file a notice of intent or have a sales finance license or an installment sellers license in order to solicit or originate installment sales in that state. All vehicle sale transactions and applicable retail installment financings are conducted under our dealer licenses.
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As we seek to expand our operations and presence into other states, we may be required to obtain additional finance or other licenses, and we may not be able to obtain such licenses within the timeframe we expect or at all.
In addition to these laws and regulations that apply specifically to the sale and financing of used vehicles, our facilities and business operations are subject to laws and regulations relating to environmental protection, occupational health and safety and other broadly applicable business regulations. We also are subject to laws and regulations involving taxes, tariffs, privacy and data security, anti-spam, pricing, content protection, electronic contracts and communications, mobile communications, consumer protection, information-reporting requirements, unencumbered internet access to our platform, the design and operation of websites and internet neutrality. We are also subject to laws and regulations affecting public companies, including securities laws and exchange listing rules.
For a discussion of the various risks we face from regulation and compliance matters, see “Item 1A. Risk Factors.”
Competition
The used vehicle market in the United States is highly competitive and fragmented. There are approximately 43,000 used vehicle dealers nationwide as well as a large number of transactions occurring in the peer-to-peer market. Competitors in the used vehicle market include:
•
traditional used vehicle dealerships, including those that may increase investment in their technology and infrastructure or leverage original equipment manufacturing services to market and sell used vehicles online;

•	large national car dealers, such as CarMax and AutoNation, which are expanding into online sales, including omni-channel offerings;
•
on-line and physical auction businesses, such as ADESA (which recently signed a definitive agreement to be acquired by Carvana, subject to customary closing conditions), Manheim, ACV, BackLotCars and several smaller independent auctions that compete with us for the supply of our vehicles;

•	sales by rental car companies directly to consumers of used vehicles that were previously utilized in rental fleets, such as Hertz Car Sales and Enterprise Car Sales;
•	used car dealers or marketplaces with e-commerce business or online platforms such as Carvana, Vroom and Shift; and
•	the peer-to-peer used vehicle sales market, utilizing sites such as Google, Facebook, Craigslist.com, eBay Motors and Nextdoor.com.
Insurance
We maintain insurance policies to cover directors’ and officers’ liability, fiduciary, crime, property, workers’ compensation, automobile, general liability and umbrella insurance in each of the states that we have operations.
All of our insurance policies are with third-party carriers with financial ratings of A or better. We and our insurance broker regularly review our insurance policies and believe the premiums, deductibles, coverage limits and scope of coverage under such policies are reasonable and appropriate for our business.
Human Capital Resources
As of December 31, 2021, we had approximately 492 employees. All of our teammates are paid via W-2 and none of our employees are represented by a labor union. We have not experienced any interruptions of operations due to labor disagreements. Most of our staff are at-will employees that can terminate their employment relationship with us at any time, and their knowledge of our business and industry may be difficult to replace.
Available Information
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investors section of our website at www.carlotz.com as soon as
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reasonably practicable after we file such material with the Securities and Exchange Commission (the “SEC”). The SEC also maintains an Internet website that contains reports and other information regarding issuers, such as CarLotz, that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov.
Item 1A.	Risk Factors
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this Annual Report on Form 10-K, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Summary Risk Factors
•	General business and economic conditions, and risk to the larger automotive ecosystem, including consumer demand, could adversely affect the market for used vehicles.
•
The continuing semi-conductor chip shortage and COVID-related supply chain issues have impacted, and may continue to impact, our ability to execute on our vehicle sourcing plans and have reduced, and may continue to reduce, our profitability.

•
Sourcing vehicles via competitive or direct purchases exposed us, and may continue to expose us, to additional risks and has increased, and may continue to increase, those risks to which we have been exposed in the past.

•	We may be unable to improve productivity and efficiency at our hubs.
•	We participate in a highly competitive industry and face pressure from existing and new companies.
•	Our business model relies on the willingness of sellers to consign their vehicles with us.
•	Our business is dependent upon us having sufficient and suitable inventory for resale to customers.
•	One or more of our corporate vehicle sourcing partners may represent 10% or more of our total vehicles sold, and at times significantly more, in the normal course of our vehicle sourcing.
•	We are, and may in the future be, subject to legal proceedings in the ordinary course of our business, including claims that may not be covered by our insurers.
•	We have a history of losses and we may not achieve profitability in the future.
•	We may not be able to sustain our revenue growth or effectively manage growth.
•	Our business, financial condition and results of operations have been and will continue to be adversely affected by the recent COVID-19 pandemic.
•	Our ability to maintain and expand our product offerings and introduce additional products and services may be limited.
•	We may experience damage or destruction to, or theft of, the vehicles consigned to us, or our processing centers or retail hubs, business interruptions or other liabilities.
•	Our business is dependent upon us having sufficient and suitable inventory for resale to customers.
•	Our business is sensitive to changes in the prices of new and used vehicles.
•	We faced, and continue to face, a variety of risks associated with our inspection and reconditioning operations.
•
If we fail to implement and maintain an effective system of internal control to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company, or prevent fraud.

•	We may fail to adequately protect our intellectual property, technology and confidential information.
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Risks Related to CarLotz’ Business
General business and economic conditions, and risk to the larger automotive ecosystem, including consumer demand, could adversely affect the market for used vehicles, which could reduce our revenue and profitability.
The market for used vehicles in the U.S. is affected by general business and economic conditions, especially as a result of the COVID-19 pandemic, the global semi-conductor chip shortage, and inflationary pressures. Volatility caused by, among other events, the COVID-19 pandemic, the global semi-conductor chip shortage, and inflationary pressures has resulted in, or may result in, reduced demand for our services, consigned and purchased vehicles and value-added products, reduced spending on vehicles, the inability of customers to obtain credit to finance purchases of vehicles, and decreased consumer confidence to make discretionary purchases. In addition, global inflation has increased during 2021, related to the COVID-19 economic recovery and associated disruptions in global demand, supply, geopolitical events, logistics and labor markets.
Purchases of used vehicles and the consignment of vehicles for sale are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy and other factors, including the availability of new vehicles, difference between wholesale and retail prices, rising interest rates, the cost of energy and gasoline, changes in consumer behavior, and the availability and cost of consumer credit and reductions in consumer confidence. Fears of recession, stock market volatility, inflationary pressures, inflation and regulations as a result of the COVID-19 pandemic may decrease consumer demand and reduce our revenue.
In the event of a sustained revenue or earnings decline suffered by participants in the automotive markets, our competitors and car manufacturers may attempt to increase their sales, including by offering increased trade-in values for vehicles, reducing prices or increasing marketing expenditures, each of which may cause potential vehicle sourcing partners to perceive that there are higher value alternatives to selling their vehicles to us or consigning their vehicles with us and which may result in fewer vehicles being available to us on a consignment basis or generally.
A prolonged economic downturn that results in reduced demand for our services, vehicles and product offerings could have a material adverse effect on our business, financial condition and results of operations.
The continuing semi-conductor chip shortage and COVID-related supply chain issues, have impacted, and may continue to impact, our ability to execute on our vehicle sourcing plans and have reduced, and may continue to reduce, our profitability.
As the global semi-conductor chip shortage and COVID-related supply chain issues continue to persist, new-vehicle inventory has remained historically low. The low levels of available new-vehicle inventory have reduced the supply of used vehicles in the automotive ecosystem. As a result of the reduced supply of used vehicles, the price of both retail and wholesale vehicles has increased, and wholesale used vehicle prices have experienced a larger percentage increase than used retail pricing during the year ended December 31, 2021 which has reduced the incremental value we can deliver to our corporate vehicle sourcing partners via Retail Remarketing™, and at times made consignment less attractive to partners than quickly selling vehicles through the wholesale channel. As a result, we have experienced constraints, and may continue to experience constraints, on our supply of used vehicles from our corporate vehicle sourcing partners, which has adversely impacted and could continue to adversely impact our ability to execute on vehicle sourcing plans and our sales and profitability. If we are unable to execute on our vehicle sourcing plans to source vehicles non-competitively from our corporate sourcing partners, as we have experienced in 2021, and directly from consumers, it could have a material adverse effect on our business, financial condition and results of operations.
Sourcing vehicles via competitive or direct purchases exposed us, and may continue to expose us, to additional risks and has increased, and may continue to increase, those risks to which we have been exposed in the past.
When acquiring vehicles via competitive or direct purchase, we take on all of the risks of ownership of a vehicle. While purchasing a vehicle can provide an opportunity for us to retain higher profits than when selling on behalf of a vehicle consignor, it also exposes us to all of the risks of vehicle ownership, which we experienced at times in 2021. For purchased vehicles, we are not able to enter into any risk sharing arrangement with a vehicle consignor or to share any of the cost of preparing the vehicle for sale, whether directly or through fees deducted from the sale proceeds that we deliver to a vehicle consignor. Purchasing vehicles increases the
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amount of our assets represented by inventory at a given time, which may constrain the amount of inventory we can hold. In general, competitively sourced vehicles are obtained at a higher purchase price than non-competitively sourced vehicles, increasing the chance of selling at reduced profit or a loss, especially during periods when we may be forced to be less selective in our purchases to maintain a sufficient level and variety of inventory, which we experienced at times in 2021 and may continue to experience. Additionally, as we experienced in 2021 and may continue to experience, the longer the vehicle ages, over time the fair value may decrease below cost. Also, purchased vehicles, as compared to non-competitive consignments, result in increased interest expense due to higher borrowings under our floorplan facility. If such conditions were to continue requiring, the company to competitively source vehicles as opposed to non-competitively, this could have a material adverse effect on our business, financial condition and results of operations, as we experienced in 2021. In particular, during the year ended December 31, 2021, we were forced to source a greater percentage of our inventory through wholesale purchases, which has exposed, and may continue to expose, our business to these risks.
Our inability to improve productivity and efficiency at our hubs has materially and adversely affected, and may continue to materially and adversely affect, our revenue, unit sales, gross profit, and growth.
The optimization of used vehicle sourcing, reconditioning, and sales is essential to increasing unit sales and gross profit. We have experienced suboptimal levels of productivity and efficiency and our hubs, which has materially and adversely affected our revenue, unit sales, gross profit and growth. If we are unable to improve productivity and efficiency at our hubs, our ability to increase revenue, unit sales and gross profit and to grow our business could be materially and adversely affected.
We participate in a highly competitive industry, and pressure from existing and new companies may adversely affect our business, financial condition and results of operations.
Our business is involved in the sourcing and sale of used vehicles. Used and new car dealerships, companies that provide listings, information and lead generation, as well as car-buying and car-selling services designed to help potential vehicle sellers and buyers and to enable dealers to reach these vehicle sellers and buyers, are sources of significant competition to our business. Some of these companies include:
•
traditional used vehicle dealerships, including those that may increase investment in their technology and infrastructure or leverage original equipment manufacturing services to market and sell used vehicles online;

•	large national car dealers, such as CarMax and AutoNation, which are expanding into online sales, including omni-channel offerings;
•
on-line and physical auction businesses, such as ADESA (which recently signed a definitive agreement to be acquired by Carvana, subject to customary closing conditions), Manheim, ACV, BackLotCars and several smaller independent auctions that compete with us for the supply of our vehicles;

•	sales by rental car companies directly to consumers of used vehicles that were previously utilized in rental fleets, such as Hertz Car Sales and Enterprise Car Sales;
•	used car dealers or marketplaces with e-commerce business or online platforms such as Carvana, Vroom and Shift; and
•	the peer-to-peer used vehicle sales market, utilizing sites such as Google, Facebook, Craigslist.com, eBay Motors and Nextdoor.com.
We also expect that new competitors will continue to enter the online and traditional automotive retail industry with competing brands, business models, and products and services. These competitors may include companies who attempt to compete directly with our consignment-to-retail business model which could have an adverse effect on our business, financial condition and results of operations.
Competitors may also attempt to replicate our business model and compete directly with us for the sourcing and sale of used vehicles. These competitors may have significantly greater financial, technical, marketing and other resources than we have, and the ability to devote greater resources to the development, promotion and support of their products and services. Additionally, they may have more extensive automotive industry relationships, longer operating histories and greater name recognition than we have. As a result, these competitors
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may be able to respond more quickly with new technologies and to undertake more extensive marketing or promotional campaigns. If we are unable to compete with these companies, the demand for our services could substantially decline.
Our business model relies on the willingness of sellers to consign their vehicles with us.
Our business depends on our ability to attract consumers to consign with us and cost-effectively attract, retain and grow relationships with corporate vehicle sourcing partners and retail sellers, and in turn, on the supply of used vehicles sold through our marketplace. For the three months and the year ended December 31, 2021, one of our corporate vehicle sourcing partners, with whom we do not have a consignment contract, accounted for 14% and 31%, respectively, of our sold vehicles and 66% and 60%, respectively, of our consigned vehicles. In prior periods such corporate vehicle sourcing partner accounted for a greater percentage of our sourced vehicles, and during 2021 paused its consignment of vehicles with us in May and resumed their consignment with us in September, which had an adverse effect on our business. To expand our consignment base, we must educate consumers on the benefits of the consignment model and appeal to and contract with more local and regional corporate accounts, as well as national accounts, further penetrate existing corporate vehicle sourcing partners’ accounts and engage individuals who may be unfamiliar with our consignment-to-retail marketplace. Our strategy also includes leveraging our existing relationships to further penetrate existing corporate customers and rely on a variety of methods to scale our business in new markets, including traditional advertising, retail signage, targeted sales efforts and word-of-mouth. We have experienced, and may continue to experience, inadequate supply of vehicles from our consignment relationships with consumers and corporate partners, which has required us, and may continue to require us, to acquire vehicles by other means, including through wholesale market purchases, and hold them longer than expected.
Our business is dependent upon us having sufficient and suitable inventory for resale to customers.
We acquire vehicles for sale through numerous sources, both non-competitively and competitively. The supply of vehicles may not be sufficient or suitable to meet our customers’ needs and vehicles may not be available at prices or on terms acceptable to us or profitable to us on resale. In addition, vehicles purchased or consigned by us may turn out not to be the most desirable for our customers in a particular market. During the year ended December 31, 2021, we had a higher mix of dealer-owned inventory acquired from wholesale auctions than expected due to a number of factors such as market conditions, cars available to us, the reduction of vehicles consigned with us from the corporate sourcing vehicle partner that paused consignments with us during a portion of the year and the purchases from auction of vehicles for our new hubs. Some of that inventory was not profitable to us and was held for sale longer than desired. Not having sufficient or suitable inventory as we experienced in 2021 and may experience in the future could have a material adverse effect on our business, financial condition and results of operations. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional details.
One or more of our corporate vehicle sourcing partners may represent 10% or more of our total vehicles sold, and at times significantly more, in the normal course of our vehicle sourcing.
One or more of our corporate vehicle sourcing partners will often represent 10% or more of the vehicles we sell over a particular period. For example, for the three months and the year ended December 31, 2021, one of our corporate vehicle sourcing partners accounted for 14% and 31%, respectively, of our sold vehicles and 66% and 60%, respectively, of our consigned vehicles. Over time, we may have concentrations of 10% or more for a number of reasons and the concentrations will often vary among corporate vehicle sourcing partners. Some corporate vehicle sourcing partners may make a supply of vehicles available at certain times of a given year, while others may increase or decrease their flow of vehicles for a number of reasons, including the performance of their business or prevailing business considerations and economic conditions, or in their discretion.
Furthermore, at times, we may source a significantly higher portion of our consigned vehicles from one or more corporate vehicle sourcing partners. For example, the corporate vehicle sourcing partner that accounted for 31% of the cars we sold during the year ended December 31, 2021 paused their consignment with us from May and resumed their consignment with us in September, such pause having an adverse effect on our business. Such concentrations can result from a variety of factors, some of which are beyond our control. During any given time period, we may elect to source a higher percentage of vehicles from one or more corporate vehicle sourcing partners for a variety of reasons, including the availability of specific vehicle makes and models.
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Sourcing a significant portion of our consigned vehicles from a limited number of corporate vehicle sourcing partners exposes us to a number of risks, as we experienced in 2021, and may experience in the future. Our agreements with our corporate vehicle sourcing partners are generally subject to cancellation by either party upon 30 to 90 days’ notice. Generally, corporate vehicle sourcing partners make non-binding commitments to us regarding consignment volumes. If a corporate vehicle sourcing partner from which we are sourcing a significant portion of our vehicles were to cease, pause or significantly reduce making vehicles available to us, it could adversely affect our business, financial condition and results of operations as we would likely need to increase our sourcing of vehicles from other vehicle sourcing partners potentially on less favorable terms and conditions, as we did at times during 2021. Such an effort may take a number of months and may not precisely replicate the variety and quality of vehicles we have been sourcing from this single source. Further, we have been required, and may continue to be required, to increase our purchasing of vehicles at wholesale auction or by direct purchases or otherwise to maintain optimal inventory levels and mix as we work to increase vehicle supply from other vehicle sourcing partners, which could negatively affect our margins and gross profit per vehicle, as we experienced in 2021.
We are, and may in the future be, subject to legal proceedings in the ordinary course of our business, including claims that may not be covered by our insurers. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.
We are currently, and may, from time to time, be involved in and subject to various litigation matters, which could have a material adverse effect on our business, financial condition and results of operations. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws and employee benefit laws. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. We cannot predict with certainty the outcome of legal proceedings or contingencies. The costs incurred in litigation can be substantial and result in the diversion of management’s attention and resources. See Note 15 to the Consolidated Financial Statements — Commitments and Contingencies — Legal Matters for additional details regarding legal proceedings.
Our potential liabilities are subject to change over time due to a variety of factors, including new developments, changes in applicable law or changes in settlement strategy, and we may become subject to or be required to pay damage awards or settlements that could have a material adverse effect on our results of operations, cash flows and financial condition. If we were required to make payments, such payments could be significant and could exceed the amounts we have accrued with respect thereto, adversely affecting our business, financial condition and results of operations. While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover the total amount of all claims and liabilities. The incurrence of significant liabilities for which there is no or insufficient insurance coverage could adversely affect our results of operations, cash flows, liquidity and financial condition.
Our ability to attract and retain effective sales and reconditioning professionals may adversely affect our business.
We rely on our reconditioning professionals to ensure that the retail vehicles that we sell meet our quality standards. We rely on our sales professionals to develop relationships, provide exceptional customer experiences and sell vehicles and other products. The process of identifying and hiring sales and reconditioning professionals with the combination of skills and attributes required can be difficult and require significant commitment of time. In addition, competition for qualified employees and personnel in the retail vehicle industry is intense and turnover among our sales and reconditioning professionals within a few years is not uncommon. Any shortage in sales and reconditioning professionals or delay in identifying and hiring quality sales and customer service professionals could have a negative impact on our business. If we are not successful in attracting and retaining effective sales and reconditioning professionals, the quality of our vehicles and customer experience may be negatively impacted, which could have a material adverse effect on our business, financial condition and results of operations.
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We have a history of losses and we may not achieve profitability in the future.
We have experienced net losses of $39.9 million, $6.6 million, and $12.7 million in the years ended December 31, 2021, 2020, and 2019, respectively. Several factors may impact our profitability in the future:
•
We expect to make investments to further develop our business, and these investments may not result in increased revenue or growth on a timely basis or at all. Our failure to realize the benefits associated with investments to further develop our business could have a material adverse effect on our business, financial condition and results of operations.

•
We may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods and may lead to further impairment losses on our assets.

•	Our revenue growth may not meet our expectations in future periods
•
As a public company, we will incur significant legal, accounting and other expenses that Former CarLotz did not incur as a private company. As a result of these increased expenditures, we will have to generate and sustain increased revenue to achieve profitability.

We may not be able to sustain our revenue growth or effectively manage growth.
Our revenue grew from $102.5 million for the year ended December 31, 2019 to $118.6 million for the year ended December 31, 2020 and $258.5 million for the year ended December 31, 2021. In the future, even if our revenue increases, our rate of growth may decelerate. In any event, we may not be able to grow as rapidly or at all if we do not:
•	reach profitability in our hubs;
•	innovate and expand our technological capabilities;
•	further penetrate our existing accounts and key vehicle channels;
•	add corporate vehicle sourcing partners and increase consumer sourcing; and
•	successfully market our brand.
We have not met our objectives in the past and cannot assure you that we will be able to meet these objectives in the future. As we continue to grow, we expect to invest financial and other resources to:
•	invest in our core suite of technology as well as various retail and processing enhancements;
•	invest in brand marketing and advertising; and
•	incur general administration, including legal, accounting and other compliance expenses related to being a public company.
Our historical growth and projected growth will continue to place significant demands on our management and on our operational and financial resources. Our business strategy involves growth in the number of corporate vehicle sourcing partners, retail sellers and customers selling and buying cars through our platform. We have modified our previously stated goal of opening more than 40 hubs by the end of 2023 in order to focus on enhancing the efficiency of our current hubs. Our organizational structure has become more complex as we hired staff, and we will need to improve our operational, legal, financial and management controls as well as our reporting systems and procedures. We continue to develop in these areas while seeking to preserve our corporate culture of rapid innovation, teamwork and attention to the car buying and selling experience for our corporate vehicle sourcing partners, retail sellers and customers. A failure to manage our growth effectively to maintain the quality and efficiency of the car selling experience for our corporate vehicle sourcing partners, retail sellers and the quality of the vehicles we sell, could have a material adverse effect on our business, financial condition and results of operations.
We grew rapidly in 2021, opening 14 hubs. However, our business has operated at substantial scale for only a limited period of time. Given current market conditions, including inventory constraints and our continued focus on cash utilization, and our growth in 2021, we intend to pause on any openings in new markets until market conditions change. It is difficult to predict when we will recommence opening hubs. Our historical revenue growth should not be considered indicative of our future performance. We also expect that our business
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will evolve in ways that may be difficult to predict. For example, over time any investments in new geographic markets and in our product offerings may be less productive than expected or be subject to unknown risks. An inability to adjust our strategy to meet changing market conditions could have an adverse effect on our business, financial condition and results of operations.
Our marketing activities may fail to efficiently drive growth in units sourced from consumers and corporate vehicle sourcing partners as well as units sold to buyers.
Our future growth and success will depend in large part upon the effectiveness and efficiency of our advertising, promotion, public relations and marketing programs, and we plan to focus on efficiency in our investment in these activities. These brand promotion activities may not yield increased revenue, and the efficacy of these activities will depend on a number of factors, including our ability to do the following:
•	determine the effective creative message and media mix for advertising, marketing and promotional expenditures;
•	select the right markets, media and specific media vehicles in which to advertise;
•	identify the most effective and efficient level of spending for each market, media and specific media vehicle; and
•	effectively manage marketing costs, including creative and media expenses, to maintain acceptable retail seller and buyer acquisition costs.
We expect to focus on increasing the efficiency of our advertising spending in future periods to drive our growth. Increases in the pricing of one or more of our marketing and advertising channels could increase our marketing and advertising expenses or cause us to choose less expensive but possibly less effective marketing and advertising channels. If we implement new marketing and advertising strategies, we may incur significantly higher costs than our current channels, which, in turn, could adversely affect our operating results.
Implementing new marketing and advertising strategies also could increase the risk of devoting capital and other resources to endeavors that do not prove to be cost effective. We also may incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses and our marketing and advertising expenditures may not generate sufficient levels of brand awareness or result in increased revenue. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace or supplement existing marketing and advertising channels with similar or more effective channels, our marketing and advertising expenses could increase substantially, and thus our corporate vehicle sourcing partners, retail sellers and buyers could be adversely affected, and our business, financial condition and results of operations could be harmed.
Our business, financial condition and results of operations have been and will continue to be adversely affected by the recent COVID-19 pandemic.
The global spread of COVID-19 since late 2019 has resulted in governmental authorities implementing numerous protective measures during the ongoing pandemic, such as travel restrictions, quarantines, shelter in place orders and shutdowns, to contain the spread of the virus and reduce its impact. These measures have impacted, continue to impact and may further impact some or all of our teammates and operations, the behavior and operations of our corporate vehicle sourcing partners, new car manufacturers, and the behavior of our customers. This pandemic has significantly disrupted economies around the world, including the United States, and will likely continue to cause significant disruptions. Although the development of vaccines has alleviated some disruption, the increase in variants, such as Delta and Omicron, has led to significant uncertainty regarding the extent and duration of potential future measures that may be taken to contain the virus and how those measures may in turn impact our business.
The COVID-19 pandemic has also created challenges for many supply chains and uncertainty regarding economic activity and consumer demand. For example, the semi-conductor chip shortage and other COVID-related supply chain issues have created disruption and volatility in the automotive marketplace. It is also possible that changes in consumer needs, such as the increased ability to work remotely, as a result the COVID-19 pandemic could have an impact the market for vehicles generally.
Our business and the results of our operations depends on our ability to adequately staff our hub locations. Due to the COVID-19 pandemic, we have not been in the past, and may in the future be, unable to maintain the
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appropriate level of staffing given that the pandemic has perpetuated a labor shortage and also heightened labor relations issues. In addition, if our employees are quarantined or sickened as a result of exposure to COVID-19, or if they are subject to additional or future governmental COVID-19 curfews or “shelter in place” health orders or similar restrictions, our service and operations may be negatively affected. If we are unable to maintain the appropriate level of staffing at our hubs, our business and the results of our operations could be adversely affected.
The extent to which the COVID-19 pandemic ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information that may emerge concerning the severity and duration of the COVID-19 pandemic and the effectiveness of actions taken to contain the COVID-19 pandemic or treat its impact, among others. Additionally, the COVID-19 pandemic may have the effect of heightening many of the other risks described in “Risk Factors”, including risks relating to general economic conditions.
Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations.
The labor costs associated with our operations, including our retail hubs, are subject to many external factors, including unemployment levels, labor shortages, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the U.S., as well as the minimum wage in a number of states and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. As minimum wages increase or related laws and regulations change, our labor costs may increase, which could have an adverse effect on our business, financial condition and results of operations. Increases in labor costs could force us to increase prices, which could adversely affect our sales. If competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline and could have a material adverse effect on our business, financial condition and results of operations. This risk associated with labor costs is especially unpredictable given the previously discussed labor shortage.
Our ability to maintain and expand our product offerings and introduce additional products and services may be limited, which could have a material adverse effect on our business, financial condition and results of operations.
Currently, we offer third-party financing, insurance and vehicle protection products, which includes third-party financing of customers’ vehicle purchases, as well as other value-added products, such as vehicle service contracts. If we introduce new value-added products or expand existing offerings, we may incur losses or otherwise fail to enter these markets successfully. Entry into new markets may require us to compete with new companies, cater to new corporate vehicle sourcing partner, retail seller and customer expectations and comply with new complex regulations and licensing requirements, each of which will be unfamiliar. Accordingly, we could need to invest significant resources in market research, legal counsel and our organizational infrastructure, and a return on such investments may not be achieved for several years, if at all. Additionally, failure to comply with applicable regulations or to obtain required licenses could result in penalties or fines. We may fail in demonstrating the value of any new value-added product to customers, which would compromise our ability to successfully create new revenue streams or receive returns in excess of investments. Also, we may fail to retain financing partners, which could compromise our ability to offer an often key component of a sale to customers. Any of these risks, if realized, could have a material adverse effect on our business, financial condition and results of operations.
We may experience damage or destruction to, or theft of, the vehicles consigned to us, or our processing centers or retail hubs, business interruptions or other liabilities, which may adversely impact our business, financial condition and results of operations.
We store the vehicles consigned to us at our 22 retail hubs until they are sold to purchasers. These vehicles may be subject to damage resulting from transportation to and from our facilities, improper or incorrect reconditioning techniques, accidents during customer test drives or improper delivery of the vehicle to purchasers. Any damage or catastrophic loss of vehicles stored at our locations, due to natural disasters, like hail, or man-made disasters, such as theft or vandalism, arsons, accidents or otherwise, would result in liability to our
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corporate vehicle sourcing partners, retail sellers, or us (if we own the vehicle) for the expected value of the damaged or destroyed vehicle and, depending on the scale of damage, a significant disruption to our business. In addition, we may be subject to claims by employees, corporate vehicle sourcing partners, retail sellers, customers and third parties for personal injury or property damage.
While we carry insurance for all of our vehicles and the facilities in which the vehicles are stored, the insurance we carry may not continue to be available on commercially reasonable terms and, in any event, may not be adequate to cover all possible losses that our business could suffer. In the event that we suffer a catastrophic loss to one or more of our retail hubs or to the vehicles stored at our retail hubs, our liabilities may exceed the maximum insurance coverage amount, which could have a material adverse effect on our business, financial condition and results of operations.
We enter into alternative fee arrangements with certain of our corporate vehicle sourcing partners, which has caused, and may continue to cause, our gross profit per vehicle to fluctuate from period to period.
We generally charge our retail sellers and some corporate vehicle sourcing partners a flat fee for our consignment services. In addition to our flat fee model, we also enter into alternative fee arrangements, such as profit sharing programs or programs with fees based on a return above a wholesale index. The profit sharing programs generally include arrangements where we share a percentage of vehicle sale proceeds and, in some cases, fees with our corporate sourcing partners. The programs with fees based on a return above a wholesale index generally include a payment above the wholesale price. Under these sharing arrangements, our gross profit for a particular unit could be higher or lower than the gross profit per unit we would realize under our flat fee pricing model depending on, among other things, the unit’s sale price and fees we are able to charge in connection with the sale. We do not have long-term contracts with our corporate vehicle sourcing partners and, under our arrangements with them, they are not required to make vehicles available to us. For these and other reasons, our mix of vehicles sourced under alternative fee arrangements has fluctuated in the past and is likely to fluctuate over time. In addition, our gross profit per unit has fluctuated in the past and is likely to fluctuate from period to period, perhaps significantly, due, among other reasons, to our mix of competitively and non-competitively sourced inventory, and the sales prices and fees we are able to collect on the vehicles.
In the current macroeconomic environment, where the difference between wholesale and retail used vehicle prices are compressed, the alternative fee arrangements have resulted in lower gross profit per unit than we would realize under our flat fee pricing model. and such conditions could continue to occur which could have a material adverse effect on our business, financial condition and results of operations.
Our gross profit per vehicle has been, and may continue to be, sensitive to our ability to execute on inventory sourcing plans.
Our gross profit per unit is dependent on our ability to select (from corporate vehicle sourcing partners and retail sellers) and purchase (from retail sellers and wholesale auctions) a desirable and profitable mix of vehicles to sell. As a result of not maintaining and executing a robust inventory sourcing plan, our gross profit per vehicle has been, and may continue to be, adversely affected, as well as our business, financial condition, and results of operations.
Our business is sensitive to changes in the prices of new and used vehicles.
Significant changes in retail prices for new or used vehicles could have a material adverse effect on our business, financial condition and results of operations. For example, if retail prices for used vehicles rise relative to retail prices for new vehicles, it could make buying a new vehicle more attractive to our customers than buying a used vehicle, reducing demand for our services, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, manufacturer incentives could contribute to narrowing the price gap between new and used vehicles. And lastly, lower used vehicle prices relative to wholesale could reduce the consignment of vehicles with us for sale, reducing our revenues.
Similar to the risk between retail prices for new and used vehicles, significant changes in the prices for wholesale used vehicles and retail used vehicles could have a material adverse effect on our business, financial condition and results of operations. For example, during the year ended December 31, 2021 and continuing in the first quarter to date, due to the continuing semi-conductor chip shortage, COVID-related supply chain issues constraining supply of new vehicles, and an increase in wholesale prices, among other factors, partners have sometimes chose to sell vehicles quickly through the wholesale channel rather than by consignment.
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We faced, and may continue to face, a variety of risks associated with our inspection and reconditioning operations.
We currently operate processing centers at all but 3 of our 22 locations across the United States. If we are unable to operate our processing centers efficiently, as we experienced in 2021, it may result in delivery delays, delays in listing our inventory, additional expenses and the loss of potential and existing corporate vehicle sourcing partners and retail sellers and subsequent revenues, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, given the supply issues in the automotive ecosystem, we are unable to be as selective in the vehicles we source which leads to the average vehicle requiring more reconditioning to meet our standards to sell than in prior periods, resulting in increased processing time, reliance on third party providers, and increased costs. We have also experienced, and may continue to experience, inflationary pressure in our inspection and reconditioning operations, including in connection with used vehicle replacement parts.
During 2021, as we expanded our geographic footprint by increasing the number of our hubs, we increased our reconditioning capacity in anticipation of increased demand, which did not occur at the levels we expected. We are currently focused on consolidating our reconditioning capacity to reduce our costs. There is no assurance that any such consolidation or proposed efficiency actions will achieve such objective or provide us with an optimum platform for reconditioning operations in the future. In addition, if we are unable to operate our processing centers efficiently, we may increase our reliance on third party service providers for reconditioning, which could damage our reputation and decrease the quality of our services.
Further, in certain locations, we currently outsource all reconditioning services to third party providers which prevents us from controlling the cost or availability of such services. If we are unable to maintain our relationship with our third-party service providers, such service providers could cease to provide the services we need or such service providers are unable to effectively deliver services to our standards on timelines and at the prices we have negotiated, and we are unable to contract with alternative vendors or replace such service providers with our in house reconditioning specialists, we could experience delivery delays, a decrease in the quality of our reconditioning services, delays in listing vehicles consigned to us for sale and increased time to sale, additional expenses and loss of potential and existing corporate vehicle sourcing partners and retail sellers and subsequent revenues, which could have a material adverse effect on our business, financial condition and results of operations.
We rely on third-party carriers to transport vehicles to our hubs and customers and we are subject to associated business risks and costs of the transportation industry generally, many of which are out of our control.
We rely on third-party carriers to transport vehicles to our facilities as well as from our retail hubs to purchasers that elect to have their used vehicle delivered to them. As a result, we are exposed to risks associated with the transportation industry such as weather, traffic patterns, local and federal regulations, vehicular crashes, gasoline prices and lack of reliability of many independent carriers. Third-party carriers who deliver vehicles to our customers could adversely affect the customer experience if they do not perform to our standards of professionalism and courtesy, potentially negatively impacting our brand perception, and eventually, business results.
Certain state laws prohibit or restrict vehicle consignment and, if additional states enact similar laws, our business, financial condition and results of operations could be adversely affected.
Our consignment operations are prohibited under the laws of certain states, such as South Carolina, Ohio and Kentucky. If other states enact similar laws, we could be prevented from opening retail hubs in those states or, if we are already present in those states, we could be forced to cease operations in those states. In addition, we may face risks that state and national auto dealer associations lobby other state governments to enact similar vehicle consignment laws. If a significant number of states, in particular states where we have significant operations and consignment activity, were to enact similar laws, it could have a material adverse effect on our business, financial condition and results of operations.
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We operate in a highly regulated industry that is subject to a range of federal, state and local laws and regulations and if we fail to comply, our business, financial condition and results of operations could be adversely affected. In addition, some of these laws establish either a private right of action or permit private individuals and entities to enforce the same in the name of the relevant government entity.
Our business is and will continue to be subject to a wide range of federal, state and local laws and regulations, some of which are novel and without relevant precedent. Such laws and regulations include, but are not limited to:
•	state and local licensing requirements;
•	state and local titling and registration requirements;
•	state laws regulating the sale of motor vehicles and related products and services;
•	federal and state laws regulating vehicle financing;
•	federal and state consumer protection laws; and
•	federal and state data privacy laws.
The federal agencies that regulate our business and have the authority to enforce such regulations and laws against us include the U.S. Federal Trade Commission (the “FTC”), the U.S. Department of Transportation, the U.S. Occupational Health and Safety Administration, the U.S. Department of Justice and the U.S. Federal Communications Commission. For example, the FTC has jurisdiction to investigate and enforce our compliance with certain consumer protection laws and has brought enforcement actions against auto dealers relating to a broad range of practices, including the sale and financing of value-added or add-on products. We are also subject to a variety of federal laws that may require us to incur costs in order to be in compliance with such laws, including the Americans with Disabilities Act of 1990, or the ADA. Additionally, we are subject to regulation and audit by individual state dealer licensing authorities, state consumer protection agencies and state financial regulatory agencies and are subject to a variety of state laws. We are also subject to audit by such state regulatory authorities.
Our marketing and disclosure regarding the sale and servicing of vehicles is regulated by federal, state and local agencies, including the FTC and state attorneys general. Some of these authorities either establish a private right of action or permit a private individual or entity to enforce on behalf of a state entity (“private attorney general”). We have in the past been subject to claims under these laws, and we may experience additional claims in the future.
State dealer licensing authorities regulate the purchase and sale of used vehicles by dealers within their respective states. The applicability of these regulatory and legal compliance obligations to our e-commerce business is dependent on evolving interpretations of these laws and regulations and how our operations are, or are not, subject to them, and we may face regulatory action if regulators believe that we are not in compliance with such obligations. We are licensed as a dealer in each of the states in which operate one or more retail hubs and all of our vehicle transactions are conducted under such licenses. We believe that our activities in other states are not currently subject to their vehicle dealer licensing laws, however regulators could seek to enforce those laws against us. In addition, if we determine or are instructed by state regulators that obtaining a license in another state is necessary, either due to expansion or otherwise, we may not be able to obtain such a license within the timeframe we expect or at all.
Some states regulate retail installment sales, including setting a maximum interest rate, caps on certain fees, including processing fees, or maximum amounts financed. Processing fees represent a significant portion of our gross profit and further restrictions or limitations on these fees may have a negative impact on our results of operations. In addition, certain states require that retail installment sellers file a notice of intent or have a sales finance license or an installment sellers license in order to solicit or originate installment sales in that state. All vehicle sale transactions and applicable retail installment financings are conducted under our state dealer licenses. As we seek to expand our operations, we may be required to obtain additional finance or other licenses, and we may not be able to obtain such licenses within the timeframe we expect or at all.
Any failure to renew or maintain any of the foregoing licenses would have a material adverse effect on our business, financial condition and results of operations. Many aspects of our business are subject to regulatory regimes at the state and local level, and we may not have all licenses required to conduct business in every
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jurisdiction in which we operate. Despite our belief that we are not subject to certain licensing requirements of those state and local jurisdictions, regulators may seek to impose fines or other sanctions for operating without a license or demand we seek a license in those state and local jurisdictions, any of which may inhibit our ability to do business in those state and local jurisdictions, increase our operating expenses and adversely affect our business, financial condition and results of operations.
In addition to these laws and regulations that apply specifically to the purchase, consignment and sale of used vehicles, our facilities and business operations are subject to laws and regulations relating to environmental protection, occupational health and safety and other broadly applicable business regulations. Increased environmental regulation may in the future limit the sale of the used vehicles that we sell or make it more expensive and less desirable for customers. We also are subject to laws and regulations involving taxes, tariffs, privacy and data security, anti-spam, pricing, content protection, credit and financing, electronic contracts and communications, mobile communications, consumer protection, information reporting requirements, unencumbered internet access to our platform, the design and operation of websites and internet neutrality.
We are subject to laws and regulations affecting public companies, including securities laws and the Nasdaq listing rules. The violation of any of these laws or regulations could result in administrative, civil or criminal penalties or in a cease-and-desist order against our business operations, any of which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations. We have incurred and will continue to incur capital and operating expenses and other costs to comply with these laws and regulations.
The foregoing description of laws and regulations to which we are or may be subject is not exhaustive, and the regulatory framework governing our operations is subject to evolving interpretations and continuous change.
If we do not adequately provide advancements in our external facing technology utilized by our corporate vehicle sourcing partners, retail sellers and customers to conduct business, including mobile device technology, our operating results could be harmed and our growth could be negatively affected.
The shift to mobile technology by our corporate vehicle sourcing partners, retail sellers and customers may harm our business in the following ways:
•
corporate vehicle sourcing partners, retail sellers and customers visiting our website from a mobile device may not accept mobile technology as a viable long-term platform to buy or sell a vehicle. This may occur for a number of reasons, including our ability to provide the same level of website functionality to a mobile device that we provide on a desktop computer, the actual or perceived lack of security of information on a mobile device and possible disruptions of service or connectivity;

•	we may not continue to innovate and introduce enhanced products that can be suitably conveyed on mobile platforms;
•
consumers using mobile devices may believe that our competitors offer superior products and features based in part on our inability to provide sufficient website functionality to convince a mobile device user to transact with us; or

•
regulations related to consumer finance disclosures, including the Truth in Lending Act, may be interpreted, in the context of mobile devices, in a manner that could expose us to legal liability in the event we are found to have violated applicable laws.

If we do not develop suitable functionality for users who visit our website using a mobile device, our business, financial condition and results of operations could be harmed.
We may require the expansion of our existing floorplan credit facility and/or additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances and if such capital is not available, our business, financial condition and results of operations may be adversely affected.
We may require the expansion of our existing floorplan credit facility and/or additional equity or debt capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to fund our marketing expenditures to improve our brand awareness, enhance our technology, develop new products or services or further improve existing products and services, enhance our
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operating infrastructure and acquire complementary businesses and technologies. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any additional debt financing that we secure in the future could involve restrictive covenants, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. Continuing operating losses could lead to a violation of covenants related to our existing floorplan credit facility and could lead them to call the debt. Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our stockholders could experience significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be adversely affected.
We face a variety of risks associated with identifying, leasing and dedicating capital expenditure for our current and any future locations.
We are required to obtain approvals, permits and licenses from state regulators and local municipalities to construct or renovate and operate our retail hubs. We may face delays in obtaining the requisite approvals, permits and licenses to renovate and operate our retail hubs or we may not be able to obtain them at all. If we encounter delays in obtaining or cannot obtain the requisite approvals, permits and licenses to renovate and operate our retail hubs in desirable locations, our business, financial condition and results of operations may be adversely affected.
A significant disruption in service on our website could damage our reputation and result in a loss of corporate vehicle sourcing partners, retail sellers and customers, which could harm our business, brand, financial condition and results of operations.
Our brand, reputation and ability to attract corporate vehicle sourcing partners, retail sellers and customers depend in large part on the reliable performance of our website and the supporting systems, technology and infrastructure. We may experience significant interruptions with our systems in the future. Interruptions in these systems, whether due to system failures, programming or configuration errors, computer viruses, or physical or electronic break-ins, could affect the availability of our inventory on our website and prevent or inhibit the ability of our corporate vehicle sourcing partners, retail sellers and customers to access our website. Problems with the reliability or security of our systems could harm our reputation, result in a loss of corporate vehicle sourcing partners, retail sellers and customers and result in additional costs.
The communications, network and hardware to operate our website are provided to us by a third-party service provider and exist in fully redundant environments. In addition, we do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, hacking, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of these events could damage our systems and hardware or could cause them to fail.
Any errors, defects, disruptions, or other performance or reliability problems with our network operations could interrupt our customers’ access to inventory and cause delays and result in additional expense in arranging access to new facilities and services, any of which could harm our business, financial condition and results of operations.
We rely on third party technology to complete critical business functions, and if that technology fails to adequately serve our needs and we cannot find alternatives, it may negatively impact our operating results.
We rely on third party technology for certain of our critical business functions, including customer identity verification for financing, inventory data, software libraries and development environments and tools, and services to allow corporate vehicle sourcing partners, retail sellers and customers to digitally sign contracts. If these technologies fail or we cannot maintain our relationships with the technology providers and we cannot find suitable alternatives, our business, financial condition and results of operations may be adversely affected.
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We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be adversely affected.
We believe our success depends on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our key employees or senior management, could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. The Board has announced the appointment of Lev Peker as our Chief Executive Officer and a member of the Board, effective as of April 18, 2022, to succeed our Chief Executive Officer, Michael Bor, who was also our Chairman of the Board, succeeded by Luis Ignacio Solorzano Aizpuru. Our future performance will depend, in part, on the successful transition of the Chief Executive Officer position. If we do not successfully manage the transition, it could be viewed negatively by our customers, employees, investors, suppliers and other third-party partners, and could have an adverse impact on our business and results of operations. Most of our staff are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be difficult to replace. We do not, and do not currently expect to have in the future, “key person” insurance on the lives of any member of our senior management. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.
We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to stockholders and otherwise disrupt our operations and adversely affect our operating results.
Our continued success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the automotive industry as well as competitive pressures. In some circumstances, we may determine to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:
•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;
•	coordination of technology, research and development and sales and marketing functions;
•	transition of the acquired company’s users to our website and mobile applications;
•	retention of employees from the acquired company;
•	cultural challenges associated with integrating employees from the acquired company into our organization;
•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;
•	the need to implement or improve controls, policies and procedures at a business that prior to the acquisition may have lacked effective controls, policies and procedures;
•	potential write-offs of intangibles or other assets acquired in such transactions that may have an adverse effect our operating results;
•
liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, consumers, former stockholders or other third parties.
Our failure to address these risks or other problems encountered in connection with acquisitions and investments could result in our failure to realize the anticipated benefits of these acquisitions or investments,
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cause us to incur unanticipated liabilities and otherwise harm our business. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the write-off of goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not materialize.
If we fail to implement and maintain an effective system of internal control to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations as a public company, or prevent fraud, and investor confidence and the trading prices of our securities may be materially and adversely affected.
Prior to the Merger, Former CarLotz was a private company with limited internal accounting and financial reporting personnel and other resources with which it addressed its internal control over financial reporting. In connection with the audits of Former CarLotz’ consolidated financial statements as of December 31, 2019 and 2018 and for the years in the three year period ended December 31, 2019, Former CarLotz and its independent registered public accounting firm identified material weaknesses in its internal control over financial reporting. Although some aspects of the material weaknesses identified have been remediated, the material weaknesses in our internal control over financial reporting continues to exist. As defined in the standards established by the Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
The material weaknesses identified that continue to exist relate to our inability to maintain an effective control environment and our inability to design and implement effective control activities to enable the identification and mitigation of risks of material misstatement. We are in the process of implementing a number of measures to address these material weaknesses. See “Controls and Procedures — Remediation Efforts to Address Material Weaknesses”. However, we cannot assure you that these measures will fully address the material weaknesses and deficiencies in our internal control over financial reporting or that we may conclude that they have been fully remediated.
We are subject to the Sarbanes-Oxley Act of 2002, and specifically to Section 404 thereof, which requires that we include a certification from management on the effectiveness of our internal controls in our annual report on Form 10-K. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems. We may be unable to complete our evaluation testing and any required remediation on a timely basis or at all.
During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or audited from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition and results of operations may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from Nasdaq, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.
Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.
We are subject to all of the operating hazards and risks normally incidental to the provision of auto sales. In addition to contractual provisions limiting our liability to our corporate vehicle sourcing partners, retail sellers,
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customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may occur from claims arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or be available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition and results of operations.
Certain of our third-party service providers are highly regulated financial institutions, and the federal and state laws related to financial services could have a direct or indirect material adverse effect on our business.
We have entered into agreements with various third-party financial institutions related to the financing by those institutions of our customers’ vehicle purchases as well as the provision of various value-added products. Our counterparties that are financial institutions are subject to extensive federal and state laws and regulations related to the provision of financial services, and their ability to provide financing and other products and services could be materially limited or eliminated as a result of financial regulatory or supervisory issues as well as changes in federal or state laws, regulations or guidance related to the provision of financial services. In the event of such disruptions, our business could be materially and adversely affected if we are unable, in a commercially reasonable manner, to identify and enter into alternative arrangements with other institutions on substantially similar terms as those that exist with our current providers.
Moreover, we are subject to contractual obligations requiring that we comply with, or help to facilitate compliance by our financial institution counterparties with, a broad range of regulatory requirements and obligations, including without limitation those related to sourcing partner and customer data, data security, privacy, anti-money laundering and the detection and prevention of financial crimes. The federal and state regulators responsible for implementing and enforcing these laws and regulations routinely examine our financial institution counterparties with respect to their compliance with such laws and regulations, including the extent to which these institutions’ third-party relationships may present compliance risks. Despite our best efforts to comply with all applicable regulatory and contractual obligations, it is possible that there could be some perceived or actual deficiency in our ability to adequately comply with financial regulatory requirements or to serve as a contractual counterparty to a regulated financial institution. Any such perceived or actual deficiency or risk to a regulated financial institution could result in a disruption of our relationship with that institution as well as with other lenders and other financial services counterparties, which could have a material adverse effect on our business, financial condition and results of operations.
Seasonal and other fluctuations in our quarterly operating results are likely and may not fully reflect the underlying performance of our business.
We expect our quarterly results of operations, including our revenue, cash flow and net profit or loss, to vary significantly in the future based in part on, among other things, seasonal and cyclical patterns in vehicle sales in the United States. Used vehicle sales generally experience seasonality with sales typically peaking late in the first calendar quarter of each year and diminishing through the rest of the year, with the lowest relative level of vehicle sales expected to occur in the fourth calendar quarter. Used vehicle prices also historically have exhibited seasonality, with used vehicle prices declining at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year, all other factors being equal.
Additionally, a significant portion of our expenses are fixed and do not vary proportionately with fluctuations in revenues. Accordingly, our results in any quarter may not indicate the results we may achieve in any subsequent quarter or for the full year, and sequential period-to-period comparisons of our operating results may not be meaningful.
We rely on Internet search engines and automobile listing sites to help drive traffic to our website, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our traffic would decline and our business would be adversely affected.
We depend in part on Internet search engines, such as Google, to drive traffic to our website. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. Our competitors may increase their search engine optimization efforts and outbid us for search terms on various
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search engines, resulting in their websites receiving a higher search result page ranking than ours. Additionally, Internet search engines could revise their methodologies in a way that would adversely affect our search result rankings. If Internet search engines modify their search algorithms in ways that are detrimental to us, or if our competitors’ efforts are more successful than ours, overall growth in our corporate vehicle sourcing partner, retail seller and customer base could slow or our corporate vehicle sourcing partner, retail seller and customer base could decline. Internet search engine providers could provide automotive dealer and pricing information directly in search results, align with our competitors or choose to develop competing services. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our website through Internet search engines could harm our business, financial condition and results of operations.
Our business is sensitive to conditions affecting automobile manufacturers generally, including vehicle recalls.
Adverse conditions affecting one or more automotive manufacturers could have a material adverse effect on our business, financial condition and results of operations and could impact the supply of vehicles. In addition, manufacturer recalls are a common occurrence that have accelerated in frequency and scope in recent years. Recalls and the increased regulatory scrutiny surrounding selling used vehicles with open safety recalls could adversely affect used vehicle sales or valuations, could cause us to temporarily remove vehicles from inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, financial condition and results of operations.
We operate a wholly-owned captive reinsurance subsidiary and participate in a reinsurance program for extended warranties. Our reinsurance program for extended warranties may not be successful or may incur larger losses than anticipated, which could harm our business and reputation.
We operate a wholly-owned captive reinsurance subsidiary in connection with certain extended warranty contracts that we offer to our customers for sale by a third party servicer. Our captive reinsurance subsidiary then contracts with the third party servicer to reinsure the claims made under the extended warranties in exchange for which the third party servicer pays the premiums collected on the policies to the reinsurance subsidiary. The purpose of our reinsurance subsidiary is to absorb negative loss developments. Specifically, with product warranty programs, future developments regarding the products comprising the program and their attendant loss development remains uncertain. If future losses materially deviate from our current estimates, they may exceed the amounts collected for the payment of claims, which could render the reinsurance subsidiary unable to pay claims, which could result in our no longer being able to offer these products, subject us to third party claims and harm our reputation and ability to sell our other finance and insurance products, which could have a material adverse effect on our business, financial condition and results of operations.
If our wholly-owned captive insurance subsidiary becomes subject to a bankruptcy or similar proceeding, we may be liable for its outstanding obligations.
We have structured our wholly-owned captive reinsurance subsidiary to be bankruptcy remote with the intention that assets of CarLotz would not be available to satisfy creditors. We can provide no guarantees that, in the actual event of a bankruptcy or similar proceeding, the structure of our reinsurance subsidiary will operate as intended. In addition, existing or future laws and regulations may be interpreted differently and may limit the extent of bankruptcy protections provided to us by our subsidiary.
Risks Related to Intellectual Property and Data Privacy
If we fail to adequately protect our intellectual property, technology and confidential information, it could adversely affect our business, financial condition and results of operations.
Our business depends on our intellectual property, technology and confidential information, the protection of which is crucial to the success of our business. We attempt to protect our intellectual property, technology and confidential information by requiring certain of our employees and consultants to enter into confidentiality and assignment of inventions agreements and certain third parties to enter into nondisclosure agreements. These agreements may not effectively grant all necessary rights to any inventions that may have been developed by the employees and consultants. In addition, these agreements may not effectively prevent unauthorized use or
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disclosure of our confidential information, intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, intellectual property or technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our website features, software and functionality or obtain and use information that we consider proprietary. Changes in the law or adverse court rulings may also negatively affect our ability to prevent others from using our technology.
We currently hold rights to the “CarLotz.com” Internet domain name and various other related domain names. The regulation of domain names in the U.S. is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that use the name CarLotz or are otherwise important for our business.
We collect, process, store, share, disclose and use personal information and other data relating to our customers and corporate vehicle sourcing partners and retail sellers, and our actual or perceived failure to protect such information and data could damage our reputation and brand and adversely affect our business, financial condition and results of operations.
We collect, process, store, share, disclose and use personal information and other data provided by our sourcing partners and customers. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of such information. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Any failure or perceived failure to maintain the security of personal and other data that is provided to us by our sourcing partners, customers and vendors could harm our reputation and brand and expose us to a risk of loss or litigation and possible liability, any of which could adversely affect our business, financial condition and results of operations.
Additionally, concerns about our practices with regard to the collection, use or disclosure of personal information or other privacy related matters, even if unfounded, could harm our business, financial condition and results of operations.
There are numerous federal, state and local laws regarding privacy and the collection, processing, storing, sharing, disclosing, use and protection of personal information and other data, the scope of which are changing, subject to differing interpretations and that may be costly to comply with and may be inconsistent between jurisdictions or conflict with other rules. Federal and various state governmental bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding, the collection, distribution, use, disclosure, storage and security of certain categories of information. Some of these requirements include obligations of companies to notify individuals of security breaches involving particular personal information, which could result from exploitation of a vulnerability in our systems or services or by our service providers or partners. For example, the State of California enacted the California Consumer Privacy ACT (the “CCPA”) and it expands the scope of what is considered “personal information” and creates new data access and opt-out rights for consumers, which may create new requirements for us and other companies that operate in California. Additionally, the California Privacy Rights Act (“CPRA”) recently passed in California. The CPRA significantly amends the CCPA and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also created a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023, and become enforceable on July 1, 2023. We are also subject to state and federal laws and regulations regarding telemarketing and other telephonic communications and state and federal laws regarding unsolicited commercial emails, as well as regulations relating to automated telemarketing calls, texts or SMS messages. In addition, we are subject to the terms of our privacy policies and privacy-related obligations to third parties and may agree to additional contractual requirements addressing these matters from time to time.
We may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements. It is possible that these obligations may be interpreted and applied in new ways or in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices or that new regulations could be enacted. Our compliance with these various requirements increases our operating costs, and additional laws, regulations, standards or protocols (or new interpretations of existing laws, regulations, standards or protocols) in these areas may further increase our operating costs and adversely affect our ability to effectively
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market our products and services. In view of new or modified legal obligations relating to privacy, data protection or information security, or any changes in their interpretation, we may find it necessary or desirable to change certain business activities and practices or to expend significant resources to modify our products and services and otherwise adapt to these changes. We may be unable to make such changes and modifications in a commercially reasonable manner or at all.
Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to our sourcing partners or customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personally identifiable information or other sourcing partner or customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our sourcing partners, customers and vendors to lose trust in us, which could have an adverse effect on our business. Additionally, if vendors, developers or other third parties that we work with violate applicable laws or our policies, such violations may also put our sourcing partner, customer or vendors’ information at risk and could in turn harm our reputation, business, financial condition and results of operations.
We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business, financial condition and results of operations.
We may from time to time face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors. We may be unaware of the intellectual property rights that others may claim over some or all of our technology or services. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering some features, purchase licenses or modify our products and features while we develop non-infringing substitutes, or may result in significant settlement costs.
Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, financial condition and results of operations.
Risks Related to Ownership of Our Common Stock and Provisions of Our Certificate of Incorporation and Bylaws
Our stock price may fluctuate significantly and you could lose all or part of your investment as a result.
The trading price of our common stock has been and is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of common stock at an attractive price due to a number of factors such as those listed in “— Risks Related to Our Business” and the following:
•	results of operations that vary from the expectations of securities analysts and investors;
•	results of operations that vary from those of our competitors;
•	changes in expectations as to our future financial performance, including projections, financial estimates and investment recommendations by securities analysts and investors;
•	declines in the market prices of stocks generally;
•	strategic actions by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•	any significant change in our management;
•	changes in general economic or market conditions or trends in our industry or markets;
•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	future sales of common stock or other securities;
•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;
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•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;
•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•	the development and sustainability of an active trading market for the common stock;
•	actions by institutional or activist stockholders;
•	changes in accounting standards, policies, guidelines, interpretations or principles;
•	other events or factors, including those resulting from concerted efforts by retail investors, pandemics, natural disasters, acts of terrorism or responses to these events; and
•
political unrest, war, geopolitical uncertainties, trade policies and sanctions, such as the current situation involving Ukraine and Russia and the resulting sanctions, which could delay and disrupt our business, and if such political unrest escalates or leads to disruptions in the financial markets or puts further pressure on global supply chains, it could heighten many of the other risk factors included in this Item 1A.

These broad market and industry fluctuations may adversely affect the market price of the common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the common stock is low.
Volatility in the price of our stock could be the subject of investor claims. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation. See Note 15 to the Consolidated Financial Statements — Commitments and Contingencies — Legal Matters for additional details regarding legal proceedings.
Because there are no current plans to pay cash dividends on the common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. As a result, you may not receive any return on an investment in the common stock unless you sell your common stock for a price greater than that which you paid for it.
Stockholders may experience dilution in the future.
The percentage of shares of common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees, exercise of the warrants or meeting the conditions under the Earnout Shares. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of the common stock.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding the common stock or if our operating results do not meet their expectations, the common stock price and trading volume could decline.
The trading market for the common stock will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us, the trading price for the common stock could be negatively impacted. In the event securities or industry
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analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of the common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the common stock could decrease, which might cause the common stock price and trading volume to decline.
Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for the common stock to decline.
The sale of shares of common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
In connection with the Merger, Acamar Partners Sponsor I LLC (the ‘Sponsor”) has agreed, subject to certain exceptions, not to dispose of or hedge any of its Founder Shares (or shares of our common stock issuable upon conversion of its Founder Shares):
i.
with respect to 25% of the shares, the date on which the closing price of the common stock has exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-trading day period commencing 150 days after January 21, 2021 (the “Closing Date”); and

ii.
with respect to 25% of the shares, the date on which the closing trading price of the common stock has exceeded $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any 20 trading days within any 30-trading day period commencing 150 days after the Closing Date;

iii.
provided that, if any condition set forth in clause (i) or (ii) above is not met before the first business day following 60 months from the Closing Date, the applicable portion of the shares will be forfeited.

Pursuant to a Registration Rights and Lock-up Agreement, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of the common stock to decline.
As restrictions on resale end or if these stockholders exercise their registration rights, the trading price of shares of the common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of common stock or other securities.
In addition, the shares of common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. As of January 1, 2022, approximately 11,811,785 shares of common stock that are either subject to outstanding options or other equity awards or reserved for future issuance under our equity incentive plans have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
In the future, we may also issue securities in connection with investments or acquisitions. The amount of shares of common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to stockholders.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are
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applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we rely on these exemptions. If some investors find those securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Anti-takeover provisions in our certificate of incorporation charter and bylaws and Delaware law could make an acquisition of us more difficult, limit attempts by stockholders to replace or remove our management and limit the market price of the common stock.
Our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. These provisions include, among others, the following:
•
authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to the common stock;

•	limited liability for, and providing indemnification to, our directors and officers;
•
our board of directors is classified into three classes of directors with staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	our directors may be removed only for cause by the affirmative vote of 662∕3% of the then-outstanding voting power of our voting stock;
•
our board of directors is expressly authorized to adopt, alter, amend or repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware, and any adoption, alteration, amendment or repeal of our bylaws by stockholders will require the affirmative vote of the holders of at least 662∕3% of the voting power of the then-outstanding shares of common stock entitled to vote;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	vacancies on our board of directors may be filled only by the majority of directors then in office, even though less than a quorum, and not by stockholders;
•	a prohibition on the ability of stockholders to call special meetings;
•	advance notice procedures will apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting;
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•	any action to be taken by stockholders is required to be effected at a duly called annual or special meeting and not by written consent;
•	special meetings of stockholders can be called only by a majority of our board of directors, the chair of our board of directors or our Chief Executive Officer; and
•	certain litigation against us can only be brought in the Court of Chancery in the State of Delaware.
We are also subject to the anti-takeover provisions contained in Section 203 of the DGCL, pursuant to which a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or longer or, among other exceptions, the board of directors has approved the transaction.
These provisions may frustrate or prevent any attempts by stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.
Provisions of our certificate of incorporation may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.
Our certificate of incorporation requires (among other things) that, unless we consent to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative actions brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (4) any action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery in the State of Delaware (or, if such court does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the federal securities laws, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act claims. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that stockholder finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition and results of operations.
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Our certificate of incorporation provides that certain transactions are not “corporate opportunities” and that the parties to the Stockholders Agreement, or any of their principals, members, directors, partners, stockholders, officers, employees, or other representatives or affiliates (other than the Company and any entity that is controlled by the Company) are not subject to the doctrine of corporate opportunity.
Two of our directors, Mr. Steven G. Carrel and Mr. David R. Mitchell, are affiliates of TRP Capital Partners, LP (“TRP”) and one of our directors and Chairman of the Board, Mr. Luis Ignacio Solorzano Aizpuru, is an affiliate of the Sponsor. Our certificate of incorporation provides that, to the extent allowed by law, the doctrine of “corporate opportunity” will not apply to each of the stockholders party to the Stockholders Agreement, or any of their principals, members, directors, partners, stockholders, officers, employees, or other representatives or affiliates (other than the Company and any entity that is controlled by the Company) (“Identified Persons”). The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. The doctrine of corporate opportunity is intended to preclude officers, directors or other fiduciaries from personally benefiting from opportunities that belong to the corporation.
Therefore, except as provided above, these Identified Persons (including Messrs. Carrel, Mitchell and Solorzano) have no duty to communicate or present corporate opportunities to us, have the right to either hold any corporate opportunity for their (and their affiliates’) own account and benefit or to recommend, assign or otherwise transfer such corporate opportunity to persons other than us, and are not be prohibited from operating or investing in competing businesses. We therefore may find ourselves in competition with one or more of these Identified Persons, and we may not have knowledge of, or be able to pursue, transactions that could potentially be beneficial to us. Accordingly, we may lose a corporate opportunity or suffer competitive harm, which could negatively affect our business or prospects.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous for warrant holders, thereby making such warrants worthless.
We have the ability to redeem outstanding warrants at any time prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.
In addition, we may redeem your warrants (including private placement warrants) for a number of shares of common stock determined based on the redemption date and the fair market value of the common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money”, in which case you would lose any potential embedded value from a subsequent increase in the value of the common stock had your warrants remained outstanding.
Item 1B.	Unresolved Staff Comments
None.
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Item 2.	Properties
Facilities
Our corporate headquarters is located in Richmond, Virginia. This location consists of approximately 5,463 square feet of office space under a lease that expires April 30, 2022. In addition to this facility, we have other temporary leases of office space. We use these facilities for finance and accounting, legal, talent management, technology, marketing, inventory, sales and other administrative functions. We have signed a lease and expect to move our corporate headquarters to a new location in Richmond in 2022, at which time we will terminate our current leases. The location consists of approximately 20,713 square feet of office space under a lease that expires in 2027, with one five year renewal term at our option.
We operate twenty-two hubs throughout the Mid-Atlantic, Southeast, Southwest, Midwest and West Coast regions, all under leases. We also signed new leases for hubs in Baton Rouge, LA, Reno and Las Vegas, NV and Irving, TX that were not open yet at the end of 2021.
Location	Integrated Processing Center	Size (Sq. Ft.)	Lease Expiration Date
Midlothian, Virginia		3,200	November 2023
Richmond, Virginia		1,580	August 2024
Chesapeake, Virginia		1,440	October 2024
Greensboro, North Carolina	*	3,150	January 2026
Monroe (Charlotte), North Carolina	*	13,610	May 2024
Tampa, Florida	*	11,018	October 2027
Downers Grove (Chicago), Illinois	*	29,823	August 2023
San Antonio, Texas	*	21,882	January 2024
Lynnwood (Seattle), Washington	*	33,110	November 2025
Merritt Island (Orlando), Florida	*	13,674	March 2031
Madison (Nashville), TN	*	42,292	July 2031
Charlottesville, VA	*	13,816	April 2026
Highland Park, IL	*	18,000	August 2031
Bakersfield, CA	*	18,729	April 2026
Clearwater, FL	*	26,885	September 2036
Denver, CO	*	19,703	November 2036
Fairview Heights (St. Louis), IL	*	8,541	September 2031
Stone Mountain (Atlanta), GA	*	40,594	December 2031
Plano, TX	*	52,735	September 2031
Pomona, CA	*	12,502	September 2028
Mobile, AL	*	30,079	November 2026
Huntsville, AL	*	23,056	December 2028
Las Vegas, NV	*	26,240	July 2032
Baton Rouge, LA	*	39,582	December 2036
Reno, NV	*	20,074	September 2031
Irving, TX	*	38,752	October 2031
Item 3.	Legal Proceedings
The information with respect to this Part I, Item 3 can be found in Note 15 to the Consolidated Financial Statements included in Item 8 of this Annual Report on Form 10-K and is incorporated herein by reference.
Item 4.	Mine Safety Disclosures
Not Applicable.
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Information About Our Executive Officers
Information relating to our directors and nominees will be included in our Definitive Proxy Statement for our 2022 Annual Meeting of Stockholders and such information will be incorporated by reference herein. Our executive officers are as follows:
Name	Age	Position
Michael W. Bor	48	Chief Executive Officer
John W. Foley II	45	Chief Operating Officer
Daniel A. Valerian	48	Chief Technology Officer
Elizabeth Sanders	31	Chief Administrative Officer
Rebecca C. Polak	51	Chief Commercial Officer and General Counsel
Thomas W. Stoltz	61	Chief Financial Officer
Michael Chapman	48	Chief Marketing Officer
Michael W. Bor founded CarLotz in 2011 and has been our Chief Executive Officer since its inception and served as the Chairman of our board of directors from January 21, 2021 until March 15, 2022, having previously served on the Former CarLotz board of directors from its inception. Before founding CarLotz, Mr. Bor worked at Harris Williams & Co. from 2003 to 2010, and served as a Director in the Transportation & Logistics M&A Investment Banking group and assisted with the firm’s international expansion into Europe, Asia and the Middle East. Prior to Harris Williams & Co., Mr. Bor worked in the Investment Banking Department at Lehman Brothers and at PricewaterhouseCoopers. Mr. Bor received his MBA from Harvard Business School and a BS in Finance from Lehigh University.
John W. Foley II joined CarLotz in 2014 and has been our Chief Operating Officer since December 2020. Mr. Foley oversees sales and processing center operations, inventory acquisition and shared services support team operations. Previously, Mr. Foley worked at MileOne from July 2010 to November 2014 as General Manager of Hall Nissan Chesapeake. Mr. Foley attended Hampden-Sydney College.
Daniel A. Valerian has been with CarLotz since April 2011, currently serving as Chief Technology Officer since January 2015. Mr. Valerian has an extensive background in technology, previously serving as a Senior Manager at Accenture in the Global Business Solutions practice from 1997 to 2009. Mr. Valerian received his BS in Mechanical Engineering from Lehigh University.
Elizabeth Sanders has been our Chief Administrative Officer since March 2016. Prior to joining CarLotz, Ms. Sanders was lead recruiter at Robert Half Technology beginning in 2014 and prior to that was assistant branch rental manager at Enterprise Rent-A-Car beginning in 2012. Ms. Sanders received her BA in Business Administration from James Madison University.
Rebecca C. Polak has been our Chief Commercial Officer and General Counsel since October 2020. Prior to joining CarLotz, Ms. Polak was the Chief Legal Officer for KAR Auction Services, Inc. (NYSE:KAR) and President of Trade Rev from October 2017 to October 2019 and Secretary of KAR from April 2007 until October 2019. Ms. Polak previously served as Executive Vice President and General Counsel for KAR from April 2007 to October 2017, the Assistant General Counsel and Assistant Secretary of ADESA from February 2005 to April 2007 and as Vice President of ADESA from December 2006 to April 2007. Prior to joining ADESA, Ms. Polak practiced corporate and securities law with Krieg DeVault in Indianapolis from 2000 to 2005 and with Haynes and Boone in Dallas from 1995 to 1999. Ms. Polak received her JD from the Southern Methodist University Dedman School of Law, cum laude, and her BA in English from Indiana University Bloomington.
Thomas W. Stoltz has been our Chief Financial Officer since November 2020. Prior to joining CarLotz, Mr. Stoltz was the Chief Financial Officer of Portillo’s Hotdogs from May 2015 until November 2020. Mr. Stoltz was the Chief Operating Officer and Chief Financial Officer of Body Central Corp. from September 2011 to July 2014, the Chief Financial Officer of Fanatics, Inc. from April 2008 to September 2011, the Chief Financial Officer of Cato Corporation from November 2006 to April 2008 and the Chief Financial Officer of Citi Trends, Inc. from September 2000 to November 2006. Mr. Stoltz has been a licensed CPA since 1985. Mr. Stoltz received his BS in Accounting and Finance from the University of North Carolina at Chapel Hill.
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Michael Chapman has been our Chief Marketing Officer since December 2020. Prior to joining CarLotz, Mr. Chapman served in several roles at The Martin Agency over a 13 year period. From January 2019 until November 2020, Mr. Chapman served as the Chief Growth Officer and from June 2017 until January 2020, Mr. Chapman served as the Chief Strategy Officer for The Martin Agency. Mr. Chapman’s other positions at the Martin Agency included serving as the Senior Vice President and Managing Director for Strategic Planning from 2014 until 2017 and as the Senior Vice President and Group Planning Director from 2007 until 2014. Prior to that, Mr. Chapman served as a Senior Planner at McCann London. Mr. Chapman received his BS in Religious Studies from the University of Virginia, his Master’s in Communications from Virginia Commonwealth University and his MBA from the University of Virginia in 2013.
CEO Transition
The Board has appointed Lev Peker as the Company’s Chief Executive Officer and a member of the Board of Directors, effective as of April 18, 2022. Pursuant to the Separation Agreement (as defined below), Michael Bor will cease to be the Company’s Chief Executive Officer and a member of the Board of Directors effective as of March 16, 2022 (the “Separation Date”). Luis Ignacio Solorzano Aizpuru, who has served as a member of the Board since 2018 and is a member of the Compensation and Nominating and Corporate Governance committees, has replaced Mr. Bor as Chairman of the Board. Until April 18, 2022 when Mr. Bor’s replacement, Mr. Lev Peker, is in place, the Board has established an executive committee comprised of the Company’s Chief Financial Officer, General Counsel and Chief Operating Officer, which will report to Mr. Solorzano as Chairman of the Board.
In connection with Mr. Bor’s separation, he entered into a separation and release agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, and consistent with the terms of his existing employment agreement and equity award agreements, Mr. Bor will receive the following payment and benefits as of the Separation Date: (i) an amount equal to his annual base salary, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the Separation Date, and which shall remain exercisable for three months following termination), and (iv) accelerated vesting of 22,026 RSUs (which amount was scheduled to otherwise vest within 12 months of the Separation Date). The foregoing payments and benefits are subject to Mr. Bor’s continued employment through the Separation Date, continued compliance with certain restrictive covenants, and entry into a release of claims in favor of the Company. The Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000.
Lev Peker will become the Company’s Chief Executive Officer and a member of the Board, effective as of April 18, 2022. Mr. Peker will serve as a Class III director for a term expiring at the 2023 annual meeting of stockholders. Mr. Peker, age 40, brings many years of management experience to the Company. Prior to joining the Company, Mr. Peker served as Chief Executive Officer and director of CarParts.com, Inc., an online provider of automotive parts, from January 2019 to March 2022. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera, Inc., an online retailer of consumer electronics, from August 2015 to December 2018. Prior to that time, he was the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, an integrated retailer providing merchandise and related services, from August 2014 to July 2015. From April 2008 to July 2014, Mr. Peker served in various roles at CarParts.com, Inc. (formerly known as U.S. Auto Parts Network, Inc.), including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 to June 2013, and as Manager of Financial Planning and Analysis from April 2008 to March 2009. Mr. Peker holds a BS degree in Accounting from the University of Southern California and an MBA in Marketing and Strategy from the University of California, Los Angeles.
The Company and Mr. Peker have entered into an employment agreement, dated March 12, 2022 in connection with his appointment as Chief Executive Officer of the Company (the “Employment Agreement”), effective as of April 18, 2022 (the “Start Date”). The Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Employment Agreement, Mr. Peker will receive: (i) an annual base salary of $600,000, (ii) a sign-on bonus of $900,000, subject to Mr. Peker’s continued employment through the first anniversary of the Start Date, (iii) a first year annual bonus with a target value of $900,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value
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of 150% of Mr. Peker’s annual base salary and a maximum value of 300% of Mr. Peker’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a 2022 annual equity award of 680,000 RSUs, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years, (vi) a sign-on time-based equity award of 2,820,000 RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity and (vii) a sign-on performance equity award of 3,500,000 performance RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer. The sign-on performance equity award will vest, subject to Mr. Peker’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). Mr. Peker will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.
The Employment Agreement provides that in the event of a termination without “Cause”, or a resignation for “Good Reason” (both as defined in the Employment Agreement) not in connection with a change in control, and conditional on Mr. Peker signing a general release of claims and complying with certain restrictive covenants, Mr. Peker will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Peker is terminated without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.
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PART II
ITEM 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases
Market Information and Holders
Our common stock and public warrants are trading on the Nasdaq Global Market under the trading symbols “LOTZ” and “LOTZW,” respectively.
As of March 15, 2022, there were 11 holders of record of the Company’s common stock and 1 holder of record of our warrants.
Dividends
The Company has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. Our ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing.
Securities authorized for issuance under equity compensation plans
See “Item 12 - Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”.
Performance graph
The information contained in this Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. The following graph compares the total stockholder return from January 21, 2021, the date on which our common stock commenced trading on the Nasdaq Global Market, through December 31, 2021 of (i) our common stock, (ii) the Standard and Poor’s 500 Stock Index (“S&P 500”) and (iii) the Standard and Poor’s 500 Retailing Index (“S&P 500 Retailing Index”), assuming an initial investment of $100 on January 21, 2021 including reinvestment of dividends where applicable. The results presented below are not necessarily indicative of future performance.

Comparison of Cumulative Total Return Since Merger
$150
$125
$100
$75
$50
$25
$0
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
S&P 500 Index
S&P Retailing Index
Carlotz, Inc.

Recent sales of unregistered securities
None other than as previously reported.
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Purchases of equity securities by the issuer and affiliated purchasers
None.
Item 6.	Reserved
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Introduction
The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read in conjunction with the consolidated financial statements and notes thereto contained herein. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors”. Actual results may differ materially from those contained in any forward-looking statements. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our” and the “Company” are intended to mean the business and operations of CarLotz, Inc. and its consolidated subsidiaries.
Overview
See Part I, Item 1 for a detailed description and discussion of the company’s business.
Business Update
During the year ended December 31, 2021 we met our goal to expand by 14 new hubs, increasing our overall footprint and access to key geographic markets. We have introduced the consignment-to-retail used vehicle marketplace to retail sellers, added new corporate vehicle sourcing partners in these new geographic markets, and have sold vehicles via consignment-to-retail. Additionally, we expanded technology available to customers to be able to provide instant purchase offers to potential retail sellers once they input information about their vehicle.
During the year ended December 31, 2021, the continuing semi-conductor chip shortage, COVID-related supply chain issues constraining supply of new vehicles and a corresponding rapid increase in wholesale vehicle pricing has reduced the incremental value we may deliver to our corporate vehicle sourcing partners via Retail Remarketing™, at times making consignment less attractive to partners than quickly selling vehicles through the wholesale channel. Supply of used vehicles from our corporate vehicle sourcing partners has been severely constrained by the lack of new vehicle supply due to the semi-conductor chip shortage. Due to the continued uncertainty influencing the used vehicle market, we are unable to predict when there will be a return to a more normalized used vehicle market.
During the year ended December 31, 2021, we had a higher mix of dealer-owned inventory acquired from wholesale auctions than expected due to a number of factors, such as market conditions, cars available to us, the reduction of vehicles consigned with us from the corporate vehicle sourcing partner that paused consignments with us during a portion of the year, and the purchases from auction of vehicles for our new hubs. Some of that inventory was not profitable to us and was held for sale longer than desired. As a result, our retail gross profit was negatively impacted in the second half of 2021 by lower front-end profits on owned vehicles as well as processing center inefficiencies, and we expect gross profit to be under pressure until the used vehicle market normalizes and we are able to improve the productivity and efficiency at our hubs. At December 31, 2021, non-competitively sourced vehicles (i.e. vehicles sourced other than from auctions) represented approximately 55% of our vehicle inventory, as compared to 96% at December 31, 2020. As part of our goal to increase non-competitively sourced vehicles, our strategy is to increase our consignments from our sourcing partners and consumer acquired vehicles and reduce our reliance on sourcing via wholesale auction.
Additionally, as previously disclosed, in mid-May 2021, our largest corporate vehicle sourcing partner at the time, which accounted for more than 60% of the cars we sold during the fourth quarter of 2020 and the first quarter of 2021, informed us that it would be pausing its consignment of vehicles to us due to the strength of the wholesale market for vehicles. The corporate vehicle sourcing partner resumed its consignment of vehicles with us in the third quarter. For the three months and the year ended December 31, 2021, the corporate vehicle
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sourcing partner accounted for 14% and 31%, respectively, of our sold vehicles. Although the corporate vehicle sourcing partner resumed its consignment of vehicles with us in the third quarter and continued to consign vehicles with us in the fourth quarter, we cannot currently predict the ultimate volume and profitability of any sourced vehicles from this partner.
Our hubs opened in 2021 have not been ramping to expected results and consequently have not provided the expected contribution to unit sales, revenue and gross profit, due to several factors including inventory constraints.
Factors Affecting our Performance
Impact of COVID-19
Our ability to acquire and sell used vehicles can be negatively impacted by a number of factors that are outside of our control. Due to the impacts of the COVID-19 pandemic and shortages of semi-conductor chips and other automotive supplies starting in 2020, certain automobile manufacturers have slowed production of new vehicles. The reduction in supply of new vehicles has limited the supply of used vehicles available through our corporate sourcing partners and is likely to continue to do so until the market normalizes. To address the reduction from this supply source, we have sourced a higher percentage of our vehicles through wholesale auction channels than we have historically (approximately 31% during the year ended December 31, 2021 as compared to 8% during the year ended December 31, 2020). Because we are purchasing these vehicles in a competitive environment and paying auction fees, there is greater risk to the Company that the margin between the cost of the vehicle and the selling price will be compressed, and, in turn, reduced gross profit and retail GPU, which we expect to continue until the used vehicle market normalizes and we are able to improve the productivity and efficiency at our hubs. This risk could be compounded by our inability to turn inventory quickly and the pace at which used vehicles depreciate.
We cannot provide assurance of the ultimate significance and duration of COVID-19 and the variants’ disruption to our operations for several reasons, including, but not limited to, uncertainty regarding the duration of the pandemic and related disruptions, the impact of governmental orders and regulations that have been, and may in the future be, imposed, and the impact of COVID-19 and the variants on our customers and corporate vehicle sourcing partners.
Like many companies, COVID-19 has increased our focus on the health and safety of our guests, employees and their families. To maintain a safe work environment, we have implemented procedures aligned with the Centers for Disease Control and Prevention to limit the spread of the virus and provide a safe environment for our guests and teammates. Some of the measures taken include encouraging our teammates to take advantage of flexible work arrangements, acquiring additional corporate office space and mandating social distancing.
Ability to Source Vehicles from Consumers
We believe that we can benefit from the significant volume of vehicles which consumers are selling to dealers and to car buying companies. We intend to increase our efforts on sourcing vehicles from the consumer market. Our ability to successfully source vehicles from consumers is dependent on our marketing, brand, process and pricing. In addition to our consignment model, we partnered with a third-party company to be able to provide instant purchase offers to potential sellers.
Further Penetration of Existing Accounts and Key Vehicle Channels
We believe that we can benefit from volume with existing corporate vehicle sourcing partners. Many of our existing sourcing partners still sell less than 5% of their volumes through the retail channel. As Retail Remarketing™ continues to develop as a more established alternative and as CarLotz expands to serve buyers and sellers in its markets, we believe we can grow our existing commercial seller accounts, after the supply of new vehicles returns to normal.
Seasonality
Used vehicle sales generally experience seasonality with sales typically peaking late in the first calendar quarter of each year and diminishing through the rest of the year, with the lowest relative level of vehicle sales expected to occur in the fourth calendar quarter. Used vehicle prices also exhibit seasonality, with used vehicle
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prices declining at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year, all other factors being equal. Because of the market dynamics related to the continuing semi-conductor chip shortage and COVID-related supply chain issues constraining supply, we have not seen the typical seasonality related to used vehicle prices. Average used vehicle prices increased rapidly during the second quarter and began to level off at the beginning of the third quarter before continuing to appreciate throughout the third and fourth quarters.
Operational Efficiency
As we scaled our business, we incurred various costs to identify new hub locations, obtain licensing, build out our hubs and hire and train our employees. The costs we incurred scaling our business are non-recurring, and we further plan to focus on operational efficiency by reducing discretionary spending, optimizing our staffing level, and focusing on the efficiency of our processing centers. During 2021, as we expanded our geographic footprint by increasing the numbers of our hubs, we increased our reconditioning capacity in anticipation of increased demand, which did not occur at the levels we expected. We are currently focused on consolidating our reconditioning capacity to reduce our costs.
In addition to achieving cost savings and operational efficiencies, we aim to lower our days to recondition. Going forward, our strategy is to focus on efficiency and reduce our use of the third party reconditioning services which are more costly and are not as timely as our internal reconditioning resources. All of these initiatives are designed to lower reconditioning costs per unit and thereby improve per unit economics.
Technological Capabilities
We are constantly reviewing our technology platform, and our goal is to enhance our online platform for seamless end-to-end transactions and to continually enhance both the car buying and selling experience. Our B2B portal and integration framework are designed to support the assignment, reconditioning, sale and remittance of vehicles from corporate vehicle sourcing partners. We plan to invest in our core suite of technology to enhance the buyer and seller experience, improve our B2B vehicle sourcing and enhance our business intelligence capabilities.
Key Operating Metrics
We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our progress and make strategic decisions. Our operating metrics (which may be changed or adjusted over time as our business scales up or industry dynamics change) measure the key drivers of our growth, including opening new hubs, increasing our brand awareness as measured by unique site visitors and continuing to offer a full spectrum of used vehicles to service all types of customers.
	Year Ended December 31,
	2021	2020	2019
Retail vehicles sold	9,748	6,215	6,435
Number of hubs	22	8	8
Average monthly unique visitors	237,673	66,505	57,151
Vehicles available for sale	2,113	2,019	1,061
Retail gross profit per unit	$1,208	$1,797	$1,393
Percentage of unit sales sourced non-competitively(1)	72% 89%	89%	61%
(1)	Vehicles are sourced non-competitively through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners.
Retail Vehicles Sold
We define retail vehicles sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a three-day, 500 mile exchange policy. The number of retail vehicles sold is the primary contributor to our revenues and gross profit, since retail vehicles generate complementary revenue streams, including all finance and insurance products. We view retail vehicles sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
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Number of Hubs
We define a hub as a physical location at which we may sell and purchase, recondition and store vehicles within a market.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data provided by Google Analytics. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Vehicles Available for Sale
We define vehicles available-for-sale as the number of vehicles listed for sale on our website on the last day of a given reporting period. Along with our hub expansion, we view vehicles available-for-sale as a key measure of our growth potential.
Growth in vehicles available-for-sale increases the selection of vehicles available to consumers in all of our markets simultaneously, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in inventory units available is an indicator of our ability to scale our vehicle sourcing, inspection and reconditioning operations.
Retail Gross Profit per Unit
We define retail gross profit per unit as the aggregate retail and F&I gross profit in a given period divided by retail vehicles sold during that period. Total retail gross profit per unit is driven by sales of used vehicles and the profit margin and fees on sale of those vehicles, each of which may generate additional revenue from providing retail vehicle buyers with options for financing, insurance and extended warranties. We believe gross profit per unit is a key measure of our growth and long-term profitability.
Percentage of unit sales non-competitively sourced
We define percentage of unit sales sourced non-competitively as the percentage derived by dividing the number of vehicles sold during the period that were sourced non-competitively (i.e., number of vehicles sourced other than from auctions) divided by the total number of vehicles sold during the period. The percentage of unit sales sourced non-competitively dropped in the second half of 2021 due to the low supply of vehicles available from our corporate vehicle sourcing accounts as a result of the chip shortage.
Components of Results of Operations
Revenues
Retail Vehicle Sales
CarLotz sells used vehicles to retail customers through its hubs in various cities throughout the continental U.S. Revenue from retail vehicle sales is recognized when the title to the vehicle passes to the customer, at which point the customer controls the vehicle. We recognize revenue based on the total purchase price stated in the contract, including any processing fees. Our exchange policy allows customers to initiate the exchange of a vehicle until the earlier of the first three days or 500 miles after delivery.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, retail vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater financial benefit through the wholesale channel are sold through various wholesale methods. Revenue from wholesale vehicle sales is recognized when the vehicle is sold, either at auction or directly to a wholesaler, and title to the vehicle passes to the buyer.
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Finance and Insurance, net
We provide customers with options for financing, insurance and extended warranties. Certain warranties sold beginning January 1, 2019 are serviced by a company owned by a major stockholder. All other such services are provided by third-party vendors with whom we have agreements giving us the right to offer such services directly. When a customer selects a service from these third-party vendors, we earn a commission based on the actual price paid or financed. We recognize finance and insurance revenue at the point in time when the customer enters into the contract.
Lease Income, net
Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue earned on our owned vehicles leased to B2B lease customers.
Cost of Sales
Cost of sales includes the cost to acquire used vehicles and the related reconditioning costs to prepare the vehicles for resale. Vehicle reconditioning costs include parts, labor, inbound transportation costs and other costs such as mechanical inspection, vehicle preparation supplies and repair costs. Cost of sales also includes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value.
Selling, General and Administrative Expenses
Selling, general and administrative expenses primarily include compensation and benefits, marketing, facilities cost, technology expenses, logistics and other administrative expenses. Advertising costs are expensed as incurred.
Depreciation and Amortization
Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is: the lesser of the asset’s useful life or the underlying lease terms for leasehold improvements, one to five years for equipment, furniture and fixtures, and five years for corporate vehicles. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major remodels and improvements are capitalized. Depreciation on vehicles leased to B2B customers is calculated using the straight-line over the estimated useful life. Amortization of capitalized website and internal-use software costs is computed using the straight-line method over 3 years.
Non-Operating Expenses
Non-operating expenses represent the change in fair value of the Merger warrants and the earnout shares. Additional non-operating income and expense include interest income on marketable securities, floor plan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s former $12 million revolving floor plan facility with Automotive Finance Corporation and floorplan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s current $40 million revolving floorplan facility with Ally.
Results of Operations
The following table presents our consolidated statements of operations for the periods indicated:
	Year Ended December 31,
	2021	2020	2019
Revenues:
Retail vehicle sales	$217,439	$104,253	$90,382
Wholesale vehicle sales	31,759	9,984	8,454
Finance and insurance, net	8,844	3,898	3,117
Lease income, net	492	490	533
Total Revenues	258,534	118,625	102,486
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	Year Ended December 31,
	2021	2020	2019
Cost of sales (exclusive of depreciation)	247,946	107,369	93,780
Gross Profit	10,588	11,256	8,706

Operating Expenses:
Selling, general and administrative	93,076	17,507	18,192
Stock based compensation expense	51,121	45	113
Depreciation and amortization expense	3,363	341	504
Management fee expense – related party	2	215	250
Impairment expense	108	—	—
Total Operating Expenses	147,670	18,108	19,059
Loss from Operations	(137,082)	(6,852)	(10,353)
Interest expense	1,590	518	651
Other Income (Expense), net
Change in fair value of Merger warrants liability	32,733	—	—
Change in fair value of redeemable convertible preferred stock tranche obligation	—	923	(1,396)
Change in fair value of earnout provision	66,605	—	—
Other (expense) income	(535)	(95)	(267)
Total Other Income, net	98,803	828	(1,663)
Loss Before Income Tax Expense	(39,869)	(6,542)	(12,667)
Income tax expense	10	10	11
Net Loss	$(39,879)	$(6,552)	$(12,678)
Presentation of Results of Operations
We present operating results down to gross profit for our three distinct revenue channels along with our net lease income:
Retail Vehicle Sales: Retail vehicle sales represent sales of vehicles to our retail customers through our hubs in various cities.
Wholesale Vehicle Sales: Wholesale vehicle sales represent sales of vehicles through wholesale channels, primarily through wholesale auctions.
Finance and Insurance: Finance and insurance represents commissions earned on financing, insurance and extended warranty products that we offer to our retail vehicle buyers.
Lease Income, net: Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue earned on our owned vehicles leased to B2B lease customers.
Years Ended December 31, 2021, 2020, and 2019
The following table presents certain information from our consolidated statements of operations by channel:
	Year Ended December 31,
	2021	2020	Change	2019	Change
	($ in thousands, except per unit metrics)
Revenue:
Retail vehicle sales	$217,439	$104,253	108.6%	$90,382	15.3%
Wholesale vehicle sales	31,759	9,984	218.1%	8,454	18.1%
Finance and insurance, net	8,844	3,898	126.9%	3,117	25.1%
Lease income, net	492	490	0.4%	533	(8.1)%
Total revenues	258,534	118,625	117.9%	102,486	15.7%
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	Year Ended December 31,
	2021	2020	Change	2019	Change
	($ in thousands, except per unit metrics)
Cost of sales:
Retail vehicle cost of sales	214,512	96,983	121.2%	84,534	14.7%
Wholesale vehicle cost of sales	33,434	10,386	221.9%	9,246	12.3%
Total cost of sales	$247,946	$107,369	130.9%	$93,780	14.5%
Gross profit:
Retail vehicle gross profit	$2,927	$7,270	(59.7)%	$5,848	24.3%
Wholesale vehicle gross loss	(1,675)	(402)	(316.7)%	(792)	49.2%
Finance and insurance gross profit	8,844	3,898	126.9%	3,117	25.1%
Lease income, net	492	490	0.4%	533	(8.1)%
Total gross profit	$10,588	$11,256	(5.9)%	$8,706	29.3%
Retail gross profit per unit(1):
Retail vehicle gross profit	2,927	7,270	(59.7)%	5,848	24.3%
Finance and insurance gross profit	8,844	3,898	126.9%	3,117	25.1%
Total retail vehicle and finance and insurance gross profit	11,771	11,168	5.4%	8,965	24.6%
Retail vehicle units sold	9,748	6,215	56.8%	6,435	(3.4)%
Retail vehicle gross profit per unit	$1,208	$1,797	(32.8)%	$1,393	29.0%
(1)	Gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, each of which is divided by the total number of retail vehicles sold in the period.
Retail Vehicle Sales
2021 Versus 2020. Retail vehicle sales revenue increased by $113.2 million, or 108.6%, to $217.4 million during the year ended December 31, 2021, from $104.3 million in the year ended December 31, 2020. The increase was primarily driven by an increase in open hubs which largely drove an increase in retail vehicle unit sales to 9,748 retail vehicles in the year ended December 31, 2021, compared to 6,215 retail vehicles in the year ended December 31, 2020 and an increase in average sale price per unit of $5,578, to $21,735 during the year ended December 31, 2021. The average sale price has increased consistent with macroeconomic trends in the used car industry and as a result of selling a higher percentage of higher priced vehicles.
2020 Versus 2019. Retail vehicle sales revenue increased by $13.9 million, or 15.3%, to $104.3 million during the year ended December 31, 2020, from $90.4 million in the year ended December 31, 2019. The increase was primarily due to an increase in average sale price of $2,729 and partially offset by a decrease in retail vehicle unit sales to 6,215, compared to 6,435 retail vehicle sales in the year ended December 31, 2019. The increase in average sale price was primarily due to an increase in the percentage of units sourced via consignment, and the decrease in retail vehicle unit sales was due to the COVID-19 pandemic and related government lockdown and travel restrictions imposed.
Wholesale Vehicle Revenue
2021 Versus 2020. Wholesale vehicle revenue increased by $21.8 million, or 218.1%, to $31.8 million during the year ended December 31, 2021, from $10.0 million in the year ended December 31, 2020. The increase was primarily due to an increased average selling price of the wholesale vehicles sold, combined with an increase in wholesale vehicle unit sales.
2020 Versus 2019. Wholesale vehicle revenue increased by $1.5 million, or 18.1%, to $10.0 million during the year ended December 31, 2020, from $8.5 million in the year ended December 31, 2019. The increase was primarily due to an increase in average sale price of $2,134 and partially offset by a decrease in wholesale vehicle units sales to 1,059 in 2020, compared to 1,159 wholesale vehicles sold in 2019.
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Finance and Insurance (F&I)
2021 Versus 2020. F&I revenue increased by $4.9 million, or 126.9%, to $8.8 million during the year ended December 31, 2021, from $3.9 million in the year ended December 31, 2020. This increase in F&I revenue was driven by our increase in retail unit sales and higher penetration of contract sales per unit sold.
2020 Versus 2019. F&I revenue increased by $0.8 million, or 25.1%, to $3.9 million during the year ended December 31, 2020, from $3.1 million in the year ended December 31, 2019. The increase was primarily due to increased penetration of our F&I product offerings.
Lease Income, net
2021 Versus 2020. Lease income was $0.5 million during the year ended December 31, 2021, as compared to $0.5 million in the year ended December 31, 2020.
2020 Versus 2019. Lease income was $0.5 million during the year ended December 31, 2020, as compared to $0.5 million in the year ended December 31, 2019.
Cost of Sales
2021 Versus 2020. Cost of sales increased by $140.6 million, or 130.9%, to $247.9 million during the year ended December 31, 2021, from $107.4 million in the year ended December 31, 2020. The increase was primarily due to an increased average acquisition price of the vehicles we sold in that period combined with an increase in the number of vehicles sold. In addition, the increase was driven by an increase in fixed costs at the processing centers as we opened 14 hubs with processing centers.
2020 Versus 2019. Cost of sales increased by $13.6 million, or 14.5%, to $107.4 million during the year ended December 31, 2020, from $93.8 million in the year ended December 31, 2019. The increase was primarily due to an increase in average sale price of $2,625.
Retail Vehicle Gross Profit
2021 Versus 2020. Retail vehicle gross profit decreased by $(4.3) million, or (59.7)%, to $2.9 million during the year ended December 31, 2021, from $7.3 million in the year ended December 31, 2020. The decrease in retail gross profit for the year ended December 31, 2021, resulted from a decrease in retail gross profit per unit compared to the year ended December 31, 2020 and was offset by an increase in units sold, aided by more hubs in operation. The decrease in retail gross profit per unit was driven by a higher portion of our sales in the first quarter of 2021 falling under an alternative fee arrangement with a corporate sourcing partner that does not reimburse repair and shipping expenses and decreased profit margins in the third and fourth quarters due to a combination of elevated acquisition prices of inventory primarily sourced through auction in the second quarter and the lowering of retail prices relative to the acquisition costs as the inventory aged. Additionally, as a result of adjusting the carrying value of inventory to the lower of cost or net realizable value, gross profit decreased by $(0.8) million, reducing retail gross profit per unit by $83, for the year ended December 31, 2021.
2020 Versus 2019. Retail vehicle gross profit increased by $1.5 million, or 24.3%, to $7.3 million during the year ended December 31, 2020, from $5.8 million in the year ended December 31, 2019. The increase was primarily driven by a shift in the sale of owned units to consigned units, which typically have higher margins.
Wholesale Vehicle Gross Loss
2021 Versus 2020. Wholesale vehicle gross loss increased by $1.2 million, to $(1.7) million during the year ended December 31, 2021, from $(0.4) million in the year ended December 31, 2020. The increase was primarily driven by the number of delisted consignment units, primarily from our largest corporate account that paused sourcing, and the cost incurred to ship and prepare those vehicles for sale at the time of consignment as well as selling aged dealer owned inventory that we were unable to sell through the retail channel at wholesale.
2020 Versus 2019. Wholesale vehicle gross loss improved by $0.4 million, or 49.2%, to $(0.4) million during the year ended December 31, 2020, from $(0.8) million in the year ended December 31, 2019. This improvement was primarily driven by a decrease in negative gross profit per unit and a decrease in wholesale vehicle unit sales.
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F&I Gross Profit
F&I revenue consists of 100% gross margin products for which there are no costs associated with the products. Therefore, changes in F&I gross profit and the associated drivers are identical to changes in F&I revenue and the associated drivers.
Components of SG&A
	Year Ended December 31,
	2021	2020	Change	2019	Change
	($ in thousands)
Compensation and benefits(1)	$29,218	$7,864	271.5%	$8,879	(11.4)%
Marketing	21,804	2,808	676.5%	3,803	(26.2)%
Technology	9,238	651	1319.0%	577	12.8%
Accounting and Legal	11,442	1,838	522.7%	520	253.1%
Insurance	7,219	478	1411.7%	391	22.2%
Occupancy	8,101	2,722	197.6%	2,917	(6.7)%
Other costs(2)	6,054	1,146	428.1%	1,105	3.7%
Total selling, general and administrative expenses	$93,076	$17,507	431.7%	$18,192	(3.8)%
(1)
Compensation and benefits includes all payroll and related costs, including benefits, and payroll taxes, except those related to preparing vehicles for sale, which are included in cost of sales, and those related to the development of software products for internal use, which are capitalized to software and depreciated over the estimated useful lives of the related assets.

(2)	Other costs include all other selling, general and administrative expenses such as logistics and other administrative expenses.
2021 Versus 2020. Selling, general and administrative expenses increased by $75.6 million, to $93.1 million during the year ended December 31, 2021, from $17.5 million in the year ended December 31, 2020. Costs related to being a public company increased $16.3 million, primarily due to legal, accounting and insurance costs, compensation and benefits increased $21.4 million due to increased corporate headcount and new hub openings, marketing expense increased $19.0 million in connection with marketing higher levels of inventory online and our national expansion, occupancy costs increased $5.4 million in connection with the growth in number of hubs in 2021, and technology expense increased $8.6 million due to website enhancements the Company has begun.
2020 Versus 2019. Selling, general and administrative expenses decreased by $0.7 million, or (3.8)% to $17.5 million during the year ended December 31, 2020, from $18.2 million in the year ended December 31, 2019. The decrease was due to a decrease in compensation and benefits costs of $(1.1) million and marketing expenses of $(1.0) million, partially offset by an increase in other costs of $1.3 million.
Non-GAAP Financial Measures
To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present the following non-GAAP measures: EBITDA, Adjusted EBITDA and Adjusted retail GPU. We believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
EBITDA is defined as net loss attributable to common stockholders adjusted to exclude interest expense, income tax expense and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude certain expenses related to the Company’s capital structure and management fee expense prior to the Merger, stock compensation expense and other non-operating income and expenses, including interest, investment gain/loss and nonrecurring income/expense.
Adjusted retail GPU is retail gross profit per unit adjusted to exclude the change in the inventory reserve for owned inventory to record inventory at the lower of cost or net realizable value. Retail gross profit per unit is the aggregate retail and F&I gross profit in a given period divided by retail vehicles sold during that period.
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Management believes the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is useful to investors in comparing the Company’s performance prior to the Merger and the Company’s performance following the Merger.
Management believes the inclusion of supplementary adjustments to retail gross profit per unit in presented Adjusted retail GPU is useful to investors in presenting the Company’s gross profit per unit on units actually sold during the period in comparing the Company’s performance to prior periods that did not have a material change in the inventory reserve.
EBITDA, Adjusted EBITDA and Adjusted retail GPU have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to net loss attributable to common stockholders and Adjusted retail GPU to retail gross profit per unit for the periods presented:
	Year Ended December 31,
	2021	2020	2019
	($ in thousands)
Net Loss	$(39,879)	$(6,552)	$(12,678)
Adjusted to exclude the following:
Interest expense	1,590	518	651
Income tax expense	10	10	11
Depreciation and amortization expense	3,363	341	504
EBITDA	$(34,916)	$(5,683)	$(11,512)
Other expense	535	95	267
Stock compensation expense	51,121	45	113
Management fee expense - related party	2	215	250
Change in fair value of warrants liability	(32,733)	—	—
Change in fair value of redeemable convertible preferred stock tranche obligation	—	(923)	1,396
Change in fair value of earnout provision	(66,605)	—	—
Adjusted EBITDA	$(82,596)	$(6,251)	$(9,486)
	Year Ended December 31,
	2021	2020	2019
Adjusted retail gross profit per unit(1):
Retail vehicle gross profit	$2,927	$7,270	$5,848
Finance and insurance gross profit	8,844	3,898	3,117
Total retail gross profit	11,771	11,168	8,965
Change in inventory reserve(2)	806	(50)	80
Total adjusted retail gross profit	12,577	11,118	9,045
Retail vehicle units sold	9,748	6,215	6,435
Retail vehicle adjusted gross profit per unit	$1,290	$1,789	$1,406
(1)
Adjusted gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, excluding any cost of sales associated with recording existing inventory to net realizable value, each of which is divided by the total number of retail vehicles sold in the period.

(2)	The change in inventory reserve represents the impact on the Consolidated Statements of Operations related to the adjustment for lower of cost or net realizable value of inventory in the period.
Liquidity and Capital Resources
Sources of liquidity
Our main source of liquidity is cash generated from financing activities, which primarily includes proceeds from the Merger (see Note 3  — Merger in our consolidated financial statements). In connection with the Merger,
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pursuant to subscription agreements dated October 21, 2020 by and between Acamar Partners Acquisition Corp. (“Acamar Partners”) and certain strategic and accredited investors (the “PIPE Investors”), with respect to a private placement of shares of Acamar Partners Class A common stock, the Company issued and sold 12.5 million shares of Acamar Partners Class A common stock to the PIPE Investors at a price per share of $10.00 and an aggregate purchase price of $125.0 million.
Since inception, we have generally operated at a loss for most periods. As of December 31, 2021, we had cash and cash equivalents, restricted cash and short-term marketable securities of $196.0 million. We believe our available cash, restricted cash, short-term marketable securities and liquidity available under the Ally Facility are sufficient to fund our operations for at least the next 12 months. We expect to continue to operate at a loss until we bring our hubs to maturity, achieve scale and are able to leverage our operating costs. Our hubs opened in 2021 have not been ramping to expected results and consequently have not provided the expected contribution to unit sales, revenue and gross profit. We may also seek additional funds as needed through alternative sources of liquidity, including equity or debt financings or other arrangements. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all.
Debt and other obligations
On March 10, 2021, we entered into an Inventory Financing and Security Agreement (the “Ally Facility”) with Ally Bank, a Utah chartered state bank (“Ally Bank”), and Ally Financial, Inc., a Delaware corporation (“Ally” and, together with Ally Bank, the “Lender”), pursuant to which the Lender could provide up to $30 million in financing, or such lesser sum which may be advanced to or on behalf of us from time to time, as part of our floorplan vehicle financing program. In June, the Company expanded the floor plan credit facility by $10 million to a total of $40 million. As of December 31, 2021, we had $27.8 million principal outstanding under the Ally Facility, which we drew primarily to fund increased sourcing through vehicle purchases.
Under the Ally Facility, the Company is subject to financial covenants that require the Company to maintain at least 10% of the credit line in cash and cash equivalents, to maintain at least 10% of the credit line on deposit with Ally Bank and to maintain a minimum tangible net worth of $90 million calculated in accordance with U.S. GAAP.
Advances under the Ally Facility bear interest at a per annum rate designated from time to time by the Lender determined using a 365/360 simple interest method of calculation, unless expressly prohibited by law. The interest rate is currently the prime rate plus 2.50% per annum, or 5.75%. Advances under the Ally Facility, if not demanded earlier, are due and payable for each vehicle financed under the Ally Facility as and when such vehicle is sold, leased, consigned, gifted, exchanged, transferred, or otherwise disposed of. Interest under the Ally Facility is due and payable upon demand, but, in general, in no event later than 60 days from the date of request for payment. Upon any event of default (including, without limitation, our obligation to pay upon demand any outstanding liabilities of the Ally Facility), the Lender may, at its option and without notice to us, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to the Lender and its affiliates by us and our affiliates.
The Ally Facility is secured by a grant of a security interest in certain vehicle inventory and other assets of the Company.
Prior to our entry into the Ally Facility, we had a $12.0 million revolving floor plan facility available with AFC (the “AFC Facility”) to finance the acquisition of used vehicle inventory available on a revolving basis. The AFC Facility was secured by all of our assets. In connection with the entry into the Ally Facility, we repaid in full and terminated the AFC Facility.
On December 2, 2020, CarLotz issued a promissory note (the “Note”) to AFC. Under the terms of the Note, AFC agreed to make one advance to CarLotz upon request of $3.0 million. Amounts due under the Note accrued interest at 6.0% per year on a 365-day basis. The Note was due and payable on the earlier of the closing of the Merger and December 2, 2022. Amounts drawn on the Note were used for working capital purposes in the ordinary course of business. The Note was repaid upon the consummation of the Merger.
In April 2020, we received a loan totaling approximately $1.7 million from the Small Business Administration under the PPP to help us keep our workforce employed and avoid further headcount reduction during the COVID-19 crisis. The full amount of the PPP loan was repaid in connection with the closing of the Merger.
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In December 2019, we entered into a note purchase agreement with AFC under which AFC agreed to purchase up to $5.0 million in notes, with the initial tranche equal to $3.0 million issued at closing and two additional tranches of at least $1.0 million on or prior to September 20, 2021, of which $0.5 million was issued prior to the completion of the Merger. The notes were converted into Former CarLotz common stock immediately prior to the consummation of the Merger and received the Merger consideration.
We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our consolidated financial statements.
Cash Flows — Years Ended December 31, 2021, 2020, and 2019
The following table summarizes our cash flows for the periods indicated:
	Year Ended December 31,
	2021	2020	2019
	($ in thousands)
Cash Flow Data:
Net cash (used in) operating activities	$(111,281)	$(4,592)	$(5,473)
Net cash (used in) investing activities	(146,515)	(1,227)	(487)
Net cash provided by financing activities	334,348	4,530	8,492
Operating Activities
For the year ended December 31, 2021, net cash used in operating activities was $(111.3) million, primarily driven by net loss of $(39.9) million adjusted for non-cash credits of $(41.7) million and net changes in our operating assets and liabilities of $(29.7) million. The non-cash adjustments primarily relate to a decrease in fair value of the warrants and earnout shares of $(99.3) million, partially offset by stock compensation of $51.1 million. The changes in operating assets and liabilities were primarily driven by an increase in inventories of $(29.5) million, an increase in accounts receivable of $(4.3) million and an increase in other assets (current and non-current, combined) of $(4.2) million, partially offset by an increase in accrued expenses of $9.0 million.
For the year ended December 31, 2020, net cash used in operating activities was $(4.6) million, primarily driven by a net loss of $(6.6) million and non-cash charges with a $(0.5) million impact on operating cash flows, partially offset by net changes in our operating assets and liabilities of $2.5 million. The changes in operating assets and liabilities were primarily an increase of accounts payable of $4.1 million, an increase in accrued expenses of $8.0 million and an increase in other liabilities of $1.0 million, partially offset by an increase in other current assets of $6.4 million, an increase in inventory of $3.3 million, and an increase in accounts receivable of $0.9 million. The non-cash adjustments primarily related to an decrease in fair value of the preferred stock tranche obligation of $(0.9) million offset by depreciation and amortization expense of property and equipment and lease vehicles of $0.2 million and $0.1 million, respectively.
For the year ended December 31, 2019, net cash used in operating activities was $(5.5) million, primarily driven by a net loss of $(12.7) million adjusted for non-cash charges of $2.3 million and net changes in our operating assets and liabilities of $4.9 million. The non-cash adjustments primarily related to change in fair value of redeemable convertible preferred stock tranche obligation of $1.4 million, depreciation and amortization of $0.5 million, loss due to disposition of property and equipment of $0.3 million and share-based compensation expense of $0.1 million. The changes in operating assets and liabilities were primarily driven by a decrease in inventories of $2.9 million, an increase in accounts payable of $1.4 million, an increase in accrued expenses of $0.5 million and an increase in other current and non-current liabilities of $0.8 million, partially offset by an increase in accounts receivable of $0.8 million.
Investing Activities
For the year ended December 31, 2021, net cash used in investing activities was $(146.5) million, primarily driven by purchases of marketable securities of $(359.9) million, the purchase of property, equipment, and lease vehicles of $(11.9) million primarily related to our hubs opened in 2021 and capitalized software costs of $(14.6) million, partially offset by proceeds from sales and maturities of marketable securities of $239.9 million.
F-1-49

For the year ended December 31, 2020, net cash used in investing activities of $(1.2) million was primarily driven by purchases of marketable securities of $(1.0) million.
For the year ended December 31, 2019, net cash used in investing activities was $(0.5) million, driven by $(0.2) million of purchases of property and equipment and $(0.3) million of purchases of leased vehicles.
Financing Activities
For the year ended December 31, 2021, net cash provided by financing activities was $334.3 million, primarily driven by the issuance of common stock to the PIPE Investors and Former CarLotz shareholders of $435.0 million and borrowings on the floor plan facility of $171.9 million, partially offset by the payments made to existing shareholders of Former CarLotz as part of the Merger of $(62.7) million, transaction costs and advisory fees of $(47.6) million, payments on floorplan notes payable of $(150.1) million, payments made on accrued dividends of $(4.9) million, and the payment of cash consideration on options of $(2.5) million.
For the year ended December 31, 2020, net cash provided by financing activities was $4.5 million, primarily driven by borrowings on the floorplan facility of $24.2 million and long-term debt borrowings of $5.3 million, partially offset by repayment of the floorplan note payable of $(25.0) million.
For the year ended December 31, 2019, net cash provided by financing activities was $8.5 million, primarily driven by $8.0 million in proceeds from the issuance of redeemable convertible preferred stock, $39.8 million in proceeds from borrowings under the AFC Facility and $3.0 million of borrowings on long-term debt, partially offset by repayment of borrowings under the AFC Facility of $(41.7) million.
Material Contractual Obligations
The Company had contractual obligations as of December 31, 2021 that are material to an assessment of the Company’s short- and long-term cash requirements. As of December 31, 2021, the Company has total outstanding debt of $27.8 million under the floorplan facility, which represents the principal amount outstanding due to the uncertainty of forecasting the timing of expected variable interest rate payments. Borrowings under the floorplan facility are payable when the underlying vehicle is sold, which is expected to be in 2022.
The Company has $56.8 million in total operating lease obligations, of which $6.8 million are due in 2022.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities in our consolidated financial statements and the related notes and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and related notes and the reported amounts of revenues and expenses during the reporting period. Management evaluates its accounting policies, estimates and judgments on an on-going basis. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions and conditions.
Critical accounting policies are those policies that management believes are very important to the portrayal of our financial position and results of operations, and that require management to make estimates that are difficult, subjective or otherwise complex. Based on these criteria, management has identified revenue, valuation of inventory, equity-based compensation and the fair value of financial instruments as critical accounting policies. Note 2, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements in Part II, Item 8 of this Form 10-K describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements.
Critical accounting estimates are estimates where the nature of the estimate is material due to the levels of subjectivity and judgment required and the impact of the estimate on financial condition or operating performance is material. Based on these criteria, management has identified the following critical accounting estimates:
F-1-50

Equity-Based Compensation
Equity-based compensation is subject to uncertainty as the value of options and earnout restricted stock units is subjective. Equity-based compensation is estimated at a point in time and expensed over the relevant period. Because equity-based compensation is estimated at a point in time, the estimate related to any specific grant does not change over the time period.
The fair value of options is valued using a Black Scholes pricing model. The assumptions used in a Black Scholes pricing model include the stock price on date of issuance, exercise price, expected term, expected volatility, expected dividend yield and the risk-free interest rate. The expected term, expected volatility and expected dividend yield are subjective assumptions that create estimation uncertainty.
The fair value of the earnout restricted stock units is valued using a Monte-Carlo simulation model. The assumptions used in the Monte-Carlo simulation model include the stock price on date of issuance, vesting conditions, contractual term, expected volatility and the risk-free interest rate. The expected volatility is the primary subjective assumption that creates estimation uncertainty. The expected stock volatility is based on a blend of our implied and historical volatility and the implied and historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the obligations. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for the remaining term. Because of the nature of the earnout restricted stock units, the Monte-Carlo simulation model also determines the timing of the expense.
Because of the magnitude of equity-based compensation small changes in the assumptions could have a material impact on the financial condition.
Determination of the Fair Value of Financial Instruments
Fair value of warrants
The fair value of the warrants is subject to uncertainty as the value of the warrants is subjective. Estimation uncertainty primarily arises from the method used to determine the fair value of the warrants and the variability of the warrant pricing on the specific date used in the valuation. The fair value of the public warrants is established directly from quoted prices in an active trading market. Despite differing terms for the private warrants, a market participant would look to the public price to determine the exit price. Based on this conclusion, both the public and private warrants value is based upon the market value in an active trading market.
Based on the change in the market value of the public warrants, the value of the warrants has changed from $39,024 on January 21, 2021 to $6,291 on December 31, 2021. The valuation is sensitive to the change in trading price of the warrants and will remain sensitive to these fluctuations in the future.
Fair value of earnout provision
The fair value of the earnout provision is subject to uncertainty as the value of the earnout is calculated through a Monte-Carlo simulation using subjective assumptions. Estimation uncertainty primarily arises from the method used to determine the fair value of the earnout provision and the assumptions used in the valuation. The assumptions used in the Monte-Carlo simulation model include the stock price on date of issuance, vesting conditions, contractual term, expected volatility and the risk-free interest rate. The expected volatility is the primary subjective assumption that creates estimation uncertainty. The expected stock volatility is based on a blend of our implied and historical volatility and the implied and historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the obligations. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for the remaining term.
Based primarily on the change in the stock price throughout the year, the value of the earnout provision has changed from $74,284 on January 21, 2021 to $7,679 on December 31, 2021. The valuation is especially sensitive to the change in trading price of CarLotz and will remain sensitive to these fluctuations in the future.
Recently Issued and Adopted Accounting Pronouncements
See the section titled “Recently Issued Accounting Pronouncements” in Note 2 Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements in Part II, Item 8 of this Form 10-K.
F-1-51

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
Cash and cash equivalents include highly liquid investments that are due on demand or have a remaining maturity of three months or less at the date of purchase. As of December 31, 2021, cash and cash equivalents consisted of bank deposits, money market placements and debt securities that have a remaining maturity of three months or less at the date of purchase.
The cash and cash equivalents are held primarily for working capital purposes. These interest-earning instruments are subject to interest rate risk. To date, fluctuations in interest income have not been significant. Our surplus cash has been invested in money market fund accounts, interest-bearing savings accounts and U.S. government debt securities as well as corporate debt securities from time to time. We have not entered into investments for trading or speculative purposes. Due to the conservative nature of our investment portfolio, which is predicated on capital preservation of investments with short-term maturities, we do not believe an immediate one percentage point change in interest rates would have a material effect on the fair market value of our portfolio, and therefore, we do not expect our operating results or cash flows to be significantly affected by changes in market interest rates.
We also have exposure to changing interest rates in connection with the floorplan facility. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond our control. Advances under the floorplan facility accrue interest at the most recent prime rate published in The Wall Street Journal plus 2.50% per annum and, as of December 31, 2021, the prime rate as published in The Wall Street Journal was 3.25%. We believe a change to our interest rate of 1% applicable to our outstanding indebtedness would have an immaterial financial impact. As of December 31, 2021, we had total outstanding debt of $27.8 million under the floorplan facility.
Credit Risk
Financial instruments that potentially subject us to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Substantially all of our cash and cash equivalents were deposited in accounts at one financial institution, and account balances may at times exceed federally insured limits. Management believes that we are not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held.
Concentrations of credit risk with respect to trade receivables are limited due to the large diversity and number of customers comprising our retail customer base.
F-1-52

Item 8.	Financial Statements and Supplementary Data
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of CarLotz, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of CarLotz, Inc., and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive (loss), stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, and the related notes and the schedule listed in the Index at Item 15 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
March 15, 2022
We have served as the Company’s auditor since 2020.
F-1-53

FINANCIAL INFORMATION
CarLotz, Inc. and Subsidiaries - Consolidated Balance Sheets
Years Ended December 31, 2021 and 2020
(In thousands, except share data)
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$75,029	$2,208
Restricted cash	4,336	605
Marketable securities – at fair value	116,589	1,032
Accounts receivable, net	8,206	4,132
Inventories	40,985	11,202
Other current assets	4,705	6,679
Total Current Assets	249,850	25,858
Marketable securities – at fair value	1,941	—
Property and equipment, net	22,628	1,868
Capitalized website and internal-use software costs, net	13,716	—
Lease vehicles, net	1,596	173
Other assets	558	299
Total Assets	$290,289	$28,198
Liabilities, Redeemable Convertible Preferred Stock, Stockholders’ Equity (Deficit)
Current Liabilities:
Long-term debt, current	$509	$6,370
Floorplan notes payable	27,815	6,039
Accounts payable	6,352	6,283
Accrued transaction expenses	—	6,052
Accrued expenses	14,428	3,563
Accrued expenses – related party	—	5,082
Other current liabilities	754	256
Total Current Liabilities	49,858	33,645
Long-term debt, less current portion	12,206	2,999
Redeemable convertible preferred stock tranche obligation	—	2,832
Earnout shares liability	7,679	—
Merger warrants liability	6,291	—
Other liabilities	744	1,959
Total Liabilities	76,778	41,435
Commitments and Contingencies (Note 15)	—	—
Stockholders’ Equity (Deficit):

Common stock, $0.0001 par value; 500,000,000 authorized shares, 113,996,401 and 58,621,042 shares issued and outstanding at December 31, 2021 and December 31, 2020	11	6
Additional paid-in capital	287,509	20,779
Accumulated deficit	(73,916)	(34,037)
Accumulated other comprehensive (loss) income	(93)	15
Total Stockholders’ Equity (Deficit)	213,511	(13,237)
Total Liabilities and Stockholders’ Equity (Deficit)	$290,289	$28,198
See accompanying notes to consolidated financial statements.
F-1-54

CarLotz, Inc. and Subsidiaries - Consolidated Statements of Operations
Years Ended December 31, 2021, 2020, and 2019
(In thousands, except share and per share data)
	2021	2020	2019
Revenues:
Retail vehicle sales	$217,439	$104,253	$90,382
Wholesale vehicle sales	31,759	9,984	8,454
Finance and insurance, net	8,844	3,898	3,117
Lease income, net	492	490	533
Total Revenues	258,534	118,625	102,486
Cost of sales (exclusive of depreciation)	247,946	107,369	93,780
Gross Profit	10,588	11,256	8,706
Operating Expenses:
Selling, general and administrative	93,076	17,507	18,192
Stock-based compensation expense	51,121	45	113
Depreciation and amortization expense	3,363	341	504
Management fee expense – related party	2	215	250
Impairment expense	108	—	—
Total Operating Expenses	147,670	18,108	19,059
Loss from Operations	(137,082)	(6,852)	(10,353)
Interest expense	1,590	518	651
Other Income, net
Change in fair value of Merger warrants liability	32,733	—	—
Change in fair value of redeemable convertible preferred stock tranche obligation	—	923	(1,396)
Change in fair value of earnout shares	66,605	—	—
Other income (expense), net	(535)	(95)	(267)
Total Other Income (Expense), net	98,803	828	(1,663)
Loss Before Income Tax Expense	(39,869)	(6,542)	(12,667)
Income tax expense	10	10	11
Net Loss	$(39,879)	$(6,552)	$(12,678)
Net Loss per Share, basic and diluted	$(0.36)	$(0.11)	$(0.22)
Weighted-average Shares used in Computing Net Loss per Share, basic and diluted	110,574,519	58,621,042	56,475,860
See accompanying notes to consolidated financial statements.
F-1-55

CarLotz, Inc. and Subsidiaries - Consolidated Statements of Comprehensive (Loss)
Years Ended December 31, 2021, 2020, and 2019
(In thousands)
	2021	2020	2019
Net loss	$(39,879)	$(6,552)	$(12,678)
Other Comprehensive (Loss) Income, net of tax:
Unrealized (losses) gains on marketable securities arising during the period	(101)	16	—
Tax effect	—	—	—
Unrealized (losses) gains on marketable securities arising during the period, net of tax	(101)	16	—
Reclassification adjustment for realized gains	(7)	(1)	—
Tax effect	—	—	—
Reclassification adjustment for realized gains, net of tax	(7)	(1)	—
Other Comprehensive (Loss) Income, net of tax	(108)	15	—
Total Comprehensive (Loss)	$(39,987)	$(6,537)	$(12,678)
See accompanying notes to consolidated financial statements.
F-1-56

CarLotz, Inc. and Subsidiaries - Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2021, 2020, and 2019
(In thousands, except share data)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance January 1, 2019	1,220,851	$8,670	37,881,435	$4	$6,526	$(14,807)	$—	$(8,277)
Retroactive application of recapitalization	(1,220,851)	$(8,670)	12,443,768	$1	$8,669	$—	$—	$8,670
Adjusted balance, beginning of period	—	$—	50,325,203	$5	$15,195	$(14,807)	$—	$393
Net loss	—	$—	—	$—	$—	$(12,678)	$—	$(12,678)
Redeemable convertible preferred stock issuance, shown as if recapitalized	—	$—	8,295,840	$1	$8,889	$—	$—	$8,890
Accrued dividends on redeemable convertible preferred stock	—	$—	—	$—	$(1,579)	$—	$—	$(1,579)
Stock based compensation	—	$—	—	$—	$113	$—	$—	$113
Balance December 31, 2019	—	$—	58,621,042	$6	$22,618	$(27,485)	$—	$(4,861)
Net loss	—	$—	—	$—	$—	$(6,552)	$—	$(6,552)
Other comprehensive income, net of tax	—	$—	—	$—	$—	$—	$15	$15
Accrued dividends on redeemable convertible preferred stock	—	$—	—	$—	$(1,884)	$—	$—	$(1,884)
Stock-based compensation	—	$—	—	$—	$45	$—	$—	$45
Balance December 31, 2020	—	$—	58,621,042	$6	$20,779	$(34,037)	$15	$(13,237)
Net loss	—	—	—	—	—	(39,879)	—	(39,879)
Other comprehensive income, net of tax	—	—	—	—	—	—	(108)	(108)
Accrued dividends on redeemable convertible preferred stock	—	—	—	—	(20)	—	—	(20)
PIPE issuance	—	—	12,500,000	1	124,999	—	—	125,000
Merger financing	—	—	38,194,390	4	309,995	—	—	309,999
Consideration to existing shareholders of Former CarLotz, net of accrued dividends	—	—	—	—	(62,693)	—	—	(62,693)
Transaction costs and advisory fees	—	—	—	—	(47,579)	—	—	(47,579)
Settlement of redeemable convertible preferred stock tranche obligation	—	—	—	—	2,832	—	—	2,832
Cashless exercise of options	—	—	54,717	—	—	—	—	—
Cash consideration paid to Former CarLotz optionholders	—	—	—	—	(2,465)	—	—	(2,465)
Stock-based compensation	—	—	—	—	51,121	—	—	51,121
Earnout liability	—	—	—	—	(74,284)	—	—	(74,284)
Merger warrants liability	—	—	—	—	(39,024)	—	—	(39,024)
KAR/AFC note payable conversion	—	—	3,546,984	—	3,625	—	—	3,625
KAR/AFC warrant exercise	—	—	752,927	—	144	—	—	144
Net issuance of Class A common stock to settle vested restricted stock units	—	—	71,523	—	(84)	—	—	(84)
Exercise of stock options	—	—	254,818	—	163	—	—	163
Balance December 31, 2021	—	$—	113,996,401	$11	$287,509	$(73,916)	$(93)	$213,511
See accompanying notes to consolidated financial statements.
F-1-57

CarLotz, Inc. and Subsidiaries - Consolidated Statements of Cash Flows
Years Ended December 31, 2021, 2020, and 2019
(In thousands)
	2021	2020	2019
Cash Flow from Operating Activities
Net loss	$(39,879)	$(6,552)	$(12,678)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization – property and equipment and capitalized software	3,257	195	260
Impairment – property and equipment	108	—	—
Amortization and accretion - marketable securities	2,465	—	—
Depreciation – lease vehicles	106	146	244
Loss on disposition of property and equipment	—	—	321
Gain on marketable securities	—	(36)	—
Provision for doubtful accounts	233	40	(14)
Stock-based compensation expense	51,121	45	113
Change in fair value of Merger warrants liability	(32,733)	—	—
Change in fair value of historic warrants liability	—	14	(24)
Change in fair value of earnout shares	(66,605)	—	—
Change in fair value of debt issuance costs and stock warrant	—	25	—
Change in fair value of redeemable convertible preferred stock tranche obligation	—	(923)	1,396
Unpaid interest expense on capital lease obligations	340	—	—
Change in Operating Assets and Liabilities:
Accounts receivable	(4,307)	(916)	(830)
Inventories	(29,519)	(3,333)	2,883
Other current assets	(3,918)	(6,445)	(6)
Other assets	(259)	44	(38)
Accounts payable	69	4,149	1,392
Accrued expenses	9,041	8,039	525
Accrued expenses – related party	(229)	96	172
Other current liabilities	498	(178)	229
Other liabilities	(1,070)	998	582
Net Cash Used in Operating Activities	(111,281)	(4,592)	(5,473)
Cash Flows from Investing Activities
Purchase of property and equipment	(10,148)	(154)	(235)
Capitalized website and internal-use software costs	(14,609)	—	—
Purchase of marketable securities	(359,896)	(1,049)	—
Proceeds from sales of marketable securities	239,931	68	—
Purchase of lease vehicles	(1,793)	(92)	(252)
Net Cash Used in Investing Activities	(146,515)	(1,227)	(487)
Cash Flows from Financing Activities
Issuance of redeemable convertible preferred stock	—	—	7,988
Payments made on long-term debt	(153)	(9)	(8)
Advance from holder of marketable securities	4,722	—	—
Repayment of advance from marketable securities	(4,722)	—	—
PIPE issuance	125,000	—	—
Merger financing	309,999	—	—
Payment made on accrued dividends	(4,853)	—	—
Payments to existing shareholders of Former CarLotz	(62,693)	—	—
Transaction costs and advisory fees	(47,579)	—	—
See accompanying notes to consolidated financial statements.
F-1-58

	2021	2020	2019
Payments made on cash considerations associated with stock options	(2,465)	—	—
Repayment of Paycheck Protection Program loan	(1,749)	—	—
Payments made on note payable	(3,000)	—	(418)
Payments of debt issuance costs	—	(10)	(112)
Borrowings on long-term debt	—	5,249	3,000
Payments on floor plan notes payable	(150,090)	(24,948)	(41,711)
Borrowings on floor plan notes payable	171,866	24,248	39,753
Employee stock option exercise	404	—	—
Payments made for tax on equity award transactions	(339)	—	—
Net Cash Provided by Financing Activities	334,348	4,530	8,492
Net Change in Cash and Cash Equivalents Including Restricted Cash	76,552	(1,289)	2,532
Cash and cash equivalents and restricted cash, beginning	2,813	4,102	1,570
Cash and cash equivalents and restricted cash, ending	$79,365	$2,813	$4,102
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,743	$346	$684
Supplementary Schedule of Non-cash Investing and Financing Activities:
Transfer from property and equipment to inventory	$—	$27	$53
Transfer from lease vehicles to inventory	$264	$217	$295
Redeemable convertible preferred stock distributions accrued	—	1,884	1,579
Issuance of common stock warrants	—	15	72
KAR/AFC exercise of stock warrants	(144)	—	—
KAR/AFC conversion of notes payable	(3,625)	—	—
Convertible redeemable preferred stock tranche obligation expiration	(2,832)	—	—
Capitalized website and internal use software costs accrued	(790)	—	—
Purchase of property and equipment costs accrued	(1,034)	—	—
Purchases of property under capital lease obligation	(11,261)	1,305	—
Settlement of redeemable convertible preferred stock tranche obligation	—	—	(902)
See accompanying notes to consolidated financial statements.
F-1-59

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 1 — Description of Business
Defined Terms
Unless otherwise indicated or unless the context otherwise requires, the following terms used herein shall have the following meanings:
•	references to “CarLotz,” “we,” “us,” “our” and the “Company” are to CarLotz, Inc. and its consolidated subsidiaries;
•	references to “Acamar Partners” refer to the Company for periods prior to the consummation of the Merger referred to below;
•	references to “Acamar Sponsor” are to Acamar Partners Sponsor I LLC; and
•
references to the “Merger” are to the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020, the “Merger Agreement”), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.) (the “Company”), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc. (“Merger Sub”), and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“Former CarLotz”), pursuant to which Merger Sub merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of the Company.

The Company is a used vehicle consignment and Retail RemarketingTM company based in Richmond, Virginia. The Company operates an innovative and one-of-a-kind consumer and commercial used vehicle consignment and sales business model, with an online marketplace and twenty-two retail hub locations throughout the United States, including in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia and Washington State.
Subsidiaries are consolidated when the parent is deemed to have control over the subsidiaries’ operations.
Subsidiary Operations
CarLotz, Inc. owns 100% of CarLotz Group, Inc. (a Delaware corporation), which owns 100% of CarLotz, Inc. (an Illinois corporation), CarLotz Nevada, LLC (a Delaware LLC), CarLotz California, LLC (a California LLC), Orange Grove Fleet Solutions, LLC (a Virginia LLC), Orange Peel Protection Reinsurance Co. Ltd. (a Turks and Caicos Islands, British West Indies company) and Orange Peel LLC (a Virginia LLC), which owns 100% of Orange Peel Reinsurance, Ltd. (a Turks and Caicos Islands, British West Indies company).
Basis of Presentation
On January 21, 2021 (the “Closing Date”), the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz (See Note 3 “Merger” for further discussion).
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz continuing as the surviving company. Notwithstanding the legal form of the Merger pursuant to the Merger Agreement, the Merger is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CarLotz is treated as the acquired company and Former CarLotz is treated as the acquiror for financial statement reporting and accounting purposes.
As a result of Former CarLotz being the accounting acquirer, the financial reports filed with the SEC by the Company subsequent to the Merger are prepared “as if” Former CarLotz is the predecessor and legal successor to the Company. The historical operations of Former CarLotz are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Former CarLotz prior to the Merger, (ii) the combined results of the Company and Former CarLotz following the Merger on January 21,
F-1-60

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
2021, (iii) the assets and liabilities of Former CarLotz at their historical cost and (iv) the Company’s equity structure for all periods presented. The recapitalization of the number of shares of common stock attributable to the purchase of Former CarLotz in connection with the Merger is reflected retroactively to the earliest period presented and will be utilized for calculating earnings per share in all prior periods presented. No step-up basis of intangible assets or goodwill was recorded in the Merger transaction consistent with the treatment of the transaction as a reverse recapitalization of Former CarLotz.
In connection with the Merger, Acamar Partners Acquisition Corp. changed its name to CarLotz, Inc. The Company’s common stock is now listed on The Nasdaq Global Market under the symbol “LOTZ” and warrants to purchase the common stock at an exercise price of $11.50 per share are listed on The Nasdaq Global Market under the symbol “LOTZW”. Prior to the Merger, the Company neither engaged in any operations nor generated any revenue. Until the Merger, based on the Company’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding financial reporting.
Note 2 — Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of CarLotz, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.
Following the closing of the Merger, Former CarLotz equity holders at the effective time of the Merger will have the contingent right to receive, in the aggregate, up to 7,500,000 shares of common stock if, from the closing of the Merger until the fifth anniversary thereof, the reported closing trading price of the common stock exceeds certain thresholds. Estimating the change in fair value of the earnout liability for the earnout shares that could be earned by Former CarLotz equity holders at the effective time of the Merger requires determining both the fair value valuation model to use and inputs to the valuation model. The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model, which is a commonly used valuation model for this type of transaction. Inputs that have a significant effect on the earnout shares valuation include the expected volatility, starting stock price, expected term, risk-free interest rate and the earnout hurdles. See Note 6 — Fair Value of Financial Instruments.
Warrants that were issued by Acamar Partners (Merger warrants) and continue to exist following the closing of the Merger are accounted for as freestanding financial instruments. These warrants are classified as liabilities on the Company’s consolidated balance sheets and are recorded at their estimated fair value. The estimated fair value of the warrants is determined by using the market value in an active trading market. See Note 6 — Fair Value of Financial Instruments.
Beginning in the first quarter of 2020, the World Health Organization declared the outbreak and spread of the COVID-19 virus a pandemic. The COVID-19 pandemic is disrupting supply chains and impacting production and sales across a wide range of industries. The full economic impact of this pandemic has not been determined, including the impact on the Company’s suppliers, customers and credit markets. Due to the evolving and uncertain nature of COVID-19, it is reasonably possible that it could materially impact the Company’s estimates, particularly those noted above that require consideration of forecasted financial information, in the near to medium term. The ultimate impact will depend on numerous evolving factors that the Company may not be able to accurately predict, including the duration and extent of the pandemic, the impact of federal, state, local and foreign governmental actions, consumer behavior in response to the pandemic and other economic and operational conditions the Company may face.
F-1-61

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments that are due on demand or have a remaining maturity of three months or less at the date of purchase. The Company places its cash with financial institutions and has balances that generally exceed federally insured amounts.
Restricted Cash
As of December 31, 2021 and December 31, 2020, restricted cash included approximately $4,336 and $605, respectively. The restricted cash is legally and contractually restricted as collateral for lines of credit, including floorplan, and for the payment of claims on the reinsurance companies.
Marketable Securities
The Company and its reinsurance subsidiaries invest excess cash in marketable securities in the ordinary course of conducting their operations and maintain a portfolio of marketable securities primarily comprised of fixed income debt securities. The Company has investments in marketable securities that are classified as available-for-sale securities and are reported at fair value. Unrealized gains and losses related to changes in the fair value of equity securities are recognized in other income (expense) in the Company’s consolidated statements of operations. Unrealized gains and losses related to changes in the fair value of debt securities are recognized in Accumulated Other Comprehensive Income in the Company’s consolidated balance sheets. Changes in the fair value of available-for-sale debt securities impact the Company’s net income only when such securities are sold or when other-than-temporary impairment is recognized. Realized gains and losses on the sale of securities are determined by specific identification of each security’s cost basis and are recognized on the trade date.
Management determines the appropriate classification of its investments at the time of purchase and re-evaluates the designations at each balance sheet date. The Company may sell certain of the Company’s marketable securities prior to their stated maturities for strategic reasons, including, but not limited to, anticipation of credit deterioration and duration management. The Company reviews its debt securities on a regular basis to evaluate whether or not any security has experienced an other-than-temporary decline in fair value. The Company considers factors such as the length of time and extent to which the market value has been less than the cost, the financial condition and near-term prospects of the issuer and the Company’s intent to sell, or whether it is more likely than not the Company will be required to sell the investment before recovery of the investment’s amortized cost basis. If the Company believes that an other-than-temporary decline exists in one of these securities, the Company will write down these investments to fair value through earnings.
Accounts Receivable, Net
Accounts receivable consist primarily of contracts in transit that represent amounts due from financial institutions on retail installment contracts from retail vehicle sales, and also includes receivables related to wholesale vehicle sales.
Concentration of Credit Risk
Concentrations of credit risk with respect to accounts receivables are limited due to the large diversity and number of customers comprising the Company’s customer base.
Inventories
All inventories, which are comprised of vehicles and parts held for sale, are reported at the lower of cost or net realizable value. Cost of vehicle inventory is determined on a specific identification basis. Vehicles held on consignment are not recorded in the Company’s inventory balance, as title to those vehicles, and, therefore control of the vehicle, remain with the consignors until a customer purchases the vehicle and the vehicle is delivered.
Property and Equipment
Property and equipment are stated at cost. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major renewals and betterments are capitalized. Property held under capital leases are stated at the present value of minimum lease payments less accumulated amortization. Property held
F-1-62

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Depreciation on owned property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:
Leasehold Improvements	Lesser of 15 years or underlying lease terms
Equipment, Furniture and Fixtures	1 – 5 years
Corporate Vehicles	5 years
Impairment of Long-Lived Assets
Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When evaluating long-lived assets with impairment indicators for potential impairment, we first compare the carrying value of the asset to its estimated undiscounted future cash flows. If the sum of the estimated undiscounted future cash flows is less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to its estimated fair value, which is typically based on estimated discounted future cash flows. We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value.
We evaluate for triggering events on a quarterly basis. For hub locations, our primary indicator that asset carrying values may not be recoverable is historical negative hub operating income and negative operating income for the most recent 12-month period. We also monitor other factors when evaluating hub locations for impairment, including significant changes in the manner of use or expected life of the assets or significant changes in our business strategies. At December 31, 2021, we did not identify any triggering events associated with our hubs opened in 2021.
When reviewing long-lived assets for impairment, we group long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For example, long-lived assets deployed at hub locations are reviewed for impairment at the individual hub level, which involves comparing the net carrying value of all assets to the net cash flow projections for each hub. In addition, we conduct separate impairment reviews at other levels as appropriate, for example, to evaluate potential impairment of assets shared by several areas of operations, such as information technology systems.
Capitalized website and internal-use software costs
The Company capitalizes costs associated with customized internal-use software systems that have reached the application development stage. Such capitalized costs include external direct costs utilized in developing or obtaining the applications and payroll and payroll-related expenses for employees who are directly associated with the applications. Capitalization of such costs begins when the preliminary project stage is complete and ceases at the point in which the project is substantially complete and ready for its intended purpose. Amortization is computed using the straight-line method over 3 years.
Lease Vehicles, net
The Company leases vehicles to customers with lease terms that are typically 1 – 4 years. The leases are accounted for as operating leases. Lease income is recorded on a straight line basis over the period the vehicle is rented. Depreciation on the lease vehicles is calculated using the straight-line method over the estimated useful life.
Floorplan Notes Payable
The Company classifies notes payable for inventory purchased as “Floorplan notes payable” on the accompanying consolidated balance sheets. The Company presents borrowings and repayments on Floor plan notes payable within Cash flows from financing activities on the consolidated statements of cash flows because the Company uses a third-party lender for its floorplan financing arrangement.
F-1-63

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Earnout shares liability
Before the contingency is met, the earnout shares will be classified as a liability under the FASB’s ASC Derivatives and Hedging (Topic 815), so changes in the fair value of the earnout shares in future periods will be recognized in the statement of operations. The estimated fair value of the liability is determined by using a Monte-Carlo simulation model.
Merger warrants liability
Warrants that were issued by Acamar Partners and continue to exist following the closing of the Merger are accounted for as freestanding financial instruments. These warrants are classified as liabilities on our consolidated balance sheet and are recorded at their fair value. At the end of each reporting period, changes in the fair value during the period are recorded in our consolidated statement of operations. We will continue to adjust these liabilities for changes in fair value until the earlier of their exercise, termination or other form of settlement. The fair value of the warrants is determined by using the market value in an active trading market.
Classification and Accretion of Redeemable Convertible Preferred Stock
The Company has classified its Series A Preferred Stock outside of stockholders’ equity (deficit) because the shares contained certain redemption features that were not solely within the control of the Company. Costs incurred in connection with the issuance of Series A Preferred Stock, as well as the recognition of the redeemable convertible preferred stock tranche obligation, are recorded as a reduction of gross proceeds from issuance. The Series A Preferred Stock was not redeemable as of the periods of these financial statements because while the holders of the Series A Preferred Stock had the power to direct the Company’s actions through its control of the Company’s board of directors, the deemed liquidation provision is considered a substantive condition that was contingent on the identification of a market participant willing to purchase the Company’s assets for consideration in an amount sufficient to distribute the redemption amount to the holders of the Series A Preferred Stock. Since the Series A Preferred Stock was not currently redeemable and it was not currently probable that it would become redeemable because a change of control feature is not considered probable until the change of control actually occurs, the net carrying value of Series A Preferred Stock was not accreted to its redemption value. See Note 16 — Redeemable Convertible Preferred Stock for additional details.
Reinsurance — Contract Reserves
The Company sells certain finance and insurance contracts that are underwritten by third parties. The Company, through its reinsurance subsidiaries, reinsures those contracts, thereby assuming the risk of loss on the underlying insurance contracts. The Company establishes insurance reserves in accordance with ASC 944, Financial Services — Insurance. These amounts are recorded as Other liabilities on the consolidated balance sheets.
Contract Reserves
Subsequent to the sale of a vehicle to a customer, the Company sells the related retail installment contracts to financial institutions on a non-recourse basis. The Company receives commissions from the financial institutions for these sales. The Company also receives commissions from other third-party providers for the arrangement of the sale of other products such as guaranteed vehicle protection insurance. The Company is subject to future chargebacks in the event of an early contract termination or payoff by customers. A reserve for future amounts estimated to be charged back is recorded as a reduction of Finance and insurance, net in the consolidated statements of operations, at the time of sale. The chargeback reserve is estimated based on the Company’s historical chargeback results and is recorded in Other liabilities on the consolidated balance sheets.
Legal Contingencies
The Company is involved in various claims and legal proceedings that arise in the normal course of business. The Company records an accrual for legal contingencies when it determines that it is probable that it has incurred a liability and it can reasonably estimate the amount of the loss. See Note 15 — Commitments and Contingencies for additional details.
F-1-64

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Fair Value Measurements
Fair value as defined under U.S. GAAP is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:
Level 1:	Observable inputs such as quoted prices in active markets.
Level 2:	Inputs other than quoted prices in active markets that are either directly or indirectly observable.
Level 3:	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions.
Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and affects how the measurement is classified within the fair value hierarchy levels.
Assets and liabilities that are measured at fair value on a nonrecurring basis relate primarily to our tangible fixed assets and other intangible assets, which are remeasured when the derived fair value is below carrying value on our Consolidated Balance Sheets. For these assets, we do not periodically adjust carrying value to fair value, except in the event of impairment. When we determine that impairment has occurred, the carrying value of the asset is reduced to fair value and the difference is recorded within operating income (loss) on our Consolidated Statements of Earnings.
See Note 6 — Fair Value of Financial Instruments for additional information.
Revenues
The Company recognizes revenue upon transfer of control of goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Control passes to the retail and wholesale vehicle sales customer when the title is delivered to the customer, who then assumes control of the vehicle.
Retail Vehicle Sales
We sell used vehicles to our retail customers through our hubs in various cities. The transaction price for used vehicles is a fixed amount as set forth in the customer contract. Customers frequently trade-in their existing vehicle to apply toward the transaction price of a used vehicle. Trade-in vehicles represent noncash consideration which we measure at estimated fair value of the vehicle received on trade. We satisfy our performance obligation and recognize revenue for used vehicle sales at a point in time when the title to the vehicle passes to the customer, at which point the customer controls the vehicle. The revenue recognized by CarLotz includes the agreed upon transaction price, including any service fees. Revenue excludes any sales taxes, title and registration fees, and other government fees that are collected from customers.
We receive payment for used vehicle sales directly from the customer at the time of sale or from third-party financial institutions within a short period of time following the sale if the customer obtains financing.
Our exchange policy allows customers to initiate an exchange during the first three days or 500 miles after delivery, whichever comes first. If the vehicle is returned, the sale and associated revenue recognition is reversed, and the vehicle is treated as a purchase of inventory.
Wholesale Vehicle Revenue
We sell vehicles through wholesalers, primarily at auction. These vehicles sold to wholesalers are primarily acquired from customers who trade-in their existing vehicles as part of a retail vehicle sale as described above or, from consignors, which do not meet our quality standards, or which remain unsold at the end of the consignment period. We satisfy our performance obligation and recognize revenue for wholesale vehicle sales at a point in time when the vehicle is sold at auction or directly to a wholesaler.
F-1-65

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Finance and Insurance
We provide retail vehicle buyers with options for financing, insurance and extended warranties. Extended warranties sold beginning January 1, 2019 are serviced by a company owned by a significant shareholder of the Company. All other services are provided by unrelated third-party vendors, and we have agreements with each of these vendors giving us the right to offer such services.
When a buyer selects a service from these providers, we earn a commission based on the actual price paid or financed. We concluded that we are an agent for these transactions because we do not control the products before they are transferred to the customer. Accordingly, we recognize commission revenue at the time of sale.
Lease Income, net
When a retail vehicle customer requests a vehicle lease, we either purchase a vehicle to lease or obtain an operating lease from a third party lessor and then enter into a corresponding lease with our customer. When we purchase the vehicles, we recognize revenue over the course of the lease. When we obtain an operating lease from a third party lessor and sublease the vehicle to our customer, the corresponding leases have terms that are identical except for the interest rate. We receive a rate of interest higher from our customer than the rate we pay to the third party lessor. We have determined that we are an agent in the transaction and recognize the difference in interest rate over the course of the lease.
Cost of Sales
Cost of sales includes the cost to acquire used vehicles and the related reconditioning costs to prepare the vehicles for resale. Vehicle reconditioning costs include parts, labor, inbound transportation costs, and other costs such as mechanical inspection, vehicle preparation supplies and repair costs. Cost of sales also includes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value.
Sales Tax
The Company collects and remits sales tax on vehicle sales and sales of parts. Sales tax collected is not included in revenues and remittances are not included in cost of sales. Sales tax collected is recorded as a liability, with the liability relieved upon remittance of payments to tax authorities.
Selling, General, and Administrative Expenses
Selling, general and administrative expenses primarily include compensation and benefits, advertising, facilities cost, technology expenses, logistics, and other administrative expenses. The Company expenses advertising costs as they are incurred and were approximately $21,804, $3,199, and $3,803 for the years ended December 31, 2021, 2020, and 2019, respectively.
Equity-Based Compensation
The Company classifies equity-based awards granted in exchange for services as either equity awards or liability awards. The classification of an award as either an equity award or a liability award is generally based upon cash settlement options. Both equity and liability awards are measured based on the fair value of the award at the grant date, however, liability awards are then re-measured to fair value each reporting period. The Company recognizes equity-based compensation on a straight-line basis over the award’s requisite service period, which is generally the vesting period of the award, less actual forfeitures. For equity and liability awards earned based on performance or upon occurrence of a contingent event, when and if the awards will be earned is estimated. If an award is not considered probable of being earned, no amount of equity-based compensation is recognized. If the award is deemed probable of being earned, related equity-based compensation is recorded over the estimated service period. To the extent the estimate of awards considered probable of being earned changes, the amount of equity-based compensation recognized will also change. See Note 17 — Stock-Based Compensation Plan for additional information on equity-based compensation.
F-1-66

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Redeemable Convertible Preferred Stock Tranche Obligation
The Company classified the Series A Preferred Stock tranche obligations for the future purchase, and option to purchase, three additional tranches of Series A Preferred Stock (See Note 6 — Fair Value of Financial Instruments and Note 16 — Redeemable Convertible Preferred Stock for additional detail) as a liability on its consolidated balance sheets as the Series A Preferred Stock tranche obligations were freestanding financial instruments that required the Company to transfer equity instruments upon future closings of the Series A Preferred Stock. The Series A Preferred Stock tranche obligations were initially recorded at fair value upon the date of issuance and were subsequently remeasured to fair value at each reporting date. Changes in the fair value of the Series A Preferred Stock tranche obligation were recognized as a component of Other Income (Expense), net in the consolidated statements of operations. Changes in the fair value of the second Series A Preferred Stock tranche obligations were recognized until the tranche obligations were fulfilled during the merger.
Income Tax
Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), contract expenses, and certain accrued expenses. Deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.
Deferred income taxes are recorded using enacted tax rates based upon differences between financial statement and tax bases of assets and liabilities. A valuation allowance has been established for all deferred tax assets because the Company has incurred cumulative losses in recent years and the Company has not determined that the net deferred tax assets are more likely than not to be realized. In future periods, if the Company determines it is more likely than not that the deferred tax assets will be realized, the valuation allowance may be reduced, and an income tax benefit recorded.
Net Loss Per Share Attributable to Common Stockholders
Basic net loss per share is computed by dividing net loss available for basic common shares by the weighted average number of shares of common stock outstanding. Diluted net loss per share attributable to common stockholders adjusts basic earnings per share for all potentially dilutive common stock equivalents outstanding during the period. Since the Company has reported net losses for all periods presented, the Company has excluded all potentially dilutive securities from the calculation of the diluted net loss per share attributable to common stockholders as their effect is antidilutive and accordingly, basic and diluted net loss per share attributable to common stockholders is the same for all periods presented. (See Note 19 — Net Loss Per Share Attributable to Common Stockholders for additional detail)
Segments
The Company’s chief operating decision maker (“CODM”) is its chief executive officer. The Company derives its revenue primarily from sales of automobiles via retail and wholesale channels. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company determined that it has one reportable segment.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The standard will affect all entities that lease assets and will require lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of less than one year) as of the date on which the lessor makes the underlying asset available to the lessee. For lessors, accounting for leases is substantially the same as in prior periods. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new leases standard. ASU 2016-02, as subsequently amended for various
F-1-67

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
technical issues, is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, and early adoption is permitted. For leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, lessees and lessors must apply a modified retrospective transition approach.
We plan to adopt the new standard for our fiscal year beginning January 1, 2022, using the modified retrospective transition approach; specifically, using the optional transition method provided by the accounting pronouncement (FASB ASU 2018-11), which allows for transition through a cumulative-effect adjustment at the beginning of the period of adoption. Comparative periods presented in the financial statements issued after adoption will continue to be presented in accordance with the previous lease guidance (ASC 840). At transition, we plan to elect the package of practical expedients that provides companies the ability to not reassess lease identification, lease classification or initial direct costs for contracts existing as of the transition date. We do not plan to elect the hindsight practical expedient.
We expect to record an increase of approximately $53 million in operating lease liabilities and $51 million in right-of-use assets on our opening consolidated balance sheets as a result of recognizing new right-of-use assets and lease liabilities as of January 1, 2022. This estimate is based on our lease portfolio as of December 31, 2021. We believe most of our leases will maintain their current lease classification under the new standard. As a result, we do not expect the new standard to have a material effect on our expense recognition pattern or, in turn, our consolidated statements of operations. The new standard will not impact our compliance with current debt covenants. As an accounting policy, we do not plan to separate lease and nonlease components when accounting for all leases. Additionally, we plan to elect the short-term lease exemption for all leases. We are in the process of finalizing implementation of new business processes, accounting policies, systems and internal controls in preparation of adopting the new standard.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to its financial statements.
In December 2020, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, with early adoption permitted, including adoption in an interim period. The Company is currently evaluating the impact of this standard on its financial statements.
Note 3 — Merger
On the Closing Date, the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz.
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz surviving as the surviving company.
F-1-68

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
The Merger is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Acamar Partners was treated as the “acquired” company for financial reporting purposes (See Note 1 - Description of the Business). Accordingly, for accounting purposes, the Merger was treated as the equivalent of Former CarLotz issuing stock for the net assets of Acamar Partners, accompanied by a recapitalization.
Prior to the Merger, Former CarLotz and Acamar Partners filed separate standalone federal, state and local income tax returns. As a result of the Merger, structured as a reverse acquisition for tax purposes, Acamar Partners was renamed CarLotz, Inc. and became the parent of the consolidated filing group, with Former CarLotz as a subsidiary.
Recapitalization
Cash - Acamar Partners’ trust and cash	$309,999
Cash - PIPE	125,000
Less: consideration delivered to existing shareholders of Former CarLotz	(62,693)
Less: consideration to pay accrued dividends	(4,853)
Less: transaction costs and advisory fees paid	(47,579)
Less: payments on cash considerations associated with stock options	(2,465)
Net contributions from Merger and PIPE financing	317,409
Liabilities relieved: preferred stock obligation	2,832
Liabilities relieved: KAR/AFC note payable	3,625
Liabilities relieved: historic warrant liability	144
Less: earnout shares liability	(74,284)
Less: Merger warrants liability	(39,024)
Merger warrants
The following is an analysis of the warrants to purchase shares of the Company’s stock deemed acquired as part of the Merger and outstanding during the year ended December 31, 2021:
December 31, 2021
Stock warrants outstanding - Public	10,185,774
Stock warrants outstanding - Private	6,074,310
Stock warrants cancelled	—
Stock warrants exercised	—
Stock warrants outstanding	16,260,084
Earnout Shares
Former CarLotz equity holders at the closing of the Merger are entitled to receive up to an additional 6,945,732 earnout shares. The earnout shares will be issued to the beneficiaries if certain targets are met in the post-acquisition period. The earnouts for the earnout shares are subject to an earnout period, which is defined as the date 60 months following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. The earnout shares will be issued if any of the following conditions are achieved following January 21, 2021:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of the common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), the Company will issue 50% of the earnout shares.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of the common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), the Company will issue 50% of the earnout shares.

F-1-69

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unissued earnout shares are forfeited. All unissued earnout shares will be issued if there is a change of control of the Company that will result in the holders of the common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.

Before the contingency is met, the earnout shares will be classified as a liability under the FASB’s Accounting Standards Codification (“ASC”) Topic 815, so changes in the fair value of the earnout shares in future periods will be recognized in the statement of operations. The estimated fair value of the liability is determined by using a Monte-Carlo simulation model.
Note 4 — Revenue Recognition
Disaggregation of Revenue
The significant majority of the Company’s revenue is derived from contracts with customers related to the sales of vehicles. In the following tables, revenue is disaggregated by major lines of goods and services and timing of transfer of goods and services. The Company has determined that these categories depict how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors.
The tables below include disaggregated revenue under ASC 606 (Revenue from Contracts with Customers):
	2021
	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$217,439	$—	$217,439
Wholesale vehicle sales	31,759	—	31,759
Finance and insurance, net	8,844	—	8,844
Lease income, net	—	492	492
Total Revenues	$258,042	$492	$258,534
	2020
	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$104,253	$—	$104,253
Wholesale vehicle sales	9,984	—	9,984
Finance and insurance, net	3,898	—	3,898
Lease income, net	—	490	490
Total Revenues	$118,135	$490	$118,625
	2019
	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$90,382	$—	$90,382
Wholesale vehicle sales	8,454	—	8,454
Finance and insurance, net	3,117	—	3,117
Lease income, net	—	533	533
Total Revenues	$101,953	$533	$102,486
F-1-70

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
The following table summarizes revenues and cost of sales for retail and wholesale vehicle sales for the periods ended:
	2021	2020	2019
Retail vehicles:
Retail vehicle sales	$217,439	$104,253	$90,382
Retail vehicle cost of sales	214,512	96,983	84,534
Gross Profit – Retail Vehicles	$2,927	$7,270	$5,848
Wholesale vehicles:
Wholesale vehicle sales	$31,759	$9,984	$8,454
Wholesale vehicle cost of sales	33,434	10,386	9,246
Gross Profit – Wholesale Vehicles	$(1,675)	$(402)	$(792)
Retail Vehicle Sales
The Company sells used vehicles to retail customers through its 22 retail hub locations. The transaction price for used vehicles is a fixed amount as set forth in the customer contract, and the revenue recognized by the Company is inclusive of the agreed upon transaction price and any service fees. Customers frequently trade-in their existing vehicle to apply toward the transaction price of a used vehicle. Trade-in vehicles represent noncash consideration, which the Company measures at estimated fair value of the vehicle received on the trade. The Company satisfies its performance obligation and recognizes revenue for used vehicle sales at a point in time when the title to the vehicle passes to the customer, at which point the customer controls the vehicle.
The Company receives payment for used vehicle sales directly from the customer at the time of sale or from third-party financial institutions within a short period of time following the sale if the customer obtains financing.
The Company’s exchange policy allows customers to initiate an exchange of a vehicle during the first three days or 500 miles after delivery, whichever comes first. An exchange reserve is immaterial based on the Company’s historical activity.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater financial benefit through the wholesale channel are sold through various wholesale methods. The Company satisfies its performance obligation and recognizes revenue for wholesale vehicle sales when the vehicle is sold at auction or directly to a wholesaler and title to the vehicle passes to the next owner.
Finance and Insurance, net
The Company provides customers with options for financing, insurance and extended warranties. Certain warranties are serviced by a company owned by a major stockholder. All other services are provided by third-party vendors, and the Company has agreements with each of these vendors giving the Company the right to offer such services.
When a customer selects a service from these third-party vendors, the Company earns a commission based on the actual price paid or financed. The Company concluded that it is an agent for these transactions because it does not control the products before they are transferred to the customer. Accordingly, the Company recognizes finance and insurance revenue at the point in time when the customer enters into the contract.
F-1-71

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 5 — Marketable Securities
The Company began investing in debt securities with fixed maturities and equity securities during February 2020. The following table summarizes amortized cost, gross unrealized gains and losses and fair values of the Company’s investments in fixed maturity debt securities as of December 31, 2021 and December 31, 2020
	December 31, 2021
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$—	$—	$—	$—
Corporate bonds	57,460	—	(72)	57,388
Municipal bonds	28,325	5	(10)	28,320
Commercial paper	19,989	—	—	19,989
Foreign governments	12,291	2	(18)	12,275
Total Fixed Maturity Debt Securities	$118,065	$7	$(100)	$117,972
	December 31, 2020
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$240	$6	$—	$246
Corporate bonds	261	5	(1)	265
U.S. states, territories and political subdivisions	141	5	—	146
Total Fixed Maturity Debt Securities	$642	$16	$(1)	$657
The amortized cost and fair value of the Company’s fixed maturity debt securities as of December 31, 2021 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
Due in one year or less	$116,114	$116,031
Due after one year through five years	1,593	1,585
Due after five years through ten years	358	356
Total	$118,065	$117,972
The following tables summarize the Company’s gross unrealized losses in fixed maturity debt securities as of December 31, 2021 and December 31, 2020:
			December 31, 2021
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$56,902	$(69)	$376	$(3)	$57,278	$(72)
Municipal bonds	19,945	(7)	340	(3)	20,285	(10)
Foreign governments	12,152	(18)	—	—	12,152	(18)
Total Fixed Maturity Debt Securities	$88,999	$(94)	$716	$(6)	$89,715	$(100)
			December 31, 2020
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$39	$(1)	$—	$—	$39	$(1)
Total Fixed Maturity Debt Securities	$39	$(1)	$—	$—	$39	$(1)
F-1-72

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Unrealized losses shown in the tables above are believed to be temporary. Fair value of investments in fixed maturity debt securities change and are based primarily on market rates. As of December 31, 2021, the Company’s fixed maturity portfolio had 23 securities with gross unrealized losses totaling $(6) that had been in loss positions in excess of 12 months and 106 securities with gross unrealized losses totaling $(94) that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $12, or 0.4% of its amortized cost. As of December 31, 2020, the Company’s fixed maturity portfolio had no securities with gross unrealized losses that had been in loss positions in excess of 12 months and 2 securities with gross unrealized losses totaling $1 that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $325 (actual), or 1.6% of its amortized cost.
The following tables summarize cost and fair values of the Company’s investments in equity securities as of December 31, 2021 and December 31, 2020:
	December 31, 2021
	Cost	Fair Value
Equity securities	$432	$558
	December 31, 2020
	Cost	Fair Value
Equity securities	$335	$375
Proceeds from sales and maturities, gross realized gains, gross realized losses and net realized gains (losses) from sales and maturities of fixed maturity securities for the years ended December 31, 2021 and 2020 consisted of the following:
	December 31, 2021
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$239,930	$7	$—	$7
Equity securities	1	—	—	—
Total Marketable Securities	$239,931	$7	$—	$7
	December 31, 2020
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$18	$—	$—	$—
Equity securities	50	1	(2)	(1)
Total Marketable Securities	$68	$1	$(2)	$(1)
F-1-73

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 6 — Fair Value of Financial Instruments
Items Measured at Fair Value on a Recurring Basis
As of December 31, 2021 and December 31, 2020, the Company held certain assets and liabilities that were required to be measured at fair value on a recurring basis.
The following tables are summaries of fair value measurements and hierarchy level as of:
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$—	$—	$—	$—
Equity securities	558	—	—	558
Fixed maturity debt securities, including cash equivalents	—	135,346	—	135,346
Total Assets	$558	$135,346	$—	$135,904
Liabilities:
Merger warrants liability	3,941	2,350	—	6,291
Earnout shares liability	—	—	7,679	7,679
Total Liabilities	$3,941	$2,350	$7,679	$13,970
	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$405	$—	$—	$405
Equity securities	375	—	—	375
Fixed maturity debt securities	246	411	—	657
Total Assets	$1,026	$411	$—	$1,437
Liabilities:
Redeemable convertible preferred stock tranche obligation	$—	$—	$2,832	$2,832
Historic warrants liability	—	—	144	144
Total Liabilities	$—	$—	$2,976	$2,976
Money market funds consist of highly liquid investments with original maturities of three months or less and classified in restricted cash in the accompanying consolidated balance sheets.
The Company recognizes transfers between the levels as of the actual date of the event or change in circumstances that caused the transfer. There were no transfers between the levels during the years ended December 31, 2021 and 2020.
The following tables set forth a summary of changes in the estimated fair value of the Company’s Level 3 redeemable convertible preferred stock tranche obligation, historic warrants liability and earnout shares for the years ended December 31, 2021 and 2020:
	January 1, 2021	Issuances	Settlements	Change in fair value	December 31, 2021
Redeemable convertible preferred stock tranche obligation	$2,832	$—	$(2,832)	$—	$—
Historic warrants liability	144	—	(144)	—	—
Earnout shares liability	—	74,284	—	(66,605)	7,679
Total	$2,976	$74,284	$(2,976)	$(66,605)	$7,679
	January 1, 2020	Issuances	Settlements	Change in fair value	December 31, 2020
Redeemable convertible preferred stock tranche obligation	$3,755	$—	$—	$(923)	$2,832
Historic warrants liability	115	15	—	14	144
Total	$3,870	$15	$—	$(909)	$2,976
F-1-74

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model. The inputs into the Monte-Carlo pricing model included significant unobservable inputs. The table below summarizes the significant observable inputs used when valuing the earnout shares as of:
	December 31, 2021	January 21, 2021
Expected volatility	80.00%	80.00%
Starting stock price	$2.27	$11.31
Expected term (in years)	4.1 years	5 years
Risk-free interest rate	1.04%	0.45%
Earnout hurdle	$12.50-$15.00	$12.50-$15.00
Items Not Measured at Fair Value on a Recurring Basis
In the fourth quarter of 2021, we recorded asset impairments related to a long-lived asset group—a hub location. Assets that are impaired are recorded to their fair value. See Note 9, Property and Equipment, Net, for additional information regarding the charges incurred and the net carrying value of the asset group remaining.
The carrying amounts of restricted cash, accounts receivable and accounts payable approximate fair value because their respective maturities are less than three months. The carrying value of the Ally Financial floorplan notes payable outstanding as of December 31, 2021 approximates fair value due to its variable interest rate determined to approximate current market rates and the short-term nature of the notes payable.
Note 7 — Accounts Receivable, Net
The following table summarizes accounts receivable as of:
	December 31, 2021	December 31, 2020
Contracts in transit	$7,836	$3,321
Trade	386	240
Finance commission	284	132
Other	—	506
Total	8,506	4,199
Allowance for doubtful accounts	(300)	(67)
Total Accounts Receivable, net	$8,206	$4,132
Contracts in transit are typically collected within fifteen days. Other amounts due are from third parties as a result of vehicle sales and parts sold or services provided. Receivables also include commissions on aftermarket products. Receivables from the sale of vehicles are secured by the related vehicles. Receivables arising from the sale of parts and service are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.
The carrying amount of receivables is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management reviews each receivable balance monthly, and, based on historical bad debt experience and management’s evaluation of customer creditworthiness, estimates that portion, if any, of the balance that will not be collected. No interest is charged on delinquent receivables.
Note 8 — Inventory and Floor Plan Notes Payable
The following table summarizes inventory as of:
	December 31, 2021	December 31, 2020
Used vehicles	$40,739	$11,202
Parts	246	—
Total	$40,985	$11,202
F-1-75

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Beginning March 10, 2021, the Company entered into a $30,000 floorplan credit facility, which was expanded to $40,000 in the second quarter, with Ally Financial to finance the acquisition of used vehicle inventory. Concurrently, proceeds from the agreement were used to settle outstanding debt obligations on the Company’s preexisting floorplan facility with AFC. Borrowings under the Ally Financial facility accrue interest at a variable rate based on the most recent prime rate plus 2.50% per annum. The prime rate as of December 31, 2021 was 3.25%.
Floor plan notes payable are generally due upon the sale of the related used vehicle inventory.
Note 9 — Property and Equipment, Net
The following table summarizes property and equipment as of:
	December 31, 2021	December 31, 2020
Capital lease assets	$12,566	$1,305
Leasehold improvements	4,628	702
Furniture, fixtures and equipment	7,993	760
Corporate vehicles	158	143
Total property and equipment	25,345	2,910
Less: accumulated depreciation	(2,609)	(1,042)
Less: impairment	(108)	—
Property and Equipment, net	$22,628	$1,868
Depreciation expense for property and equipment was approximately $1,567, $195, and $260 for the years ended December 31, 2021, 2020, and 2019, respectively.
In the fourth quarter of 2021, we identified a triggering event based on a current period operating loss and historic period operating loss which lead to the impairment charge of $(108). This impairment charge represents the full impairment of one hub.
Note 10 — Other Assets
The following table summarizes other assets as of:
	December 31, 2021	December 31, 2020
Other Current Assets:
Lease receivable, net	$29	$36
Deferred acquisition costs	46	72
Prepaid expenses	3,664	679
Interest receivable	966	—
Deferred transaction costs	—	5,892
Total Other Current Assets	$4,705	$6,679
Other Assets:
Lease receivable, net	$16	$16
Deferred acquisition costs	35	48
Security deposits	507	235
Total Other Assets	$558	$299
F-1-76

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 11 — Long-term Debt
The following table summarizes long-term debt as of:
	December 31, 2021	December 31, 2020
Capital lease obligation	$12,715	$1,305
Promissory note	—	2,990
Convertible notes payable, net	—	3,325
Paycheck Protection Program loan	—	1,749
	12,715	9,369
Current portion of long-term debt	(509)	(6,370)
Long-term Debt	$12,206	$2,999
Promissory Note
Concurrently with the closing of the Merger on January 21, 2021, the promissory note was extinguished through a cash payment of $3,000.
Convertible Notes Payable
On December 20, 2019, the Company entered into a note purchase agreement (“NPA”) with AFC. AFC’s parent company was also a common stockholder of Former CarLotz. For each convertible note of $1,000 or portion thereof that AFC purchased, AFC received warrants (historic warrants) constituting 0.20% of Former CarLotz’ fully-diluted common stock. As of December 31, 2020, the Company had a convertible note balance of $3,500. The note accrued interest at 6.00% on a 365-day basis and the outstanding interest payable as of December 31, 2020 was approximately $212. Concurrently with the closing of the Merger on January 21, 2021, the historic warrants and the note were converted to a fixed number of shares pursuant to a conversion agreement with AFC. The convertible notes were extinguished by issuing AFC 347,992 shares of Former CarLotz common stock and the warrants were exercised into 73,869 shares of Former CarLotz common stock. Former CarLotz common stock was converted into 10.1927 shares of common stock. There are no historic warrants outstanding subsequent to the exercise.
Payroll Protection Program Loan
In April 2020, the Company received a Paycheck Protection Program (“PPP”) loan, a new loan program under the Small Business Administration’s 7(a) program providing loans to qualifying businesses, totaling approximately $1,749. As of December 31, 2020, the Company had an outstanding PPP loan balance of $1,749, which was extinguished concurrently with the closing of the Merger.
Note 12 — Accrued Expenses
The following table summarizes accrued expenses as of:
	December 31, 2021	December 31, 2020
License and title fees	$903	$785
Payroll and bonuses	2,047	837
Deferred rent	1,636	199
Technology	1,127	—
Inventory	2,542	1
Other	6,173	1,741
Total Accrued Expenses	$14,428	$3,563
F-1-77

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 13 — Other Liabilities
The following table summarizes other liabilities as of:
	December 31, 2021	December 31, 2020
Other Current Liabilities
Unearned insurance premiums	$754	$256
Other Liabilities
Unearned insurance premiums	622	1,680
Other long-term liabilities	122	135
Historic warrants liability	—	144
Other Liabilities, Long-term	$744	$1,959
Note 14 — Lease Commitments
The Company leases its operating facilities from various third parties under non-cancelable operating and capital leases. The leases require various monthly rental payments ranging from approximately $3 to $70, with various ending dates through September 2036. The leases are triple net, whereby the Company is liable for taxes, insurance and repairs. Rent expense for all operating facility leases was approximately $5,030, $1,720, and $2,000 for the years ended December 31, 2021, 2020, and 2019, respectively. Most of these leases have escalating rent payments, which are being expensed on a straight-line basis and are included in deferred rent, within Accrued expenses.
The following is a table of facility lease commitments due for the next five years, and thereafter, as of December 31, 2021:
	Total Per Year	Total Capital Leases
2022	6,788	1,643
2023	6,931	1,669
2024	6,657	1,695
2025	6,832	1,721
2026	5,884	1,766
Thereafter	23,715	14,322
Total	$56,807	$22,816
Less: amount representing interest		(10,101)
Present value of minimum lease payments		12,715
Less: current obligation		(509)
Long-term obligations under capital lease		$12,206
The Company also leases vehicles from a third party under noncancelable operating leases and leases these same vehicles to end customers with similar lease terms, with the exception of the interest rate. The leases require various monthly rental payments from the Company ranging from $184 to $1,668 (actual) with various ending dates through December 2026.
The following is a schedule of the approximate future minimum lease payments due to third parties and the related expected future receipts related to these lease vehicles as of December 31, 2021:
	Payments Due to Third-Parties	Future Receipts
2022	$1,435	$1,721
2023	1,017	1,205
2024	605	716
2025	180	216
2026	55	69
Total	3,292	3,927
F-1-78

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Note 15 — Commitments and Contingencies
The Company’s facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.
Legal Matters
Federal Securities Litigation
On July 8, 2021, purported CarLotz stockholder Daniel Erdman, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Daniel Erdman v. CarLotz, Inc., et al., 21-cv-5906 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
On July 20, 2021, purported CarLotz stockholder Michael Widuck, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Widuck v. CarLotz, Inc., et al., 21-cv-6191 (S.D.N.Y.). The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
On August 5, 2021, purported CarLotz stockholder Michael Turk, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Turk v. CarLotz, Inc., et al., 21-cv-6627 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
The above three cases were consolidated by the Court on August 31, 2021 under In re CarLotz, Inc. Sec. Litig., 21-cv-05906 (S.D.N.Y.). On October 15, 2021, the Court appointed David Berger lead plaintiff and Kahn Swick & Foti, LLC lead counsel for the putative class. On December 14, 2021, Lead Plaintiff Berger and Additional Plaintiff Craig Bailey filed an Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, Acamar Partners Sponsor I LLC, and Acamar Partners Sub, Inc., purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b), 14(a) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Amended Complaint sought a declaration that it is a proper class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper.
F-1-79

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
On February 17, 2022, Plaintiffs filed a Letter Motion for Leave to File Second Amended Complaint, citing the need “to resolve certain factual and legal issues bearing on the viability of certain of plaintiffs’ claims and named defendants.” On February 18, 2022, the Court granted Plaintiffs’ letter motion for leave to file a Second Amended Complaint and ordered that the Second Amended Complaint be filed by March 4, 2022.
On March 4, 2022, Lead Plaintiff Berger and Additional Plaintiff Bailey filed a Second Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, and Acamar Partners Sponsor I LLC, purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Second Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Second Amended Complaint seeks a declaration that it is a proper class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper. Defendants’ deadline to move, answer, or otherwise respond to the Second Amended Complaint is May 2, 2022.
Delaware Stockholder Derivative Litigation
On September 21, 2021, purported CarLotz stockholder W. Kenmore Cardoza, trustee of the W. Kenmore & Joyce M. Cardoza Revocable Trust, filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the District of Delaware against certain officers and directors of CarLotz. See Cardoza v. Mitchell, et al., 21-cv-1332 (D. Del.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b) and 21D of the Exchange Act, breach of fiduciary duty and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses, and other relief.
On February 14, 2022, the parties filed a stipulation and proposed scheduling order, pursuant to which Plaintiff will file an amended complaint by April 1, 2022, Defendants will answer or otherwise respond to the amended complaint within 30 days of the filing of the amended complaint, and the parties shall meet and confer on conduct of further proceedings within 7 days of the filing of the amended complaint. On February 15, 2022, the Court so-ordered the parties’ proposed schedule.
New York Stockholder Derivative Litigation
On October 20, 2021, purported CarLotz stockholder Julian Cha filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Julian Cha v. David R. Mitchell, et al., 21-cv-8623 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On October 27, 2021, purported CarLotz stockholder Mark Habib filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Mark Habib v. David R. Mitchell, et al., 21-cv-8786 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act and breach of fiduciary duty. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On November 15, 2021, the Court issued an order¸ inter alia, consolidating Cha and Habib under In re CarLotz, Inc. Deriv. Litig., 21-cv-8623 and appointing co-lead counsel. On February 14, 2022, the parties filed a stipulation and proposed order staying the case, which requested that all proceedings in this action be stayed pending the resolution of defendants’ forthcoming motion to dismiss the Second Amended Complaint in In re CarLotz, Inc. Sec. Litig. The Court granted that proposal and stayed the case on February 15, 2022.
F-1-80

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
In addition to the matters above, the Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or results of operations.
Note 16 — Redeemable Convertible Preferred Stock
As of December 31, 2020, the Amended and Restated Certificate of Incorporation of Former CarLotz provided for two classes of ownership: common stock and Series A Preferred Stock. The holder of the Series A Preferred Stock received distribution priority in order of 1.5 times the sum of any unpaid returns and unreturned capital contributions. Preferred returns were calculated at an 8.00% annual rate. Unpaid cumulative distributions were approximately $4,800 as of December 31, 2020, and the Series A Preferred Stock had a liquidation preference of $37,114 as of December 31, 2020. Upon liquidation of Former CarLotz, proceeds in excess of the Series A Preferred Stock would have been shared pro rata among all stockholders based on the number of shares. The unpaid cumulative distributions are included as Accrued expenses — related party on the accompanying consolidated balance sheets. As a result of the Merger, the Company settled Former CarLotz’ redeemable convertible preferred stock and redeemable convertible preferred stock tranche obligation with carrying values of $17,560 and $2,832, respectively, as of December 31, 2020. The convertible preferred stock is reflected retroactively in the earliest period and presented on an as converted basis.
The fair value of the obligation to purchase future tranches of Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) was estimated by utilizing the Black Scholes pricing model and included the impact of the lack of marketability of the instruments. The key inputs for the fair value measurement include the fair value per share of the Company’s Series A Preferred Stock, expected volatility, the remaining years to liquidity and the risk-free interest rate. The most significant input impacting the fair value of the Series A Preferred Stock tranche obligation is the fair value of the Series A Preferred Stock as of each remeasurement date. The determination of the fair value per share of the redeemable convertible preferred stock is estimated by taking into consideration the most recent sales of redeemable convertible preferred stock, results obtained from third-party valuations and additional factors that are deemed relevant. As a private company at the last time of valuation, there was a lack of Company-specific historical and implied volatility information of the Company’s Series A Preferred Stock. Therefore, estimates of expected stock volatility are based on the historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the obligations. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining years to liquidity.
Note 17 — Stock-Based Compensation Plan
Stock Option Plans
The Company has three stock incentive plans, the “2011 Stock Option Plan,” the “2017 Stock Option Plan” and the “2020 Incentive Award Plan,” to promote the long-term growth and profitability of the Company. The plans do this by providing senior management and other employees with incentives to improve shareholder value and contribute to the growth and financial success of the Company by granting equity instruments to these stakeholders.
Share-based compensation expense was recorded for the years ended December 31, 2021, 2020, and 2019, of approximately $51,121, $45, and $113, respectively.
The Company estimates the fair value of stock options using the Black-Scholes pricing model. The Black-Scholes pricing model requires the use of subjective inputs such as stock price volatility. Changes in the inputs can materially affect the fair value estimates and ultimately the amount of stock-based compensation expense that is recognized.
During the years ended December 31, 2021 and 2020, there were no grants related to the 2011 Stock Option Plan.
F-1-81

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
A summary of activity for the years ended December 31, 2021, 2020, and 2019 for the 2011 Stock Option Plan is as follows:
	Number of Stock Options	Weighted Average Exercise Price
Balance (Balance January 1, 2019)	1,647,650	$0.60
Granted	—	—
Forfeited	(76,445)	0.67
Balance (December 31, 2019)	1,571,205	0.59
Granted	—	—
Forfeited	—	—
Balance (December 31, 2020)	1,571,205	0.59
Granted	—	—
Exercised	(310,877)	0.57
Forfeited	—	—
Balance (December 31, 2021)	1,260,328	0.56
Vested (as of December 31, 2021)	1,260,328	$0.56
The following summarizes certain information about stock options vested and expected to vest as of December 31, 2021 related to the 2011 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	1,260,328	0.67 years	$0.56
Exercisable	1,260,328	0.67 years	$0.56
Aggregate intrinsic value represents the total pre-tax intrinsic value, which is computed based on the difference between the option exercise price and the estimated fair value of the Company’s common stock at the time such option exercises. This intrinsic value changes based on changes in the fair value of the Company’s underlying common stock. The aggregate intrinsic value for options outstanding and options exercisable as of December 31, 2021 was $1.71.
The terms of the 2017 Stock Option Plan provide for vesting upon certain market and performance conditions, including achieving certain triggering events, including specified levels of return on investment upon a sale of the Company. Because the 2017 Stock Option Plan has a market-based vesting condition, an open-form valuation model was used to value the options. All stock options related to the 2017 Stock Option Plan have an exercise price of $0.92 per share. All stock options related to the 2017 Stock Option Plan expire 10 years after the grant date, which ranges from March 2028 to October 2029.
A summary of activity for the years ended December 31, 2021, 2020, and 2019 for the 2017 Stock Option Plan is as follows:
	Number of Stock Options	Weighted Averaged Exercise Price
Balance (Balance January 1, 2019)	2,599,669	$0.92
Granted	1,569,676	0.92
Forfeited	(1,323,787)	0.92
Balance (December 31, 2019)	2,845,557	0.92
Granted	1,116,101	0.92
Forfeited	—	—
Balance (December 31, 2020)	3,961,658	0.92
Granted	—	—
Forfeited	(25,482)	0.92
Balance (December 31, 2021)	3,936,176	0.92
Vested (as of December 31, 2021)	3,538,672	$0.92
F-1-82

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
The options granted under the 2017 Stock Option Plan were eligible to vest upon a change of control. Although the Merger did not meet the definition of a change of control, the Company modified the awards in connection with the Merger such that all vesting conditions were waived for 3,538,672 of the options. This modification impacted 8 employees and resulted in $38,800 of share-based compensation on the modification date. The remaining options were also modified but will vest over a service period of four years and impacted 16 employees. These options resulted in $186 of cash consideration and $4,193 of share based compensation that will be recognized over the service period of four years. For the year ended December 31, 2021, $987 of share-based compensation was recognized.
The following summarizes certain information about stock options vested and expected to vest as of December 31, 2021 related to the 2017 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	3,936,176	7.55 years	$0.92
Exercisable	3,538,672	7.43 years	$0.92
The aggregate intrinsic value for options outstanding and options exercisable as of December 31, 2021 was $1.35.
The inputs used for the 2017 Stock Option Plan were as follows:
Balance (Expected volatility)	80.00%
Expected dividend yield	—%
Expected term (in years)	3.5 - 4.7 years
Risk-free interest rate	0.32% - 0.45%
The options granted under the 2020 Incentive Award Plan vest over a service period of four years. A summary of activity for the year ended December 31, 2021 for the options associated with the 2020 Incentive Award Plan is as follows:
	Balance (Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2020)	—	$—
Granted	1,490,519	11.02
Forfeited	(21,222)	4.31
Balance (December 31, 2021)	1,469,297	$11.12
Exercisable	—	$—
The grant date fair value of the options was between $2.60 to $7.77. For the year ended December 31, 2021, $2,948 of share based compensation was recognized. As of December 31, 2021, there was approximately $8,233 of total unrecognized compensation cost related to unvested options related to the 2020 Stock Incentive Award Plan.
The following summarizes certain information about stock options vested and expected to vest as of December 31, 2021 related to the 2020 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	1,469,297	8.96 years	$11.12
Exercisable	—	—	$—
F-1-83

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
The inputs used for the 2020 Incentive Award Plan options were as follows for the year ended December 31, 2021:
Balance (Expected volatility)	80% - 85%
Expected dividend yield	—%
Expected term (in years)	6.25 years
Risk-free interest rate	0.62% - 1.34%
The service-based restricted stock units associated with the 2020 Incentive Award Plan vest over a service period. A summary of activity for the year ended December 31, 2021 for the service-based restricted stock units associated with the 2020 Incentive Award Plan is as follows:
	Number of Units	Weighted Average Grant Date Fair Value
Balance (December 31, 2020)	—	$—
Granted	710,993	5.58
Forfeited	(18,884)	4.32
Vested (as of December 31, 2021)	(94,370)	5.87
Balance (December 31, 2021)	597,739	$5.57
The grant date fair value of the service-based restricted stock units was between $3.73 and $6.15. For the year ended December 31, 2021, $1,460 of share based compensation cost was recognized. As of December 31, 2021, there was approximately $2,035 of unrecognized compensation cost that vests over a service period of four years and $411 of unrecognized compensation cost that vests over a service period of one year related to unvested restricted stock units granted under the 2020 Stock Incentive Award Plan.
Earnout Restricted Stock Units
Former CarLotz option holders as of the effective time of the Merger received 640,421 earnout restricted stock units (“Earnout RSUs”). The Earnout RSUs vest if certain targets are met in the 60 month period following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. Earnout RSUs will vest if any of the following conditions are achieved following January 21, 2021, in each case, subject to the applicable award recipient’s continued service through the date such conditions are met:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of Company common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), 50% of the Earnout RSUs will vest.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of Company common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), 50% of the Earnout RSUs will vest.

iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unvested Earnout RSUs are forfeited. All unvested Earnout RSUs will vest if there is a change of control of the Company that will result in the holders of Company common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.

The estimated fair value of the liability is determined by using a Monte-Carlo simulation model, which incorporates various assumptions, including expected stock price volatility, contractual term, dividend yield and stock price at grant date. The Company estimates the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of comparable publicly-traded companies.
F-1-84

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
A summary of activity for the year ended December 31, 2021 for the Earnout RSUs is as follows:
	Number of Units	Weighted Average Grant Date Fair Value
Balance (December 31, 2020)	—	$—
Granted	640,421	10.70
Forfeited	(19,221)	10.70
Balance (December 31, 2021)	621,200	$10.70
During the year ended December 31, 2021, the Company recognized $6,748 of stock-based compensation cost. As of December 31, 2021, there was no additional unrecognized compensation cost related to the Earnout RSUs.
The inputs used to value the Earnout RSUs were as follows at January 21, 2021:
Expected volatility	80.00%
Starting stock price	$11.31
Expected term (in years)	5 years
Risk-free interest rate	0.45%
Earnout hurdle	$12.50-$15.00
Note 18 — Income Taxes
The Company’s income tax expense consisted of the following for the years ended December 31, 2021, 2020 and 2019:
	2021	2020	2019
Current Income Tax Expense:
Federal	$—	$—	$—
State and local	10	10	11
Total Current Income Tax Expense	10	10	11
Deferred Income Tax Expense:
Federal	—	—	—
State and local	—	—	—
Total Income Tax Expense	$10	$10	$11
Deferred income taxes are recorded using enacted tax rates based upon differences between financial statement and tax bases of assets and liabilities. The significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2021 and 2020 are as follows:
	2021	2020
Deferred Tax Assets:
Net operating losses	$27,794	$7,042
Accrued expenses	—	109
Unearned premiums	339	466
Contract expense	2,188	332
Intangible assets	188	204
Equity awards	2,199	189
Other	1,532	217
Total deferred tax assets	34,240	8,559
Less: valuation allowance	(34,138)	(8,559)
Net Deferred Tax Assets	102	—
F-1-85

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
	2021	2020
Deferred Tax Liabilities
Fixed assets	(102)	—
Total deferred tax liabilities	(102)	—
Net Deferred Tax Liabilities	(102)	—
Net Deferred Tax Assets/Liabilities	$—	$—
A valuation allowance has been established for all deferred tax assets because the Company has incurred cumulative losses in recent years and the Company has not determined that the net deferred tax assets are more likely than not to be realized. In future periods, if the Company determines it is more likely than not that the deferred tax assets will be realized, the valuation allowance may be reduced and an income tax benefit recorded. The following table presents the change in deferred tax asset valuation allowance for the years ended December 31, 2021, 2020 and 2019:
	2021	2020	2019
January 1,	$8,559	$6,910	$3,986
Additions – Charged	25,579	1,649	2,924
Deductions – Charged	—	—	—
Other	—	—	—
December 31,	$34,138	$8,559	$6,910
The change in valuation allowance resulted due to the current year significant pretax book losses which are not more likely than not to be realized. As of December 31, 2021, the Company has Federal net operating loss carryforwards of approximately $113,411, of which $6,207 will expire at various dates from 2032 - 2039 and $107,204 will carryforward indefinitely but can only be used up to 80.00% of taxable income. The Company has state net operating loss carryforwards of approximately $97,002 of which $114 will expire at various dates from 2022-2030, $32,879 will expire at various dates from 2031 - 2041, and $64,009 will carry forward indefinitely but can only be used to offset varying percentages annually based upon taxable income. Certain tax attributes of the net operating loss carryforwards may be subject to an annual limitation as a result of a change of ownership in prior years as defined under Internal Revenue Code Section 382.
The differences between income tax benefit expected at the U.S. federal statutory tax rates of 21.00% (for 2021, 2020 and 2019) and the reported income tax expense are summarized as follows:
	2021	2020	2019
Loss Before Income Tax Expense	$(39,869)	$(6,542)	$(12,667)
Income tax benefit at federal statutory rates	(8,372)	(1,372)	(2,660)
State and local income taxes	(3,634)	(79)	(471)
Valuation allowances	24,391	1,649	2,924
Change in fair value of redeemable convertible preferred stock tranche obligation	—	(194)	293
Executive compensation	8,690	—	—
Change in fair value of Merger warrants liability	(6,874)	—	—
Change in fair value of earnout shares	(13,987)	—	—
Other	(204)	6	(75)
Total Income Tax Expense	$10	$10	$11
Effective Tax Rate	(0.03)%	(0.15)%	(0.09)%
F-1-86

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Income tax returns are filed in the U.S., including multiple state jurisdictions, and are subject to examination by tax authorities in the jurisdictions where the Company operates. The Company has open tax years from 2018 to 2021, although tax years dating back to 2011 remain open up to the tax attribute amounts carried forward for future use. The Company has determined that it does not have any unrecognized tax benefits or obligations as of December 31, 2021 and 2020.
Note 19 — Net Loss Per Share Attributable to Common Stockholders
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2021, 2020, and 2019:
	2021	2020	2019
Numerator:
Net Loss	$(39,879)	$(6,552)	$(12,678)
Denominator:
Weighted average common shares outstanding, basic and diluted	110,574,519	58,621,042	56,475,860
Net Loss per Share Attributable to Common Stockholders, basic and diluted	$(0.36)	$(0.11)	$(0.22)
The following table summarizes the outstanding potentially dilutive securities that were excluded from the computation of diluted net loss per share attributable to common stockholders because the impact of including them would have been antidilutive for the years ended December 31, 2021, 2020, and 2019:
	2021	2020	2019
Public warrants	10,185,774	—	—
Private warrants	6,074,310	—	—
Earnout RSUs	630,810	—	—
Earnout shares	6,945,732	—	—
Convertible notes payable	—	3,556,335	2,876,492
Historic warrants	—	777,265	699,025
Stock options outstanding to purchase shares of common stock	6,665,801	5,532,863	4,416,762
Unvested RSUs	597,139	—	—
Total	31,099,566	9,866,463	7,992,279
Note 20 — Concentrations
The suppliers that accounted for 10% or more of the Company’s vehicle purchases are presented as follows:
	Total vehicle purchases from vendor to total vehicle purchases for the year ended December 31,
Vendor	2021	2020	2019
Vendor A	24%	33%	—%
Vendor B	11%	—%	—%
Vendor C	10%	—%	—%
Vendor D	—%	13%	12%
Vendor A is a corporate vehicle sourcing partner. Typically, we purchase the vehicles from our corporate vehicle sourcing partners at the time of sale to a retail customer.
For the periods ended December 31, 2021 and 2020, no retail or wholesale customers accounted for more than 10% of the Company’s revenue.
Note 21 — Related Party Transactions
Certain warranties sold beginning January 1, 2019 are serviced by a company owned by Endurance Dealer Services LLC, which is owned by TRP, a major stockholder. When a customer selects a warranty from
F-1-87

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Endurance, we earn a commission based on the actual price paid or financed when the customer enters into the contract at which point we recognize finance and insurance revenue.
The amount of revenue recognized from transactions with Endurance, net of contracts entered into by customers and subsequently cancelled, was $4,335, $2,574, and $1,743 for the years ended December 31, 2021, 2020, and 2019, respectively. The amount due to Endurance was $268 and $0 as of December 31, 2021 and 2020, respectively.
Additionally, prior to the closing of the Merger, Former CarLotz incurred monthly management fees payable to TRP. The management fee expenses are reflected as Management Fee Expense — Related Party on the Consolidated Statements of Operations.
Note 22 — Subsequent Events
CEO Transition
The Board has appointed Lev Peker as the Company’s Chief Executive Officer and a member of the Board of Directors, effective as of April 18, 2022. Pursuant to the Separation Agreement (as defined below), Michael Bor will cease to be the Company’s Chief Executive Officer and a member of the Board of Directors effective as of March 16, 2022 (the “Separation Date”). Luis Ignacio Solorzano Aizpuru, who has served as a member of the Board since 2018 and is a member of the Compensation and Nominating and Corporate Governance committees, has replaced Mr. Bor as Chairman of the Board. Until April 18, 2022 when Mr. Bor’s replacement, Mr. Lev Peker, is in place, the Board has established an executive committee comprised of the Company’s Chief Financial Officer, General Counsel and Chief Operating Officer, which will report to Mr. Solorzano as Chairman of the Board.
In connection with Mr. Bor’s separation, he entered into a separation and release agreement with the Company (the “Separation Agreement”). Under the Separation Agreement, and consistent with the terms of his existing employment agreement and equity award agreements, Mr. Bor will receive the following payment and benefits as of the Separation Date: (i) an amount equal to his annual base salary, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the Separation Date, and which shall remain exercisable for three months following termination), and (iv) accelerated vesting of 22,026 RSUs (which amount was scheduled to otherwise vest within 12 months of the Separation Date). The foregoing payments and benefits are subject to Mr. Bor’s continued employment through the Separation Date, continued compliance with certain restrictive covenants, and entry into a release of claims in favor of the Company. The Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000.
Lev Peker will become the Company’s Chief Executive Officer and a member of the Board, effective as of April 18, 2022. Mr. Peker will serve as a Class III director for a term expiring at the 2023 annual meeting of stockholders. Mr. Peker, age 40, brings many years of management experience to the Company. Prior to joining the Company, Mr. Peker served as Chief Executive Officer and director of CarParts.com, Inc., an online provider of automotive parts, from January 2019 to March 2022. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera, Inc., an online retailer of consumer electronics, from August 2015 to December 2018. Prior to that time, he was the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, an integrated retailer providing merchandise and related services, from August 2014 to July 2015. From April 2008 to July 2014, Mr. Peker served in various roles at CarParts.com, Inc. (formerly known as U.S. Auto Parts Network, Inc.), including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 to June 2013, and as Manager of Financial Planning and Analysis from April 2008 to March 2009. Mr. Peker holds a BS degree in Accounting from the University of Southern California and an MBA in Marketing and Strategy from the University of California, Los Angeles.
The Company and Mr. Peker have entered into an employment agreement, dated March 12, 2022 in connection with his appointment as Chief Executive Officer of the Company (the “Employment Agreement”), effective as of April 18, 2022 (the “Start Date”). The Employment Agreement provides for a three-year term,
F-1-88

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Employment Agreement, Mr. Peker will receive: (i) an annual base salary of $600,000, (ii) a sign-on bonus of $900,000, subject to Mr. Peker’s continued employment through the first anniversary of the Start Date, (iii) a first year annual bonus with a target value of $900,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value of 150% of Mr. Peker’s annual base salary and a maximum value of 300% of Mr. Peker’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a 2022 annual equity award of 680,000 RSUs, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years, (vi) a sign-on time-based equity award of 2,820,000 RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity and (vii) a sign-on performance equity award of 3,500,000 performance RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer. The sign-on performance equity award will vest, subject to Mr. Peker’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). Mr. Peker will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.
The Employment Agreement provides that in the event of a termination without “Cause”, or a resignation for “Good Reason” (both as defined in the Employment Agreement) not in connection with a change in control, and conditional on Mr. Peker signing a general release of claims and complying with certain restrictive covenants, Mr. Peker will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Peker is terminated without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.
ITEM 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2021. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of December 31, 2021 due to the existence of material
F-1-89

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
weaknesses in internal control over financial reporting that were identified in connection with the audits of the consolidated financial statements of Former CarLotz as of December 31, 2019 and 2018 and for the years in the three year period ended December 31, 2019, and which is still being remediated.
Management’s Report on Internal Control Over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company, as this term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. As required by Rules 13a-15(e) and 15d-15(e) under the Exchange Act, our management, with the participation of our chief executive officer and chief financial officer, conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2021, based on the criteria set forth in the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“the COSO Framework”). Based on this evaluation, our management identified deficiencies which constitute material weaknesses in our internal control over financial reporting. Based on this evaluation, such officers have concluded that our disclosure controls and procedures were not effective as of December 31, 2021. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
Material Weaknesses in Internal Control Over Financial Reporting
Control Environment
We did not maintain an effective control environment to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established in the COSO Framework relating to the lack of sufficient accounting and financial reporting resources to address internal control over financial reporting.
Specifically, we did not attract, develop and retain accounting and financial resources commensurate with the size and complexity of our organization to support the oversight of processes and procedures in applying internal control over financial reporting to adequately prevent or detect accounting errors.
Control Activities
We did not design and implement effective control activities to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established by the COSO Framework. We have identified deficiencies in the principles associated with the control activities component of the COSO Framework relating to our: (i) inability to appropriately and timely reconcile account balances to detect accounting errors and evaluate balances for completeness and accuracy, (ii) selecting and developing control activities and information technology that contribute to the mitigation of risks and support achievement of objectives.
The following deficiencies in control activities, among others, contributed to accounting errors or the potential for there to have been accounting errors that are material to the financial statements:
•	Lack of sufficient resources within the accounting and financial reporting department to review for the completeness and accuracy of source data supporting account reconciliations.
•	Inadequate segregation of duties.
•
Inadequate general information technology controls in the areas of access security and program change-management over certain information technology systems that support the Company’s financial reporting processes.

Remediation Efforts to Address Material Weaknesses
Remediation of the identified material weaknesses and strengthening of our internal control environment will require a substantial effort throughout 2022 and beyond as necessary. The material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.
F-1-90

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
While we have taken steps to address the material weaknesses, our current information technology systems have limited automated capabilities which create manual processes that require the time of our accounting and financial reporting resources. We are creating more streamlined and efficient accounting processes to allow the accounting and financial reporting resources to effectively operate the controls that we have designed and implemented.
We are designing and implementing controls to establish and maintain appropriate segregation of duties, formalize accounting policies and controls around user access and change management and evaluating options for a new ERP system.
We will also continue to attract, develop and retain competent management to ensure oversight of our processes and procedures in applying internal control over financial reporting.
The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations.
Changes in Internal Control Over Financial Reporting
Except as disclosed above, there were no changes in our internal control over financial reporting that occurred during the year ended December 31, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Item 9B.	Other Information
None.
Item 9C.	Disclosure Regarding Foreign Jurisdiction that Prevent Inspections
Not applicable.
PART III
ITEM 10.	Directors, Executive Officers and Corporate Governance
We have adopted a written code of ethics, entitled “CarLotz, Inc. Code of Conduct,” that applies to all of our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We make available our code of ethics free of charge through our investor relations website, which is located at investors.carlotz.com/investor-relations. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of our code of ethics.
The information concerning our executive officers required by this Item 10 is contained under the caption “Information about our Executive Officers” at the end of Part I of this Annual Report on Form 10-K. The remaining information required by this item is incorporated by reference to the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2021.
ITEM 11.	Executive Compensation
Refer to Part III, Item 10 for information on Mr. Bor’s resignation and separation agreement and Mr. Peker’s employment agreement.
The information required by this Item 11 is incorporated by reference herein from our Definitive Proxy Statement for our 2022 Annual Meeting of Stockholders to be filed with the SEC as set forth under the caption “Documents Incorporated by Reference.”
F-1-91

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The information required by Item 403 of Regulation S-K will be included in our Definitive Proxy Statement for our 2022 Annual Meeting and such information will be incorporated by reference herein.
ITEM 13.	Certain Relationships and Related Party Transactions, and Director Independence
The information required by this Item 13 is incorporated by reference herein from our Definitive Proxy Statement for our 2022 Annual Meeting of Stockholders to be filed with the SEC as set forth under the caption “Documents Incorporated by Reference.”
ITEM 14.	Principal Accountant Fees and Services
Our independent registered public accounting firm is Deloitte & Touche LLP, Detroit MI, Auditor Firm ID: 34.
The Information required by this Item 14 is incorporated by reference herein from our Definitive Proxy Statement for our 2022 Annual Meeting of Stockholders to be filed with the SEC as set forth under the caption “Documents Incorporated by Reference.”
PART IV
Exhibit Index
Item 15.	Exhibits and Financial Statement Schedules
(a) Financial Statements
The information required by this item is contained under Item 8 of this Annual Report Form 10-K.
(b) Financial Statements Schedules: Schedule II - Valuation and Qualifying Accounts
	Balance at beginning of the period	Bad debt expense	Write-offs	Balance at the end of period
	(in thousands)
Allowance for doubtful accounts:
Year ended December 31, 2021	67	731	(498)	300
Year ended December 31, 2020	27	44	(4)	67
Year ended December 31, 2019	41	44	(58)	27
All other financial statement schedules are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes to the consolidated financial statements
F-1-92

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
(c) Exhibits
The exhibits listed in the accompanying Exhibit Index are filed, furnished or incorporated by reference as part of this Form 10-K.
Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 21, 2020, by and among Acamar Partners Acquisition Corp., Acamar Partners Sub, Inc. and CarLotz, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on October 22, 2020)

2.1.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of December 16, 2020, by and among Acamar Partners Acquisition Corp., Acamar Partners Sub, Inc. and CarLotz, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on December 16, 2020

3.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252993), filed with the SEC on February 11, 2021)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

4.1
Warrant Agreement, dated February 21, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on February 26, 2019)

4.2	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.5 to the Company’s Form S-4/A (File No. 333-249723), filed with the SEC on December 16, 2020

4.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.6 to the Company’s Form S-4/A (File No. 333-249723), filed with the SEC on December 16, 2020

4.4	Description of the Securities of CarLotz, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-K (File No. 001-38818), filed with the SEC on March 15, 2021)

10.1
Registration Rights and Lock-Up Agreement among the Company and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021

10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on October 22, 2020)

10.3
Stockholders Agreement, dated as of January 21, 2021, by and among TRP Capital Partners, LP, Acamar Partners Sponsor I LLC, Michael W. Bor and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

10.4†
Amended and Restated Executive Employment Agreement, dated September 18, 2017, between CarLotz, Inc. and Michael W. Bor (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

F-1-93

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Exhibit No.	Description
10.5†
Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Michael W. Bor (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.6†
Letter Agreement, dated October 16, 2017, between CarLotz, Inc. and John W. Foley II (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.7†
Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and John W. Foley II (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.8†
Letter Agreement, dated January 1, 2015, between CarLotz, Inc. and Daniel A. Valerian (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.9†
Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Daniel A. Valerian (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4/A (File No. 333-249723) filed by the Registrant on December 16, 2020).

10.10†
Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Rebecca C. Polak (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.11†
Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Thomas W. Stoltz (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.12†	2020 Incentive Award Plan of the Company (incorporated by reference to Exhibit 10.12 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

10.13†
Form of 2020 Incentive Award Plan RSU Award Agreement (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4/A (Form No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.14†
Form of 2020 Incentive Award Plan Option Award Agreement (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.15†
Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.15 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

10.16+
Demand Promissory Note and Security Agreement, dated January 22, 2016, between CarLotz, Inc. and Automotive Finance Corporation (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

F-1-94

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Exhibit No.	Description
10.16.1
Amendment to Demand Promissory Note and Security Agreement, dated January 25, 2019, between CarLotz, Inc. and Automotive Finance Corporation (incorporated by reference to Exhibit 10.21.1 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.17†	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-38818) filed with the SEC on May 10, 2021

10.18†
CarLotz, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.18.1†
Amendment to CarLotz, Inc. 2011 Stock Option Plan (incorporated by reference to Exhibit 10.25.1 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.19†
CarLotz, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.20†
Form of 2011 CarLotz Stock Incentive Plan Agreement (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.21†
Form of 2017 CarLotz Stock Option Agreement (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4/A (File No. 333-249723) filed with the SEC by Acamar Partners Acquisition Corp. on December 16, 2020).

10.22+
Inventory Financing and Security Agreement, dated March 10, 2021, by and among Ally Bank, Ally Financial Inc. and CarLotz, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K (File No. 001-38818), filed with the SEC on March 15, 2021)

10.22.1
Addendum to Inventory Financing and Security Agreement, dated April 7, 2021, by and among Ally Bank, Ally Financial Inc. and CarLotz Group, Inc. (incorporated by reference to Exhibit 10.22.1 to the Company’s Form POS AM (File No. 333-252993), filed with the SEC on May 25, 2021)

10.23
Addendum to Inventory Financing and Security Agreement, dated March 10, 2021, by and among Ally Bank, Ally Financial Inc. and CarLotz, Inc. (incorporated by reference to Exhibit 10.23 to the Company’s Form 10-K (File No. 001-38818), filed with the SEC on March 15, 2021)

10.24†	CarLotz, Inc. Short-term Incentive Program (incorporated by reference to Exhibit 10.24 to the Company’s Form 10-K (File No. 001-38818), filed with the SEC on March 15, 2021)

10.25†*	Separation and Release Agreement, dated March 14, 2022, between Michael Bor and CarLotz, Inc.

10.26†*	Employment Agreement, dated March 12, 2022, between Lev Peker and CarLotz, Inc.

21.1*	List of Subsidiaries

23.1*	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP

F-1-95

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
Exhibit No.	Description
24.1*	Power of Attorney (included on the signatures page of this Annual Report on Form 10-K)

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
*	Filed herewith
†	Indicates a management contract or compensatory plan or arrangement.
+	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).
Item 16.	Form 10-K Summary
None.
F-1-96

CarLotz, Inc. and Subsidiaries — Notes to Consolidated Financial Statements
(In thousands, except share data)
SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
CarLotz, Inc.

	By:	/s/ Thomas W. Stoltz
Thomas W. Stoltz
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)
Date: March 15, 2022
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Stoltz and Rebecca C. Polak, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Annual Report on Form 10-K has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael W. Bor	Chief Executive Officer (Principal Executive Officer)	March 15, 2022
Michael W. Bor

/s/ Thomas W. Stoltz	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2022
Thomas W. Stoltz

/s/ Luis Ignacio Solorzano Aizpuru	Chairman of the Board	March 15, 2022
Luis Ignacio Solorzano Aizpuru

/s/ David R. Mitchell	Director	March 15, 2022
David R. Mitchell

/s/ Kimberly H. Sheehy	Director	March 15, 2022
Kimberly H. Sheehy

/s/ Steven G. Carrel	Director	March 15, 2022
Steven G. Carrel

/s/ James E. Skinner	Director	March 15, 2022
James E. Skinner

/s/ Linda B. Abraham	Director	March 15, 2022
Linda B. Abraham

/s/ Sarah M. Kauss	Director	March 15, 2022
Sarah M. Kauss
F-1-97

ANNEX F-2
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2022
OR
 ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from    to
Commission file number 001-38818
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware			83-2456129
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)
3301 W. Moore Street	Richmond	Virginia	23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐ No ☒
The registrant had outstanding 114,218,814 shares of common stock as of May 6, 2022.
F-2-1

CarLotz, Inc.
F-2-2

PART I
FINANCIAL INFORMATION
Item 1.	Financial Statements
CarLotz, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)
	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$75,328	$75,029
Restricted cash	4,011	4,336
Marketable securities – at fair value	74,109	116,589
Accounts receivable, net	6,922	8,206
Inventories	46,095	40,985
Other current assets	10,741	4,705
Total Current Assets	217,206	249,850
Marketable securities – at fair value	971	1,941
Property and equipment, net	13,042	22,628
Capitalized website and internal-use software costs, net	13,385	13,716
Operating lease assets	49,608	—
Finance lease assets, net	11,811	—
Lease vehicles, net	2,223	1,596
Other assets	553	558
Total Assets	$308,799	$290,289
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Current portion of finance lease liabilities	$560	$509
Floor plan notes payable	22,052	27,815
Accounts payable	7,914	6,352
Accrued expenses	14,369	14,428
Current portion of operating lease liabilities	6,810	—
Other current liabilities	662	754
Total Current Liabilities	52,367	49,858
Finance lease liabilities, less current portion	12,080	12,206
Operating lease liabilities, less current portion	45,076	—
Earnout shares liability	3,650	7,679
Merger warrants liability	4,691	6,291
Other liabilities	651	744
Total Liabilities	118,515	76,778
Commitments and Contingencies (Note 15)	—	—
Stockholders’ Equity (Deficit):

Common stock, $0.0001 par value; 500,000,000 authorized shares, 114,111,796 and 113,996,401 shares issued and outstanding at March 31, 2022 and December 31, 2021	11	11
Additional paid-in capital	289,191	287,509
Accumulated deficit	(98,752)	(73,916)
Accumulated other comprehensive (loss) income	(166)	(93)
Total Stockholders’ Equity (Deficit)	190,284	213,511
Total Liabilities and Stockholders’ Equity (Deficit)	$308,799	$290,289
See notes to condensed consolidated financial statements.
F-2-3

CarLotz, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)
	Three Months Ended March 31,
	2022	2021
Revenues:
Retail vehicle sales	$50,588	$50,383
Wholesale vehicle sales	8,575	4,568
Finance and insurance, net	3,705	1,554
Lease income, net	146	107
Total Revenues	63,014	56,612
Cost of sales (exclusive of depreciation)	60,936	54,604
Gross Profit	2,078	2,008
Operating Expenses:
Selling, general and administrative	27,674	18,873
Stock-based compensation expense	1,684	41,963
Depreciation and amortization expense	1,789	383
Management fee expense – related party	—	2
Total Operating Expenses	31,147	61,221
Loss from Operations	(29,069)	(59,213)
Interest expense	617	175
Other Income, net
Change in fair value of Merger warrants liability	1,600	12,358
Change in fair value of earnout shares	4,029	31,846
Other income (expense)	(779)	162
Total Other Income, net	4,850	44,366
Loss Before Income Tax Expense	(24,836)	(15,022)
Income tax expense	—	—
Net Loss	$(24,836)	$(15,022)
Net Loss per Share, basic and diluted	$(0.22)	$(0.15)
Weighted-average Shares used in Computing Net Loss per Share, basic and diluted	114,054,597	100,817,385
See notes to condensed consolidated financial statements.
F-2-4

CarLotz, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive (Loss)
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2022	2021
Net loss	$(24,836)	$(15,022)
Other Comprehensive (Loss), net of tax:
Unrealized (losses) gains on marketable securities arising during the period	(73)	(131)
Tax effect	—	—
Unrealized (losses) gains on marketable securities arising during the period, net of tax	(73)	(131)
Reclassification adjustment for realized losses	—	—
Tax effect	—	—
Reclassification adjustment for realized losses, net of tax	—	—
Other Comprehensive (Loss), net of tax	(73)	(131)
Total Comprehensive (Loss)	$(24,909)	$(15,153)
See notes to condensed consolidated financial statements.
F-2-5

CarLotz, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

Three Months Ended March 31, 2022 and 2021
(Unaudited)
(In thousands, except share data)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance December 31, 2021	—	$ —	113,996,401	$11	$287,509	$(73,916)	$(93)	$213,511
Net loss	—	—	—	—	—	(24,836)	—	(24,836)
Other comprehensive income, net of tax	—	—	—	—	—	—	(73)	(73)
Cashless exercise of options	—	—	44,424	—	—	—	—	—
Stock-based compensation	—	—	—	—	1,684	—	—	1,684
Issuance of common stock to settle vested restricted stock units	—	—	70,971	—	(2)	—	—	(2)
Balance March 31, 2022	—	$—	114,111,796	$11	$289,191	$(98,752)	$(166)	$190,284
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance December 31, 2020	2,034,751	$17,560	37,881,435	$4	$3,221	$(34,037)	$15	$(30,797)
Retroactive application of recapitalization	(2,034,751)	(17,560)	20,739,607	2	17,558	—	—	17,560
Adjusted balance, beginning of period	—	—	58,621,042	6	20,779	(34,037)	15	(13,237)
Net loss	—	—	—	—	—	(15,022)	—	(15,022)
Other comprehensive income, net of tax	—	—	—	—	—	—	(131)	(131)
Accrued dividends on redeemable convertible preferred stock	—	—	—	—	(19)	—	—	(19)
PIPE issuance	—	—	12,500,000	1	124,999	—	—	125,000
Merger financing	—	—	38,194,390	4	309,995	—	—	309,999
Consideration to existing shareholders of Former CarLotz, net of accrued dividends	—	—	—	—	(62,693)	—	—	(62,693)
Transaction costs and advisory fees	—	—	—	—	(47,579)	—	—	(47,579)
Settlement of redeemable convertible preferred stock tranche obligation	—	—	—	—	2,832	—	—	2,832
Cashless exercise of options	—	—	54,717	—	—	—	—	—
Cash consideration paid to Former Carlotz optionholders	—	—	—	—	(2,465)	—	—	(2,465)
Stock-based compensation	—	—	—	—	41,963	—	—	41,963
Earnout liability	—	—	—	—	(74,284)	—	—	(74,284)
Merger warrants liability	—	—	—	—	(39,025)	—	—	(39,025)
KAR/AFC note payable conversion	—	—	3,546,984	—	3,625	—	—	3,625
KAR/AFC warrant exercise	—	—	752,927	—	144	—	—	144
Balance March 31, 2021	—	$—	113,670,060	$11	$278,272	$(49,059)	$(116)	$229,108
See notes to condensed consolidated financial statements.
F-2-6

CarLotz, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2022	2021
Cash Flow from Operating Activities
Net loss	$(24,836)	$(15,022)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization – property, equipment, ROU assets and capitalized software	4,097	105
Amortization and accretion - marketable securities	440	238
Depreciation – lease vehicles	85	15
Loss on marketable securities	—	—
Provision for doubtful accounts	(30)	—
Stock-based compensation expense	1,684	41,963
Change in fair value of Merger warrants liability	(1,600)	(12,358)
Change in fair value of earnout shares	(4,029)	(31,846)
Change in Operating Assets and Liabilities:
Accounts receivable	1,314	(5,192)
Inventories	(5,110)	1,991
Other current assets	(6,036)	(5,868)
Other assets	5	(3,038)
Accounts payable	1,562	3,140
Accrued expenses	975	6,187
Accrued expenses – related party	—	(229)
Other current liabilities	(92)	559
Other liabilities	(93)	(245)
Net Cash Used in Operating Activities	(31,664)	(19,600)
Cash Flows from Investing Activities
Purchase of property and equipment	(4,091)	(586)
Capitalized website and internal-use software costs	(611)	(1,154)
Purchase of marketable securities	(21,974)	(217,689)
Proceeds from sales of marketable securities	64,917	59
Purchase of lease vehicles	(712)	—
Net Cash (Used in) Provided by Investing Activities	37,529	(219,370)
Cash Flows from Financing Activities
Payments made on finance leases	(126)	—
PIPE issuance	—	125,000
Merger financing	—	309,999
Payment made on accrued dividends	—	(4,853)
Payments to existing shareholders of Former CarLotz	—	(62,693)
Transaction costs and advisory fees	—	(47,579)
Payments made on cash considerations associated with stock options	—	(2,465)
Repayment of Paycheck Protection Program loan	—	(1,749)
Payments made on note payable	—	(3,000)
Payments on floor plan notes payable	(41,728)	(11,150)
Borrowings on floor plan notes payable	35,965	9,236
Payments made for tax on equity award transactions	(2)	—
Net Cash (Used in) Provided by Financing Activities	(5,891)	310,746
See notes to condensed consolidated financial statements.
F-2-7

	Three Months Ended March 31,
	2022	2021
Net Change in Cash and Cash Equivalents Including Restricted Cash	(26)	71,776
Cash and cash equivalents and restricted cash, beginning	79,365	2,813
Cash and cash equivalents and restricted cash, ending	$79,339	$74,589
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$615	$402
Supplementary Schedule of Non-cash Investing and Financing Activities:
Transfer from lease vehicles to inventory	$—	$100
KAR/AFC exercise of stock warrants	—	(144)
KAR/AFC conversion of notes payable	—	(3,625)
Convertible redeemable preferred stock tranche obligation expiration	—	(2,832)
Capitalized website and internal use software costs accrued	—	(1,400)
See notes to condensed consolidated financial statements.
F-2-8

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 1 Description of Business
Defined Terms
Unless otherwise indicated or unless the context otherwise requires, the following terms used herein shall have the following meanings:
•	references to “CarLotz,” “we,” “us,” “our” and the “Company” are to CarLotz, Inc. and its consolidated subsidiaries;
•	references to “Acamar Partners” refer to the Company for periods prior to the consummation of the Merger referred to below;
•	references to “Acamar Sponsor” are to Acamar Partners Sponsor I LLC; and
•
references to the “Merger” are to the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020, the “Merger Agreement”), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.) (the “Company”), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc. (“Merger Sub”), and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“Former CarLotz”), pursuant to which Merger Sub merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of the Company.

The Company is a used vehicle consignment and Retail RemarketingTM company based in Richmond, Virginia. The Company operates an innovative and one-of-a-kind consumer and commercial used vehicle consignment and sales business model, with an online marketplace and twenty-two retail hub locations throughout the United States, including in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia and Washington State.
Subsidiaries are consolidated when the parent is deemed to have control over the subsidiaries’ operations.
Subsidiary Operations
CarLotz, Inc. owns 100% of CarLotz Group, Inc. (a Delaware corporation), which owns 100% of CarLotz, Inc. (an Illinois corporation), CarLotz Nevada, LLC (a Delaware LLC), CarLotz California, LLC (a California LLC), CarLotz Logistics, LLC (a Delaware LLC), Orange Grove Fleet Solutions, LLC (a Virginia LLC), Orange Peel Protection Reinsurance Co. Ltd. (a Turks and Caicos Islands, British West Indies company) and Orange Peel LLC (a Virginia LLC), which owns 100% of Orange Peel Reinsurance, Ltd. (a Turks and Caicos Islands, British West Indies company).
Basis of Presentation
On January 21, 2021 (the “Closing Date”), the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz (See Note 3 “Merger” for further discussion).
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz continuing as the surviving company. Notwithstanding the legal form of the Merger pursuant to the Merger Agreement, the Merger is accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Under this method of accounting, CarLotz is treated as the acquired company and Former CarLotz is treated as the acquiror for financial statement reporting and accounting purposes.
As a result of Former CarLotz being the accounting acquirer, the financial reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company subsequent to the Merger are prepared “as if”
F-2-9

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Former CarLotz is the predecessor and legal successor to the Company. The historical operations of Former CarLotz are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Former CarLotz prior to the Merger, (ii) the combined results of the Company and Former CarLotz following the Merger on January 21, 2021, (iii) the assets and liabilities of Former CarLotz at their historical cost and (iv) the Company’s equity structure for all periods presented. The recapitalization of the number of shares of common stock attributable to the purchase of Former CarLotz in connection with the Merger is reflected retroactively to the earliest period presented and will be utilized for calculating earnings per share in all prior periods presented. No step-up basis of intangible assets or goodwill was recorded in the Merger transaction consistent with the treatment of the transaction as a reverse recapitalization of Former CarLotz.
In connection with the Merger, Acamar Partners Acquisition Corp. changed its name to CarLotz, Inc. The Company’s common stock is now listed on The Nasdaq Global Market under the symbol “LOTZ” and warrants to purchase the common stock at an exercise price of $11.50 per share are listed on The Nasdaq Global Market under the symbol “LOTZW”. Prior to the Merger, the Company neither engaged in any operations nor generated any revenue. Until the Merger, based on the Company’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The accompanying interim condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the SEC regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted pursuant to such rules and regulations. Therefore, these interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, except for those related to recent accounting pronouncements adopted in the current fiscal year.
The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in management’s opinion, include all adjustments, which consist of only normal recurring adjustments, necessary for the fair statement of the Company’s condensed consolidated balance sheet as of March 31, 2022 and its results of operations for the three months ended March 31, 2022 and 2021. The results for the three months ended March 31, 2022 are not necessarily indicative of the results expected for the current fiscal year or any other future periods.
Note 2 — Summary of Significant Accounting Policies
For a detailed discussion about the Company’s significant accounting policies and for further information on accounting updates adopted in the prior year, see Note 2 to the audited consolidated financial statements.
During the three months ended March 31, 2022, there were no significant revisions to the Company’s significant accounting policies, other than those indicated herein related to the adoption of Leases Topic 842.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.
Following the closing of the Merger, Former CarLotz equity holders at the effective time of the Merger will have the contingent right to receive, in the aggregate, up to 7,500,000 shares of common stock if, from the closing of the Merger until the fifth anniversary thereof, the reported closing trading price of the common stock exceeds certain thresholds. Estimating the change in fair value of the earnout liability for the earnout shares that could be earned by Former CarLotz equity holders at the effective time of the Merger requires determining both the fair value valuation model to use and inputs to the valuation model. The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model, which is a commonly used valuation model for this type of transaction. Inputs that have a significant effect on the earnout shares valuation include the expected volatility, starting stock price, expected term, risk-free interest rate and the earnout hurdles. See Note 6 — Fair Value of Financial Instruments.
F-2-10

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Warrants that were issued by Acamar Partners (Merger warrants) and continue to exist following the closing of the Merger are accounted for as freestanding financial instruments. These warrants are classified as liabilities on the Company’s condensed consolidated balance sheets and are recorded at their estimated fair value. The estimated fair value of the warrants is determined by using the market value in an active trading market. See Note 6 — Fair Value of Financial Instruments.
Beginning in the first quarter of 2020, the World Health Organization declared the outbreak and spread of the COVID-19 virus a pandemic. The outbreak is disrupting supply chains and impacting production and sales across a wide range of industries. The full economic impact of this pandemic has not been determined, including the impact on the Company’s suppliers, customers and credit markets. Due to the evolving and uncertain nature of COVID-19, it is reasonably possible that it could materially impact the Company’s estimates, particularly those noted above that require consideration of forecasted financial information, in the near to medium term. The ultimate impact will depend on numerous evolving factors that the Company may not be able to accurately predict, including the duration and extent of the pandemic, the impact of federal, state, local and foreign governmental actions, consumer behavior in response to the pandemic and other economic and operational conditions the Company may face.
Restricted Cash
As of March 31, 2022 and December 31, 2021, restricted cash included approximately $4,011 and $4,336, respectively. The restricted cash is legally and contractually restricted as collateral for lines of credit, including floorplan, and for the payment of claims on the reinsurance companies.
Advertising Costs
The Company expenses advertising costs as they are incurred. Advertising costs are included in selling, general and administrative expenses on the accompanying condensed consolidated statements of operations. Advertising expenses were approximately $3,154 and $2,526 for the three months ended March 31, 2022 and 2021, respectively.
Concentration of Credit Risk
Concentrations of credit risk with respect to accounts receivables are limited due to the large diversity and number of customers comprising the Company’s retail customer base.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The standard will affect all entities that lease assets and will require lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of less than one year) as of the date on which the lessor makes the underlying asset available to the lessee. For lessors, accounting for leases is substantially the same as in prior periods. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new leases standard. ASU 2016-02, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, and early adoption is permitted.
We adopted ASC 842 for the year beginning January 1, 2022 using the modified retrospective transition approach applied at the beginning of the period of adoption, which did not result in a cumulative-effect adjustment to retained earnings. Comparative periods presented in the financial statements continue to be presented in accordance with ASC 840. As permitted under the standard, we have elected the package of practical expedients for the transition to ASC 842, under which we did not reassess our prior conclusions regarding lease identification, lease classification, or initial direct costs for contracts existing as of the transition date. We have also elected to apply the following practical expedients for contracts existing as of the transition date and all new contracts after our adoption of ASC 842: 1) recognizing lease expense on a straight-line basis
F-2-11

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
over the lease term for leases with a term of 12 months or less and not recognizing them on the balance sheet and 2) accounting for lease and non-lease components for all asset classes as a combined single unit of account. We have not elected the practical expedient related to all land easements nor the hindsight practical expedient.
The adoption of ASC 842 resulted in the recognition of $50.5 million of operating lease assets, which included an adjustment for deferred rent, and $52.6 million of operating lease liabilities on our opening consolidated balance sheet. We have implemented new business processes, accounting policies, systems and internal controls as part of adopting the new standard. See Note 14 for additional information on leases.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to its financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, with early adoption permitted, including adoption in an interim period. The Company is currently evaluating the impact of this standard on its financial statements.
Note 3 — Merger
On the Closing Date, the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz.
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz surviving as the surviving company.
The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Acamar Partners was treated as the “acquired” company for financial reporting purposes (See Note 1 - Description of the Business). Accordingly, for accounting purposes, the Merger was treated as the equivalent of Former CarLotz issuing stock for the net assets of Acamar Partners, accompanied by a recapitalization.
Prior to the Merger, Former CarLotz and Acamar Partners filed separate standalone federal, state and local income tax returns. As a result of the Merger, structured as a reverse acquisition for tax purposes, Acamar Partners was renamed CarLotz, Inc. and became the parent of the consolidated filing group, with Former CarLotz as a subsidiary.
Recapitalization
Cash - Acamar Partners’ trust and cash	$309,999
Cash - PIPE	125,000
Less: consideration delivered to existing shareholders of Former CarLotz	(62,693)
Less: consideration to pay accrued dividends	(4,853)
Less: transaction costs and advisory fees paid	(47,579)
Less: payments on cash considerations associated with stock options	(2,465)
Net contributions from Merger and PIPE financing	317,409
Liabilities relieved: preferred stock obligation	2,832
F-2-12

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Recapitalization
Liabilities relieved: KAR/AFC note payable	3,625
Liabilities relieved: historic warrant liability	144
Less: earnout shares liability	(74,285)
Less: Merger warrants liability	(39,024)
Merger warrants
The following is an analysis of the warrants to purchase shares of the Company’s stock deemed acquired as part of the Merger and outstanding during the three months ended March 31, 2022. There has been no change in outstanding stock warrants since the Merger.
March 31, 2022
Stock warrants outstanding - Public	10,185,774
Stock warrants outstanding - Private	6,074,310
Stock warrants cancelled	—
Stock warrants exercised	—
Stock warrants outstanding	16,260,084
Earnout Shares
Former CarLotz equity holders at the closing of the Merger are entitled to receive up to an additional 6,945,732 earnout shares. The earnout shares will be issued to the beneficiaries if certain targets are met in the post-acquisition period. The earnouts for the earnout shares are subject to an earnout period, which is defined as the date 60 months following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. The earnout shares will be issued if any of the following conditions are achieved following January 21, 2021:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of the common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), the Company will issue 50% of the earnout shares.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of the common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), the Company will issue 50% of the earnout shares.

iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unissued earnout shares are forfeited. All unissued earnout shares will be issued if there is a change of control of the Company that will result in the holders of the common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.

Before the contingency is met, the earnout shares will be classified as a liability under the FASB’s Accounting Standards Codification (“ASC”) Topic 815, so changes in the fair value of the earnout shares in future periods will be recognized in the condensed consolidated statement of operations. The estimated fair value of the liability is determined by using a Monte-Carlo simulation model.
Note 4 — Revenue Recognition
Disaggregation of Revenue
The significant majority of the Company’s revenue is derived from contracts with customers related to the sales of vehicles. In the following tables, revenue is disaggregated by major lines of goods and services and timing of transfer of goods and services. The Company has determined that these categories depict how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors.
F-2-13

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The tables below include disaggregated revenue under ASC 606 (Revenue from Contracts with Customers):
	Three Months Ended March 31, 2022
	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$50,588	$—	$50,588
Wholesale vehicle sales	8,575	—	8,575
Finance and insurance, net	$3,705	$—	$3,705
Lease income, net	—	146	146
Total Revenues	$62,868	$146	$63,014
	Three Months Ended March 31, 2021
	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$50,383	$—	$50,383
Wholesale vehicle sales	4,568	—	4,568
Finance and insurance, net	$1,554	$—	$1,554
Lease income, net	—	107	107
Total Revenues	$56,505	$107	$56,612
The following table summarizes revenues and cost of sales for retail and wholesale vehicle sales for the periods ended:
	Three Months Ended March 31,
	2022	2021
Retail vehicles:
Retail vehicle sales	$50,588	$50,383
Retail vehicle cost of sales	52,415	48,917
Gross Profit – Retail Vehicles	$(1,827)	$1,466
Wholesale vehicles:
Wholesale vehicle sales	$8,575	$4,568
Wholesale vehicle cost of sales	8,521	5,687
Gross Profit – Wholesale Vehicles	$54	$(1,119)
Retail Vehicle Sales
The Company sells used vehicles to retail customers through its 22 retail hub locations. The transaction price for used vehicles is a fixed amount as set forth in the customer contract, and the revenue recognized by the Company is inclusive of the agreed upon transaction price and any service fees. Customers frequently trade-in their existing vehicle to apply toward the transaction price of a used vehicle. Trade-in vehicles represent noncash consideration, which the Company measures at estimated fair value of the vehicle received on the trade. The Company satisfies its performance obligation and recognizes revenue for used vehicle sales at a point in time when the title to the vehicle passes to the customer, at which point the customer controls the vehicle.
The Company receives payment for used vehicle sales directly from the customer at the time of sale or from third-party financial institutions within a short period of time following the sale if the customer obtains financing.
The Company’s exchange policy allows customers to initiate an exchange of a vehicle during the first three days or 500 miles after delivery, whichever comes first. An exchange reserve is immaterial based on the Company’s historical activity.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater
F-2-14

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
financial benefit through the wholesale channel are sold through various wholesale methods. The Company satisfies its performance obligation and recognizes revenue for wholesale vehicle sales when the vehicle is sold at auction or directly to a wholesaler and title to the vehicle passes to the next owner.
Finance and Insurance, net
The Company provides customers with options for financing, insurance and extended warranties. Certain warranties are serviced by a company owned by a major stockholder. All other services are provided by third-party vendors, and the Company has agreements with each of these vendors giving the Company the right to offer such services.
When a customer selects a service from these third-party vendors, the Company earns a commission based on the actual price paid or financed. The Company concluded that it is an agent for these transactions because it does not control the products before they are transferred to the customer. Accordingly, the Company recognizes finance and insurance revenue at the point in time when the customer enters into the contract.
Note 5 — Marketable Securities
The following table summarizes amortized cost, gross unrealized gains and losses and fair values of the Company’s investments in fixed maturity debt securities as of March 31, 2022 and December 31, 2021:
	March 31, 2022
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$—	$—	$—	$—
Corporate bonds	30,216	2	(114)	30,104
Municipal bonds	21,990	5	(40)	21,955
Commercial paper	19,997	—	—	19,997
Foreign governments	2,491	2	(21)	2,472
Total Fixed Maturity Debt Securities	$74,694	$9	$(175)	$74,528
	December 31, 2021
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$—	$—	$—	$—
Corporate bonds	57,460	—	(72)	57,388
Municipal bonds	28,325	5	(10)	28,320
Commercial paper	19,989	—	—	19,989
Foreign governments	12,291	2	(18)	12,275
Total Fixed Maturity Debt Securities	$118,065	$7	$(100)	$117,972
The amortized cost and fair value of the Company’s fixed maturity debt securities as of March 31, 2022 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
Due in one year or less	$73,667	$73,557
Due after one year through five years	731	694
Due after five years through ten years	296	277
Total	$74,694	$74,528
F-2-15

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The following tables summarize the Company’s gross unrealized losses in fixed maturity securities as of March 31, 2022 and December 31, 2021:
			March 31, 2022
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$29,890	$(98)	$209	$(16)	$30,099	$(114)
Municipal bonds	19,289	(32)	133	(8)	19,422	(40)
Foreign governments	2,236	(18)	117	(3)	2,353	(21)
Total Fixed Maturity Debt Securities	$51,415	$(148)	$459	$(27)	$51,874	$(175)
			December 31, 2021
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$56,902	$(69)	$376	$(3)	$57,278	$(72)
Municipal bonds	$19,945	$(7)	$340	$(3)	$20,285	$(10)
Foreign governments	$12,152	$(18)	$—	$—	$12,152	$(18)
Total Fixed Maturity Debt Securities	$88,999	$(94)	$716	$(6)	$89,715	$(100)
Unrealized losses shown in the tables above are believed to be temporary. Fair value of investments in fixed maturity debt securities change and are based primarily on market rates. As of March 31, 2022, the Company’s fixed maturity portfolio had 16 securities with gross unrealized losses totaling $27 that had been in loss positions in excess of 12 months and 99 securities with gross unrealized losses totaling $148 that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $21, or 0.7% of its amortized cost. As of December 31, 2021, the Company’s fixed maturity portfolio had 23 securities with gross unrealized losses totaling $(6) that had been in loss positions in excess of 12 months and 106 securities with gross unrealized losses totaling $(94) that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $12 (actual), or 0.4% of its amortized cost.
The following tables summarize cost and fair values of the Company’s investments in equity securities as of March 31, 2022 and December 31, 2021:
	March 31, 2022
	Cost	Fair Value
Equity securities	$430	$552
	December 31, 2021
	Cost	Fair Value
Equity securities	$432	$558
Proceeds from sales and maturities, gross realized gains, gross realized losses and net realized gains (losses) from sales and maturities of fixed maturity securities for the three months ended March 31, 2022 and 2021 consisted of the following:
	March 31, 2022
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$64,911	$—	$—	$—
Equity securities	—	—	—	—
Total Marketable Securities	$64,911	$—	$—	$—
F-2-16

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
	March 31, 2021
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$59	$—	$—	$—
Equity securities	—	—	—	—
Total Marketable Securities	$59	$—	$—	$—
Note 6 — Fair Value of Financial Instruments
Items Measured at Fair Value on a Recurring Basis
As of March 31, 2022 and December 31, 2021, the Company held certain assets and liabilities that were required to be measured at fair value on a recurring basis.
The following tables are summaries of fair value measurements and hierarchy level as of:
	March 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$—	$—	$—	$—
Equity securities	552	—	—	552
Fixed maturity debt securities, including cash equivalents	—	118,347	—	118,347
Total Assets	$552	$118,347	$—	$118,899
Liabilities:
Merger warrants liability	2,939	1,752	—	4,691
Earnout shares liability	—	—	3,650	3,650
Total Liabilities	$2,939	$1,752	$3,650	$8,341
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$—	$—	$—	$—
Equity securities	558	—	—	558
Fixed maturity debt securities	—	135,346	—	135,346
Total Assets	$558	$135,346	$—	$135,904
Liabilities:
Merger warrants liability	$3,941	$2,350	$—	$6,291
Earnout shares liability	—	—	7,679	7,679
Total Liabilities	$3,941	$2,350	$7,679	$13,970
Money market funds consist of highly liquid investments with original maturities of three months or less and classified in restricted cash in the accompanying condensed consolidated balance sheets.
The Company recognizes transfers between the levels as of the actual date of the event or change in circumstances that caused the transfer. There were no transfers between the levels during the three months ended March 31, 2022 and 2021.
F-2-17

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The following tables set forth a summary of changes in the estimated fair value of the Company’s Level 3 redeemable convertible preferred stock tranche obligation, historic warrants liability and earnout shares for the three months ended March 31, 2022 and 2021:
	January 1, 2022	Issuances	Settlements	Change in fair value	March 31, 2022
Earnout shares	7,679	—	—	(4,029)	3,650
Total	$7,679	$—	$—	$(4,029)	$3,650
	January 1, 2021	Issuances	Settlements	Change in fair value	March 31, 2021
Redeemable convertible preferred stock tranche obligation	$2,832	$—	$(2,832)	$—	$—
Historic warrants liability	144	—	(144)	—	—
Earnout shares	—	74,284	—	(31,846)	42,438
Total	$2,976	$74,284	$(2,976)	$(31,846)	$42,438
The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model. The inputs into the Monte-Carlo pricing model included significant unobservable inputs. The table below summarizes the significant observable inputs used when valuing the earnout shares as of:
	March 31, 2022	March 31, 2021
Expected volatility	85.00%	80.00%
Starting stock price	$1.37	$7.13
Expected term (in years)	3.7 years	4.70 years
Risk-free interest rate	2.44%	0.87%
Earnout hurdle	$12.50-$15.00	$12.50-$15.00
Fair Value of Financial Instruments Not Measured at Fair Value on a Recurring Basis
The carrying amounts of restricted cash, accounts receivable and accounts payable approximate fair value because their respective maturities are less than three months.
Beginning March 10, 2021, the Company entered into a $30,000 floor plan credit facility with Ally Financial. Concurrently, proceeds from the agreement were used to settle outstanding debt obligations on the Company’s preexisting floor plan facility with Automotive Finance Corporation (“AFC”). In June 2021, the Company expanded the floor plan credit facility by $10,000 to a total of $40,000. The carrying value of the Ally Financial floor plan notes payable outstanding as of March 31, 2022 approximates fair value due to its variable interest rate determined to approximate current market rates.
Note 7 — Accounts Receivable, Net
The following table summarizes accounts receivable as of:
	March 31, 2022	December 31, 2021
Contracts in transit	$6,117	$7,836
Trade	1	386
Finance commission	593	284
Other	481	—
Total	7,192	8,506
Allowance for doubtful accounts	(270)	(300)
Total Accounts Receivable, net	$6,922	$8,206
F-2-18

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 8 — Inventory and Floor Plan Notes Payable
The following table summarizes inventory as of:
	March 31, 2022	December 31, 2021
Used vehicles	$45,846	$40,739
Parts	249	246
Total	$46,095	$40,985
Beginning March 10, 2021, the Company entered into a $30,000 floor plan credit facility, which was expanded to $40,000 in the second quarter of 2021, with Ally Financial to finance the acquisition of used vehicle inventory. Concurrently, proceeds from the agreement were used to settle outstanding debt obligations on the Company’s preexisting floor plan facility with AFC. Borrowings under the Ally Financial facility accrue interest at a variable rate based on the most recent prime rate plus 2.50% per annum. The prime rate as of March 31, 2022 was 3.50%.
Floor plan notes payable are generally due upon the sale of the related used vehicle inventory.
Note 9 — Property and Equipment, Net
The following table summarizes property and equipment as of:
	March 31, 2022	December 31, 2021
Capital lease assets	—	12,566
Leasehold improvements	8,030	4,628
Furniture, fixtures and equipment	7,570	7,993
Corporate vehicles	138	158
Total property and equipment	15,738	25,345
Less: accumulated depreciation	(2,696)	(2,609)
Less: impairment	—	(108)
Property and Equipment, net	$13,042	$22,628
Depreciation expense for property and equipment was approximately $584 and $105 for the three months ended March 31, 2022 and 2021, respectively.
Note 10 — Other Assets
The following table summarizes other assets as of:
	March 31, 2022	December 31, 2021
Other Current Assets:
Lease receivable, net	$29	$29
Deferred acquisition costs	40	46
Prepaid expenses	10,133	3,664
Interest receivable	539	966
Total Other Current Assets	$10,741	$4,705
Other Assets:
Lease receivable, net	$16	$16
Deferred acquisition costs	30	35
Security deposits	507	507
Total Other Assets	$553	$558
F-2-19

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 11 — Long-term Debt
The following table summarizes long-term debt as of:
	March 31, 2022	December 31, 2021
Capital lease obligation	$—	$12,715
Finance lease liabilities	$12,640	$—
	12,640	12,715
Current portion of long-term debt	—	(509)
Current portion of finance lease liabilities	(560)	—
Long-term Debt	$12,080	$12,206
Promissory Note
Concurrently with the closing of the Merger on January 21, 2021, the promissory note was extinguished through a cash payment of $3,000.
Convertible Notes Payable
As of December 31, 2020, the Company had a convertible note balance of $3,500. The note accrued interest at 6.00% on a 365-day basis and the outstanding interest payable as of December 31, 2020 was approximately $212. Concurrently with the closing of the Merger on January 21, 2021, the historic warrants and the note were converted to a fixed number of shares pursuant to a conversion agreement with AFC. The convertible notes were extinguished by issuing AFC 347,992 shares of Former CarLotz common stock and the warrants were exercised into 73,869 shares of Former CarLotz common stock. There are no historic warrants outstanding subsequent to the exercise.
Payroll Protection Program Loan
In April 2020, the Company received a Paycheck Protection Program (“PPP”) loan, a new loan program under the Small Business Administration’s 7(a) program providing loans to qualifying businesses, totaling approximately $1,749. As of December 31, 2020, the Company had an outstanding PPP loan balance of $1,749, which was extinguished concurrently with the closing of the Merger.
Note 12 — Accrued Expenses
The following table summarizes accrued expenses as of:
	March 31, 2022	December 31, 2021
License and title fees	$784	$903
Payroll and bonuses	4,564	2,047
Deferred rent	—	1,636
Technology	1,120	1,127
Inventory	3,612	2,542
Other	4,289	6,173
Total Accrued Expenses	$14,369	$14,428
F-2-20

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 13 — Other Liabilities
The following table summarizes other liabilities as of:
	March 31, 2022	December 31, 2021
Other Liabilities, Current
Unearned insurance premiums	$662	$754
Other Liabilities
Unearned insurance premiums	530	622
Other long-term liabilities	121	122
Other Liabilities, Long-term	$651	$744
Note 14 — Leases
The Company leases its operating facilities from various third parties under non-cancelable operating and finance leases. The leases require various monthly rental payments ranging from approximately $3 to $70, with various ending dates through September 2036. The initial term for real property leases is typically 5 to 15 years. Most leases include one or more options to renew, with renewal terms that can extend the lease term from 1 to 5 years or more. We include options to renew (or terminate) in our lease term, and as part of our right-of-use (“ROU”) assets and lease liabilities, when it is reasonably certain that we will exercise that option. ROU assets and the related lease liabilities are initially measured at the present value of future lease payments over the lease term. The leases are triple net, whereby the Company is liable for taxes, insurance and repairs. These amounts are generally considered to be variable and are not included in the measurement of the ROU asset and lease liability. Most of these leases have escalating rent payments, which are being expensed on a straight-line basis and are included in operating lease amounts on the balance sheet.
The Company also leases vehicles from a third party under noncancelable operating leases and leases these same vehicles to end customers with similar lease terms, with the exception of the interest rate. The leases require various monthly rental payments from the Company ranging from $229 to $2,356 (actual) with various ending dates through March 2027. The initial term for vehicle leases is typically 36 to 72 months. Most leases do not include an option to renew. The lease payments are generally fixed throughout the term and any variable lease payments (non-recurring maintenance, taxes, registration) are not included in the measurement of the ROU asset and lease liability.
As most of our leases do not provide an implicit rate, we use our collateralized incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. We have elected the practical expedient on not separating lease components from non-lease components. All leases with a term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.
The components of lease expense were as follows:
Three Months Ended March 31, 2022
Operating lease cost(1)	$2,435
Finance lease cost:
Depreciation of lease assets	263
Interest on lease liabilities	287
Total finance lease cost	550
Total lease cost	2,985
(1)	Includes short-term leases and variable lease costs, which are immaterial.
F-2-21

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Supplemental balance sheet information related to leases was as follows:
	Classification	As of March 31, 2022
Assets:
Operating lease assets		49,608
Finance lease assets		11,811
Total lease assets		61,419
Liabilities:
Current:
Current portion of operating lease liabilities		6,810
Current portion of finance lease liabilities		560
Long-term:
Operating leases, less current portion		45,076
Finance leases, less current portion		12,080
Total lease liabilities		64,526
(1)	Finance lease assets are recorded net of accumulated depreciation of $755 as of March 31, 2022.
Lease term and discount rate information related to leases was as follows:
Lease Term and Discount Rate	As of March 31, 2022
Weighted Average Remaining Lease Term (in years)
Operating leases	8.01 years
Finance leases	11.92 years

Weighted Average Discount Rate
Operating leases	5.87%
Finance leases	10.01%
Supplemental cash flow information related to leases was as follows:
Three Months Ended March 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	2,308
Operating cash flows from finance leases	287
Financing cash flows from finance leases	126

Lease assets obtained in exchange for lease obligation
Operating leases	51,916
Finance leases	—
Maturities of lease liabilities were as follows:
	As of March 31, 2022
	Operating Leases(1)	Finance Leases(1)
Fiscal 2022, remaining	7,118	1,281
Fiscal 2023	9,268	1,669
Fiscal 2024	8,518	1,694
Fiscal 2025	7,887	1,721
Fiscal 2026	6,875	1,766
Thereafter	26,074	14,322
F-2-22

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
	As of March 31, 2022
	Operating Leases(1)	Finance Leases(1)
Total lease payments	65,740	22,453
Less: interest	(13,854)	(9,813)
Present value of lease liabilities	51,886	12,640
(1)	There are no legally binding minimum lease payments for leases signed but not yet commenced excluded from the table.
As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 and under the previous lease accounting standard, the following is a table of facility lease commitments due for the next five years, and thereafter, as of December 31, 2021:
	Total Per Year	Total Capital Leases
2022	$6,788	$1,643
2023	6,931	1,669
2024	6,657	1,695
2025	6,832	1,721
2026	5,884	1,766
Thereafter	23,715	14,322
Total	$56,807	$22,816
Less: amount representing interest		(10,101)
Present value of minimum lease payments		12,715
Less: current obligation		(509)
Long-term obligations under capital lease		$12,206
The following is a schedule of the approximate future minimum lease payments due to third parties and the related expected future receipts related to these lease vehicles as of December 31, 2021:
	Payments Due to Third-Parties	Future Receipts
2022	$1,435	$1,721
2023	1,017	1,205
2024	605	716
2025	180	216
2026	55	69
Total	3,292	3,927
Note 15 — Commitments and Contingencies
The Company’s facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.
Legal Matters
Federal Securities Litigation
On July 8, 2021, purported CarLotz stockholder Daniel Erdman, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and
F-2-23

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Daniel Erdman v. CarLotz, Inc., et al., 21-cv-5906 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
On July 20, 2021, purported CarLotz stockholder Michael Widuck, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Widuck v. CarLotz, Inc., et al., 21-cv-6191 (S.D.N.Y.). The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
On August 5, 2021, purported CarLotz stockholder Michael Turk, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Turk v. CarLotz, Inc., et al., 21-cv-6627 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
The above three cases were consolidated by the Court on August 31, 2021 under In re CarLotz, Inc. Sec. Litig., 21-cv-05906 (S.D.N.Y.). On October 15, 2021, the Court appointed David Berger lead plaintiff and Kahn Swick & Foti, LLC lead counsel for the putative class. On December 14, 2021, Lead Plaintiff Berger and Additional Plaintiff Craig Bailey filed an Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, Acamar Partners Sponsor I LLC, and Acamar Partners Sub, Inc., purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b), 14(a) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Amended Complaint sought a declaration that it is a proper class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper.
On February 17, 2022, Plaintiffs filed a Letter Motion for Leave to File Second Amended Complaint, citing the need “to resolve certain factual and legal issues bearing on the viability of certain of plaintiffs’ claims and named defendants.” On February 18, 2022, the Court granted Plaintiffs’ letter motion for leave to file a Second Amended Complaint and ordered that the Second Amended Complaint be filed by March 4, 2022.
On March 4, 2022, Lead Plaintiff Berger and Additional Plaintiff Bailey filed a Second Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, and Acamar Partners Sponsor I LLC, purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Second Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Second Amended Complaint seeks a declaration that it is a proper
F-2-24

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper. Defendants’ deadline to move, answer, or otherwise respond to the Second Amended Complaint is May 16, 2022.
Delaware Stockholder Derivative Litigation
On September 21, 2021, purported CarLotz stockholder W. Kenmore Cardoza, trustee of the W. Kenmore & Joyce M. Cardoza Revocable Trust, filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the District of Delaware against certain officers and directors of CarLotz. See Cardoza v. Mitchell, et al., 21-cv-1332 (D. Del.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b) and 21D of the Exchange Act, breach of fiduciary duty and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses, and other relief.
On February 14, 2022, the parties filed a stipulation and proposed scheduling order, pursuant to which Plaintiff will file an amended complaint by April 1, 2022, Defendants will answer or otherwise respond to the amended complaint within 30 days of the filing of the amended complaint, and the parties shall meet and confer on conduct of further proceedings within 7 days of the filing of the amended complaint. On February 15, 2022, the Court so-ordered the parties’ proposed schedule. On April 1, 2022, Plaintiff filed an amended complaint asserting derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, waste, and unjust enrichment.
On March 31, 2022, purported CarLotz stockholder Mohammad Osman filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the District of Delaware against certain officers and directors of CarLotz. See Osman v. Bor, et al., 22-cv-0431 (D. Del.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 20(a), and 21D of the Exchange Act, breach of fiduciary duty and unjust enrichment. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses, and other relief.
On April 13, 2022, Plaintiff in the Cardoza matter moved to consolidate Cardoza and Osman and to be appointed lead plaintiff. On April 27, 2022, Plaintiff in the Osman action cross-moved to consolidate Cardoza and Osman and to be appointed lead plaintiff. The motions remain pending.
New York Stockholder Derivative Litigation
On October 20, 2021, purported CarLotz stockholder Julian Cha filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Julian Cha v. David R. Mitchell, et al., 21-cv-8623 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On October 27, 2021, purported CarLotz stockholder Mark Habib filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Mark Habib v. David R. Mitchell, et al., 21-cv-8786 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act and breach of fiduciary duty. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On November 15, 2021, the Court issued an order¸ inter alia, consolidating Cha and Habib under In re CarLotz, Inc. Deriv. Litig., 21-cv-8623 and appointing co-lead counsel. On February 14, 2022, the parties filed a stipulation and proposed order staying the case, which requested that all proceedings in this action be stayed
F-2-25

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
pending the resolution of defendants’ forthcoming motion to dismiss the Second Amended Complaint in In re CarLotz, Inc. Sec. Litig. The Court granted that proposal and stayed the case on February 15, 2022.
In addition to the matters above, the Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or results of operations.
Note 16 — Redeemable Convertible Preferred Stock
Unpaid cumulative distributions were approximately $4,800 as of December 31, 2020, and the Series A Preferred Stock had a liquidation preference of $37,114 as of December 31, 2020. Upon liquidation of Former CarLotz, proceeds in excess of the Series A Preferred Stock would have been shared pro rata among all stockholders based on the number of shares. The unpaid cumulative distributions are included as Accrued expenses — related party on the accompanying condensed consolidated balance sheets. As a result of the Merger, the Company settled Former CarLotz’ redeemable convertible preferred stock and redeemable convertible preferred stock tranche obligation with carrying values of $17,560 and $2,832, respectively, as of December 31, 2020.
Note 17 — Stock-Based Compensation Plan
Stock Option Plans
The Company has three stock incentive plans, the “2011 Stock Option Plan,” the “2017 Stock Option Plan” and the “2020 Incentive Award Plan,” to promote the long-term growth and profitability of the Company. The plans do this by providing senior management and other employees with incentive to improve shareholder value and contribute to the growth and financial success of the Company by granting equity instruments to these stakeholders.
Share-based compensation expense was recorded for the three months ended March 31, 2022 and 2021 of approximately $1,684 and $41,963, respectively.
The Company estimates the fair value of stock options using the Black-Scholes pricing model. The Black-Scholes pricing model requires the use of subjective inputs such as stock price volatility. Changes in the inputs can materially affect the fair value estimates and ultimately the amount of stock-based compensation expense that is recognized.
A summary of activity for the three months ended March 31, 2022 and 2021 for the 2011 Stock Option Plan is as follows:
	Number of Stock Options	Weighted Average Exercise Price
Balance (December 31, 2021)	1,260,328	$0.56
Granted	—	—
Exercised	(50,964)	0.32
Forfeited	—	—
Balance (March 31, 2022)	1,209,364	0.57
Vested (as of March 31, 2022)	1,209,364	$0.57
	Number of Stock Options	Weighted Average Exercise Price
Balance (December 31, 2020)	1,571,205	$0.59
Granted	—	—
Exercised	(56,059)	0.24
Forfeited	—	—
Balance (March 31, 2021)	1,515,146	0.58
Vested (as of March 31, 2021)	1,515,146	$0.58
F-2-26

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The following summarizes certain information about stock options vested and expected to vest as of March 31, 2022 related to the 2011 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	1,209,364	0.42 years	$0.57
Exercisable	1,209,364	0.42 years	$0.57
Aggregate intrinsic value represents the total pre-tax intrinsic value, which is computed based on the difference between the option exercise price and the estimated fair value of the Company’s common stock at the time such option exercises. This intrinsic value changes based on changes in the fair value of the Company’s underlying common stock. The aggregate intrinsic value for options outstanding and options exercisable as of March 31, 2022 was $0.80.
The terms of the 2017 Stock Option Plan provide for vesting upon certain market and performance conditions, including achieving certain triggering events, including specified levels of return on investment upon a sale of the Company. Because the 2017 Stock Option Plan has a market-based vesting condition, an open-form valuation model was used to value the options. All stock options related to the 2017 Stock Option Plan have an exercise price of $0.92 per share. All stock options related to the 2017 Stock Option Plan expire 10 years after the grant date, which ranges from March 2028 to August 2030.
A summary of activity for the three months ended March 31, 2022 and 2021 for the 2017 Stock Option Plan is as follows:
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2021)	3,936,176	$0.92
Granted	—	—
Exercised	(6,371)	$0.92
Forfeited	(19,111)	0.92
Balance (March 31, 2022)	3,910,694	$0.92
Vested (as of March 31, 2022)	3,631,681	$0.92
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2020)	3,961,658	$0.92
Granted	—	—
Forfeited	—	—
Balance (March 31, 2021)	3,961,658	$0.92
The 2017 options vest upon a change of control. Although the Merger did not meet the definition of a change of control, the Company modified the awards in connection with the Merger such that all vesting conditions were waived for 3,538,672 of the options. This modification impacted eight employees and resulted in $38,800 of share-based compensation on the modification date. The remaining options were also modified but will vest over a service period of four years and impacted 16 employees. At the time of modification, these options resulted in $186 of cash consideration and $4,500 of share based compensation that will be recognized over the service period of four years. For the three months ended March 31, 2022, $249 of share-based compensation was recognized.
F-2-27

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The following summarizes certain information about stock options vested and expected to vest as of March 31, 2022 related to the 2017 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	3,910,694	7.30 years	$0.92
Exercisable	3,631,681	7.21 years	$0.92
The aggregate intrinsic value for options outstanding and options exercisable as of March 31, 2022 was $0.45.
The inputs used for the 2017 Stock Option Plan were as follows:
Balance (Expected volatility)	80.00%
Expected dividend yield	—%
Expected term (in years)	3.6 - 4.8 years
Risk-free interest rate	0.32% - 0.45%
The options associated with the 2020 Incentive Award Plan vest over a service period of three to four years. A summary of activity for the three months ended March 31, 2022 and 2021 for the options associated with the 2020 Incentive Award Plan is as follows:
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2021)	1,469,297	$11.12
Granted	1,573,361	$1.68
Forfeited	(74,626)	$10.47
Balance (March 31, 2022)	2,968,032	$6.13
Exercisable	388,691	$11.34
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2020)	—	$—
Granted	1,409,401	11.35
Forfeited	—	—
Balance (March 31, 2021)	1,409,401	$11.35
The grant date fair value of the options granted in the three months ended March 31, 2022 was $1.17. For the three months ended March 31, 2022, $908 of share based compensation was recognized. As of March 31, 2022, there was approximately $8,609 of total unrecognized compensation cost related to unvested options related to the 2020 Stock Incentive Award Plan.
The following summarizes certain information about stock options vested and expected to vest as of March 31, 2022 related to the 2020 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	2,968,032	9.20 years	$6.13
Exercisable	388,691	7.27 years	$11.34
The aggregate intrinsic value for options outstanding and options exercisable as of March 31, 2022 was $0.00.
F-2-28

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The inputs used for the 2020 Incentive Award Plan options were as follows for the three months ended March 31, 2022:
Balance (Expected volatility)	80%
Expected dividend yield	—%
Expected term (in years)	6 years
Risk-free interest rate	2.20%
The restricted shares associated with the 2020 Incentive Award Plan vest over a service period. A summary of activity for the three months ended March 31, 2022 for the restricted shares associated with the 2020 Incentive Award Plan is as follows:
	Balance (Number of Units	Weighted Average Grant Date Fair Value
Balance (December 31, 2021)	597,739	$5.57
Granted	1,235,437	$1.68
Forfeited	(54,208)	$5.56
Vested (as of March 31, 2022)	(71,273)	$5.69
Balance (March 31, 2022)	1,707,695	$2.75
The grant date fair value of the restricted shares granted in the three months ended March 31, 2022 was $1.68. For the three months ended March 31, 2022, $527 of share based compensation cost was recognized. As of March 31, 2022, there was approximately $1,454 of unrecognized compensation cost that vests over a service period of four years, approximately $2,047 of unrecognized compensation cost that vests over a service period of three years, and $164 of unrecognized compensation cost that vests over a service period of one year related to unvested restricted shares related to the 2020 Stock Incentive Award Plan.
Earnout Restricted Stock Units
Former CarLotz option holders as of the effective time of the Merger received 640,421 earnout restricted stock units (Earnout RSUs). The Earnout RSUs vest if certain targets are met in the post-Merger period. The earnouts for the Earnout RSUs are subject to an earnout period, which is defined as the date 60 months following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. Earnout RSUs will vest if any of the following conditions are achieved following January 21, 2021:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of the common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), 50% of the Earnout RSUs will vest.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of the common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), 50% of the Earnout RSUs will vest.

iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unvested Earnout RSUs are forfeited. All unvested Earnout RSUs will vest if there is a change of control of the Company that will result in the holders of the common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.

F-2-29

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The estimated fair value of the liability is determined by using a Monte-Carlo simulation model, which incorporates various assumptions, including expected stock price volatility, contractual term, dividend yield and stock price at grant date. The Company estimates the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of comparable publicly-traded companies.
A summary of activity for the three months ended March 31, 2022 and 2021 for the RSUs is as follows:
	Number of Units	Weighted Average grant date fair value
Balance (December 31, 2021)	621,200	$10.70
Granted	—	—
Forfeited	(141,350)	10.70
Balance (March 31, 2022)	479,850	$10.70
	Number of Units	Weighted Average grant date fair value
Balance (December 31, 2020)	—	$—
Granted	640,421	10.70
Forfeited	—	—
Balance (March 31, 2021)	640,421	$10.70
During the three months ended March 31, 2022, the Company recognized no stock-based compensation cost related to the RSUs. As of March 31, 2022, there was no additional unrecognized compensation cost related to the Earnout RSUs.
The inputs used to value the Earnout RSUs were as follows at January 21, 2021:
Expected volatility	80.00%
Starting stock price	$11.31
Expected term (in years)	5 years
Risk-free interest rate	0.45%
Earnout hurdle	$12.50-$15.00
Note 18 — Income Taxes
During the three months ended March 31, 2022, the Company recorded no income tax benefits for the net operating losses incurred in the period due to its uncertainty of realizing a benefit from those items. All of the Company’s operating losses since inception have been generated in the United States.
The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception through March 31, 2022 and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Management reevaluates the positive and negative evidence at each reporting period. As of March 31, 2022 and December 31, 2021, no facts or circumstances arose that affected the Company’s determination as to the full valuation allowance established against the net deferred tax assets. Accordingly, a full valuation allowance has been established against the net deferred tax assets as of March 31, 2022 and December 31, 2021.
F-2-30

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 19 — Net Loss Per Share Attributable to Common Stockholders
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the three months ended March 31, 2022 and 2021:
	Three Months Ended March 31,
	2022	2021
Numerator:
Net Loss	$(24,836)	$(15,022)
Denominator:
Weighted average common shares outstanding, basic and diluted	114,054,597	100,817,385
Net Loss per Share Attributable to Common Stockholders, basic and diluted	$(0.22)	$(0.15)
The following table summarizes the outstanding potentially dilutive securities that were excluded from the computation of diluted net loss per share attributable to common stockholders because the impact of including them would have been antidilutive for the three months ended March 31, 2022 and 2021:
	2022	2021
Public warrants	10,185,774	10,185,774
Private warrants	6,074,310	6,074,310
Earnout RSUs	479,850	640,421
Earnout shares	6,945,732	6,945,732
Convertible notes payable	—	—
Historic warrants	—	—
Stock options outstanding to purchase shares of common stock	8,088,090	6,886,205
Unvested RSUs	1,707,695	—
Total	33,481,451	30,732,442
Note 20 — Concentrations
The suppliers that accounted for 10% or more of the Company’s vehicle purchases are presented as follows:
	Total purchases from vendor to total vehicle purchases for the three months ended March 31,
Vendor	2022	2021
Vendor A	20%	62%
Vendor B	—%	—%
Vendor A is a corporate vehicle sourcing partner. Typically, we purchase the vehicles from our corporate vehicle sourcing partners at the time of sale to a retail customer.
For the periods ended March 31, 2022 and 2021, no retail or wholesale customers accounted for more than 10% of the Company’s revenue.
Note 21 — Subsequent Events
In preparing these condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 9, 2022, the date the financial statements were available to be issued.
F-2-31

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Introduction
The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto contained herein and the consolidated financial statements and notes thereto for the year ended December 31, 2021 contained in our Annual Report on Form 10-K filed with the SEC on March 15, 2022. Unless the context otherwise requires, references to “we”, “us”, “our” and the “Company” are intended to mean the business and operations of CarLotz, Inc. and its consolidated subsidiaries.
Forward-Looking Statements
This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of our management team. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Such statements, including statements regarding our ability to: manage our business through and following the COVID-19 pandemic and the related semi-conductor chip and labor shortages; achieve revenue growth and profitability in the future; innovate and expand our technological capabilities; effectively optimize our reconditioning operations; grow existing vehicle sourcing accounts and key vehicle channels; add new corporate vehicle sourcing accounts and increase consumer sourcing; have sufficient and suitable inventory for resale; increase our service offerings and price optimization; effectively promote our brand and increase brand awareness; expand our product offerings and introduce additional products and services; improve future operating and financial results; acquire and protect intellectual property; attract, train and retain key personnel, including sales and customer service personnel; acquire and integrate other companies and technologies; remediate material weaknesses in internal control over financial reporting; comply with laws and regulations applicable to our business; successfully defend litigation; and successfully deploy the proceeds from the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.), pursuant to which Acamar Partners Sub, Inc. merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of CarLotz, Inc. (the “Merger”), are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results or other outcomes to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in this Quarterly Report on Form 10-Q and Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 15, 2022, and those described from time to time in our future reports filed with the SEC. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date on which they are made and we do not undertake to update our forward-looking statements.
Website and Social Media Disclosure
We use our website (https://www.carlotz.com/) and various social media channels as a means of disclosing information about the Company and its products to its customers, investors and the public (e.g., @CarLotz411 on Twitter, CarLotz on YouTube, and CarLotz on LinkedIn). The information on our website (or any webpages referenced in this Quarterly Report on Form 10-Q) or posted on social media channels is not part of this or any other report that the Company files with, or furnishes to, the SEC. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts.
F-2-32

Overview
CarLotz operates a consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world’s greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing and selling model that offers an omni-channel experience and diverse selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.
Our consignment model facilitates the sale of a vehicle by individuals and businesses alike. For our consignment partners we offer a physical location to display the vehicle, detailing, photography, marketing, a degree of separation between the seller and buyer, and the consumer confidence associated with a national dealership. Our asset-light model is designed to allow us to obtain vehicles through consignment, thereby limiting capital risk, as those vehicles consigned to us for sale (as opposed to purchased vehicles) are still owned by our corporate vehicle sourcing partners and retail sellers.
We offer our products and services to (i) corporate vehicle sourcing partners, (ii) retail sellers of used vehicles and (iii) retail customers seeking to buy used vehicles. Our corporate vehicle sourcing partners include fleet leasing companies, vehicle rental companies, banks, finance companies, third-party remarketers, wholesalers, corporations managing their own fleets and OEMs. We offer our corporate vehicle sourcing partners a pioneering, Retail Remarketing™ service that is designed to fully integrate with their existing technology platforms. For individuals who are our retail sellers, our goal is to offer a hassle-free selling experience that allows them to stay fully informed by tracking the sale process through our easy to navigate online portal. Buyers can browse our inventory online through our website or at our locations as well as select from our integrated financing and insurance products with ease.
Founded in 2011, CarLotz currently operates twenty-two retail hub locations in the U.S., initially launched in the Mid-Atlantic region and since expanded to the Southeast, Southwest, Midwest, West and Pacific Northwest regions of the United States. Our current facilities are located in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia and Washington State. Generally, our hubs act as both physical showrooms with retail sales and as consignment centers where we can source, process and recondition newly acquired vehicles. With the aim of improving our operating and financial results, we are planning to pause our real estate growth efforts in 2022, except for one hub which we may open in 2022.
Business Update
During the three months ended March 31, 2022, the continuing semi-conductor chip shortage, COVID-related supply chain issues constraining supply of new vehicles and an elevated vehicle wholesale pricing environment relative to historic levels has reduced the incremental value we may deliver to our corporate vehicle sourcing partners via Retail Remarketing™, at times making consignment less attractive to partners than quickly selling vehicles through the wholesale channel. Supply of used vehicles from our corporate vehicle sourcing partners has been severely constrained by the lack of new vehicle supply due to the semi-conductor chip shortage. Due to the continued uncertainty influencing the used vehicle market, we are unable to predict when there will be a return to a more normalized used vehicle market.
During the three months ended March 31, 2022, some of our inventory was less profitable than expected and was held for sale longer than desired. As a result, our retail gross profit was negatively impacted in the first quarter of 2022 by lower front-end profits on owned vehicles as well as processing center inefficiencies, and we expect gross profit to be under pressure until the used vehicle market normalizes and we are able to improve the productivity and efficiency at our hubs. At March 31, 2022, non-competitively sourced vehicles (i.e. vehicles sourced other than from auctions) represented approximately 69% of our vehicle inventory, as compared to 75% at March 31, 2021. As part of our goal to increase non-competitively sourced vehicles, our strategy is to increase our consignments from our sourcing partners and consumer acquired vehicles and reduce our reliance on sourcing via wholesale auction.
During the three months ended March 31, 2022, we experienced a decrease in retail unit sales and revenue compared to same period in 2021. Hubs opened in 2021 have not been ramping to expected results and consequently have not provided the expected contribution to unit sales, revenue, and gross profit. Also, we experienced a weaker retail GPU performance for the three months ended March 31, 2022 compared to the same
F-2-33

period in 2021, due to both sourcing constraints and reconditioning inefficiency. We did not experience the uptick in sales that typically occurs late in the first calendar quarter of each year in our industry, primarily due to market dynamics related to the continuing semi-conductor chip shortage, inventory constraints and COVID-related supply chain issues as well as a fall in consumer sentiment given rising interest rates, inflation, and the economic impact of the war in Ukraine.
For the three months ended March 31, 2022, the corporate vehicle sourcing partner which accounted for 68% and 31% of our sold vehicles in the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, accounted for 24% of our sold vehicles. We cannot currently predict the ultimate volume and profitability of any sourced vehicles from this partner.
As inventory levels increased and we moved through the quarter, we decreased our purchasing of vehicles through wholesale auctions as we increased our sourcing of non-competitively sourced vehicles. At March 31, 2022, consigned vehicles represented approximately 34% of our vehicle inventory.
Revenue Generation
CarLotz generates a significant majority of its revenue from contracts with retail customers related to the sales of vehicles. We sell used vehicles to our retail customers from our hubs located throughout the U.S. Customers also may trade-in their existing vehicle to apply toward the transaction price of a used vehicle, for which we generate revenue on the sale of a used vehicle to the customer trading-in their vehicle and on the traded-in vehicle when it is sold to a new owner. CarLotz also generates revenue from providing retail vehicle buyers with third-party options for financing, insurance, extended warranties, and other vehicle protection products, which CarLotz either marks up or earns commissions based on our customers’ purchases. Since we do not control these products before they are transferred to the consumer, we recognize net commission revenue at the time of sale.
We also sell vehicles to wholesalers or other dealers, primarily at auctions. Generally, the vehicles sold through the wholesale channel are vehicles acquired via trade-in, acquired via consignment that do not meet our quality standards for sale to retail customers, vehicles that remain unsold at the end of the consignment period, retail vehicles that did not sell through the retail channel within a reasonable period of time, or vehicles that the Company determines offer greater financial benefit through the wholesale channel.
Our revenue for the three months ended March 31, 2022 and 2021 was $63.0 million and $56.6 million, respectively.
Inventory Sourcing
We source vehicles from both corporate and consumer sellers, auctions and other wholesale channels. We source vehicles non-competitively (i.e. vehicles sourced other than from auctions) through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners. We also source vehicles competitively through purchase at auction, as necessary, to provide inventory at our newer hub locations, to round out our inventory and during periods of tight supply.
We expect to maintain long-term sourcing relationships with a number of national accounts and to pursue sales from new accounts. We support our corporate vehicle sourcing partners by offering a technology platform designed to allow our supply partners to track the sale process of their vehicles in real-time, along with a custom system for managing customer leads and leads from third party providers. Our proprietary application includes a suite of tailored features designed to create value for sellers with tools for documenting and transmitting vehicle information.
We generally charge our retail sellers and some corporate vehicle sourcing partners a flat fee for our consignment services. In addition to our flat fee model, we also enter into alternative fee arrangements, such as profit sharing programs or programs with fees based on a return above a wholesale index. The profit sharing programs generally include arrangements where we share a percentage of vehicle sale profits and, in some cases, fees with our corporate sourcing partners. The programs with fees based on a return above a wholesale index generally include a payment above the wholesale price. Under these alternative fee arrangements, our gross profit for a particular unit could be higher or lower than the gross profit per unit we would realize under our flat fee pricing model depending on, among other things, the unit’s sale price, shipping and reconditioning costs, and fees we are able to charge in connection with the sale. We do not have long-term contracts with any of our
F-2-34

corporate vehicle sourcing partners and, under arrangements with them, they are not required to make vehicles available to us. For these and other reasons, our volume and mix of vehicles from our corporate vehicle sourcing partners has fluctuated in the past and will continue to fluctuate over time. In addition, our gross profit per unit has fluctuated in the past and is likely to fluctuate from period to period, perhaps significantly, due to, among other reasons, our mix of competitively sourced and non-competitively sourced inventory, and the sales prices and fees we are able to collect on the vehicles.
We also have dealer owned inventory, which includes inventory purchased at wholesale auctions or purchased from consumers and our corporate partners, that operates in a similar manner to traditional used car dealers and which exposes us directly to the effects of changes in vehicle prices (generally price depreciation) more directly than inventory sourced through consignment.
Our gross profit per unit has fluctuated and will continue to fluctuate from period to period, perhaps significantly, due to, among other things, our mix of competitively sourced and non-competitively sourced inventory, acquisition costs and the sales prices and fees we are able to collect on the vehicles.
Regional Hub Network
Through our e-commerce website and twenty-two regional hubs, we aim to provide a shopping experience for today’s modern vehicle buyer, allowing our nationwide retail customers to transact online, in-person or a combination of both. We aim to offer a full-spectrum of inventory, including high-value and commercial vehicles, available for delivery anywhere in the U.S. Our regional hubs allow for test drives and on-site purchase. Our current facilities are located in Alabama, California, Colorado, Georgia, Florida, Illinois, North Carolina, Tennessee, Texas, Virginia, and Washington State.
Finance and Insurance (F&I)
CarLotz also generates revenue from providing retail vehicle buyers with options for financing, insurance and extended warranties; these services are provided by third parties that pay CarLotz a commission based on our customers’ purchases. Since we do not control these products before they are transferred to the consumer, we recognize commission revenue at the time of sale.
Factors Affecting our Performance
Impact of COVID-19
Our ability to acquire and sell used vehicles can be negatively impacted by a number of factors that are outside of our control. Due to the impacts of the COVID-19 pandemic and shortages of semi-conductor chips and other automotive supplies starting in 2020, certain automobile manufacturers have slowed production of new vehicles. The reduction in supply of new vehicles has limited the supply of used vehicles available through our corporate sourcing partners and is likely to continue to do so until the market normalizes. To address the reduction from this supply source, we have sourced a higher percentage of our vehicles through wholesale auction channels than we have historically. Because we are purchasing these vehicles in a competitive environment and paying auction fees, there is greater risk to the Company that the margin between the cost of the vehicle and the selling price will be compressed, and, in turn, will result in reduced gross profit and retail GPU, which we expect to continue until the used vehicle market normalizes and we are able to improve the productivity and efficiency at our hubs. This risk could be compounded by our inability to turn inventory quickly and the pace at which used vehicles depreciate.
We cannot provide assurance of the ultimate significance and duration of COVID-19 and the variants’ disruption to our operations for several reasons, including, but not limited to, uncertainty regarding the duration of the pandemic and related disruptions, the impact of governmental orders and regulations that have been, and may in the future be, imposed, and the impact of COVID-19 and the variants on our customers and corporate vehicle sourcing partners.
Like many companies, COVID-19 has increased our focus on the health and safety of our guests, employees and their families. To maintain a safe work environment, we have implemented procedures aligned with the Centers for Disease Control and Prevention to limit the spread of the virus and provide a safe environment for our guests and teammates. Some of the measures taken include encouraging our teammates to take advantage of flexible work arrangements, acquiring additional corporate office space and mandating social distancing.
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Ability to Source Vehicles from Consumers
We believe that we can benefit from the significant volume of vehicles which consumers are selling to dealers and to car buying companies. We intend to increase our efforts on sourcing vehicles from the consumer market. Our ability to successfully source vehicles from consumers is dependent on our marketing, brand, process and pricing. In addition to our consignment model, we partnered with a third-party company to be able to provide instant purchase offers to potential sellers.
Further Penetration of Existing Accounts and Key Vehicle Channels
We believe that we can benefit from volume with existing corporate vehicle sourcing partners. Many of our existing sourcing partners still sell only a small percentage of their volumes through the retail channel. As Retail Remarketing™ continues to develop as a more established alternative and as CarLotz expands to serve buyers and sellers in its markets, we believe we can grow our existing commercial seller accounts, after the supply of new vehicles returns to normal.
Seasonality
Used vehicle sales generally experience seasonality with sales typically peaking late in the first calendar quarter of each year and diminishing through the rest of the year, with the lowest relative level of vehicle sales expected to occur in the fourth calendar quarter. Used vehicle prices also exhibit seasonality, with used vehicle prices declining at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year, all other factors being equal. Because of the market dynamics related to the continuing semi-conductor chip shortage and COVID-related supply chain issues constraining supply, we have not seen the typical seasonality related to used vehicle volume and prices.
Operational Efficiency
As we scaled our business, we incurred various costs to identify new hub locations, obtain licensing, build out our hubs and hire and train our employees. The costs we incurred scaling our business are non-recurring, and we further plan to focus on operational efficiency by reducing discretionary spending, optimizing our staffing level, and focusing on the efficiency of our processing centers.
In addition to achieving cost savings and operational efficiencies, we aim to lower our days to recondition. Going forward, our strategy is to focus on efficiency and reduce our use of the third party reconditioning services which are more costly and are not as timely as our internal reconditioning resources. All of these initiatives are designed to lower reconditioning costs per unit and thereby improve per unit economics.
Technological Capabilities
We are constantly reviewing our technology platform, and our goal is to enhance our online platform for seamless end-to-end transactions and to continually enhance both the car buying and selling experience. Our B2B portal and integration framework are designed to support the assignment, reconditioning, sale and remittance of vehicles from corporate vehicle sourcing partners. We plan to invest in our core suite of technology to enhance the buyer and seller experience, improve our B2B vehicle sourcing and enhance our business intelligence capabilities.
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Key Operating Metrics
We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our progress and make strategic decisions. Our operating metrics (which may be changed or adjusted over time as our business scales up or industry dynamics change) measure the key drivers of our growth, including opening new hubs, increasing our brand awareness through unique site visitors and continuing to offer a full spectrum of used vehicles to service all types of customers.
	Three Months Ended March 31,
	2022	2021
Retail vehicles sold	2,270	2,554
Number of hubs	22	11
Average monthly unique visitors	257,022	178,783
Vehicles available for sale	2,184	1,581
Retail gross profit per unit	$827	$1,182
Percentage of unit sales sourced non-competitively(1)	65%	99%
(1)	Vehicles are sourced non-competitively through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners.
Retail Vehicles Sold
We define retail vehicles sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a three-day, 500 mile exchange policy. The number of retail vehicles sold is the primary contributor to our revenues and gross profit, since retail vehicles enable multiple complementary revenue streams, including all finance and insurance products. We view retail vehicles sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
Number of Hubs
We define a hub as a physical location at which we may sell and purchase, recondition and store vehicles within a market.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data provided by Google Analytics. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Vehicles Available-for-Sale
We define vehicles available-for-sale as the number of vehicles listed for sale on our website on the last day of a given reporting period. We view vehicles available-for-sale as a key measure of our growth potential. Growth in vehicles available-for-sale increases the selection of vehicles available to consumers in all of our markets simultaneously, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in inventory units available is an indicator of our ability to scale our vehicle sourcing, inspection and reconditioning operations.
Retail Gross Profit per Unit
We define retail gross profit per unit as the aggregate retail and F&I gross profit in a given period divided by retail vehicles sold during that period. Total retail gross profit per unit is driven by sales of used vehicles and the profit margin and fees on sale of those vehicles, each of which may generate additional revenue from providing retail vehicle buyers with options for financing, insurance and extended warranties. We believe gross profit per unit is a key measure of our growth and long-term profitability.
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Percentage of unit sales non-competitively sourced
We define percentage of unit sales sourced non-competitively as the percentage derived by dividing the number of vehicles sold during the period that were sourced non-competitively (i.e., number of vehicles sourced other than from auctions) divided by the total number of vehicles sold during the period. The percentage of unit sales sourced non-competitively dropped in the first quarter of 2022 due to the low supply of vehicles available from our corporate vehicle sourcing accounts as a result of the chip shortage.
Components of Results of Operations
Revenues
Retail Vehicle Sales
CarLotz sells used vehicles to retail customers through its hubs in various cities throughout the continental U.S. Revenue from retail vehicle sales is recognized when the title to the vehicle passes to the customer, at which point the customer controls the vehicle. We recognize revenue based on the total purchase price stated in the contract, including any processing fees. Our exchange policy allows customers to initiate the exchange of a vehicle until the earlier of the first three days or 500 miles after delivery.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, retail vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater financial benefit through the wholesale channel are sold through various wholesale methods. Revenue from wholesale vehicle sales is recognized when the vehicle is sold, either at auction or directly to a wholesaler, and title to the vehicle passes to the buyer.
Finance and Insurance, net
We provide customers with options for financing, insurance and extended warranties. Certain warranties sold beginning January 1, 2019 are serviced by a company owned by a major stockholder. All other such services are provided by third-party vendors with whom we have agreements giving us the right to offer such services directly. When a customer selects a service from these third-party vendors, we earn a commission based on the actual price paid or financed. We recognize finance and insurance revenue at the point in time when the customer enters into the contract.
Lease Income, net
Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue (net of depreciation and other costs to maintain the vehicles) earned on our owned vehicles leased to B2B lease customers.
Cost of Sales
Cost of sales includes the cost to acquire used vehicles and the related reconditioning costs to prepare the vehicles for resale. Vehicle reconditioning costs include parts, labor, inbound transportation costs and other costs such as mechanical inspection, vehicle preparation supplies and repair costs. Cost of sales also includes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value.
Selling, General and Administrative Expenses
Selling, general and administrative expenses primarily include compensation and benefits, marketing, facilities cost, technology expenses, logistics and other administrative expenses. Advertising costs are expensed as incurred.
Depreciation and Amortization
Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is: the lesser of 15 years or the underlying lease terms for leasehold improvements, one to five years for equipment, furniture and fixtures, and five years for corporate vehicles.
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Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major remodels and improvements are capitalized. Depreciation on vehicles leased to B2B customers is calculated using the straight-line over the estimated useful life and is included as a charge to Lease income, net. Amortization of capitalized website and internal-use software costs is computed using the straight-line method over 3 years. Amortization of operating lease right-of-use assets is rent expense, included in selling, general, and administrative expenses.
Non-Operating Expenses
Non-operating expenses represent the change in fair value of the Merger warrants and the earnout shares. Additional non-operating income and expense include interest income on marketable securities, floor plan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s former $12 million revolving floor plan facility with Automotive Finance Corporation and floor plan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s current $40 million revolving floor plan facility with Ally.
Results of Operations
The following table presents our condensed consolidated statements of operations for the periods indicated:
	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Revenues:
Retail vehicle sales	$50,588	$50,383
Wholesale vehicle sales	8,575	4,568
Finance and insurance, net	3,705	1,554
Lease income, net	146	107
Total Revenues	63,014	56,612
Cost of sales (exclusive of depreciation)	60,936	54,604
Gross Profit	2,078	2,008

Operating Expenses:
Selling, general and administrative	27,674	18,873
Stock based compensation expense	1,684	41,963
Depreciation and amortization expense	1,789	383
Management fee expense – related party	—	2
Total Operating Expenses	31,147	61,221
Loss from Operations	(29,069)	(59,213)
Interest expense	617	175
Other Income (Expense), net
Change in fair value of Merger warrants liability	1,600	12,358
Change in fair value of earnout provision	4,029	31,846
Other (expense) income	(779)	162
Total Other Income, net	4,850	44,366
Loss Before Income Tax Expense	(24,836)	(15,022)
Income tax expense	—	—
Net Loss	$(24,836)	$(15,022)
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Presentation of Results of Operations
We present operating results down to gross profit for our three distinct revenue channels along with our net lease income:
Retail Vehicle Sales: Retail vehicle sales represent sales of vehicles to our retail customers through our hubs in various cities.
Wholesale Vehicle Sales: Wholesale vehicle sales represent sales of vehicles through wholesale channels, primarily through wholesale auctions.
Finance and Insurance: Finance and insurance represents commissions earned on financing, insurance and extended warranty products that we offer to our retail vehicle buyers.
Lease Income, net: Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue (net of depreciation and other costs to maintain the vehicles) earned on our owned vehicles leased to B2B lease customers.
Three Months Ended March 31, 2022 and 2021
The following table presents certain information from our condensed consolidated statements of operations by channel:
	Three Months Ended March 31,
	2022	2021	Change
	($ in thousands, except per unit metrics)
Revenue:
Retail vehicle sales	$50,588	$50,383	0.4%
Wholesale vehicle sales	8,575	4,568	87.7%
Finance and insurance, net	3,705	1,554	138.4%
Lease income, net	146	107	36.4%
Total revenues	63,014	56,612	11.3%
Cost of sales:
Retail vehicle cost of sales	52,415	48,917	7.2%
Wholesale vehicle cost of sales	8,521	5,687	49.8%
Total cost of sales	$60,936	$54,604	11.6%
Gross profit:
Retail vehicle gross profit (loss)	$(1,827)	$1,466	(224.6)%
Wholesale vehicle gross profit (loss)	54	(1,119)	104.8%
Finance and insurance gross profit	3,705	1,554	138.4%
Lease income, net	146	107	36.4%
Total gross profit	$2,078	$2,008	3.5%
Retail gross profit per unit(1):
Retail vehicle gross profit (loss)	(1,827)	1,466	(224.6)%
Finance and insurance gross profit	3,705	1,554	138.4%
Total retail vehicle and finance and insurance gross profit	1,878	3,020	(37.8)%
Retail vehicle unit sales	2,270	2,554	(11.1)%
Retail vehicle gross profit per unit	$827	$1,182	(30.0)%
(1)	Gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, each of which is divided by the total number of retail vehicles sold in the period.
Retail Vehicle Sales
Retail vehicle sales revenue increased by $0.2 million, or 0.4%, to $50.6 million during the three months ended March 31, 2022, from $50.4 million in the comparable period in 2021. The increase was primarily driven
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by an increase in average sale price per unit of $2,631, to $21,875 that was offset by a decrease in retail vehicle unit sales to 2,270 retail vehicles in the three months ended March 31, 2022, compared to 2,554 retail vehicles in the comparable period in 2021. The average sale price has increased consistent with macroeconomic trends in the used car industry.
Wholesale Vehicle Revenue
Wholesale vehicle revenue increased by $4.0 million, or 87.7%, to $8.6 million during the three months ended March 31, 2022, from $4.6 million in the comparable period in 2021. The increase was primarily due to an increased average selling price of the wholesale vehicles sold, combined with an increase in wholesale vehicle unit sales.
Finance and Insurance (F&I)
F&I revenue increased by $2.1 million, or 138.4%, to $3.7 million during the three months ended March 31, 2022, from $1.6 million in the comparable period in 2021. This increase in F&I revenue was driven by higher penetration of contract sales per unit sold and higher profit per contract.
Lease Income, net
Lease income, net was $0.1 million during the three months ended March 31, 2022 and 2021.
Cost of Sales
Cost of sales increased by $6.3 million, or 11.6%, to $60.9 million during the three months ended March 31, 2022, from $54.6 million in the comparable period in 2021. The increase was due to an increased average acquisition price of the vehicles we sold in that period.
Retail Vehicle Gross Profit
Retail vehicle gross profit (loss) decreased by $(3.3) million, or (224.6)%, to $(1.8) million during the three months ended March 31, 2022, from $1.5 million in the comparable period in 2021. The decrease in retail gross profit for the three months ended March 31, 2022 resulted from a decrease in front-end margin per unit compared to the same period in 2021, driven by decreased front-end margins due to a combination of elevated acquisition prices of inventory primarily sourced through auction towards the end of prior year and the lowering of retail prices relative to the acquisition costs as the inventory matured. Additionally, as a result of adjusting the carrying value of inventory to the lower of cost or net realizable value, gross profit decreased by $(0.1) million, reducing retail gross profit per unit by $48, for the three months ended March 31, 2022.
Wholesale Vehicle Gross Profit
Wholesale vehicle gross profit (loss) increased by $1.2 million, to $0.1 million during the three months ended March 31, 2022, from $(1.1) million in the comparable period in 2021. The increase was primarily due to a decrease in the number of delisted consignment units compared to the same period in 2021.
F&I Gross Profit
F&I revenue consists of 100% gross margin products for which there are no costs associated with the products. Therefore, changes in F&I gross profit and the associated drivers are identical to changes in F&I revenue and the associated drivers.
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Components of SG&A
	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Compensation and benefits(1)	$10,798	$6,856
Marketing	3,154	2,526
Technology	1,535	2,925
Accounting and legal	2,065	2,819
Insurance	2,236	1,336
Occupancy	3,291	1,032
Other costs(2)	4,595	1,379
Total selling, general and administrative expenses	$27,674	$18,873
(1)
Compensation and benefits includes all payroll and related costs, including benefits, and payroll taxes, except those related to preparing vehicles for sale, which are included in cost of sales, and those related to the development of software products for internal use, which are capitalized to software and depreciated over the estimated useful lives of the related assets.

(2)	Other costs include all other selling, general and administrative expenses such as logistics and other administrative expenses.
Selling, general and administrative expenses increased by $8.8 million, to $27.7 million during the three months ended March 31, 2022, from $18.9 million in the comparable period in 2021. Costs related to the expansion of the Company since the prior year period increased $5.6 million, primarily due to insurance, occupancy and vehicle listing costs. Compensation and benefits increased $3.9 million due to increased corporate headcount and new hub openings. Marketing expense increased $0.6 million in connection with marketing higher levels of inventory online and our national expansion, and technology expense decreased $(1.4) million due to elevated costs in the prior year quarter when the Company began website enhancements.
Non-GAAP Financial Measures
To supplement the interim unaudited condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present the following non-GAAP measures: EBITDA, Adjusted EBITDA and Adjusted retail GPU. We believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
EBITDA is defined as net loss attributable to common stockholders adjusted to exclude interest expense, income tax expense and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude certain expenses related to the Company’s capital structure and management fee expense prior to the Merger, stock compensation expense and other non-operating income and expenses, including interest, investment gain/loss and nonrecurring income/expense.
Adjusted retail GPU is retail gross profit per unit adjusted to exclude the change in the inventory reserve for owned inventory to record inventory at the lower of cost or net realizable value. Retail gross profit per unit is the aggregate retail and F&I gross profit in a given period divided by retail vehicles sold during that period.
Management believes the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is useful to investors in comparing the Company’s performance prior to the Merger and the Company’s performance following the Merger.
Management believes the inclusion of supplementary adjustments to retail gross profit per unit in presented Adjusted retail GPU is useful to investors in presenting the Company’s gross profit per unit on units actually sold during the period in comparing the Company’s performance to prior periods that did not have a material change in the inventory reserve.
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EBITDA, Adjusted EBITDA and Adjusted retail GPU have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to net loss attributable to common stockholders and Adjusted retail GPU to retail gross profit per unit for the periods presented:
	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Net Loss	$(24,836)	$(15,022)
Adjusted to exclude the following:
Interest expense	617	175
Income tax expense	—	—
Depreciation and amortization expense	1,789	383
EBITDA	$(22,430)	$(14,464)
Other expense	779	(162)
Stock compensation expense	1,684	41,963
Management fee expense - related party	—	2
Change in fair value of warrants liability	(1,600)	(12,358)
Change in fair value of earnout provision	(4,029)	(31,846)
Adjusted EBITDA	$(25,596)	$(16,865)
	Three Months Ended March 31,
	2022	2021	Change	Change
Adjusted retail gross profit per unit(1):
Retail vehicle gross profit	$(1,827)	$1,466	$(3,293)	(225)%
Finance and insurance gross profit	3,705	1,554	2,151	138%
Total retail gross profit	1,878	3,020	(1,142)	(38)%
Change in inventory reserve(2)	109	—	109	100%
Total adjusted retail gross profit	1,987	3,020	(1,033)	(34)%
Retail vehicle units sold	2,270	2,554	(284)	(11)%
Retail vehicle adjusted gross profit per unit	$875	$1,182	$(307)	(26)%
(1)
Adjusted gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, excluding any cost of sales associated with recording existing inventory to net realizable value, each of which is divided by the total number of retail vehicles sold in the period.

(2)
The change in inventory reserve represents the impact on the Condensed Consolidated Statements of Operations related to the adjustment for lower of cost or net realizable value of inventory in the period.

Liquidity and Capital Resources
Sources of liquidity
Our main source of liquidity is cash generated from financing activities, which primarily includes proceeds from the Merger (see Note 3 — Merger in our interim unaudited condensed consolidated financial statements). In connection with the Merger, pursuant to subscription agreements dated October 21, 2020 by and between Acamar Partners Acquisition Corp. (“Acamar Partners”) and certain strategic and accredited investors (the “PIPE Investors”), with respect to a private placement of shares of Acamar Partners Class A common stock, the Company issued and sold 12.5 million shares of Acamar Partners Class A common stock to the PIPE Investors at a price per share of $10.00 and an aggregate purchase price of $125.0 million.
Since inception, we have generally operated at a loss for most periods. As of March 31, 2022, we had cash and cash equivalents, restricted cash and short-term marketable securities of $153.4 million. We believe our available cash, restricted cash, short-term marketable securities and liquidity available under the Ally Facility are
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sufficient to fund our operations for at least the next 12 months. We expect to continue to operate at a loss until we bring our hubs to maturity, achieve scale and are able to leverage our operating costs. Our hubs opened in 2021 have not been ramping to expected results and consequently have not provided the expected contribution to unit sales, revenue and gross profit. We may also seek additional funds as needed through alternative sources of liquidity, including equity or debt financings or other arrangements. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all.
Debt obligations
On March 10, 2021, we entered into an Inventory Financing and Security Agreement (the “Ally Facility”) with Ally Bank, a Utah chartered state bank (“Ally Bank”), and Ally Financial, Inc., a Delaware corporation (“Ally” and, together with Ally Bank, the “Lender”), pursuant to which the Lender may provide up to $30 million in financing, or such lesser sum which may be advanced to or on behalf of us from time to time, as part of our floorplan vehicle financing program. In June 2021, the Company expanded the floor plan credit facility by $10 million to a total of $40 million. As of March 31, 2022, we had $22.1 million principal outstanding under the Ally Facility, primarily from increased sourcing through vehicle purchases.
Under the Ally Facility, the Company is subject to financial covenants that require the Company to maintain at least 10% of the credit line in cash and cash equivalents, to maintain at least 10% of the credit line on deposit with Ally Bank and to maintain a minimum tangible net worth of $90 million calculated in accordance with U.S. GAAP.
Advances under the Ally Facility bear interest at a per annum rate designated from time to time by the Lender determined using a 365/360 simple interest method of calculation, unless expressly prohibited by law. The interest rate is currently the prime rate plus 2.50% per annum, or 6%. Advances under the Ally Facility, if not demanded earlier, are due and payable for each vehicle financed under the Ally Facility as and when such vehicle is sold, leased, consigned, gifted, exchanged, transferred, or otherwise disposed of. Interest under the Ally Facility is due and payable upon demand, but, in general, in no event later than 60 days from the date of request for payment. Upon any event of default (including, without limitation, our obligation to pay upon demand any outstanding liabilities of the Ally Facility), the Lender may, at its option and without notice to us, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to the Lender and its affiliates by us and our affiliates.
The Ally Facility is secured by a grant of a security interest in certain vehicle inventory and other assets of the Company.
We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our interim unaudited condensed consolidated financial statements.
Cash Flows — Three Months Ended March 31, 2022 and 2021
The following table summarizes our cash flows for the periods indicated:
	Three Months Ended March 31,
	2022	2021
	($ in thousands)
Cash Flow Data:
Net cash (used in) operating activities	$(31,664)	$(19,600)
Net cash provided by (used in) investing activities	37,529	(219,370)
Net cash provided by (used in) financing activities	(5,891)	310,746
Operating Activities
For the three months ended March 31, 2022, net cash used in operating activities was $(31.7) million, primarily driven by net loss of $(24.8) million adjusted for non-cash charges of $0.6 million and net changes in our operating assets and liabilities of $(7.5) million. The non-cash adjustments primarily relate to a decrease in fair value of the warrants and earnout shares of $(5.6) million, offset by depreciation and amortization of
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$4.1 million and stock compensation of $1.7 million. The changes in operating assets and liabilities were primarily driven by an increase in inventories $(5.1) million and an increase other current assets of $(6.0) million, partially offset by an increase in accrued expenses of $1.0 million, an increase in accounts payable of $1.6 million, and a decrease in accounts receivable of $1.3 million.
For the three months ended March 31, 2021, net cash used in operating activities was $(19.6) million, primarily driven by net loss of $(15.0) million adjusted for non-cash charges of $(1.9) million and net changes in our operating assets and liabilities of $(2.7) million. The non-cash adjustments primarily relate to a decrease in fair value of the warrants and earnout shares of $44.2 million, partially offset by an increase in stock compensation of $(42.0) million. The changes in operating assets and liabilities were primarily driven by an increase in other current assets of $5.9 million, an increase in accounts receivable of $5.2 million, and an increase in other long-term assets of $3.0 million, partially offset by an increase in accrued expenses of $(5.9) million, an increase in accounts payable of $(3.1) million, and a decrease in inventories of $(2.0) million.
Investing Activities
For the three months ended March 31, 2022, net cash provided by investing activities was $37.5 million, primarily driven by sales and maturities of marketable securities of $64.9 million and partially offset by the purchase of property and equipment of $(4.1) million and purchases of marketable securities of $(22.0) million.
For the three months ended March 31, 2021, net cash used in investing activities was $(219.5) million, primarily driven by purchases of marketable securities of $(217.7) million and the purchase of property and equipment of $(1.7) million.
Financing Activities
For the three months ended March 31, 2022, net cash used in financing activities was $(5.9) million, primarily driven by payments on floor plan notes payable of $(41.7) million, partially offset by borrowings on the floor plan facility of $36.0 million.
For the three months ended March 31, 2021, net cash provided by financing activities was $310.7 million, primarily driven by the issuance of common stock to the PIPE investors and Former CarLotz shareholders of $319.9 million, partially offset by the repayment of debt of $(12.2) million and the payment of cash consideration on options of $(2.5) million, partially offset by borrowings on the floorplan facility of $9.2 million.
Material Contractual Obligations
The Company had contractual obligations as of March 31, 2022 that are material to an assessment of the Company’s short- and long-term cash requirements. As of March 31, 2022, the Company has total outstanding debt of $22.1 million under the floorplan facility, which represents the principal amount outstanding due to the uncertainty of forecasting the timing of expected variable interest rate payments. Borrowings under the floorplan facility are payable when the underlying vehicle is sold, which is expected to be in 2022.
Off-Balance Sheet Arrangements
We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our interim unaudited consolidated financial statements.
Critical Accounting Policies and Estimates
For information on critical accounting policies, see “Critical Accounting Policy and Estimates” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Form 10-K filed with the SEC on March 15, 2022.
There have been no changes to our critical accounting policies during the three months ended March 31, 2022.
Recently Issued and Adopted Accounting Pronouncements
See the section titled “Recently Issued Accounting Pronouncements” in Note 2 in the “Notes to Condensed Consolidated Financial Statements” in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.
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Item 3.	Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
Cash and cash equivalents include highly liquid investments that are due on demand or have a remaining maturity of three months or less at the date of purchase. As of March 31, 2022, cash and cash equivalents consisted of bank deposits, money market placements and debt securities that have a remaining maturity of three months or less at the date of purchase.
The cash and cash equivalents are held primarily for working capital purposes. These interest-earning instruments are subject to interest rate risk. To date, fluctuations in interest income have not been significant. Our surplus cash has been invested in money market fund accounts, interest-bearing savings accounts and U.S. government debt securities as well as corporate debt securities from time to time. We have not entered into investments for trading or speculative purposes. Due to the conservative nature of our investment portfolio, which is predicated on capital preservation of investments with short-term maturities, we do not believe an immediate one percentage point change in interest rates would have a material effect on the fair market value of our portfolio, and therefore, we do not expect our operating results or cash flows to be significantly affected by changes in market interest rates.
We also have exposure to changing interest rates in connection with the floor plan facility. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond our control. Advances under the floor plan facility accrue interest at the most recent prime rate published in The Wall Street Journal plus 2.50% per annum and, as of March 31, 2022, the prime rate as published in The Wall Street Journal was 3.5%. We believe a change to our interest rate of 1% applicable to our outstanding indebtedness would have an immaterial financial impact. As of March 31, 2022, we had total outstanding debt of $22.1 million under the floor plan facility.
Credit Risk
Financial instruments that potentially subject us to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Substantially all of our cash and cash equivalents were deposited in accounts at one financial institution, and account balances may at times exceed federally insured limits. Management believes that we are not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held.
Concentrations of credit risk with respect to trade receivables are limited due to the large diversity and number of customers comprising our retail customer base.
Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2021. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of March 31, 2022 due to the existence of material weaknesses in internal control over financial reporting that were identified in connection with the audits of our consolidated financial statements as of December 31, 2021 and 2020 and for the years in the three year period ended December 31, 2021, and which are still being remediated.
F-2-46

Material Weaknesses in Internal Control Over Financial Reporting
Control Environment
We did not maintain an effective control environment to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established in the COSO Framework relating to the lack of sufficient accounting and financial reporting resources to address internal control over financial reporting.
Specifically, we did not attract, develop and retain accounting and financial resources commensurate with the size and complexity of our organization to support the oversight of processes and procedures in applying internal control over financial reporting to adequately prevent or detect accounting errors.
Control Activities
We did not design and implement effective control activities to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established by the COSO Framework. We have identified deficiencies in the principles associated with the control activities component of the COSO Framework relating to our: (i) inability to appropriately and timely reconcile account balances to detect accounting errors and evaluate balances for completeness and accuracy, and (ii) selecting and developing control activities and information technology that contribute to the mitigation of risks and support achievement of objectives.
The following deficiencies in control activities, among others, contributed to accounting errors or the potential for there to have been accounting errors that are material to the financial statements:
•	Lack of sufficient resources within the accounting and financial reporting department to review for the completeness and accuracy of source data supporting account reconciliations.
•	Inadequate segregation of duties.
•
Inadequate general information technology controls in the areas of access security and program change-management over certain information technology systems that support the Company’s financial reporting processes.

Remediation Efforts to Address Material Weaknesses
Remediation of the identified material weaknesses and strengthening of our internal control environment will require a substantial effort throughout 2022 and beyond as necessary. The material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.
While we have taken steps to address the material weaknesses, our current information technology systems have limited automated capabilities which create manual processes that require the time of our accounting and financial reporting resources. We are creating more streamlined and efficient accounting processes to allow the accounting and financial reporting resources to effectively operate the controls that we have designed and implemented.
We are designing and implementing controls to establish and maintain appropriate segregation of duties, formalize accounting policies and controls around user access and change management and evaluating options for a new ERP system.
We will also continue to attract, develop and retain competent management to ensure oversight of our processes and procedures in applying internal control over financial reporting.
The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations.
Changes in Internal Control Over Financial Reporting
Except as disclosed above, there were no changes in our internal control over financial reporting that occurred during the three months ended March 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
F-2-47

Part II - OTHER INFORMATION
Item 1.	Legal Proceedings
The information with respect to this Part II, Item 1 can be found in Note 15 to our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.
Item 1A.	Risk Factors
In addition to the other information set forth in this report, readers should carefully consider the additional risk factor included below as well as the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which could materially affect our business, financial condition or future results. The risks described in our most recent Annual Report on Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The impact of COVID-19 may implicate and exacerbate other risks discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including but not limited to risks relating to general economic conditions. This situation continues to evolve and additional impacts may arise that we are not currently aware of. Due to the unprecedented nature of the COVID-19 pandemic and responses thereto, we cannot identify all of the risks we face from the pandemic and its aftermath.
Our failure to meet the continued listing requirements of The Nasdaq Global Market could result in a delisting of our common stock.
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”), and we are required to satisfy the continued listing requirements of Nasdaq to maintain such listing, including, among other things, the maintenance of a minimum closing bid price of $1.00 per share. Nasdaq Listing Rule 5450(a)(1) requires listed securities maintain a minimum closing bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days. Although we are currently in compliance with the continued listing requirements of Nasdaq, there can be no assurance that we will be able to maintain compliance in the future.
The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future, or at all. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if our common stock were to be delisted from Nasdaq, our common stock would cease to be recognized as a covered security, and we would be subject to additional regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq minimum bid requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with Nasdaq’s listing requirements.
There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, or other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, our common stock could be delisted. Delisting from Nasdaq would cause us to pursue eligibility for trading of our common stock on other markets or exchanges, or on an over-the-counter market. In such case, our stockholders’ ability to trade or obtain quotations of the market value of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices of these securities. There can be no assurance that our common stock, if delisted from the Nasdaq, would be listed on a national securities exchange, a national quotation service or the over-the-counter markets. Delisting from the Nasdaq could also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our common stock, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence. In addition, our stock could become a “penny stock,” which would make trading of our common stock more difficult.
F-2-48

Use of social media may adversely impact our reputation or subject us to fines or other penalties.
Use of social media platforms, user review and recommendation websites and other forms of online communications provides individuals with access to a broad audience of consumers and other interested persons and increases the speed with which information and opinions can be shared. Regardless of their accuracy, negative posts or communications regarding our marketplace may be posted on social media platforms at any time and could quickly proliferate, which may harm our brand, reputation or business. The harm may be immediate, without affording us an opportunity for redress or correction. If we fail to mitigate any misinformation or negative information, including information spread through social media channels, it could have a material adverse effect on our business, sales and results of operations.
We also use social media platforms as marketing tools or as channels to disseminate information. For example, the Company and its executive officers maintain Facebook, Instagram, YouTube, Twitter, LinkedIn, and other social media accounts, where certain information that may be relevant to customers and investors is disseminated. Our reputation or brand could be adversely impacted by, among other things, customer perceptions of our use of social media or customer perceptions of statements on social media platforms made by us, our employees or other third parties. In addition, as laws and regulations rapidly evolve to govern the use of these platforms, any failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could adversely impact our business, financial condition and results of operations or subject us to fines or other penalties.
F-2-49

Exhibit Index
Item 6.	Exhibits and Financial Statement Schedules
Exhibit No.	Description
3.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252993), filed with the SEC on February 11, 2021)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

10.1†
Separation and Release Agreement, dated March 14, 2022, between Michael Bor and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 15, 2022)

10.2†
Employment Agreement, dated March 12, 2022, between Lev Peker and CarLotz, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 15, 2022)

10.3†
Employment Agreement, dated March 19, 2022, between Ozan Kaya and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 31, 2022)

10.4†
Separation and Release Agreement, dated April 8, 2022, between John Foley and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on April 11, 2022)

10.5*†	Separation and Release Agreement, dated April 1, 2022, between Daniel Valerian and CarLotz, Inc.

10.5.1*†	Amendment to Separation and Release Agreement, dated May 5, 2022, between Daniel Valerian and CarLotz, Inc.

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
F-2-50

Exhibit No.	Description

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded with the Inline XBRL document and included in Exhibit 101)
*	Filed herewith
†	Indicates a management contract or compensatory plan or arrangement.
F-2-51

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CarLotz, Inc.

By:	/s/ THOMAS W. STOLTZ
Thomas W. Stoltz
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)
Date: May 9, 2022
F-2-52

ANNEX F-3
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2022
OR
 ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from    to
Commission file number 001-38818
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware			83-2456129
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)
3301 W. Moore Street	Richmond	Virginia	23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐ No ☒
The registrant had outstanding 114,707,700 shares of common stock as of August 8, 2022.
F-3-1

CarLotz, Inc.
F-3-2

PART I
FINANCIAL INFORMATION
Item 1.	Financial Statements
CarLotz, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)
	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$70,022	$75,029
Restricted cash	4,021	4,336
Marketable securities – at fair value	54,105	116,589
Accounts receivable, net	10,012	8,206
Inventories	31,893	40,985
Other current assets	7,684	4,705
Operating and finance lease assets, property, and equipment held for sale	28,526	—
Total Current Assets	206,263	249,850
Marketable securities – at fair value	848	1,941
Property and equipment, net	7,044	22,628
Capitalized website and internal-use software costs, net	12,918	13,716
Operating lease assets	22,235	—
Finance lease assets, net	2,803	—
Lease vehicles, net	2,598	1,596
Other assets	538	558
Total Assets	$255,247	$290,289
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Current portion of finance lease liabilities	$90	$509
Floor plan notes payable	15,689	27,815
Accounts payable	3,926	6,352
Accrued expenses	14,114	14,428
Current portion of operating lease liabilities	4,445	—
Other current liabilities	580	754
Operating and finance lease liabilities associated with assets held for sale	30,122	—
Total Current Liabilities	68,966	49,858
Finance lease liabilities, less current portion	4,216	12,206
Operating lease liabilities, less current portion	22,336	—
Earnout shares liability	1,063	7,679
Merger warrants liability	1,478	6,291
Other liabilities	579	744
Total Liabilities	98,638	76,778
Commitments and Contingencies (Note 15)	—	—
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 500,000,000 authorized shares, 114,479,662 and 113,996,401 shares issued and outstanding at June 30, 2022 and December 31, 2021	11	11
Additional paid-in capital	290,398	287,509
Accumulated deficit	(133,657)	(73,916)
Accumulated other comprehensive loss	(143)	(93)
Total Stockholders’ Equity (Deficit)	156,609	213,511
Total Liabilities and Stockholders’ Equity (Deficit)	$255,247	$290,289
See notes to condensed consolidated financial statements.
F-3-3

CarLotz, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Retail vehicle sales	$59,211	$44,230	$109,799	$94,613
Wholesale vehicle sales	13,949	4,660	22,524	9,228
Finance and insurance, net	3,196	1,780	6,900	3,334
Lease income, net	137	98	283	205
Total Revenues	76,493	50,768	139,506	107,380
Cost of sales (exclusive of depreciation)	75,011	46,586	135,947	101,190
Gross Profit	1,482	4,182	3,559	6,190
Operating Expenses:
Selling, general and administrative	27,009	19,386	54,684	38,259
Stock-based compensation expense	1,141	3,704	2,825	45,667
Depreciation and amortization expense	2,359	95	4,147	478
Management fee expense – related party	—	—	—	2
Impairment expense	724	—	724	—
Restructuring expenses	10,731	—	10,731	—
Total Operating Expenses	41,964	23,185	73,111	84,406
Loss from Operations	(40,482)	(19,003)	(69,552)	(78,216)
Interest expense	594	184	1,210	359
Other Income, net
Change in fair value of Merger warrants liability	3,213	325	4,813	12,683

Change in fair value of earnout shares	2,587	12,210	6,616	44,056
Other income (expense)	371	(553)	(408)	(391)
Total Other Income, net	6,171	11,982	11,021	56,348
Loss Before Income Tax Expense	(34,905)	(7,205)	(59,741)	(22,227)
Income tax expense	—	—	—	—
Net Loss	$(34,905)	$(7,205)	$(59,741)	$(22,227)
Net Loss per Share, basic and diluted	$(0.31)	$(0.06)	$(0.52)	$(0.21)
Weighted-average Shares used in Computing Net Loss per Share, basic and diluted	114,237,681	113,670,060	114,146,645	107,279,227
See notes to condensed consolidated financial statements.
F-3-4

CarLotz, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive (Loss)
(Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(34,905)	$(7,205)	$(59,741)	$(22,227)
Other Comprehensive (Loss), net of tax:
Unrealized gains (losses) on marketable securities arising during the period	29	61	(44)	(70)
Tax effect	—	—	—	—
Unrealized gains (losses) on marketable securities arising during the period, net of tax	29	61	(44)	(70)
Reclassification adjustment for realized gains	(6)	(5)	(6)	(5)
Tax effect	—	—	—	—
Reclassification adjustment for realized gains, net of tax	(6)	(5)	(6)	(5)
Other Comprehensive Income (Loss), net of tax	23	56	(50)	(75)
Total Comprehensive (Loss)	$(34,882)	$(7,149)	$(59,791)	$(22,302)
See notes to condensed consolidated financial statements.
F-3-5

CarLotz, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders’ Equity (Deficit)
Six Months Ended June 30, 2022 and 2021
(Unaudited)
(In thousands, except share data)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance December 31, 2021	—	$—	113,996,401	$11	$287,509	$(73,916)	$(93)	$213,511
Net loss	—	—	—	—	—	(24,836)	—	(24,836)
Other comprehensive income, net of tax	—	—	—	—	—	—	(73)	(73)
Cashless exercise of options	—	—	44,424	—	—	—	—	—
Stock-based compensation	—	—	—	—	1,684	—	—	1,684
Issuance of common stock to settle vested restricted stock units	—	—	70,971	—	(2)	—	—	(2)
Balance March 31, 2022	—	$—	114,111,796	$11	$289,191	$(98,752)	$(166)	$190,284
Net loss	—	$—	—	$—	$—	$(34,905)	$—	$(34,905)
Other comprehensive income, net of tax	—	$—	—	$—	$—	$—	$23	$23
Exercise of options	—	$—	104,818	$—	$66	$—	$—	$66
Stock-based compensation	—	$—	—	$—	$1,141	$—	$—	$1,141
Issuance of common stock to settle vested restricted stock units	—	$—	263,048	$—	$—	$—	$—	$—
Balance June 30, 2022	—	$—	114,479,662	$11	$290,398	$(133,657)	$(143)	$156,609
See notes to condensed consolidated financial statements.
F-3-6

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance December 31, 2020	2,034,751	$17,560	37,881,435	$4	$3,221	$(34,037)	$15	$(30,797)
Retroactive application of recapitalization	(2,034,751)	(17,560)	20,739,607	2	17,558	—	—	17,560
Adjusted balance, beginning of period	—	—	58,621,042	6	20,779	(34,037)	15	(13,237)
Net loss	—	—	—	—	—	(15,022)	—	(15,022)
Other comprehensive income, net of tax	—	—	—	—	—	—	(131)	(131)
Accrued dividends on redeemable convertible preferred stock	—	—	—	—	(19)	—	—	(19)
PIPE issuance	—	—	12,500,000	1	124,999	—	—	125,000
Merger financing	—	—	38,194,390	4	309,995	—	—	309,999
Consideration to existing shareholders of Former CarLotz, net of accrued dividends	—	—	—	—	(62,693)	—	—	(62,693)
Transaction costs and advisory fees	—	—	—	—	(47,579)	—	—	(47,579)
Settlement of redeemable convertible preferred stock tranche obligation	—	—	—	—	2,832	—	—	2,832
Cashless exercise of options	—	—	54,717	—	—	—	—	—
Cash consideration paid to Former Carlotz optionholders	—	—	—	—	(2,465)	—	—	(2,465)
Stock-based compensation	—	—	—	—	41,963	—	—	41,963
Earnout liability	—	—	—	—	(74,284)	—	—	(74,284)
Merger warrants liability	—	—	—	—	(39,025)	—	—	(39,025)
KAR/AFC note payable conversion	—	—	3,546,984	—	3,625	—	—	3,625
KAR/AFC warrant exercise	—	—	752,927	—	144	—	—	144
Balance March 31, 2021	—	$—	113,670,060	$11	$278,272	$(49,059)	$(116)	$229,108
Net loss	—	—	—	—	—	(7,205)	—	(7,205)
Other comprehensive income, net of tax	—	—	—	—	—	—	56	56
Stock-based compensation	—	—	—	—	3,704	—	—	3,704
Balance June 30, 2021	—	$—	113,670,060	$11	$281,976	$(56,264)	$(60)	$225,663
See notes to condensed consolidated financial statements.
F-3-7

CarLotz, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Six Months Ended June 30,
	2022	2021
Cash Flow from Operating Activities
Net loss	$(59,741)	$(22,227)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization – property, equipment, ROU assets and capitalized software	6,725	448
Impairment expense	724	—
Restructuring expenses	10,731	—
Amortization and accretion - marketable securities	752	788
Depreciation – lease vehicles	217	30
Provision for doubtful accounts	777	—
Stock-based compensation expense	2,825	45,667
Change in fair value of Merger warrants liability	(4,813)	(12,683)
Change in fair value of earnout shares	(6,616)	(44,056)
Change in Operating Assets and Liabilities:
Accounts receivable	(2,583)	(1,279)
Inventories	9,092	(36,117)
Other current assets	(2,979)	(5,466)
Other assets	20	(4,091)
Accounts payable	(2,426)	2,499
Accrued expenses	(161)	6,187
Accrued expenses – related party	—	(229)
Other current liabilities	(174)	447
Other liabilities	(166)	(582)
Net Cash Used in Operating Activities	(47,796)	(70,664)
Cash Flows from Investing Activities
Purchase of property and equipment	(5,106)	(3,548)
Capitalized website and internal-use software costs	(1,734)	(6,601)
Purchase of marketable securities	(52,072)	(307,560)
Proceeds from sales of marketable securities	114,915	128,954
Purchase of lease vehicles	(1,220)	(344)
Net Cash Provided by (Used in) Investing Activities	54,783	(189,099)
Cash Flows from Financing Activities
Payments made on finance leases	(246)	(18)
Advance from holder of marketable securities	—	4,722
PIPE issuance	—	125,000
Merger financing	—	309,999
Payment made on accrued dividends	—	(4,853)
Payments to existing shareholders of Former CarLotz	—	(62,693)
Transaction costs and advisory fees	—	(47,579)
Payments made on cash considerations associated with stock options	—	(2,465)
Repayment of Paycheck Protection Program loan	—	(1,749)
Payments made on note payable	—	(3,000)
Payments on floor plan notes payable	(82,394)	(29,056)
Borrowings on floor plan notes payable	70,268	52,444
Employee stock option exercise	66	—
Payments made for tax on equity award transactions	(3)	—
Net Cash (Used in) Provided by Financing Activities	(12,309)	340,752
Net Change in Cash and Cash Equivalents Including Restricted Cash	(5,322)	80,989
Cash and cash equivalents and restricted cash, beginning	79,365	2,813
Cash and cash equivalents and restricted cash, ending	$74,043	$83,802
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,163	$490
Supplementary Schedule of Non-cash Investing and Financing Activities:
Transfer from lease vehicles to inventory	$—	$150
KAR/AFC exercise of stock warrants	—	(144)
KAR/AFC conversion of notes payable	—	(3,625)
Convertible redeemable preferred stock tranche obligation expiration	—	(2,832)
Capitalized website and internal use software costs accrued	—	(3,488)
Purchases of property under capital lease obligation	(247)	(6,504)
See notes to condensed consolidated financial statements.
F-3-8

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 1 Description of Business
Defined Terms
Unless otherwise indicated or unless the context otherwise requires, the following terms used herein shall have the following meanings:
•	references to “CarLotz,” “we,” “us,” “our” and the “Company” are to CarLotz, Inc. and its consolidated subsidiaries;
•	references to “Acamar Partners” refer to the Company for periods prior to the consummation of the Merger referred to below;
•	references to “Acamar Sponsor” are to Acamar Partners Sponsor I LLC; and
•
references to the “Merger” are to the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020, the “Merger Agreement”), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.) (the “Company”), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc. (“Merger Sub”), and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“Former CarLotz”), pursuant to which Merger Sub merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of the Company.

The Company is a used vehicle consignment and Retail RemarketingTM company based in Richmond, Virginia. The Company operates an innovative and one-of-a-kind consumer and commercial used vehicle consignment and sales business model, with an online marketplace and 11 retail hub locations throughout the United States, including in Alabama, California, Colorado, Florida, Illinois, North Carolina, and Virginia.
Subsidiaries are consolidated when the parent is deemed to have control over the subsidiaries’ operations.
Subsidiary Operations
CarLotz, Inc. owns 100% of CarLotz Group, Inc. (a Delaware corporation), which owns 100% of CarLotz, Inc. (an Illinois corporation), CarLotz Nevada, LLC (a Delaware LLC), CarLotz California, LLC (a California LLC), CarLotz Logistics, LLC (a Delaware LLC), Orange Grove Fleet Solutions, LLC (a Virginia LLC), Orange Peel Protection Reinsurance Co. Ltd. (a Turks and Caicos Islands, British West Indies company) and Orange Peel LLC (a Virginia LLC), which owns 100% of Orange Peel Reinsurance, Ltd. (a Turks and Caicos Islands, British West Indies company).
Basis of Presentation
On January 21, 2021 (the “Closing Date”), the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz (See Note 3 “Merger” for further discussion).
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz continuing as the surviving company. Notwithstanding the legal form of the Merger pursuant to the Merger Agreement, the Merger is accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Under this method of accounting, CarLotz is treated as the acquired company and Former CarLotz is treated as the acquiror for financial statement reporting and accounting purposes.
As a result of Former CarLotz being the accounting acquirer, the financial reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company subsequent to the Merger are prepared “as if” Former CarLotz is the predecessor and legal successor to the Company. The historical operations of Former
F-3-9

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
CarLotz are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Former CarLotz prior to the Merger, (ii) the combined results of the Company and Former CarLotz following the Merger on January 21, 2021, (iii) the assets and liabilities of Former CarLotz at their historical cost and (iv) the Company’s equity structure for all periods presented. The recapitalization of the number of shares of common stock attributable to the purchase of Former CarLotz in connection with the Merger is reflected retroactively to the earliest period presented and will be utilized for calculating earnings per share in all prior periods presented. No step-up basis of intangible assets or goodwill was recorded in the Merger transaction consistent with the treatment of the transaction as a reverse recapitalization of Former CarLotz.
In connection with the Merger, Acamar Partners Acquisition Corp. changed its name to CarLotz, Inc. The Company’s common stock is now listed on The Nasdaq Global Market under the symbol “LOTZ” and warrants to purchase the common stock at an exercise price of $11.50 per share are listed on The Nasdaq Global Market under the symbol “LOTZW”. Prior to the Merger, the Company neither engaged in any operations nor generated any revenue. Until the Merger, based on the Company’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The accompanying interim condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the SEC regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements have been condensed or omitted pursuant to such rules and regulations. Therefore, these interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, except for those related to recent accounting pronouncements adopted in the current fiscal year.
The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in management’s opinion, include all adjustments, which consist of only normal recurring adjustments, necessary for the fair statement of the Company’s condensed consolidated balance sheet as of June 30, 2022 and its results of operations for the three and six months ended June 30, 2022 and 2021. The results for the three and six months ended June 30, 2022 are not necessarily indicative of the results expected for the current fiscal year or any other future periods.
Restructuring
On June 21, 2022, we announced the closure of retail operations at 11 hub locations and determined not to commence retail operations at 3 unopened hub locations with executed lease agreements. The costs associated with the hub closures are classified as restructuring expenses. See Note 21 — Restructuring Charges, Asset Impairment, and Assets Held For Sale for further detail.
Note 2 — Summary of Significant Accounting Policies
For a detailed discussion about the Company’s significant accounting policies and for further information on accounting updates adopted in the prior year, see Note 2 to the audited consolidated financial statements.
During the six months ended June 30, 2022, there were no significant revisions to the Company’s significant accounting policies, other than those indicated herein related to the adoption of Leases Topic 842.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.
Following the closing of the Merger, Former CarLotz equity holders at the effective time of the Merger will have the contingent right to receive, in the aggregate, up to 7,500,000 shares of common stock if, from the closing of the Merger until the fifth anniversary thereof, the reported closing trading price of the common stock exceeds certain thresholds. Estimating the change in fair value of the earnout liability for the earnout shares that could be earned by Former CarLotz equity holders at the effective time of the Merger requires determining both the fair value valuation model to use and inputs to the valuation model.
F-3-10

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model, which is a commonly used valuation model for this type of transaction. Inputs that have a significant effect on the earnout shares valuation include the expected volatility, starting stock price, expected term, risk-free interest rate and the earnout hurdles. See Note 6 — Fair Value of Financial Instruments.
Warrants that were issued by Acamar Partners (Merger warrants) and continue to exist following the closing of the Merger are accounted for as freestanding financial instruments. These warrants are classified as liabilities on the Company’s condensed consolidated balance sheets and are recorded at their estimated fair value. The estimated fair value of the warrants is determined by using the market value in an active trading market. See Note 6 — Fair Value of Financial Instruments.
Beginning in the first quarter of 2020, the World Health Organization declared the outbreak and spread of the COVID-19 virus a pandemic. The outbreak is disrupting supply chains and impacting production and sales across a wide range of industries. The full economic impact of this pandemic has not been determined, including the impact on the Company’s suppliers, customers and credit markets. Due to the evolving and uncertain nature of COVID-19, it is reasonably possible that it could materially impact the Company’s estimates, particularly those noted above that require consideration of forecasted financial information, in the near to medium term. The ultimate impact will depend on numerous evolving factors that the Company may not be able to accurately predict, including the duration and extent of the pandemic, the impact of federal, state, local and foreign governmental actions, consumer behavior in response to the pandemic and other economic and operational conditions the Company may face.
Restricted Cash
As of June 30, 2022 and December 31, 2021, restricted cash included approximately $4,021 and $4,336, respectively. The restricted cash is legally and contractually restricted as collateral for lines of credit, including floorplan, and for the payment of claims on the reinsurance companies.
Advertising Costs
The Company expenses advertising costs as they are incurred. Advertising costs are included in selling, general and administrative expenses on the accompanying condensed consolidated statements of operations. Advertising expenses were approximately $5,546 and $6,432 for the six months ended June 30, 2022 and 2021, respectively.
Concentration of Credit Risk
Concentrations of credit risk with respect to accounts receivables are limited due to the large diversity and number of customers comprising the Company’s retail customer base.
Assets and Liabilities Held For Sale
As a result of the announced hub closures on June 21, 2022, the ROU and finance lease assets and liabilities associated with hub locations where the Company has or intends to assign the lease to a third-party (as opposed to subleasing to a third-party) are classified as held for sale. The fixed assets associated with all closed hub locations, to the extent they are not impaired, are also classified as held for sale.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The standard affected all entities that lease assets and requires lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of less than one year) as of the date on which the lessor makes the underlying asset available to the lessee. For lessors, accounting for leases is substantially the same as in prior periods. In July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, to clarify
F-3-11

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
how to apply certain aspects of the new leases standard. ASU 2016-02, as subsequently amended for various technical issues, was effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, and early adoption was permitted.
We adopted ASC 842 for the year beginning January 1, 2022 using the modified retrospective transition approach applied at the beginning of the period of adoption, which did not result in a cumulative-effect adjustment to retained earnings. Comparative periods presented in the financial statements continue to be presented in accordance with ASC 840. As permitted under the standard, we have elected the package of practical expedients for the transition to ASC 842, under which we did not reassess our prior conclusions regarding lease identification, lease classification, or initial direct costs for contracts existing as of the transition date. We have also elected to apply the following practical expedients for contracts existing as of the transition date and all new contracts after our adoption of ASC 842: 1) recognizing lease expense on a straight-line basis over the lease term for leases with a term of 12 months or less and not recognizing them on the balance sheet and 2) accounting for lease and non-lease components for all asset classes as a combined single unit of account. We have not elected the practical expedient related to all land easements nor the hindsight practical expedient.
The adoption of ASC 842 resulted in the recognition of $50.5 million of operating lease assets, which included an adjustment for deferred rent, and $52.6 million of operating lease liabilities on our opening consolidated balance sheet. We have implemented new business processes, accounting policies, systems and internal controls as part of adopting the new standard. See Note 14 for additional information on leases.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to its financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, with early adoption permitted, including adoption in an interim period. The Company is currently evaluating the impact of this standard on its financial statements.
Note 3 — Merger
On the Closing Date, the Company consummated the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020, by and among the Company, Merger Sub and Former CarLotz, as amended by Amendment No. 1, dated December 16, 2020, by and among the Company, Merger Sub and Former CarLotz.
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Former CarLotz was effected through the merger of Merger Sub with and into Former CarLotz with Former CarLotz surviving as the surviving company.
The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Acamar Partners was treated as the “acquired” company for financial reporting purposes (See Note 1 — Description of the Business). Accordingly, for accounting purposes, the Merger was treated as the equivalent of Former CarLotz issuing stock for the net assets of Acamar Partners, accompanied by a recapitalization.
F-3-12

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Prior to the Merger, Former CarLotz and Acamar Partners filed separate standalone federal, state and local income tax returns. As a result of the Merger, structured as a reverse acquisition for tax purposes, Acamar Partners was renamed CarLotz, Inc. and became the parent of the consolidated filing group, with Former CarLotz as a subsidiary.
Recapitalization
Cash - Acamar Partners’ trust and cash	$309,999
Cash - PIPE	125,000
Less: consideration delivered to existing shareholders of Former CarLotz	(62,693)
Less: consideration to pay accrued dividends	(4,853)
Less: transaction costs and advisory fees paid	(47,579)
Less: payments on cash considerations associated with stock options	(2,465)
Net contributions from Merger and PIPE financing	317,409
Liabilities relieved: preferred stock obligation	2,832
Liabilities relieved: KAR/AFC note payable	3,625
Liabilities relieved: historic warrant liability	144
Less: earnout shares liability	(74,285)
Less: Merger warrants liability	(39,024)
Merger warrants
The following is an analysis of the warrants to purchase shares of the Company’s stock deemed acquired as part of the Merger and outstanding during the six months ended June 30, 2022. There has been no change in outstanding stock warrants since the Merger.
June 30, 2022
Stock warrants outstanding - Public	10,185,774
Stock warrants outstanding - Private	6,074,310
Stock warrants cancelled	—
Stock warrants exercised	—
Stock warrants outstanding	16,260,084
Earnout Shares
Former CarLotz equity holders at the closing of the Merger are entitled to receive up to an additional 6,945,732 earnout shares. The earnout shares will be issued to the beneficiaries if certain targets are met in the post-acquisition period. The earnouts for the earnout shares are subject to an earnout period, which is defined as the date 60 months following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. The earnout shares will be issued if any of the following conditions are achieved following January 21, 2021:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of the common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), the Company will issue 50% of the earnout shares.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of the common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), the Company will issue 50% of the earnout shares.

iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unissued earnout shares are forfeited. All unissued earnout shares will be issued if there is a change of control of the Company that will result in the holders of the common stock receiving a per share price

F-3-13

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.
Before the contingency is met, the earnout shares will be classified as a liability under the FASB’s Accounting Standards Codification (“ASC”) Topic 815, so changes in the fair value of the earnout shares in future periods will be recognized in the condensed consolidated statement of operations. The estimated fair value of the liability is determined by using a Monte-Carlo simulation model.
Note 4 — Revenue Recognition
Disaggregation of Revenue
The significant majority of the Company’s revenue is derived from contracts with customers related to the sales of vehicles. In the following tables, revenue is disaggregated by major lines of goods and services and timing of transfer of goods and services. The Company has determined that these categories depict how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors.
The tables below include disaggregated revenue under ASC 606 (Revenue from Contracts with Customers):
	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	Vehicle Sales	Fleet Management	Total	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$59,211	$—	$59,211	$109,799	$—	$109,799
Wholesale vehicle sales	13,949	—	13,949	22,524	—	22,524
Finance and insurance, net	$3,196	$—	$3,196	6,900	—	6,900
Lease income, net	—	137	137	—	283	283
Total Revenues	$76,356	$137	$76,493	$139,223	$283	$139,506
	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Vehicle Sales	Fleet Management	Total	Vehicle Sales	Fleet Management	Total
Retail vehicle sales	$44,230	$—	$44,230	$94,613	$—	$94,613
Wholesale vehicle sales	4,660	—	4,660	9,228	—	9,228
Finance and insurance, net	$1,780	$—	$1,780	3,334	—	3,334
Lease income, net	—	98	98	—	205	205
Total Revenues	$50,670	$98	$50,768	$107,175	$205	$107,380
The following table summarizes revenues and cost of sales for retail and wholesale vehicle sales for the periods ended:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Retail vehicles:
Retail vehicle sales	$59,211	$44,230	$109,799	$94,613
Retail vehicle cost of sales	59,502	41,641	111,917	90,558
Gross Profit – Retail Vehicles	$(291)	$2,589	$(2,118)	$4,055
Wholesale vehicles:
Wholesale vehicle sales	$13,949	$4,660	$22,524	$9,228
Wholesale vehicle cost of sales	15,509	4,945	24,030	10,632
Gross Profit – Wholesale Vehicles	$(1,560)	$(285)	$(1,506)	$(1,404)
F-3-14

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Retail Vehicle Sales
The Company sells used vehicles to retail customers through its retail hub locations. The transaction price for used vehicles is a fixed amount as set forth in the customer contract, and the revenue recognized by the Company is inclusive of the agreed upon transaction price and any service fees. Customers frequently trade-in their existing vehicle to apply toward the transaction price of a used vehicle. Trade-in vehicles represent noncash consideration, which the Company measures at estimated fair value of the vehicle received on the trade. The Company satisfies its performance obligation and recognizes revenue for used vehicle sales at a point in time when the title to the vehicle passes to the customer, at which point the customer controls the vehicle.
The Company receives payment for used vehicle sales directly from the customer at the time of sale or from third-party financial institutions within a short period of time following the sale if the customer obtains financing.
The Company’s exchange policy allows customers to initiate an exchange of a vehicle during the first three days or 500 miles after delivery, whichever comes first. An exchange reserve is immaterial based on the Company’s historical activity.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater financial benefit through the wholesale channel are sold through various wholesale methods. The Company satisfies its performance obligation and recognizes revenue for wholesale vehicle sales when the vehicle is sold at auction or directly to a wholesaler and title to the vehicle passes to the next owner. Additionally, the Company sold or will sell vehicles that were at the closed hub locations through the wholesale channel that may not have been sold through the wholesale channel if the hubs had remained open.
Finance and Insurance, net
The Company provides customers with options for financing, insurance and extended warranties. Certain warranties are serviced by a company owned by a major stockholder. All other services are provided by third-party vendors, and the Company has agreements with each of these vendors giving the Company the right to offer such services.
When a customer selects a service from these third-party vendors, the Company earns a commission based on the actual price paid or financed. The Company concluded that it is an agent for these transactions because it does not control the products before they are transferred to the customer. Accordingly, the Company recognizes finance and insurance revenue at the point in time when the customer enters into the contract.
Note 5 — Marketable Securities
The following table summarizes amortized cost, gross unrealized gains and losses and fair values of the Company’s investments in fixed maturity debt securities as of June 30, 2022 and December 31, 2021:
	June 30, 2022
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$—	$—	$—	$—
Corporate bonds	28,317	1	(98)	28,220
Municipal bonds	21,272	5	(26)	21,251
Commercial paper	4,368	—	—	4,368
Foreign governments	658	69	(94)	633
Total Fixed Maturity Debt Securities	$54,615	$75	$(218)	$54,472
F-3-15

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
	December 31, 2021
	Amortized Cost/ Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$—	$—	$—	$—
Corporate bonds	57,460	—	(72)	57,388
Municipal bonds	28,325	5	(10)	28,320
Commercial paper	19,989	—	—	19,989
Foreign governments	12,291	2	(18)	12,275
Total Fixed Maturity Debt Securities	$118,065	$7	$(100)	$117,972
The amortized cost and fair value of the Company’s fixed maturity debt securities as of June 30, 2022 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Fair Value
Due in one year or less	$53,709	$53,627
Due after one year through five years	650	624
Due after five years through ten years	256	221
Total	$54,615	$54,472
The following tables summarize the Company’s gross unrealized losses in fixed maturity securities as of June 30, 2022 and December 31, 2021:
			June 30, 2022
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$28,057	$(73)	$163	$(23)	$28,220	$(96)
Municipal bonds	21,119	(17)	132	(9)	21,251	(26)
Commercial paper	4,368	0	—	—	4,368	0
Foreign governments	542	(67)	91	(29)	633	(96)
Total Fixed Maturity Debt Securities	$54,086	$(157)	$386	$(61)	$54,472	$(218)
			December 31, 2021
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$56,902	$(69)	$376	$(3)	$57,278	$(72)
Municipal bonds	$19,945	$(7)	$340	$(3)	$20,285	$(10)
Foreign governments	$12,152	$(18)	$—	$—	$12,152	$(18)
Total Fixed Maturity Debt Securities	$88,999	$(94)	$716	$(6)	$89,715	$(100)
Unrealized losses shown in the tables above are believed to be temporary. Fair value of investments in fixed maturity debt securities change and are based primarily on market rates. As of June 30, 2022, the Company’s fixed maturity portfolio had 13 securities with gross unrealized losses totaling $(61) that had been in loss positions in excess of 12 months and 98 securities with gross unrealized losses totaling $(157) that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $(43), or 68.6% of its amortized cost. As of December 31, 2021, the Company’s fixed maturity portfolio had 23 securities with gross unrealized losses totaling $(6) that had been in loss positions in excess of 12 months and 106 securities with gross unrealized losses totaling $(94) that had been in loss positions less than 12 months. No single issuer had a gross unrealized loss position greater than $12 (actual), or 0.4% of its amortized cost.
F-3-16

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The following tables summarize cost and fair values of the Company’s investments in equity securities as of June 30, 2022 and December 31, 2021:
	June 30, 2022
	Cost	Fair Value
Equity securities	$427	$481
	December 31, 2021
	Cost	Fair Value
Equity securities	$432	$558
Proceeds from sales and maturities, gross realized gains, gross realized losses and net realized gains (losses) from sales and maturities of fixed maturity securities for the six months ended June 30, 2022 and 2021 consisted of the following:
	June 30, 2022
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$114,912	$6	$—	$6
Equity securities	3	—	—	—
Total Marketable Securities	$114,915	$6	$—	$6
	June 30, 2021
	Proceeds	Gross Realized Gains	Gross Realized Losses	Net Realized Gain
Fixed maturity debt securities	$128,954	$7	$(2)	$5
Equity securities	—	—	—	—
Total Marketable Securities	$128,954	$7	$(2)	$5
Note 6 — Fair Value of Financial Instruments
Items Measured at Fair Value on a Recurring Basis
As of June 30, 2022 and December 31, 2021, the Company held certain assets and liabilities that were required to be measured at fair value on a recurring basis.
The following tables are summaries of fair value measurements and hierarchy level as of:
	June 30, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$—	$—	$—	$—
Equity securities	481	—	—	481
Fixed maturity debt securities, including cash equivalents	—	88,119	—	88,119
Total Assets	$481	$88,119	$—	$88,600
Liabilities:
Merger warrants liability	926	552	—	1,478
Earnout shares liability	—	—	1,063	1,063
Total Liabilities	$926	$552	$1,063	$2,541
F-3-17

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$—	$—	$—	$—
Equity securities	558	—	—	558
Fixed maturity debt securities	—	135,346	—	135,346
Total Assets	$558	$135,346	$—	$135,904
Liabilities:
Merger warrants liability	$3,941	$2,350	$—	$6,291
Earnout shares liability	—	—	7,679	7,679
Total Liabilities	$3,941	$2,350	$7,679	$13,970
Money market funds consist of highly liquid investments with original maturities of three months or less and classified in restricted cash in the accompanying condensed consolidated balance sheets.
The Company recognizes transfers between the levels as of the actual date of the event or change in circumstances that caused the transfer. There were no transfers between the levels during the six months ended June 30, 2022 and 2021.
The following tables set forth a summary of changes in the estimated fair value of the Company’s Level 3 redeemable convertible preferred stock tranche obligation, historic warrants liability and earnout shares for the six months ended June 30, 2022 and 2021:
	January 1, 2022	Issuances	Settlements	Change in fair value	June 30, 2022
Earnout shares	7,679	—	—	(6,616)	1,063
Total	$7,679	$—	$—	$(6,616)	$1,063
	January 1, 2021	Issuances	Settlements	Change in fair value	June 30, 2021
Redeemable convertible preferred stock tranche obligation	$2,832	$—	$(2,832)	$—	$—
Historic warrants liability	144	—	(144)	—	—
Earnout shares	—	74,284	—	(44,056)	30,228
Total	$2,976	$74,284	$(2,976)	$(44,056)	$30,228
The fair value of the earnout shares was estimated by utilizing a Monte-Carlo simulation model. The inputs into the Monte-Carlo pricing model included significant unobservable inputs. The table below summarizes the significant observable inputs used when valuing the earnout shares as of:
	June 30, 2022	June 30, 2021
Expected volatility	120.00%	85.00%
Starting stock price	$0.39	$5.46
Expected term (in years)	3.6 years	4.60 years
Risk-free interest rate	3.00%	0.79%
Earnout hurdle	$12.50-$15.00	$12.50-$15.00
Fair Value of Financial Instruments Not Measured at Fair Value on a Recurring Basis
The carrying amounts of restricted cash, accounts receivable and accounts payable approximate fair value because their respective maturities are less than three months.
Beginning March 10, 2021, the Company entered into a $30,000 floor plan credit facility with Ally Financial. Concurrently, proceeds from the agreement were used to settle outstanding debt obligations on the
F-3-18

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Company’s preexisting floor plan facility with Automotive Finance Corporation (“AFC”). In June 2021, the Company expanded the floor plan credit facility by $10,000 to a total of $40,000. The carrying value of the Ally Financial floor plan notes payable outstanding as of June 30, 2022 approximates fair value due to its variable interest rate determined to approximate current market rates.
Note 7 — Accounts Receivable, Net
The following table summarizes accounts receivable as of:
	June 30, 2022	December 31, 2021
Contracts in transit	$8,598	$7,540
Trade	958	386
Finance commission	363	284
Other	1,170	296
Total	11,089	8,506
Allowance for doubtful accounts	(1,077)	(300)
Total Accounts Receivable, net	$10,012	$8,206
Note 8 — Inventory and Floor Plan Notes Payable
The following table summarizes inventory as of:
	June 30, 2022	December 31, 2021
Used vehicles	$31,893	$40,739
Parts	—	246
Total	$31,893	$40,985
Beginning March 10, 2021, the Company entered into a $30,000 floor plan credit facility, which was expanded to $40,000 in the second quarter of 2021, with Ally Financial to finance the acquisition of used vehicle inventory. Concurrently, proceeds from the agreement were used to settle outstanding debt obligations on the Company’s preexisting floor plan facility with AFC. Borrowings under the Ally Financial facility accrue interest at a variable rate based on the most recent prime rate plus 2.50% per annum. The prime rate as of June 30, 2022 was 4.75%.
Floor plan notes payable are generally due upon the sale of the related used vehicle inventory.
Note 9 — Property and Equipment, Net
The following table summarizes property and equipment as of:
	June 30, 2022	December 31, 2021
Capital lease assets	—	12,566
Leasehold improvements	4,732	4,628
Furniture, fixtures and equipment	4,458	7,993
Corporate vehicles	90	158
Total property and equipment	9,280	25,345
Less: accumulated depreciation	(2,236)	(2,609)
Less: impairment	—	(108)
Property and Equipment, net	$7,044	$22,628
Depreciation expense for property and equipment was approximately $1,312 and $258 for the six months ended June 30, 2022 and 2021, respectively.
F-3-19

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
As a result of the hub closures on June 21, 2022, we classified $7,497 and $1,228 of gross property and equipment and accumulated depreciation, respectively, associated with property and equipment at the closed hub locations as held-for-sale. See Note 21 — Restructuring Charges, Asset Impairment, and Assets Held For Sale for further information regarding the property and equipment at the closed hub locations.
Note 10 — Other Assets
The following table summarizes other assets as of:
	June 30, 2022	December 31, 2021
Other Current Assets:
Lease receivable, net	$20	$29
Deferred acquisition costs	35	46
Prepaid expenses	6,841	3,664
Interest receivable	788	966
Total Other Current Assets	$7,684	$4,705
Other Assets:
Lease receivable, net	$16	$16
Deferred acquisition costs	26	35
Security deposits	496	507
Total Other Assets	$538	$558
Note 11 — Long-term Debt
The following table summarizes long-term debt as of:
	June 30, 2022	December 31, 2021
Capital lease obligation	$—	$12,715
Finance lease liabilities	$4,306	$—
	4,306	12,715
Current portion of long-term debt	—	(509)
Current portion of finance lease liabilities	(90)	—
Long-term Debt	$4,216	$12,206
Promissory Note
Concurrently with the closing of the Merger on January 21, 2021, the promissory note was extinguished through a cash payment of $3,000.
Convertible Notes Payable
As of December 31, 2020, the Company had a convertible note balance of $3,500. The note accrued interest at 6.00% on a 365-day basis and the outstanding interest payable as of December 31, 2020 was approximately $212. Concurrently with the closing of the Merger on January 21, 2021, the historic warrants and the note were converted to a fixed number of shares pursuant to a conversion agreement with AFC. The convertible notes were extinguished by issuing AFC 347,992 shares of Former CarLotz common stock and the warrants were exercised into 73,869 shares of Former CarLotz common stock. There are no historic warrants outstanding subsequent to the exercise.
Payroll Protection Program Loan
In April 2020, the Company received a Paycheck Protection Program (“PPP”) loan, a new loan program under the Small Business Administration’s 7(a) program providing loans to qualifying businesses, totaling
F-3-20

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
approximately $1,749. As of December 31, 2020, the Company had an outstanding PPP loan balance of $1,749, which was extinguished concurrently with the closing of the Merger.
Note 12 — Accrued Expenses
The following table summarizes accrued expenses as of:
	June 30, 2022	December 31, 2021
License and title fees	$887	$903
Payroll and bonuses	5,135	2,047
Deferred rent	—	1,636
Technology	1,458	1,127
Inventory	2,709	2,542
Other	3,925	6,173
Total Accrued Expenses	$14,114	$14,428
Note 13 — Other Liabilities
The following table summarizes other liabilities as of:
	June 30, 2022	December 31, 2021
Other Current Liabilities
Unearned insurance premiums	$580	$754
Other Liabilities
Unearned insurance premiums	451	622
Other long-term liabilities	128	122
Other Liabilities	$579	$744
Note 14 — Leases
The Company leases its operating facilities from various third parties under non-cancelable operating and finance leases. The leases require various monthly rental payments ranging from approximately $3 to $70, with various ending dates through September 2036. The initial term for real property leases is typically 5 to 15 years. Most leases include one or more options to renew, with renewal terms that can extend the lease term from 1 to 5 years or more. We include options to renew (or terminate) in our lease term, and as part of our right-of-use (“ROU”) assets and lease liabilities, when it is reasonably certain that we will exercise that option. ROU assets and the related lease liabilities are initially measured at the present value of future lease payments over the lease term. The leases are triple net, whereby the Company is liable for taxes, insurance and repairs. These amounts are generally considered to be variable and are not included in the measurement of the ROU asset and lease liability. Most of these leases have escalating rent payments, which are being expensed on a straight-line basis and are included in operating lease amounts on the balance sheet.
The Company also leases vehicles from a third party under noncancelable operating leases and leases these same vehicles to end customers with similar lease terms, with the exception of the interest rate. The leases require various monthly rental payments from the Company ranging from $229 to $2,356 (actual) with various ending dates through March 2027. The initial term for vehicle leases is typically 36 to 72 months. Most leases do not include an option to renew. The lease payments are generally fixed throughout the term and any variable lease payments (non-recurring maintenance, taxes, registration) are not included in the measurement of the ROU asset and lease liability.
As most of our leases do not provide an implicit rate, we use our collateralized incremental borrowing rate based on the information available at the commencement date in determining the present value of future
F-3-21

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
payments. We have elected the practical expedient on not separating lease components from non-lease components. All leases with a term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.
The components of lease expense were as follows:
	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Operating lease cost(1)	$2,302	$4,737
Finance lease cost:
Depreciation of lease assets	263	526
Interest on lease liabilities	287	573
Total finance lease cost	550	1,099
Total lease cost	2,852	5,836
(1)	Includes short-term leases and variable lease costs, which are immaterial.
Supplemental balance sheet information related to leases was as follows:
	Classification	As of June 30, 2022
Assets:
Operating lease assets	Operating lease assets	22,235
	Operating and finance lease assets, property, and equipment held for sale	20,467
Finance lease assets	Finance lease assets	2,803
	Operating and finance lease assets, property, and equipment held for sale	7,622
Total lease assets		53,127
Liabilities:
Current:
Operating leases	Current portion of operating lease liabilities	4,445
	Operating and finance lease liabilities associated with assets held for sale	21,731
Finance leases	Current portion of finance lease liabilities	90
	Operating and finance lease liabilities associated with assets held for sale	8,391
Long-term:
Operating leases, less current portion		22,336
Finance leases, less current portion		4,216
Total lease liabilities		61,209
(1)	Finance lease assets are recorded net of accumulated depreciation of $971 as of June 30, 2022.
(2)	Operating lease assets are recorded net of impairment of $600 due to a change in the physical condition of a right-of-use asset in the three months ended June 30, 2022.
F-3-22

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Lease term and discount rate information related to leases was as follows:
Lease Term and Discount Rate	As of June 30, 2022
Weighted Average Remaining Lease Term (in years)
Operating leases	7.85 years
Finance leases	11.57 years

Weighted Average Discount Rate
Operating leases	5.88%
Finance leases	9.97%
Supplemental cash flow information related to leases was as follows:
Six Months Ended June 30, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	4,710
Operating cash flows from finance leases	526
Financing cash flows from finance leases	246

Lease assets obtained in exchange for lease obligation
Operating leases	49,183
Finance leases	247
Maturities of lease liabilities were as follows:
	As of June 30, 2022
	Operating Leases(1)	Finance Leases(1)
Fiscal 2022, remaining	4,611	852
Fiscal 2023	8,964	1,726
Fiscal 2024	8,189	1,751
Fiscal 2025	7,445	1,777
Fiscal 2026	6,399	1,823
Thereafter	25,697	14,327
Total lease payments	61,305	22,256
Less: interest	(12,793)	(9,559)
Present value of lease liabilities	48,512	12,697
(1)	There are no legally binding minimum lease payments for leases signed but not yet commenced excluded from the table.
F-3-23

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 and under the previous lease accounting standard, the following is a table of facility lease commitments due for the next five years, and thereafter, as of December 31, 2021:
	Total Per Year	Total Capital Leases
2022	$6,788	$1,643
2023	6,931	1,669
2024	6,657	1,695
2025	6,832	1,721
2026	5,884	1,766
Thereafter	23,715	14,322
Total	$56,807	$22,816
Less: amount representing interest		(10,101)
Present value of minimum lease payments		12,715
Less: current obligation		(509)
Long-term obligations under capital lease		$12,206
The following is a schedule of the approximate future minimum lease payments due to third parties and the related expected future receipts related to these lease vehicles as of December 31, 2021:
	Payments Due to Third-Parties	Future Receipts
2022	$1,435	$1,721
2023	1,017	1,205
2024	605	716
2025	180	216
2026	55	69
Total	3,292	3,927
Note 15 — Commitments and Contingencies
The Company’s facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.
Legal Matters
Federal Securities Litigation
On July 8, 2021, purported CarLotz stockholder Daniel Erdman, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Daniel Erdman v. CarLotz, Inc., et al., 21-cv-5906 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
F-3-24

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
On July 20, 2021, purported CarLotz stockholder Michael Widuck, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Widuck v. CarLotz, Inc., et al., 21-cv-6191 (S.D.N.Y.). The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
On August 5, 2021, purported CarLotz stockholder Michael Turk, individually and on behalf of others similarly situated, filed a putative class action complaint in the United States District Court for the Southern District of New York, alleging that CarLotz and certain of its executive officers made various false and misleading statements or omissions about the Company’s business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5, promulgated thereunder. See Michael Turk v. CarLotz, Inc., et al., 21-cv-6627 (S.D.N.Y.) The action is stated to be brought on behalf of purchasers of the securities of Acamar Partners Acquisition Corp. and CarLotz during the period from December 30, 2020 to May 25, 2021. The action seeks to recover unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses.
The above three cases were consolidated by the Court on August 31, 2021 under In re CarLotz, Inc. Sec. Litig., 21-cv-05906 (S.D.N.Y.). On October 15, 2021, the Court appointed David Berger lead plaintiff and Kahn Swick & Foti, LLC lead counsel for the putative class. On December 14, 2021, Lead Plaintiff Berger and Additional Plaintiff Craig Bailey filed an Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, Acamar Partners Sponsor I LLC, and Acamar Partners Sub, Inc., purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b), 14(a) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Amended Complaint sought a declaration that it is a proper class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper.
On February 17, 2022, Plaintiffs filed a Letter Motion for Leave to File Second Amended Complaint, citing the need “to resolve certain factual and legal issues bearing on the viability of certain of plaintiffs’ claims and named defendants.” On February 18, 2022, the Court granted Plaintiffs’ letter motion for leave to file a Second Amended Complaint and ordered that the Second Amended Complaint be filed by March 4, 2022.
On March 4, 2022, Lead Plaintiff Berger and Additional Plaintiff Bailey filed a Second Amended Complaint against CarLotz, various directors and officers of CarLotz, Acamar, various directors of Acamar, and Acamar Partners Sponsor I LLC, purporting to assert claims on behalf of purchasers of Acamar and CarLotz securities during the period from October 22, 2020 through May 25, 2021. The Second Amended Complaint alleges that the defendants made various false and misleading statements or omissions about CarLotz’ business, operations, financial performance and prospects in violation of Sections 10(b) and 20(a) of the Exchange Act; and Sections 11, 12(a)(2) and 15 of the Securities Act. The Second Amended Complaint seeks a declaration that it is a proper class action pursuant to Fed. R. Civ. P. 23, as well as unspecified compensatory damages allegedly caused by the defendants’ purported violations of the federal securities laws, plus interest and costs and expenses, and any further relief that the Court may deem proper. On June 21, 2022, Defendants moved to dismiss the Second Amended Complaint. Briefing on the motion to dismiss is ongoing.
F-3-25

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Delaware Stockholder Derivative Litigation
On September 21, 2021, purported CarLotz stockholder W. Kenmore Cardoza, trustee of the W. Kenmore & Joyce M. Cardoza Revocable Trust, filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the District of Delaware against certain officers and directors of CarLotz. See Cardoza v. Mitchell, et al., 21-cv-1332 (D. Del.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b) and 21D of the Exchange Act, breach of fiduciary duty and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses, and other relief. On April 1, 2022, Plaintiff filed an amended complaint asserting derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, waste, and unjust enrichment.
On March 31, 2022, purported CarLotz stockholder Mohammad Osman filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the District of Delaware against certain officers and directors of CarLotz. See Osman v. Bor, et al., 22-cv-0431 (D. Del.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 20(a), and 21D of the Exchange Act, breach of fiduciary duty and unjust enrichment. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses, and other relief.
On June 16, 2022, the Court issued an order consolidating the Cardoza and Osman actions under the caption In re CarLotz, Inc. S’holder Deriv. Litig., 21-cv-1332, and appointing co-lead counsel. On July 13, 2022, the Court so-ordered the parties’ stipulation, staying the consolidated action pending the resolution of Defendants’ motion to dismiss the Second Amended Complaint in In re CarLotz, Inc. Sec. Litig.
New York Stockholder Derivative Litigation
On October 20, 2021, purported CarLotz stockholder Julian Cha filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Julian Cha v. David R. Mitchell, et al., 21-cv-8623 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On October 27, 2021, purported CarLotz stockholder Mark Habib filed a derivative suit purportedly on behalf of CarLotz in the United States District Court for the Southern District of New York against certain officers and directors of CarLotz. See Mark Habib v. David R. Mitchell, et al., 21-cv-8786 (S.D.N.Y.). The complaint, which principally concerns the same alleged misstatements or omissions at issue in In re CarLotz, Inc. Sec. Litig., asserts derivative claims for alleged violations of Sections 10(b), 14(a), and 21D of the Exchange Act and breach of fiduciary duty. The action seeks to recover unspecified compensatory damages on behalf of the Company, an award of costs and expenses and other relief.
On November 15, 2021, the Court issued an order¸ inter alia, consolidating Cha and Habib under In re CarLotz, Inc. Deriv. Litig., 21-cv-8623 and appointing co-lead counsel. On February 15, 2022, the Court so-ordered the parties’ stipulation, staying the consolidated action pending the resolution of Defendants’ motion to dismiss the Second Amended Complaint in In re CarLotz, Inc. Sec. Litig.
In addition to the matters above, the Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or results of operations.
Note 16 — Redeemable Convertible Preferred Stock
Unpaid cumulative distributions were approximately $4,800 as of December 31, 2020, and the Series A Preferred Stock had a liquidation preference of $37,114 as of December 31, 2020. Upon liquidation of Former CarLotz, proceeds in excess of the Series A Preferred Stock would have been shared pro rata among all
F-3-26

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
stockholders based on the number of shares. The unpaid cumulative distributions are included as Accrued expenses — related party on the accompanying condensed consolidated balance sheets. As a result of the Merger, the Company settled Former CarLotz’ redeemable convertible preferred stock and redeemable convertible preferred stock tranche obligation with carrying values of $17,560 and $2,832, respectively, as of December 31, 2020.
Note 17 — Stock-Based Compensation Plan
Stock Option Plans
The Company has four stock incentive plans, the “2011 Stock Option Plan,” the “2017 Stock Option Plan,” the “2020 Incentive Award Plan,” and the “Inducement Plan” to promote the long-term growth and profitability of the Company. The plans do this by providing senior management and other employees with incentive to improve shareholder value and contribute to the growth and financial success of the Company by granting equity instruments to these stakeholders.
Share-based compensation expense was recorded for the six months ended June 30, 2022 and 2021 of approximately $2,825 and $45,667, respectively.
The Company estimates the fair value of stock options using the Black-Scholes pricing model. The Black-Scholes pricing model requires the use of subjective inputs such as stock price volatility. Changes in the inputs can materially affect the fair value estimates and ultimately the amount of stock-based compensation expense that is recognized.
2011 Stock Option Plan
A summary of activity for the six months ended June 30, 2022 and 2021 for the 2011 Stock Option Plan is as follows:
	Number of Stock Options	Weighted Average Exercise Price
Balance (December 31, 2021)	1,260,328	$0.56
Granted	—	—
Exercised	(155,782)	0.53
Forfeited	(281,574)	0.64
Balance (June 30, 2022)	822,972	0.54
Vested (as of June 30, 2022)	822,972	$0.54
	Number of Stock Options	Weighted Average Exercise Price
Balance (December 31, 2020)	1,571,205	$0.59
Granted	—	—
Exercised	(56,059)	0.24
Forfeited	—	—
Balance (June 30, 2021)	1,515,146	0.58
Vested (as of June 30, 2021)	1,515,146	$0.58
The following summarizes certain information about stock options vested and expected to vest as of June 30, 2022 related to the 2011 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	822,972	0.17 years	$0.54
Exercisable	822,972	0.17 years	$0.54
F-3-27

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Aggregate intrinsic value represents the total pre-tax intrinsic value, which is computed based on the difference between the option exercise price and the estimated fair value of the Company’s common stock at the time such option exercises. This intrinsic value changes based on changes in the fair value of the Company’s underlying common stock. The aggregate intrinsic value for options outstanding and options exercisable as of June 30, 2022 was $0.00.
2017 Stock Option Plan
The terms of the 2017 Stock Option Plan provide for vesting upon certain market and performance conditions, including achieving certain triggering events, including specified levels of return on investment upon a sale of the Company. Because the 2017 Stock Option Plan has a market-based vesting condition, an open-form valuation model was used to value the options. All stock options related to the 2017 Stock Option Plan have an exercise price of $0.92 per share. All stock options related to the 2017 Stock Option Plan expire 10 years after the grant date, which ranges from March 2028 to August 2030.
A summary of activity for the six months ended June 30, 2022 and 2021 for the 2017 Stock Option Plan is as follows:
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2021)	3,936,176	$0.92
Granted	—	—
Exercised	(6,371)	$0.92
Forfeited	(309,891)	0.92
Balance (June 30, 2022)	3,619,914	$0.92
Vested (as of June 30, 2022)	3,340,901	$0.92
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2020)	3,961,658	$0.92
Granted	—	—
Forfeited	—	—
Balance (June 30, 2021)	3,961,658	$0.92
The 2017 options vest upon a change of control. Although the Merger did not meet the definition of a change of control, the Company modified the awards in connection with the Merger such that all vesting conditions were waived for 3,538,672 of the options. This modification impacted eight employees and resulted in $38,800 of share-based compensation on the modification date. The remaining options were also modified but will vest over a service period of four years and impacted 16 employees. At the time of modification, these options resulted in $186 of cash consideration and $4,500 of share based compensation that will be recognized over the service period of four years. For the six months ended June 30, 2022, $468 of share-based compensation was recognized.
The following summarizes certain information about stock options vested and expected to vest as of June 30, 2022 related to the 2017 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	3,619,914	7.03 years	$0.92
Exercisable	3,340,901	6.94 years	$0.92
The aggregate intrinsic value for options outstanding and options exercisable as of June 30, 2022 was $0.00.
F-3-28

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The inputs used for the 2017 Stock Option Plan were as follows:
Balance (Expected volatility)	80.00%
Expected dividend yield	—%
Expected term (in years)	3.6 - 4.8 years
Risk-free interest rate	0.32% - 0.45%
2020 Incentive Award Plan
The options associated with the 2020 Incentive Award Plan vest over a service period of three to four years. A summary of activity for the six months ended June 30, 2022 and 2021 for the options associated with the 2020 Incentive Award Plan is as follows:
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2021)	1,469,297	$11.12
Granted	1,573,361	$1.68
Forfeited	(1,426,349)	$7.00
Balance (June 30, 2022)	1,616,309	$6.46
Exercisable	321,284	$11.34
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2020)	—	$—
Granted	1,426,514	11.34
Forfeited	—	—
Balance (June 30, 2021)	1,426,514	$11.34
The grant date fair value of the options granted in the six months ended June 30, 2022 was $1.17. For the six months ended June 30, 2022, $837 of share based compensation was recognized. As of June 30, 2022, there was approximately $3,869 of total unrecognized compensation cost related to unvested options related to the 2020 Stock Incentive Award Plan.
The following summarizes certain information about stock options vested and expected to vest as of June 30, 2022 related to the 2020 Stock Option Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	1,616,309	9.21 years	$6.46
Exercisable	321,284	8.56 years	$11.34
The aggregate intrinsic value for options outstanding and options exercisable as of June 30, 2022 was $0.00.
The inputs used for the 2020 Incentive Award Plan options were as follows for the six months ended June 30, 2022:
Balance (Expected volatility)	80%
Expected dividend yield	—%
Expected term (in years)	6 years
Risk-free interest rate	2.20%
F-3-29

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The restricted shares associated with the 2020 Incentive Award Plan vest over a service period. A summary of activity for the six months ended June 30, 2022 for the restricted shares associated with the 2020 Incentive Award Plan is as follows:
	Balance (Number of Units	Weighted Average Grant Date Fair Value
Balance (December 31, 2021)	597,739	$5.57
Granted	3,002,883	$1.00
Forfeited	(805,124)	$3.78
Vested (as of June 30, 2022)	(247,115)	$5.69
Balance (June 30, 2022)	2,548,383	$1.03
The grant date fair value of the restricted shares granted in the six months ended June 30, 2022 was $1.68. For the six months ended June 30, 2022, $1,878 of share based compensation cost was recognized. As of June 30, 2022, there was approximately $477 of unrecognized compensation cost that vests over a service period of four years, approximately $1,009 of unrecognized compensation cost that vests over a service period of three years, and $669 of unrecognized compensation cost that vests over a service period of one year related to unvested restricted shares related to the 2020 Stock Incentive Award Plan.
Earnout Restricted Stock Units
Former CarLotz option holders as of the effective time of the Merger received 640,421 earnout restricted stock units (Earnout RSUs). The Earnout RSUs vest if certain targets are met in the post-Merger period. The earnouts for the Earnout RSUs are subject to an earnout period, which is defined as the date 60 months following the consummation of the Merger. The Merger closed on January 21, 2021, and the earnout period expires January 21, 2026. Earnout RSUs will vest if any of the following conditions are achieved following January 21, 2021:
i.
If at any time during the 60 months following the Closing Date (the first business day following the end of such period, the “Forfeiture Date”), the closing trading price of the common stock is greater than $12.50 over any 20 trading days within any 30 trading day period (the “First Threshold”), 50% of the Earnout RSUs will vest.

ii.
If at any time prior to the Forfeiture Date, the closing trading price of the common stock is greater than $15.00 over any 20 trading days within any 30 trading day period (the “Second Threshold”), 50% of the Earnout RSUs will vest.

iii.
If either the First Threshold or the Second Threshold is not met on or before the Forfeiture Date, any unvested Earnout RSUs are forfeited. All unvested Earnout RSUs will vest if there is a change of control of the Company that will result in the holders of the common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to the Forfeiture Date.

The estimated fair value of the liability is determined by using a Monte-Carlo simulation model, which incorporates various assumptions, including expected stock price volatility, contractual term, dividend yield and stock price at grant date. The Company estimates the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of comparable publicly-traded companies.
F-3-30

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
A summary of activity for the six months ended June 30, 2022 and 2021 for the RSUs is as follows:
	Number of Units	Weighted Average grant date fair value
Balance (December 31, 2021)	621,200	$10.70
Granted	—	—
Forfeited	(466,309)	10.70
Balance (June 30, 2022)	154,891	$10.70
	Number of Units	Weighted Average grant date fair value
Balance (December 31, 2020)	—	$—
Granted	640,421	10.70
Forfeited	—	—
Balance (June 30, 2021)	640,421	$10.70
During the three months ended June 30, 2022, the Company recognized no stock-based compensation cost related to the RSUs. As of June 30, 2022, there was no additional unrecognized compensation cost related to the Earnout RSUs.
Inducement Plan
The options associated with the Inducement Plan vest over a service period of four years. A summary of activity for the six months ended June 30, 2022 for the options associated with the Inducement Plan is as follows:
	Number of Units	Weighted Averaged Exercise Price
Balance (December 31, 2021)	—	$—
Granted	569,677	$0.61
Forfeited	—	$—
Balance (June 30, 2022)	569,677	$0.61
Exercisable	—	$—
The grant date fair value of the options granted in the three months ended June 30, 2022 was $0.45. For the three months ended June 30, 2022, $8 of share based compensation was recognized. As of June 30, 2022, there was approximately $247 of total unrecognized compensation cost related to unvested options related to the Inducement Plan.
The following summarizes certain information about stock options vested and expected to vest as of June 30, 2022 related to the Inducement Plan:
	Number of Stock Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Outstanding	569,677	9.88 years	$0.61
Exercisable	—	—	$—
The aggregate intrinsic value for options outstanding and options exercisable as of June 30, 2022 was $0.00.
F-3-31

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The inputs used for the Inducement Incentive Award Plan options were as follows for the three months ended June 30, 2022:
Balance (Expected volatility)	85%
Expected dividend yield	—%
Expected term (in years)	6.25 years
Risk-free interest rate	2.86%
The restricted shares associated with the Inducement Plan vest over various service periods. A summary of activity for the six months ended June 30, 2022 for the restricted shares associated with the Inducement Plan is as follows:
	Balance (Number of Units	Weighted Average Grant Date Fair Value
Balance (December 31, 2021)	—	$—
Granted	5,619,822	$0.61
Forfeited	—	$—
Vested (as of June 30, 2022)	(87,458)	$0.61
Balance (June 30, 2022)	5,532,364	$0.61
The grant date fair value of the restricted shares granted in the six months ended June 30, 2022 was $0.61. For the three months ended June 30, 2022, $413 of share based compensation cost was recognized. As of June 30, 2022, there was approximately $1,770 of unrecognized compensation cost that vests over a service period of four years, approximately $434 of unrecognized compensation cost that vests over a service period of three years, approximately $604 of unrecognized compensation cost that vests over a service period of two years, and $192 of unrecognized compensation cost that vests over a service period of one year related to unvested restricted shares related to the Inducement Plan.
Newly hired Executives received 5,100,000 performance stock units (Inducement PSUs) in the three months ended June 30, 2022. The Inducement PSUs vest if certain targets are met in their service period. The grant date was May 16, 2022 and the vest start date for the awards aligned with the Executives’ start dates. The performance period expires in April 2032. Inducement PSUs will vest, subject to the Executives’ continued employment through the applicable vesting date as follows:
i.	One-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $4.00 (the threshold price);
ii.	One-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $8.00 (the target price);
iii.	and one-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $12.00 (the target price);
The estimated fair value of the awards is determined by using a Monte-Carlo simulation model, which incorporates various assumptions, including expected stock price volatility, contractual term, dividend yield and stock price at grant date. The Company estimates the volatility of common stock on the date of grant based on the weighted-average historical stock price volatility of comparable publicly-traded companies.
A summary of activity for the six months ended June 30, 2022 for the PSUs is as follows:
	Number of Units	Weighted Average grant date fair value
Balance (December 31, 2021)	—	$—
Granted	5,100,000	0.55
Forfeited	—	—
Balance (June 30, 2022)	5,100,000	$0.55
F-3-32

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
During the three months ended June 30, 2022, the Company recognized $147 stock-based compensation cost related to the PSUs. As of June 30, 2022, there was $2,667 additional unrecognized compensation cost related to the Inducement PSUs.
The inputs used to value the Inducement PSUs were as follows at May 16, 2022:
Expected volatility	105.00%
Starting stock price	$0.61
Expected term (in years)	10 years
Risk-free interest rate	2.88%
Earnout hurdle	$4.00-$8.00-$12.00
Note 18 — Income Taxes
During the six months ended June 30, 2022, the Company recorded no income tax benefits for the net operating losses incurred in the period due to its uncertainty of realizing a benefit from those items. All of the Company’s operating losses since inception have been generated in the United States.
The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception through June 30, 2022 and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Management reevaluates the positive and negative evidence at each reporting period. As of June 30, 2022 and December 31, 2021, no facts or circumstances arose that affected the Company’s determination as to the full valuation allowance established against the net deferred tax assets. Accordingly, a full valuation allowance has been established against the net deferred tax assets as of June 30, 2022 and December 31, 2021.
Note 19 — Net Loss Per Share Attributable to Common Stockholders
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the three and six months ended June 30, 2022 and 2021:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net Loss	$(34,905)	$(7,205)	$(59,741)	$(22,227)
Denominator:
Weighted average common shares outstanding, basic and diluted	114,237,681	113,670,060	114,146,645	107,279,227
Net Loss per Share Attributable to Common Stockholders, basic and diluted	$(0.31)	$(0.06)	$(0.52)	$(0.21)
The following table summarizes the outstanding potentially dilutive securities that were excluded from the computation of diluted net loss per share attributable to common stockholders because the impact of including them would have been antidilutive for the three and six months ended June 30, 2022 and 2021:
	2022	2021
Public warrants	10,185,774	10,185,774
Private warrants	6,074,310	6,074,310
Earnout RSUs	154,891	640,421
Earnout shares	6,945,732	6,945,732
Stock options outstanding to purchase shares of common stock	6,628,872	6,903,318
Unvested RSUs	13,180,747	615,180
Total	43,170,326	31,364,735
F-3-33

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
Note 20 — Concentrations
The suppliers that accounted for 10% or more of the Company’s vehicle purchases are presented as follows:
	Total purchases from vendor to total vehicle purchases for the three months ended June 30,		Total purchases from vendor to total vehicle purchases for the six months ended June 30,
Vendor	2022	2021	2022	2021
Vendor A	18%	32%	19%	48%
Vendor A is a corporate vehicle sourcing partner. Typically, we purchase the vehicles from our corporate vehicle sourcing partners at the time of sale to a retail customer.
For the periods ended June 30, 2022 and 2021, no retail or wholesale customers accounted for more than 10% of the Company’s revenue.
Note 21 — Restructuring Charges, Asset Impairment, and Assets Held For Sale
On June 21, 2022, the Company announced the closure of 11 hub locations and made the decision to not commence retail sales operations at 3 other locations with executed leases. The closures were part of a review of the business, with cash preservation and future profitable growth as key determining factors. Retail sales operations were ceased, with all hub closing activities completed by July 8, 2022. The Company has or intends to assign or sub-lease the lease contracts associated with the 11 closed and three unopened hub locations and has classified the assets and liabilities associated with the hub locations that we believe are assignable as of June 30, 2022 as held for sale. The assets and liabilities associated with certain hub locations that we believe we are likely to sublease as of June 30, 2022 are not classified as held for sale. In addition, the Company evaluated the recoverability of amounts associated with lease assets and long lived assets at the held for sale locations. The fair values of the lease assets and property and equipment were determined based on estimated future discounted cash flows for such assets using market participant assumptions, including data on the ability to sub-lease the properties. The charge for inventory reserves represents inventory that will be disposed of through the wholesale channel following the hub closures and is the difference between the estimated wholesale value and inventory cost. In conjunction with the hub closures, the Company recorded the following charges in the three months ended June 30, 2022:
	Three months ended June 30, 2022	Six months ended June 30, 2022
Inventory reserves associated with restructuring	$1,010	$1,010
Operating lease asset impairment	2,548	2,548
Finance lease asset impairment	1,371	1,371
Property and equipment impairment	5,832	5,832
Loss on sale of assets related to closed hubs	—	—
Labor and other costs incurred closing hubs	465	465
Severance	515	515
Contract termination costs	—	—
Total	11,741	11,741
The $1,010 charge for inventory reserves was recorded in cost of sales in the Company’s consolidated statement of operations. The other $10,731 charges were recorded in Restructuring expenses in the Company’s consolidated statement of operations. The total costs recorded in the three and six months ended June 30, 2022 represent the total amount that can be reasonably estimated to be incurred in connection with the restructuring. We cannot conclude how long it will take to sublease or assign each lease, so we cannot reasonably estimate other future costs associated with the restructuring.
F-3-34

CarLotz, Inc. and Subsidiaries — Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except share data)
The carrying amount and major classes of assets and liabilities classified as held for sale are:
As of June 30, 2022
Operating lease assets	$20,467
Finance lease assets	$7,622
Property and equipment	$437
Total	$28,526

Operating lease liabilities	$21,731
Finance lease liabilities	$8,391
Total	$30,122
Note 22 — Subsequent Events
In preparing these condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 9, 2022, the date the financial statements were available to be issued.
On August 9, 2022, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Shift Technologies, Inc., a Delaware corporation (“Shift”), and Shift Remarketing Operations, Inc., a Delaware corporation and direct wholly owned subsidiary of Shift (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will be merged with and into CarLotz, with CarLotz continuing as the surviving corporation and as a direct wholly owned subsidiary of Shift (the “Transaction”). The Transaction is expected to close in the fourth quarter of 2022, subject to Shift and Company shareholder approval and other customary and regulatory approvals.
F-3-35

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Introduction
The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto contained herein and the consolidated financial statements and notes thereto for the year ended December 31, 2021 contained in our Annual Report on Form 10-K filed with the SEC on March 15, 2022. Unless the context otherwise requires, references to “we”, “us”, “our” and the “Company” are intended to mean the business and operations of CarLotz, Inc. and its consolidated subsidiaries.
Forward-Looking Statements
This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company, and the consummation of the proposed Transaction (defined below). These statements are based on the beliefs and assumptions of our management team. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Such statements, including statements regarding our ability to: manage our business through and following the COVID-19 pandemic and the related semi-conductor chip and labor shortages; including to achieve the anticipated benefits from the announced closure of 11 of our hub locations; achieve revenue growth and profitability in the future; innovate and expand our technological capabilities; effectively optimize our reconditioning operations; grow existing vehicle sourcing accounts and key vehicle channels; add new corporate vehicle sourcing accounts and increase consumer sourcing; have sufficient and suitable inventory for resale; increase our service offerings and price optimization; effectively promote our brand and increase brand awareness; expand our product offerings and introduce additional products and services; improve future operating and financial results; obtain financing in the future; acquire and protect intellectual property; attract, train and retain key personnel, including sales and customer service personnel; acquire and integrate other companies and technologies; remediate material weaknesses in internal control over financial reporting; comply with laws and regulations applicable to our business; successfully defend litigation; and successfully deploy the proceeds from the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.), pursuant to which Acamar Partners Sub, Inc. merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of CarLotz, Inc. (the “Merger”), are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results or other outcomes to differ materially from those expressed or implied by these forward-looking statements.
On August 9, 2022, we announced entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Shift Technologies, Inc., a Delaware corporation (“Shift”), and Shift Remarketing Operations, Inc., a Delaware corporation and direct wholly owned subsidiary of Shift (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Shift (the “Transaction”). Factors related to the Transaction that could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to: (1) the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Shift or the Company for the Transaction are not obtained; (2) litigation relating to the Transaction; (3) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (4) risks that the proposed Transaction disrupts the current plans and operations of Shift or the Company; (5) the ability of Shift and the Company to retain and hire key personnel; (6) competitive responses to the proposed Transaction; (7) unexpected costs, charges or expenses resulting from
F-3-36

the Transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (9) the combined companies’ ability to achieve the synergies expected from the Transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses and (10) legislative, regulatory and economic developments.
Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in this Quarterly Report on Form 10-Q, those discussed in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 15, 2022, in the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed on May 9, 2022, and those described from time to time in our future reports filed with the SEC. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date on which they are made and we do not undertake to update our forward-looking statements.
Website and Social Media Disclosure
We use our website (https://www.carlotz.com/) and various social media channels as a means of disclosing information about the Company and its products to its customers, investors and the public (e.g., @CarLotz411 on Twitter, CarLotz on YouTube, and CarLotz on LinkedIn). The information on our website (or any webpages referenced in this Quarterly Report on Form 10-Q) or posted on social media channels is not part of this or any other report that the Company files with, or furnishes to, the SEC. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts.
Overview
CarLotz operates a consignment-to-retail used vehicle marketplace that provides our corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Our mission is to create the world’s greatest vehicle buying and selling experience. We operate a technology-enabled buying, sourcing and selling model that offers an omni-channel experience and diverse selection of vehicles. Our proprietary technology provides our corporate vehicle sourcing partners with real-time performance metrics and data analytics along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.
Our consignment model facilitates the sale of a vehicle by individuals and businesses alike. For our consignment partners we offer a physical location to display the vehicle, detailing, photography, marketing, a degree of separation between the seller and buyer, and the consumer confidence associated with a national dealership. Our asset-light model is designed to allow us to obtain vehicles through consignment, thereby limiting capital risk, as those vehicles consigned to us for sale (as opposed to purchased vehicles) are still owned by our corporate vehicle sourcing partners and retail sellers.
We offer our products and services to (i) corporate vehicle sourcing partners, (ii) retail sellers of used vehicles and (iii) retail customers seeking to buy used vehicles. Our corporate vehicle sourcing partners include fleet leasing companies, vehicle rental companies, banks, finance companies, third-party remarketers, wholesalers, corporations managing their own fleets and OEMs. We offer our corporate vehicle sourcing partners a pioneering, Retail Remarketing™ service that is designed to fully integrate with their existing technology platforms. For individuals who are our retail sellers, our goal is to offer a hassle-free selling experience that allows them to stay fully informed by tracking the sale process through our easy to navigate online portal. Buyers can browse our inventory online through our website or at our locations as well as select from our integrated financing and insurance products with ease.
Founded in 2011, CarLotz currently operates 11 retail hub locations in the U.S., initially launched in the Mid-Atlantic region and since expanded to the Southeast, Midwest and West regions of the United States. Our current facilities are located in Alabama, California, Colorado, Florida, Illinois, North Carolina, and Virginia. Generally, our hubs act as both physical showrooms with retail sales and as consignment centers where we can source, process and recondition newly acquired vehicles. With the aim of improving our operating and financial results, we paused our real estate growth efforts in 2022, except for one hub which we may open in 2023. Additionally, during the three months ended June 30, 2022, we ceased retail operations at 11 hub locations and decided not to commence retail operations at 3 unopened hub locations with executed lease agreements.
F-3-37

Business Update
During the three months ended June 30, 2022, the continuing semi-conductor chip shortage, COVID-related supply chain issues constraining supply of new vehicles and an elevated vehicle wholesale pricing environment relative to historic levels has continued to reduce the incremental value we may deliver to our corporate vehicle sourcing partners via Retail Remarketing™, at times making consignment less attractive to partners than quickly selling vehicles through the wholesale channel. Supply of used vehicles from our corporate vehicle sourcing partners has been severely constrained by the lack of new vehicle supply due to the semi-conductor chip shortage. Due to the continued uncertainty influencing the used vehicle market, we are unable to predict when there will be a return to a more normalized used vehicle market.
We performed a strategic review of the business during the three months ended June 30, 2022, in order to re-prioritize our objectives. As a result, we outlined a phased approach to renew our focus on our primary objectives including cash preservation and future profitable growth. The first phase commenced on June 21, 2022, as we closed retail sales operations at 11 hub locations and announced that three future planned hub locations with executed leases would not open (see Note 21 — Restructuring Charges, Asset Impairment, and Assets Held For Sale in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information) in order to focus our resources across a smaller footprint and support future profitability at our remaining hubs. Subsequent phases, which have commenced, include achieving improved discipline related to vehicle sourcing efforts, better vehicle processing, optimization of our pricing strategy, improving conversion rates, and investment in and implementation of technology in order to drive profit and a scalable, differentiated customer value proposition.
During the six months ended June 30, 2022, some of our inventory was less profitable than expected and was held for sale longer than desired. As a result, our retail gross profit was negatively impacted in the three and six months ended June 30, 2022 by lower front-end profits on owned vehicles as well as processing center inefficiencies, and we expect gross profit to be under pressure until we are able to improve the productivity and efficiency at our hubs. At June 30, 2022, non-competitively sourced vehicles (i.e. vehicles sourced other than from auctions) represented approximately 80% of our vehicle inventory, as compared to 20% at June 30, 2021. As part of our goal to increase non-competitively sourced vehicles, our strategy is to increase our consignments from our sourcing partners and consumer acquired vehicles and reduce our reliance on sourcing via wholesale auction. Additionally, at June 30, 2022, we have vehicles in our inventory held for sale longer than desired. We expect that the future sale of this aged inventory, whether through our retail hubs or at wholesale auction, will negatively impact our desired gross profit.
During the three months ended June 30, 2022, although we experienced an increase in retail unit sales and revenue compared to same period in 2021, the increase was below expectations. Hubs opened in 2021, some of which have subsequently been closed, did not ramp to expected results and consequently did not provide the expected contribution to unit sales, revenue, and gross profit. Also, we experienced a weaker retail GPU performance for the three months ended June 30, 2022 compared to the same period in 2021, due to sourcing constraints, reconditioning inefficiency, and pricing actions taken in the quarter to sell aged inventory. We did not experience the uptick in sales that typically occurs late in the first calendar quarter and early in the second calendar quarter of each year in our industry, primarily due to market dynamics related to the continuing semi-conductor chip shortage, inventory constraints and COVID-related supply chain issues as well as a fall in consumer sentiment given rising interest rates, inflation, and the economic impact of the war in Ukraine such as increased fuel prices.
For the three and six months ended June 30, 2022, the corporate vehicle sourcing partner which accounted for 32%, 48%, and 31% of our sold vehicles in the three and six months ended June 30, 2021 and the year ended December 31, 2021, respectively, accounted for 24% of our sold vehicles. We cannot currently predict the ultimate volume and profitability of any sourced vehicles from this partner.
We have decreased our purchasing of vehicles through wholesale auctions as we increased our sourcing of non-competitively sourced vehicles. At June 30, 2022, consigned vehicles represented approximately 36% of our vehicle inventory, increased from 17% at June 30, 2021.
On June 7, 2022, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share minimum bid price requirement for continued
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inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). Under Nasdaq Listing Rule 5810(c)(3)(A), we have a 180 calendar day grace period, or until December 5, 2022 (the “Compliance Date”), to regain compliance by meeting the continued listing standard. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period (the “Bid Price Requirement”).
If we do not regain compliance with the Bid Price Requirement by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Requirement. To effect such a transfer, we would also need to pay an application fee to Nasdaq and provide written notice to the Staff of our intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Staff will make a determination of whether it believes we will be able to cure this deficiency. Should the Staff conclude that we will not be able to cure the deficiency, or should we determine not to submit an application for transfer to the Nasdaq Capital Market or notify the Staff of its intention to cure the deficiency, the Staff will provide written notification to us that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel. If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our securities could be quoted on the OTCQB, the OTC Bulletin Board or the pink sheets.
We are monitoring the bid price of our common stock and will consider options available to us to achieve compliance. There can be no assurances that we will be successful in restoring our compliance with the Nasdaq listing requirements.
Revenue Generation
CarLotz generates a significant majority of its revenue from contracts with retail customers related to the sales of vehicles. We sell used vehicles to our retail customers from our hubs located throughout the U.S. Customers also may trade-in their existing vehicle to apply toward the transaction price of a used vehicle, for which we generate revenue on the sale of a used vehicle to the customer trading-in their vehicle and on the traded-in vehicle when it is sold to a new owner. CarLotz also generates revenue from providing retail vehicle buyers with third-party options for financing, insurance, extended warranties, and other vehicle protection products, which CarLotz either marks up or earns commissions on based on our customers’ purchases. Since we do not control these products before they are transferred to the consumer, we recognize net commission revenue at the time of sale.
We also sell vehicles to wholesalers or other dealers, primarily at auctions. Generally, the vehicles sold through the wholesale channel are vehicles acquired via trade-in, acquired via consignment that do not meet our quality standards for sale to retail customers, vehicles that remain unsold at the end of the consignment period, retail vehicles that did not sell through the retail channel within a reasonable period of time, or vehicles that the Company determines offer greater financial benefit through the wholesale channel. Additionally, in the three months ended June 30, 2022, the Company sold vehicles at the closed hub locations through the wholesale channel that may not have been sold through the wholesale channel if the hubs had remained open. The liquidation of the vehicles from closed hubs through the wholesale channel will continue in the third quarter of 2022.
Our revenue for the six months ended June 30, 2022 and 2021 was $139.5 million and $107.4 million, respectively.
Inventory Sourcing
We source vehicles from both corporate and consumer sellers, auctions and other wholesale channels. We source vehicles non-competitively (i.e. vehicles sourced other than from auctions) through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners. We also source vehicles competitively through purchase at auction, as necessary, to provide inventory at our newer hub locations, to round out our inventory and during periods of tight supply.
We expect to maintain long-term sourcing relationships with a number of national accounts and to pursue sales from new accounts. We support our corporate vehicle sourcing partners by offering a technology platform
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designed to allow our supply partners to track the sale process of their vehicles in real-time, along with a custom system for managing customer leads and leads from third party providers. Our proprietary application includes a suite of tailored features designed to create value for sellers with tools for documenting and transmitting vehicle information.
We generally charge our retail sellers and some corporate vehicle sourcing partners a flat fee for our consignment services. In addition to our flat fee model, we also enter into alternative fee arrangements, such as profit sharing programs or programs with fees based on a return above a wholesale index. The profit sharing programs generally include arrangements where we share a percentage of vehicle sale profits and, in some cases, fees with our corporate sourcing partners. The programs with fees based on a return above a wholesale index generally include a payment above the wholesale price. Under these alternative fee arrangements, our gross profit for a particular unit could be higher or lower than the gross profit per unit we would realize under our flat fee pricing model depending on, among other things, the unit’s sale price, shipping and reconditioning costs, and fees we are able to charge in connection with the sale. We do not have long-term contracts with any of our corporate vehicle sourcing partners and, under arrangements with them, they are not required to make vehicles available to us. For these and other reasons, our volume and mix of vehicles from our corporate vehicle sourcing partners has fluctuated in the past and will continue to fluctuate over time. In addition, our gross profit per unit has fluctuated in the past and is likely to fluctuate from period to period, perhaps significantly, due to, among other reasons, our mix of competitively sourced and non-competitively sourced inventory, and the sales prices and fees we are able to collect on the vehicles.
We also have dealer owned inventory, which includes inventory purchased at wholesale auctions or purchased from consumers and our corporate partners, that operates in a similar manner to traditional used car dealers and which exposes us directly to the effects of changes in vehicle prices (generally price depreciation) more directly than inventory sourced through consignment.
Our gross profit per unit has fluctuated and will continue to fluctuate from period to period, perhaps significantly, due to, among other things, our mix of competitively sourced and non-competitively sourced inventory, acquisition costs and the sales prices and fees we are able to collect on the vehicles. We expect to source a smaller volume of vehicles to align with our reduced footprint, while we focus on the profitability of each vehicle sourced.
Regional Hub Network
Through our e-commerce website and 11 regional hubs, we aim to provide a shopping experience for today’s modern vehicle buyer, allowing our nationwide retail customers to transact online, in-person or a combination of both. We aim to offer a full-spectrum of inventory, including high-value and commercial vehicles, available for delivery anywhere in the U.S. Our regional hubs allow for test drives and on-site purchase. Our current facilities are located in Alabama, California, Colorado, Florida, Illinois, North Carolina, and Virginia.
Finance and Insurance (F&I)
CarLotz also generates revenue from providing retail vehicle buyers with options for financing, insurance and extended warranties; these services are provided by third parties that pay CarLotz a commission based on our customers’ purchases. Since we do not control these products before they are transferred to the consumer, we recognize commission revenue at the time of sale.
Factors Affecting our Performance
Impact of COVID-19
Our ability to acquire and sell used vehicles can be negatively impacted by a number of factors that are outside of our control. Due to the impacts of the COVID-19 pandemic and shortages of semi-conductor chips and other automotive supplies starting in 2020, certain automobile manufacturers have slowed production of new vehicles. The reduction in supply of new vehicles has limited the supply of used vehicles available through our corporate sourcing partners and is likely to continue to do so until the market normalizes. To address the reduction from this supply source, we have sourced a higher percentage of our vehicles through wholesale auction channels than we have on average historically. Because we are purchasing these vehicles in a competitive environment and paying auction fees, there is greater risk to the Company that the margin between the cost of
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the vehicle and the selling price will be compressed, and, in turn, will result in reduced gross profit and retail GPU, which we expect to continue until the used vehicle market normalizes and we are able to improve the productivity and efficiency at our hubs. This risk could be compounded by our inability to turn inventory quickly and the pace at which used vehicles depreciate.
Volatility caused by, among other events, the COVID-19 pandemic, the global semi-conductor chip shortage, and inflationary pressures has resulted in, or may result in, reduced demand for our services, consigned and purchased vehicles and value-added products, reduced spending on vehicles, the inability of customers to obtain credit to finance purchases of vehicles, and decreased consumer confidence to make discretionary purchases. In addition, global inflation has increased during 2021, related to the COVID-19 economic recovery and associated disruptions in global demand, supply, geopolitical events, logistics and labor markets. Fears of recession, stock market volatility, inflationary pressures, inflation and regulations as a result of the COVID-19 pandemic may decrease consumer demand and reduce our revenue.
We cannot provide assurance of the ultimate significance and duration of the COVID-19 pandemic and the variants’ disruption to our operations for several reasons, including, but not limited to, uncertainty regarding the duration of the pandemic and related disruptions, the impact of governmental orders and regulations that have been, and may in the future be, imposed, and the impact of the COVID-19 pandemic and the variants on our customers and corporate vehicle sourcing partners.
Like many companies, the COVID-19 pandemic has increased our focus on the health and safety of our guests, employees and their families. To maintain a safe work environment, we have implemented procedures aligned with the Centers for Disease Control and Prevention to limit the spread of the virus and provide a safe environment for our guests and teammates. Some of the measures taken include encouraging our teammates to take advantage of flexible work arrangements, and acquiring additional corporate office space.
Ability to Source a Profitable Mix of Vehicles
In addition to leveraging our retail-remarketing sourcing channel, we believe that we can benefit from the significant volume of vehicles which consumers are selling to dealers and to car buying companies. We intend to increase our efforts on sourcing vehicles from the consumer market. Our ability to successfully source vehicles from consumers is dependent on our marketing, brand, process and pricing. In addition to our consignment model, we partnered with a third-party company to be able to provide instant purchase offers to potential sellers.
Further Penetration of Existing Accounts and Key Vehicle Channels
We believe that we can benefit from volume with existing corporate vehicle sourcing partners. Many of our existing sourcing partners still sell only a small percentage of their volumes through the retail channel. As Retail Remarketing™ continues to develop as a more established alternative and as CarLotz expands to serve buyers and sellers in its markets, we believe we can grow our existing commercial seller accounts, after the supply of new vehicles returns to normal.
Seasonality
Used vehicle sales generally experience seasonality with sales typically peaking late in the first calendar quarter of each year and diminishing through the rest of the year, with the lowest relative level of vehicle sales expected to occur in the fourth calendar quarter. Used vehicle prices also exhibit seasonality, with used vehicle prices declining at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year, all other factors being equal. Because of the market dynamics related to the continuing semi-conductor chip shortage and COVID-related supply chain issues constraining supply, we have not seen the typical seasonality related to used vehicle volume and prices.
Operational Efficiency
As we scaled our business, we incurred various costs to identify new hub locations, obtain licensing, build out our hubs and hire and train our employees. The costs we incurred scaling our business are non-recurring, and we further plan to focus on operational efficiency by reducing discretionary spending, optimizing our staffing level, and focusing on the efficiency of our processing centers. Following our strategic review of the business during the three months ended June 30, 2022, we outlined a phased approach to renew our focus on our primary
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objectives of achieving cash preservation and future profitable growth, which we began to implement in June 2022 (see Note 21 — Restructuring Charges, Asset Impairment, and Assets Held For Sale in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information).
In addition to achieving cost savings and operational efficiencies, we aim to lower our days to recondition. Going forward, our strategy is to focus on efficiency and reduce our use of the third party reconditioning services which are more costly and are not as timely as our internal reconditioning resources. All of these initiatives are designed to lower reconditioning costs per unit and thereby improve per unit economics.
Technological Capabilities
We are constantly reviewing our technology platform, and our goal is to enhance our online platform for seamless end-to-end transactions and to continually enhance both the car buying and selling experience. Our B2B portal and integration framework are designed to support the assignment, reconditioning, sale and remittance of vehicles from corporate vehicle sourcing partners. We plan to invest in our core suite of technology to enhance the buyer and seller experience, improve our B2B vehicle sourcing, enhance our business intelligence capabilities, and create a peer-to-peer virtual consignment marketplace.
Key Operating Metrics
We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our progress and make strategic decisions. Our operating metrics (which may be changed or adjusted over time as our business scales up or industry dynamics change) measure the key drivers of our growth, including opening new hubs, increasing our brand awareness through unique site visitors and continuing to offer a full spectrum of used vehicles to service all types of customers.
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Retail vehicles sold	2,421	2,009	4,691	4,563
Number of hubs(1)	11	15	11	15
Average monthly unique visitors	264,565	177,377	260,794	178,080
Vehicles available for sale	981	1,431	981	1,431
Retail gross profit per unit	$1,200	$2,175	$1,019	$1,619
Percentage of unit sales sourced non-competitively(2)	78%	92%	72%	96%
Wholesale vehicles sold	$706	$394	$1,270	$837
Wholesale gross profit per unit	$(2,210)	$(723)	$(1,186)	$(1,677)
(1)	The Company closed retail operations at 11 hub locations on June 21, 2022.
(2)	Vehicles are sourced non-competitively through our consignment to retail sales model, through purchases directly from consumers and through arrangements with corporate vehicle sourcing partners.
Retail Vehicles Sold
We define retail vehicles sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a three-day, 500 mile exchange policy. The number of retail vehicles sold is the primary contributor to our revenues and gross profit, since retail vehicles enable multiple complementary revenue streams, including all finance and insurance products. We view retail vehicles sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
Number of Hubs
We define a hub as a physical location at which we may sell and purchase, recondition and store vehicles within a market.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data provided by Google Analytics. We calculate average monthly unique visitors as the sum of
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monthly unique visitors in a given period, divided by the number of months in that period. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Vehicles Available-for-Sale
We define vehicles available-for-sale as the number of vehicles listed for sale on our website on the last day of a given reporting period. We view vehicles available-for-sale as a key measure in determining whether our inventory levels are appropriate to drive hub productivity.
Retail Gross Profit per Unit
We define retail gross profit per unit as the aggregate retail and F&I gross profit in a given period divided by retail vehicles sold during that period. Total retail gross profit per unit is driven by sales of used vehicles and the profit margin and fees on sale of those vehicles, each of which may generate additional revenue from providing retail vehicle buyers with options for financing, insurance and extended warranties. We believe gross profit per unit is a key measure of our growth and long-term profitability.
Percentage of unit sales non-competitively sourced
We define percentage of unit sales sourced non-competitively as the percentage derived by dividing the number of vehicles sold during the period that were sourced non-competitively (i.e., number of vehicles sourced other than from auctions) divided by the total number of vehicles sold during the period. The percentage of unit sales sourced non-competitively dropped in the three and six months ended June 30, 2022 compared to the same periods in the prior year due to the low supply of vehicles available from our corporate vehicle sourcing accounts as a result of the chip shortage.
Wholesale vehicles sold
We define wholesale vehicles sold as the number of vehicles sold through channels other than to retail customers at our hub locations (at auction or directly to a wholesaler) in a given period, net of returns.
Wholesale vehicles gross profit per unit
We define wholesale vehicles sold as the wholesale gross profit in a given period divided by wholesale vehicles sold during that period.
Components of Results of Operations
Revenues
Retail Vehicle Sales
CarLotz sells used vehicles to retail customers through its hubs in various cities throughout the continental U.S. Revenue from retail vehicle sales is recognized when the title to the vehicle passes to the customer, at which point the customer controls the vehicle. We recognize revenue based on the total purchase price stated in the contract, including any processing fees. Our exchange policy allows customers to initiate the exchange of a vehicle until the earlier of the first three days or 500 miles after delivery.
Wholesale Vehicle Sales
Vehicles that do not meet the Company’s standards for retail vehicle sales, retail vehicles that did not sell through the retail channel within a reasonable period of time and vehicles that the Company determines offer greater financial benefit through the wholesale channel are sold through various wholesale methods. Revenue from wholesale vehicle sales is recognized when the vehicle is sold, either at auction or directly to a wholesaler, and title to the vehicle passes to the buyer. Additionally, in the three months ended June 30, 2022, the Company sold vehicles at the closed hub locations through the wholesale channel that may not have been sold through the wholesale channel if the hubs had remained open.
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Finance and Insurance, net
We provide customers with options for financing, insurance and extended warranties. Certain warranties sold beginning January 1, 2019 are serviced by a company owned by a major stockholder. All other such services are provided by third-party vendors with whom we have agreements giving us the right to offer such services directly. When a customer selects a service from these third-party vendors, we earn a commission based on the actual price paid or financed. We recognize finance and insurance revenue at the point in time when the customer enters into the contract.
Lease Income, net
Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue (net of depreciation and other costs to maintain the vehicles) earned on our owned vehicles leased to B2B lease customers.
Cost of Sales
Cost of sales includes the cost to acquire used vehicles and the related reconditioning costs to prepare the vehicles for resale. Vehicle reconditioning costs include parts, labor, inbound transportation costs and other costs such as mechanical inspection, vehicle preparation supplies and repair costs. Cost of sales also includes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value.
Selling, General and Administrative Expenses
Selling, general and administrative expenses primarily include compensation and benefits, marketing, facilities cost, technology expenses, logistics and other administrative expenses. Advertising costs are expensed as incurred.
Depreciation and Amortization
Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is: the lesser of 15 years or the underlying lease terms for leasehold improvements, one to five years for equipment, furniture and fixtures, and five years for corporate vehicles. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major remodels and improvements are capitalized. Depreciation on vehicles leased to B2B customers is calculated using the straight-line method over the estimated useful life and is included as a charge to Lease income, net. Amortization of capitalized website and internal-use software costs is computed using the straight-line method over 3 years. Amortization of operating lease right-of-use assets is rent expense, included in selling, general, and administrative expenses.
Non-Operating Expenses
Non-operating expenses represent the change in fair value of the Merger warrants and the earnout shares. Additional non-operating income and expense include interest income on marketable securities, floor plan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s former $12 million revolving floor plan facility with Automotive Finance Corporation and floor plan interest incurred on borrowings to finance the acquisition of used vehicle inventory under the Company’s current $40 million revolving floor plan facility with Ally.
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Results of Operations
The following table presents our condensed consolidated statements of operations for the periods indicated:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands)
Revenues:
Retail vehicle sales	$59,211	$44,230	$109,799	$94,613
Wholesale vehicle sales	13,949	4,660	22,524	9,228
Finance and insurance, net	3,196	1,780	6,900	3,334
Lease income, net	137	98	283	205
Total Revenues	76,493	50,768	139,506	107,380
Cost of sales (exclusive of depreciation)	75,011	46,586	135,947	101,190
Gross Profit	1,482	4,182	3,559	6,190
Operating Expenses:
Selling, general and administrative	27,009	19,386	54,684	38,259
Stock based compensation expense	1,141	3,704	2,825	45,667
Depreciation and amortization expense	2,359	95	4,147	478
Management fee expense – related party	—	—	—	2
Impairment expense	724	—	724	—
Restructuring expenses	10,731	—	10,731	—
Total Operating Expenses	41,964	23,185	73,111	84,406
Loss from Operations	(40,482)	(19,003)	(69,552)	(78,216)
Interest expense	594	184	1,210	359
Other Income (Expense), net
Change in fair value of Merger warrants liability	3,213	325	4,813	12,683
Change in fair value of earnout provision	2,587	12,210	6,616	44,056
Other (expense) income	371	(553)	(408)	(391)
Total Other Income, net	6,171	11,982	11,021	56,348
Loss Before Income Tax Expense	(34,905)	(7,205)	(59,741)	(22,227)
Income tax expense	—	—	—	—
Net Loss	$(34,905)	$(7,205)	$(59,741)	$(22,227)
Presentation of Results of Operations
We present operating results down to gross profit for our three distinct revenue channels along with our net lease income:
Retail Vehicle Sales: Retail vehicle sales represent sales of vehicles to our retail customers through our hubs.
Wholesale Vehicle Sales: Wholesale vehicle sales represent sales of vehicles through wholesale channels, primarily through wholesale auctions.
Finance and Insurance: Finance and insurance represents commissions earned on financing, insurance and extended warranty products that we offer to our retail vehicle buyers.
Lease Income, net: Lease income, net represents revenue earned on the spread between the interest rate on leases we enter into with our B2B lease customers and the related leases we enter into with third party lessors, as well as revenue (net of depreciation and other costs to maintain the vehicles) earned on our owned vehicles leased to B2B lease customers.
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Three and Six Months Ended June 30, 2022 and 2021
The following table presents certain information from our condensed consolidated statements of operations by channel:
	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
	($ in thousands, except per unit metrics)			($ in thousands, except per unit metrics)
Revenue:
Retail vehicle sales	$59,211	$44,230	33.9%	$109,799	$94,613	16.1%
Wholesale vehicle sales	13,949	4,660	199.3%	22,524	9,228	144.1%
Finance and insurance, net	3,196	1,780	79.6%	6,900	3,334	107.0%
Lease income, net	137	98	39.8%	283	205	38.0%
Total revenues	76,493	50,768	50.7%	139,506	107,380	29.9%
Cost of sales:
Retail vehicle cost of sales	59,502	41,641	42.9%	111,917	90,558	23.6%
Wholesale vehicle cost of sales	15,509	4,945	213.6%	24,030	10,632	126.0%
Total cost of sales	$75,011	$46,586	61.0%	$135,947	$101,190	34.3%
Gross profit:
Retail vehicle gross profit (loss)	$(291)	$2,589	(111.2)%	$(2,118)	$4,055	(152.2)%
Wholesale vehicle gross profit (loss)	(1,560)	(285)	(447.4)%	(1,506)	(1,404)	7.3%
Finance and insurance gross profit	3,196	1,780	79.6%	6,900	3,334	107.0%
Lease income, net	137	98	39.8%	283	205	38.0%
Total gross profit	$1,482	$4,182	(64.6)%	$3,559	$6,190	(42.5)%
Retail gross profit per unit(1):
Retail vehicle gross profit (loss)	(291)	2,589	(111.2)%	(2,118)	4,055	(152.2)%
Finance and insurance gross profit	3,196	1,780	79.6%	6,900	3,334	107.0%
Total retail vehicle and finance and insurance gross profit	2,905	4,369	(33.5)%	4,782	7,389	(35.3)%
Retail vehicle unit sales	2,421	2,009	20.5%	4,691	4,563	2.8%
Retail vehicle gross profit per unit	$1,200	$2,175	(44.8)%	$1,019	$1,619	(37.1)%
Wholesale gross profit per unit(2):
Wholesale vehicle gross profit (loss)	(1,560)	(285)	(447.4)%	(1,506)	(1,404)	7.3%
Wholesale vehicle unit sales	706	394	79.2%	1,270	837	51.7%
Wholesale vehicle gross profit per unit	$(2,210)	$(723)	(205.7)%	$(1,186)	$(1,677)	29.3%
(1)	Retail gross profit per unit is calculated as gross profit for retail vehicles and finance and insurance, each of which is divided by the total number of retail vehicles sold in the period.
(2)	Wholesale gross profit per unit is calculated as gross profit for wholesale vehicles, each of which is divided by the total number of wholesale vehicles sold in the period.
Retail Vehicle Sales
Retail vehicle sales revenue increased by $15.0 million, or 33.9%, to $59.2 million during the three months ended June 30, 2022, from $44.2 million in the comparable period in 2021. The increase was primarily driven by an increase in average sale price per unit of $3,715, to $25,108 in addition to an increase in retail vehicle unit sales to 2,421 retail vehicles in the three months ended June 30, 2022, compared to 2,009 retail vehicles in the comparable period in 2021. The average sale price has increased consistent with macroeconomic trends in the used car industry.
Retail vehicle sales revenue increased by $15.2 million, or 16.1%, to $109.8 million during the six months ended June 30, 2022, from $94.6 million in the comparable period in 2021. The increase was primarily driven by an increase in average sale price per unit of $3,589, to $24,069 in addition to an increase in retail vehicle unit sales to 4,691 retail vehicles in the six months ended June 30, 2022, compared to 4,563 retail vehicles in the comparable period in 2021. The average sale price has increased consistent with macroeconomic trends in the used car industry.
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Wholesale Vehicle Revenue
Wholesale vehicle revenue increased by $9.3 million, or 199.3%, to $13.9 million during the three months ended June 30, 2022, from $4.7 million in the comparable period in 2021. The increase was primarily due to a 79.2% increase in wholesale vehicle unit sales from the comparable period in 2021, combined with an increased average selling price of the wholesale vehicles sold.
Wholesale vehicle revenue increased by $13.3 million, or 144.1%, to $22.5 million during the six months ended June 30, 2022, from $9.2 million in the comparable period in 2021. The increase was primarily due to a 51.7% increase in wholesale vehicle unit sales from the comparable period in 2021, combined with an increased average selling price of the wholesale vehicles sold.
Finance and Insurance (F&I)
F&I revenue increased by $1.4 million, or 79.6%, to $3.2 million during the three months ended June 30, 2022, from $1.8 million in the comparable period in 2021. This increase in F&I revenue was driven by an increase in retail unit sales and a higher penetration of contract sales per unit sold and higher profit per contract.
F&I revenue increased by $3.6 million, or 107.0%, to $6.9 million during the six months ended June 30, 2022, from $3.3 million in the comparable period in 2021. This increase in F&I revenue was driven by an increase in retail unit sales and a higher penetration of contract sales per unit sold and higher profit per contract.
Lease Income, net
Lease income, net was $0.1 million during the three months ended June 30, 2022 and 2021.
Lease income, net was $0.3 million during the six months ended June 30, 2022 and $0.2 million in the comparable period in 2021.
Cost of Sales
Cost of sales increased by $28.4 million, or 61.0%, to $75.0 million during the three months ended June 30, 2022, from $46.6 million in the comparable period in 2021. The increase was due to the increase in vehicles sold, an increased average acquisition price of the vehicles we sold in that period, as well as increased shipping and reconditioning costs.
Cost of sales increased by $34.8 million, or 34.3%, to $135.9 million during the six months ended June 30, 2022, from $101.2 million in the comparable period in 2021. The increase was due to the increase in vehicles sold, an increased average acquisition price of the vehicles we sold in that period, as well as increased shipping and reconditioning costs.
Retail Vehicle Gross Profit
Retail vehicle gross profit (loss) decreased by $(2.9) million, or (111.2)%, to $(0.3) million during the three months ended June 30, 2022, from $2.6 million in the comparable period in 2021. The decrease in retail gross profit for the three months ended June 30, 2022 resulted from a decrease in front-end margin per unit compared to the same period in 2021, driven by decreased front-end margins due to a combination of elevated acquisition prices of inventory consistent with the rise in used vehicle prices seen across the industry, as well as increased shipping and reconditioning costs.
Retail vehicle gross profit (loss) decreased by $(6.2) million, or (152.2)%, to $(2.1) million during the six months ended June 30, 2022, from $4.1 million in the comparable period in 2021. The decrease in retail gross profit for the six months ended June 30, 2022 resulted from a decrease in front-end margin per unit compared to the same period in 2021, driven by decreased front-end margins due to a combination of elevated acquisition prices of inventory primarily sourced through auction towards the end of prior year and the lowering of retail prices relative to the acquisition costs as the inventory aged, as well as increased shipping and reconditioning costs.
Wholesale Vehicle Gross Profit
Wholesale vehicle gross profit (loss) decreased by $1.3 million, to $(1.6) million during the three months ended June 30, 2022, from $(0.3) million in the comparable period in 2021. The decrease was primarily due to
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increased wholesale vehicle cost of sales, as retail-ready vehicles from closed hubs were moved to the wholesale channel by the end of the period, which resulted in a lower of cost or market adjustment of $1.0 million to reflect the value of the vehicles at June 30, 2022.
Wholesale vehicle gross profit (loss) decreased by $(0.1) million, to $(1.5) million during the six months ended June 30, 2022, from $(1.4) million in the comparable period in 2021.
F&I Gross Profit
F&I revenue consists of 100% gross margin products for which there are no costs associated with the products. Therefore, changes in F&I gross profit and the associated drivers are identical to changes in F&I revenue and the associated drivers.
Components of SG&A
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021	Change
	($ in thousands)		($ in thousands)
Compensation and benefits(1)	$9,307	$5,907	$20,105	$12,763	58%
Marketing	2,393	3,906	5,547	6,432	(39)%
Technology	1,400	2,453	2,935	5,378	(43)%
Accounting and legal	1,680	2,017	3,745	4,668	(17)%
Insurance	2,270	1,890	4,507	3,221	20%
Occupancy	3,046	1,580	6,337	2,611	93%
Other costs(2)	6,913	1,634	11,508	3,186	323%
Total selling, general and administrative expenses	$27,009	$19,386	$54,684	$38,259	39%
(1)
Compensation and benefits includes all payroll and related costs, including benefits, and payroll taxes, except those related to preparing vehicles for sale, which are included in cost of sales, and those related to the development of software products for internal use, which are capitalized to software and depreciated over the estimated useful lives of the related assets.

(2)	Other costs include all other selling, general and administrative expenses such as logistics and other administrative expenses.
Selling, general and administrative expenses increased by $7.6 million, to $27.0 million during the three months ended June 30, 2022, from $19.4 million in the comparable period in 2021. Costs related to the expansion of the Company, prior to the hub closures announced on June 21, 2022, since the prior year period increased $6.8 million, primarily due to insurance, occupancy and vehicle listing costs. Compensation and benefits increased $3.4 million due to increased corporate headcount and new hub openings, prior to the hub closures announced on June 21, 2022. Marketing expense decreased $(1.5) million as we have refocused on direct marketing as opposed to brand marketing compared to the same period in the prior year during our national expansion, and technology expense decreased $(1.1) million due to elevated costs in the prior year quarter when the Company began website enhancements.
Selling, general and administrative expenses increased by $16.4 million, to $54.7 million during the six months ended June 30, 2022, from $38.3 million in the comparable period in 2021. Costs related to the expansion of the Company since the prior year period increased $12.4 million, primarily due to insurance, occupancy and vehicle listing costs. Compensation and benefits increased $7.3 million due to increased corporate headcount and new hub openings, prior to the hub closures announced on June 21, 2022. Marketing expense decreased $(0.9) million as we have refocused on direct marketing as opposed to brand marketing compared to the same period in the prior year during our national expansion, and technology expense decreased $(2.4) million due to elevated costs in the prior year quarter when the Company began website enhancements.
Non-GAAP Financial Measures
To supplement the interim unaudited condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present the following non-GAAP measures: EBITDA and Adjusted EBITDA. We believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our
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management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.
EBITDA is defined as net loss attributable to common stockholders adjusted to exclude interest expense, income tax expense and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude certain expenses related to the Company’s capital structure and management fee expense prior to the Merger, stock compensation expense and other non-operating income and expenses, including interest, investment gain/loss and nonrecurring income/expense.
Management believes the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is useful to investors in comparing the Company’s performance prior to the Merger and the Company’s performance following the Merger.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to net loss attributable to common stockholders:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands)
Net Loss	$(34,905)	$(7,205)	$(59,741)	$(22,227)
Adjusted to exclude the following:
Interest expense	594	184	1,210	359
Income tax expense	—	—	—	—
Depreciation and amortization expense	2,359	95	4,147	478
EBITDA	$(31,952)	$(6,926)	$(54,384)	$(21,390)
Other expense	(371)	553	408	391
Stock compensation expense	1,141	3,704	2,825	45,667
Management fee expense - related party	—	—	—	2
Change in fair value of warrants liability	(3,213)	(325)	(4,813)	(12,683)
Change in fair value of earnout provision	(2,587)	(12,210)	(6,616)	(44,056)
Restructuring expense	11,741	—	11,741	—
Adjusted EBITDA	$(25,241)	$(15,204)	$(50,839)	$(32,069)
Liquidity and Capital Resources
Sources of liquidity
Our main source of liquidity is cash generated from financing activities, which primarily includes proceeds from the Merger (see Note 3  — Merger in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information). In connection with the Merger, pursuant to subscription agreements dated October 21, 2020 by and between Acamar Partners Acquisition Corp. (“Acamar Partners”) and certain strategic and accredited investors (the “PIPE Investors”), with respect to a private placement of shares of Acamar Partners Class A common stock, the Company issued and sold 12.5 million shares of Acamar Partners Class A common stock to the PIPE Investors at a price per share of $10.00 and an aggregate purchase price of $125.0 million.
Since inception, we have generally operated at a loss for most periods. As of June 30, 2022, we had cash and cash equivalents, restricted cash and short-term marketable securities of $128.1 million. We believe our available cash, restricted cash, short-term marketable securities and liquidity available under the Ally Facility are sufficient to fund our operations for at least the next 12 months. In the event amounts are not available under the Ally Facility or otherwise, we expect to continue to operate at a loss until we improve productivity and efficiency at our hubs and are able to leverage our operating costs. We may also seek additional funds as needed
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through alternative sources of liquidity, including equity or debt financings, additional floorplan financing or other arrangements. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all.
Debt obligations
On March 10, 2021, we entered into an Inventory Financing and Security Agreement (the “Ally Facility”) with Ally Bank, a Utah chartered state bank (“Ally Bank”), and Ally Financial, Inc., a Delaware corporation (“Ally” and, together with Ally Bank, the “Lender”), pursuant to which the Lender may provide up to $30 million in financing, or such lesser sum which may be advanced to or on behalf of us from time to time, as part of our floorplan vehicle financing program. In June 2021, the Company expanded the floor plan credit facility by $10 million to a total of $40 million. As of June 30, 2022, we had $15.7 million principal outstanding under the Ally Facility, primarily from increased sourcing through vehicle purchases.
Under the Ally Facility, the Company is subject to financial covenants that require the Company to maintain at least 10% of the credit line in cash and cash equivalents, to maintain at least 10% of the credit line on deposit with Ally Bank and to maintain a minimum tangible net worth of $90 million calculated in accordance with U.S. GAAP.
Advances under the Ally Facility bear interest at a per annum rate designated from time to time by the Lender determined using a 365/360 simple interest method of calculation, unless expressly prohibited by law. The interest rate is currently the prime rate plus 2.50% per annum, or 8.00%. Advances under the Ally Facility, if not demanded earlier, are due and payable for each vehicle financed under the Ally Facility as and when such vehicle is sold, leased, consigned, gifted, exchanged, transferred, or otherwise disposed of. Interest under the Ally Facility is due and payable upon demand, but, in general, in no event later than 60 days from the date of request for payment. Upon any event of default (including, without limitation, our obligation to pay upon demand any outstanding liabilities of the Ally Facility), the Lender may, at its option and without notice to us, exercise its right to demand immediate payment of all liabilities and other indebtedness and amounts owed to the Lender and its affiliates by us and our affiliates. In addition, the Lender may, upon sixty (60) calendar days prior written notice to us, for any or no reason, with or without cause, terminate our ability to request and obtain financing from the Lender. We have recently had discussions with the Lender about the terms of the Ally Facility, and liquidity availability thereunder. If the Lender were to terminate the Ally Facility, no assurance can be given that we would be able to secure a replacement facility, or alternative financing, on terms that are acceptable to us, or at all.
The Ally Facility is secured by a grant of a security interest in certain vehicle inventory and other assets of the Company.
We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our interim unaudited condensed consolidated financial statements.
Cash Flows — Six Months Ended June 30, 2022 and 2021
The following table summarizes our cash flows for the periods indicated:
	Six Months Ended June 30,
	2022	2021
	($ in thousands)
Cash Flow Data:
Net cash (used in) operating activities	$(47,796)	$(70,664)
Net cash provided by (used in) investing activities	54,783	(189,099)
Net cash provided by (used in) financing activities	(12,309)	340,752
Operating Activities
For the six months ended June 30, 2022, net cash used in operating activities was $(47.8) million, primarily driven by net loss of $(59.7) million adjusted for non-cash charges of $11.3 million and net changes in our operating assets and liabilities of $0.6 million. The non-cash adjustments primarily relate to a decrease in fair
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value of the warrants and earnout shares of $(11.4) million, offset by depreciation and amortization of $6.7 million, stock compensation of $2.8 million, and restructuring charges of $10.7 million. The changes in operating assets and liabilities were primarily driven by a decrease in inventories of $9.0 million, partially offset by an increase in accounts receivable of $(2.6) million, an increase other current assets of $(3.0) million, and a decrease in accounts payable of $(2.4) million.
For the six months ended June 30, 2021, net cash used in operating activities was $(70.7) million, primarily driven by net loss of $(22.2) million adjusted for non-cash charges of $(9.8) million and net changes in our operating assets and liabilities of $(38.6) million. The non-cash adjustments primarily relate to a decrease in fair value of the warrants and earnout shares of $(56.7) million, partially offset by stock compensation of $45.7 million. The changes in operating assets and liabilities are primarily driven by an increase in inventories $(36.3) million, an increase other current assets of $(5.5) million and an increase in other long-term assets of $(4.1) million, partially offset by an increase in accrued expenses of $6.2 million and an increase in accounts payable of $2.5 million.
Investing Activities
For the six months ended June 30, 2022, net cash provided by investing activities was $54.8 million, primarily driven by sales and maturities of marketable securities of $114.9 million and partially offset by the purchase of property and equipment of $(5.1) million and purchases of marketable securities of $(52.1) million.
For the six months ended June 30, 2021, net cash used in investing activities was $(188.9) million, primarily driven by purchases of marketable securities of $(307.6) million, the purchase of property and equipment of $(3.7) million and capitalized software costs of $(6.6) million, partially offset by proceeds from sales and maturities of marketable securities of $129.0 million.
Financing Activities
For the six months ended June 30, 2022, net cash used in financing activities was $(12.3) million, primarily driven by payments on floor plan notes payable of $(82.4) million, partially offset by borrowings on the floor plan facility of $70.3 million.
For the six months ended June 30, 2021, net cash provided by financing activities was $340.8 million, primarily driven by the issuance of common stock to the PIPE investors and Former CarLotz shareholders of $435.0 million, an advance from the holder of marketable securities of $4.7 million, and borrowings on the floor plan facility of $52.4 million, partially offset by the payments made to existing shareholders of Former CarLotz as part of the Merger of $(62.7) million, transaction costs and advisory fees of $(47.6) million, payments on floor plan notes payable of $(29.1) million, payments made on accrued dividends of $(4.9) million, repayment of debt of $(4.7) million and the payment of cash consideration on options of $(2.5) million.
Material Contractual Obligations
The Company had contractual obligations as of June 30, 2022 that are material to an assessment of the Company’s short- and long-term cash requirements. As of June 30, 2022, the Company has total outstanding debt of $15.7 million under the floorplan facility, which represents the principal amount outstanding due to the uncertainty of forecasting the timing of expected variable interest rate payments. Borrowings under the floorplan facility are payable when the underlying vehicle is sold, which is expected to be in 2022.
Off-Balance Sheet Arrangements
We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our interim unaudited consolidated financial statements.
Critical Accounting Policies and Estimates
For information on critical accounting policies, see “Critical Accounting Policy and Estimates” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Form 10-K filed with the SEC on March 15, 2022.
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There have been no changes to our critical accounting policies during the three months ended June 30, 2022 other than the new critical accounting policy and estimate below.
Asset Impairment and Assets Held-For-Sale
Asset impairment is subject to uncertainty as the recoverability of asset costs is subjective. The fair value of each asset is estimated at a point in time and compared to the carrying value of the asset. If the fair value is less than the carrying value, the asset impairment expense is recognized in the period in which the asset fair value is estimated to be lower than the carrying value. The hub closures on June 21, 2022 (see Note 21 —  Restructuring Charges, Asset Impairment, and Assets Held For Sale in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information), was a triggering event in the current period and the fair value of associated lease and other fixed assets was estimated and compared to the carrying value. The assumptions used in estimating the fair value of lease and other fixed assets included our most current and best available information based on negotiations with third parties to relieve us of our obligation under the leases of each closed location and include: if we expect to assign the lease or sub-lease a property to a third party, the timeline by which we expect assignments or sub-leases to be finalized, and the recoverability of fixed asset costs based on negotiations with potential third party assignee, sub-lessee, or, in some cases, the vendor that we purchased the fixed assets from.
The assumption, by lease, of potential assignment or sub-lease directly impacts the classification of lease assets held-for-sale as only leases that we expect to be assignable are classified as held-for-sale. The held-for-sale criteria is subject to uncertainty given the fluid nature of negotiations with third parties.
Because of the magnitude of the carrying value of lease and other fixed assets, small changes in assumptions could have a material impact on the financial condition of the Company.
Recently Issued and Adopted Accounting Pronouncements
See the section titled “Recently Issued Accounting Pronouncements” in Note 2 in the “Notes to Condensed Consolidated Financial Statements” in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.
Item 3.	Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
Cash and cash equivalents include highly liquid investments that are due on demand or have a remaining maturity of three months or less at the date of purchase. As of June 30, 2022, cash and cash equivalents consisted of bank deposits, money market placements and debt securities that have a remaining maturity of three months or less at the date of purchase.
The cash and cash equivalents are held primarily for working capital purposes. These interest-earning instruments are subject to interest rate risk. To date, fluctuations in interest income have not been significant. Our surplus cash has been invested in money market fund accounts, interest-bearing savings accounts and U.S. government debt securities as well as corporate debt securities from time to time. We have not entered into investments for trading or speculative purposes. Due to the conservative nature of our investment portfolio, which is predicated on capital preservation of investments with short-term maturities, we do not believe an immediate one percentage point change in interest rates would have a material effect on the fair market value of our portfolio, and therefore, we do not expect our operating results or cash flows to be significantly affected by changes in market interest rates.
We also have exposure to changing interest rates in connection with the floor plan facility. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond our control. Advances under the floor plan facility accrue interest at the most recent prime rate published in The Wall Street Journal plus 2.50% per annum and, as of June 30, 2022, the prime rate as published in The Wall Street Journal was 4.75%. We believe a change to our interest rate of 1% applicable to our outstanding indebtedness would have an immaterial financial impact. As of June 30, 2022, we had total outstanding debt of $15.7 million under the floor plan facility.
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Credit Risk
Financial instruments that potentially subject us to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Substantially all of our cash and cash equivalents were deposited in accounts at one financial institution, and account balances may at times exceed federally insured limits. Management believes that we are not exposed to significant credit risk due to the financial strength of the depository institution in which the cash is held.
Concentrations of credit risk with respect to trade receivables are limited due to the large diversity and number of customers comprising our retail customer base.
Item 4.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2021. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of June 30, 2022 due to the existence of material weaknesses in internal control over financial reporting that were identified in connection with the audits of our consolidated financial statements as of December 31, 2021 and 2020 and for the years in the three year period ended December 31, 2021, and which are still being remediated.
Material Weaknesses in Internal Control Over Financial Reporting
Control Environment
We did not maintain an effective control environment to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established in the COSO Framework relating to the lack of sufficient accounting and financial reporting resources to address internal control over financial reporting.
Specifically, we did not attract, develop and retain accounting and financial resources commensurate with the size and complexity of our organization to support the oversight of processes and procedures in applying internal control over financial reporting to adequately prevent or detect accounting errors.
Control Activities
We did not design and implement effective control activities to enable the identification and mitigation of risks of material misstatement, either individually or in the aggregate, based on the criteria established by the COSO Framework. We have identified deficiencies in the principles associated with the control activities component of the COSO Framework relating to our: (i) inability to appropriately and timely reconcile account balances to detect accounting errors and evaluate balances for completeness and accuracy, and (ii) selecting and developing control activities and information technology that contribute to the mitigation of risks and support achievement of objectives.
The following deficiencies in control activities, among others, contributed to accounting errors or the potential for there to have been accounting errors that are material to the financial statements:
•	Lack of sufficient resources within the accounting and financial reporting department to review for the completeness and accuracy of source data supporting account reconciliations.
•	Inadequate segregation of duties.
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•
Inadequate general information technology controls in the areas of access security and program change-management over certain information technology systems that support the Company’s financial reporting processes.

Remediation Efforts to Address Material Weaknesses
Remediation of the identified material weaknesses and strengthening of our internal control environment will require a substantial effort throughout 2022 and beyond as necessary. The material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.
While we have taken steps to address the material weaknesses, our current information technology systems have limited automated capabilities which create manual processes that require the time of our accounting and financial reporting resources. We are creating more streamlined and efficient accounting processes to allow the accounting and financial reporting resources to effectively operate the controls that we have designed and implemented.
We are designing and implementing controls to establish and maintain appropriate segregation of duties, formalize accounting policies and controls around user access and change management and evaluating options for a new ERP system.
We will also continue to attract, develop and retain competent management to ensure oversight of our processes and procedures in applying internal control over financial reporting.
The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations.
Changes in Internal Control Over Financial Reporting
Except as disclosed above, there were no changes in our internal control over financial reporting that occurred during the three months ended June 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
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Part II - OTHER INFORMATION
Item 1.	Legal Proceedings
The information with respect to this Part II, Item 1 can be found in Note 15 to our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.
Item 1A.	Risk Factors
In addition to the other information set forth in this report, readers should carefully consider the additional risk factor included below as well as the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, which could materially affect our business, financial condition or future results. The risks described in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The impact of COVID-19 may implicate and exacerbate other risks discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including but not limited to risks relating to general economic conditions. This situation continues to evolve and additional impacts may arise that we are not currently aware of. Due to the unprecedented nature of the COVID-19 pandemic and responses thereto, we cannot identify all of the risks we face from the pandemic and its aftermath.
We closed hub locations in connection with our recent strategic review, which resulted in the acceleration of costs, and the closure of hub locations in the future may result in the acceleration of costs in connection with any such closure.
As part of our strategic review of the business, on June 21, 2022, we announced the closure of 11 hub locations and determined not to commence retail operations at 3 unopened hub locations with executed lease agreements. For the three months ended June 30, 2022, we incurred charges related to the impairment of property and equipment, operating lease assets and finance lease assets, inventory reserves associated with restructuring, severance and labor and other costs incurred closing hubs (see Note 21 —  Restructuring Charges, Asset Impairment, and Assets Held For Sale in our interim unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information).
In the future, we may determine to close one or more hub locations. If we determine to close further hub locations, we may not be able to complete the planned hub closures in the timeframe, on the terms or in the manner expected. Hub closures involve numerous risks, including, without limitation, the diversion of management’s attention from our business and operations. In addition, if we decide to close an existing or future hub, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. Moreover, even if a lease has an early cancellation clause, we may not satisfy the contractual requirements for early cancellation under that lease. Our inability to be released from our obligations under leases for hubs that we close could materially adversely affect us. In addition, closure of a hub may result in significant costs, including charges related the impairment of property and equipment, severance costs, and closure related costs. In addition, we may not be able to maintain relationships with some corporate vehicle sourcing partners given the reduced volume of vehicle sourcing to align with our reduced number of hubs.
We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be adversely affected.
We believe our success depends on the efforts and talents of our executives and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our key employees or senior management, could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our future performance will depend, in part, on the successful transition of our new Chief Executive Officer. If we do not successfully manage the transition, it could be viewed negatively by our customers, employees, investors, suppliers and other third-party partners, and could have an adverse impact on our business and results of operations.
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Most of our staff are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be difficult to replace. We do not, and do not currently expect to have in the future, “key person” insurance on the lives of any member of our senior management. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.
We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If our stock price performs poorly, it may adversely affect our ability to retain or attract employees. The value to employees of equity awards that vest over time may be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract more lucrative offers from other companies. In addition, we may have to take additional steps, such as issuing additional equity, to make the equity component of our compensation packages more attractive to attract and retain employees. These steps could result in dilution to stockholders. Any changes in our compensation practices or those of our competitors could affect our ability to retain and motivate existing personnel and recruit new personnel. The inability to hire and/or retain employees with appropriate qualifications could have a material adverse effect on our business, financial condition and results of operations.
We may be required to replace or expand our existing floorplan credit facility, and/or to secure additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and if such capital is not available, it could have a material adverse effect on our business, financial condition and results of operations.
We may be required to replace or expand our existing floorplan credit facility, and/or to secure additional equity or debt capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to finance our purchase of inventory, fund our marketing expenditures to improve our brand awareness, enhance our technology, develop new products or services or further improve existing products and services, enhance our operating infrastructure and acquire complementary businesses and technologies. However, funds may not be available when we need them on terms that are acceptable to us, or at all. Our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions, the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide, including rising interest rates, and the impact of the COVID-19 pandemic. In addition, any debt financing that we secure in the future could involve restrictive covenants, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. Continuing operating losses could lead to a violation of covenants related to our existing floorplan credit facility and could lead the lender under such facility to call the debt. If we raise additional funds through further issuances of equity or convertible debt securities, our stockholders could experience significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be adversely affected.
We face risks related to cybersecurity threats and incidents, as well as significant disruptions of our information technology systems or data security incidents that could result in significant financial, legal, regulatory, business and reputational harm.
We have in the past and may in the future face attempts by others to gain unauthorized access through the Internet or to introduce malicious software, to our IT systems. Additionally, individuals or organizations, including malicious hackers, state-sponsored organizations, insider threats including employees and third-party service providers or intruders into our physical facilities, may attempt to gain unauthorized access and try to steal our technology and data. In connection with heightened geopolitical tensions stemming from the Ukraine War, the risk of such attacks from nation-state and nation-state supported actors may increase. We are also a potential target of malicious attackers who attempt to gain access to our network or data centers or those of our customers or end users; steal proprietary information related to our business, products, employees and customers; interrupt
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our systems and services or those of our customers or others; or demand ransom to return control of such systems and services. Such attempts by malicious attackers in general are increasing in number and in technical sophistication, and if successful, expose us and the affected parties to risk of loss or misuse of proprietary or confidential information or disruptions of our business operations, including our technology operations. Furthermore, malicious online actors may employ false pretenses or technical measures in an attempt to induce our employees to use IT systems in a manner contrary to our benefit, such as, by authorizing payment of false bills or to run software that would encrypt our information in such a way that it cannot be used by us without paying ransom. While we have implemented security measures and employee training programs intended to protect our information technology systems and infrastructure, there can be no assurance that such measures will successfully prevent service interruptions or further security incidents. We have also outsourced elements of our operations (including elements of our information technology infrastructure) to third parties, and as a result, we manage a number of third-party vendors who may or could have access to our computer networks or our confidential information. Many of those third parties in turn subcontract or outsource some of their responsibilities to third parties. These providers can experience breaches of their systems and products that impact the security of our systems and our proprietary or confidential information. Responding to cyber-attacks and mitigating the risk of future attacks could result in additional operating and capital costs.
Our information systems may also experience interruptions, delays, or cessations of service or produce errors in connection with system integration, software upgrades, or system migration work that takes place from time to time. While all information technology operations are inherently vulnerable to inadvertent or intentional security breaches, incidents, attacks and exposures, the size, complexity, accessibility and distributed nature of our information technology systems, and the large amounts of sensitive information stored on those systems, make such systems potentially vulnerable to unintentional or malicious, internal and external attacks on our technology environment. While we have implemented security measures intended to protect our information technology systems and infrastructure, there can be no assurance that such measures will successfully prevent service interruptions or further security incidents.
Should we fail to maintain required security qualifications, we may face regulatory concerns or be in breach of contract, which may trigger regulatory action, litigation and/or damages, reputational harm, or loss of certain contracts. While we actively work to manage our information security compliance program, we cannot guarantee that we will always meet the certification standard going forward.
We may encounter intrusions or unauthorized access to our network, services or infrastructure. Any such incidents, whether or not successful, could result in our incurring significant costs related to, for example, rebuilding internal systems, implementing additional threat protection measures, defending against litigation, responding to regulatory inquiries or actions, paying damages, providing customers with incentives to maintain the business relationship, or taking other remedial steps with respect to third parties, as well as reputational harm. In addition, these threats are constantly evolving, thereby increasing the difficulty of successfully defending against them or implementing adequate preventative measures. While we seek to detect and investigate all unauthorized attempts and attacks against our network, products and services and to prevent their recurrence where practicable through changes to our internal processes and tools and changes or updates to our products and services, we may not be successful in doing so and remain potentially vulnerable to additional known or unknown threats. In some instances, we, our customers and the users of our products and services can be unaware of an incident or its magnitude and effects.
While we maintain cyber liability insurance with coverage we believe adequate to cover our risk profile, we cannot guarantee that tail risks, should they occur, would not cause us to incur significant losses or liabilities resulting from data security incidents. Any litigation or regulatory review arising from these types of data security incidents could result in significant legal exposure to us. In addition, information technology system disruptions, whether from attacks on our technology environment or from computer viruses or malware, natural disasters, terrorism, war and telecommunication and electrical failures, could result in a material disruption of our facilities, R&D activities, manufacturing activities and general business operations. Any event that leads to unauthorized access to, use or disclosure of personal information could, among other consequences, disrupt our business, harm our reputation and/or compel us to comply with applicable federal and/or state breach notification laws and foreign law equivalents. In addition, failure to maintain effective internal accounting controls related to security breaches and cybersecurity in general could impact our ability to produce timely and accurate financial statements and subject us to regulatory scrutiny.
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Exhibit Index
Item 6.	Exhibits and Financial Statement Schedules
Exhibit No.	Description
3.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252993), filed with the SEC on February 11, 2021)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on January 27, 2021)

10.1†
Separation and Release Agreement, dated March 14, 2022, between Michael Bor and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 15, 2022)

10.2†
Employment Agreement, dated March 12, 2022, between Lev Peker and CarLotz, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 15, 2022)

10.3†
Employment Agreement, dated March 19, 2022, between Ozan Kaya and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on March 31, 2022)

10.4†
Separation and Release Agreement, dated April 8, 2022, between John Foley and CarLotz, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-38818), filed with the SEC on April 11, 2022)

10.5*†
Separation and Release Agreement, dated April 1, 2022, between Daniel Valerian and CarLotz, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-38818), filed with the SEC on May 9, 2022)

10.5.1*†
Amendment to Separation and Release Agreement, dated May 5, 2022, between Daniel Valerian and CarLotz, Inc. (incorporated by reference to Exhibit 10.5.1 to the Company’s Form 10-Q (File No. 001-38818), filed with the SEC on May 9, 2022)

10.6†
Form of Inducement Award Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (File No. 333-264980), filed with the SEC on May 16, 2022)

10.7†
Form of Inducement Award Stock Option Award Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-8 (File No. 333-264980), filed with the SEC on May 16, 2022)

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002

32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

F-3-58

Exhibit No.	Description
32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded with the Inline XBRL document and included in Exhibit 101)
*	Filed herewith
†	Indicates a management contract or compensatory plan or arrangement.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CarLotz, Inc.

By:	/s/ THOMAS W. STOLTZ
Thomas W. Stoltz Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: August 9, 2022
F-3-60

ANNEX G
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CARLOTZ, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2022
Dear CarLotz Stockholder,
Thank you for your investment in and support of CarLotz, Inc. (“CarLotz” or the “Company”). You are cordially invited to attend CarLotz’s 2022 annual meeting of stockholders, which will be hosted virtually. A virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You will be able to attend the 2022 annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LOTZ2022.
As a CarLotz stockholder, your vote is important. The matters to be acted upon are described in the notice of annual meeting of stockholders and the proxy statement. Even if you are planning to attend the virtual meeting, you are strongly encouraged to vote your shares in advance through one of the methods described in the proxy statement.
2021 was a year marked by many significant events — the merger with Acamar Partners Acquisition Corp. in January 2021 that resulted in our debut as a public company; the ongoing impact of the semi-conductor chip shortage; 14 new hubs opened across the country; and the hiring of many new teammates, just to name a few. We look forward to optimizing our operations in 2022 and delivering upon our mission to provide the world’s greatest automotive retail experience.
Thank you again for your support of CarLotz, our Board of Directors, our teammates and our future.
Sincerely,

Lev Peker
Chief Executive Officer
This proxy statement is dated April 29, 2022 and is first being distributed to stockholders on or about April 29, 2022.

3301 W. Moore Street
Richmond, Virginia 23230
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	9:00 a.m., Eastern Daylight Time, on June 2, 2022

Place:	Online at www.virtualshareholdermeeting.com/LOTZ2022

Admission:
To attend the 2022 annual meeting, visit www.virtualshareholdermeeting.com/LOTZ2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Items of Business:
Proposal No. 1: To elect each of the director nominees listed in this proxy statement to the Board of Directors.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:
You are entitled to vote at the 2022 annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 12, 2022. A list of stockholders entitled to vote at the 2022 annual meeting will be available for examination during ordinary business hours for 10 days prior to the meeting at the address listed above, and the list will also be available online during the meeting.

Voting by Proxy:
Whether or not you plan to virtually attend the 2022 annual meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail so that your shares can be voted at the 2022 annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 29, 2022 Richmond, Virginia
Rebecca C. Polak
Chief Commercial Officer, General Counsel and Secretary

Notice of Internet Availability of Proxy Materials for the Annual Meeting
The proxy statement for the 2022 annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2021, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report to stockholders on the Internet, visit the investor relations page of our website, investors.carlotz.com, and then the “Financials” tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding CarLotz, Inc.’s (the “Company” or “CarLotz”) 2021 performance, please review the Company’s Annual Report on Form 10-K filed on March 15, 2022.
CarLotz is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and is not required to provide its stockholders with (i) certain disclosures about its executive compensation arrangements; and (ii) the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. The Company has elected to use these scaled disclosure requirements available to it as an emerging growth company and is not soliciting stockholder votes on its executive compensation.
Under the JOBS Act, CarLotz will remain an emerging growth company until the earliest of: (i) December 31, 2024; (ii) the end of the fiscal year during which the Company has annual gross revenues of $1.07 billion or more; (iii) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the end of any fiscal year in which the market value of the Company’s common stock held by non-affiliates is at least $700 million as of June 30, which is the end of the second fiscal quarter of the Company’s fiscal year.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	9:00 a.m., Eastern Daylight Time, on June 2, 2022

Location:	Online at www.virtualshareholdermeeting.com/LOTZ2022

Record Date:
Stockholders of record as of the close of business on April 12, 2022 are entitled to vote. Each share of common stock (“common stock”) is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2022 annual meeting of stockholders. On the record date, the Company had 114,077,043 shares of common stock issued and outstanding.

Nasdaq Symbol:	LOTZ

Registrar and Transfer Agent:	American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS
Proposal		Our Board’s Recommendation
1.	Election of each of the two Class II director nominees.	FOR
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.	FOR
BOARD NOMINEES CONTINUING BOARD DIRECTORS
Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
Steven G. Carrel	47	2021	Yes	Managing Director of TRP Capital Partners, LP	NCGC

James E. Skinner	68	2020	Yes	Former Chief Financial Officer and Chief Operating Officer of Neiman Marcus Group (retired)	NCGC (Chair) AC

Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
Linda B. Abraham	59	2021	Yes	Managing Director of Crimson Capital	CC (Chair)
Sarah M. Kauss	46	2021	Yes	Founder of S’well
David R. Mitchell	55	2021	Yes	Managing Director of TRP Capital Partners, LP	AC
Lev Peker	40	2022	No	Chief Executive Officer of CarLotz
Kimberly H. Sheehy	58	2021	Yes	Former Chief Financial Officer of Resman LLC (retired)	AC (Chair) CC
Luis Solorzano*	49	2018	Yes	Partner and Chief Executive Officer of Acamar Partners	CC NCGC
*	Chairman of the Board
**	AC = Audit Committee
CC = Compensation Committee
NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on the investor relations page of our website, investors.carlotz.com, which can be accessed by clicking on the “Governance” tab.
✔	Director and Committee Independence: Seven of our eight directors are independent, and all committees of our Board of Directors (the “Board”) are comprised entirely of independent directors.
✔	Executive Sessions: Our independent directors meet in executive session at each regularly scheduled Board meeting.
✔
Separate Chairman and Chief Executive Officer: Our separate Chairman and Chief Executive Officer roles enable our independent Chairman to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business.

✔	Gender Diversity: More than one-third of our Board is comprised of women.
✔	Annual Board and Committee Evaluations: The Board and its committees each evaluates its performance each year.
✔	Anti-Hedging and Pledging Policies: Our directors and executive officers are prohibited from hedging or pledging Company stock.
✔
Annual Management and CEO Evaluation and Succession Planning Review: Our Board conducts an annual evaluation and review of our CEO and each executive officer’s performance, development and succession plan.

✔
Board Risk Oversight: Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to our Board by the Audit Committee. The Audit Committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, the Audit Committee reviews and discusses all significant areas of our business and summarizes for our Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

EXECUTIVE COMPENSATION
Our compensation program is designed to align the interests of our executives with the long-term interests of our equity-owners and to enhance executive retention. For more information regarding our named executive officer compensation, see “Executive Compensation.”
WHAT WE DO
✔	Independent Compensation Committee: All of the members of our Compensation Committee are independent under Nasdaq rules.	✔	Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and performance based equity awards.
✔	Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.	✔
Moderate change in control benefits:
Change in control severance benefits are one times base salary and a pro-rated portion of the bonus the executive officer would have earned if he or she had remained employed through the end of the year.

✔
Incentivize long-term performance:
We grant equity awards that vest over three or four years, as applicable, to motivate long-term performance and to align the interests of our executive officers with those of our stockholders
✔
“Double-trigger” equity vesting:
Accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

WHAT WE DON’T DO
✘	Provide excessive perquisites: We provide a limited number of perquisites that are designed to support a competitive total compensation package.	✘	Allow hedging or pledging of the Company’s securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.
✘	Provide pension benefits or supplemental retirement plans: We do not maintain a defined benefit pension or supplemental retirement plans for our executive officers.	✘	Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Second Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. Steven G. Carrel and James E. Skinner constitute a class with a term that expires at our 2022 annual meeting (the “Class II Directors”); Linda B. Abraham, Sarah M. Kauss and Lev Peker constitute a class with a term that expires at our 2023 annual meeting (the “Class III Directors”); and David R. Mitchell, Luis Solorzano and Kimberly H. Sheehy constitute a class with a term that expires at the 2024 annual meeting (the “Class I Directors”).
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the following slate of nominees for a three-year term expiring in 2025: Steven G. Carrel and James E. Skinner. Action will be taken at the 2022 annual meeting for the election of these two Class II nominees.
DIRECTOR INDEPENDENCE
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Luis Solorzano, James E. Skinner, David R. Mitchell, Steven G. Carrel, Linda B. Abraham, Sarah M. Kauss and Kimberly H. Sheehy is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other acts and circumstances that our Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director (and related entities) and the transactions involving them described in the section entitled “Related Person Transactions.”
BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including third-party search firms, current Board members, management, stockholders and other persons, as it deems appropriate.
The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information and interviews with selected candidates. The Nominating and Corporate Governance Committee will consider the candidate against the criteria it has adopted, as further discussed below, in the context of the Board’s then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board. Though the Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, the Nominating and Corporate Governance Committee generally expects to evaluate any such candidates in the same manner by which it evaluates director candidates recommended by other sources.
As detailed in both the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines, director candidates are selected based on various criteria, including character, track record of accomplishment in leadership roles and diversity, as well as their professional and corporate expertise, skills and experience and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.
All candidates are considered in light of the needs of the Board with due consideration given to the foregoing criteria. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings and the Company’s annual meetings of stockholders.

In addition, pursuant to the Stockholders Agreement entered into among the Company, TRP Capital Partners, LP (“TRP”), Acamar Partners Sponsor I LLC (“Acamar Sponsor”) and Michael W. Bor:
•
Michael W. Bor would be nominated to our Board so long as he was chief executive officer or he, together with his affiliated family trusts, held at least 10% of the outstanding shares of our common stock (for purposes of the Stockholders Agreement, “outstanding” shares does not give effect to shares issuable upon exercise or conversion of another security);

•	TRP will have the right to nominate two directors to our Board so long as it holds at least 10% of the outstanding shares of our common stock;
•
Acamar Sponsor will have the right to nominate two directors to our Board, one of whom must be an independent director, so long as Acamar Sponsor (or its managing members, collectively) holds at least 3% of the outstanding shares of our common stock; and

•	all other directors (who will be independent) will be nominated by the Nominating and Corporate Governance Committee.
A stockholder may nominate candidates for election as a director, provided that the nominating stockholder follows the procedures set forth in Section 2.13 of the Company’s Amended and Restated Bylaws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. Deadlines for stockholder nominations for next year’s annual meeting are included in the “Requirements, Including Deadlines, for Submission of Proxy Proposals” section of this proxy statement.
BOARD QUALIFICATIONS AND DIVERSITY
The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board review these factors, including diversity of gender, ethnicity, race, nationality, age, skills and experience, in considering candidates for Board membership.
INFORMATION REGARDING THE NOMINEES
FOR ELECTION TO THE BOARD
The following information is furnished with respect to each nominee for election as a director. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to stand for election as a director, your proxy holders will have the authority and discretion to vote for another nominee proposed by the Board. The ages of the nominees are as of the date of the 2022 annual meeting, June 2, 2022.
Steven G. Carrel
Director since January 2021
Age: 47
Current Board Committees: Nominating and Corporate Governance Committee
Career Highlights		Skills and Qualifications
•	Managing Director of TRP, a transportation private equity investment fund, from 1998 to 2002 and from 2004 to present	✔	Expertise in automotive, transportation, retail and transportation services industries
•	Analyst in the Investment Banking Division of Merrill Lynch from 1996 to 1998	✔	Over 20 years of investing and industry experience

Career Highlights		Skills and Qualifications
•	Graduate of Pennsylvania State University (BS) and Harvard Business School (MBA)	✔	Deep and intimate knowledge of the Company’s business as a Managing Director of TRP and member of the CarLotz board of directors prior to the Merger (as defined below)
James E. Skinner
Director since February 2020
Age: 68
Current Board Committees: Audit Committee and
Nominating and Corporate Governance Committee (Chair)
Career Highlights		Skills and Qualifications
•	Retired Vice Chairman of Neiman Marcus Group (NMG), a luxury fashion retailer, from 2001 to 2016; also served as Chief Operating Officer and Chief Financial Officer for NMG	✔	Over 30 years of finance, accounting and broad executive experience
•	Various positions at CompUSA, a pioneer in computer retailing, from 1991 to 2000, including Executive Vice President and Chief Financial Officer	✔	Certified Public Accountant with experience in public accounting and public companies
•	16 years with Ernst & Young until 1991, including the last four years as a partner	✔	Public company board experience, including chairing audit and compensation committees
•	Graduate of Texas Tech University (B.B.A.) with a CPA in Texas
Other Public Company Directorships (Current and in Last Five Years):
•	Director of Ares Commercial Real Estate Corporation since 2016
•	Former director of Acamar Partners Acquisition Corp., Fossil Group, Inc. and Hudson Group
The Board of Directors recommends a vote “FOR” the election of each of the foregoing two Class II nominees to the Board of Directors.
Proxies solicited by the Board of Directors will be voted “FOR” the election of each of the two Class II nominees named in this proxy statement and on the proxy card unless stockholders specify a contrary vote.
INFORMATION REGARDING CONTINUING MEMBERS OF THE BOARD
The following information is furnished with respect to each director whose term continues beyond the 2022 annual meeting and who is not subject to election this year. The ages of the continuing directors are as of the date of the 2022 annual meeting, June 2, 2022.
Linda B. Abraham
Director since January 2021
Age: 59
Current Board Committees:
Compensation Committee (Chair)
Career Highlights	Skills and Qualifications
•
Managing Director of Crimson Capital, which invests in and advises early-stage technology companies spanning data and analytics, cybersecurity, machine learning, e-commerce, educational technology and virtual reality, since 2014
	✔	Extensive experience as a technology entrepreneur

Career Highlights		Skills and Qualifications
•	Co-Founder and Executive Vice President of comScore from 1999 to 2013	✔	Expert in consumer analytics
•
Co-Founder of Paragren Technologies, today owned by Oracle, and served in various roles at Procter & Gamble and Information Resources, Inc., where she developed and commercialized a series of data-driven analytical products
		✔	Served on the boards of various public and private companies
•	Graduate of Penn State University (BS)
•	Fellow in the Stanford University Distinguished Careers Institute
Other Public Company Directorships (Current and in Last Five Years):
•	Director of SITE Centers Corp. since 2018
Sarah M. Kauss
Director since January 2021
Age: 47
Career Highlights		Skills and Qualifications
•	Founder of S’well, which manufactures reusable, insulated products for the retail and wholesale market, and its Chairwoman from 2010 to 2022 and its Chief Executive Officer from 2010 to 2020	✔	Extensive experience in retail
•	Former CPA at Ernst & Young	✔	Experience founding and leading a successful retail company
•	Graduate of the University of Colorado at Boulder (BS) and Harvard Business School (MBA)	✔	Experience and expertise in finance and accounting
Other Public Company Directorships (Current and in Last Five Years):
•	Director of Thorne HealthTech since 2021
•	Director of Desenio AB since 2021
•	Director of Athena Consumer Acquisition Corp. since 2022
David R. Mitchell
Director since January 2021
Age: 55
Current Board Committees: Audit Committee
Career Highlights		Skills and Qualifications
•	Managing Director of TRP, a transportation private equity investment fund, since 2002	✔	Expertise in several industries, including automotive, transportation, consumer products, retail and building products
•	Founding partner of Kaufman Peters, a small growth consulting firm, from 2000 to 2002	✔	Advised numerous clients in the areas of strategy, organization design, cost reduction, supply chain management, manufacturing and information technology
•	Vice President with RJ Peters & Company from 1999 to 2000	✔	Deep and intimate knowledge of the Company’s business as a Managing Director of TRP and member of the CarLotz board of directors prior to the Merger (as defined below)

Career Highlights		Skills and Qualifications
•	Senior Manager, Manager and Senior Consultant with Deloitte Consulting in the automotive and manufacturing practice from 1994 to 1999
•	Senior Consultant with Accenture (formerly Andersen Consulting) from 1989 to 1992
•	Graduate of the University of Notre Dame (BS) and the Stanford University Graduate School of Business (MBA)
Other Public Company Directorships in Last Five Years:
•	Former director of Spy Optic, Inc.
Lev Peker
Director since April 2022
Age: 40
Chief Executive Officer
Career Highlights		Skills and Qualifications
•	Chief Executive Officer of CarParts.com, Inc. from January 2019 to April 2022	✔	Valuable experience leading a consumer facing, technology-enabled and operationally complex business, with industry capabilities in online retail and a track record of shareholder value creation
•	Chief Marketing Officer of Adorama Camera Inc. from August 2015 to December 2018	✔	Experience and expertise in finance, accounting and marketing
•	Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation from August 2014 to July 2015
•	Various positions at CarParts.com, Inc. (formerly U.S. Auto Parts Network, Inc.) from April 2008 to July 2014
•	Senior Financial Analyst at Smart & Final, Inc. from October 2007 to March 2008
•	Senior Analyst at KPMG from October 2006 to October 2007
•	Senior Associate at Pricewaterhousecoopers LLP from July 2004 to October 2006
•	Graduate of University of Southern California (BS) and University of California, Los Angeles (MBA)
Other Public Company Directorships in Last Five Years:
•	Former director of CarParts.com, Inc.

Kimberly H. Sheehy
Director since January 2021
Age: 58
Current Board Committees: Audit Committee (Chair)
and Compensation Committee
Career Highlights		Skills and Qualifications
•	Chief Financial Officer of ResMan LLC, a privately owned software company providing software solutions to multi-family residential property managers, from 2019 to 2020	✔	Over 30 years of tax, accounting, financial and executive experience
•	Chief Financial Officer of Lori’s Gifts Inc., a privately owned retail company serving hospitals throughout the U.S., from 2018 to 2019	✔	Certified Public Accountant with experience in public accounting and public companies
•	Chief Financial Officer of Stackpath LLC, a privately held entity offering a secure edge platform from 2015 to 2017	✔	Public company board experience, including serving as a chair of an audit committee
•	Chief Financial and Administrative Officer of CyrusOne Inc, a public real estate investment trust specializing in engineering, building and managing data center properties from 2012 to 2015
•
Various roles, including Treasurer and Vice President of Investor Relations, Vice President of Finance and Treasurer, Vice President of Financial Planning and Analysis and Managing Director of Corporate Tax, at Cincinnati Bell Inc. from 1996 to 2012

•	Accounting and tax positions at Ernst & Young from 1989 to 1996
•	Graduate of the University of Cincinnati (BA) with a CPA in Ohio
Other Public Company Directorships (Current and in Last Five Years):
•	Director of Switch Inc. since 2017
•	Director of Evolv Technologies since 2021
Luis Solorzano
Director since November 2018
Age: 49
Chairman of the Board
Current Board Committees:
Compensation Committee and Nominating and
Corporate Governance Committee
Career Highlights		Skills and Qualifications
•	Partner and Chief Executive Officer of Acamar Partners since 2018	✔	20 years of investment experience across various sectors and geographies
•	Partner, Managing Director and Chairman of the Latin America’s Investment Committee of Advent International from 2001 to 2017	✔	Played a significant role in supporting portfolio companies in the design and implementation of various strategic, operating and financial value creation initiatives

Career Highlights		Skills and Qualifications
•	Co-founder of Brabex Capital, an investment management firm	✔	Investment experience covers both the Americas and Europe
•	Graduate of the Instituto Tecnológico Autónomo de México (ITAM) (Economics degree (cum laude)) and Harvard Business School (MBA)	✔	Served on the boards of various public and private companies
Other Public Company Directorships (Current and in Last Five Years):
•	Director of Grupo Aeroportuario Centro Norte, S.A.B. de C.V. since April 2018
•	Former director of Acamar Partners Acquisition Corp.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

ROLE OF THE BOARD
The Board oversees the Company’s CEO and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Company’s Corporate Governance Guidelines are available on the investor relations page of our website, investors.carlotz.com, by clicking on the “Governance” tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).
BOARD LEADERSHIP
Neither the Company’s Amended and Restated Bylaws nor the Company’s Corporate Governance Guidelines require that the Company separate the roles of Chairman of the Board and CEO, and the Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board, or if the roles must remain separate. The Board believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.
At present, the Board has chosen to separate the positions of CEO and Chairman of the Board. Our Board believes that this is the most effective Board leadership structure for the Company at this time, as it promotes efficient development and execution of our strategy. This structure allows us to have a Chairman focused on the leadership of the Board, providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations. Mr. Solorzano is the independent Chairman of the Board, and his experience serving on the Board, as well as other public and private company boards, positions him to effectively lead the Board. The Chair regularly solicits input from the CEO and independent directors as to the additional matters to place on the Board agenda and the information that would be useful for their review and consideration. All of the Board’s standing committees are composed solely of, and chaired by, independent directors.
EXECUTIVE SESSIONS
The independent directors of the Company meet in executive session at every regularly scheduled Board meeting. The Company’s Corporate Governance Guidelines state that the Chairman of the Board (if an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions or, in such director’s absence, another independent director appointed by the independent directors. Currently, Mr. Solorzano, our Chairman of the Board, presides at the executive sessions of our independent directors.
BOARD MEETINGS AND ATTENDANCE
The Board held 14 meetings during 2021. Each director attended at least 75% of the meetings of the Board and Board committees on which they served during 2021. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of the directors who then served on the board attended our 2021 annual meeting of stockholders.
BOARD COMMITTEES
Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the investor relations page of our website, investors.carlotz.com, by clicking on the “Governance” tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

The following table sets forth the current membership of each committee of the Board:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Linda B. Abraham
Steven G. Carrel
Sarah M. Kauss
David R. Mitchell
Lev Peker*
Kimberly H. Sheehy
James E. Skinner
Luis Solorzano**
*	Chief Executive Officer
**	Chairman of the Board
A description of each Board committee is set forth below.
Audit Committee
Meetings Held in 2021: 8
Primary Responsibilities: The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring:
•	the quality and integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	our independent registered public accounting firm’s qualifications and independence;
•	the performance of our internal audit function; and
•	the performance of our independent registered public accounting firm.
Independence: Each member of the Audit Committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined each member of our Audit Committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
Compensation Committee
Meetings Held in 2021: 5
Primary Responsibilities: The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
•	setting our compensation program and compensation of our executive officers and directors;
•	monitoring our incentive and equity-based compensation plans; and
•	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Independence: All of the members of the Compensation Committee are independent under Nasdaq rules (including the enhanced independence requirements for compensation committee members).
Nominating and Corporate Governance Committee
Meetings Held in 2021: 4
Primary Responsibilities: The purpose of the Nominating and Corporate Committee is to assist our Board in discharging its responsibilities relating to:
•	identifying individuals qualified to become new Board members, consistent with criteria approved by our Board;
•
reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders;

•	identifying Board members qualified to fill vacancies on any Board committee and recommending that our Board appoint the identified member or members to the applicable committee;
•	reviewing and recommending to our Board corporate governance principles applicable to us;
•	overseeing the evaluation of our Board and management; and
•	handling such other matters that are specifically delegated to the committee by our Board from time to time.
Independence: All of the members of the Nominating and Corporate Governance Committee are independent under Nasdaq rules.
BOARD AND COMMITTEE EVALUATION PROCESS
The Nominating and Corporate Governance Committee oversees the annual evaluation process of the Board and each of its committees. Once the evaluation process is complete, the Nominating and Corporate Governance Committee reports to the full Board the results, including any recommendations, which are discussed by the full Board and each committee, as applicable, and changes in practices or procedures are considered and implemented as appropriate.
The Nominating and Corporate Governance Committee periodically reviews the format of the evaluation process to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, the Board committees and each Board member. The Nominating and Corporate Governance Committee also utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
BOARD DIVERSITY MATRIX
The following table describes the gender identity and demographic background of our Board as of April 29, 2022:
Total Number of Directors	8
	Female	Male
Part 1: Gender Identity
Directors	3	5
Part II: Demographic Background
Hispanic or Latinx	0	1
White	3	4
BOARD’S RISK OVERSIGHT
Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to our Board by the Audit Committee. The Audit Committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, the Audit Committee reviews and discusses all significant areas of our business and summarizes for our Board certain areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.
CORPORATE GOVERNANCE DOCUMENTS
The Board has adopted the following corporate governance documents:
Document	Purpose/Application
Code of Conduct	Applies to all of the Company’s employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company’s principal executive officer, principal financial and accounting officer and all other senior financial officers.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Committee Charters	Apply to the following Board committees, as applicable: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee.
We expect that any amendment to or waiver of the codes of ethics that apply to executive officers or directors will be disclosed on the Company’s website. The foregoing documents are available on the investor relations page of our website, investors.carlotz.com, by clicking on the “Governance” tab and in print to any stockholder who requests them. Requests should be made to CarLotz, Inc., Investor Relations, 3301 W. Moore Street, Richmond, Virginia 23230.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
Mr. Solorzano was the Chief Executive Officer of Acamar Partners prior to the completion of the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“pre-Merger CarLotz”), pursuant to which Acamar Partners Sub, Inc. merged with and into pre-Merger CarLotz, with pre-Merger CarLotz surviving as the surviving company and as a wholly owned subsidiary of CarLotz, Inc. (the “Merger”). None of Acamar Partners’ officers or directors received any cash compensation for services rendered to Acamar Partners. Mr. Solorzano was not a member of the Compensation Committee while he was an officer of Acamar Partners. Other than Mr. Solorzano, no member of the Compensation Committee was at any time during 2021, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.
COMPENSATION CONSULTANT
In connection with the Merger, CarLotz’s management retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to assist in determining the appropriate amounts, types and mix of compensation for our executive officers and directors in connection with the Merger and thereafter. FW Cook provided competitive market data, based on its review of proxy statement data, survey data, current industry trends, existing employment arrangements, equity share usage and dilution and other factors specifically related to the Company, as context for decisions on the level of base salary and incentive cash bonus opportunity to be set for each executive officer, as well as the amount, type and vesting schedules of equity awards to be granted to each executive officer. Leveraging similar market sources, FW Cook also recommended the structure of a non-employee director compensation program that is competitive from a pay magnitude standpoint with similarly sized public companies and aligned with strong governance practices. CarLotz considered these recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive or director, in determining these compensation levels, although no particular executive or director compensation peer group percentile was targeted for any of our executive officers or directors.
The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser.
FW Cook did not provide any other services for the Compensation Committee beyond those herein described in the year 2021. The Compensation Committee determined that the work provided by FW Cook in 2021 did not raise any conflict of interest.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company’s General Counsel at CarLotz, Inc., 3301 W. Moore Street Richmond, Virginia 23230. Our General Counsel reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence.
The Audit Committee has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other relevant matters.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews director compensation annually, assisted periodically by an independent compensation consultant (most recently by FW Cook in the fourth quarter of 2021). In setting director compensation, we consider various factors, including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Nominating and Corporate Governance Committee utilized a balance of cash and equity, with the majority of the compensation delivered through equity grants. Directors who also serve as employees of the Company do not receive payment for service as directors.
Based in part on FW Cook’s review of our director compensation program and those of the Company’s then-current proxy comparator group (which was also used in executive compensation benchmarking), the Nominating and Corporate Governance Committee recommended, and the Board approved, certain changes to our director compensation program, as indicated below.
Cash and Stock Retainers
Non-employee directors who served for the entirety of 2021 (service began on the date of the consummation of the Merger, January 21, 2021) were entitled to receive:
Components of Director Compensation Program For 2021 Service(1):	Annual Amount	Form of Payment
Annual Cash Retainer	$40,000	Cash
Annual Stock Retainer(2)	$135,000	Restricted Stock Units
Lead Independent Director Fee(3)	$20,000	Cash
Audit Committee Chair Fee(4)	$15,000	Cash
Audit Committee Member Fee(4)	$7,500	Cash
Compensation Committee Chair Fee	$12,000	Cash
Compensation Committee Member Fee	$6,000	Cash
Nominating and Corporate Governance Chair Fee	$8,000	Cash
Nominating and Corporate Governance Member Fee	$4,000	Cash
(1)	The Company’s Non-Employee Director Compensation Policy was amended on April 7, 2021 to include Steven G. Carrel, David R. Mitchell and Luis Solorzano.
(2)
Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. The grant is eligible to vest on the earlier of (i) the day immediately preceding the date of the first annual meeting of Company stockholders following the date of grant; and (ii) the first anniversary of the date of grant, subject to the non-employee director’s continuous service through the applicable vesting date. Each director received a prorated portion of such award in connection with the Merger.

(3)
Effective as of October 26, 2021, the Board approved to pay the Company’s Lead Independent Director a cash retainer of $20,000. Effective as of March 15, 2022, the Board separated the roles of Chairman and Chief Executive Officer and approved to pay the Chairman of the Board a cash retainer of $50,000. This payment replaces the Lead Independent Director cash retainer of $20,000.

(4)
The Board approved an increase to the fees paid to the Audit Committee Chair (increased from $15,000 to $20,000) and the Audit Committee’s members (increased from $7,500 to $10,000) to be effective as of the date of the annual meeting of stockholders on June 2, 2022.

Annual cash and stock retainers and any applicable fees described above are prorated for non-employee directors who begin such service on a date other than the date of the Company’s annual meeting of stockholders. Directors do not receive fees for attending Board or committee meetings. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings, committee meetings and director education events.

Director Compensation Paid in 2021
The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Linda B. Abraham	49,151	173,407	222,558
Steven G. Carrel	29,479	173,407	202,886
Sarah M. Kauss	50,568	173,407	223,975
David R. Mitchell	29,479	173,407	202,886
Kimberly H. Sheehy	55,767	173,407	229,174
James E. Skinner	52,459	173,407	225,866
Luis Solorzano	40,521	173,407	213,928
(1)
Amounts reflect the full grant date fair value of restricted stock units granted during 2021 computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. For information regarding assumptions underlying the valuation of stock awards, see Note 17 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 15, 2022.

Outstanding Director RSU Awards
The table below shows the aggregate number of unvested restricted stock units held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.
Name	Number of Unvested Restricted Stock Units Outstanding at Fiscal Year End
Linda B. Abraham	24,770
Steven G. Carrel	24,770
Sarah M. Kauss	24,770
David R. Mitchell	24,770
Kimberly H. Sheehy	24,770
James E. Skinner	24,770
Luis Solorzano	24,770

BENEFICIAL OWNERSHIP OF
THE COMPANY’S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 12, 2022 of: (1) each person or entity who beneficially owns more than 5% of any class of the Company’s voting securities of which 114,077,043 shares of common stock were outstanding as of April 12, 2022; (2) each of our directors, director nominees and named executive officers; and (3) all of our current directors, director nominees and current executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 114,077,043 shares of our common stock outstanding as of April 12, 2022, rather than the percentages set forth in any stockholder’s Schedule 13D or Schedule 13G filing. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o CarLotz, Inc., 3301 W. Moore Street Richmond, Virginia 23230.
	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
TRP(3)	21,799,776	19.1%
Tremblant Capital Group(4)	7,516,338	6.6%
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Michael W. Bor(5)	11,683,558	10.1%
John W. Foley II(6)	1,041,025	*
Daniel A. Valerian(7)	1,041,030	*
David R. Mitchell(3)	21,799,776	19.1%
Steven G. Carrel(3)	21,799,776	19.1%
Luis Solorzano(8)	6,223,803	5.2%
James E. Skinner(9)	40,049	*
Linda B. Abraham(10)	30,049	*
Sarah M. Kauss(11)	30,049	*
Kimberly H. Sheehy(12)	30,049	*
All executive officers and directors as a group (14 persons)(13)	28,874,956	24.8%
*	Less than one percent
(1)	The number of shares includes restricted stock units subject to vesting requirements and options exercisable within 60 days of April 12, 2022.
(2)
Shares subject to restricted stock units vesting and options exercisable within 60 days of April 12, 2022 are considered outstanding for the purpose of determining the percent of the class held by the holder of such restricted stock units or options, but not for the purpose of computing the percentage held by others.

(3)
Includes 49,540 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022. Does not include 2,287,420 shares of common stock (“Earnout Shares”) issuable upon the satisfaction of certain conditions. TRP Capital Management, LLC (“TRP Capital”) is the general partner of TRP. Each of David R. Mitchell, Steven G. Carrel, Michael A. DiRienzo and James A. Hislop have shared voting and investment power over Company securities held by TRP. TRP Capital and each of Messrs. Mitchell, Carrel, DiRienzo and Hislop may be deemed to own all of the outstanding shares of common stock held by TRP. Each of TRP Capital and Messrs. Mitchell, Carrel, DiRienzo and Hislop disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The business address of TRP Capital Partners, LP is 380 N. Old Woodward Ave., Suite 205, Birmingham, Michigan 48009.

(4)
This information is based on a Schedule 13G filed with the SEC on February 1, 2021 by Tremblant Capital Group, which reports sole and dispositive voting power with respect to 7,516,338 shares of common stock.

(5)
Consists of (a) 8,914,303 shares of common stock held by Mr. Bor, (b) 952,593 shares of common stock held in trust by Katherine G. Bor, Trustee of the Michael W. Bor 2020 Irrevocable Family Trust dated October 16, 2020, (c) 352,593 shares of common stock held in trust by Michael W. Bor, Trustee of the Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust dated October 16, 2020, (d) 1,442,043 shares of common stock issuable pursuant to options exercisable within 60 days of April 12, 2022 and (e) 22,026 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022. Does not include 1,107,469 Earnout Shares, which may be issued upon the satisfaction of certain conditions. Mr. Bor’s last date of employment was on March 16, 2022.

(6)
Consists of (a) 7,773 shares of common stock held by Mr. Foley and (b) 1,033,252 shares of common stock issuable pursuant to options exercisable within 60 days of April 12, 2022. Mr. Foley’s last date of employment was on April 8, 2022.

(7)
Consists of (a) 5,441 shares of common stock held by Mr. Valerian and (b) 1,173,191 shares of common stock issuable pursuant to options exercisable within 60 days of April 12, 2022. Does not include 33,657 shares of common stock issuable pursuant to options that do not vest within 60 days of April 12, 2022, 23,127 shares of common stock underlying restricted stock units that do not vest within 60 days of April 12, 2022 or 118,091 shares of common stock underlying restricted stock units that will vest if certain conditions are met (“Earnout RSUs”). Mr. Valerian’s last date of employment was on April 15, 2022.
(8)
Consists of (a) 1,112,484 shares, (b) 24,770 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022, and (c) 1,266,884 shares issuable upon the exercise of warrants that are currently exercisable held directly by Mr. Solorzano. In addition, includes 3,819,665 shares held by the Sponsor that are subject to forfeiture if certain conditions are not met prior to January 21, 2026 (“Founder Shares Subject to Forfeiture”). Each of Juan Carlos Torres Carretero, Luis Ignacio Solorzano Aizpuru, Raffaele R. Vitale, Joseba Asier Picaza Ucar and Juan Duarte Hinterholzer is a managing member of Acamar Sponsor. Each such person may thus be deemed to have beneficial ownership of the securities held directly by Acamar Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein. The business address of Acamar Sponsor is 1450 Brickell Avenue, Suite 2130, Miami, Florida 33131.

(9)
Consists of (a) 15,279 shares of common stock held by Mr. Skinner and (b) 24,770 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022. Does not include securities held by Acamar Sponsor in which Mr. Skinner has an indirect pecuniary interest but over which Mr. Skinner does not have voting or dispositive control.

(10)	Consists of (a) 5,279 shares of common stock held by Ms. Abraham and (b) 24,770 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022.
(11)	Consists of (a) 5,279 shares of common stock held by Ms. Kauss and (b) 24,770 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022.
(12)	Consists of (a) 5,279 shares of common stock held by Ms. Sheehy and (b) 24,770 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022.
(13)
Includes 685,682 shares of common stock issuable pursuant to options exercisable within 60 days of April 12, 2022, 173,390 shares of common stock underlying restricted stock units that vest within 60 days of April 12, 2022, 1,266,884 shares of common stock issuable upon the exercise of warrants and 3,819,665 Founder Shares Subject to Forfeiture. Does not include 128,063 shares of common stock underlying Earnout RSUs, 2,287,420 Earnout Shares and 725,496 shares of common stock underlying restricted stock units and 1,594,529 shares of common stock underlying options that do not vest within 60 days of April 12, 2022.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In 2021, our “named executive officers” were as follows:
•	Michael W. Bor, our former Chief Executive Officer through March 16, 2022;
•	John W. Foley II, our former Chief Operating Officer through April 8, 2022; and
•	Daniel A. Valerian, our former Chief Technology Officer through April 15, 2022.
In 2022, the Company completed various management transitions, including a transition of the Company’s Chief Executive Officer and Chief Technology Officer. The Company’s Chief Operating Officer voluntarily stepped down as the Chief Operating Officer of the Company effective as of April 8, 2022. Messrs. Bor and Valerian will continue to consult with the Company for twelve months to ensure an orderly transition.
Overview
Our compensation policies and philosophies are designed to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and, ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and
•	align senior management’s interests with our stockholders’ long-term interests through equity participation and ownership.
Decisions with respect to the compensation of our executive officers, including our named executive officers, are made by the Compensation Committee.
Compensation for our executive officers has the following components: base salary; cash bonus opportunities; long-term incentive compensation; broad based employee benefits; supplemental executive perquisites; and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity-owners and to enhance executive retention.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation ($)(5)	Total ($)
Michael W. Bor Former CEO	2021	577,846	450,000	1,985,768	13,287,492	—	77,781	16,378,887
	2020	345,457	—	—	—	—	27,957	382,989
John W. Foley II Former COO	2021	386,154	350,000	1,541,505	11,668,929	—	40,750	13,987,338
	2020	206,731	—	—	—	18,750	20,478	245,959
Daniel A. Valerian(6) Former CTO	2021	329,231	150,000	1,438,403	8,619,612	—	15,641	10,552,887
(1)	Amounts represent the named executive officer’s base salary during the fiscal year covered.
(2)	In 2021, Messrs. Bor, Foley and Valerian received transaction bonuses equal to $450,000, $350,000 and $150,000, respectively, in connection with the consummation of the Merger.
(3)	Amounts reflect the sum of (i) the full grant date fair value of stock options, service vesting restricted stock units and performance-vesting restricted stock units granted during 2021 computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named executive officer, and (ii) the incremental modification date fair value of stock options that were previously granted prior to 2021 to each of our named executive officers and amended in 2021 to fully vest upon the consummation of the Merger (such incremental modification date fair value for Messrs. Bor, Foley and Valerian was equal to $12,291,826, $11,171,096 and $8,271,132, respectively). For additional details regarding such amendments, please refer to “Narrative to Summary Compensation Table — Equity Compensation” below. The aggregate grant date fair value of performance-vesting restricted stock units reflected in the table above for Messrs. Bor, Foley and Valerian, which was based upon the probable outcome of the performance conditions as of the applicable grant date, was equal to $1,484,445, $1,290,844 and $1,262,940, respectively, and the maximum value of such awards for Messrs. Bor, Foley and Valerian would be $1,707,215, $1,484,561 and $1,452,470, respectively. For information regarding assumptions underlying the valuation of stock awards and options awards, see Note 17 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 15, 2022.
(4)
None of our named executive officers earned an annual cash bonus for 2021. In 2020, Mr. Foley received an annual cash incentive payment of $18,750 based on the achievement of certain performance goals relating to sales operations, dealer inventory, organizational development and personal development.

(5)	The amounts in this column for 2021 reflect the following:
•
For Mr. Bor, the cost of demonstration vehicles provided to him ($52,895), which costs consisted of vehicle cost, maintenance and insurance; employer matching contributions to the 401(k) plan ($11,526); employer contributions to his health savings account ($260); fees paid by the Company for participation in a concierge executive health program ($5,000); fees paid by the Company for parking ($600); and fees paid by the Company for participation in a professional association ($7,500).

•
For Mr. Foley, the cost of demonstration vehicles provided to him ($30,921), which costs consisted of vehicle cost, maintenance and insurance; employer matching contributions to the 401(k) plan ($9,569); and employer contributions to his health savings account ($260).

•
For Mr. Valerian, employer matching contributions to the 401(k) plan ($9,781); employer contributions to his health savings account ($260); fees paid by the Company for participation in a concierge executive health program ($5,000); and fees paid by the Company for parking ($600).

(6)	Mr. Valerian was not a named executive officer in 2020.
NARRATIVE TO SUMMARY COMPENSATION TABLE
Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The Company reviews salaries at least annually, taking into account, among other factors, Company and individual performance.
Bonuses
In 2021, our named executive officers participated in an annual bonus plan, which was based entirely upon the achievement of corporate objectives. The purpose of this annual bonus is to provide competitive incentives for executives who contribute to the Company’s success and to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. No bonuses were earned by our named executive officers under the 2021 annual bonus plan as the threshold performance goals were not achieved.
In 2021, Messrs. Bor, Foley and Valerian received transaction bonuses in connection with the consummation of the Merger equal to $450,000, $350,000 and $150,000, respectively.
Equity Compensation
We maintain the CarLotz, Inc. 2011 Stock Incentive Plan, referred to as the 2011 Plan, and the CarLotz, Inc. 2017 Stock Option Plan, referred to as the 2017 Plan, which provide our employees (including the named executive officers), directors and consultants the opportunity to participate in the equity appreciation of our business through the receipt of stock options. We believe stock options function as a compelling retention tool.
The stock options outstanding under the 2011 Plan were originally scheduled to vest in equal annual installments over four years, subject to the option holder’s continuous employment with us through each of the applicable vesting dates. The stock options granted under the 2017 Plan were originally scheduled to vest only upon the achievement of certain internal rate of return or cash on cash return targets following a Change of Control (as defined in the 2017 Plan), subject to the option holder’s continuous employment through the date of such Change of Control. The consummation of the Merger did not constitute a Change of Control under the 2017 Plan, but our Board approved the acceleration of the vesting of all stock option awards, other than awards granted in August 2020, upon the consummation of the Merger. Each option issued under the 2011 Plan or the 2017 Plan that was outstanding immediately prior to the Effective Time, whether vested or unvested, was generally cancelled and automatically converted into: (i) the right to receive an amount in cash; (ii) a number of stock options; and (iii) a number of restricted stock units that will vest when certain earnout requirements are met.
Our Board adopted, and stockholders approved, the CarLotz, Inc. 2020 Incentive Award Plan, referred to as the 2020 Plan, to provide for equity award grants upon and following the consummation of the Merger.
No further awards will be made under the 2017 Plan or the 2011 Plan.
We offer equity-based awards to our named executive officers as the long-term incentive component of our compensation program. In 2021, equity-based awards for our named executive officers were granted in the form of restricted stock units and stock options under our 2020 Plan. Stock options align executives’ realizable compensation with the creation of stockholder value and serve as an effective long-term incentive vehicle to retain talent and incentivize performance. Executives only realize value from options if our stock price increases following the grant date. Restricted stock units support retention and provide alignment with stockholders’ interests during the vesting term. Generally, our equity-based awards vest over three or four years, subject to the employee’s continued employment with us on each vesting date.
Other Elements of Compensation
Retirement Plans
We currently maintain the CarLotz, Inc. 401(k) Plan, referred to as the 401(k) Plan, a tax-qualified defined contribution retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. We believe that providing a vehicle for tax-deferred retirement savings through the 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees. We make matching contributions of up to 3% of each eligible employee’s gross wages. The matching contributions vest based on years of service with the Company, with 25% of such contributions vesting for each year of service.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	health savings accounts;
•	short-term disability insurance;
•	life insurance; and
•	employee assistance program.
We believe the benefit plans described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Perquisites. We provide our named executive officers with certain perquisites and other personal benefits. Such perquisites and other personal benefits include provision of demonstration vehicles, employer matching contributions to the 401(k) plan, employer contributions to the named executive officers’ health savings accounts, participation in a concierge executive health program, Company payment for parking costs and fees paid by the Company for participation in professional associations.
We believe the perquisites and other personal benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes with respect to any of the compensation or perquisites paid or provided by the Company.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Company common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.
	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael W. Bor	1/21/21(1)	254,818	—	—	0.64	8/31/22	—	—	—	—
	1/21/21(1)	613,480	—	—	0.92	4/23/28	—	—	—	—
	1/21/21(1)	509,637	—	—	0.92	2/4/30	—	—	—	—
	1/21/21(2)	—	128,218	—	11.35	1/21/31	—	—	—	—
	1/21/21(3)	—	—	—	—	—	—	—	138,800	315,076
	6/11/21(2)	—	—	—	—	—	88,106	200,001	—	—
John W. Foley II	1/21/21(4)	178,373	—	—	0.64	8/31/22	—	—	—	—
	1/21/21(4)	613,480	—	—	0.92	5/14/28	—	—	—	—
	1/21/21(4)	407,710	—	—	0.92	11/1/29	—	—	—	—
	1/21/21(5)	—	64,109	—	11.35	1/21/31	—	—	—	—
	1/21/21(3)	—	—	—	—	—	—	—	120,698	273,984
	6/11/21(5)	—	—	—	—	—	44,053	100,000	—	—
Daniel A. Valerian	1/21/21(6)	101,928	—	—	0.24	8/31/22	—	—	—	—
	1/21/21(6)	305,782	—	—	0.64	8/31/22	—	—	—	—
	1/21/21(6)	61,156	—	—	0.92	4/23/28	—	—	—	—
	1/21/21(6)	509,637	—	—	0.92	11/1/29	—	—	—	—
	1/21/21(6)	183,469	—	—	0.92	8/10/30	—	—	—	—
	1/21/21(7)	—	44,876	—	11.35	1/21/31	—	—	—	—
	1/21/21(3)	—	—	—	—	—	—	—	118,091	268,067
	6/11/21(7)	—	—	—	—	—	30,837	70,000	—	—
(1)
Each award was fully vested as of December 31, 2021. Each such award was received in the Merger in exchange for options to purchase shares of Former CarLotz that were held by Mr. Bor. With respect to Mr. Bor’s stock option awards granted on January 21, 2021: (i) the 254,818 stock options with an exercise price per share of $0.64 will remain exercisable for three months following the date of his termination of employment; and (ii) the stock options with an exercise price per share of $0.92 will remain exercisable until their respective original expiration dates.

(2)
Each award provides for 25% of the award to vest on each of the first four anniversaries of January 21, 2021, subject to Mr. Bor’s continuous service through the applicable vesting dates. With respect to Mr. Bor’s stock option award granted on January 21, 2021, 25% vested in the ordinary course on January 21, 2022 and an additional 25% vested on the date of his termination of employment. Such vested portions of the option will remain exercisable for three months following the date of his termination of employment. The remaining unvested portion of the option was automatically cancelled and forfeited on the date of his termination of employment. With respect to Mr. Bor’s restricted stock unit award granted on June 11, 2021, 25% vested in the ordinary course on January 21, 2022, an additional 25% vested on the date of his termination of employment and the remaining unvested portion of the restricted stock unit award was automatically cancelled and forfeited on the date of his termination of employment.

(3)
Award will vest if certain performance conditions are met. Specifically, (i) 50% of each such award will vest if, on or prior to January 21, 2026, the closing trading price of the Company’s common stock exceeds $12.50 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions) for any 20 trading days out of any consecutive 30-trading day period, and (ii) the remaining 50% of each such award will vest if, on or prior to January 21, 2026, the closing trading price of the Company’s common stock exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions) for any 20 trading days out of any consecutive 30-day trading period, in each case, subject to Mr. Bor’s continuous service through the date such price targets are met. Any unvested portion of each such award will vest if there is a “change in control” (as defined in the applicable award agreement) on or prior to January 21, 2026 that results in the holders of the Company common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock). The entirety of the earnout-vesting restricted stock unit awards granted on January 21, 2021 to each of the named executive officers was automatically cancelled and forfeited on the date of their respective terminations of employment.
(4)
Each award was fully vested as of December 31, 2021. Each such award was received in the Merger in exchange for options to purchase shares of Former CarLotz that were held by Mr. Foley. With respect to Mr. Foley’s stock option awards granted on January 21, 2021: (i) 151,617 of the 178,373 stock options with an exercise price per share of $0.64 will remain exercisable for three months following the date of his termination of employment (the remaining 26,756 stock options were cancelled and forfeited as of the date of his termination of employment pursuant to Mr. Foley’s separation agreement); (ii) 521,458 of the 613,480 stock options with an exercise price per share of $0.92 will remain exercisable until May 14, 2028 (the remaining 92,022 stock options were cancelled and forfeited as of the date of his termination of employment pursuant to Mr. Foley’s separation agreement); and (iii) 346,554 of the 407,710 stock options with an exercise price per share of $0.92 will remain exercisable until November 1, 2029 (the remaining 61,156 stock options were cancelled and forfeited as of the date of his termination of employment pursuant to Mr. Foley’s separation agreement).

(5)
Each award provides for 25% of the award to vest on each of the first four anniversaries of January 21, 2021, subject to Mr. Foley’s continuous service through the applicable vesting dates. With respect to Mr. Foley’s 64,109 stock options granted on January 21, 2021, 16,027 vested in the ordinary course on January 21, 2022, of which 13,623 will remain exercisable for three months following the date of his termination of employment and the remaining 2,404 of which were cancelled and forfeited on the date of his termination of employment pursuant to Mr. Foley’s separation agreement (the remaining 48,028 stock options that had not vested in the ordinary course were automatically cancelled and forfeited as of the date of his termination of employment). With respect to Mr. Foley’s restricted stock unit award granted on June 11, 2021, 25% vested in the ordinary course on January 21, 2022 and the remaining unvested portion of the restricted stock unit award was automatically cancelled and forfeited on the date of his termination of employment.

(6)
Each award was fully vested as of December 31, 2021. Each such award was received in the Merger in exchange for options to purchase shares of Former CarLotz that were held by Mr. Valerian. With respect to Mr. Valerian’s stock option awards granted on January 21, 2021: (i) the 101,928 stock options with an exercise price per share of $0.24 will remain exercisable for three months following the date of his termination of employment; (ii) the 305,782 stock options with an exercise price per share of $0.64 will remain exercisable for three months following the date of his termination of employment; and (iii) the stock options with an exercise price per share of $0.92 will remain exercisable until their respective original expiration dates.

(7)
Each award provides for 25% of the award to vest on each of the first four anniversaries of January 21, 2021, subject to Mr. Valerian’s continuous service through the applicable vesting dates. With respect to Mr. Valerian’s stock option awards granted on January 21, 2021, 11,219 of the 44,876 stock options with an exercise price of $11.35 vested in the ordinary course on January 21, 2022 and will remain exercisable for three months following the date of his termination of employment (the remaining 33,657 stock options were automatically cancelled and forfeited as of the date of his termination of employment). With respect to Mr. Valerian’s restricted stock unit award granted on June 11, 2021, 25% vested in the ordinary course on January 21, 2022 and the remaining unvested portion of the restricted stock unit award was automatically cancelled and forfeited on the date of his termination of employment.

(8)	Values are based on the closing price of our common stock on December 31, 2021, which was equal to $2.27.
Executive Compensation Arrangements
Executive Employment Agreements
Each of our named executive officers entered into an employment agreement (the “Executive Employment Agreements”) with us in connection with the Merger. The Executive Employment Agreements were entered into on December 11, 2020 and became effective as of January 21, 2021. Each Executive Employment Agreement sets out the general terms and conditions of employment, including annual base salary and eligibility to participate in our employee benefit and health and welfare plans.
The Executive Employment Agreements for the named executive officers provide for the following economic terms:
Name	Annual Base Salary ($)	Target Bonus (%)
Michael W. Bor	600,000	100
John W. Foley II	400,000	75
Daniel A. Valerian	350,000	50
Pursuant to the Executive Employment Agreements, upon a termination of employment by us for any reason other than for Cause (and not due to death or disability) or by the executive for Good Reason, if not in a Change in Control Period (as each such term is defined in the relevant Executive Employment Agreement), the executive will receive (i) an amount in cash equal to 12 months of such executive’s then-existing base salary, payable in regular installments over the 12-month period following termination of employment, (ii) up to 12 months of continued health benefits at active employee rates and levels (or, at our discretion, reimbursement for continued coverage under our group health plan), and (iii) in the case of Mr. Bor, both (A) a pro-rated portion of the bonus he would have earned had he remained employed through the end of the year of such termination and (B) accelerated vesting and, if applicable, exercisability of the number of shares of common stock subject to his then outstanding equity awards that would otherwise have become vested during the 12-month period following the date of termination (excluding any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, which shall be governed by the terms of the applicable award agreement).
Upon a termination of employment by us for any reason other than for Cause (and not due to death or disability) or by the executive for Good Reason, in each case in a Change in Control Period, the executive will receive (i) an amount in cash equal to 12 months of such executive’s then-existing base salary, payable in regular installments over the 12-month period following termination of employment, (ii) up to 12 months of continued health benefits at active employee rates and levels (or, at our discretion, reimbursement for continued coverage under our group health plan), (iii) a pro-rated portion of the bonus the executive would have earned had the executive remained employed through the end of the year, (iv) full acceleration of equity awards, with performance-based awards vesting based on actual performance, and (v) in the case of Mr. Bor, a cash amount equal to his full target bonus, payable in regular installments over the 12-month period following termination of employment.
Each of our named executive officers has entered into a restrictive covenant agreement with us. Pursuant to such agreements, Messrs. Bor, Foley and Valerian’s non-compete and non-solicit covenants apply for two years immediately following their respective dates of termination of employment in the event of a termination due to a Fault Event (as defined in the Executive Employment Agreements) or, in the event of a termination or expiration for any other reason, for a period of one year immediately following their respective dates of termination.
Bor Separation Agreement
On March 14, 2022, we entered into a separation and release agreement with Mr. Bor (the “Bor Separation Agreement”), pursuant to which Mr. Bor ceased to be our Chief Executive Officer effective as of March 16, 2022. Under the Bor Separation Agreement, and consistent with the terms of his existing Executive Employment Agreement and equity award agreements, Mr. Bor will receive the following payment and benefits: (i) an amount equal to his annual base salary, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the termination date, and which shall remain exercisable for three months following termination); (iv) accelerated vesting of 22,026 restricted stock units (which amount was scheduled to otherwise vest within 12 months of the termination date); and (v) retention of his home computer, laptop and Company automobile used in connection with his employment. The foregoing payments and benefits are subject to Mr. Bor’s continued employment through the termination date, continued compliance with certain restrictive covenants and entry into a release of claims in favor of the Company. The Bor Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000, which arrangement can be terminated upon one month’s notice by either party. Mr. Bor’s non-competition and non-solicitation covenants will apply during the consulting period and for one year following the end of the consulting period.
Foley Separation Agreement
On April 8, 2022, we entered into a separation and release agreement with Mr. Foley (the “Foley Separation Agreement”), pursuant to which Mr. Foley resigned from his position as our Chief Operating Officer effective as of April 8, 2022. Under the Foley Separation Agreement, Mr. Foley agreed to release any potential claims he may have against the Company, to forfeit 15% of his vested stock options, and to be bound by a two-year lock-up with respect to the shares of common stock he holds and any such shares underlying the equity awards he holds. In exchange for such agreements, the Company agreed that Mr. Foley may serve as the Chief Operating Officer of Gettacar L.L.C. (“Gettacar”) so long as Gettacar does not engage in the automotive consignment business, notwithstanding the non-competition provisions in his restrictive covenant agreement with us. The restrictive covenants in the restrictive covenant agreement, including the non-competition covenant, will otherwise remain in effect pursuant to their terms.

Valerian Separation Agreement
On April 1, 2022, we entered into a separation and release agreement with Mr. Valerian (the “Valerian Separation Agreement”), pursuant to which Mr. Valerian ceased to be our Chief Technology Officer effective as of April 15, 2022. Under the Valerian Separation Agreement, and consistent with the terms of his existing Executive Employment Agreement and equity award agreements, Mr. Valerian will receive (i) an amount equal to his annual base salary, payable in installments over 12 months, and (ii) continued coverage of health and welfare benefits for 12 months. The foregoing payments and benefits are subject to Mr. Valerian’s continued employment through the termination date, continued compliance with certain restrictive covenants and entry into a release of claims in favor of the Company. The Valerian Separation Agreement also provides for Mr. Valerian to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $120,000, which arrangement can be terminated upon one month’s notice by either party. Mr. Valerian’s non-competition and non-solicitation covenants will apply during the consulting period and for one year following the end of the consulting period.
New CEO Employment Agreement
On March 12, 2022, we entered into an employment agreement with Lev Peker (the “Peker Employment Agreement”) in connection with Mr. Bor’s separation and Mr. Peker’s appointment as our Chief Executive Officer, which became effective as of April 18, 2022. The Peker Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Peker Employment Agreement, Mr. Peker will receive: (i) an annual base salary of $600,000; (ii) a sign-on bonus of $900,000, subject to Mr. Peker’s continued employment through April 18, 2023; (iii) a first year annual bonus with a target value of $900,000 payable based on performance for the period from April 18, 2022 to April 18, 2023; (iv) an annual performance-based bonus with a target value of 150% of Mr. Peker’s annual base salary and a maximum value of 200% of target for each calendar year of the employment term beginning in 2023; (v) a 2022 annual equity award of 680,000 restricted stock units, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years; (vi) a sign-on time-based equity award of 2,820,000 restricted stock units to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity; and (vii) a sign-on performance equity award of 3,500,000 performance-based restricted stock units to compensate Mr. Peker for time-based equity awards forfeited from his former employer. The sign-on performance-based restricted stock units will vest, subject to Mr. Peker’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). Mr. Peker will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.
The Peker Employment Agreement provides that in the event of a termination without “Cause” or a resignation for “Good Reason” (both as defined in the Peker Employment Agreement) not in connection with a change in control, and conditional on Mr. Peker signing a general release of claims and complying with certain restrictive covenants, Mr. Peker will be entitled to receive: (i) 12 months of then-current base salary, payable in installments; (ii) his sign-on bonus, if not already paid; (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus; (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions); and (v) up to 12 months of continuing health benefits. In the event that Mr. Peker is terminated without “Cause” or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in clauses (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.

Securities Authorized for Issuance Under Equity Compensation Plans
We maintain three equity compensation plans under which common stock is authorized for issuance: (i) the 2020 Plan; (ii) 2017 Plan; and (iii) the 2011 Plan.
The following table summarizes equity compensation plan information for the 2020 Plan, 2017 Plan and the 2011 Plan, all stockholder approved, as a group, as of December 31, 2021.
Equity Compensation Plan Information Table
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity Compensation Plans Approved by Stockholders	7,884,740(1)	3.10(2)	7,284,276(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	7,884,740	3.10	7,284,276
(1)
Includes shares issuable pursuant to equity awards outstanding under (i) the 2020 Plan, which consists of (a) options to purchase 1,469,297 shares; and (b) 1,218,939 shares subject to unvested restricted share units, (ii) the 2017 Plan, which consists of options to purchase 3,936,176 shares, and (iii) the 2011 Plan, which consists of options to purchase 1,260,328 shares. No further awards will be made under the 2017 Plan or the 2011 Plan.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.

(3)	Includes 7,284,276 shares that remain available for future issuance under the 2020 Plan.

PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it is sound corporate governance to do so. If the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider the vote of the Company’s stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the 2022 annual meeting.
Representatives of Deloitte will be present at the 2022 annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2022.
Proxies solicited by the Board of Directors will be voted “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2022 unless stockholders specify a contrary vote.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of three independent directors, each of whom satisfies the independence requirements of Section 10A of the Exchange Act and Rule 10A-3 thereunder. The Audit Committee oversees our financial reporting process on behalf of the Board and serves as the primary communication link between the Board as the representative of our stockholders, the independent registered public accounting firm and our internal auditors. Our management has the primary responsibility for our financial statements and the reporting process, including the systems of internal controls and for assessing the effectiveness of internal controls over financial reporting. The Audit Committee, at least quarterly, meets with the Company’s Chief Financial Officer and representatives of the independent registered public accounting firm and conducts separate executive sessions to discuss the audited consolidated financial statements, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.
In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management the audited consolidated financial statements and related financial statement disclosures included in our annual report for the fiscal year ended December 31, 2021. Also, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to both the quality and the acceptability of our accounting policies. The Audit Committee’s review with the independent registered public accounting firm included a discussion of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The independent registered public accounting firm has provided the Audit Committee written disclosures and all communications required under PCAOB standards, including those concerning independence, and the Audit Committee has discussed those disclosures with the independent registered public accounting firm. The Audit Committee has also reviewed non-audit services performed by the independent registered public accounting firm and considered whether the independent registered public accounting firm’s provision of non-audit services was compatible with maintaining its independence from the Company.
The Audit Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits and reviewed our plans for compliance with management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. Management represented to the Audit Committee that the Company’s consolidated audited financial statements as of and for the fiscal year ended December 31, 2021 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee, or the Chairman of the Audit Committee, also pre-approved all audit and non-audit services provided by the independent registered public accounting firm during and relating to fiscal year 2021. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report for the fiscal year ended December 31, 2021.
The Audit Committee evaluates the performance of the independent auditors each year and determines whether to re-engage the current independent auditors or consider other audit firms. The Audit Committee reviews with our Chief Financial Officer the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of our internal control over financial reporting, the quality of our financial reporting and the ability of the independent registered public accounting firm to remain independent.
The Audit Committee
Kimberly H. Sheehy (Chair)
David R. Mitchell
James E. Skinner

AUDIT AND NON-AUDIT FEES
Deloitte was appointed as our independent registered accounting firm to complete our 2021 audit and to serve as our independent auditor going forward. WithumSmith+Brown, PC (“Withum”) acted as Acamar Partners’ independent registered public accounting firm until the completion of the 2020 audit. Deloitte has audited the financial statements of pre-Merger CarLotz since 2020. The following is a summary of fees paid to Deloitte and Withum for services rendered.
Deloitte
	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees(1)	$690,000	$497,000
Audit-Related Fees(2)	$50,000	—
Tax Fees(3)	$10,000	—
All Other Fees	—	—
Total	$750,000	$497,000
Withum
	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees(1)	—	$89,165
Audit-Related Fees(2)	$32,445	—
Tax Fees	—	$3,000
All Other Fees	—	—
Total	$32,445	$92,165
(1)
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and the review of our financial statements included in our quarterly filings on Form 10-Q, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for state and local tax analysis for certain new states the Company entered into in 2021.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT
AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee pre-approval of audit and non-audit services policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) pre-approved by the Chair of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting.

RELATED PERSON TRANSACTIONS
Separation Agreement with Michael W. Bor
On March 14, 2022, in connection with Michael W. Bor’s separation from the Company, he entered into the Bor Separation Agreement. Under the Bor Separation Agreement, and consistent with the terms of his existing employment agreement and equity award agreements, Mr. Bor received the following payment and benefits as of March 16, 2022 (the “Separation Date”): (i) an amount equal to his annual base salary of $577,846, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the Separation Date, and which shall remain exercisable for three months following termination); and (iv) accelerated vesting of 22,026 restricted stock units (which amount was scheduled to otherwise vest within 12 months of the Separation Date). The foregoing payments and benefits were subject to Mr. Bor’s continued employment through the Separation Date and are subject to his continued compliance with certain restrictive covenants and entry into a release of claims in favor of the Company. The Bor Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000.
Valerian Separation Agreement
On April 1, 2022, the Company entered into the Valerian Separation Agreement with Mr. Valerian, pursuant to which Mr. Valerian ceased to be our Chief Technology Officer effective as of April 15, 2022. Under the Valerian Separation Agreement, and consistent with the terms of his existing executive employment agreement and equity award agreements, Mr. Valerian will receive (i) an amount equal to his annual base salary, payable in installments over 12 months, and (ii) continued coverage of health and welfare benefits for 12 months. The foregoing payments and benefits are subject to Mr. Valerian’s continued employment through the termination date, continued compliance with certain restrictive covenants and entry into a release of claims in favor of the Company. The Valerian Separation Agreement also provides for Mr. Valerian to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $120,000.
Administrative Services Agreement
Prior to the Merger, Acamar Partners entered into an Administrative Services Agreement pursuant to which it paid Enso Advisory, an affiliate of Acamar Sponsor, a total of $37,000 per month for office space, administrative support and salaries paid to employees of Enso Advisory for due diligence and related services in connection with Acamar Partners’ search for a target company. Mr. Solorzano is an advisor to Enso Advisory but was not paid from the monthly fee Acamar Partners paid to Enso Advisory. These monthly fees ceased upon the closing of the Merger.
Stockholders Agreement
On January 21, 2021, the Company, TRP, Acamar Sponsor and Michael W. Bor entered into a stockholders agreement (the “Stockholders Agreement”) pursuant to which:
•
Michael W. Bor would be nominated to our Board so long as he was chief executive officer or he, together with his affiliated family trusts, held at least 10% of the outstanding shares of common stock (for purposes of the Stockholders Agreement, “outstanding” shares does not give effect to shares issuable upon exercise or conversion of another security);

•	TRP will have the right to nominate two directors to our Board so long as it holds at least 10% of the outstanding shares of common stock;
•
Acamar Sponsor will have the right to nominate two directors to our Board, one of whom shall be an independent director, so long as Acamar Sponsor (or its managing members, collectively) holds at least 3% of the outstanding shares of common stock; and

•	all other directors (who will be independent) will be nominated by the Nominating and Corporate Governance Committee.
Registration Rights and Lock-up Agreement
On January 21, 2021, the Company entered into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”) with Acamar Sponsor and certain pre-Merger CarLotz stockholders (the “New

Holders” and, collectively with Acamar Sponsor, the “Holders”) that required the Company to, among other things, file and have declared and maintained effective a registration statement to register the resale of certain shares of common stock held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, TRP, Michael W. Bor and Acamar Sponsor (the “Demanding Holders”) each have two demand rights under which they may demand, at any time and from time to time, that the Company file a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) to register the securities of the Company held by such Demanding Holder, and each may specify that such demand registration take the form of an underwritten offering. The Demanding Holders have unlimited rights to request that the Company register an underwritten offering pursuant to the resale registration statement. Holders also have “piggy-back” registration rights, subject to certain requirements and customary conditions. The Registration Rights and Lock-Up Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the Holders against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.
The Registration Rights and Lock-Up Agreement further provided for the securities of the Company held by certain of the New Holders to, subject to certain exceptions, be locked-up until the earliest of: (i) July 20, 2021; (ii) the last consecutive trading day where the last reported sale price of the common stock equaled or exceeded $12.00 per share for any 20 trading days within a 30-trading day period commencing not earlier than June 20, 2021; or (iii) such date on which the Company completed a liquidation, merger, stock exchange, reorganization or other similar transaction that resulted in all stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Indemnification Agreements
On January 21, 2021, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.
Commercial Agreements
Certain warranties sold by the Company are serviced by a company owned by Endurance Dealer Services LLC (“Endurance”), which is owned by TRP. When a customer selects a warranty from Endurance, the Company earns a commission based on the actual price paid or financed when the customer enters into the contract at which point the Company recognizes finance and insurance revenue. The amount of revenue recognized from transactions with Endurance, net of contracts entered into by customers and subsequently cancelled, was $4,335,000 for the year ended December 31, 2021.
In 2019, as part of its normal course of business, CarLotz entered into a Master Services Agreement with Flex Fleet Rental LLC, as one of the corporate vehicle sourcing partners that CarLotz services. TRP is an investor in Flex Fleet Rental LLC.
Acamar Sponsor Letter Agreement
Pursuant to the terms of the Acamar Sponsor Letter Agreement entered into with Acamar Partners and pre-Merger CarLotz on October 21, 2020, Acamar Sponsor agreed to vote any shares of Acamar Partners Class B common stock (“Founder Shares”) and any other shares of Acamar Partners common stock held by it in favor of the Merger and against any acquisition proposals other than the Merger.
Acamar Sponsor also agreed that 50% of the Founder Shares (and shares of common stock issued upon conversion thereof) held by it would, subject to certain exceptions, be locked-up until the earliest of: (i) January 21, 2022; (ii) the last consecutive trading day where the sale price of the common stock equaled or exceeded $12.00 per share for any 20 trading days within a 30-trading day period commencing not earlier than June 20, 2021; or (iii) such date on which the Company completed a liquidation, merger, stock exchange, reorganization or other similar transaction that resulted in all stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In addition, Acamar Sponsor agreed to subject the remaining 50% of the Founder Shares (the “Founder Shares Subject to Forfeiture”) to a separate forfeiture and lockup. 50% of the Founder Shares Subject to Forfeiture will no longer be subject to the lockup on the date on which the closing trading price of the common stock has been greater than $12.50 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) for any 20 trading days within any 30-trading day period commencing not earlier than June 20, 2021 and ending not later than January 21, 2026 and the other 50% of the Founder Shares Subject to Forfeiture will no longer be subject to the lockup on the date on which the closing trading price of the common stock has been greater than $15.00 per share (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) for any 20 trading days within any 30-trading day period commencing not earlier than June 20, 2021 and ending not later than January 21, 2026. If any applicable lockup release condition set forth above is not met by January 21, 2026, the applicable Founder Shares Subject to Forfeiture will be forfeited. All of the Founder Shares Subject to Forfeiture will be released from lockup if there is a change of control of the Company that will result in the holders of common stock receiving a per share price equal to or in excess of $10.00 (as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the common stock) prior to January 21, 2026. Prior to their forfeiture (if any), Acamar Sponsor will have the right to vote and receive dividends with respect to its Founder Shares Subject to Forfeiture (and shares of common stock issuable upon conversion thereof).
Procedures with Respect to Review and Approval of Related Person Transactions
Our Board adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that the Audit Committee will review each transaction involving an amount exceeding $120,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of the outstanding common stock and immediate family members of certain affiliated entities of any of the foregoing persons. The Audit Committee will approve or ratify only those transactions that are fair and reasonable to us and in our and our stockholders’ best interests.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of such reports. Specific due dates for these reports are prescribed by SEC rules, and we are required to report in this proxy statement any failure by directors, executive officers or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and executive officers, we believe that all such filing requirements were timely met during 2021, except for the following filings that were delinquent due to administrative delays in obtaining SEC EDGAR filing codes: Thomas W. Stoltz was late in filing a Form 4 to report two transactions relating to acquisitions of stock options and RSUs in connection with the Merger on January 21, 2021 (filed with the SEC on February 1, 2021), David R. Mitchell was late in filing a Form 4 to report two transactions relating to acquisitions of common stock and earnout rights in connection with the Merger on January 21, 2021 (filed with the SEC on January 28, 2021), and Elizabeth Sanders was late in filing a Form 4 to report five transactions relating to acquisitions of stock options and restricted stock units in connection with the Merger on January 21, 2021 (filed with the SEC on January 26, 2021).

REQUIREMENTS, INCLUDING DEADLINES,
FOR SUBMISSION OF PROXY PROPOSALS

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
In order to submit stockholder proposals for inclusion in our proxy statement related to the 2023 annual meeting of stockholders pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal executive office at CarLotz, Inc., Secretary, 3301 W. Moore Street, Richmond, Virginia 23230 no later than December 30, 2022.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Chief Commercial Officer, General Counsel and Secretary, CarLotz, Inc., 3301 W. Moore Street, Richmond, Virginia 23230. As the SEC’s shareholder proposal rules make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.
The Company’s Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to SEC Rule 14a-8 but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company’s principal office in Richmond, Virginia (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 2, 2023, and no later than March 4, 2023. All director nominations and stockholder proposals must comply with the requirements of the Company’s Bylaws, a copy of which may be obtained at no cost from the Secretary of the Company by writing to CarLotz, Inc., Secretary, 3301 W. Moore Street, Richmond, Virginia 23230.
Other than the proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the 2022 annual meeting. However, if you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2022 annual meeting. If, for any unforeseen reason, any one or more of the Board’s nominees is not available to stand for election as director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated as a substitute by the Board.
The chair of the meeting may refuse to allow the transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
Q:	Why am I receiving these materials?
A:
We are providing these proxy materials to you in connection with the solicitation, by our Board, of proxies to be voted at the Company’s 2022 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the 2022 annual meeting to be held via a live audio webcast on June 2, 2022 beginning at 9:00 a.m., Eastern Daylight Time, at http://www.virtualshareholdermeeting.com/LOTZ2022, where stockholders will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice (as defined below under “Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?”), on your proxy card or on the instructions that accompanied your proxy materials. Our proxy materials are first being distributed to stockholders on or about April 29, 2022.

Q:	What proposals will be voted on, what is the Board’s voting recommendation, and what are the standards for determining whether a proposal has been approved?
A:	Proposal
		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstention	Effect of Broker Non-Vote
1.	Election of Directors	• Vote “FOR” all nominees • Vote “FOR” specific nominees • “WITHHOLD” vote for all nominees • “WITHHOLD” vote for specific nominees	The two nominees receiving the greatest number of votes cast	No effect	No effect
The Board recommends a vote “FOR” each of the director nominees.
2.	Ratification of Independent Registered Accounting Firm	• Vote “FOR” the ratification • Vote “AGAINST” the ratification • Abstain from voting on the ratification	Majority of the shares present and entitled to vote	Vote against	Not applicable
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered accounting firm for 2022
Q:	Who is entitled to vote?
A:
All shares owned by you as of the record date, which is the close of business on April 12, 2022, may be voted by you. You may cast one vote per share of our common stock that you held on the record date.

These shares include shares that are:
•	held directly in your name as the stockholder of record; and
•	held for you as the beneficial owner through a broker, bank or other nominee.

On the record date, the Company had 114,077,043 shares of common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholder of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person online during the 2022 annual meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you hold your shares in “street name” and are considered a “beneficial owner” with respect to those shares. These proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the 2022 annual meeting.
Q:	How can I vote my shares and participate at the 2022 annual meeting?
A:
Stockholders may participate in the 2022 annual meeting by visiting the following website: http://www.virtualshareholdermeeting.com/LOTZ2022. To participate in the 2022 annual meeting, you will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted online during the 2022 annual meeting. If you choose to vote your shares online during the 2022 annual meeting, please follow the instructions provided on the Notice to log in to http://www.virtualshareholdermeeting.com/LOTZ2022. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Beneficial Owner. If you are a beneficial owner in street name and want to vote your shares online during the 2022 annual meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy and proof of beneficial ownership, such as your most recent account statements as of April 12, 2022, the record date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Even if you plan to attend the 2022 annual meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the 2022 annual meeting. See “How can I vote my shares without attending the 2022 annual meeting?” below.
The 2022 annual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Daylight Time.
We are holding the 2022 annual meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online during the annual meeting, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	How can I vote my shares without attending the 2022 annual meeting?
A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the 2022 annual meeting in one of the following manners:
By Internet. Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or
By Mail. Complete, date and sign your proxy card or voting instruction form and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 1, 2022.
Q:	What is the quorum requirement for the 2022 annual meeting?
A:
A quorum of stockholders is necessary to hold the 2022 annual meeting. A quorum at the 2022 annual meeting exists if the holders of a majority of the Company’s capital stock issued and outstanding and entitled to vote at the 2022 annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker, bank or other nominee is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2022 annual meeting.

Beneficial Owner. If you are a beneficial owner of shares and do not provide the organization (e.g., broker, bank or other nominee) that holds your shares in “street name” with specific voting instructions, the organization that holds your shares may generally vote in its discretion on “routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on “non-routine” matters, such organization cannot vote your shares and will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker, bank or other nominee. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.
•
Routine Matter. The ratification of the appointment of Deloitte as our independent registered public accounting firm for 2022 (Proposal No. 2) is considered a routine matter under applicable rules. A broker, bank or other nominee may generally vote on routine matters and, therefore, no broker non-votes will exist in connection with Proposal No. 2.

•
Non-Routine Matter. The election of directors (Proposal No. 1) is considered a “non-routine” matter under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on Proposal No. 1.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction forms you receive.
Q:	Who will count the vote?
A:	The votes will be counted by the inspector of election appointed for the 2022 annual meeting.
Q:	Can I revoke my proxy or change my vote?
A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the 2022 annual meeting by:
•	providing written notice of revocation to the Secretary of the Company at 3301 W. Moore Street, Richmond, Virginia 23230;
•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the 2022 annual meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.
Please note that your attendance at the 2022 annual meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the 2022 annual meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the 2022 annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote such shares.
Q:	Who will bear the cost of soliciting proxies for the 2022 annual meeting?
A:
The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company’s directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
We have adopted a procedure call “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice and, if applicable, this proxy statement and the Company’s Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.

This procedure reduces our printing and mailing costs and also reduces our impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice or this proxy statement and the Company’s Annual Report, as requested, will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you prefer to receive separate copies of the Notice, the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
If you are a stockholder of record and are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please notify Broadridge Financial Solutions, Inc. using the mailing address and phone number above. Stockholders who hold shares in “street name” may contact their broker, bank or other nominee to request information about householding.
Q:	How can I obtain a copy of the Annual Report on Form 10-K?
A:
Copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, are available to stockholders free of charge on the investor relations page of our website, investors.carlotz.com, or by writing to CarLotz, Inc., Investor Relations, 3301 W. Moore Street, Richmond, Virginia 23230.

Q:	Where can I find the voting results of the 2022 annual meeting?
A:
CarLotz will announce preliminary voting results at the 2022 annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the 2022 annual meeting.

Q:	How can I attend the 2022 annual meeting?
A:
The 2022 annual meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the annual meeting only if you were a Company stockholder as of the close of business on April 12, 2022 or if you hold a valid proxy for the annual meeting.

You will be able to attend the 2022 annual meeting online and submit your questions during the meeting by visiting http://www.virtualshareholdermeeting.com/LOTZ2022. You also will be able to vote your shares online during the annual meeting.
To participate in the 2022 annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card on the instructions that accompany your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of stock ownership, are posted on the meeting website.
The meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device’s audio capabilities prior to the start of the meeting.
The webcast will be available for replay until midnight on June 2, 2022.
Q:	Why is the 2022 annual meeting virtual?
A:
We are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.

Q:	What if I have technical difficulties or trouble accessing the meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at http://www.virtualshareholdermeeting.com/LOTZ2022.

carlotz

CARLOTZ, INC.
3301 W. MOORE STREET
RICHMOND, VIRGINIA 23230

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOTZ2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Steven G. Carrel 02) James E. Skinner

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000568286_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CARLOTZ, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2022

The stockholder(s) hereby appoint(s) Becca Polak and Tom Stoltz, or either of them, as proxies, each with the power to appoint (his/her) substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CarLotz, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of CarLotz, Inc. (the "Annual Meeting") to be held at 9:00 a.m. EDT on Thursday, June 2, 2022, at www.virtualshareholdermeeting.com/LOTZ2022, and any adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

0000568286_2 R1.0.0.24

ANNEX H
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
611 Bainbridge Street, Suite 100
Richmond, Virginia 23224
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 728-3833
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.
On March 15, 2022, CarLotz, Inc. issued a press release announcing its financial results for the three and twelve months ended December 31, 2021. CarLotz will host an earnings conference call and webcast, Tuesday, March 15, 2022 at 6:00 p.m, Eastern Standard Time. The U.S. toll free dial-in for the conference call is 1-833-962-1461, and the international dial-in number is 1-929-517-0392. The Conference ID is 4350256. A live webcast of the conference call will also be available on the investor relations page of CarLotz’ website at https://investors.carlotz.com.The press release dated March 15, 2022 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board has appointed Lev Peker as the Company’s Chief Executive Officer and a member of the Board of Directors, effective as of April 18, 2022. Pursuant to the Separation Agreement (as defined below), Michael Bor will cease to be the Company’s Chief Executive Officer and a member of the Board of Directors effective as of March 16, 2022 (the “Separation Date”). Luis Ignacio Solorzano Aizpuru, who has served as a member of the Board since 2018 and is a member of the Compensation and Nominating and Corporate Governance committees, has replaced Mr. Bor as Chairman of the Board. Until April 18, 2022 when Mr. Bor’s replacement, Mr. Lev Peker, is in place, the Board has established an executive committee comprised of the Company’s Chief Financial Officer, General Counsel and Chief Operating Officer, which will report to Mr. Solorzano as Chairman of the Board.
In connection with Mr. Bor’s separation, he entered into a separation and release agreement with the Company (the “Bor Separation Agreement”). Under the Bor Separation Agreement, and consistent with the terms of his existing employment agreement and equity award agreements, Mr. Bor will receive the following payment and benefits as of the Separation Date: (i) an amount equal to his annual base salary, payable in installments over 12 months; (ii) continued coverage of health and welfare benefits for 12 months; (iii) accelerated vesting of 32,054 of his stock options (which amount was scheduled to otherwise vest within 12 months of the Separation Date, and which shall remain exercisable for three months following termination), and (iv) accelerated vesting of 22,026 RSUs (which amount was scheduled to otherwise vest within 12 months of the Separation Date). The foregoing payments and benefits are subject to Mr. Bor’s continued employment through the Separation Date, continued compliance with certain restrictive covenants, and entry into a release of claims in favor of the Company.
The Bor Separation Agreement also provides for Mr. Bor to continue to provide services to the Company as a consultant for 12 months, earning an annual fee of $300,000.
The foregoing summary of the Bor Separation Agreement is not complete and is qualified in its entirety by the Bor Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Lev Peker will become the Company’s Chief Executive Officer and a member of the Board, effective as of April 18, 2022. Mr. Peker will serve as a Class III director for a term expiring at the 2023 annual meeting of stockholders. Mr. Peker, age 40, brings many years of management experience to the Company. Prior to joining the Company, Mr. Peker served as Chief Executive Officer and director of CarParts.com, Inc., an online provider of automotive parts, from January 2019 to March 2022. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera, Inc., an online retailer of consumer electronics, from August 2015 to December 2018. Prior to that time, he was the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, an integrated retailer providing merchandise and related services, from August 2014 to July 2015. From April 2008 to July 2014, Mr. Peker served in various roles at CarParts.com, Inc. (formerly known as U.S. Auto Parts Network, Inc.), including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 to June 2013, and as Manager of Financial Planning and Analysis from April 2008 to March 2009. Mr. Peker holds a BS degree in Accounting from the University of Southern California and an MBA in Marketing and Strategy from the University of California, Los Angeles.
The Company and Mr. Peker have entered into an employment agreement, dated March 12, 2022 in connection with his appointment as Chief Executive Officer of the Company (the “Peker Employment Agreement”), effective as of April 18, 2022 (the “Start Date”). The Peker Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Peker Employment Agreement, Mr. Peker will receive: (i) an annual base salary of $600,000, (ii) a sign-on bonus of $900,000, subject to Mr. Peker’s continued employment through the first anniversary of the Start Date, (iii) a first year annual bonus with a target value of $900,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value of 150% of Mr. Peker’s annual base salary and a maximum value of 300% of Mr. Peker’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a 2022 annual equity award of 680,000 RSUs, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in equal annual installments over four years, (vi) a sign-on time-based equity award of 2,820,000 RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer, vesting, subject to Mr. Peker’s continued employment through the applicable vesting date, in various installments through 2025 that are intended to approximate the vesting schedule of his forfeited equity and (vii) a sign-on performance equity award of 3,500,000 performance RSUs to compensate Mr. Peker for time-based equity awards forfeited from his former employer. The sign-on performance equity award will vest, subject to Mr. Peker’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). Mr. Peker will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.
The Peker Employment Agreement provides that in the event of a termination without “Cause”, or a resignation for “Good Reason” (both as defined in the Peker Employment Agreement) not in connection with a change in control, and conditional on Mr. Peker signing a general release of claims and complying with certain restrictive covenants, Mr. Peker will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Peker is terminated without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.The foregoing summary of the Peker Employment Agreement is not complete and is qualified in its entirety by the Peker Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.There are no family relationships between Mr. Peker and any of the Company’s directors or executive officers, and no arrangements or understandings between Mr. Peker and any other person pursuant to which he was selected as an officer. A copy of the press release issued by the Company on March 15, 2022 announcing the Company’s leadership transition is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
10.1	Separation and Release Agreement, dated March 14, 2022, between Michael Bor and CarLotz, Inc.

10.2	Employment Agreement, dated March 12, 2022, between Lev Peker and CarLotz, Inc.

99.1	Press release dated March 15, 2022

99.2	Press release dated March 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: March 15, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel

ANNEX I
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
611 Bainbridge Street, Suite 100
Richmond, Virginia 23224
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 728-3833
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CarLotz, Inc. (the “Company”) has appointed Ozan Kaya as the Company’s President effective as of April 25, 2022 (the “Start Date”) and Eugene Kovshilovsky as the Company’s Chief Technology Officer, effective as of April 17, 2022.
Mr. Kaya age 41, will become the Company’s President, effective as of April 25, 2022. Prior to joining the Company, Mr. Kaya served as Chief Financial Officer from January 2017 to July 2021 and Chief Operating Officer from January 2020 to July 2021 of ShopRunner, a members-only e-commerce platform. Prior to that, he was Chief Financial Officer at Kapow, a leading online platform for companies to book events across the United States, from May 2015 to December 2016. Mr. Kaya holds a BS degree in Engineering from The Ohio State University.
Mr. Kovshilovsky age 40, will become the Company’s Chief Technology Officer, effective as of April 17, 2022. Prior to joining the Company, Mr. Kovshilovsky served as Senior Vice President of Software Engineering at CarParts.com, an online provider of automotive parts, from August 2019 to April 2022. Prior to that, he was Vice President of Engineering at EnterpriseAlumni, an alumni and retiree management platform, from June 2017 to August 2019. Earlier in his career, he served as Director of Engineering of Media Temple, a GoDaddy Company, a web hosting company, from March 2015 to June 2017. He holds a BS in Computer Science from California State University, Los Angeles.
On March 25, 2022, John Foley notified the Board of Directors of the Company (the “Board”) of his intention to resign his position as Chief Operating Officer of the Company effective April 8, 2022.
The Board has announced that Daniel Valerian will cease to be the Company’s Chief Technology Officer, effective April 15, 2022. In connection with Mr. Valerian’s separation, he entered into a separation and release agreement with the Company, which provides for separation benefits consistent with his employment agreement, as well as a consulting arrangement for up to one year.
The Company and Mr. Kaya have entered into an employment agreement, dated March 19 2022, (the “Kaya Employment Agreement”), effective as of the Start Date. The Kaya Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Kaya Employment Agreement, Mr. Kaya will receive: (i) an annual base salary of $440,000, (ii) a sign-on bonus of $440,000, subject to Mr. Kaya’s continued employment through the first anniversary of the Start Date, (iii) a first-year annual bonus with a target value of $440,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value of 100% of Mr. Kaya’s annual base salary and a maximum value of 200% of Mr. Kaya’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a sign-on time based equity award of 1,100,000 RSUs, vesting, subject to Mr. Kaya’s continued employment through the applicable vesting date, in equal annual installments over four years, and (vi) a sign-on performance equity award of 1,100,000 performance RSUs. The sign-on performance equity award will vest, subject to Mr. Kaya’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). The sign-on time based equity award and sign-on performance equity award are in lieu of any other equity grant to Mr. Kaya in fiscal year 2022. Mr. Kaya will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.
The Kaya Employment Agreement provides that in the event of a termination of Mr. Kaya’s employment by the Company without “Cause”, or a resignation by Mr. Kaya for “Good Reason” (both as defined in the Kaya Employment Agreement) not in connection with a change in control, and conditional on Mr. Kaya signing a general release of claims and complying with certain restrictive covenants, Mr. Kaya will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Kaya’s employment is terminated by the Company without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.
The foregoing summary of the Kaya Employment Agreement is not complete and is qualified in its entirety by the Kaya Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
There are no family relationships between Mr. Ozan and any of the Company’s directors or executive officers, and no arrangements or understandings between Mr. Ozan and any other person pursuant to which Mr. Ozan was selected as an officer.
A copy of the press release issued by the Company on March 31, 2022 announcing the Company’s appointments of Mr. Kaya and Mr. Kovshilovsky is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
10.1	Employment Agreement, dated March 19, 2022, between Ozan Kaya and CarLotz, Inc.

99.1	Press release dated March 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: March 31, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel

ANNEX J
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
611 Bainbridge Street, Suite 100
Richmond, Virginia 23224
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 728-3833
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2022, as disclosed in the Form 8-K filed with the Securities and Exchange Commission on March 31, 2022, John Foley notified the Board of Directors (the “Board”) of CarLotz, Inc, (the “Company”) of his intention to resign his position as Chief Operating Officer of the Company effective April 8, 2022 (the “Separation Date”). In connection with Mr. Foley’s separation, Mr. Foley entered into a separation and release agreement with the Company (the “Foley Separation Agreement”), pursuant to which he agreed to release any potential claims he may have against the Company, forfeit for no consideration 15% of his vested Company stock options, and be bound by a two-year lock-up with respect to the shares of Company common stock he holds and underlying the equity awards he holds. In exchange for such agreements, the Company agreed that Mr. Foley may serve as the Chief Operating Officer of Gettacar L.L.C. (“Gettacar”) so long as Gettacar does not engage in the automotive consignment business, notwithstanding the non-competition provisions in the Loyalty Agreement, dated December 11, 2020, entered into between the Company and Mr. Foley. The restrictive covenants in the Loyalty Agreement, including the non-competition covenant, will otherwise remain in effect pursuant to their terms.
The foregoing summary of the Foley Separation Agreement is not complete and is qualified in its entirety by the Foley Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
10.1	Separation and Release Agreement, dated April 8, 2022, between John Foley and CarLotz, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: April 11, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel

ANNEX K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a)	The annual meeting of stockholders of CarLotz, Inc. (the “Company”) was held on June 2, 2022 (the “Annual Meeting”).
(b)	At the Annual Meeting, the stockholders:
•
Elected two Class 2 directors, each to serve for a three-year term until the 2025 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; and

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
The following are the final voting results for each of the two items votes on at the Annual Meeting.
1. Election of Directors:
NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Steven G. Carrel	51,888,175	3,022,152	24,074,794
James E. Skinner	41,626,023	13,284,304	24,074,794
2. Ratification of Appointment of Deloitte & Touche LLP:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
77,949,437	399,123	636,561
(c)	Not applicable.
(d)	Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: June 6, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel

ANNEX L
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 7, 2022, CarLotz, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).
In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided a period of 180 calendar days, or until December 5, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).
If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would need to transfer the listing of the Common Stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Requirement. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and will need to provide written notice to the Staff of its intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Staff will make a determination of whether it believes the Company will be able to cure this deficiency.
Should the Staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit an application for transfer to the Nasdaq Capital Market or notify the Staff of its intention to cure the deficiency, the Staff will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.
The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement, which could include seeking to effect a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: June 10, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel

ANNEX M
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On June 21, 2022, CarLotz, Inc. (the “Company,” “CarLotz,” “we” or “us”) announced the closure of 11 dealership stores, or “hubs,” as part of a strategic review of the business, with cash preservation and future profitable growth as key determining factors. The Company is closing these 11 hubs for retail sales on June 21, 2022 with all hub closing activities to be completed by July 8, 2022. In addition, three locations with executed leases will not be opened. The hub closures will result in an estimated workforce reduction of 25% to 30%.
The following hubs are being closed: Atlanta – Lilburn, GA; Bakersfield, CA; Clearwater, FL; Highland Park, IL; Merritt Island, FL; Mobile, AL; Nashville – Madison, TN; Plano, TX; San Antonio, TX; Seattle – Lynnwood, WA; and St. Louis – O’Fallon, IL.
The Company expects to incur charges related to the workforce reduction and hub closures. As a result of the workforce reduction and hub closures, we expect to incur 1) one-time severance costs of $500,000 to $600,000, 2) one-time non-cash charges of $2 million to $5 million associated with the impairment of lease assets, and 3) one-time non-cash charges of $5 million to $6 million associated with the impairment of other fixed assets. The Company has not yet completed its analysis of additional charges associated with implementation of the workforce reduction and hub closures, and therefore is not able to make a good faith determination of an estimate of the amount, or range of amounts, of any additional charges such as contract termination costs. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates of such charges, if any.
The charges that the Company expects to incur are subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above.
The Company will continue to evaluate its business plan as necessary to address trends in the marketplace and macroeconomic factors.
Item 2.06	Material Impairments.
To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.
Item 7.01.	Regulation FD Disclosure.
On June 21, 2022, the Company issued a press release related to hub closures that will result in workforce reduction. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of our management team. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Such statements, including statements regarding our ability to: manage our business through and following the COVID-19 pandemic and the related semi-conductor chip and labor shortages, including to achieve the anticipated benefits from the announced closure of 11 of our hub locations and our estimate of the associated costs and charges; achieve revenue growth and profitability in the future; innovate and expand our technological capabilities; effectively optimize our reconditioning operations; grow existing vehicle sourcing accounts and key vehicle channels; add new corporate vehicle sourcing accounts and increase consumer sourcing; have sufficient and suitable inventory for resale; increase our service offerings and price optimization; effectively promote our brand and increase brand awareness; expand our product offerings and introduce additional products and services; improve future operating and financial results; acquire and protect intellectual property; attract, train and retain key personnel, including sales and customer service personnel; acquire and integrate other companies and technologies; remediate material weaknesses in internal control over financial reporting; comply with laws and regulations applicable to our business; successfully defend litigation; and successfully deploy the proceeds from the merger pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc., a wholly owned subsidiary of CarLotz, Inc., and CarLotz Group, Inc. (f/k/a CarLotz, Inc.) (“Former CarLotz”), pursuant to which Acamar Partners Sub, Inc. merged with and into Former CarLotz, with Former CarLotz surviving as the surviving company and as a wholly owned subsidiary of CarLotz, Inc. (the “Merger”), are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results or other outcomes to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022 and Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022, and those described from time to time in our future reports filed with the SEC. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this Current Report are made as of the date on which they are made and we do not undertake to update our forward-looking statements.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
99.1	Press release dated June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: June 21, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

ANNEX N
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2022, Sarah M. Kauss tendered her resignation from the board of directors (the “Board”) of CarLotz, Inc. (the “Company”), effective July 1, 2022. Ms. Kauss has served on the Board since January 2021. Ms. Kauss’ resignation was not the result of any disagreement between Ms. Kauss and the Company, its management, Board or any committee thereof, or with respect to any matter relating to the Company’s operation, policies or practices.
On July 1, 2022, the Board appointed Nanxi Liu as a director to fill the vacancy created by the resignation of Ms. Kauss, with effect on July 1, 2022. Ms. Liu will serve as a Class III Director, and as such will serve until the Company’s 2023 Annual General Meeting of Stockholders and until her successor is duly elected and qualified, or until her services cease sooner in the event of her earlier death, resignation, or removal.
There is no arrangement or understanding between Ms. Liu, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Liu was selected as a director, and there are no related party transactions involving Ms. Liu that are reportable under Item 404(a) of Regulation S-K. The Board determined that Ms. Liu is independent within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and the listing standards of the Nasdaq Global Market.
Ms. Liu will receive compensation for her service on the Board in accordance with the Board’s Amended and Restated CarLotz, Inc. Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), as described in the definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders, filed with the SEC on April 29, 2022.
The Company has entered into its standard form of indemnification agreement with Ms. Liu.
Item 7.01 Regulation FD Disclosure.
On July 5, 2022, the Company issued a press release related to the changes to the composition of the Board. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
99.1	Press release dated July 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: July 5, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

ANNEX O
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.
On August 9, 2022, CarLotz, Inc. issued a press release announcing its financial results for the fiscal quarter ended June 30, 2022. The press release dated August 9, 2022 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 8.01	Other Events.
On August 9, 2022, CarLotz, Inc., a Delaware corporation (“CarLotz”), Shift Technologies, Inc., a Delaware corporation (“Shift”), and Shift Remarketing Operations, Inc., a Delaware corporation and direct wholly owned subsidiary of Shift (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will be merged with and into CarLotz, with CarLotz continuing as the surviving corporation and as a direct wholly owned subsidiary of Shift (the “Merger”). On August 9, 2022, CarLotz and Shift issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.
Important Additional Information
In connection with the proposed transaction, Shift Technologies, Inc. (“Shift”) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), that will include a joint proxy statement of Shift and CarLotz, that also constitutes a prospectus of Shift (the “joint proxy statement/prospectus”). Security holders of Shift and CarLotz are urged to carefully read the entire registration statement and joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available, because they will contain important information. A definitive joint proxy statement/prospectus will be sent to Shift’s shareholders and to CarLotz’s shareholders. Security holders will be able to obtain the registration statement and the joint proxy statement/prospectus from the SEC’s website or from Shift or CarLotz as described in the paragraph below.
The documents filed by Shift with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Shift by requesting them by mail at 290 Division Street, Suite 400, San Francisco, California. The documents filed by CarLotz with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CarLotz by requesting them by mail at 3301 W. Moore St., Richmond, Virginia 23230.
Participants in the Solicitation
Shift, CarLotz and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of CarLotz is set forth in the definitive proxy statement for CarLotz’s 2022 annual meeting of stockholders, as previously filed with the SEC on April 29, 2022 and in CarLotz’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022, as supplemented by CarLotz subsequent filings with the SEC. Information about the directors and executive officers of Shift and their ownership of Shift shares is set forth in the definitive proxy statement for Shift’s 2022 annual meeting of stockholders, as previously filed with the SEC on June 26, 2022. Free copies of these documents may be obtained as described in the paragraph above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Forward-Looking Statements
This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Shift’s and CarLotz’s experience and results may differ materially from the experience and results anticipated in such statements. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s and CarLotz’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of Shift or CarLotz for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Shift or CarLotz; (5) the ability of Shift and CarLotz to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; (10) legislative, regulatory and economic developments; and (11) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift or CarLotz. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Shift nor CarLotz undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
99.1	Press Release dated August 9, 2022
99.2	Joint Press Release dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: August 9, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

ANNEX P
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Merger Agreement
On August 9, 2022, S CarLotz, Inc., a Delaware corporation (“CarLotz”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shift Technologies, Inc., a Delaware corporation (“Shift”), and Shift Remarketing Operations, Inc., a Delaware corporation and direct wholly owned subsidiary of Shift (“Merger Sub”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will be merged with and into CarLotz, with CarLotz continuing as the surviving corporation and as a direct wholly owned subsidiary of Shift (the “Merger”). The Merger Agreement and the transactions contemplated thereby (including the Merger, the “Contemplated Transactions”) have been unanimously approved by each of the board of directors of Shift (the “Shift Board”) and the board of directors of CarLotz (the “CarLotz Board”).
Consideration to CarLotz Shareholders
The Merger Agreement provides that, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.0001 per share, of CarLotz (“CarLotz common stock”) (other than CarLotz common stock owned or held in treasury by CarLotz, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of Shift common stock as determined by the Exchange Ratio (the “Merger Consideration”), rounded up to the nearest whole share for any fractional shares of Shift common stock that would be issued to any stockholder resulting from the calculation. The “Exchange Ratio” is equal to 0.692158; provided, however, that as of immediately prior to the Effective Time the Exchange Ratio will be adjusted to a ratio equal to (i) the product of (A) the number of issued and outstanding shares of Shift common stock immediately prior to the Effective Time and (B) 99.99%, divided by (ii) the number of shares of CarLotz common stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to CarLotz common stock basis (but excluding (1) any Earnout Shares or Earnout Acquiror RSUs (each as defined below), (2) any CarLotz warrants, (3) any options to purchase CarLotz common stock that have an exercise price higher than the implied price per share of CarLotz common stock, determined at the Effective Time based on the Exchange Ratio, and (4) any performance-based restricted stock unit award that will be terminated as of the Effective Time, in each case as described in more detail in the Merger Agreement), subject to the terms and conditions set forth in the Merger Agreement. Shift stockholders will continue to own their existing shares of Shift common stock.
Treatment of CarLotz Equity Awards, Earnout Shares and Warrants
At the Effective Time, (i) each vested time-based and performance-based restricted stock unit award (including any such awards that vest at the Effective Time) will be converted into the right to receive the Merger Consideration in respect of each underlying share of CarLotz common stock, less applicable tax withholding, and (ii) each other restricted stock unit award will be assumed and converted into an award relating to Shift common stock, with appropriate adjustments to the numbers of shares and share price thresholds to reflect the Exchange Ratio, in each case in accordance with the terms set forth the Merger Agreement. In addition, at the Effective Time each option to purchase CarLotz common stock and warrant to purchase CarLotz common stock will be assumed and converted into an option or warrant, as the case may be, to purchase Shift common stock, in each case with appropriate adjustments to the numbers of shares and exercise prices to reflect the Exchange Ratio, in accordance with the terms set forth in the Merger Agreement.
Additionally, each Earnout Share and Earnout Acquiror RSU (each as defined in the SPAC Merger Agreement) outstanding as of the Effective Time will be assumed and converted into a right to acquire shares of Shift common stock, with appropriate adjustments to the number of shares and share price thresholds to reflect the Exchange Ratio; provided, however, in the event the Contemplated Transactions constitute an Acceleration Event (as defined in the SPAC Merger Agreement), the terms and conditions set forth in the SPAC Merger Agreement will apply and such Earnout Shares and Earnout Acquiror RSUs will be converted into the right to receive the Merger Consideration in respect of each underlying share of CarLotz common stock, less applicable tax withholding. The “SPAC Merger Agreement” means that certain Agreement and Plan of Merger dated as of October 21, 2020, by and among CarLotz, Inc. (f/k/a Acamar Partners Acquisition Corp.), Acamar Partners Sub, Inc. and CarLotz Group, Inc. (f/k/a CarLotz, Inc.), as amended.

Board of Directors of Shift
Pursuant to the Merger Agreement, Shift and CarLotz have agreed that, prior to the closing of the Merger, Shift will take all necessary action so that immediately following the Effective Time (i) the size of the Shift Board will be increased by one director (to a total of ten directors) and (ii) the Shift Board will be composed of five current directors of the Shift Board designated by Shift (the “Designated Shift Directors”), three current directors of the CarLotz board designated by CarLotz (the “Designated CarLotz Directors”), the Chief Executive Officer of Shift as of the Effective Time and one independent director to be mutually agreed upon by Shift and CarLotz.
Conditions to the Merger
The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) a registration statement on Form S-4 to be filed in connection with the Merger shall be effective; (ii) the receipt of the required approvals from Shift’s stockholders and CarLotz’s stockholders, as applicable; (iii) to the extent applicable, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the absence of any court order or regulatory injunction preventing the consummation of the Merger; (v) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (vi) compliance by each party in all material respects with its covenants; (vii) since the date of the Merger Agreement, there shall not have occurred a material adverse effect with respect to either party, as such term is defined in the Merger Agreement; (viii) the authorization for listing of shares of Shift common stock to be issued in connection with the Merger; and (ix) the receipt of a certificate from the other party certifying the satisfaction of certain closing conditions. In addition, the consummation of the Merger is subject to the satisfaction or waiver of certain minimum cash conditions, whereby immediately prior to the Effective Time each of Shift and CarLotz must have an aggregate amount of cash, cash equivalents and marketable investments, less its aggregate indebtedness outstanding pursuant to its respective floorplan arrangement, and plus certain other amounts to the extent paid prior to or at Closing (in each case as further detailed in the Merger Agreement) in an aggregate amount equal to or greater than the following:
Closing Date	Shift Minimum Cash Amount	CarLotz Minimum Cash Amount
During 2022	$(10,416,596)	$58,330,299
During January 2023	$(15,416,596)	$53,330,299
During February 2023	$(20,416,596)	$48,330,299
During March 2023	$(25,416,596)	$43,330,299
During April 2023	$(30,416,596)	$38,330,299
During May 2023	$(35,416,596)	$33,330,299
Each party’s respective minimum cash amount would decrease by $5,000,000 with each additional month in which Closing occurs after May 31, 2023. For the avoidance of doubt, each party’s minimum cash amount is not, and should not be interpreted as, guidance for actual results with respect to such party.
Representations, Warranties and Covenants
The Merger Agreement contains customary representations and warranties of Shift, Merger Sub and CarLotz relating to, among other things, their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary covenants of Shift, Merger Sub and CarLotz, including covenants regarding the conduct of their respective businesses during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters. In addition, each of Shift and CarLotz is required, among other things, not to solicit an alternative acquisition proposal and, subject to certain exceptions, not to engage in discussions or negotiations regarding an alternative acquisition proposal.
Termination
The Merger Agreement may be terminated and the Merger and the other Contemplated Transactions may be abandoned at any time before the Closing by mutual written consent of Shift and CarLotz. In addition, either Shift or CarLotz may terminate the Merger Agreement if: (i) the consummation of the Merger does not occur on or before February 9, 2023 (the “Outside Date”), subject to extension for 90 days for the sole purpose of obtaining any required antitrust approvals (to the extent applicable); (ii) a governmental authority issues a final, non-appealable order, injunction, decree or ruling that restrains, enjoins or otherwise prohibits the consummation of the Merger; or (iii) if Shift and/or CarLotz does not obtain the required approvals at the meeting of their respective stockholders, subject to certain exceptions set forth in the Merger Agreement.
Further, subject to the terms and conditions of the Merger Agreement, each of Shift and CarLotz may terminate the Merger Agreement in the event that, prior to other party obtaining the required approvals of its respective stockholders, (i) the other party’s board of directors (A) withdraws or modifies its recommendation to its stockholders in connection with the Merger in a manner adverse to the terminating party, (B) causes or permits any subsidiary to executive an alternative acquisition agreement, or (C) resolves, agrees or publicly proposes to, or permits a subsidiary to resolve, agree or publicly propose to, take any of the actions set forth in clauses (A) and (B), (ii) the other party fails to include its board of directors’ unanimous recommendation in the joint proxy statement, (iii) a tender or exchange offer relating to the shares of the other party’s common stock shall have commenced and the other party shall not have sent to its stockholders within ten business days a statement recommending the rejection of such offer and reaffirming its board of directors’ unanimous recommendation with respect to the Contemplated Transactions, (iv) the other party’s board of directors (or committee thereof) shall, or publicly propose to, recommend, adopt or approve an alternative acquisition proposal, or (v) the other party or its subsidiaries shall have materially breached their non-solicitation or certain other obligations in the Merger Agreement (each of clauses (i) through (v), a “Triggering Event”). In addition, subject to the terms and conditions of the Merger Agreement, each of Shift and CarLotz may terminate the Merger Agreement in the event that (i) the other party has breached, failed to perform or violated their respective covenants or agreements under the Merger Agreement or any of its respective representations and warranties set forth in the Merger Agreement will have become inaccurate, in each case, in a manner that would give rise to the failure of certain closing conditions, as set forth in the Merger Agreement, and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the applicable time set forth in the Merger Agreement; or (ii) prior to the other party obtaining the required approvals of its respective stockholders, in order to enter into a definitive agreement relating to a superior offer, as described in the Merger Agreement, provided that the terminating party must pay the applicable termination fee described below.
Termination Fees; Expense Reimbursement Fees
Shift will be required to pay CarLotz a termination fee equal to $4.25 million in the event (i) (A) the Merger Agreement is terminated because Shift’s stockholders do not approve the issuance of Merger Consideration shares, (B) an alternative acquisition proposal with respect to Shift was publicly known or made and not publicly withdrawn at least two business days prior to Shift’s stockholder meeting, and (C) within twelve months of such termination, Shift enters into a definitive agreement relating to an alternative acquisition transaction, or (ii) the Merger Agreement is terminated (A) by CarLotz due to a Triggering Event with respect to Shift, (B) by Shift at any time in which CarLotz has the right to terminate the Merger Agreement due to a Triggering Event with respect to Shift, or (C) by Shift in order to accept a superior offer, in accordance with the terms set forth in the Merger Agreement. In addition, if the Merger Agreement is terminated pursuant to clause (i)(A), Shift will be required to pay CarLotz certain transaction expenses in an amount not to exceed $1.21 million (with such expense reimbursement amount being credited against the termination fee, if payable pursuant to clause (i)).
CarLotz will be required to pay Shift a termination fee equal to $4.25 million in the event (i) (A) the Merger Agreement is terminated because CarLotz’s stockholders do not approve the Merger Agreement and Contemplated Transactions, (B) an alternative acquisition proposal with respect to CarLotz was publicly known or made and not publicly withdrawn at least two business days prior to CarLotz’s stockholder meeting, and (C) within twelve months of such termination, CarLotz enters into a definitive agreement relating to an alternative acquisition transaction, or (ii) the Merger Agreement is terminated (A) by Shift due to a Triggering Event with respect to CarLotz, (B) by CarLotz at any time in which Shift has the right to terminate the Merger Agreement due to a Triggering Event with respect to CarLotz, or (C) by CarLotz in order to accept a superior offer, in accordance with the terms set forth in the Merger Agreement. In addition, if the Merger Agreement is terminated pursuant to clause (i)(A), CarLotz will be required to pay Shift certain transaction expenses in an amount not to exceed $1.21 million (with such expense reimbursement amount being credited against the termination fee, if payable pursuant to clause (i)).
In no event will either party be entitled to receive more than one termination fee.

Reverse Stock Split
Shift is permitted, at its sole election, to include a proposal at its special meeting of stockholders to amend its Second Amended and Restated Certificate of Incorporation to authorize the Shift Board to effect, following the closing of the Merger, a reverse stock split of all outstanding shares of Shift common stock at a reverse stock split ratio determined by Shift (the “Shift Reverse Stock Split”).
Other Matters
The foregoing description of the Merger Agreement and the Contemplated Transactions (including the Merger) is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about CarLotz. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CarLotz’s public disclosures.
Voting Agreements
On August 9, 2022, in connection with the execution of the Merger Agreement, (i) certain Shift stockholders entered into a Voting and Support Agreement with Shift and CarLotz (the “Shift Voting Agreement”) and (ii) certain CarLotz stockholders entered into a Voting and Support Agreement with Shift and CarLotz (the “CarLotz Voting Agreement” and together with the Shift Voting Agreement, the “Voting Agreements”).
Pursuant to each Voting Agreement, the stockholders party thereto have agreed, among other things, to vote or cause to be voted all beneficially owned securities of Shift or CarLotz, as applicable, at every meeting of the stockholders of Shift or CarLotz, as applicable, (i) with respect to CarLotz stockholders, in favor of (A) the Merger Agreement and the Contemplated Transactions (including the Merger) and (B) any proposal to adjourn or postpone such meeting of stockholders to a later date or dates as necessary, (ii) with respect to Shift stockholders, in favor of (A) the issuance of shares of Shift common stock in connection with the Merger pursuant to the Merger Agreement, (B) if so elected by Shift, an amendment to Shift’s certificate of incorporation to authorize the Shift Board to effect, following the closing of the Merger, the Shift Reverse Stock Split, and (C) any proposal to adjourn or postpone such meeting of stockholders to a later date or dates as necessary, and (iii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Shift’s or CarLotz’s closing conditions under the Merger Agreement, as applicable, or change in any manner the voting rights of any class of shares of Shift or CarLotz, as applicable. In addition, such stockholders have agreed to certain transfer restrictions prior to the earlier of the applicable meeting of stockholders, the closing of the Merger, the termination of the Merger Agreement, the Outside Date, or the adoption of an amendment of the Merger Agreement without such stockholder’s consent with respect to certain specified changes.
The foregoing description of the Voting Agreements is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, forms of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.
Amended and Restated Sponsor Letter Agreement
On August 9, 2022, in connection with the execution of the Merger Agreement, Acamar Partners Sponsor I LLC (“CarLotz Sponsor”) entered into a Letter Agreement with Shift, CarLotz and CarLotz Group, Inc. (the “A&R

Sponsor Letter Agreement”). The A&R Sponsor Letter Agreement amends and restates that certain Letter Agreement dated as of October 21, 2020, by and among CarLotz Sponsor, CarLotz and CarLotz Group, Inc. (the “Prior Sponsor Letter Agreement”).
Pursuant to the A&R Sponsor Letter Agreement, CarLotz Sponsor agrees to not transfer shares of Shift common stock received as Merger Consideration at the Effective Time in exchange for 3,819,665 shares of CarLotz common stock subject to transfer restrictions set forth in the Prior Sponsor Letter Agreement (such shares, the “Sponsor Shares”) until:
(i)
with respect to 50% of such Sponsor Shares, the date on which the closing trading price of Shift common stock has been greater than a per-share amount equal to $12.50, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting Shift common stock) over any twenty (20) trading days within any thirty (30) trading day period from the closing of the Merger; and

(ii)
with respect to 50% of such Sponsor Shares, the date on which the closing trading price of Shift common stock has been greater than a per-share amount equal to $15.00, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting Shift common stock) over any twenty (20) trading days within any thirty (30) trading day period from the closing of the Merger.

If any condition set forth in clause (i) or (ii) above is not met on or prior to the first business day following January 21, 2026, the Sponsor Shares subject to such condition(s) will be forfeited and transferred to Shift by CarLotz Sponsor without any consideration.
The A&R Sponsor Letter Agreement will terminate in the event that the Merger Agreement is terminated.
The foregoing description of the A&R Sponsor Letter Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
Important Additional Information
In connection with the proposed transaction, Shift Technologies, Inc. (“Shift”) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), that will include a joint proxy statement of Shift and CarLotz, that also constitutes a prospectus of Shift (the “joint proxy statement/prospectus”). Security holders of Shift and CarLotz are urged to carefully read the entire registration statement and joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available, because they will contain important information. A definitive joint proxy statement/prospectus will be sent to Shift’s shareholders and to CarLotz’s shareholders. Security holders will be able to obtain the registration statement and the joint proxy statement/prospectus from the SEC’s website or from Shift or CarLotz as described in the paragraph below.
The documents filed by Shift with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Shift by requesting them by mail at 290 Division Street, Suite 400, San Francisco, California. The documents filed by CarLotz with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CarLotz by requesting them by mail at 3301 W. Moore St., Richmond, Virginia 23230.
Participants in the Solicitation
Shift, CarLotz and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of CarLotz is set forth in the definitive proxy statement for CarLotz’s 2022 annual meeting of stockholders, as previously filed with the SEC on April 29, 2022 and in CarLotz’s Annual Report on Form

10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022, as supplemented by CarLotz subsequent filings with the SEC. Information about the directors and executive officers of Shift and their ownership of Shift shares is set forth in the definitive proxy statement for Shift’s 2022 annual meeting of stockholders, as previously filed with the SEC on June 26, 2022. Free copies of these documents may be obtained as described in the paragraph above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Forward-Looking Statements
This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Shift’s and CarLotz’s experience and results may differ materially from the experience and results anticipated in such statements. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s and CarLotz’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of Shift or CarLotz for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Shift or CarLotz; (5) the ability of Shift and CarLotz to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; (10) legislative, regulatory and economic developments; and (11) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift or CarLotz. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Shift nor CarLotz undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX
Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger dated August 9, 2022, by and among Shift Technologies, Inc., Shift Remarketing Operations, Inc. and CarLotz, Inc. †

10.1	Form of Voting and Support Agreement among Shift Technologies, Inc., CarLotz, Inc., and certain shareholders of Shift Technologies, Inc.

10.2	Form of Voting and Support Agreement, among Shift Technologies, Inc., CarLotz, Inc., and certain shareholders of CarLotz, Inc.

10.3	Amended and Restated Sponsor Letter Agreement, dated August 9,2022, by and among Shift Technologies, Inc., Carlotz, Inc. and Acamar Partners Sponsor I LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†
Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CarLotz agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: August 12, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

ANNEX Q
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On September 28, 2022, CarLotz, Inc. (the “Company”) received notice (the “Notice”) from the Lender (as defined below) pursuant to the Inventory Financing and Security Agreement, dated March 10, 2021 (as amended and supplemented from time to time, the “Ally Facility”) by and among the Company, Ally Bank, a Utah chartered state bank (“Ally Bank”), and Ally Financial Inc., a Delaware corporation (“Ally” and, together with Ally Bank, the “Lender”) that, effective October 1, 2022, the maximum available credit line under the Ally Facility would be reduced from $40 million to $25 million.
The Lender also provided notice that the current financial covenant under the Ally Facility that requires the Company to maintain at least 10% of the maximum available credit line in cash and cash equivalents and at least 10% of the maximum available credit line on deposit with Ally Bank would be revised to replace 10% of the maximum available credit line with $4 million, so long as the amount borrowed under the Ally Facility remains under $20 million, with such minimum amount to be increased to $5 million if the amount borrowed under the Ally Facility at any time exceeds $20 million. The Notice stated that a revised agreement with respect to the revisions discussed in this paragraph would be forthcoming from the Lender in the coming days for the Company to execute. As of September 28, 2022, we had total outstanding debt of $5.2 million under the Ally Facility.
The Notice further stated the Lender’s understanding that the Company’s previously announced business combination with Shift Technologies, Inc. is expected to close in late 2022 and that, should the business combination not occur by December 31, 2022, the Lender asks that the Company provide a business plan to Lender, no later than January 10, 2023, or within 10 days of the announced dissolution of business combination discussions, at which time the Lender will revisit the facility arrangement and communicate additional go forward plans at that time.
Notwithstanding the foregoing, the Ally Facility is expressly subject to the terms of the agreements under which they were extended and may be modified, suspended or terminated at the Lender’s election, as set forth in the agreements, which are filed as Exhibits 10.22, 10.22.1 and 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: September 30, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

ANNEX R
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 5, 2022, CarLotz, Inc. (the “Company”) entered into a Credit Balance Agreement (the “RBCA”) with Ally Bank, a Utah chartered state bank (“Ally Bank”), and Ally Financial Inc., a Delaware corporation (“Ally” and, together with Ally Bank, the “Lender”), with respect to the Inventory Financing and Security Agreement, dated March 10, 2021 (as amended and supplemented from time to time, the “Ally Facility”) by and among the Company and the Lender.
The RBCA replaces the prior financial covenant under the Ally Facility that required the Company to maintain at least 10% of the maximum available credit line in cash and cash equivalents and at least 10% of the maximum available credit line on deposit with Ally Bank with a minimum requirement of $4 million, so long as the amount borrowed under the Ally Facility remains under $20 million, with such minimum amount to be increased to $5 million if the amount borrowed under the Ally Facility at any time exceeds $20 million. As of October 5, 2022, we had total outstanding debt of $4.7 million under the Ally Facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CARLOTZ, INC.

Dated: October 11, 2022	By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

carlotz

3301 W. MOORE ST.
RICHMOND, VIRGINIA 23230

SCAN TO
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D91640-S54142 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARLOTZ, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:	**For**	**Against**	**Abstain**
1. Adoption of the Agreement and Plan of Merger, dated as of August 9, 2022, by and among Shift Technologies, Inc., Shift Remarketing Operations, Inc. and CarLotz, Inc. (the “Merger Agreement”).	☐	☐	☐
2. Approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes to adopt the Merger Agreement have not been obtained by CarLotz, Inc.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D91641-S54142

CARLOTZ, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 7, 2022 11:00 A.M. EASTERN TIME

The stockholder(s) hereby appoint(s) Lev Peker and Tom Stoltz, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CarLotz, Inc. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders of CarLotz, Inc. to be held at 11:00 a.m. Eastern Time on December 7, 2022 and any adjournment or postponement thereof. The special meeting of stockholders is to be held virtually at: www.virtualshareholdermeeting.com/LOTZ2022SM.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE